PROSPECTUS SUPPLEMENT
FILED PURSUANT TO RULE 424b5
REGISTRATION STATEMENT NO.: 333-131262

PROSPECTUS SUPPLEMENT
(To accompany prospectus dated October 19, 2006)

$3,300,446,000 (Approximate)

(Offered Certificates)

Wachovia Bank Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates

Series 2007-C33

(Issuing Entity)

Wachovia Commercial Mortgage Securities, Inc.

(Depositor)

Wachovia Bank, National Association
Barclays Capital Real Estate Inc.
Nomura Credit & Capital, Inc.
Artesia Mortgage Capital Corporation

(Sponsors)

You should carefully consider the risk factors beginning on page S-55 of this prospectus supplement and on page 14 of the accompanying prospectus.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the issuing entity only. They will not represent obligations of the sponsors, the depositor, any of their respective affiliates or any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated October 19, 2006.
The trust fund:

•	As of August 1, 2007, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $3.602,123,586.

•	The trust fund will consist of a pool of 166 fixed rate mortgage loans.

•	The mortgage loans are secured by first liens on commercial and multifamily properties.

•	All of the mortgage loans were originated or acquired by Wachovia Bank, National Association, Barclays Capital Real Estate Inc., Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation.
The certificates:

•	The trust fund will issue 29 classes of certificates.

•	Only the 15 classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus. Distributions on the certificates will occur on a monthly basis, commencing in September 2007.

•	The only credit support for any class of offered certificates will consist of the subordination of the classes of certificates, if any, having a lower payment priority.

Class	Original Certificate Balance or Notional Amount(1)	Percentage of Cut-Off Date Pool Balance	Pass-Through Rate		Assumed Final Distribution Dates(2)	CUSIP No.	Expected Moody’s/S&P Rating(3)
Class A-1	$14,392,000	0.400%	5.483%		March 15, 2012	92978NAA2	Aaa/AAA
Class A-2	$392,072,000	10.884%	6.055	%(4)	July 15, 2012	92978NAB0	Aaa/AAA
Class A-3	$327,795,000	9.100%	6.100	%(5)	July 15, 2014	92978NAC8	Aaa/AAA
Class A-PB	$67,641,000	1.878%	6.100	%(5)	February 15, 2017	92978NAD6	Aaa/AAA
Class A-4	$998,844,000	27.729%	6.100	%(5)	July 15, 2017	92978NAE4	Aaa/AAA
Class A-5	$156,000,000	4.331%	6.100	%(5)	July 15, 2017	92978NAF1	Aaa/AAA
Class A-1A	$564,743,000	15.678%	6.100	%(5)	July 15, 2017	92978NAG9	Aaa/AAA
Class IO(6)	$3,602,123,586	N/A	0.040%		N/A	92978NAH7	Aaa/AAA
Class A-M	$360,212,000	10.000%	6.100	%(5)	July 15, 2017	92978NAJ3	Aaa/AAA
Class A-J	$247,646,000	6.875%	6.100	%(5)	July 15, 2017	92978NAK0	Aaa/AAA
Class B	$36,022,000	1.000%	6.100	%(5)	July 15, 2017	92978NAL8	Aa1/AA+
Class C	$40,523,000	1.125%	6.100	%(5)	July 15, 2017	92978NAM6	Aa2/AA
Class D	$36,022,000	1.000%	6.100	%(5)	July 15, 2017	92978NAN4	Aa3/AA−
Class E	$31,518,000	0.875%	6.100	%(5)	July 15, 2017	92978NAP9	A1/A+
Class F	$27,016,000	0.750%	6.100	%(5)	July 15, 2017	92978NAQ7	A2/A

(Footnotes explaining the table are on page S-3)

Neither the SEC nor any state securities commission has approved or disapproved the offered certificates or has determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is unlawful.

Wachovia Capital Markets, LLC and Barclays Capital Inc. are acting as co-lead managers for this offering. Wachovia Capital Markets, LLC is acting as sole bookrunner for this offering. Wachovia Capital Markets, LLC and Barclays Capital Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately 99.08% of the initial certificate balance of the offered certificates, plus accrued interest from August 1, 2007, before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about August 22, 2007.

WACHOVIA SECURITIES	Barclays Capital

August 10, 2007

Wachovia Bank Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates, Series 2007-C33

Geographic Overview of Mortgage Pool(1)

Washington
5 properties
$231,454,500
6.4% of total
Idaho
3 properties
$25,736,114
0.7% of total
Utah
3 properties
$22,349,805
0.6% of total
Missouri
5 properties
$214,527,000
6.0% of total
Iowa
1 property
$3,750,000
0.1% of total
Minnesota
4 properties
$25,781,157
0.7% of total
Wisconsin
4 properties
$6,369,964
0.2% of total
Indiana
8 properties
$16,572,398
0.5% of total
Pennsylvania
8 properties
$27,756,438
0.8% of total
New Hampshire
4 properties
$50,919,351
1.4% of total
Maine
1 property
$11,200,000
0.3% of total
Oregon
3 properties
$44,065,083
1.2% of total
Illinois
12 properties
$105,884,489
2.9% of total
Michigan
4 properties
$23,636,509
0.7% of total
New York
55 properties
$777,200,000
21.6% of total
Massachusetts
4 properties
$25,527,093
0.7% of total
Nevada
2 properties
$20,700,000
0.6% of total
Ohio
16 properties
$99,090,661
2.8% of total
Connecticut
1 property
$6,950,000
0.2% of total
New Jersey
2 properties
$33,530,000
0.9% of total
Northern California(2)
5 properties
$33,440,278
0.9% of total
Delaware
5 properties
$23,517,000
0.7% of total
California
34 properties
$317,587,184
8.8% of total
District of Columbia
1 property
$33,600,000
0.9% of total
Maryland
1 property
$7,662,000
0.2% of total
Southern California(2)
29 properties
$284,146,906
7.9% of total
Virginia
8 properties
$202,107,071
5.6% of total
West Virginia
1 property
$980,106
0.0% of total
North Carolina
10 properties
$57,054,154
1.6% of total
Arizona
8 properties
$79,145,009
2.2% of total
South Carolina
7 properties
$44,461,231
1.2% of total
Colorado
4 properties
$24,622,500
0.7% of total
New Mexico
2 properties
$27,159,500
0.8% of total
Arkansas
1 property
$2,946,065
0.1% of total
Alabama
8 properties
$37,399,513
1.0% of total
Georgia
20 properties
$183,450,275
5.1% of total
Oklahoma
2 properties
$2,210,379
0.1% of total
Texas
40 properties
$303,254,760
8.4% of total
Louisiana
3 properties
$15,728,516
0.4% of total
Mississippi
3 properties
$3,718,235
0.1% of total
Tennessee
8 properties
$40,430,220
1.1% of total
Florida
19 properties
$421,979,304
11.7% of total
>10.0% of Cut-Off Date Pool Balance
>5.0 - 10.0% of Cut-Off Date Pool Balance
>1.0 - 5.0% of Cut-Off Date Pool Balance
≤1.0% of Cut-Off Date Pool Balance

Mortgaged Properties by Property Type
Mobile Home Park 1.8%
Self Storage 0.9%
Mixed Use 2.7%
Land 0.3%
Industrial 8.6%
Retail 29.4%
Multifamily 14.1%
Hospitality 17.6%
Office 24.6%

Geographic Overview of Mortgaged Properties

666 Fifth Avenue, New York, NY

Residence
Inn
Marriott

ING Hospitality Pool, Various

Sawgrass Mills, Sunrise, FL

Ashford Hospitality Pool 6, Various

Independence Mall, Independence, MO

POTOMAC MILLS

Potomac Mills, Prince William, VA

Central/Eastern Industrial Pool, Various

Three Borough Pool, New York, NY

110 East 42nd Street, New York, NY

The Renaissance, New York, NY

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate as of the date of this document. If the descriptions of the offered certificates vary between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

•	SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

•	RISK FACTORS, commencing on page S-54 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption ‘‘INDEX OF DEFINED TERMS’’ beginning on page S-245 in this prospectus supplement.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

We do not intend this prospectus supplement and the accompanying prospectus to be an offer or solicitation:

•	if used in a jurisdiction in which such offer or solicitation is not authorized;

•	if the person making such offer or solicitation is not qualified to do so; or

•	if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)    to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)     in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

(Footnotes to table on the front cover)

(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)	The ‘‘Assumed Final Distribution Date’’ has been determined on the basis of the assumptions set forth in ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date: Rated Final Distribution Date’’ in this prospectus supplement and a 0% CPR (as defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement). The ‘‘Rated Final Distribution Date’’ is the distribution date to occur in February 2051. See ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date: Rated Final Distribution Date’’ and ‘‘RATINGS’’ in this prospectus supplement.
(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. and Moody’s Investors Service, Inc. See ‘‘RATINGS’’ in this prospectus supplement.
(4)	The pass-through rate applicable to the Class A-2 certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date minus 0.045%.
(5)	The pass-through rate applicable to each of the Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates for any distribution date will be equal to the applicable weighted average net mortgage rate calculated as described in this prospectus supplement for the related date.
(6)	The Class IO certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class IO certificates, as described in this prospectus supplement. The interest rate applicable to the Class IO certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

 Summary of Prospectus Supplement

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•	We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

•	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of 2 distinct loan groups, loan group 1 and loan group 2.

•	Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date (which is August 1, 2007, with respect to 33 mortgage loans, August 5, 2007, with respect to 2 mortgage loans, August 10, 2007, with respect to 1 mortgage loan and August 11, 2007, with respect to 130 mortgage loans), after giving effect to payments due on or before such date whether or not received. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

•	Five (5) mortgage loans, the 666 Fifth Avenue mortgage loan, the ING Hospitality Pool mortgage loan, the Sawgrass Mills mortgage loan, the Potomac Mills mortgage loan and the 84 Lumber Industrial Pool mortgage loan, are part of a split loan structure where the companion loan(s) that are part of the split loan structure are pari passu and, in the case of the Sawgrass Mills mortgage loan, subordinate in right of entitlement to payment with the mortgage loan. Certain other mortgage loans are each part of a split loan structure in which the related companion loan(s) are subordinate to the related mortgage loan. Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan.

•	All numerical or statistical information concerning the mortgage loans included in the trust fund is provided on an approximate basis and excludes information on the subordinate companion loans.

 Overview of the Certificates

The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C33, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

Class	Closing Date Certificate Balance or Notional Amount(1)	Percentage of Cut-Off Date Pool Balance	Credit Support	Pass-Through Rate Description	Initial Pass- Through Rate	Weighted Average Life(years)(2)	Cash Flow or Principal Window (Mon./Yr.)(2)	Expected Moody’s/ S&P Rating(3)
Class A-1	$14,392,000	0.400%	30.000%	Fixed	5.483%	2.82	09/07 - 03/12	Aaa/AAA
Class A-2	$392,072,000	10.884%	30.000%	WAC(4)	6.055%	4.81	03/12 - 07/12	Aaa/AAA
Class A-3	$327,795,000	9.100%	30.000%	WAC(5)	6.100%	6.87	05/14 - 07/14	Aaa/AAA
Class A-PB	$67,641,000	1.878%	30.000%	WAC(5)	6.100%	7.12	07/12 - 02/17	Aaa/AAA
Class A-4	$998,844,000	27.729%	30.000%	WAC(5)	6.100%	9.63	02/17 - 07/17	Aaa/AAA
Class A-5	$156,000,000	4.331%	30.000%	WAC(5)	6.100%	9.90	07/17 - 07/17	Aaa/AAA
Class A-1A	$564,743,000	15.678%	30.000%	WAC(5)	6.100%	7.25	09/07 - 07/17	Aaa/AAA
Class IO	$3,602,123,586	N/A	N/A	Variable IO(6)	0.040%	(6)	(6)	Aaa/AAA
Class A-M	$360,212,000	10.000%	20.000%	WAC(5)	6.100%	9.90	07/17 - 07/17	Aaa/AAA
Class A-J	$247,646,000	6.875%	13.125%	WAC(5)	6.100%	9.90	07/17 - 07/17	Aaa/AAA
Class B	$36,022,000	1.000%	12.125%	WAC(5)	6.100%	9.90	07/17 - 07/17	Aa1/AA+
Class C	$40,523,000	1.125%	11.000%	WAC(5)	6.100%	9.90	07/17 - 07/17	Aa2/AA
Class D	$36,022,000	1.000%	10.000%	WAC(5)	6.100%	9.90	07/17 - 07/17	Aa3/AA−
Class E	$31,518,000	0.875%	9.125%	WAC(5)	6.100%	9.90	07/17 - 07/17	A1/A+
Class F	$27,016,000	0.750%	8.375%	WAC(5)	6.100%	9.90	07/17 - 07/17	A2/A
Class G	$36,021,000	1.000%	7.375%	WAC(5)	6.100%	(7)	(7)	A3/A−
Class H	$40,524,000	1.125%	6.250%	WAC(5)	6.100%	(7)	(7)	Baa1/BBB+
Class J	$49,530,000	1.375%	4.875%	WAC(5)	6.100%	(7)	(7)	Baa2/BBB
Class K	$36,021,000	1.000%	3.875%	WAC(5)	6.100%	(7)	(7)	Baa3/BBB−
Class L	$27,016,000	0.750%	3.125%	Fixed	5.250%	(7)	(7)	Ba1/BB+
Class M	$13,508,000	0.375%	2.750%	Fixed	5.250%	(7)	(7)	Ba2/BB
Class N	$9,005,000	0.250%	2.500%	Fixed	5.250%	(7)	(7)	Ba3/BB−
Class O	$13,508,000	0.375%	2.125%	Fixed	5.250%	(7)	(7)	B1/B+
Class P	$9,005,000	0.250%	1.875%	Fixed	5.250%	(7)	(7)	B2/B
Class Q	$9,006,000	0.250%	1.625%	Fixed	5.250%	(7)	(7)	B3/B−
Class S	$58,533,586	1.625%	0.000%	Fixed(8)	5.250%	(7)	(7)	NR

(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)	Based on no prepayments and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS— Weighted Average Life’’ in this prospectus supplement.
(3)	By each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. See ‘‘RATINGS’’ in this prospectus supplement.
(4)	The pass-through rate applicable to the Class A-2 certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date minus 0.045%.
(5)	The pass-through rate applicable to each of the Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.
(6)	The Class IO certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class IO certificates, as described in this prospectus supplement. The interest rate applicable to the Class IO certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES— Pass-Through Rates’’ in this prospectus supplement.

(7)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
(8)	The pass-through rate applicable to the Class S certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

 The Parties

The Trust Fund	The trust fund will be created on or about the closing date pursuant to a pooling and servicing agreement, dated as of August 1, 2007, by and among the depositor, the master servicer, the special servicer and the trustee.

The Depositor	Wachovia Commercial Mortgage Securities, Inc. We are a wholly owned subsidiary of Wachovia Bank, National Association, which is one of the mortgage loan sellers, a sponsor, the master servicer and an affiliate of one of the underwriters. Our principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see ‘‘THE DEPOSITOR’’ in the accompanying prospectus.

On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

The Issuing Entity	A common law trust, created under the laws of the State of New York, to be established on the closing date under the pooling and servicing agreement. The issuing entity is also sometimes referred to herein as the trust fund. For more detailed information, see ‘‘DESCRIPTION OF THE CERTIFICATES—The Issuing Entity’’ in this prospectus supplement and the accompanying prospectus.

The Sponsors	Each of Wachovia Bank, National Association, Barclays Capital Real Estate Inc., Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation is a sponsor for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors’’ in this prospectus supplement and ‘‘THE SPONSOR’’ in the accompanying prospectus.

The Mortgage Loan Sellers	Each of the sponsors will be a mortgage loan seller for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Mortgage Loan Sellers’’ in this prospectus supplement. Wachovia Bank, National Association is the master servicer, a sponsor and is an affiliate of the depositor and one of the underwriters. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties: Repurchases and Substitutions’’ in this prospectus supplement.

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Wachovia Bank, National Association	88	$2,043,814,381	56.7%	57.5%	52.8%
Barclays Capital Real Estate Inc.	33	724,003,952	20.1	18.6	28.2
Nomura Credit & Capital, Inc.	17	639,286,752	17.7	17.7	17.8
Artesia Mortgage Capital Corporation	28	195,018,502	5.4	6.2	1.3
Total	166	$3,602,123,586	100.0%	100.0%	100.0%

The Master Servicer	Wachovia Bank, National Association. Wachovia Bank, National Association is one of the mortgage loan sellers, a sponsor, an affiliate of the depositor and one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund; provided, however, the 666 Fifth Avenue whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1. The master servicer under the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement is Bank of America, National Association; provided, further, the ING Hospitality Pool whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32. The master servicer under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32 pooling and servicing agreement is Wachovia Bank, National Association; provided, further, that upon the settlement of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12, it is expected that the Sawgrass Mills whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of those certificates. The master servicer under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12 pooling and servicing agreement is expected to be Wells Fargo Bank, N.A.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’ in this prospectus supplement.

The Special Servicer	Initially, LNR Partners, Inc. The special servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund that, in general, are in default or as to which default is imminent; provided, however, the 666 Fifth Avenue whole loan will be specially serviced (during those periods where special servicing is required) under the pooling and servicing agreement entered into in connection with the issuance of the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1. The special servicer under the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement is LNR Partners, Inc.; provided, further, the ING Hospitality Pool whole loan will be specially serviced (during those periods where special servicing is required) under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32. The special servicer under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32 pooling and servicing agreement is CWCapital Asset Management LLC; provided, further, that upon the settlement of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12, it is expected that the Sawgrass Mills whole loan will be specially serviced (during those periods where special servicing is required) under the pooling and servicing agreement entered into in connection with the issuance of those certificates. The special servicer under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12 pooling and servicing agreement is expected to be J.E. Robert Company, Inc.

Some holders of certificates (initially the holder of the Class S certificates with respect to each mortgage loan other than the 666 Fifth Avenue mortgage loan, the ING Hospitality Pool mortgage loan and the Sawgrass Mills mortgage loan) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. With respect to the 666 Fifth Avenue mortgage loan, the special servicer may be removed at any time, with or without cause, but only with the consent of the holders of the 666 Fifth Avenue mortgage loan and the related pari passu companion loans that collectively represent a majority of the aggregate unpaid principal balance of the 666 Fifth Avenue whole loan, subject to certain conditions as set forth in the related intercreditor agreement. With respect to the ING Hospitality Pool mortgage loan, the special servicer may be removed at any time, with or without cause, but only with the consent of the holders of the ING Hospitality Pool mortgage loan and the related pari passu companion loans that collectively represent a majority of the aggregate unpaid principal balance of the ING Hospitality Pool whole loan, subject to certain conditions as set forth in the related intercreditor agreement. With respect to the Sawgrass Mills mortgage loan, the special servicer may be removed at any time, with or without cause, by the controlling class representative of the J.P. Morgan Chase Commercial Mortgage Securities Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12 trust fund, subject to certain conditions as set forth in the related intercreditor agreement. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Special Servicer’’ and ‘‘—The Controlling Class Representative’’ in this prospectus supplement.

The Trustee	Wells Fargo Bank, N.A. The trustee will be responsible for (among other things) distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement. The trustee under the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement is Wells Fargo Bank, N.A. The trustee under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32 pooling and servicing agreement is Wells Fargo Bank, N.A. The trustee under the J.P. Morgan Chase Commercial Mortgage Securities Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12 pooling and servicing agreement is expected to be LaSalle Bank National Association.

The Underwriters	Wachovia Capital Markets, LLC and Barclays Capital Inc. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. Wachovia Capital Markets, LLC is an affiliate of the depositor and of Wachovia Bank, National Association, which is the master servicer, a sponsor and one of the mortgage loan sellers. Barclays Capital Inc. is an affiliate of Barclays Capital Real Estate Inc., which is a sponsor and one of the mortgage loan sellers. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. Wachovia Capital Markets, LLC and Barclays Capital Inc. are acting as co-lead managers for this offering.

Certain Affiliations	Wachovia Bank, National Association and its affiliates are playing several roles in this transaction. Wachovia Bank, National Association is a mortgage loan seller, the master servicer and a sponsor. Wachovia Commercial Mortgage Securities, Inc. is the depositor and a wholly owned subsidiary of Wachovia Bank, National Association. Wachovia Bank, National Association, Barclays Capital Real Estate Inc., Nomura Credit & Capital, Inc. and Artesia Mortgage Capital Corporation originated or acquired the mortgage loans and will be selling them to the depositor. Wachovia Bank, National Association is also an affiliate of Wachovia Capital Markets, LLC, an underwriter for the offering of the certificates. Barclays Capital Real Estate Inc., a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates. LNR Securities Holdings, LLC, the controlling class representative and an affiliate of LNR Partners, Inc., holds a $66,666,667 participation interest in the $200,000,000 mezzanine loan made to the related borrower in connection with the 666 Fifth Avenue mortgage loan, and LNR Partners, Inc. is the servicer of such mezzanine loan. The trustee is also the master servicer under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12 pooling and servicing agreement. These roles and other potential relationships may give rise to conflicts of interest as further described under ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement.

Transaction Overview

On the closing date, the mortgage loan sellers will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust fund, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of August 1, 2007, among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the 666 Fifth Avenue whole loan (which will be serviced pursuant to the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement), the ING Hospitality Pool whole loan (which will be serviced pursuant to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32 pooling and servicing agreement) and the Sawgrass Mills whole loan (which is expected to be serviced pursuant to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12 pooling and servicing agreement) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors/mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

 Important Dates and Periods

Closing Date	On or about August 22, 2007.

Cut-Off Date	For 130 mortgage loans, representing 66.9% of the mortgage pool (101 mortgage loans in loan group 1 or 66.0% and 29 mortgage loans in loan group 2 or 71.8%), August 11, 2007, for 33 mortgage loans, representing 17.5% of the mortgage pool (26 mortgage loans in loan group 1 or 15.6% and 7 mortgage loans in loan group 2 or 28.2%), August 1, 2007, for 2 mortgage loans, representing 10.0% of the mortgage pool (11.9% of loan group 1), August 5, 2007, and for 1 mortgage loan, representing 5.6% of the mortgage pool (6.6% of loan group 1), its origination date of August 10, 2007. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date.

Distribution Date	The fourth business day following the related determination date, commencing in September 2007.

Determination Date	The 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in September 2007.

Collection Period	For any distribution date, the period beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related collection period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related collection period and not during any other collection period.

 The Certificates

Offered Certificates	We are offering to you the following 15 classes of certificates of our Commercial Mortgage Pass-Through Certificates, Series 2007-C33 pursuant to this prospectus supplement:

Class A-1 Class A-2 Class A-3 Class A-PB Class A-4 Class A-5 Class A-1A Class IO Class A-M Class A-J Class B Class C Class D Class E Class F

Priority of Distributions	On each distribution date, the owners of the certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or that the master servicer and/or the trustee advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates, the mortgage pool will be deemed to consist of 2 loan groups:

•	Loan group 1 will consist of all of the mortgage loans that are not secured by multifamily or mobile home park properties, 1 mortgage loan secured by a mulitfamily property and 1 mortgage loan secured by a mobile home park property.

•	Loan group 2 will consist of all the mortgage loans that are secured by multifamily or mobile home park properties, except 1 mortgage loan secured by a multifamily property and 1 mortgage loan secured by a mobile home park property.

Annex A-1 to this prospectus supplement sets forth the loan group designation for each mortgage loan.

The trustee will distribute amounts to the extent that the money is available after the payment of fees and expenses of the master servicer, the special servicer, the trustee, the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 master servicer, the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32 master servicer and the J.P. Morgan Chase Commercial Mortgage

Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12 master servicer, in the following order of priority:

Interest, concurrently (i) pro rata, on the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-5 certificates from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2 and (iii) on the Class IO certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.

Principal on the Class A-PB certificates, up to the principal distribution amount related to loan group 1, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement, and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB certificates as set forth in the priority immediately preceding, principal on the Class A-1 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A and Class A-PB certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB and Class A-1 certificates as set forth in the immediately preceding priorities, principal, on the Class A-2 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB and Class A-1 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-3 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal on the Class A-PB certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal on the Class A-4 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates as set forth in the immediately preceding priorities, principal on the Class A-5 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made, until their certificate balance is reduced to zero.

Principal on the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the certificate balances of the Class A-PB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates have been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-PB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates have been made, until their certificate balance is reduced to zero.

Reimbursement to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates, pro rata, for any realized loss and trust fund expenses borne by such certificates.

Interest on the Class A-M certificates.

Principal on the Class A-M certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-M certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class A-J certificates.

Principal on the Class A-J certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-J certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class B certificates.

Principal on the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class C certificates.

Principal on the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class D certificates.

Principal on the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class E certificates.

Principal on the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class F certificates.

Principal on the Class F certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class F certificates for any realized losses and trust fund expenses borne by such class.

If, on any distribution date, the certificate balances of the Class A-M through Class S certificates have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates remain outstanding, distributions of principal (other than distributions of principal otherwise allocable to reduce the certificate balance of the Class A-PB certificates to the planned principal amount set forth in the table on Annex F to this prospectus supplement) and interest will be made, pro rata, to the outstanding Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES —Distributions’’ in this prospectus supplement.

No companion loan will be part of the trust fund, and amounts received with respect to any companion loan will not be available for distributions to holders of any certificates.

Interest	On each distribution date, each class of certificates (other than the Class Z, Class R-I and Class R-II certificates) will be entitled to receive:

•	for each class of these certificates, one month’s interest at the applicable pass-through rate accrued during the applicable interest period, on the certificate balance or notional amount, as applicable, of each class of these certificates immediately prior to that distribution date;

•	plus any interest that this class of certificates was entitled to receive on all prior distribution dates to the extent not received;

•	minus (other than in the case of the Class IO certificates) that class’ share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

•	minus (other than in the case of the Class IO certificates) that class’ allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

As reflected in the chart under ‘‘—Priority of Distributions’’ above, so long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4

and Class A-5 certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-5 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

See ‘‘DESCRIPTION OF THE CERTIFICATES— Certificate Balances and Notional Amounts’’ and ‘‘—Distributions’’ in this prospectus supplement.

The Class IO certificates will be entitled to distributions of interest-only on its notional amount. The notional amount is calculated as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The Class IO certificates will accrue interest at a rate as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The certificates (other than the Class Z, Class R-I and Class R-II certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

As reflected in the chart under ‘‘—Priority of Distributions’’ beginning on page S-16 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates:

•	first, pro rata, to the Class IO, Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates as described above under ‘‘—Priority of Distributions’’, and then to each other class of offered certificates in order of priority of payment; and

•	only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates with a higher priority of distribution.

Holders of offered certificates may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. These distributions are in addition to the distributions of principal and interest described above. See ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions’’ in this prospectus supplement.

Pass-Through Rates	The pass-through rate for each class of certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) on each distribution date is set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’ in this prospectus supplement.

The pass-through rate applicable to the Class IO certificates for the initial distribution date will equal approximately 0.040% per annum.

The pass-through rate applicable to the Class IO certificates for each distribution date will, in general, equal the weighted average of the interest rates for the components for such distribution date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such distribution date). The interest rate in respect of any component for any distribution date will, in general, equal the weighted average net mortgage rate for such distribution date, minus the pass-through rate applicable to the corresponding class of certificates (but in no event will any interest rate applicable to a component be less than zero).

The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for that mortgage loan will be calculated without regard to that event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

•	the mortgage interest rate in effect for that mortgage loan as of the closing date; minus

•	the applicable administrative cost rate, as described in this prospectus supplement.

Any increase in the interest rate of a mortgage loan as a result of not repaying the outstanding principal amount of such mortgage loan by the related anticipated repayment date will be disregarded for purposes of calculating the net mortgage rate.

For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The stated principal balance of each mortgage loan included in the trust fund will generally equal the principal balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

•	the portion of the principal distribution amount for the related distribution date that is attributable to that mortgage loan; and

•	the principal portion of any realized loss incurred in respect of that mortgage loan during the related collection period.

The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

Principal Distributions	On the closing date, each class of certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) will have the certificate balance set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’. The certificate balance for each class of certificates entitled to receive principal may be reduced by:

•	distributions of principal; and

•	allocations of realized losses and trust fund expenses.

The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See ‘‘DESCRIPTION OF THE CERTIFICATES— Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The Class IO certificates do not have a principal balance and will not receive distributions of principal.

As reflected in the chart under ‘‘—Priority of Distributions’’ above:

•	generally, the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-5 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-5 certificates have been reduced to zero; provided, however, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates will not be entitled to distributions of principal from either loan group 1 or loan group 2 until the certificate principal balance of the Class A-PB certificates is reduced to the planned principal balance set forth on Annex F to this prospectus supplement;

•	principal is distributed to each class of certificates entitled to receive distributions of principal in the order described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement;

•	principal is only distributed on a related class of certificates to the extent funds remain after the trustee makes all distributions of principal and interest on those classes of certificates with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement;

•	generally, no class of certificates is entitled to distributions of principal until the certificate balance of each class of certificates with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions’’ in this prospectus supplement has been reduced to zero; and

•	in no event will the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E or Class F certificates or the classes of non-offered certificates be entitled to receive any distributions of principal until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates have all been reduced to zero.

The amount of principal to be distributed for each distribution date generally will be an amount equal to:

•	the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not those scheduled payments are actually received;

•	balloon payments actually received with respect to mortgage loans included in the trust fund during the related collection period;

•	prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

•	all liquidation proceeds, insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan and certain advances that are determined not to be reimbursed currently in connection with the work-out of a mortgage loan, then those advances (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates, prior to, in the case of nonrecoverable advances only, being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.

Subordination; Allocation of Losses and Certain Expenses	Credit support for any class of certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) is provided by the subordination of payments and allocation of any losses to such classes that have a later priority of distribution other than the Class IO certificates. However, none of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 or Class A-1A certificates will be subordinate to any other class of Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 or Class A-1A certificates. The certificate balance of a class of certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to that class of certificates on that distribution date.

Losses on the mortgage loans that have been realized and additional trust fund expenses will be allocated without regard to loan group and will first be allocated to the certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the offered certificates as indicated on the following table:

Class Designation	Original Certificate Balance	Percentage of Cut-Off Date Pool Balance	Order of Application of Losses and Expenses
Class A-1	$14,392,000	0.400%	9
Class A-2	$392,072,000	10.884%	9
Class A-3	$327,795,000	9.100%	9
Class A-PB	$67,641,000	1.878%	9
Class A-4	$998,844,000	27.729%	9
Class A-5	$156,000,000	4.331%	9
Class A-1A	$564,743,000	15.678%	9
Class A-M	$360,212,000	10.000%	8
Class A-J	$247,646,000	6.875%	7
Class B	$36,022,000	1.000%	6
Class C	$40,523,000	1.125%	5
Class D	$36,022,000	1.000%	4
Class E	$31,518,000	0.875%	3
Class F	$27,016,000	0.750%	2
Non-offered certificates (excluding the Class IO, Class R-I, Class R-II and Class Z certificates)	$301,677,586	8.375%	1

Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates will result in a corresponding reduction in the notional amount of the Class IO certificates.

Any losses and expenses that are associated with each co-lender loan will be allocated in accordance with the related intercreditor agreement. Specifically, with respect to the mortgage loans with one or more pari passu companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated in accordance with the terms of the related intercreditor agreement, generally, pro rata between each related mortgage loan (and, therefore, to the certificates, other than the Class IO, Class Z, Class R-I and Class R-II certificates) and the related pari passu companion loan(s). Further, with regard to the mortgage loans with subordinate companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated, in accordance with the terms of the related intercreditor agreement, generally, first, to the subordinate companion loan, and second, to the related mortgage loan (and the related pari passu companion loan, if applicable). The portions of those losses and expenses that are allocated to the mortgage loans that are included in the trust fund will be allocated among the Series 2007-C33 certificates in the manner described above.

See ‘‘DESCRIPTION OF THE CERTIFICATES— Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Fees and Expenses	Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.02347% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.35% per annum, subject to a $4,000 monthly minimum, and is computed on the basis of the same principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.00062% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘SERVICING OF THE MORTGAGE LOANS— Compensation and Payment of Expenses’’ in this prospectus supplement. With respect to the 666 Fifth Avenue mortgage loan, the master servicer and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1 are each generally entitled to payment of similar fees and expenses described in this section. With respect to the ING Hospitality Pool mortgage loan, the master servicer and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-C32 are each generally entitled to payment of similar fees and expenses described in this section. With respect to the Sawgrass Mills mortgage loan, the master servicer and the special servicer under the pooling and servicing agreement to be entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12 are each generally entitled to payment of similar fees and expenses described in this section.

Prepayment Premiums; Yield Maintenance Charges	On each distribution date, any prepayment premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates and the Class G, Class H, Class J and Class K certificates then entitled to distributions as follows:

The holders of each class of offered certificates and the Class G, Class H, Class J and Class K certificates then entitled to distributions of principal with respect to the related loan group on that distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

•	the amount of those prepayment premiums or yield maintenance charges;

•	a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

•	a fraction, the numerator of which is equal to the amount of principal distributable on that class of certificates on that distribution date, and the denominator of which is the principal distribution amount for that distribution date.

If there is more than one class of certificates entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of that prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the Class IO certificates.

The ‘‘discount rate’’ applicable to any class of offered certificates and the Class G, Class H, Class J and Class K certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

•	In the event that there are two or more such U.S. Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

•	In the event that there are two or more such U.S. Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

Examples of Allocation of Prepayment Premiums or Yield Maintenance Charges

Mortgage interest rate	8%
Pass-through rate for applicable class	6%
Discount rate	5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class IO
6% − 5%	= 33 1/3%	(100% − 33 1/3%) = 66 2/3%
8% − 5%

See ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Allocation of Additional Interest	On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates. In each case, this interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

Advancing of Principal and Interest	The master servicer is required to advance delinquent scheduled payments of principal and interest with respect to any mortgage loan included in the trust fund unless the master servicer or the special servicer determines that the advance would not be recoverable from proceeds of the related mortgage loan. The master servicer will not be required to advance balloon payments due at maturity in excess of regular periodic payments, interest in excess of the mortgage loan’s regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. If the master servicer fails to make a required advance, the trustee will be required to make that advance, unless the trustee determines that the advance would not be recoverable from proceeds of the related mortgage loan. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided, that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace or cure period for the related scheduled payment) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. To the extent set forth in the pooling and servicing agreement, any principal and/or interest advance on any pari passu companion loan will not be recoverable by the master servicer from the trust fund. Neither the master servicer nor the trustee will be required to make a principal and/or interest advance with respect to any subordinate companion loan. Additionally, the trustee will not be required to make a principal and interest advance with respect to any companion loan. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement. In addition, the mortgage loan seller may be permitted, within 2 years of the closing date, to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	In the event a mortgage loan (other than the 666 Fifth Avenue mortgage loan, the ING Hospitality Pool mortgage loan and the Sawgrass Mills mortgage loan) becomes a defaulted mortgage loan, the special servicer and the majority subordinate certificateholder (in each case, subject to, in certain instances, the rights of the subordinated secured creditors or mezzanine lenders to purchase the related mortgage loan), shall have, except as described below, the option to purchase from the trust fund such defaulted mortgage loan with respect to which certain defaults have occurred. See ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement.

In addition, with respect to 7 mortgage loans (loan numbers 3, 9, 10, 13, 20, 49 and 50), representing approximately 15.4% of the mortgage pool (14.5% of loan group 1 and 20.0% of loan group 2) that are part of split loan structures that include one or more subordinate companion loans, the related intercreditor agreement entitles the holder(s) of the related companion loan to purchase the mortgage loan from the trust fund following a default under the related whole loan. SEE ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’.

Reimbursement Entitlement of Servicer of the GECMC 2007-C1 Trust Fund	The master servicer and, in certain circumstances, the special servicer under the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 trust fund are each entitled to reimbursement of a pro rata share of servicing advances made with respect to the 666 Fifth Avenue whole loan (based on the principal balance of the 666 Fifth Avenue mortgage loan to the aggregate principal balance of the 666 Fifth Avenue whole loan). In the event collections related to the 666 Fifth Avenue mortgage loan are insufficient to reimburse the master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Reimbursement Entitlement of Servicer of the Wachovia Bank 2007-C32 Trust Fund	The master servicer and, in certain circumstances, the special servicer under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32 trust fund are each entitled to reimbursement of a pro rata share of servicing advances made with respect to the ING Hospitality Pool whole loan (based on the principal balance of the ING Hospitality Pool mortgage loan to the aggregate principal balance of the ING Hospitality Pool whole loan). In the event collections related to the ING Hospitality Pool mortgage loan are insufficient to reimburse the master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Reimbursement Entitlement of Servicer of the J.P. Morgan Chase 2007-LDP12 Trust Fund	The master servicer and, in certain circumstances, the special servicer under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12 trust fund are each entitled to reimbursement of servicing advances made with respect to the Sawgrass Mills whole loan (based on the proportion of the principal balance of the Sawgrass Mills mortgage loan to the aggregate principal balance of the Sawgrass Mills whole loan). In the event collections related to the Sawgrass Mills mortgage loan are insufficient to reimburse the master servicer or special servicer for the portion of any servicing advance allocable to the Sawgrass Mills mortgage loan, reimbursement may be obtained from the other mortgage loans in the trust fund.

Optional Termination of the Trust Fund	The trust fund may be terminated when the aggregate principal balance of the mortgage loans included in the trust fund is less than 1.0% of the aggregate principal balance of the pool of mortgage loans included in the trust fund as of the cut-off date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement and in the accompanying prospectus.

The trust fund may also be terminated when the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates have been paid in full and all of the remaining certificates (other than the Class Z, Class R-I and Class R-II certificates) are held by a single certificateholder. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Registration and Denomination	The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through

Clearstream Banking société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

Beneficial interests in the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates will be offered in minimum denominations of $10,000 actual principal amounts and in integral multiples of $1 in excess of those amounts. Beneficial interests in the Class IO certificates will be offered in minimum notional amounts of $1,000,000 actual notional amounts and in integral multiples of $1 in excess of those amounts.

Material Federal Income Tax Consequences	Two separate real estate mortgage investment conduit elections will be made with respect to the trust fund (‘‘REMIC I’’ and ‘‘REMIC II’’, each, a ‘‘REMIC’’). The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of that REMIC. The Class R-I certificates will represent the residual interests in REMIC I and the Class R-II certificates will represent the residual interests in REMIC II.

In addition, the Class Z certificateholders’ entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of that additional interest if the unamortized principal amount of that mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust for federal income tax purposes.

The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the Class A-1 and Class A-2 certificates will be treated as having been issued at a premium, that the Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A, Class A-M and Class A-J certificates will be issued with de minimis original issue discount and that the Class IO, Class B, Class C, Class D, Class E and Class F certificates will be treated as having been issued with original issued discount for federal income tax reporting purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	Subject to important considerations described under ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and the accompanying prospectus, the following classes of offered certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

Class A-1 Class A-2 Class A-3 Class A-PB Class A-4 Class A-5 Class A-1A Class IO Class A-M Class A-J Class B Class C Class D Class E Class F

This is based on individual prohibited transaction exemptions granted to each of Wachovia Capital Markets, LLC and Barclays Capital Inc. by the U.S. Department of Labor. See ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘LEGAL INVESTMENT’’ in this prospectus supplement and in the accompanying prospectus.

Ratings	The offered certificates will not be issued unless they have received the following ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc.

Class	Expected Rating from Moody’s/S&P
Class A-1	Aaa/AAA
Class A-2	Aaa/AAA
Class A-3	Aaa/AAA
Class A-PB	Aaa/AAA
Class A-4	Aaa/AAA
Class A-5	Aaa/AAA
Class A-1A	Aaa/AAA
Class IO	Aaa/AAA
Class A-M	Aaa/AAA
Class A-J	Aaa/AAA
Class B	Aa1/AA+
Class C	Aa2/AA
Class D	Aa3/AA−
Class E	A1/A+
Class F	A2/A

The ratings on the offered certificates address the likelihood of timely receipt of interest and (except with respect to the Class IO certificates) ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See ‘‘RATINGS’’ in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

 The Mortgage Loans

General	It is expected that the mortgage loans to be included in the trust fund will have the following approximate characteristics as of the cut-off date. The information contained in this prospectus supplement assumes the timely delivery of all scheduled payments of interest and principal and no prepayments on or before the cut-off date. All information presented in this prospectus supplement (including cut-off date balance per square foot/unit/room/pad/bed, loan-to-value ratios and debt service coverage ratios) with respect to the 7 mortgage loans with subordinate companion loans is calculated without regard to the related subordinate companion loans. Unless otherwise specified, in the case of the mortgage loans with one or more pari passu companion loans, the calculations of loan balance per square foot/room/unit, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of these mortgage loans and the related pari passu companion loans, if any (but not any subordinate companion loan or future pari passu companion loan). All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

The totals in the following tables may not add up to 100% due to rounding.

GENERAL CHARACTERISTICS	All Mortgage Loans		Loan Group 1		Loan Group 2
Number of Mortgage Loans	166		130		36
Number of Crossed Loan Pools	6		4		2
Number of Mortgaged Properties	330		250		80
Aggregate Balance of all Mortgage Loans	$3,602,123,586		$3,037,379,648		$564,743,938
Number of Mortgage Loans with Balloon Payments(1)	90		69		21
Aggregate Balance of Mortgage Loans with Balloon Payments(1)	$1,176,749,904		$1,044,331,565		$132,418,338
Number of Mortgage Loans with Anticipated Repayment Date	1		1		0
Aggregate Balance of Mortgage Loans with Anticipated Repayment Date	$1,670,965		$1,670,965		$0
Number of Interest-Only Mortgage Loans(2)	75		60		15
Aggregate Balance of Interest-Only Mortgage Loans(2)	$2,423,702,718		$1,991,377,118		$432,325,600
Average Balance of Mortgage Loans	$21,699,540		$23,364,459		$15,687,332
Minimum Balance of Mortgage Loans	$800,000		$800,000		$1,270,000
Maximum Balance of Mortgage Loans	$285,500,000		$285,500,000		$133,000,000
Maximum Balance for a group of cross-collateralized and cross-defaulted Mortgage Loans	$64,800,000	(3)	$64,800,000	(3)	$28,827,000	(4)
Weighted Average LTV Ratio(5)(6)	71.2%		70.9%		73.1%

GENERAL CHARACTERISTICS	All Mortgage Loans	Loan Group 1	Loan Group 2
Minimum LTV Ratio(5)(6)	31.7%	31.7%	50.7%
Maximum LTV Ratio(5)(6)	81.9%	81.9%	80.0%
Weighted Average LTV at maturity or Anticipated Repayment Date(5)(6)	69.3%	68.8%	71.6%
Weighted Average DSCR(6)	1.41x	1.43x	1.30x
Minimum DSCR(6)	1.06x	1.06x	1.10x
Maximum DSCR(6)	3.58x	3.58x	1.90x
Weighted Average Mortgage Loan Interest Rate(7)	5.929%	5.952%	5.803%
Minimum Mortgage Loan Interest Rate	5.100%	5.100%	5.530%
Maximum Mortgage Loan Interest Rate	6.880%	6.880%	6.530%
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date(months)	103	106	88
Minimum Remaining Term to Maturity or Anticipated Repayment Date(months)	55	55	57
Maximum Remaining Term to Maturity or Anticipated Repayment Date(months)	120	120	120
Weighted Average Occupancy Rate(8)	96.4%	96.7%	95.2%
(1)	Does not include Mortgage Loans with anticipated repayment dates or Mortgage Loans that are interest-only for their entire term.
(2)	Includes Mortgage Loans with anticipated repayment dates that are interest-only for the entire period until the anticipated repayment date.
(3)	Consists of a group of 5 individual Mortgage Loans (loan numbers 31, 34, 54, 77 and 121).
(4)	Consists of a group of 2 individual Mortgage Loans (loan numbers 49 and 50).
(5)	For a description of how the LTV Ratios for the Mortgage Loans are determined, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Related to Property Inspections and Certain Assumptions in Appraisals’’ in the Prospectus Supplement.
(6)	Certain of the Mortgage Loans have LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or were calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See ‘‘Additional Mortgage Loan Information’’ herein. Also, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in the Prospectus Supplement.
(7)	The interest rate with respect to 1 Mortgage Loan (loan number 38), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance) may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate was assumed to be the average mortgage rate of the related Mortgage Loan during the period in which amortization is due. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in the Prospectus Supplement.
(8)	Occupancy Rates exclude 63 hospitality properties, representing 17.6% of the Cut-Off Date Pool Balance (20.9% of the Cut-Off Date Group 1 Balance). In certain cases, occupancy includes space for which leases have been executed, but the tenant is not in occupancy.

Security for the Mortgage Loans in the Trust Fund	Generally, all of the mortgage loans included in the trust fund are non-recourse obligations of the related borrowers.

•	No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

•	All of the mortgage loans included in the trust fund are secured by first lien fee mortgages and/or leasehold mortgages on commercial properties or multifamily properties.

Property Types	The following table describes the mortgaged properties securing the mortgage loans expected to be included in the trust fund as of the cutoff date:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Pool Balance	% of Group 2 Pool Balance
Retail	55	$1,059,071,036	29.4%	34.9%	0.0%
Retail – Anchored	19	894,487,118	24.8	29.4	0.0
Retail – Single Tenant	24	110,092,219	3.1	3.6	0.0
Retail – Unanchored	11	51,103,699	1.4	1.7	0.0
Retail – Shadow Anchored(2)	1	3,388,000	0.1	0.1	0.0
Office	31	887,303,083	24.6	29.2	0.0
Hospitality	63	633,501,607	17.6	20.9	0.0
Multifamily	72	509,491,769	14.1	0.0	90.1
Industrial	79	311,518,971	8.6	10.3	0.0
Mixed Use	10	95,942,500	2.7	3.2	0.0
Mobile Home Park	10	63,041,520	1.8	0.2	9.9
Self Storage	9	31,450,000	0.9	1.0	0.0
Land(3)	1	10,803,100	0.3	0.4	0.0
	330	$3,602,123,586	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	A mortgaged property is classified as ‘‘shadow anchored’’ if it is located in close proximity to an anchored retail property that is not part of the mortgaged property.
(3)	As of origination of the related mortgage loan, the related mortgaged property was improved with a retail building. The improvements are not part of the collateral.

Mortgaged Properties by Property Type

Geographic Concentrations	The mortgaged properties are located throughout 39 states and the District of Columbia. The following tables describe the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Pool Balance
NY	55	$777,200,000	21.6%
FL	19	421,979,304	11.7
CA	34	317,587,184	8.8
Southern(2)	29	284,146,906	7.9
Northern(2)	5	33,440,278	0.9
TX	40	303,254,760	8.4
WA	5	231,454,500	6.4
MO	5	214,527,000	6.0
VA	8	202,107,071	5.6
GA	20	183,450,275	5.1
Other	144	950,563,492	26.4
	330	$3,602,123,586	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 1 Balance
NY	11	$544,300,000	17.9%
FL	16	388,852,304	12.8
CA	30	295,166,084	9.7
Southern(2)	26	269,725,806	8.9
Northern(2)	4	25,440,278	0.8
TX	36	233,682,260	7.7
WA	4	228,029,500	7.5
MO	4	213,257,000	7.0
VA	8	202,107,071	6.7
Other	141	931,985,429	30.7
	250	$3,037,379,648	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration*

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Cut-Off Date Group 2 Balance
NY	44	$232,900,000	41.2%
TX	4	69,572,500	12.3
AZ	2	47,240,000	8.4
GA	4	39,065,000	6.9
FL	3	33,127,000	5.9
Other	23	142,839,438	25.3
	80	$564,743,938	100.0%

*	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

Payment Terms	All of the mortgage loans included in the trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

•	Payments on the mortgage loans included in the trust fund are due on the 11th day of the month, except payments on 33 mortgage loans, representing 17.5% of the mortgage pool (26 mortgage loans in loan group 1 or 15.6% and 7 mortgage loans in loan group 2 or 28.2%), which are due on the 1st day of the month, payments on 2 mortgage loans, representing 10.0% of the mortgage pool (11.9% of loan group 1), which are due of the 5th day of the month and payments on 1 mortgage loan, representing 5.6% of the mortgage pool (6.6% of loan group 1), which is due on the 10th day of the month. No mortgage loan has a grace period that extends payment beyond the 11th day of any calendar month other than (i) 2 mortgage loans representing 0.6% of the mortgage pool (0.7% of loan group 1), which have a per-year grace period that may extend payment until the 13th day of any calendar month; (ii) 1 mortgage loan representing 0.1% of the mortgage pool (0.1% of loan group 1), which is due on the 11th day of the month and provides for a five (5) day cure period following notice; and (iii) 1 mortgage loan representing 0.3% of the mortgage pool (0.3% of loan group 1), which provides for a one-time seven (7) day cure period following notice extending to the 18th day of any calendar month.

•	As of the cut-off date, 165 of the mortgage loans, representing 99.9% of the mortgage pool (129 mortgage loans in loan group 1 or 99.9% and 36 mortgage loans in loan group 2 or 100.0%), accrue interest on an actual/360 basis, and 1 mortgage loan, representing 0.1% of the mortgage pool (0.1% of loan group 1) accrues interest on a 30/360 basis. Sixty-four (64) mortgage loans, representing 29.3% of the mortgage pool (50 mortgage loans in loan group 1 or 31.4% and 14 mortgage loans in loan group 2 or 18.4%), have periods during which only interest is due and periods in which principal and interest are due. Seventy-five (75) mortgage loans, representing 67.3% of the mortgage pool (60 mortgage loans in loan group 1 or 65.6% and 15 mortgage loans in loan group 2 or 76.6%), provide that only interest is due until maturity or the anticipated repayment date. Twenty-seven (27) mortgage loans, representing 3.4% of the mortgage pool (20 mortgage loans in loan group 1 or 3.1% and 7 mortgage loans in loan group 2 or 5.0%), provide that principal and interest are due prior to and until maturity.

The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

Range of Cut-Off Date Balances

Range of Cut-Off Date Balances	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
$800,000 – $2,000,000	11	$16,588,265	0.5%	0.3%	1.4%
$2,000,001 – $3,000,000	17	41,639,018	1.2	1.1	1.2
$3,000,001 – $4,000,000	23	80,777,184	2.2	2.2	2.5
$4,000,001 – $5,000,000	11	48,864,166	1.4	1.3	1.5
$5,000,001 – $6,000,000	7	38,767,164	1.1	1.1	0.9
$6,000,001 – $7,000,000	12	79,556,952	2.2	1.8	4.7
$7,000,001 – $8,000,000	6	46,339,769	1.3	1.0	2.8
$8,000,001 – $9,000,000	2	17,100,000	0.5	0.3	1.5
$9,000,001 – $10,000,000	5	47,725,000	1.3	1.6	0.0
$10,000,001 – $15,000,000	25	310,276,480	8.6	8.8	7.5
$15,000,001 – $20,000,000	16	274,727,500	7.6	6.9	11.7
$20,000,001 – $25,000,000	6	129,800,000	3.6	2.8	7.9
$25,000,001 – $30,000,000	4	112,713,000	3.1	1.8	10.1
$30,000,001 – $35,000,000	4	129,116,000	3.6	4.3	0.0
$35,000,001 – $40,000,000	2	79,500,000	2.2	2.6	0.0
$40,000,001 – $45,000,000	1	45,000,000	1.2	0.0	8.0
$50,000,001 – $55,000,000	1	55,000,000	1.5	1.8	0.0
$55,000,001 – $60,000,000	1	55,500,000	1.5	1.8	0.0
$60,000,001 – $65,000,000	1	62,500,000	1.7	2.1	0.0
$75,000,001 – $80,000,000	1	75,008,971	2.1	2.5	0.0
$80,000,001 – $90,000,000	3	263,000,000	7.3	5.9	14.9
$100,000,001 – $150,000,000	1	133,000,000	3.7	0.0	23.6
$150,000,001 – $200,000,000	2	364,000,000	10.1	12.0	0.0
$200,000,001 – $285,500,000	4	1,095,624,118	30.4	36.1	0.0
	166	$3,602,123,586	100.0%	100.0%	100.0%

Range of Mortgage Rates*

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
5.100 – 5.250	1	$29,413,000	0.8%	1.0%	0.0%
5.501 – 5.750	38	1,003,008,164	27.8	24.5	45.8
5.751 – 6.000	53	1,620,959,066	45.0	44.7	46.6
6.001 – 6.250	24	278,762,964	7.7	8.9	1.7
6.251 – 6.500	32	557,726,040	15.5	17.3	5.7
6.501 – 6.750	16	101,743,762	2.8	3.3	0.2
6.751 – 6.880	2	10,510,590	0.3	0.3	0.0
	166	$3,602,123,586	100.0%	100.0%	100.0%

*	The interest rate with respect to 1 mortgage loan (loan number 38), representing 0.5% of the mortgage pool (0.6% of loan group 1), may vary during the term of the related mortgage loan. For purposes of the table above, as well as calculations throughout this prospectus supplement, the mortgage rate was assumed to be the average mortgage rate over the term of the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.

Range of Underwritten DSC Ratios*

Range of Underwritten DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
1.06 – 1.09	1	$14,500,000	0.4%	0.5%	0.0%
1.10 – 1.14	7	88,508,000	2.5	2.2	3.7
1.15 – 1.19	18	312,742,985	8.7	10.0	1.8
1.20 – 1.24	35	892,077,232	24.8	23.9	29.2
1.25 – 1.29	18	353,674,096	9.8	6.8	26.0
1.30 – 1.34	18	239,388,339	6.6	4.9	16.0
1.35 – 1.39	10	155,852,985	4.3	2.4	14.9
1.40 – 1.44	11	363,803,264	10.1	11.8	0.8
1.45 – 1.49	10	434,536,874	12.1	14.0	1.9
1.50 – 1.54	7	104,377,500	2.9	3.4	0.0
1.55 – 1.59	10	172,060,937	4.8	4.9	4.0
1.60 – 1.64	3	15,996,606	0.4	0.5	0.0
1.65 – 1.69	2	21,930,000	0.6	0.7	0.0
1.75 – 1.79	1	2,760,000	0.1	0.1	0.0
1.80 – 1.84	3	10,024,000	0.3	0.3	0.4
1.85 – 1.89	3	77,013,000	2.1	2.5	0.0
1.90 – 1.94	1	7,989,769	0.2	0.0	1.4
2.00 – 2.04	2	3,538,000	0.1	0.1	0.0
2.05 – 2.09	1	6,500,000	0.2	0.2	0.0
2.10 – 2.14	2	285,100,000	7.9	9.4	0.0
2.25 – 2.29	2	36,900,000	1.0	1.2	0.0
2.30 – 3.58	1	2,850,000	0.1	0.1	0.0
	166	$3,602,123,586	100.0%	100.0%	100.0%

*	Certain of the mortgage loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or that have LTV Ratios or DSCRs that have been adjusted to take into account certain cash reserves, holdback amounts or letters of credit or were calculated based on assumptions regarding the future financial performance of the related mortgaged property, and in certain cases occupancy and Net Cash Flow includes space for which leases have been executed, but the tenant has not taken occupancy and/or commenced paying rent. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this Prospectus Supplement.

Range of Cut-Off Date LTV Ratios*

Range of Cut-Off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
31.67 – 40.00	2	$35,750,000	1.0%	1.2%	0.0%
40.01 – 50.00	8	77,310,985	2.1	2.5	0.0
50.01 – 55.00	6	108,849,120	3.0	3.3	1.6
55.01 – 60.00	5	26,640,000	0.7	0.9	0.0
60.01 – 65.00	18	814,628,380	22.6	24.5	12.4
65.01 – 70.00	23	269,749,077	7.5	7.7	6.5
70.01 – 75.00	48	606,717,156	16.8	14.5	29.7
75.01 – 80.00	54	1,562,278,868	43.4	42.2	49.8
80.01 – 81.93	2	100,200,000	2.8	3.3	0.0
	166	$3,602,123,586	100.0%	100.0%	100.0%

*	Certain of the mortgage loans reflect LTV Ratios that have been calculated on an ‘‘as stabilized’’ basis, or that have LTV Ratios that have been adjusted to take into account certain cash reserves, holdback amounts or letters of credit or were calculated based on assumptions regarding the future financial performance of the related mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘ —Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

Range of Remaining Terms to Maturity or Anticipated Repayment Date*

Range of Remaining Terms To Maturity	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
55 – 60	18	$670,022,451	18.6%	12.8%	49.7%
61 – 84	3	333,844,118	9.3	11.0	0.0
109 – 120	145	2,598,257,017	72.1	76.2	50.3
	166	$3,602,123,586	100.0%	100.0%	100.0%

*	With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Interest-Only	53	$2,182,945,218	60.6%	59.8%	64.9%
Interest-Only, Amortizing Balloon *	64	1,056,363,517	29.3	31.4	18.4
Interest-Only, ARD	22	240,757,500	6.7	5.8	11.7
Amortizing Balloon	26	120,386,387	3.3	3.0	5.0
Amortizing ARD	1	1,670,965	0.0	0.1	0.0
	166	$3,602,123,586	100.0%	100.0%	100.0%

*	These mortgage loans require payments of interest-only for a period of 12 to 96 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 12 to 96 months with respect to loan group 1 and a period of 24 to 60 months with respect to loan group 2).

Types of IO Period

Type of IO Period	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Non-Amortizing	75	$2,423,702,718	67.3%	65.6%	76.6%
Partial Interest-Only Amortizing	64	1,056,363,517	29.3	31.4	18.4
1 – 12	8	44,694,246	1.2	1.5	0.0
13 – 24	13	131,498,271	3.7	4.0	1.6
25 – 36	13	98,542,000	2.7	3.1	0.6
37 – 48	8	90,870,000	2.5	2.4	3.1
49 – 60	19	651,509,000	18.1	19.0	13.1
61 – 72	1	3,750,000	0.1	0.1	0.0
73 – 84	1	18,000,000	0.5	0.6	0.0
85 – 96	1	17,500,000	0.5	0.6	0.0
Amortizing – No Partial Interest-Only Period	27	122,057,352	3.4	3.1	5.0
	166	$3,602,123,586	100.0%	100.0%	100.0%

Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if this type of mortgage loan is not prepaid by a date specified in its related mortgage note, interest will accrue at a higher rate and the related borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

In addition, the fixed periodic payment on the mortgage loans is generally determined assuming interest is calculated on a ‘‘30/360 basis,’’ but since interest actually accrues and is applied on the majority of the mortgage loans on an ‘‘actual/360 basis,’’ there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a ‘‘fully amortizing’’ mortgage loan.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Prepayment Restrictions	All of the mortgage loans included in the trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

Types of Prepayment Restrictions*

Prepayment Provisions	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Lockout/Defeasance/Open	130	$2,764,278,384	76.7%	82.7%	44.5%
Lockout/Yield Maintenance/Open	24	369,775,203	10.3	4.2	42.9
Yield Maintenance/Open	4	326,875,000	9.1	9.9	4.4
Lockout/Defeasance or Yield Maintenance/Open	4	106,225,000	2.9	2.0	8.0
Lockout/Defeasance/Defeasance or Yield Maintenance/Open	1	17,300,000	0.5	0.6	0.0
Lockout/Defeasance/Open or Yield Maintenance/Open	1	12,800,000	0.4	0.4	0.0
Lockout/Yield Maintenance/ Defeasance/Open	1	3,600,000	0.1	0.1	0.0
Lockout/Open	1	1,270,000	0.0	0.0	0.2
	166	$3,602,123,586	100.0%	100.0%	100.0%

*	See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield—Performance Escrows’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

Defeasance	One hundred thirty-seven (137) mortgage loans included in the trust fund as of the cut-off date, representing 80.6% of the mortgage pool (115 mortgage loans in loan group 1 or 85.9% and 22 mortgage loans in loan group 2 or 52.5%), permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out or yield-maintenance periods. Upon substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure the related mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property; provided that in the case of certain mortgage loans, these defeasance payments may cease at the beginning of the open prepayment period with respect to that mortgage loan (or on a prepayment date thereafter that is prior to the scheduled maturity date), and the final payment on the defeasance collateral on that prepayment date would be required to fully prepay the mortgage loan. Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Twenty Largest Mortgage Loans	The following table describes certain characteristics of the twenty largest mortgage loans or groups of cross collateralized mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. With respect to the mortgage loans referred to as the 666 Fifth Avenue mortgage loan, the ING Hospitality Pool mortgage loan, the Sawgrass Mills mortgage loan, the Potomac Mills mortgage loan and the 84 Lumber Industrial Pool mortgage loan in the immediately following table, the loan balance per square foot/room, the debt service coverage ratio and the loan-to-value ratios set forth in such table are based on the aggregate combined principal balance or combined debt service, as the case may be, of the applicable mortgage loan and the related pari passu companion loan(s) (but not any related subordinate companion loan) and with respect to each mortgage loan with a related subordinate companion loan, the loan balance per square foot/room, the debt service coverage ratio and the loan-to-value ratios set forth in such table excludes any such subordinate companion loans. No companion loans are included in the trust fund.

For more information on the twenty largest mortgage loans in the trust fund, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement and Annex D to this prospectus supplement.

Twenty Largest Mortgage Loans by Cut-Off Date Balance

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/ Unit/ Room(1)	Weighted Average DSCR(1)(2)	Weighted Average Cut-Off Date LTV Ratio(1)(2)	Weighted Average LTV Ratio at Maturity or ARD(1)(2)	Weighted Average Mortgage Rate
666 Fifth Avenue(3)	BCRE	1/ 1	1	$285,500,000	7.9%	9.4%	Office — CBD	$836	1.46x	60.8%	60.8%	6.353%
ING Hospitality Pool	Wachovia	1/ 46	1	283,850,000	7.9	9.3%	Hospitality—Extended Stay	$97,947	2.14x	63.8%	63.8%	5.663%
Sawgrass Mills	Nomura	1/ 1	1	265,294,118	7.4	8.7%	Retail—Anchored	$412	1.20x	80.0%	80.0%	5.820%
Ashford Hospitality Pool 6	Wachovia	1/ 3	1	260,980,000	7.2	8.6%	Hospitality — Full Service	$247,374	1.43x	78.5%	73.4%	5.952%
Independence Mall	Nomura	1/ 1	1	200,000,000	5.6	6.6%	Retail — Anchored	$503	1.22x	80.0%	80.0%	5.943%
Potomac Mills	Wachovia	1/ 1	1	164,000,000	4.6	5.4%	Retail—Anchored	$274	1.17x	78.8%	78.8%	5.830%
Three Borough Pool	BCRE	1/ 42	2	133,000,000	3.7	23.6%	Multifamily — Conventional	$80,802	1.29x	75.5%	75.5%	5.785%
110 East 42nd Street	Wachovia	1/ 1	1	90,000,000	2.5	3.0%	Office — CBD	$472	1.26x	80.6%	80.6%	5.814%
Central / Eastern Industrial Pool	Wachovia	1/ 13	1	89,000,000	2.5	2.9%	Industrial — Warehouse	$42	1.22x	73.3%	68.3%	5.749%
The Renaissance	Wachovia	1/ 1	2	84,000,000	2.3	14.9%	Multifamily — Conventional	$380,090	1.35x	71.2%	71.2%	5.670%
		10/ 110		$1,855,624,118	51.5%				1.43x	73.2%	72.3%	5.898%

84 Lumber Industrial Pool	BCRE	1/ 54	1	$75,008,971	2.1%	2.5%	Industrial — Warehouse	$43	1.57x	68.5%	61.0%	6.172%
Fort 1 Portfolio	Wachovia	5/ 5	1	64,800,000	1.8	2.1%	Various	$48	1.50x	75.0%	75.0%	5.550%
Exchange Building	Nomura	1/ 1	1	62,500,000	1.7	2.1%	Office — CBD	$203	1.32x	77.5%	77.5%	5.615%
Nordic Cold Storage Pool	BCRE	1/ 3	1	55,500,000	1.5	1.8%	Industrial — Warehouse	$42	1.45x	62.9%	58.8%	5.980%
79 Madison Avenue	Wachovia	1/ 1	1	55,000,000	1.5	1.8%	Office — CBD	$220	1.47x	54.8%	54.8%	6.250%
San Palacio Apartment Homes	Wachovia	1/ 1	2	45,000,000	1.2	8.0%	Multifamily — Conventional	$127,841	1.21x	77.6%	77.6%	5.730%
560 Broadway	Wachovia	1/ 1	1	40,000,000	1.1	1.3%	Office — CBD	$310	1.87x	41.8%	41.8%	5.910%
Village Shoppes at Creekside	Wachovia	1/ 1	1	39,500,000	1.1	1.3%	Retail — Anchored	$186	1.26x	77.3%	72.0%	5.720%
The Lion Building	Wachovia	1/ 1	1	33,600,000	0.9	1.1%	Office — CBD	$230	1.31x	54.2%	54.2%	5.794%
High Bluff Ridge at Del Mar	Wachovia	1/ 1	1	32,900,000	0.9	1.1%	Office — Suburban	$209	2.25x	39.2%	39.2%	5.510%
		14/ 69		$503,808,971	14.0%				1.50x	64.9%	62.9%	5.846%

		24/ 179		$2,359,433,089	65.5%				1.45x	71.4%	70.3%	5.887%

(1)	The 666 Fifth Avenue Loan, the ING Hospitality Pool Loan, the Sawgrass Mills Loan, the Potomac Mills Loan and the 84 Lumber Industrial Pool Loan are part of split loan structures that include one or more pari passu companion loans and, in the case of the Sawgrass Mills mortgage loan, multiple subordinate companion loans that are not included in the Trust Fund. The Central/Eastern Industrial Pool mortgage loan, The Renaissance mortgage loan and the Nordic Cold Storage Pool mortgage loan are part of a split loan structure that includes one subordinate companion loan that is not included in the trust fund. With respect to each Mortgage Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratio and Cut-Off Date Balance per square foot/room are based on the aggregate indebtedness of or debt service on, as applicable, the Mortgage Loan and the related pari passu companion loan, but not any related subordinate companion loan or future pari passu companion loan.
(2)	Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or were calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See ‘‘Additional Mortgage Loan Information’’ herein. Also, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in the Prospectus Supplement.
(3)	The underwritten net cash flow used to calculate the DSC Ratio was determined based on certain assumptions, including that all leases were marked to current market rental rates. If the market rental rates are not achieved upon lease rollover, the DSC Ratio will be negatively affected. The ‘‘As-Is’’ DSC Ratio calculated based on the rent roll dated January 11, 2007, including rent steps through 2007, is 0.65x. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in the Prospectus Supplement.

Co-Lender Loans	Eleven (11) mortgage loans (loan numbers 1, 2, 3, 6, 9, 10, 11, 13, 20, 49 and 50) to be included in the trust fund, representing approximately 37.8% of the mortgage pool as of the cut-off date (8 mortgage loans in loan group 1 or 41.1% and 3 mortgage loans in loan group 2 or 20.0%) are, in each case, evidenced by one (or, in the case of one of these mortgage loans, two) of two or more notes or sets of notes which are secured by one or more mortgaged properties.

Five (5) mortgage loans, the 666 Fifth Avenue mortgage loan, the ING Hospitality Pool mortgage loan, the Sawgrass Mills mortgage loan, the Potomac Mills mortgage loan and the 84 Lumber Industrial Pool mortgage loan (loan numbers 1, 2, 3, 6 and 11), are part of split loan structures where one or more companion loans are part of the applicable split loan structure and are pari passu and, in the case of the Sawgrass Mills mortgage loan, subordinate in right of entitlement to payment with the related mortgage loan. The remaining co-lender loans (loan numbers 9, 10, 13, 20, 49 and 50) are part of split loan structures in which the related companion loan(s) is subordinate to the related mortgage loan. In each case, the related companion loan or companion loans will not be part of the trust fund. Each of these mortgage loans and its related companion loans are subject to intercreditor agreements.

The intercreditor agreement for each of the 666 Fifth Avenue mortgage loan, the ING Hospitality Pool mortgage loan, the Sawgrass Mills mortgage loan, the Potomac Mills mortgage loan and the 84 Lumber Industrial Pool mortgage loan generally allocates collections in respect of each whole loan to the related mortgage loan and its related pari passu companion loan(s), on a pro rata basis and then, in the case of the Sawgrass Mills mortgage loan, to the related subordinate companion loan(s) up to amounts due and payable thereon. The intercreditor agreements for each of the remaining mortgage loans that are part of a split loan structure that includes one or more subordinate companion loans generally allocate collections in respect of that mortgage loan and its related subordinate companion loan(s) first, to the related mortgage loan, up to amounts due and payable thereon and then to the related subordinate companion loan(s) up to amounts due and payable thereon. However, prepayments will generally be allocated on a pro rata basis prior to default. No companion loan is included in the trust fund. No subordinate companion loan will bear losses or provide credit support in respect of unrelated mortgage loans.

The master servicer and special servicer will service and administer each of these mortgage loans and its related companion loans (other than the 666 Fifth Avenue mortgage loan and its related pari passu companion loans, the ING Hospitality Pool mortgage loan and its pari passu companion loans and the Sawgrass Mills mortgage loan and its related pari passu companion loans) pursuant to the pooling and servicing agreement and the related intercreditor agreement, for so long as the related mortgage loan is part of the trust fund.

The 666 Fifth Avenue mortgage loan and its related companion loans are being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1. The master servicer under the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement with respect to these loans is Bank of America, National Association, the special servicer under the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement is LNR Partners, Inc. and the trustee under the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement is Wells Fargo Bank, N.A. The terms of the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the 666 Fifth Avenue Loan’’ in this prospectus supplement.

The ING Hospitality Pool mortgage loan and its companion loan is being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-C32. The master servicer under the Wachovia Bank 2007-C32 pooling and servicing agreement is Wachovia Bank, National Association, the special servicer under the Wachovia Bank 2007-C32 pooling and servicing agreement is CWCapital Asset Management LLC and the trustee under the Wachovia Bank 2007-C32 pooling and servicing agreement is Wells Fargo Bank, N.A. The terms of the Wachovia Bank 2007-C32 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the ING Hospitality Pool Loan’’ in this prospectus supplement.

The Sawgrass Mills mortgage loan and its related companion loans are expected to be eventually serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass Through Certificates, Series 2007-LDP12. The master servicer under the J.P. Morgan 2007-LDP12 pooling and servicing agreement is expected to be Wells Fargo Bank, N.A.; the special servicer under that pooling and servicing agreement is expected to be J.E. Robert Company, Inc., and the trustee under that pooling and servicing agreement is expected to be LaSalle Bank National Association. The terms of the J.P. Morgan 2007-LDP12 pooling and servicing agreement are expected to be generally similar (but not identical) to those of the pooling and servicing agreement for this transaction but may differ in certain respects, some of which may be material, to the pooling and servicing agreement for this transaction. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the Sawgrass Mills Loan’’ in this prospectus supplement.

Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Co-Lender Loans’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are subject to, or are permitted to become subject to, additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

 Risk Factors

•	You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under ‘‘RISK FACTORS’’ in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

•	The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

•	This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

•	If any of the following risks are realized, your investment could be materially and adversely affected.

•	In connection with the risks and uncertainties described below which may relate to certain of the mortgage loans, or the mortgage pool in general, examples are given with respect to particular risks and particular mortgage loans. The fact that examples are given should not be interpreted to mean that the examples reflect all of the mortgage loans in the trust fund to which the risk is applicable.

The Offered Certificates

Only Mortgage Loans Are Available to Pay You

Neither the offered certificates nor the mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See ‘‘RISK FACTORS—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in the accompanying prospectus.

Prepayments Will Affect Your Yield

Prepayments.    The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which, in either case, may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to a purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

With respect to 9 mortgage loans (loan numbers 1, 2, 4, 7, 9, 11, 13, 26 and 68), representing 33.8% of the mortgage pool (8 mortgage loans in loan group 1 or 35.7% and 1 mortgage loan in loan group 2 or 23.6%), under certain circumstances, including satisfaction of debt service reserve and/or loan-to-value tests, the related borrower is permitted to release a portion or portions of the mortgaged property.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-5 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Yield.    In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

The yield on the Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates could be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. In addition, because there can be no assurances with respect to losses, prepayments and performance of the mortgage loans, there can be no assurance that distributions of principal on the Class A-PB certificates will be made in conformity with the schedule attached on Annex F to this prospectus supplement.

The yield on the Class IO certificates is particularly sensitive to the rate and timing of principal payments made in reduction of the component balances of the components of the Class IO certificates. Investors in Class IO certificates should consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure to fully recoup your initial investment. Any payment in reduction of the certificate balance of any class of the certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) and any losses allocated in reduction of the certificate balance of any class of the certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) will also result in a corresponding reduction in the notional amount of the Class IO certificates. Thus, the yield on the Class IO certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans, and the more quickly the component of the Class IO certificates is reduced, the greater will be the negative effect on the yield of the Class IO certificates, to the extent such effect is not offset by distributions to you of a portion of any applicable prepayment premiums or yield maintenance charges as described in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Interest Rate Environment.    Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are generally more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are generally less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

Performance Escrows.    In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

With respect to 1 mortgage loan (loan number 65), representing 0.3% of the mortgage pool (0.4% of loan group 1), in the event that within five years of origination, the related mortgaged property does not achieve certain economic criteria, including a debt service coverage ratio of at least 1.20x on a trailing three month basis, an upfront reserve in the original amount of $540,000 may, at the lender’s option, (i) be retained as additional collateral for the mortgage loan or (ii) be applied, to reduce the outstanding balance of the mortgage loan (with the borrower obligated to pay any related prepayment fee). Although the pooling and servicing agreement generally directs the master servicer to hold unused escrows as additional collateral for the related mortgage loan, the pooling and servicing agreement will not prohibit the master servicer from applying this escrow to pay down the principal balance of this mortgage loan. For purposes of calculating debt service coverage ratios and loan-to-value ratios used in this prospectus supplement, the $540,000 earnout was netted out from the original principal balance of such mortgage loan.

With respect to 1 mortgage loan (loan number 87), representing 0.2% of the mortgage pool (0.2% of loan group 1), in the event that within two years of origination, the related mortgaged property does not achieve certain economic criteria, including a debt service coverage ratio of at least 1.30x on a trailing 12-month basis, an upfront reserve in the original amount of $1,000,000 may, at the lender’s option, (i) be retained as additional collateral for the mortgage loan or (ii) be applied, to reduce the outstanding balance of the mortgage loan (with the borrower obligated to pay any related prepayment fee), in which event the amortization schedule will be recast and the monthly debt service payments on the mortgage loan will be adjusted. Although the pooling and servicing agreement generally directs the master servicer to hold unused escrows as additional collateral for the related mortgage loan, the pooling and servicing agreement will not prohibit the master servicer from applying this escrow to pay down the principal balance of this mortgage loan. For purposes of calculating debt service coverage ratios and loan-to-value ratios used in this prospectus supplement, the $1,000,000 earnout was netted out from the original principal balance of such mortgage loan.

See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ and the modeling assumptions described in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

Premiums.    Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay that premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties or a material document defect. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

Pool Concentrations.    Principal payments (including prepayments) on the mortgage loans included in the trust fund or in a particular group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled ‘‘Range of Remaining Terms to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date’’ in Annex B

to this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) is payable in sequential order to the extent described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under ‘‘—The Mortgage Loans—Special Risks Associated With High Balance Mortgage Loans’’ below than classes with a higher sequential priority.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The offered certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Borrower Defaults May Adversely Affect Your Yield

The aggregate amount of distributions on the offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund. Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. See ‘‘RISK FACTORS—The Offered Certificates—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions’’ in the accompanying prospectus.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A or Class IO certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier payment priority. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ and ‘‘DESCRIPTION OF THE CERTIFICATES— Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Your Lack of Control Over the Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust fund. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of a companion loan, mezzanine loan or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

Eleven (11) of the mortgage loans (loan numbers 1, 2, 3, 6, 9, 10, 11, 13, 20, 49 and 50), representing 37.8% of the mortgage pool (8 loans in loan group 1 or 41.1% and 3 loans in loan group 2 or 20.0%), are each part of a split loan structure in which the related whole loan is evidenced by multiple promissory notes. With respect to 5 of these mortgage loans, the 666 Fifth Avenue mortgage loan, the ING Hospitality Pool mortgage loan, Sawgrass Mills mortgage loan, the Potomac Mills mortgage loan and the 84 Lumber Industrial Pool mortgage loan (loan numbers 1, 2, 3, 6 and 11), representing 29.8% of the mortgage pool (35.3% of loan group 1), the related mortgage loans are part of a split loan structure where the related companion loan(s) that are part of the split loan structure are pari passu in right of payment with the related mortgage loan and, in the case of the Sawgrass Mills mortgage loan, subordinate in right of payment with the related mortgage loan, and the holder of the related pari passu or subordinate companion note has certain control, consultation and/or consent rights with respect to the servicing and/or administration of the related mortgage loan. Only one (or in the case of the 666 Fifth Avenue mortgage loan, two) of the pari passu notes is included in the trust fund. With respect to mortgage loans (not including the 5 mortgage loans discussed above) evidenced by multiple promissory notes, the related mortgage loans are each part of a split loan structure where one or more promissory notes are subordinate in right of payment to the other promissory note. In each case, the trust fund does not include the subordinate companion note(s). In addition, such holders of the pari passu companion note or the subordinate companion notes may have been granted various rights and powers pursuant to the related intercreditor agreement or other similar agreement, including cure rights and purchase options with respect to the related mortgage loans, and the right to direct, approve or disapprove servicing actions involving the related whole loan and to replace the special servicer for the related whole loan. In some cases, the foregoing rights and powers may be assignable or may be exercised through a representative or designee. Accordingly, these rights may potentially conflict with the interests of the certificateholders.

You will also not have the right to vote or make decisions with respect to the servicing of the Sawgrass Mills mortgage loan and your interests may be negatively affected by decisions made by the applicable parties pursuant to the J.P. Morgan 2007-LDP12 pooling and servicing agreement and the co-lender agreement for the Sawgrass Mills whole loan.

Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in this prospectus supplement and the accompanying prospectus.

The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of a bankruptcy or insolvency of a mortgage loan seller or the depositor, which opinions are subject to various assumptions and qualifications, the depositor and the issuing entity believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a ‘‘business trust.’’ Even if a bankruptcy court were to determine that the issuing entity was a ‘‘business trust,’’ it is possible that payments on the certificates would be delayed while the court resolved the issue.

Liquidity for Certificates May Be Limited

There is currently no secondary market for the offered certificates. While each underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.

Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange at the time of closing and may never be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

Potential Conflicts of Interest

The master servicer is one of the mortgage loan sellers, a sponsor and an affiliate of the depositor and one of the underwriters. These affiliations could cause conflicts with the master servicer’s duties to the trust fund under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

Wachovia Bank, National Association, the master servicer, a sponsor and one of the mortgage loan sellers, may finance the acquisition of certain of the certificates by one or more investors from time to time.

The trustee is also the master servicer under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12 pooling and servicing agreement. This affiliation could cause conflicts with the trustee’s duties to the trust fund under the pooling and servicing agreement.

Wachovia Bank, National Association (which is the master servicer, a mortgage loan seller and a sponsor) or one of its affiliates is also the initial holder of certain companion loans with respect to 3 mortgage loans (loan numbers 9, 10 and 20), representing 5.7% of the mortgage pool (2 mortgage loans in loan group 1 or 4.0% and 1 mortgage loan in loan group 2 or 14.9%). In addition, Wachovia Bank, National Association is the initial holder of the mezzanine loans related to 4 mortgage loans (loan numbers 22, 27, 28 and 55), representing 2.4% of the mortgage pool (15.5% of loan group 2). Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, mezzanine loan or the holder of certain certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement. In addition, Wachovia Bank, National Association is a partial equity owner of Triple Net Properties, LLC, which is an affiliate of the borrower with respect to 5 mortgage loans (loan numbers 38, 41, 46, 52 and 59), representing 2.1% of the mortgage pool (3 mortgage loans in loan group 1 or 1.5% and 2 mortgage loans in loan group 2 or 5.7%). Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, the holder of mezzanine indebtedness or the holder of certain other indebtedness secured by the related mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ in this prospectus supplement.

LNR Securities Holdings, LLC, the controlling class representative and an affiliate of LNR Partners, Inc., holds a $66,666,667 participation interest in the $200,000,000 mezzanine loan made to the related borrower in connection with 1 mortgage loan (loan number 1), representing 7.9% of the mortgage pool (9.4% of loan group 1), and LNR Partners, Inc. is the servicer of such mezzanine loan. Barclays Capital Real Estate Inc., one of the mortgage loan sellers, a sponsor and an affiliate of one of the underwriters, is also the initial holder of a 50% interest in a related $335,000,000 senior mezzanine loan and a $66,666,667 interest in a related junior mezzanine loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ and ‘‘666 Fifth Avenue’’ in Annex D in this prospectus supplement. In addition, Barclays Capital Real Estate Inc. is also the holder of the companion loans with respect to two mortgage loans (loan numbers 11 and 13), representing 3.6% of the mortgage pool (4.3% of loan group 1). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Barclays Investment Holdings Inc., an affiliate of Barclays Real Estate Capital Inc., is a joint venture partner of the sponsor of 1 mortgage loan (loan number 7), representing 3.7% of the mortgage pool (23.6% of loan group 2), and holds an equity interest of approximately 29.6% in the related borrower. As a result, a conflict could have risen during the origination process as a result of Barclays Capital Real Estate Inc. being the originator of the related mortgage loan as well as an affiliate of the owner of the equity interests in the related borrower.

Nomura Credit & Capital, Inc. is the holder of certain subordinate companion notes with respect to 3 mortgage loans (loan numbers 3, 49 and 50), representing 8.2% of the mortgage pool (1 loan in loan group 1 or 8.7% and 2 loans in loan group 2 or 5.1%). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Each of the master servicer, special servicer or any of their respective affiliates may, especially if it holds the non-offered certificates or subordinate companion loan(s) related to a mortgage loan, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates or subordinate companion loan(s) related to a mortgage loan, the special servicer could seek to reduce the potential for losses allocable to those certificates or subordinated companion loans from a troubled mortgage loan by deferring acceleration in the hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating the mortgage loan earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust fund than would be realized if alternate action had been taken. In general, the master servicer, special servicer or any of their respective affiliates is not required to act in a manner more favorable to the holders of the offered certificates or any particular class of offered certificates than to the holders of the non-offered certificates or subordinated companion loans.

The special servicer will (and any related sub-servicer may) be involved in determining whether to modify or foreclose a defaulted mortgage loan. An affiliate of the special servicer may purchase certain other non-offered certificates and will serve as the initial controlling class representative. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust fund. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

If the holder of a subordinate companion loan exercises its right (if any) to replace the special servicer for purposes of the special servicing of the related whole loan, the circumstances described above would generally apply to the replacement special servicer.

The circumstances described above could cause a conflict between the special servicer’s duties to the trust fund under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See ‘‘SERVICING OF THE MORTGAGE LOANS —General’’ in this prospectus supplement.

In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers; or

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties: or

•	affiliates of the property manager and/or the borrowers or the property managers and/or the borrowers themselves also may own other properties, including competing properties; or

•	the mortgaged property is self-managed.

For example, with respect to 9 mortgage loans, (loan numbers 3, 4, 5, 6, 7, 9, 11, 12 and 13), representing 36.2% of the mortgage pool (8 mortgage loans in loan group 1 or 38.6% and 1 mortgage loan in loan group 2 or 23.6%), the property manager for each of the mortgaged properties securing the mortgage loans is an affiliate of the sponsor. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and Annex D to this prospectus supplement.

Moreover, with respect to certain of the mortgage loans, no lockbox has been established and the property manager has access to the proceeds from the related mortgaged property prior to such amounts being required to be deposited in the related escrow accounts or being paid to the mortgagee as debt service payments. Accordingly, since certain of these mortgage loans are managed by, or in the future may be managed by an affiliate of the related borrower, a potential conflict of interest could arise when such affiliated property manager receives proceeds from the related mortgaged property in a borrower-controlled account.

In addition, certain mortgage loans included in the trust fund may have been refinancings of debt previously held by (or by an affiliate of) one of the mortgage loan sellers.

The activities of the mortgage loan sellers and their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust fund, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

The Mortgage Loans

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.

Certain of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. In this regard, the three largest tenants and their respective lease expiration dates for mortgage loans secured by retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date. In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund are leased to a single tenant which subjects the related borrower to increased risks in the event the tenant vacates and a replacement tenant is not readily available. See ‘‘—Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk’’ in this prospectus supplement.

In addition, with respect to 9 mortgage loans (loan numbers 35, 36, 37, 60, 114, 121, 122, 123 and 159), representing 2.3% of the mortgage pool (8 mortgage loans in loan group 1 or 2.1% and 1 mortgage loan in loan group 2 or 3.1%), certain of the tenants at the related mortgaged property or other persons have rights of first refusal and/or purchase options on the related mortgaged property in accordance with the terms of the related tenant leases or other recorded documents affecting the mortgaged property. There can be no assurance that if such options are not waived, the mortgagee’s ability to sell the related mortgaged property at or after foreclosure may be impaired or may adversely affect the foreclosure proceeds or sale proceeds in a post-foreclosure sale.

If leases are not renewed or replaced, if tenants default, if rental rates fall, if tenants vacate the related mortgaged property during the terms of their respective leases and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. For example, with respect to 8 mortgage loans (loan numbers 1, 8, 16, 44, 75, 140, 148 and 149), representing 12.4% of the mortgage pool (7 loans in loan group 1 or 14.2% and 1 loan in loan group 2 or 2.8%), the mortgagee required the related borrower to maintain a debt service reserve to offset a projected shortfall in cashflow at the mortgaged property. Although the related borrower anticipates this will be sufficient, there can be no assurances that it will be or that the mortgaged property will improve so that it supports the debt service on the mortgaged property without regard to the debt service reserve. See the description of ‘‘666 Fifth Avenue’’, ‘‘110 East 42nd Street’’ and ‘‘The Renaissance’’ in Annex D hereto.

In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations. For example, with respect to 4 mortgaged properties (loan numbers 63, 70, 105 and 151), representing, by allocated loan amount, 0.8% of the mortgage pool (1.0% of loan group 1), all or a material portion of the rentable area at the related mortgaged properties is occupied by one or more U.S. government, state government or local government agencies and certain of such U.S. government leases may permit the related tenant to terminate its lease due to any lack of appropriations, and certain state and local government leases may permit the related tenant to terminate its lease after a specified date contained in the respective lease, which date may be prior to the maturity date of the related mortgage loan, subject to certain terms and conditions contained therein.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property including, in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, mortgaged properties that have been designated as historic sites, may be difficult to convert to alternative uses and may also require certain governmental approvals to make alterations or modifications to the related mortgaged property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

See ‘‘—Special Risks Associated with Industrial and Mixed-Use Facilities’’ below.

Borrowers’ Recent Acquisition of the Mortgaged Properties

The related borrowers under 79 mortgage loans, representing 73.1% of the mortgage pool (65 mortgage loans in loan group 1 or 74.7% and 14 mortgage loans in loan group 2 or 64.3%), acquired all or part of their related mortgaged property contemporaneously with the origination of the related mortgage loan or within the prior 12 months of origination. For example, 8 of the ten largest mortgage loans (loan numbers 1, 2, 3, 4, 6, 7, 8 and 9), representing 43.6% of the mortgage pool (7 mortgage loans in loan group 1 or 47.4% and 1 mortgage loan in group 2 or 23.6%) are secured by recently acquired properties. Accordingly, these borrowers may have limited experience operating the particular mortgaged properties and, therefore, there is a risk that the net operating income and cash flow of such mortgaged properties may vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management.

Risks Relating to Certain Property Types

Particular types of income properties are exposed to particular risks. For instance:

Special Risks Associated with Retail Properties

Retail properties, including shopping centers, secure, in whole or in part, 55 mortgage loans included in the trust fund as of the cut-off date, representing 29.4% of the mortgage pool (34.9% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Retail Properties’’ and ‘‘Special Risks Associated with Shopping Center and Other Retail Properties’’ in the accompanying prospectus.

In addition, 3 mortgaged properties (loan numbers 3, 6 and 33), representing 12.5% of the mortgage pool (14.8% of loan group 1), have a movie theater as one of the significant tenants. These mortgaged properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. These developments have caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Special Risks Associated with Office Properties

Office properties secure, in whole or in part, 31 mortgage loans included in the trust fund as of the cut-off date, representing 24.6% of the mortgage pool (29.2% of loan group 1). See ‘‘RISK FACTORS—The Mortgage Loans—Special Risks of Mortgage Loans Secured by Office Properties’’ in the accompanying prospectus.

Included in the mortgage loans secured by office properties are 3 mortgage loans (loan numbers 52, 118 and 155), representing approximately 0.5% of the mortgage pool (0.7% of loan group 1) that are secured by medical office properties. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursements (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.

Although the Village Shops at Sandhill Outparcels mortgage loan (loan number 68) is not secured by the retail building improving the mortgaged property, the borrower’s ability to make its debt service payments will be solely dependent on the ground lessee’s ability to make its obligations under the ground lease, which is in turn dependent on the underlying tenants occupying the retail building.

Special Risks Associated with Hospitality Properties

Hospitality properties secure, in whole or in part, 16 mortgage loans included in the trust fund as of the cut-off date, representing 17.6% of the mortgage pool (20.9% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Hospitality Properties’’ in the accompanying prospectus. Certain mortgage loans included in the trust fund are secured by hospitality properties that are not affiliated with a hotel chain. The lack of a franchise affiliation, or of a nationally known franchise affiliation, may adversely affect the performance of a hotel property.

With respect to mortgage loans included in the trust fund that are secured by hospitality properties that are affiliated with a hotel chain by means of management agreements or franchise or licensing agreements, such agreements generally impose affirmative obligations on the owners, franchisees or licensees with respect to hotel operations. If the owner, franchisee or licensee does not comply with such obligations, it may lose its management agreement, franchise or license. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchise licenses may require significantly higher fees.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the mortgagee or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the mortgagee may be unable to terminate a franchise license or remove a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may have restrictions or prohibitions on transfers to third parties, including, for example, in connection with a foreclosure.

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. There can be no assurance that cash flow or the amounts held in reserve will be sufficient to offset any shortfall that occur at the mortgaged property during slower periods, or if seasonality reserves are provided for, that the reserves will be funded or will be sufficient or available to fund such shortfalls.

Special Risks Associated with Multifamily Properties

Multifamily properties secure, in whole or in part, 28 mortgage loans included in the trust fund as of the cut-off date, representing 14.1% of the mortgage pool (1 mortgage loan in loan group 1 or 0.0% and

27 mortgage loans in loan group 2 or 90.1%). See ‘‘—Special Risks Relating to Certain Assistance and Affordable Housing Programs’’ in the prospectus supplement and ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ in the accompanying prospectus.

Special Risks Associated with Industrial and Mixed-Use Facilities

Industrial properties secure, in whole or in part, 12 mortgage loans included in the trust fund as of the cut-off date, representing 8.6% of the mortgage pool (10.3% of loan group 1).

Mixed use properties secure, in whole or in part, 10 mortgage loans included in the trust fund as of the cut-off date, representing 2.7% of the mortgage pool (3.2% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities’’ in the accompanying prospectus.

Mixed use mortgaged properties consist of either (i) office and retail components, (ii) office, retail and multifamily components, (iii) retail, industrial and parking garage components or (iv) office and warehouse components and as such, mortgage loans secured by mixed-use properties will share the risks associated with such underlying components. See ‘‘—Special Risks Associated with Office Properties’’, ‘‘—Special Risks Associated with Multifamily Properties’’ and ‘‘—Special Risks Associated with Retail Properties’’ in this prospectus supplement and ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’, ‘‘—Special Risks of Mortgage Loans Secured by Retail Properties’’, ‘‘—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ and ‘‘—Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities’’ in the accompanying prospectus.

Special Risks Associated with Mobile Home Park Properties

Mobile home park properties secure, in whole or in part, 10 mortgage loans included in the trust fund as of the cut-off date, representing 1.8% of the mortgage pool (1 mortgage loan in loan group 1 or 0.2%, and 9 mortgage loans in loan group 2 or 9.9%). See ‘‘RISK FACTORS—Special Risks Associated with Manufactured Housing Properties’’ in the accompanying prospectus.

Special Risks Associated with Self Storage Facilities

Self storage facilities secure, in whole or in part, 3 mortgage loans included in the trust fund as of the cut-off date, representing 0.9% of the mortgage pool (1.0% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities’’ in the accompanying prospectus.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ‘‘—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property’’ below.

Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that such secured lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement, and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related mortgage loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate address the related condition or circumstance is required to take (or is liable for the failure to take) actions, if any, with respect to those circumstances or conditions that have been required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

Problems associated with mold, fungi or decay may pose risks to the mortgaged properties that are part of the trust fund and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold, fungi or decay problems. If left unchecked, the growth of such problems could result in the interruption of cash flow, litigation and remediation expenses that could adversely impact collections from a mortgaged property.

We cannot provide assurance, however, that should environmental insurance coverage be needed, such coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

Special Risks Associated with Balloon Loans and Anticipated Repayment Date Loans

All of the mortgage loans provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until their respective maturity date and, in each case, a balloon payment on their respective maturity date. Twenty-three (23) of these mortgage loans, representing 6.7% of the mortgage pool (20 mortgage loans in loan group 1 or 5.8% and 3 mortgage loans in loan group 2 or 11.7%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

•	A borrower’s ability to make a balloon payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

•	Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

•	The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including (but not limited to) the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, rent rolling status, rent control laws with respect to certain residential properties, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Generally, even fully amortizing mortgage loans which pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in fact, have a small ‘‘balloon payment’’ due at maturity. For additional description of risks associated with balloon loans, see ‘‘RISK FACTORS—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in the accompanying prospectus.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Adverse Consequences Associated with Borrower Concentration, Borrowers under Common Control and Related Borrowers

Certain borrowers under the mortgage loans included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

•	have common general partners or managing members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

For example, 6 groups of mortgage loans consisting of (a) 5 cross-collateralized and cross-defaulted mortgage loans (loan numbers 31, 34, 54, 77 and 121), representing, in the aggregate, 1.8% of the mortgage pool (2.1% of loan group 1), (b) 2 cross-collateralized and cross-defaulted mortgage loans (loan numbers 49 and 50), representing, in the aggregate, 0.8% of the mortgage pool (5.1% of loan group 2), (c) 5 cross-collateralized and cross-defaulted mortgage loans (loan numbers 109, 132, 135, 136 and 166), representing, in the aggregate, 0.4% of the mortgage pool (0.5% of loan group 1), (d) 4 cross-collateralized and cross-defaulted mortgage loans (loan numbers 114, 122, 156 and 160), representing, in the aggregate, 0.3% of the mortgage pool (0.4% of loan group 1), (e) 3 cross-collateralized and cross-defaulted mortgage loans (loan numbers 157, 162 and 163), representing, in the aggregate, 0.1% of the mortgage pool (0.8% of loan group 2) and (f) 2 cross-collateralized and cross-defaulted mortgage loans (loan numbers 140 and

148), representing, in the aggregate, 0.1% of the mortgage pool (0.2% of loan group 1), respectively, have sponsors that are affiliated. Although the mortgage loans within each group are cross-collateralized and cross-defaulted, the groups of mortgage loans are not cross-collateralized or cross-defaulted with each other.

In addition, 13 mortgage loans (loan numbers 3, 5, 6, 33, 37, 74, 94, 101, 118, 124, 153, 154 and 164), representing 19.5% of the mortgage pool (10 mortgage loans in loan group 1 or 22.9% of loan group 1 and 3 mortgage loans in loan group 2 or 1.2%), are not cross-collateralized or cross-defaulted but the sponsors of two or more of the related borrowers under two or more of such mortgage loans are affiliated.

No group, individual borrower, sponsor or borrower concentration represents more than 17.5% of the mortgage pool (20.7% of loan group 1).

Mortgaged Properties Leased to Borrowers & Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. Certain mortgaged properties or portions thereof are master leased to affiliates of the borrower under arrangements whereby the affiliate tenant operates and/or leases the mortgaged property or the master leased premises. In some cases, this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Additionally, in the case of the 1 mortgage loan (loan number 107) representing 0.1% of the mortgage pool (0.2% of loan group 1), in the event certain tenants vacate their leased space, the related sponsor or an affiliate thereof is required to enter into a master lease of such vacant space. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. For example, 3 mortgage loans (loan numbers 36, 92 and 98), representing 0.8% of the mortgage pool (2 mortgage loans in loan group 1 or 0.4% and 1 mortgage loan in loan group 2 or 3.1%), the borrower or an affiliate thereof leased space at the mortgaged property but is not expected to take occupancy. Such master lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. Loans secured by mortgaged properties occupied by the related borrowers or their affiliates may present similar risks. For example, the mortgaged property related to one mortgage loan (loan number 137), representing 0.1% of the mortgage pool (0.1% of loan group 1), approximately 35% of the related mortgaged property has been leased to an affiliate of the borrower, which tenant is expected to take occupancy.

The Geographic Concentration of Mortgaged Properties Subjects the Trust Fund to a Greater Extent to State and Regional Conditions

Except as indicated in the following tables, less than 5.0% of the mortgage loans, by cut-off date pool or loan group balance, are secured by mortgaged properties in any one state and the District of Columbia.

Mortgaged Properties by Geographic Concentration(1)

States	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
NY	55	$777,200,000	21.6%
FL	19	421,979,304	11.7
CA	34	317,587,184	8.8
Southern(2)	29	284,146,906	7.9
Northern(2)	5	33,440,278	0.9
TX	40	303,254,760	8.4
WA	5	231,454,500	6.4
MO	5	214,527,000	6.0
VA	8	202,107,071	5.6
GA	20	183,450,275	5.1
Other	144	950,563,492	26.4
	330	$3,602,123,586	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1
Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
NY	11	$544,300,000	17.9%
FL	16	388,852,304	12.8
CA	30	295,166,084	9.7
Southern(2)	26	269,725,806	8.9
Northern(2)	4	25,440,278	0.8
TX	36	233,682,260	7.7
WA	4	228,029,500	7.5
MO	4	213,257,000	7.0
VA	8	202,107,071	6.7
Other	141	931,985,429	30.7
	250	$3,037,379,648	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).
(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2
Mortgaged Properties by Geographic Concentration(*)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
NY	44	$232,900,000	41.2%
TX	4	69,572,500	12.3
AZ	2	47,240,000	8.4
GA	4	39,065,000	6.9
FL	3	33,127,000	5.9
Other	23	142,839,438	25.3
	80	$564,743,938	100.0%

(*)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and mortgaged properties are located:

•	economic conditions;

•	conditions in the real estate market;

•	changes in governmental rules and fiscal policies;

•	acts of God or terrorism (which may result in uninsured losses); and

•	other factors which are beyond the control of the mortgagors.

For example, 55 of the mortgaged properties, representing, by allocated loan amount, 21.6% of the mortgage pool (11 mortgaged properties in loan group 1 or 17.9% and 44 mortgaged properties in loan group 2 or 41.2%) are located in the State of New York. In addition, 19 of the mortgaged properties, representing, by allocated loan amount, 11.7% of the mortgage pool (16 mortgage loans in loan group 1 or 12.8% and 3 mortgaged properties in loan group 2 or 5.9%) are located in the State of Florida. As a result of these concentrations, any adverse economic impact on New York or Florida may have a more pronounced effect on certificateholders as compared with a similar economic impact on other geographical areas.

Special Risks Associated with High Balance Mortgage Loans

Several of the mortgage loans included in the trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

•	The largest single mortgage loan included in the trust fund as of the cut-off date represents 7.9% of the mortgage pool (9.4% of loan group 1).

•	The largest group of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 1.8% of the mortgage pool (2.1% of loan group 1).

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

•	mortgage loans included in the trust fund and secured by retail properties represent, as of the cut-off date, 29.4% of the mortgage pool (34.9% of loan group 1);

•	mortgage loans included in the trust fund and secured by office properties represent, as of the cut-off date, 24.6% of the mortgage pool (29.2% of loan group 1);

•	mortgage loans included in the trust fund and secured by hospitality properties represent, as of the cut-off date, 17.6% of the mortgage pool (20.9% of loan group 1);

•	mortgage loans included in the trust fund and secured by multifamily and mobile home park properties represent, as of the cut-off date, 15.9% of the mortgage pool (0.3% of loan group 1 and all of the mortgage loans in loan group 2); and

•	mortgage loans included in the trust fund and secured by industrial and mixed-use facilities represent, as of the cut-off date, 11.3% of the mortgage pool (13.4% of loan group 1).

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 85 percent of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related mortgage loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. For example, terrorism insurance is generally required only with respect to ‘‘certified acts of terrorism’’, as defined under the Terrorism Insurance Act of 2002. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. For example, with respect to 1 mortgage loan (loan number 1), representing approximately 7.9% of the mortgage pool (9.4% of loan group 1), terrorism insurance is only required up to such amount that can be purchased for a premium not in excess of $7,500,000, as adjusted annually in accordance with the consumer price index.

With respect to 1 mortgage loan (loan number 5), representing 5.6% of the mortgage pool (6.6% of loan group 1), there is no exclusion for the acts of terrorism in the rent loss and all-risk insurance policies in place at closing; provided, however, if the Terrorism Risk Insurance Extension Act of 2005 is not in effect, the rent loss and all-risk insurance policies may contain an exclusion for acts of terrorism provided that the related borrower shall obtain, to the extent available, a stand alone policy that provides the same coverage as such policies would have if such exclusion did not exist; provided further, however, that such stand alone policy may have a deductible that is reasonable for the geographic region in which the related Mortgaged Property is located, so long as in no event shall such deductible exceed $5,000,000. Upon renewal of such policies, the related borrower’s obligation to obtain such renewals either without an exclusion for acts of terrorism or as a stand alone policy, as applicable, shall be limited to the extent that such insurance can be obtained at commercially reasonable cost levels consistent with the practices of institutional owners of properties similar in type, size and quality to the related Mortgaged Property.

With respect to 1 mortgage loan (loan number 3), representing 7.4% of the mortgage pool (8.7% of loan group 1), there is no exclusion for the acts of terrorism in the all-risk, commercial general liability, builder’s risk, worker’s compensation, rent loss, comprehensive boiler and machinery, umbrella liability and motor vehicle liability insurance policies in place at closing; provided, however, if the Terrorism Risk Insurance Extension Act of 2005 is not in effect, such insurance policies may contain an exclusion for acts of terrorism provided that the related borrower shall obtain, to the extent available, a stand alone policy that provides the same coverage as such policies would have if such exclusion did not exist; provided further, however, that such stand alone policy may have a deductible that is reasonable for the geographic region in which the related Mortgaged Property is located, so long as a in no event shall such deductible exceed $5,000,000 if a ‘‘Control Event’’ (as defined in the related Mortgage Loan documents) has not occurred, and if a Control Event has occurred, $100,000.00.

With respect to 1 mortgage loan (loan number 7), representing 3.7% of the mortgage pool (23.6% of loan group 2), terrorism insurance is required only up to such amount as can be purchased for a premium not in excess of $125,000 per fiscal year.

There can be no assurances that the terrorism insurance maintained at these mortgaged properties, or the other mortgaged properties in the mortgage pool, will be sufficient to offset any potential losses in the event of damages due to a terrorist act.

In addition, certain of the mortgaged properties may contain pad sites that are ground leased to the related tenant(s). The related borrower may not be required to obtain insurance on the related improvements. For example, in the case of 1 mortgage loan (loan number 37), representing 0.5% of the mortgage pool (0.6% of loan group 1), the related borrower ground leases certain space at the mortgaged property to certain tenants.

With respect to certain of the mortgage loans, the insurance coverage is provided under a blanket policy that also covers other properties (that are not collateral for the related mortgage loan in the trust fund) owned or managed by the related borrower’s affiliates or the property manager, and accordingly the amount of coverage available for a mortgaged property would be reduced if insured events occur at such other properties. For example, with respect to one mortgage loan (loan number 1, representing 7.9% of the mortgage pool (9.4% of loan group 1)), the related borrower is insured under the blanket policy of the property manager, which policy also covers several other New York City buildings. While there is no aggregate cap on coverage, the policy does provide a per occurrence limit which might not provide sufficient coverage if a catastrophic event affected two or more covered properties located in New York City. Should an uninsured loss or a loss in excess of insured limits occur at the related mortgaged property, the borrower could suffer disruption of income from such other mortgaged properties, potentially for an extended period of time, while remaining responsible for any financial obligations relating to such mortgaged properties.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

Additional Debt on Some Mortgage Loans Creates Additional Risks

In general, the borrowers are:

•	required to satisfy any existing indebtedness encumbering the related mortgaged property as of the closing of the related mortgage loan; and

•	prohibited from encumbering the related mortgaged property with additional secured debt without the mortgagee’s prior approval.

Except as described herein, none of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund, and, except as provided below, none of the related entities with a controlling ownership interest in the borrower may pledge or has pledged its interest in that borrower as security for mezzanine debt. For a discussion regarding the existence of, or the ability of a borrower to incur, additional indebtedness (including subordinate debt secured by the related mortgaged property, subordinate unsecured debt and mezzanine debt), see ‘‘DESCRIPTION OF THE MORTGAGE POOL —Certain Terms of the Mortgage Loans—Other Financing’’.

Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower’s assets. A default by the borrower on such additional indebtedness could impair the borrower’s financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

•	the risk that the necessary maintenance of the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

•	the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

•	the existence of subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

•	the risk that, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust fund may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Subordinate Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due-on-sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then current outstanding balance of such mortgage loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer’s ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Seven (7) of the mortgage loans (loan numbers 3, 9, 10, 13, 20, 49 and 50), representing 15.4% of the mortgage pool (4 mortgage loans in loan group 1 or 14.5% and 3 mortgage loans in loan group 2 or 20.0%), have companion loans that are subordinate to the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and ‘‘Sawgrass Mills’’, ‘‘Central/Eastern Industrial Pool’’, ‘‘The Renaissance’’ and ‘‘Nordic Cold Storage Pool’’ in Annex D to this prospectus supplement.

Five (5) of the mortgage loans (loan numbers 1, 2, 3, 6 and 11), representing 29.8% of the mortgage pool (35.3% of loan group 1), have 1 or more companion loans that are pari passu in right of entitlement with the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the 666 Fifth Avenue mortgage loan, the ING Hospitality Pool mortgage loan, the Sawgrass Mills mortgage loan, the Potomac Mills mortgage loan and the 84 Lumber Industrial Pool mortgage loan in Annex D to this prospectus supplement.

Although the assets of the trust fund do not include the companion loans related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate or pari passu obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

The holders of the pari passu companion loans have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the subject split loan structures. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Bankruptcy and Other Proceedings Relating to Sponsors Entail Certain Risks

Certain of the mortgage loans have a sponsor or sponsors that have, or that have affiliates that have, previously filed bankruptcy, been involved in foreclosures, deeds-in-lieu of foreclosures or workouts pertaining to other loans secured by properties of such sponsor(s) or sponsor affiliates, or have been involved in evictions or other proceedings. We cannot assure you that such sponsors will not utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents or otherwise assert defenses or dispute or prolong any foreclosure actions or other exercise of rights by the mortgagee. For example, with respect to 2 mortgage loans (loan numbers 84 and 141), representing 0.3% of the mortgage pool (0.3% of loan group 1), the sponsor of the borrower has been affiliated with several actions in bankruptcy.

In the case of 1 mortgage loan (loan number 88) representing 0.2% of the mortgage pool (1.2% of loan group 2), the proceeds of that mortgage loan were primarily used to settle claims arising from the fraud of a former managing member of a borrower affiliate (now deceased) in conjunction with foreclosure actions by two lenders that had separately provided financing on the mortgaged property.

See ‘‘RISK FACTORS—Bankruptcy Proceedings Entail Certain Risks’’ in the accompanying prospectus.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage.

Certain of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the related mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals or entities that have personal liabilities unrelated to the related mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower of a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 26 mortgage loans (loan numbers 8, 17, 19, 22, 23, 25, 27, 28, 32, 33, 36, 38, 41, 42, 46, 47, 55, 59, 71, 74, 89, 102, 118, 124, 150 and 165), representing 13.9% of the mortgage pool (17 mortgage loans in loan group 1 or 11.8% and 9 mortgage loans in loan group 2 or 25.4%), the borrowers own the related mortgaged property as tenants-in-common. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and Annex D in this prospectus supplement. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction, and, in the case of 4 mortgage loans (loan numbers 33, 74, 118 and 124), representing 1.0% of the mortgage pool (3 mortgage loans in loan group 1 or 1.1% and 1 mortgage loan in loan group 2 or 0.6%), the related borrowers have not waived the right to seek partition of the related mortgaged property, however, partition is an event of default under the related loan documents. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

Special Risks Relating to Certain Assistance and Affordable Housing Programs

Certain of the mortgage loans, including the mortgage loan (loan number 7) described in ‘‘Three Borough Pool’’ in Annex D in this prospectus supplement, may be secured by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, such as the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from state and/or local government programs. Generally, in the case of mortgaged properties that are subject to assistance programs of the kind described above, the subject mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans, even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of that mortgaged property.

Condominium Agreements Entail Certain Risks

Four (4) mortgage loans (loan numbers 8, 125, 145 and 151), representing, 2.7% of the mortgage pool (3.2% of loan group 1), are subject to the terms of one or more condominium agreements. In certain of these cases, the related mortgaged property does not represent the entire condominium regime, and as a result the risks associated with this form of property ownership may be greater because the related borrower does not control 100% of the condominium board. In addition, certain of the mortgage loans, subject to the terms and conditions in the related mortgage loan documents, allow or do not prohibit the related mortgaged property to become subject to a condominium regime in the future. Due to the nature of condominiums, a default on the part of the related borrower will not allow the mortgagee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the condominium documents and the state and local laws applicable to condominium units must be considered and respected. Consequently, servicing and realizing upon the collateral could subject the certificateholders to greater delay, expense and risk than a loan secured by a commercial property that is not a condominium.

In addition, with respect to 1 mortgage loan (loan number 1), representing 7.9% of the mortgage pool (9.4% of loan group 1), the related borrower has notified the lender that it intends to convert the related mortgaged property to a condominium form of ownership, which conversion will be subject to satisfaction of various conditions contained in the loan documents.

Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property

In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 54 mortgaged properties securing in whole or in part 9 mortgage loans (loan numbers 2, 37, 60, 67, 71, 82, 95, 134 and 137), representing 9.9% of the mortgage pool (8 mortgage loans in loan group 1 or 11.5% and 1 mortgage loan in loan group 2 or 1.1%), the appraised value represented is the ‘‘as-stabilized’’ value. In addition, with respect to certain of the appraisals reflecting ‘‘as-stabilized’’ values, the corresponding ‘‘as-is’’ value is less than the principal balance of the related mortgage loan. Information regarding the values of the mortgaged properties at the date of such report is presented under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with origination or acquisition of the related mortgage loan represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items. No additional site inspections were conducted in connection with this offering.

Risks Relating to Net Cash Flow

As described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’, ‘‘net cash flow’’ means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the net cash flow set forth herein as of the cut-off date or any other date represents future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let at market rates that may have exceeded current rent. Each originator of commercial mortgage loans has its own underwriting criteria and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors—Wachovia’s Underwriting Standards’’, ‘‘—BCRE’s Underwriting Standards’’, ‘‘—Nomura’s Underwriting Standards’’ and ‘‘—Artesia’s Underwriting Standards’’ in this prospectus supplement.

In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. For example, with respect to the 1 mortgage loan (loan number 98), representing 0.2% of the mortgage pool (0.2% of loan group 1), net cash flow includes amounts received under a master lease entered into with the related borrowers, sponsors or other affiliates of the related borrowers, as lessees, pursuant to which the lessees are required to make monthly rental payments which in some cases may cease at such time as the net cash flow at the related mortgaged property reaches a certain level, as more particularly described in the related mortgage loan documents.

The underwritten net operating income for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments which, if ultimately proven erroneous, could cause the actual net operating income from the mortgaged property to differ materially from the underwritten net operating income set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future income and expense levels and the re-leasing of occupied space, will be affected by a variety of complex factors over which none of the trust fund, the depositor, the loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net operating income for any mortgaged property is higher, and may be materially higher, than the actual net operating income for that mortgaged property based on historical operating statements. There can be no guarantee as to the accuracy of the information provided by the underlying borrowers or the adequacy of the procedures used by a loan seller in determining and presenting operating information.

The Mortgaged Properties May Not Be in Compliance with Current Zoning Laws

The mortgaged properties securing the mortgage loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises ‘‘as is’’ in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration. In many instances, if a mortgaged property was not in material compliance with current zoning requirements, the borrower was required to obtain law and ordinance insurance coverage and/or have such violation insured over by the lender’s title insurance policy to offset these risks, although such insurance has not been obtained or required in all cases and there can be no assurance that such insurance would be sufficient to compensate for the effects of non-compliance. In certain instances, the mortgage loans are secured by mortgaged property that has a legal non-conforming use or legal non-conforming structure, which may impair the ability of the related borrower to restore the improvements following a substantial casualty. In the event the applicable regulatory authorities wish to take action against the related borrowers for these violations, the actions required to be taken by the borrower may have a material adverse effect on its ability to meet its obligations under the related mortgage loan documents.

Certain Mortgaged Properties May be Redeveloped or Renovated

Certain of the mortgaged properties are currently undergoing or are expected to undergo redevelopment or renovation.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such on-going redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien on the related mortgage loans.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

In the case of 2 mortgage loans (loan numbers 7 and 24), representing 4.4% of the mortgage pool (28.3% of loan group 2), certain of the mortgaged properties are expected to undergo significant renovations that are anticipated to increase the available net cash flow available. However, we cannot assure you that any such renovations will be completed or that net cash flow will not be adversely affected during, or after such construction. See ‘‘Three Borough Pool’’ in Annex D to this prospectus supplement.

In the case of 1 mortgage loan (loan number 86), representing 0.2% of the mortgage pool (0.2% of loan group 1), the related borrower intends to construct an additional 48 hotel rooms at the mortgaged property, which are anticipated to increase the available net cash flow available. However, we cannot assure you that any such renovations will be completed or that net cash flow will not be adversely affected during, or after, such construction.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund which are non-conforming may not be ‘‘legal non-conforming’’ uses. Further, even if a non-conforming mortgaged property is considered to be ‘‘legal non-conforming’’, certain jurisdictions have laws which state that in the event of a casualty where the damage to such mortgaged property exceeds certain specified thresholds, the improvements may only be rebuilt in conformity with the current zoning laws at the time of such casualty. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming’’ use or the existence of any threshold laws impacting the ability to rebuild the improvements may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or to rebuild the mortgaged property following a casualty event.

In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to restrictive covenants, covenants and agreements requiring the related mortgaged property or portions thereof to be made available for low income housing or other affordable housing (under affordable housing tax credit programs or otherwise), governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, which, especially in a situation where the related mortgaged property does not represent the entire condominium building (for example, 3 mortgage loans (loan numbers 125, 145 and 151), representing 0.2% of the mortgage pool (0.3% of loan group 1), may adversely affect the ability of the related borrower to lease the related mortgaged property on favorable terms, thus adversely affecting the related borrower’s ability to fulfill its obligations under the related mortgage loan documents. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the related mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. See ‘‘RISK FACTORS—The Mortgage Loans—Condominium Agreements Entail Certain Risks’’ in this prospectus supplement.

If the special servicer forecloses on behalf of the trust fund or a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time default on the related mortgage loan became imminent.

Compliance With Applicable Laws and Regulations May Result in Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include, among others, rent control and rent stabilization laws, zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties

Six (6) groups of mortgage loans, representing 3.6% of the mortgage pool are groups of mortgage loans that are cross-collateralized and/or cross-defaulted with each of the other mortgage loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement.

Certain of the mortgage loans referred to in the prior paragraph may entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions:

•	the satisfaction of certain criteria set forth in the related mortgage loan documents;

•	the satisfaction of certain leasing goals or other performance tests;

•	the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

•	receipt by the mortgagee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple mortgaged properties securing obligations of one borrower or the joint and several obligations of multiple borrowers. For example, the ING Hospitality Pool mortgage loan (loan number 2), representing 7.9% of the mortgage pool (9.3% of loan group 1), is secured directly or indirectly by 46 properties located in 18 states. See ‘‘ING Hospitality Pool’’ in Annex D to this prospectus supplement. The Ashford Hospitality Pool 6 mortgage loan (loan number 4), representing 7.2% of the mortgage pool (8.6% of loan group 1), is secured directly or indirectly by 3 properties located in 3 states. See ‘‘Ashford Hospitality Pool 6’’ in Annex D to this prospectus supplement. The Three Borough Pool mortgage loan (loan number 7), representing 3.7% of the mortgage pool (23.6% of loan group 2), is secured by 42 properties located in New York. See ‘‘Three Borough Pool’’ in Annex D to this prospectus supplement. The Central/Eastern Industrial Pool mortgage loan (loan number 9), representing 2.5% of the mortgage pool (2.9% of loan group 1), is secured directly or indirectly by 13 properties located in 9 states. See ‘‘Central/Eastern Industrial Pool’’ in Annex D to this prospectus supplement. The 84 Lumber Industrial Pool mortgage loan (loan number 11), representing 2.1% of the mortgage pool (2.5% of loan group 1), is secured by 54 properties located in 20 states. See ‘‘84 Lumber Industrial Pool’’ in Annex D to this prospectus supplement. The Nordic Cold Storage Pool mortgage loan (loan number 13), representing 1.5% of the mortgage pool (1.8% of loan group 1), is secured by 3 properties located in Georgia. See ‘‘Nordic Cold Storage Pool’’ in Annex D to this prospectus supplement. The OB Multi-State Pool mortgage loan (loan number 26), representing 0.6% of the mortgage pool (0.8% of loan group 1), is secured directly or indirectly by 5 properties located in 4 states. The Charles Schilling Multifamily Pool mortgage loan (loan number 90), representing 0.2% of the mortgage pool (1.2% of loan group 2), is secured by 4 mortgaged properties located in Ohio. The Evansville IN Self-Storage Pool mortgage loan (loan number 110), representing 0.1% of the mortgage pool (0.1% of loan group 1), is secured directly or indirectly by 3 properties located in Indiana.

However, some of these mortgage loans permit the release of individual mortgaged properties from the related mortgage lien through partial defeasance or otherwise. Furthermore, such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

•	such borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive ‘‘fair consideration’’ or ‘‘reasonably equivalent value’’ for pledging such mortgaged property for the equal benefit of the other related borrowers.

We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans’’ in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

Substitution of Mortgaged Properties May Lead to Increased Risks

Twelve (12) mortgage loans (loan numbers 11, 13, 23, 31, 34, 40, 54, 114, 121, 122, 156 and 160), representing 6.8% of the mortgage pool (8.0% of loan group 1), permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. As a result, it is possible that one or more (and possibly all) mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will have to meet certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related borrower will also be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and the related borrower will provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk

One hundred and four (104) of the mortgaged properties securing mortgage loans included in the trust fund, representing 12.7% of the mortgage pool by allocated loan amount (15.1% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied. For example, all of the mortgaged properties securing 1 mortgage loan (loan number 11), representing 2.1% of the mortgage pool (2.5% of loan group 1) are leased to one tenant, 84 Properties, LLC. See ‘‘84 Lumber Industrial Pool’’ in Annex D to this prospectus supplement. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower’s ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

In addition, certain of the mortgaged properties that are leased to a single tenant or a major tenant may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. For example, with respect to the 3 mortgage loans (loan numbers 39, 70, and 132), representing approximately 0.9% of the mortgage pool (1.0% of loan group 1), leases with tenants representing approximately 100% of the net rentable area of the commercial space at the related mortgaged property expires within the first 5 years of the loan term. As a further example, with respect to 4 mortgage loans (loan numbers 39, 105, 145 and 159), representing 0.7% of the mortgage pool (0.9% of loan group 1), the single tenants, representing 100% of the net rentable area, have leases that expire the year prior to the respective mortgage loan’s maturity date and/or the anticipated repayment date, as applicable. If the borrower is not able to relet the space or is unable to relet the space at favorable rents, this may adversely impact the ability of the borrower to successfully refinance the related mortgaged property. In addition, mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations. See ‘‘—Future Cash Flow and Property Values are Not Predictable’’ in this prospectus supplement.

In addition, retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Tenant Concentration Properties

The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

In addition, certain of the mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased or major tenants or retail anchors at properties adjacent to the related mortgaged property that have ‘‘gone dark’’. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or ‘‘go dark’’. For example, with respect to 1 mortgage loan (loan number 39), representing 0.5% of the mortgage pool (0.6% of loan group 1), the single tenant, representing approximately 100% of the net rentable area, is paying rent but is not in occupancy.

In addition, with respect to 1 mortgaged property (loan number 118), representing, by allocated loan amount, approximately 0.1% of the mortgage pool (0.1% of loan group 1), the related borrower is the lessor under a ground lease and the ground lease payments are, where the leasehold secures all of the related mortgaged property, the borrower’s only source of income available to satisfy its obligations under the related mortgage loan documents.

Litigation May Have Adverse Effect on Borrowers

From time to time, there may be legal proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, or outside of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are currently subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, or outside of the ordinary course of business, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

With respect to 6 mortgage loans (loan numbers 38, 41, 42, 46, 52 and 59), representing approximately 2.6% of the mortgage pool (4 mortgage loans in loan group 1 or 2.0% and 2 mortgage loans in loan group 2 or 5.7%), Triple Net Properties, LLC or G REIT, Inc., a public company affiliated with Triple Net Properties, LLC, is the sponsor of the related borrowers and an affiliate of the property managers. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties, LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple Net Properties, LLC contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC’s program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your certificates.

In the case of 1 mortgage loan (loan number 1), representing 7.9% of the mortgage pool (9.4% of loan group 1), Charles Kushner, the former sole chairman of the Kushner Companies, has an interest in the related borrower, but under the loan documents is not permitted directly or indirectly to control the borrower. The borrower is owned and controlled by George Gellert and Jared Kushner, the son of Charles Kushner. George Gellert is the managing member of the borrower. According to published reports, Charles Kushner pled guilty on August 18, 2004, to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperating witness and one count of making false statements to the Federal Election Committee and received a two-year jail sentence. Charles Kushner has been released from jail. We cannot assure you that the above-described circumstances would not have an adverse effect on the performance of the related mortgaged property or the mortgage loan.

With respect to 1 mortgage loan (loan number 13), representing 1.5% of the mortgage pool (1.8% of loan group 1), Corporate Property Associates 16 - Global Incorporated, the sponsor of the related borrower (the ‘‘Sponsor’’), has advised us that, in March 2004, Carey Financial Corporation (‘‘Carey Financial’’), the broker-dealer that managed the public offerings of Corporate Property Associates 15 Incorporated (‘‘CPA 15’’) and a wholly-owned subsidiary of the Sponsor’s advisor W.P. Carey & Co. LLC (‘‘W.P. Carey’’), received a letter from the SEC alleging various federal securities laws violations by CPA 15 and Carey Financial in connection with CPA 15’s public offerings between September 2002 and March 2003. The violations alleged in connection with these public offerings concern the selling of shares without an effective registration statement and various material misstatements and omissions in the offering materials delivered in connection with these offerings. W.P. Carey reported in its September 2004 Form 10-Q that it, Carey Financial and CPA 15 have each received subpoenas from the staff of the SEC’s Division of Enforcement (the ‘‘SEC Enforcement Staff’’) requesting information relating to, among other things, the events addressed in the March 2004 letter. W.P. Carey further reported in its March 2005 Form 10-Q that the scope of the SEC Enforcement Staff’s inquiries had broadened to include broker-dealer compensation arrangements in connection with CPA 15 and other REITS managed by W.P. Carey (together with W.P. Carey, (the ‘‘Sponsor Group’’). It cannot be determined at this time what action, if any, the SEC will pursue against any member of the Sponsor Group, the remedies the SEC may seek against the Sponsor Group (which may include civil monetary penalties, injunctive relief or rescission) or the effect on the operations of the Sponsor Group if an action is brought by the SEC. Although no action is currently pending against any member of the Sponsor Group, we cannot assure you that any action relating to these allegations, if commenced, would not have a material adverse effect on your certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within each pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the mortgaged properties and terms of the mortgage loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pool of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to these mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

The Status of a Ground Lease May Be Uncertain in a Bankruptcy Proceeding

Nine (9) mortgaged properties (loan numbers 2.16, 4.03, 8, 44, 53, 116, 118, 129 and 152), representing 5.1% of the mortgage pool (8 mortgaged properties in loan group 1 or 5.6% and 1 mortgaged property in loan group 2 or 2.8%), by allocated loan amount, secure 9 mortgage loans that are leasehold interests in whole or in part. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. One of these risks is that if the related leasehold interest were to be terminated upon a lease default, the mortgagee would lose its security in the loan. Generally, each related ground lease requires the lessor thereunder to give the mortgagee notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the mortgagee or a purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease. In addition, pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages or related loan documents generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the mortgagee will be able to recuperate the full value of the leasehold interest in bankruptcy court.

In addition, certain of the mortgaged properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

In addition, one or more of the mortgage loan sellers may have acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

Description of the Mortgage Pool

General

The pool of mortgage loans included in the Trust Fund (the ‘‘Mortgage Pool’’) is expected to consist of 166 fixed rate mortgage loans (the ‘‘Mortgage Loans’’), with an aggregate principal balance (the ‘‘Cut-Off Date Pool Balance’’) of $3,602,123,586. The ‘‘Cut-Off Date’’ for (i) 33 of the Mortgage Loans is August 1, 2007, (ii) 2 of the Mortgage Loans is August 5, 2007, (iii) 1 of the Mortgage Loans is August 10, 2007 and (iv) 130 of the Mortgage Loans is August 11, 2007. The ‘‘Cut-Off Date Balance’’ of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of two loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, together, the ‘‘Loan Groups’’). Loan Group 1 will consist of all of the Mortgage Loans that are not secured by multifamily properties or mobile home park properties, 1 Mortgage Loan secured by a multifamily property and 1 Mortgage Loan secured by a mobile home park property. Loan Group 1 is expected to consist of 130 Mortgage Loans, with an aggregate Cut-Off Date Balance of $3,037,379,648 (the ‘‘Cut-Off Date Group 1 Balance’’). Loan Group 2 will consist of 36 Mortgage Loans that are secured by multifamily or mobile home park properties, with an aggregate Cut-Off Date Balance of $564,743,938 (the ‘‘Cut-Off Date Group 2 Balance’’ and, together with the Cut-Off Date Group 1 Balance, the ‘‘Cut-Off Date Group Balances’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $800,000 to $285,500,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $21,699,540. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $800,000 to $285,500,000. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $23,364,459. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $1,270,000 to $133,000,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $15,687,332. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date Balances, cut-off date balance per square foot/room/unit, loan-to-value ratios and debt service coverage ratios) with respect to the Whole Loans are calculated without regard to the related Subordinate Companion Loans; provided that with respect to the 666 Fifth Avenue Loan, the ING Hospitality Loan, the Potomac Mills Loan, the Sawgrass Mills Loan and the 84 Lumber Industrial Pool Loan, numerical and statistical information presented herein with respect to loan balance per square foot/room/unit, loan-to-value ratios and debt service coverage ratios reflect its Pari Passu Companion Loan, as well as the Mortgage Loan itself.

All of the Mortgage Loans are evidenced by a promissory note (each, a ‘‘Mortgage Note’’) and are secured by a mortgage, deed of trust or other similar security instrument (each, a ‘‘Mortgage’’) that creates a first mortgage lien on a fee simple estate or, with respect to 9 Mortgaged Properties, representing, by allocated loan amount, approximately 5.1% of the Cut-Off Date Pool Balance (8 Mortgaged Properties in Loan Group 1 or 5.6% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 2.8% of the Cut-off Date Group 2 Balance), on a portion or all of a leasehold estate in an income-producing real property (each, a ‘‘Mortgaged Property’’).

Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Pool Balance	% of Group 1 Pool Balance	% of Group 2 Pool Balance
Retail	55	$1,059,071,036	29.4%	34.9%	0.0%
Anchored	19	894,487,118	24.8	29.4	0.0
Single Tenant	24	110,092,219	3.1	3.6	0.0
Unanchored	11	51,103,699	1.4	1.7	0.0
Shadow Anchored(2)	1	3,388,000	0.1	0.1	0.0
Office	31	887,303,083	24.6	29.2	0.0
Hospitality	63	633,501,607	17.6	20.9	0.0
Multifamily	72	509,491,769	14.1	0.0	90.1
Industrial	79	311,518,971	8.6	10.3	0.0
Mixed Use	10	95,942,500	2.7	3.2	0.0
Mobile Home Park	10	63,041,520	1.8	0.2	9.9
Self Storage	9	31,450,000	0.9	1.0	0.0
Land(3)	1	10,803,100	0.3	0.4	0.0
	330	$3,602,123,586	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).
(2)	A Mortgaged Property is classified as ‘‘shadow anchored’’ if it is located in close proximity to an anchored retail property.
(3)	As of origination of the related mortgage loan, the related mortgaged property was improved with a retail building. The improvements are not part of the collateral.

Mortgaged Properties by Property Type

Mortgage Loan Selection Process

All of the Mortgage Loans were selected based on various considerations concerning the Mortgage Pool in an effort to maximize the execution of the Certificates, including the Non-Offered Certificates, and create a diverse Mortgage Pool. Such considerations include, but are not limited to, the property types that serve as collateral for the Mortgage Loans, the principal balance of the Mortgage Loans, the geographic location of such properties, the sponsor of each Mortgage Loan and certain financial characteristics of the Mortgage Loans, such as debt service coverage ratios and loan-to-value ratios. For a description of the types of underlying Mortgage Loans included in the Trust Fund and a description of the material terms of such underlying Mortgage Loans, see ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association (‘‘Wachovia’’), in its capacity as a Mortgage Loan Seller, originated (or in the case of loan number 142, acquired) 88 of the Mortgage Loans to be included in the Trust Fund, representing 56.7% of the Cut-Off Date Pool Balance (73 Mortgage Loans in Loan Group 1 or 57.5% of the Cut-Off Date Group 1 Balance and 15 Mortgage Loans in Loan Group 2 or 52.8% of the Cut-Off Date Group 2 Balance). Barclays Capital Real Estate Inc. (‘‘BCRE’’) originated 33 of the Mortgage Loans to be included in the Trust Fund, representing 20.1% of the Cut-Off Date Pool Balance (26 Mortgage Loans in Loan Group 1 or 18.6% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 28.2% of the Cut-Off Date Group 2 Balance). Nomura Credit & Capital Inc. (‘‘Nomura’’) originated 17 of the Mortgage Loans to be included in the Trust Fund, representing 17.7% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 17.7% of the Cut-Off Date Group 1 Balance and 12 Mortgage Loans in Loan Group 2 or 17.8% of the Cut-Off Date Group 2 Balance). Artesia Mortgage Capital Corporation (‘‘Artesia’’) originated 28 of the Mortgage Loans to be included in the Trust Fund, representing 5.4% of the Cut-Off Date Pool Balance (26 Mortgage Loans in Loan Group 1 or 6.2% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 1.3% of the Cut-Off Date Group 2 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). Thirty-two (32) Mortgage Loans have no payment history because the related first payment date occurs after the related cut-off date. A Mortgage Loan is generally considered delinquent if the full contractual payment is not received on the related Due Date, in all instances, taking into account any applicable grace periods.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Rates; Calculations of Interest.    All of the Mortgage Loans bear interest at rates (each a ‘‘Mortgage Rate’’) that will remain fixed for their remaining terms; provided, however, after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See ‘‘—Amortization’’ below. One hundred sixty-five (165) of the Mortgage Loans, representing 99.9% of the Cut-Off Date Pool Balance (129 Mortgage Loans in Loan Group 1 or 99.9% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an ‘‘Actual/360 basis’’). One (1) of the Mortgage Loans, representing 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a ‘‘30/360 basis’’). This Mortgage Loan is sometimes referred to in this prospectus supplement as the ‘‘30/360 Mortgage Loan’’. Sixty-four (64) of the Mortgage Loans, representing 29.3% of the Cut-Off Date Pool Balance (50 Mortgage Loans in Loan Group 1 or 31.4% of the Cut-Off Date Group 1 Balance and 14 Mortgage Loans in Loan Group 2 or 18.4% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Seventy-five (75) of the Mortgage Loans, representing 67.3% of the Cut-Off Date Pool Balance (60 Mortgage Loans in Loan Group 1 or 65.6% of the Cut-Off Date Group 1 Balance and 15 Mortgage Loans in Loan Group 2 or 76.6% of the Cut-Off Date Group 2 Balance), are interest-only for their entire term.

Mortgage Loan Payments.    Scheduled payments of principal and/or interest other than Balloon Payments (the ‘‘Periodic Payments’’) on all of the Mortgage Loans are due monthly.

Due Dates.    Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a ‘‘Due Date’’) occurring on the 11th day of the month (or in the case of 33 Mortgage Loans, the 1st day of the month, in the case of 2 Mortgage Loans, the 5th day of the month and in the case of 1 Mortgage Loan, the 10th day of the month). No Mortgage Loan has a grace period that extends payment beyond the 11th day of any calendar month other than (i) 2 Mortgage Loans, representing 0.6% of the Cut-Off Date Pool Balance (0.7% of the Cut-Off Date Group 1 Balance) which has a per-year grace period that may extend payment until the 13th day of any calendar month; (ii) 1 Mortgage Loan, representing 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group Balance), which has a Due Date occurring on the 11th day of the month and provides for a five (5) day cure period following notice; and (iii) 1 Mortgage Loan representing 0.3% of the Cut-Off Date Pool Balance (0.3% of Cut-Off Date Group 1 Balance), which provides for a seven (7) day cure period following notice that may extend payment until the 18th day of any calendar month (assuming such notice is timely given).

Amortization.    All of the Mortgage Loans provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the ‘‘Balloon Loans’’), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a ‘‘Balloon Payment’’). Seventy-five(75) of these Mortgage Loans, representing 67.3% of the Cut-Off Date Pool Balance (60 Mortgage Loans in Loan Group 1 or 65.6% of the Cut-Off Date Group 1 Balance and 15 Mortgage Loans in Loan Group 2 or 76.6% of the Cut-Off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

Twenty-three (23) of the Balloon Loans (the ‘‘ARD Loans’’), representing 6.7% of the Cut-Off Date Pool Balance (20 Mortgage Loans in Loan Group 1 or 5.8% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 11.7% of the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the ‘‘Anticipated Repayment Date’’), the Mortgage Loan will accrue additional interest (the ‘‘Additional Interest’’) at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the ‘‘Excess Cash Flow’’) generated by the Mortgaged Property (as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. All of these ARD Loans provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date other than 1 mortgage loan, loan number 159, representing 0.05% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance), which amortizes prior to its Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not for the purposes of this prospectus supplement be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

Sixty-four (64) of the Balloon Loans and ARD Loans, representing 29.3% of the Cut-Off Date Pool Balance (50 Mortgage Loans in Loan Group 1 or 31.4% of the Cut-Off Date Group 1 Balance and 14 Mortgage Loans in Loan Group 2 or 18.4% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 96 months in the case of Loan Group 1 and 24 to 60 months in the case of Loan Group 2 followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. One (1) Mortgage Loan (loan number 63), representing 0.3% of the Cut-Off Date Pool Balance (0.4% of Loan Group 1), however, provides for the payment of principal and interest for an initial period, then provides for the payment of interest only for a period, and then provides for the payment of principal and interest for the remaining term. Additionally, one Mortgage Loan (loan number 35) representing 0.5% of the Cut-Off Date Pool Balance (0.6% of Loan Group 1), however, provides for the payment of principal and interest for an initial period, then provides for the payment of interest only for the remaining term. Seventy-five (75) of the Balloon Loans and ARD Loans, representing 67.3% of the Cut-Off Date Pool Balance (60 Mortgage Loans in Loan Group 1 or 65.6% of the Cut-Off Date Group 1 Balance and 15 Mortgage Loans in Loan Group 2 or 76.6% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. One (1) of the ARD Loans, loan number 159, representing 0.05% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance), provides for monthly payments of principal and interest prior to the Anticipated Repayment Date.

Prepayment Provisions.    As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, all of the Mortgage Loans either:

(i)    prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for all or most of the remaining term (130 Mortgage Loans or 76.7% of the Cut-Off Date Pool Balance (109 Mortgage Loans in Loan Group 1 or 82.7% of the Cut-Off Date Group 1 Balance and 21 Mortgage Loans in Loan Group 2 or 44.5% of the Cut-Off Date Group 2 Balance));

(ii)    prohibit prepayment until a date specified in the related Mortgage Note and then impose a Yield Maintenance Charge for most or all of the remaining term (24 Mortgage Loans or 10.3% of the Cut-Off Date Pool Balance (13 Mortgage Loans in Loan Group 1 or 4.2% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 42.9% of the Cut-Off Date Group 2 Balance));

(iii)     impose a Yield Maintenance Charge for most or all of the remaining term (4 Mortgage Loans or 9.1% of the Cut-Off Date Pool Balance (2 Mortgage Loans or 9.9% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans or 4.4% of the Cut-Off Date Group 2 Balance));

(iv)    prohibit prepayment until a date specified in the related Mortgage Note, but permit defeasance or impose a Yield Maintenance Charge for most or all of the remaining term (4 Mortgage Loans or 2.9% of the Cut-Off Date Pool Balance (3 Mortgage Loans or 2.0% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan or 8.0% of the Cut-Off Date Group 2 Balance));

(v)    prohibit prepayment until a date specified in the related Mortgage Note, and permit defeasance after a date specified in the Mortgage Note, then permit defeasance or impose a Yield Maintenance Charge for all or most of the remaining term (1 Mortgage Loan or 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance));

(vi)    permit defeasance after the expiration of an initial period during which defeasance (but not prepayment) is prohibited or permit prepayment at any time but impose a Yield Maintenance Charge on any such prepayment made during a specified portion of the term of the loan (1 Mortgage Loan or 0.4% of the Cut-off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance));

(vii)    prohibit prepayment until a specified date in the related Mortgage Note and then impose a Yield Maintenance Charge until a date specified in the Mortgage Note and then permit defeasance after a date specified in the related Mortgage Note (1 Mortgage Loan or 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance)); or

(viii)    prohibit prepayment for most or all of the remaining term (1 Mortgage Loan or 0.04% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 2 Balance)); provided that for purposes of each of the foregoing, ‘‘remaining term’’ refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan.

See ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.

Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ in this prospectus supplement.

Certain of the Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments of the related Mortgage Loan upon certain applications of insurance proceeds or condemnation awards to the related unpaid principal balance of such Mortgage Loan.

Six (6) of the Mortgage Loans, representing 21.9% of the Cut-Off Date Pool Balance (26.0% of the Cut-Off Date Group 1 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of defeasance collateral (‘‘Defeasance Collateral’’) in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 100% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties (or portion thereof) after the defeasance. See ‘‘666 Fifth Avenue, Ashford Hospitality Pool 6, Central/Eastern Industrial Pool, 84 Lumber Industrial Pool and Nordic Cold Storage Pool’’ in Annex D to this prospectus supplement. A Mortgage Loan may still be subject to prepayment during any applicable open period notwithstanding that it has been defeased as described in this prospectus supplement.

In general, Defeasance Collateral is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ and the modeling assumptions described in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

Generally, neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

Other Financing.    With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee’s prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

With respect to 7 Mortgage Loans (loan numbers 1, 8, 22, 27, 28, 55 and 131), representing 13.0% of the Cut-Off Date Pool Balance (3 Mortgage Loans in Loan Group 1 or 12.5% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 15.5% of the Cut-Off Date Group 2 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee.

With respect to 4 Mortgage Loans (loan numbers 7, 42, 47 and 162), representing approximately 4.6% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 1.0% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 23.8% of Cut-Off Date Group 2 Balance), the related borrower has incurred subordinate debt secured by a second mortgage of $25,000, $5,150,000, $3,850,000 and $320,000, respectively, encumbering the related Mortgaged Property, which is subject to a subordination and standstill agreement.

With respect to 30 Mortgage Loans (loan numbers 1, 2, 3, 5, 6, 7, 8, 11, 12, 14, 17, 25, 26, 28, 36, 40, 51, 61, 62, 81, 84, 93, 114, 117, 122, 130, 138, 141, 156 and 160), representing 51.2% of the Cut-Off Date Pool Balance (25 Mortgage Loans in Loan Group 1 or 54.7% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in Loan Group 2 or 32.5% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests, the consent of the mortgagee and/or written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed debt, be downgraded, qualified or withdrawn), ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 1 Mortgage Loan listed above (loan number 1), representing approximately 7.9% of the Cut-Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance), the owners of the borrower are permitted to obtain additional or replacement financing, which may be subordinate debt or mezzanine debt, after the existing junior mezzanine debt in the original principal amount of $200,000,000 has been paid in full; provided that (a) the amount of such additional junior indebtedness is either (i) reasonably acceptable to lender or (ii) with respect to mezzanine debt, in an amount such that when added to the then outstanding principal balance of the Mortgage Loan and the outstanding balance of the related senior mezzanine loan, if applicable, results in a loan-to-value ratio not in excess of 89%, based on a new appraisal; and (b) the lender must have received written confirmation from the applicable rating agencies that the incurrence of such indebtedness will not result in the downgrade, qualification or withdrawal of the ratings then assigned to the Certificates or any commercial mortgage pass-through certificates backed by a related pari passu companion loan.

With respect to 1 Mortgage Loan listed above (loan number 3), representing approximately 7.4% of the Cut-Off Date Pool Balance (8.7% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents permit one of the equity owners of the related borrower to pledge its direct or indirect interest in the related borrower to an institutional lender meeting the requirements set forth in the related Mortgage Loan documents to secure debt other than mortgage indebtedness secured by the related mortgaged property. Such institutional lender may have the right to foreclosure or other realization upon such pledge in certain circumstances.

With respect to 1 Mortgage Loan listed above (loan number 5), representing approximately 5.6% of the Cut-Off Date Pool Balance (6.6% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents permit a direct or indirect owner of the related borrower to pledge the interests it owns in the related borrower as security for a corporate or parent level credit facility from one or more financial institutions (a) that have total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000 and (b) that are regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties, in connection with a corporate or parent level credit facility.

With respect to 1 Mortgage Loan (loan number 152), representing approximately 0.1% of the Cut-Off Pool Balance (0.1% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that the related borrower may incur additional debt (a) secured by the Mortgaged Property or (b) secured by ownership interests in the related borrower pledged as security for such loan.

With respect to 1 Mortgage Loan (loan number 58), representing 0.4% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt (in addition to unsecured trade payables in customary amounts incurred in the ordinary course of business).

With respect to 3 Mortgage Loans (loan numbers 69, 154 and 164), representing approximately 0.4% of the Cut-Off Date Pool Balance (1 Mortgage Loan or 0.3% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans or 0.6% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt in favor of affiliates, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee.

With respect to 1 Mortgage Loan (loan number 82), representing approximately 0.2% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that the related borrowers may incur additional debt secured by the Mortgaged Property.

Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

In addition, with respect to the Whole Loans, the related Mortgaged Property also secures one or more Companion Loans. See ‘‘Co-Lender Loans’’ in this prospectus supplement.

Nonrecourse Obligations.    The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

Due-On-Sale and Due-On-Encumbrance Provisions.    Substantially all of the Mortgages contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions (including without limitation, as and to the extent permitted under the related Mortgage Loan documents, transfers to or between borrower affiliates, family members, partners and other co-owners and their affiliates, estate planning transfers and transfers upon death or disability, and transfers to transferees meeting criteria set forth in the related Mortgage Loan documents) without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. For example, the terms of 8 Mortgage Loans (loan numbers 25, 33, 36, 74, 102, 118, 124 and 165) representing 2.4% of the Cut-Off Date Pool Balance (6 Mortgage Loans in Loan Group 1 or 2.2% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 3.8% of the Cut-Off Date

Group 2 Balance), permit the borrowers to transfer tenant-in-common interests to certain transferees as specified in the related Mortgage Loan documents, or to investors that qualify as ‘‘accredited investors’’ under the Securities Act. In the case of certain Mortgage Loans, the related borrower is required under the terms of the related loan documents to transfer the Mortgaged Property to an affiliate in the future that will assume the related Mortgage Loan. As provided in, and subject to, the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will determine, in a manner consistent with the servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans. Six (6) groups of Mortgage Loans are groups of Mortgage Loans that are cross-collateralized and/or cross-defaulted with each of the other Mortgage Loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement. Although the Mortgage Loans within each group of cross-collateralized and/or cross-defaulted Mortgage Loans are generally cross-collateralized and/or cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. As of the Closing Date, no Mortgage Loan, except the Whole Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. See ‘‘RISK FACTORS—The Mortgage Loans—Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties’’ in this prospectus supplement. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

Partial Releases.    Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

For example, with respect to 1 Mortgage Loan (loan number 5), representing approximately 5.6% of the Cut-Off Date Pool Balance 6.6% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents permit the related borrower to obtain the release of the air rights above the improvements on the Mortgaged Property to a third party in connection with the development of a condominium or vertical space subdivision of improvements to be constructed by such third party or sold in the air space from the lien of the Mortgage upon satisfaction of certain conditions, including but not limited to: delivery by the related mortgage borrower to the mortgagee of (i) a site plan showing the proposed air space development, (ii) legal description for the air rights, (iii) ALTA survey showing the air rights area, (iv) any air space development documentation submitted to a governmental authority, (v) an endorsement to the mortgage lender’s title policy for the remaining property, (vi) zoning approvals and (vii) other documentation set forth in the related loan agreement.

Additionally, with respect to 2 Mortgage Loans (loan numbers 3 and 5), representing approximately 12.9% of the Cut-Off Date Pool Balance (15.3% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents permit the related borrower, without consent of the mortgagee, provided no event of default occurs and is continuing, to (i) make transfers of immaterial or non-income producing portions of the Mortgaged Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Mortgaged Property for dedication or public use and (ii) make transfers of non-income producing portions of the Mortgaged Property (by sale, ground lease, sublease or other conveyance of any interest) to third parties, including, without limitation, owners of out parcels and department store pads, pads for office buildings, hotels or other properties for the purpose of erecting and operating additional structures or parking facilities whose use is integrated and consistent with the use of the Mortgaged Property; provided, however, it is a condition to any of the transfers or encumbrances in (ii) above that no transfer, conveyance or other encumbrance shall result in a Material Adverse Effect. A ‘‘Material Adverse Effect’’ shall mean any event or condition that has a material adverse effect on (a) the value of the Mortgaged Property, (b) the business operations or financial condition of the related mortgage borrower, (c) the ability of the related Borrower to repay the Mortgage Loan and (d) in the case of the Independence Center Mortgage Loan, the compliance of the Mortgaged Property with any legal requirements.

One (1) Mortgage Loan (loan number 1), representing 7.9% of the Cut-Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance), permits the related borrower to obtain the release of the parcels known as the parking garage and the non-Fifth Avenue retail space at the Mortgaged Property after the later to occur of the date on which the Mortgaged Property’s conversion to a condominium is complete and the expiration of the defeasance lockout period at a release price equal to $8,550,000 with respect to the parking garage space and $95,000,000 with respect to the non-Fifth Avenue retail space if, among other things, (a) the senior mezzanine borrower has prepaid (or is simultaneously prepaying) the senior mezzanine loan in full, (b) the junior mezzanine borrower has prepaid (or is simultaneously prepaying) the junior mezzanine loan in an amount equal to all remaining net sales proceeds and (c) after giving effect to such release, the DSCR is at least equal to the DSCR for the property (including the release parcel) for the 12 months immediately preceding the release. In addition, the related borrower is permitted to obtain the release of the portion of the Mortgaged Property consisting of the Fifth Avenue retail space without prepayment of the Mortgage Loan on or after the date on which the Mortgaged Property’s conversion to a condominium is complete, if, among other things, (a) the junior mezzanine debt has not been paid in full, (b) in the event that such release occurs prior to July 1, 2008, the borrower has deposited an amount equal to $105,000,000, less $2,500,000 for every full calendar month, if any, that the release occurs prior to July 1, 2008, to be held and disbursed in accordance with the Mortgage Loan documents, (c) the senior mezzanine borrower has prepaid (or is simultaneously prepaying) the senior mezzanine loan in full, (d) the junior mezzanine borrower has prepaid (or is simultaneously prepaying) (i) in connection with a sale of the Fifth Avenue retail space to a third party, the junior mezzanine loan in an amount equal to all remaining net sales proceeds or (ii) in connection with a refinancing of the Fifth Avenue retail space, the entire balance of the junior mezzanine loan and (e) with respect to the remaining Mortgaged Property (not including the released portion of the Mortgaged Property), the loan-to-value ratio (including the remaining junior mezzanine debt and/or junior indebtedness, if applicable) is not more than 89%.

Eight (8) of the Mortgage Loans (loan numbers 2, 4, 7, 9, 11, 13, 26 and 68), representing 25.8% of the Cut-Off Date Pool Balance (7 Mortgage Loans in Loan Group 1 or 26.3% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 23.6% of the Cut-Off Date Group 2 Balance), permit a partial release of a portion or portions of the related Mortgaged Property or one or more entire Mortgaged Property(ies) in the case of a multi-property loan; provided that among other things, (i) prior to the release of the portion or portions of the related Mortgaged Property or one or more entire Mortgaged Properties in the case of a multi-property loan, a specified percentage (generally between 100% and 120%) of the allocated loan amount for such released Mortgaged Property(ies) or portion(s) of a Mortgaged Property may be prepaid or partially defeased, or alternatively, partial defeasance of an amount specified in the related Mortgage Loan documents and (ii) certain DSC Ratio and LTV tests are satisfied at the time of the partial release with respect to the remaining portion of the related Mortgaged Property after the partial release. See ‘‘Three Borough Pool’’, ‘‘84 Lumber Industrial Pool’’, ‘‘ING Hospitality Pool’’, ‘‘Ashford Hospitality Pool 6’’, ‘‘Central/Eastern Industrial’’ and ‘‘Nordic Cold Storage Pool’’ in Annex D to this prospectus supplement.

With respect to 1 Mortgage Loan (loan number 157), representing 0.1% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents permit the related borrower to obtain the partial release of an unimproved portion of the related Mortgaged Property for no consideration; provided that, among other things, (i) there shall be no event of default and (ii) the conditions set forth in the related Mortgage Loan documents shall be satisfied.

Substitutions.     Twelve (12) mortgage loans (loan numbers 11, 13, 23, 31, 34, 40, 54, 114, 121, 122, 156 and 160), representing 6.8% of the Cut-off Date Pool Balance (8.0% of the Cut-Off Date Group 1 Balance), permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, subject to certain conditions, including LTV tests and DSC tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust

Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See ‘‘RISK FACTORS —The Mortgage Loans—Substitution of Mortgaged Properties May Lead to Increased Risks’’ in this prospectus supplement.

Certain State-Specific Considerations

Fifty-five (55) of the Mortgaged Properties, representing, by allocated loan amount, 21.6% of the Cut-Off Date Pool Balance (11 Mortgaged Properties in Loan Group 1 or 17.9% of the Cut-Off Date Group 1 Balance and 44 Mortgaged Properties in Loan Group 2 or 41.2% of the Cut-off Date Group 2 Balance) are located in the State of New York. As a result of this concentration, any adverse economic impact on the New York area may have a more pronounced effect on certificateholders as compared with a similar economic impact on other geographical areas.

In addition, laws related to foreclosure may be more or less favorable to lenders depending on the state. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that mortgagees will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

Nineteen (19) of the Mortgaged Properties, representing, by allocated loan amount, 11.7% of the Cut-Off Date Pool Balance (16 Mortgaged Properties in Loan Group 1 or 12.8% of the Cut-Off Date Group 1 Balance and 3 Mortgaged Properties in Loan Group 2 or 5.9% of the Cut-Off Date Group 2 Balance), are located in the State of Florida. Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a ‘‘one action rule’’ or ‘‘anti-deficiency legislation.’’ Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed.

Assessments of Property Condition

Property Inspections.    Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

Appraisals.    All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value. In addition, with respect to 54 Mortgaged Properties securing 9 Mortgage Loans (loan numbers 2, 37, 60, 67, 71, 82, 95, 134 and 137), representing, by allocated loan amount, 9.9% of the Cut-Off Date Pool Balance (8 Mortgage Loans in

Loan Group 1 or 11.5% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 1.1% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. See also ‘‘RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.

Environmental Assessments.    A ‘‘Phase I’’ environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. ‘‘Phase I’’ environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a ‘‘Phase II’’ environmental site assessment as recommended by such ‘‘Phase I’’ assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third-party. See also ‘‘RISK FACTORS—The Mortgage Loans—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property’’ in this prospectus supplement.

Engineering Assessments.    In connection with the origination of all of the Mortgage Loans, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed engineer’s estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

Earthquake Analyses.    An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that, in the event of an earthquake, 7 Mortgaged Properties (loan numbers 2.02, 2.05, 2.08, 2.09, 12, 76 and 135) representing, by allocated loan amount, 3.4% of the Cut-Off Date Pool Balance (4.0% of the Cut-Off Date Group 1 Balance) is likely to suffer a probable maximum loss equal to or in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. The related Mortgage Loan Seller required the related borrower to obtain earthquake insurance to protect against these risks.

Co-Lender Loans

General

Eleven (11) Mortgage Loans (loan number 1, the ‘‘666 Fifth Avenue Loan’’, loan number 2, the ‘‘ING Hospitality Pool Loan’’, loan number 3, the ‘‘Sawgrass Mills Loan’’, loan number 6, the ‘‘Potomac Mills Loan’’ loan number 9, the ‘‘Central/Eastern Industrial Pool Loan’’, loan number 10, ‘‘The Renaissance Loan’’, loan number 11, the ‘‘84 Lumber Industrial Pool Loan’’, loan number 13, the ‘‘Nordic Cold Storage Pool Loan’’, loan number 20, the ‘‘4929 Wilshire Loan’’, loan number 49, the ‘‘Deerwood MHP I Loan’’ and loan number 50, the ‘‘Deerwood MHP II Loan’’ (each, a ‘‘Whole Loan’’ and collectively, the ‘‘Whole Loans’’)), are each evidenced by one (or in the case of the 666 Fifth Avenue Loan, two) of two or more notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Whole Loans, certain other mortgage loans have additional debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

The 666 Fifth Avenue Loan is part of a split loan structure, which consists of 8 pari passu Mortgage Loans. Two of these Mortgage Loans are included in the trust fund. The remaining six Mortgage Loans are not included in the trust fund (the ‘‘666 Fifth Avenue Pari Passu Companion Loans’’). The 666 Fifth Avenue Companion Loans and the 666 Fifth Avenue Loan are herein collectively referred to as the ‘‘666 Fifth Avenue Whole Loan’’. The 666 Fifth Avenue Loan has a Cut-Off Date Balance of $285,500,000, representing 7.9% of the Cut-Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance). Two of the 666 Fifth Avenue Pari Passu Companion Loans are included in the trust fund created in connection with the GECMC 2007-C1 transaction (the ‘‘GECMC 2007-C1 Transaction’’ and the related trust fund, the ‘‘GECMC 2007-C1 Trust Fund’’). Two of the other 666 Fifth Avenue Pari Passu Companion Loans are included in the trust fund created in connection with the Wachovia Bank 2007-C31 transaction and two of the other 666 Fifth Avenue Pari Passu Companion Loans in the aggregate principal amount of $285,500,000 are currently owned by UBS Real Estate Securities, Inc. The 666 Fifth Avenue Pari Passu Companion Loans will not be included in the Trust Fund. See ‘‘666 Fifth Avenue Loan’’ in Annex D to this prospectus supplement.

The ING Hospitality Pool Loan is part of a split loan structure, which has a companion loan (the ‘‘ING Hospitality Pool Pari Passu Companion Loan’’), in which the ING Hospitality Pool Pari Passu Companion Loans are pari passu in right of entitlement to payment with the ING Hospitality Pool Loan. The ING Hospitality Pool Pari Passu Companion Loans and the ING Hospitality Pool Loan are referred to collectively herein as the ‘‘ING Hospitality Pool Whole Loan’’. The ING Hospitality Pool Pari Passu Companion Loans were included in the trust fund created in connection with the Wachovia Bank 2007-C32 transaction. The ING Hospitality Pool Loan has a Cut-Off Date Balance of $283,850,000, representing 7.9% of the Cut-Off Date Pool Balance (9.3% of the Cut-Off Date Group 1 Balance). None of the ING Hospitality Pool Pari Passu Companion Loans will be included in the Trust Fund. See ‘‘ING Hospitality Pool’’ in Annex D to this prospectus supplement.

The Sawgrass Mills Loan is part of a split loan structure, which has multiple pari passu companion loans (collectively, the ‘‘Sawgrass Mills Pari Passu Companion Loans’’), with respect to which the Sawgrass Mills Pari Passu Companion Loan is pari passu in right of entitlement to payment with the Sawgrass Mills Loan, and has multiple subordinate companion loans (collectively, the ‘‘Sawgrass Mills Subordinate Companion Loans’’), with respect to which the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans are senior in right of entitlement to payment. The Sawgrass Mills Pari Passu Companion Loans, the Sawgrass Mills Loan and the Sawgrass Mills Subordinate Companion Loans are referred to collectively herein as the ‘‘Sawgrass Mills Whole Loan’’. One of the Sawgrass Mills Pari Passu Companion Loans is expected to be included in the trust fund created in connection with the J.P. Morgan 2007-LDP12 transaction. The Sawgrass Mills Loan has a Cut-Off Date Balance of $265,294,118, representing 7.4% of the Cut-Off Date Pool Balance (8.7% of the Cut-Off Date Group 1 Balance). None of the Sawgrass Mills Pari Passu Companion Loans or Sawgrass Mills Subordinate Companion Loans will be included in the Trust Fund. See ‘‘Sawgrass Mills’’ in Annex D to this prospectus supplement.

The Potomac Mills Loan is part of a split loan structure, which has a companion loan (the ‘‘Potomac Mills Pari Passu Companion Loan’’), in which the Potomac Mills Pari Passu Companion Loan is pari passu in right of entitlement to payment with the Potomac Mills Loan. The Potomac Mills Pari Passu Companion Loan and the Potomac Mills Loan are referred to collectively herein as the ‘‘Potomac Mills Whole Loan’’. The Potomac Mills Loan has a Cut-Off Date Balance of $164,000,000, representing 4.6% of the Cut-Off Date Pool Balance (5.4% of the Cut-Off Date Group 1 Balance). None of the Potomac Mills Pari Passu Companion Loans will be included in the Trust Fund. See ‘‘Potomac Mills’’ in Annex D to this prospectus supplement.

The 84 Lumber Industrial Pool Loan is part of a split loan structure, which has a companion loan (the ‘‘84 Lumber Industrial Pool Pari Passu Companion Loan’’), in which the 84 Lumber Industrial Pool Pari Passu Companion Loan is pari passu in right of entitlement to payment with the 84 Lumber Industrial Pool Loan. The 84 Lumber Industrial Pool Pari Passu Companion Loan and the 84 Lumber Industrial Pool Loan are referred to collectively herein as the ‘‘84 Lumber Industrial Pool Whole Loan’’. The 84 Lumber Industrial Pool Loan has a Cut-Off Date Balance of $75,008,971, representing 2.1% of the Cut-Off Date Pool Balance (2.5% of the Cut-Off Date Group 1 Balance). The 84 Lumber Industrial Pool

Pari Passu Companion Loan will not be included in the Trust Fund. See ‘‘84 Lumber Industrial Pool’’ in Annex D to this prospectus supplement.

The Nordic Cold Storage Pool Loan, which has 1 companion loan (the ‘‘Nordic Cold Storage Pool Subordinate Companion Loan’’), is part of a split loan structure in which the Nordic Cold Storage Pool Subordinate Companion Loan is subordinate in its right of entitlement to payment to the Nordic Cold Storage Pool Loan. The Nordic Cold Storage Pool Loan has a Cut-Off Date Balance of $55,500,000, representing 1.5% of the Cut-Off Date Pool Balance (1.8% of the Cut-Off Date Group 1 Balance). The Nordic Cold Storage Pool Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘Nordic Cold Storage Pool’’ in Annex D to this prospectus supplement.

The Deerwood MHP I Loan, which has 1 companion loan (the ‘‘Deerwood MHP I Subordinate Companion Loan’’) is part of a split loan structure in which the Deerwood MHP I Subordinate Companion Loan is subordinate in its right of entitlement to payment to the Deerwood MHP I Loan. The Deerwood MHP I Loan has a Cut-Off Date Pool Balance of $14,413,500, representing 0.4% of the Cut-Off Date Pool Balance (2.6% of the Cut-Off Date Group 2 Balance). The Deerwood MHP I Subordinate Companion Loan will not be included in the Trust Fund.

The Deerwood MHP II Loan, which has 1 companion loan (the ‘‘Deerwood MHP II Subordinate Companion Loan’’) is part of a split loan structure in which the Deerwood MHP II Subordinate Companion Loan is subordinate in its right of entitlement to payment to the Deerwood MHP II Loan. The Deerwood MHP II Loan has a Cut-Off Date Pool Balance of $14,413,500, representing 0.4% of the Cut-Off Date Pool Balance (2.6% of the Cut-Off Date Group 2 Balance). The Deerwood MHP II Subordinate Companion Loan will not be included in the Trust Fund.

The Renaissance Loan, which has 1 companion loan (the ‘‘Renaissance Subordinate Companion Loan’’), is part of a split loan structure in which the Renaissance Subordinate Companion Loan is subordinate in its right of entitlement to payment to the Renaissance Loan. The Renaissance Loan has a Cut-Off Date Balance of $84,000,000, representing 2.3% of the Cut-Off Date Pool Balance (14.9% of the Cut-Off Date Group 2 Balance). The Renaissance Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘The Renaissance’’ in Annex D to this prospectus supplement.

The Central/Eastern Industrial Pool Loan, which has 1 companion loan (the ‘‘Central/Eastern Industrial Pool Subordinate Companion Loan’’), is part of a split loan structure in which the Central/Eastern Industrial Pool Subordinate Companion Loan is subordinate in its right of entitlement to payment to the Central/Eastern Industrial Pool Loan. The Central/Eastern Industrial Pool Loan has a Cut-Off Date Balance of $89,000,000, representing 2.5% of the Cut-Off Date Pool Balance (2.9% of the Cut-Off Date Group 1 Balance). The Central/Eastern Industrial Pool Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘Central/Eastern Industrial Pool’’ in Annex D to this prospectus supplement.

The 4929 Wilshire Loan, which has 1 companion loan (the ‘‘4929 Wilshire Subordinate Companion Loan’’), is part of a split loan structure in which the 4929 Wilshire Subordinate Companion Loan is subordinate in its right of entitlement to payment to the 4929 Wilshire Loan. The 4929 Wilshire Loan has a Cut-Off Date Balance of $31,316,000, representing 0.9% of the Cut-Off Date Pool Balance (1.0% of the Cut-Off Date Group 1 Balance). The 4929 Wilshire Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘4929 Wilshire’’ in Annex D to this prospectus supplement.

The 666 Fifth Avenue Pari Passu Companion Loans, the ING Hospitality Pool Pari Passu Companion Loans, the Potomac Mills Pari Passu Companion Loan, Sawgrass Mills Pari Passu Companion Loans, the Sawgrass Mills Subordinate Companion Loans, the 84 Lumber Industrial Pool Pari Passu Companion Loan, The Renaissance Subordinate Companion Loan, the Central/Eastern Industrial Pool Subordinate Companion Loan, the 4929 Wilshire Subordinate Companion Loan and the Nordic Cold Storage Pool Subordinate Companion Loan are referred to herein as the ‘‘Companion Loans’’. None of the Companion Loans are included in the Trust Fund.

The 666 Fifth Avenue Pari Passu Companion Loans, the ING Hospitality Pool Pari Passu Companion Loans, the Potomac Mills Pari Passu Companion Loan, the Sawgrass Mills Pari Passu Companion Loans and the 84 Lumber Industrial Pool Pari Passu Companion Loan, are referred to herein as the ‘‘Pari Passu

Companion Loans’’ and the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan, the Potomac Mills Loan, the Sawgrass Mills Loan and the 84 Lumber Industrial Pool Loan are referred to as the ‘‘Pari Passu Loans’’. The Companion Loans, other than the Pari Passu Companion Loans, are collectively referred to herein as the ‘‘Subordinate Companion Loans’’. The Renaissance Loan, the Central/Eastern Industrial Pool Loan, the 4929 Wilshire Loan and the Nordic Cold Storage Loan are referred to as the ‘‘A/B Loans’’.

With respect to the 666 Fifth Avenue Loan, the terms of the related intercreditor agreement (the ‘‘666 Fifth Avenue Pari Passu Intercreditor Agreement’’), provide that the 666 Fifth Avenue Loan and the 666 Fifth Avenue Pari Passu Companion Loans are generally of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

With respect to the ING Hospitality Pool Loan, the terms of the related intercreditor agreement (the ‘‘ING Hospitality Pool Pari Passu Intercreditor Agreement’’), provide that the ING Hospitality Pool Loan and the ING Hospitality Pool Pari Passu Companion Loans are generally of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

With respect to the Potomac Mills Loan, the terms of the related intercreditor agreement (the ‘‘Potomac Mills Pari Passu Intercreditor Agreement’’), provide that the Potomac Mills Loan and the Potomac Mills Pari Passu Companion Loan are of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

With respect to the Sawgrass Mills Loan, the terms of the related intercreditor agreement (the ‘‘Sawgrass Mills Intercreditor Agreement’’), provides that the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans are of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

Further, with respect to the Sawgrass Mills Subordinate Companion Loans, the terms of the Sawgrass Mills Intercreditor Agreement provides that the Sawgrass Mills Subordinate Companion Loans are subordinate in certain respects to the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans.

With respect to the 84 Lumber Industrial Pool Loan, the terms of the related intercreditor agreement (the ‘‘84 Lumber Industrial Pool Pari Passu Intercreditor Agreement’’), provide that the 84 Lumber Industrial Pool Loan and the 84 Lumber Industrial Pool Pari Passu Companion Loan are of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

With respect to The Renaissance Loan, the terms of the related intercreditor agreement (the ‘‘Renaissance Intercreditor Agreement’’) provide that the related The Renaissance Subordinate Companion Loan is subordinate in certain respects to The Renaissance Loan.

With respect to the Central/Eastern Industrial Pool Loan, the terms of the related intercreditor agreement (the ‘‘Central/Eastern Industrial Pool Intercreditor Agreement’’) provide that the related Central/Eastern Industrial Pool Subordinate Companion Loan is subordinate in certain respects to the Central/Eastern Industrial Pool Loan.

With respect to the 4929 Wilshire Loan, the terms of the related intercreditor agreement (the ‘‘4929 Wilshire Intercreditor Agreement’’) provide that the related 4929 Wilshire Subordinate Companion Loan is subordinate in certain respects to the 4929 Wilshire Loan.

With respect to the Nordic Cold Storage Pool Loan, the terms of the related intercreditor agreement (the ‘‘Nordic Cold Storage Pool Intercreditor Agreement’’) provide that the related Nordic Cold Storage Pool Subordinate Companion Loan is subordinate in certain respects to the Nordic Cold Storage Pool Loan.

With respect to the Deerwood MHP I Loan, the terms of the related intercreditor agreement (the ‘‘Deerwood MHP I Intercreditor Agreement’’) provide that the related Deerwood MHP I Subordinate Companion Loan is subordinate in certain respects to the related Deerwood MHP I Loan.

With respect to the Deerwood MHP II Loan, the terms of the related intercreditor agreement (the ‘‘Deerwood MHP II Intercreditor Agreement’’) provide that the related Deerwood MHP II Subordinate Companion Loan is subordinate in certain respects to the related Deerwood MHP II Loan.

The 666 Fifth Avenue Pari Passu Intercreditor Agreement, the ING Hospitality Pool Pari Passu Intercreditor Agreement, the Potomac Mills Pari Passu Intercreditor Agreement, the Sawgrass Mills Pari Passu Intercreditor Agreement, the 84 Lumber Industrial Pool Pari Passu Intercreditor Agreement, the Renaissance Intercreditor Agreement, the Central/Eastern Industrial Pool Intercreditor Agreement, the 4929 Wilshire Intercreditor Agreement and the Nordic Cold Storage Pool Intercreditor Agreement are individually referred to in this prospectus supplement as an ‘‘Intercreditor Agreement’’ and, collectively, as the ‘‘Intercreditor Agreements’’.

The Renaissance Intercreditor Agreement, the Central/Eastern Industrial Pool Intercreditor Agreement, the 4929 Wilshire Intercreditor Agreement and the Nordic Cold Storage Pool Intercreditor Agreement are individually referred to in this prospectus supplement as an ‘‘A/B Loan Intercreditor Agreement’’ and, collectively, as the ‘‘A/B Loan Intercreditor Agreements’’.

The following table presents certain information with respect to the Whole Loans:

Mortgage Loan	Cut-Off Date Principal Balance of Trust Mortgage Asset	Cut-Off Date Principal Balance of Senior Mortgage Loans	Cut-Off Date Principal Balance of Whole Loan	Whole Loan Underwritten DSCR(1)	Whole Loan Cut-Off Date LTV Ratio(1)
666 Fifth Avenue	$285,500,000	$1,215,000,000	$1,215,000,000	1.46x	60.8%
ING Hospitality Pool	$283,850,000	$567,700,000	$567,700,000	2.14x	63.8%
Sawgrass Mills	$265,294,118	$820,000,000	$850,000,000	1.16x	82.9%
Potomac Mills	$164,000,000	$410,000,000	$410,000,000	1.17x	78.8%
Central/Eastern Industrial Pool	$89,000,000	$89,000,000	$108,000,000	1.01x	88.9%
The Renaissance	$84,000,000	$84,000,000	$93,000,000	1.22x	78.8%
84 Lumber Industrial Pool	$75,008,971	$150,017,942	$150,017,942	1.57x	68.5%
Nordic Cold Storage Pool	$55,500,000	$55,500,000	$65,500,000	1.23x	74.2%
4929 Wilshire	$31,316,000	$31,316,000	$35,316,000	1.00x	73.9%
Deerwood MHP I	$14,413,500	$14,413,500	$16,015,000	1.13x	77.6%
Deerwood MHP II	$14,413,500	$14,413,500	$16,015,000	1.13x	77.6%

(1)	Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves, holdback amounts or letters of credit or were calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See ‘‘Additional Mortgage Loan Information’’ herein. Also, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value & Condition of Mortgaged Property’’ in this prospectus supplement and ‘‘666 Fifth Avenue’’ in Annex D to this prospectus supplement.

Certain Information Relating to The Renaissance Loan, the Central/Eastern Industrial Pool Loan and the 4929 Wilshire Loan

The discussion under this ‘‘Certain Information Relating to the Renaissance Loan, the Central/Eastern Industrial Pool Loan and the 4929 Wilshire Loan’’ subsection relates solely to the Co-Lender Loans identified as The Renaissance Loan, the Central/Eastern Industrial Pool Loan and the 4929 Wilshire Loan and their related Subordinate Companion Loans.

General.    Pursuant to the terms of the related A/B Loan Intercreditor Agreements, the A/B Loans will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The A/B Loan Intercreditor Agreements generally provide that expenses, losses and shortfalls relating to the A/B Loans will be allocated first, to the holder of the Subordinate Companion Loans and thereafter to the A/B Loans. Prior to a default under the related mortgage loan documents or, in some cases, prior to when the A/B Loan becomes a specially serviced loan as a result of an event of default under the related Mortgage Loan documents, payments received by or on behalf of the related Borrower are generally applied pro rata between the A/B Loan and the related Subordinate Companion Loan(s). During the continuance of an event of default or, in some cases, during the time that an A/B Loan is specially serviced as a result of an event of default under the related Mortgage Loan documents, such payments will be applied first in respect of interest and principal to the A/B Loan until paid in full and then in respect of interest and principal to each related Subordinate Companion Loan until paid in full, and then in respect of certain prepayment fees, extension fees, exit fees and default interest among the A/B Loan and Subordinate Companion Loan, all in accordance with the terms of the related A/B Loan Intercreditor Agreement.

With respect to the A/B Loans, the Master Servicer and Special Servicer will service and administer each of the A/B Loans and the Subordinate Companion Loans pursuant to the Pooling and Servicing Agreement and the A/B Loan Intercreditor Agreements for so long as each A/B Loan is part of the Trust Fund. The holders of the most subordinate Subordinate Companion Loan will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the A/B Loans at such times as such Subordinate Companion Loans are not the subject of an A/B Loan Control Appraisal Period (as defined below).

Control Appraisals.    While certain A/B Loans may provide for certain variations, an ‘‘A/B Loan Control Appraisal Period’’ will generally be deemed to have occurred if and so long as (a) the principal balance of a Subordinate Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the related A/B Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the related A/B Loan at a per annum rate equal to its mortgage interest rate (exclusive, in most cases, of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the related A/B Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less, in certain cases, any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the related A/B Loan Intercreditor Agreement (net of any liens senior to the lien of the related A/B Loan), is less than or equal to (b) twenty five percent (25%) of the principal balance of such Subordinate Companion Loan. No advice or direction of the holder of a Subordinate Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Cure and Purchase Rights.    In the event of certain defaults under an A/B Loan, the holder of the related Subordinate Companion Loan that is most subordinate will generally be entitled to (i) cure such monetary default within a certain specified time frame, generally between 3 and 7 Business Days of receipt of the cure notice; (ii) cure such non-monetary default within a certain specified time frame, generally between 20 and 30 days of receipt of the cure notice; (iii) purchase such A/B Loan (together with any Subordinate Companion Loan that is senior to it) from the Trust Fund after the expiration of the cure period and/or, (iv) post additional collateral, subject to the conditions contained in the applicable A/B Loan Intercreditor Agreement; provided, further, however, the holder of the related Subordinate Companion Loan is limited with respect to the amount and duration of cures as more particularly described in the applicable A/B Loan Intercreditor Agreement, but that are generally between 3 and 30 days. While certain A/B Loans may provide for certain limited variations, the purchase price will generally equal the unpaid aggregate principal balance of the A/B Loan, together with all unpaid interest thereon at the related mortgage interest rate (including default interest) and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the A/B Loan is responsible and any other Additional Trust Fund Expenses in respect of the A/B Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall typically not be reduced by any outstanding P&I Advance. No prepayment consideration will typically be payable in connection with such a purchase of an A/B Loan. The holder of the most subordinate Subordinate Companion Loan has the right, at any time and from time to time, to replace the Special Servicer then acting with respect to the related A/B Loan with or without cause and appoint a replacement Special Servicer solely with respect to such A/B Loan.

Consent and Consultation Rights of the Holders of the Subordinate Companion Loans.    Prior to a Control Appraisal Period with respect to the Subordinate Companion Loans, the holder of the related Subordinate Companion Loan that is most subordinate is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is generally not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within a certain period of time, generally between 10 to 20 Business Days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within that time frame, then the approval will be deemed to have been given):

(i)    any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii)    any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the maturity date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii)    any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES— Termination’’ in this prospectus supplement or pursuant to a Purchase Option as described below under ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v)    any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(vii)    any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(viii)    any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

(ix)    any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

(x)    any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(xi)    any determination to allow a borrower not to maintain terrorism or, to the extent provided in the Pooling and Servicing Agreement, windstorm insurance;

(xii)    any adoption or implementation of a business plan submitted by the borrower with respect to the related Mortgaged Property;

(xiii)    the execution or renewal of any lease;

(xiv)    the release of any escrow held in conjunction with the Mortgage Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law;

(xv)    alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents;

(xvi)    any modification of, or waiver with respect to, the Mortgage Loan that would result in a discounted pay-off of the Mortgage Loan;

(xvii)    any sale of the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the related Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Mortgage Loan;

(xviii)    any release of the borrower or any guarantor from liability with respect to the Mortgage Loan;

(xix)    any material changes to or waivers of any of the insurance requirements under the related Mortgage Loan documents;

(xx)    the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrowers;

(xxi)    any modification of, or waiver with respect to, the Mortgage Loan that would result in a discounted pay-off;

(xxii)    any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure;

(xxiii)    any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents;

(xxiv)    any substitution of the bank holding the cash management account, unless such bank agrees in writing (x) to comply with the terms of the related Intercreditor Agreement and (y) to provide to the holder of the related Companion Loans copies of any reconciliation required to be prepared thereunder; and

(xxv)    alterations on the Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. An affiliate of the Special Servicer will be the initial Controlling Class Representative.

The holders of the Subordinate Companion Loans generally also have the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the related Mortgage Loan documents with respect to such Subordinate Companion Loan; and (ii) cause the termination of the property manager with respect to such Mortgaged Property and approve successor managers subject to certain conditions set forth in the related A/B Loan Intercreditor Agreements.

The holders of the Subordinate Companion Loans generally have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related A/B Loan Intercreditor Agreement.

The Mortgage Loan documents for a Subordinate Companion Loan generally may be amended without the consent of the holder of such Subordinate Companion Loans; except for certain amendments relating to, among other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan; provided, however, in a work-out context the foregoing consent is generally not required.

Certain Information Relating to the Sawgrass Mills Loan.

The Sawgrass Mills Loan is part of a split loan structure comprised of (i) the Sawgrass Mills Loan, (ii) the Sawgrass Mills Pari Passu Companion Loans and (iii) the Sawgrass Mills Subordinate Companion Loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Sawgrass Mills Mortgaged Property’’). The Sawgrass Mills Loan is evidenced by multiple promissory notes. The Sawgrass Mills Pari Passu Companion Loans and Sawgrass Mills Subordinate Companion Loans are evidenced by multiple pari passu promissory notes and multiple subordinate promissory notes, respectively. Only the Sawgrass Mills Loan is included in the Trust Fund. The Sawgrass Mills Loan, the Sawgrass Mills Pari Passu Companion Loans and the Sawgrass Mills Subordinate Companion Loans are collectively referred to in this prospectus supplement as the ‘‘Sawgrass Mills Whole Loan.’’

The initial holders of the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans (such holders and any successor holders, the ‘‘Sawgrass Mills Senior Noteholders’’) as well as the initial holders of the Sawgrass Mills Subordinate Companion Loans (such holders and any successor holders, the ‘‘Sawgrass Mills Subordinate Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of the Sawgrass Mills Senior Noteholders and the Sawgrass Mills Subordinate Noteholders (the ‘‘Sawgrass Mills Intercreditor Agreement’’). Pursuant to the terms of the Sawgrass Mills Intercreditor Agreement, the Sawgrass Mills Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement for the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12. The Sawgrass Mills Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Sawgrass Mills Whole Loan will be allocated first, to the Sawgrass Mills Subordinate Noteholders and thereafter, to the Sawgrass Mills Senior Noteholders, on a pro rata and pari passu basis.

Pursuant to the Sawgrass Mills Intercreditor Agreement, prior to a Sawgrass Mills Control Appraisal Event, a majority of the Sawgrass Mills Subordinate Noteholders will have the right to consult with and advise the J.P. Morgan Series 2007-LDP12 special servicer; following the occurrence and during the continuance of a Sawgrass Mills Control Appraisal Event, the Sawgrass Mills Senior Noteholders, acting jointly, will have such rights. A ‘‘Sawgrass Mills Control Appraisal Event’’ will exist if, and for so long as, the initial aggregate principal balance of the Sawgrass Mills Subordinate Companion Loans (minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Sawgrass Mills Subordinate Companion Loans after the cut-off date, (ii) any appraisal reduction allocated to the Sawgrass Mills Subordinate Companion Loans and (iii) realized losses allocated to the Sawgrass Mills Subordinate Companion Loans) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the Sawgrass Mills Subordinate Companion Loans after the cut-off date).

For purposes of the information presented in this prospectus supplement with respect to the Sawgrass Mills Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans but not the Sawgrass Mills Subordinate Companion Loans.

Servicing.    The Sawgrass Mills Intercreditor Agreement generally provides that the Sawgrass Mills Whole Loan will be serviced by the master servicer and the special servicer under the pooling and servicing agreement for the J.P. Morgan Chase Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12 securitization transaction.

Distributions.    Under the terms of the Sawgrass Mills Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Sawgrass Mills Whole Loan (or, if such a default has occurred, but one or more Sawgrass Mills Subordinate Noteholders have cured such a default) after payment of amounts payable or reimbursable under the J.P. Morgan Series 2007-LDP12 Pooling and Servicing Agreement, payments and proceeds received with respect to the Sawgrass Mills Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

First, each holder of the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, on a pro rata and pari passu basis;

Second, scheduled and unscheduled principal payments in respect of the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans will be paid to each of the holders of the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans, on a pro rata and pari passu basis;

Third, any prepayment premium actually received in respect of the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans will be paid to each of the holders of the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans respectively, on a pro rata and pari passu basis;

Fourth, the holders of the Sawgrass Mills Subordinate Companion Loans will receive accrued and unpaid interest on their outstanding principal balances at their respective interest rates, on a pro rata basis;

Fifth, scheduled and unscheduled principal payments in respect of the Sawgrass Mills Subordinate Companion Loans will be paid to the holders of the Sawgrass Mills Subordinate Companion Loans, on a pro rata and pari passu basis;

Sixth, any yield maintenance charge actually received in respect of the Sawgrass Mills Subordinate Companion Loans will be paid to each of the holders of the Sawgrass Mills Subordinate Companion Loans on a pro rata basis;

Seventh, any default interest (in excess of the interest paid in accordance with clauses first and fourth above and any such amounts required to be otherwise applied under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement) will be paid to each of the holders of the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans, on a pro rata and pari passu basis in accordance with the respective principal balance of each loan;

Eighth, any default interest (in excess of the interest paid in accordance with clauses first, fourth and seventh above) shall be paid to the holders of the Subordinate Companion Loans, pro rata (based on the principal balance of the Subordinate Companion Loans), to the extent not applied to interest on advances or payable to any servicer or trustee pursuant to the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement; and

Ninth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to a party other than a holder under the loan documents, and not otherwise applied in accordance with the foregoing clauses first through eighth above, such amount shall paid to each of the holders of the Sawgrass Mills Loan, the Sawgrass Mills Pari Passu Companion Loans and the Sawgrass Mills Subordinate Companion Loans on a pro rata basis in accordance with the respective initial principal balance of each loan.

Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Sawgrass Mills Whole Loan (unless the Sawgrass Mills Subordinate Noteholders have cured such a default), after payment of all amounts then payable or reimbursable under the J.P. Morgan Series 2007-LDP12 Pooling and Servicing Agreement, liquidation proceeds and other collections with respect to the Sawgrass Mills Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

First, each holder of the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, on a pro rata and pari passu basis;

Second, each holder of the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans will receive, on a pro rata and pari passu basis, based on the principal balance of each such loan, an amount up to its principal balance, until the principal balance has been paid in full;

Third, if the proceeds of any foreclosure sale or any liquidation of the Sawgrass Mills Whole Loan or the Sawgrass Mills Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first and second and, as a result of a workout, the principal balance of the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans have been reduced, such excess amount will be paid to the holder of the Sawgrass Mills Loan and each holder of the Sawgrass Mills Pari Passu Companion Loans, pro rata, in an amount up to the reduction, if any, of their respective principal balances as a result of such workout;

Fourth, to the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans, pro rata, in an amount equal to any yield maintenance charge actually received in respect of the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans;

Fifth, any default interest (in excess of the interest paid in accordance with clause first above and any such amounts required to be otherwise applied under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement), will be paid first to each holder of the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans, pro rata, and then to the holders of the Sawgrass Mills Subordinate Companion Loans, based on the total amount of default interest then owing to each such party;

Sixth, the holders of the Sawgrass Mills Subordinate Companion Loans will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, on a pro rata and pari passu basis;

Seventh, the holders of the Sawgrass Mills Subordinate Companion Loans will receive, on a pro rata and pari passu basis, based on the principal balance of each such loan, an amount up to its principal balance, until such principal has been paid in full;

Eighth, any yield maintenance charge that is allocable to the Sawgrass Mills Subordinate Companion Loans, pro rata; and

Ninth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through eighth or the proceeds of any foreclosure sale or any liquidation of the Sawgrass Mills Whole Loan or the Sawgrass Mills Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through eighth, such amount will generally be paid, pro rata, first to the holders of the Sawgrass Mills Loan and Sawgrass Mills Pari Passu Companion Loans (on a pro rata basis) on the one hand, and then to the holders of the Sawgrass Mills Subordinate Companion Loans on the other hand, in accordance with the respective initial principal balances of each loan.

Consent Rights of Sawgrass Mills Subordinate Noteholders.    Unless a Sawgrass Mills Control Appraisal Event exists, the Sawgrass Mills Subordinate Noteholders, or an advisor on their behalf, are expected, under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement, to be entitled (subject to the provisions in the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement regarding applicable time-frames and the right of the J.P. Morgan 2007-LDP12 special servicer to take action in emergency situations) to advise and direct the J.P. Morgan Series 2007-LDP12 Master Servicer and/or the J.P. Morgan Series 2007-LDP12 Special Servicer with respect to certain matters, including, among other things, (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default; (ii) any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan; (iii) any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the J.P. Morgan 2007-LDP 12 trust) for less than the applicable purchase price (other than in connection with the exercise of a purchase option that certain specified parties have under the J.P. Morgan 2007-LDP12 pooling and servicing agreement to purchase defaulted loans); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property; (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan; (vi) any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to a loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional; (vii) any property management company changes or franchise changes with respect to a mortgage loan for which the consent or approval of the lender is required under the related loan documents; (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan with no material lender discretion; (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan with no material lender discretion; and (x) any determination by the Special Servicer of an acceptable insurance default. However, no advice or direction may require or cause the related J.P. Morgan Series LDP12 Master Servicer or the J.P. Morgan Series 2007-LDP12 Special Servicer to violate any provision of the J.P. Morgan Series 2007-LDP12 pooling and servicing agreement, including the J.P. Morgan Series LDP12 Master Servicer’s and the J.P. Morgan Series 2007-LDP12 Special Servicer’s obligation to act in accordance with the Servicing Standards or the REMIC provisions of the Code.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the Sawgrass Mills Whole Loan, resulting in a monetary event of default, the Sawgrass Mills Subordinate Noteholders will have the right to cure such monetary event of default, which right may be exercised several times, subject to certain limitations set forth in the Sawgrass Mills Intercreditor Agreement.

Purchase Option.    In the event that the Sawgrass Mills Loan is delinquent at least 60 days in respect of its scheduled monthly debt service payments, or more than 30 days delinquent in respect of its balloon payment (the ‘‘Sawgrass Mills Default’’), the Sawgrass Mills Subordinate Noteholders will have an option (the ‘‘Sawgrass Mills Purchase Option’’) to purchase the Sawgrass Mills Loan from the Trust Fund at a price (the ‘‘Sawgrass Mills Loan Option Price’’) generally equal to the unpaid principal balance of the Sawgrass Mills Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances (and all related Servicing Advances that were reimbursed from general collections on the mortgage loans, but not yet repaid by the related borrower) together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Sawgrass Mills Loan whether paid or unpaid and any other additional Trust Fund expenses relating to the Sawgrass Mills Whole Loan. In order to exercise the Sawgrass Mills Purchase Option, the Sawgrass Mills Subordinate Noteholders will also be required to purchase the Sawgrass Mills Pari Passu Companion Loans for a similar price.

Certain Information Relating to the Nordic Cold Storage Pool Loan

Distributions.    Under the terms of the Nordic Cold Storage Pool Intercreditor Agreement, prior to the occurrence and continuance of a Sequential Pay Event with respect to Nordic Cold Storage Pool Whole Loan (or, if such a default has occurred, but the holder of the Nordic Cold Storage Pool Subordinate Companion Loan has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to Nordic Cold Storage Pool Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

First, the holder of the Nordic Cold Storage Pool Loan will receive accrued and unpaid interest on the outstanding principal of the Nordic Cold Storage Pool Mortgage Loan at its interest rate;

Second, any principal payments will be paid to the holder of the Nordic Cold Storage Pool Loan in an amount equal to its pro rata portion of all principal payments on the Nordic Cold Storage Pool Whole Loan (based on its principal balance);

Third, to the holder of the Nordic Cold Storage Pool Subordinate Companion Loan, up to the aggregate amount of all cure payments made to the holder of the Nordic Cold Storage Pool Subordinate Companion Loan in connection with its exercise of cure rights;

Fourth, the holder of the Nordic Cold Storage Pool Subordinate Companion Loan will receive accrued and unpaid interest on the outstanding principal of the Nordic Cold Storage Pool Subordinate Companion Loan at its interest rate;

Fifth, any principal payments will be paid to the holder of the Nordic Cold Storage Pool Subordinate Companion Loan in an amount equal to its pro rata portion of all principal payments on the Nordic Cold Storage Pool Whole Loan (based on its principal balance);

Sixth, any prepayment premium, to the extent actually paid by the borrower, will be paid (A) to the holder of the Nordic Cold Storage Pool Loan, in an amount equal to any prepayment premium actually received in respect of the Nordic Cold Storage Pool Loan (based on its pro rata portion of the Nordic Cold Storage Pool Whole Loan); and (B) to the holder of the Nordic Cold Storage Pool Subordinate Companion Loan, in an amount equal to any prepayment premium actually received in respect of the Nordic Cold Storage Pool Subordinate Companion Loan (based on its pro rata portion of the Nordic Cold Storage Pool Whole Loan), respectively, each such amount to be determined (i) if such prepayment is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the applicable promissory Nordic Cold Storage Pool Subordinate Companion Loan being prepaid and (ii) if the prepayment premium is a yield maintenance or ‘‘spread maintenance’’ premium, by separately computing the prepayment premium for the applicable promissory note based on its interest rate and the portion of applicable principal balance being prepaid;

Seventh, to the extent default interest, late payment charges or fees incurred due to certain failures by the borrower to comply with its reporting obligations under the loan documents paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, pro rata, (i) to the holder of the Nordic Cold Storage Pool Loan, and (ii) to the holder of the Nordic Cold Storage Pool Subordinate Companion Loan, based on their respective pro rata portion of the Nordic Cold Storage Pool Whole Loan; and

Eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh, any remaining amount will be paid as follows: (A) first, to the holder of the Nordic Cold Storage Pool Loan, up to the amount of any unreimbursed costs and expenses paid or reimbursed to the holder of the Nordic Cold Storage Pool Loan with respect to the Nordic Cold Storage Pool Whole Loan pursuant to the Nordic Cold Storage Pool Intercreditor Agreement or the Pooling and Servicing Agreement, (B) second, to the holder of the Nordic Cold Storage Pool Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid or reimbursed to the holder of the Nordic Cold Storage Pool Subordinate Companion Loan, with respect to the Nordic Cold Storage Pool Whole Loan pursuant to the Nordic Cold Storage Pool Intercreditor Agreement or the Pooling and Servicing Agreement, and (C) third, any remaining amount, to the holders, pro rata, based on their respective pro rata portion of the Nordic Cold Storage Pool Whole Loan.

A ‘‘Sequential Pay Event’’ means any event of default, with respect to an obligation of the borrower to pay money due under the Nordic Cold Storage Pool Whole Loan, any other event of default for which the Nordic Cold Storage Pool Whole Loan is actually accelerated or which causes the Nordic Cold Storage Pool Whole Loan to become a Specially Serviced Mortgage Loan, and any bankruptcy or insolvency event that constitutes an event of default under the Nordic Cold Storage Pool Whole Loan.

Following the occurrence and during the continuance of a Sequential Pay Event with respect to the Nordic Cold Storage Pool Whole Loan (unless the holder of the Nordic Cold Storage Pool Subordinate Companion Loan has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds with respect to the Nordic Cold Storage Pool Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

First, the holder of the Nordic Cold Storage Pool Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

Second, the holder of the Nordic Cold Storage Pool Loan will receive an amount up to its principal balance until such principal balance has been paid in full;

Third, the holder of the Nordic Cold Storage Pool Loan will receive an amount equal to any prepayment premium actually received in respect of the Nordic Cold Storage Pool Loan, such amount to be determined (i) if such prepayment is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the Nordic Cold Storage Pool Mortgage Loan being prepaid and (ii) if the prepayment premium is a yield maintenance or ‘‘spread maintenance’’ premium, by separately computing the prepayment premium for the Nordic Cold Storage Pool Loan based on its interest rate and the portion of the principal balance being prepaid;

Fourth, the holder of the Nordic Cold Storage Pool Subordinate Companion Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

Fifth, the holder of the Nordic Cold Storage Pool Subordinate Companion Loan will receive an amount up to its principal balance, until such principal balance has been paid in full;

Sixth, the holder of the Nordic Cold Storage Pool Subordinate Companion Loan will receive an amount equal to any prepayment premium actually received in respect of the Nordic Cold Storage Pool Subordinate Companion Loan (based on its pro rata portion of the Nordic Cold Storage Pool Whole Loan), such amount to be determined (i) if such prepayment is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the Nordic Cold Storage Pool Subordinate Companion Loan being prepaid and (ii) if the prepayment premium is a yield maintenance or ‘‘spread maintenance’’ premium, by separately computing the prepayment premium for the Nordic Cold Storage Pool Subordinate Companion Loan based on its interest rate and the portion of the principal balance being prepaid;

Seventh, the holder of the Nordic Cold Storage Pool Subordinate Companion Loan will receive an amount up to the aggregate amount of all cure payments made by the holder of the Nordic Cold Storage Pool Subordinate Companion Loan in connection with its exercise of cure rights;

Eighth, to the extent default interest, late payment charges or fees incurred due to certain failures by the borrower to comply with its reporting obligations under the related loan documents paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, (i) first, to the holder of the Nordic Cold Storage Pool Loan up to an amount equal to interest at the applicable default rate, and (ii) second, to the holder of the Nordic Cold Storage Pool Subordinate Companion Loan up to an amount equal to interest at the applicable default rate;

Ninth, if the proceeds of any foreclosure sale or any liquidation of the Nordic Cold Storage Pool Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout, the principal balance of the Nordic Cold Storage Pool Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Nordic Cold Storage Pool Subordinate Companion Loan in an amount up to the reduction, if any, of its principal balance as a result of such workout; and

Tenth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through ninth, such remaining amount will be paid as follows: (A) first, to the holder of the Nordic Cold Storage Pool Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid or reimbursed to the Master Servicer or the Trustee by the holder of the Nordic Cold Storage Pool Subordinate Companion Loan with respect to the Nordic Cold Storage Pool Whole Loan pursuant to the Nordic Cold Storage Pool Intercreditor Agreement or the Pooling and Servicing Agreement, and (B) second, any remaining amount will be paid to the holder of the Nordic Cold Storage Pool Loan and the holder of the Nordic Cold Storage Pool Subordinate Companion Loan, pro rata (based on their respective initial principal balances).

The Nordic Cold Storage Pool Intercreditor Agreement provides that expenses, losses and shortfalls relating to Nordic Cold Storage Pool Whole Loan will be allocated first, to the holder of the Nordic Cold Storage Pool Subordinate Companion Loan and then, to the holder of the Nordic Cold Storage Pool Loan.

Cure Rights.    In the event that the related borrower fails to make any payment of principal or interest on the Nordic Cold Storage Pool Whole Loan, resulting in a monetary event of default or in the event that any non-monetary event of default with respect to Nordic Cold Storage Pool Whole Loan exists and is continuing, the holder of the Nordic Cold Storage Pool Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the Nordic Cold Storage Pool Intercreditor Agreement. The holder of the Nordic Cold Storage Pool Subordinate Companion Loan will be limited to four cure events in any 12-month period, its right to cure a monetary or non-monetary default will be limited to nine over the life of the Nordic Cold Storage Pool Whole Loan and no series of cure events may exceed three consecutive months. So long as the holder of the Nordic Cold Storage Pool Subordinate Companion Loan is exercising a cure right, neither the Master Servicer nor the Special Servicer will be permitted to (i) accelerate the Nordic Cold Storage Pool Whole Loan, (ii) treat such event of default as such for purposes of transferring the Nordic Cold Storage Pool Whole Loan to special servicing or (iii) commence foreclosure proceedings.

Purchase Option.    In the event that (a) any payment of principal or interest on the Nordic Cold Storage Pool Whole Loan becomes 90 or more days delinquent, (b) the Nordic Cold Storage Pool Whole Loan has been accelerated, (c) the principal balance of the Nordic Cold Storage Pool Whole Loan is not paid at maturity, (d) the related borrower files a petition for bankruptcy or (e) the Nordic Cold Storage Pool Whole Loan becomes a Specially Serviced Mortgage Loan, the holder of the Nordic Cold Storage Pool Subordinate Companion Loan will have an option to purchase the Nordic Cold Storage Pool Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Nordic Cold Storage Pool Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances and all accrued special servicing fees allocable to the Nordic Cold Storage Pool Mortgage Loan whether paid or unpaid, any applicable liquidation fee and any other additional trust fund expenses relating to the Nordic Cold Storage Pool Whole Loan.

Consent Rights of the Holder of the Nordic Cold Storage Pool Subordinate Companion Loan.    Unless a Nordic Cold Storage Pool Control Appraisal Period has occurred, the holder of the Nordic Cold Storage Pool Subordinate Companion Loan will have the right to direct, consent or provide advice to the Master Servicer or the Special Servicer, as applicable, with respect to the following actions of the Master Servicer or Special Servicer, and the Master Servicer and Special Servicer are not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within 10 Business Days of being notified thereof (provided that if such written objection has not been received by the Master Servicer or Special Servicer within that time frame, then the approval will be deemed to have been given):

(a)    any modification of, or waiver with respect to, the Nordic Cold Storage Pool Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Nordic Cold Storage Pool Whole Loan or a modification or waiver of any other monetary term of the Nordic Cold Storage Pool Whole Loan relating to the amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the loan documents or a modification or waiver of any material non-monetary provision of the Nordic Cold Storage Pool Whole Loan;

(b)    any modification of, or waiver with respect to, the Nordic Cold Storage Pool Whole Loan that would result in a discounted pay-off of the Nordic Cold Storage Pool Whole Loan;

(c)    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure;

(d)    any sale of all or any portion of the Mortgaged Property or REO Property;

(e)    any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials;

(f)    the sale of the Nordic Cold Storage Pool Whole Loan for less than the outstanding principal balance of the Nordic Cold Storage Pool Whole Loan plus accrued and unpaid interest thereon;

(g)    any substitution or release of collateral for the Nordic Cold Storage Pool Whole Loan;

(h)    any release of the borrower or guarantor from liability with respect to the Nordic Cold Storage Pool Whole Loan including, without limitation, by acceptance of an assumption of the Nordic Cold Storage Pool Whole Loan by a successor borrower or replacement guarantor;

(i)    any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

(j)    any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower by a person entitled to exercise voting rights, directly or indirectly, in the borrower, except in each case as expressly permitted by the loan documents;

(k)    any incurring of mezzanine financing by any beneficial owner of the borrower or any incurring of additional debt by the borrower, changing the terms of any document evidencing or securing any such mezzanine financing or additional debt and of any inter-creditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement;

(l)    the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

(m)    any proposed modification or waiver of any provision of any loan documents governing the types, nature or amounts of insurance coverage required to be obtained and maintained by the borrower;

(n)    any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the loan documents);

(o)    any waiver of amounts required to be deposited into escrow reserve accounts under the loan documents, or any modification or amendment to any of the related loan documents that would modify the amount of funds required to be deposited into reserve accounts established under the loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

(p)    the release of any escrow or reserve funds, or any adjustments thereto held in connection with the Nordic Cold Storage Pool Whole Loan to which the borrower is not entitled under the loan documents or applicable law;

(q)    the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the Nordic Cold Storage Pool Whole Loan, if such repayment would not result in the payment in full of all amounts due and payable to the holder of the Nordic Cold Storage Pool Subordinate Companion Loan;

(r)    the approval of any ‘‘major lease’’ (or any other lease insofar as such approval is required of the lender under the loan documents); and

(s)    the approval of any annual budget for the Mortgaged Property (insofar as such approval is required of the lender under the loan documents).

In the event that the Master Servicer or Special Servicer, as applicable, determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the certificateholders and the holder of the Nordic Cold Storage Pool Subordinate Loan (as a collective whole), the Master Servicer or Special Servicer may take any such action without waiting for a response.

Upon the occurrence and during the continuance of a Nordic Cold Storage Pool Control Appraisal Period, the Controlling Class Representative will be entitled to exercise all of the rights under the Pooling and Servicing Agreement with respect to the Nordic Cold Storage Pool Whole Loan, and the holder of the Nordic Cold Storage Pool Subordinate Companion Loan will not be entitled to exercise such rights. A ‘‘Nordic Cold Storage Pool Control Appraisal Period’’ will exist if, and for so long as, (A) the initial principal balance of the Nordic Cold Storage Pool Subordinate Companion Loan minus (B) the sum (i) of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Nordic Cold Storage Pool Subordinate Companion Loan, (ii) any appraisal reduction amount allocated to the Nordic Cold Storage Pool Subordinate Companion Loan and (iii) any realized losses allocated to the Nordic Cold Storage Pool Subordinate Companion Loan, plus (C) the amount of any Nordic Cold Storage Pool Threshold Event Collateral (as defined below) is less than 25% of (A) its initial principal balance minus (B) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on the Nordic Cold Storage Pool Subordinate Companion Loan. In addition, the holder of the Nordic Cold Storage Pool Subordinate Companion Loan is entitled to avoid a Nordic Cold Storage Pool Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions within 30 days of its receipt of a third-party appraisal that indicates a Nordic Cold Storage Pool Control Appraisal Period has occurred: (i) the holder of the Nordic Cold Storage Pool Subordinate Companion Loan must deliver as a supplement to the appraised value of the related Mortgaged Property, in the amount specified in clause (ii) below, to the Master Servicer (in each case together with documentation acceptable to the Master Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Trust Fund in such collateral) (a) cash collateral for the benefit of, and acceptable to, the Master Servicer or (b) an unconditional and irrevocable standby letter of credit (with the holder of the Nordic Cold Storage Pool Loan or the Trustee as beneficiary) issued by a bank or other financial institutions the long term unsecured debt obligations of which are rated at least ‘‘AA’’ by S&P and ‘‘Aa2’’ by Moody’s or the short term obligations of which are rated at least ‘‘A-1+’’ by S&P and ‘‘P-1’’ by Moody’s (either (a) or (b), the ‘‘Nordic Cold Storage Pool Threshold Event Collateral’’), and (ii) the Nordic Cold Storage Pool Threshold Event Collateral shall be in an amount which, when added to the appraised value of the related Mortgaged Property, would cause the Nordic Cold Storage Pool Control Appraisal Period with respect to the holder of the Nordic Cold Storage Pool Subordinate Companion Loan to cease to exist.

In addition, neither the Master Servicer nor the Special Servicer is permitted to comply with any advice or consultation provided by the holder of the Nordic Cold Storage Pool Subordinate Companion Loan if such direction, failure to consent or advice would (i) require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the provisions of the Nordic Cold Storage Pool Intercreditor Agreement or the Pooling and Servicing Agreement relating to the REMIC provisions of the Code, (iv) require or cause the Master Servicer or the Special Servicer, as applicable, to violate any other provisions of the Nordic Cold Storage Pool Intercreditor Agreement or the Pooling and Servicing Agreement, (v) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the Nordic Cold Storage Pool Whole Loan or (vi) materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Termination of Special Servicer.    Prior to a Nordic Cold Storage Pool Control Appraisal Period, the holder of the Nordic Cold Storage Pool Subordinate Companion Loan will be entitled to terminate the Special Servicer with respect to the special servicing of the Nordic Cold Storage Pool Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the Nordic Cold Storage Pool Intercreditor Agreement. Any successor special servicer will be required to have the rating specified in the Nordic Cold Storage Pool Intercreditor Agreement and such appointment will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates.

Application of Amounts Paid to Trust Fund.    On or before each Distribution Date, amounts payable to the Trust Fund as holder of any Whole Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the related Companion Loans will be distributed to such holders net of fees and expenses on such Companion Loans; and in the case of the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan, such amounts will be applied and distributed in accordance with the GECMC 2007-C1 Pooling and Servicing Agreement, the Wachovia Bank 2007-C32 Pooling and Servicing Agreement and the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement, respectively.

Certain Information Relating to the Deerwood MHP I Loan and the Deerwood MHP II Loan

The Deerwood MHP I Loan is part of a split loan structure comprised of (i) the Deerwood MHP I Loan and (ii) the Deerwood MHP I Subordinate Companion Loan, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Deerwood MHP I Mortgaged Property’’). Only the Deerwood MHP I Loan will be included in the Trust Fund. The Deerwood MHP I Loan and the Deerwood MHP I Subordinate Companion Loan are collectively referred to in this prospectus supplement as the ‘‘Deerwood MHP I Whole Loan’’. The Deerwood MHP II Loan is part of a split loan structure comprised of (i) the Deerwood MHP II Loan and (ii) the Deerwood MHP II Subordinate Companion Loan, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Deerwood MHP II Mortgaged Property’’). Only the Deerwood MHP II Loan will be included in the Trust Fund. The Deerwood MHP II Loan and the Deerwood MHP II Subordinate Companion Loan are collectively referred to in this prospectus supplement as the ‘‘Deerwood MHP II Whole Loan’’. Each of the Deerwood MHP I Loan and the Deerwood MHP II Loan are sometimes referred to in the discussion below as a ‘‘Deerwood MHP Senior Loan’’. Each of the Deerwood MHP I Subordinate Companion Loan and the Deerwood MHP II Subordinate Companion Loan are sometimes referred to in the discussion below as a ‘‘Deerwood Subordinate Companion Loan’’. Each of the Deerwood MHP I Whole Loan and the Deerwood MHP II Whole Loan are sometimes referred to in the discussion below as a ‘‘Deerwood MHP Whole Loan’’.

The Deerwood MHP Intercreditor Agreements.    With respect to each Deerwood MHP Whole Loan, the related intercreditor agreement (a ‘‘Deerwood MHP Intercreditor Agreement’’) between the holders of the related Deerwood MHP Senior Loan (the ‘‘Deerwood MHP Note A Holder’’), and the related Deerwood Subordinate Companion Loan (the ‘‘Deerwood MHP Note B Holder’’), sets forth the rights of such noteholders. Each Deerwood MHP Intercreditor Agreement generally provides that the mortgage loans that comprise the related Deerwood MHP Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard.

Distributions.    With respect to each Deerwood MHP Whole Loan, pursuant to the related Deerwood MHP Intercreditor Agreement, to the extent described below, the right of the related Deerwood MHP Note B Holder to receive payments with respect to the Deerwood MHP Subordinate Companion Loan held by it, is subordinate to the payment rights of the related Deerwood MHP Note A Holder to receive payments with respect to the related Deerwood MHP Whole Loan.

Prior to the occurrence and continuation of a monetary event of default or a non-monetary event of default resulting in a Deerwood MHP Whole Loan becoming a Specially Serviced Mortgage Loan, all payments and proceeds (of whatever nature) received with respect to the subject Deerwood MHP Whole Loan (excluding certain reserves and escrows as well as insurance proceeds and awards otherwise required to be applied under the related mortgage loan documents or released to the borrower) will generally be applied in the following manner:

First, to the related Deerwood MHP Note A Holder in an amount equal to any unreimbursed costs and advances paid, together with interest thereon, by the Deerwood MHP Note A Holder with respect to the Deerwood MHP Senior Loan or the related mortgaged property;

Second, to the related Deerwood MHP Note A Holder (for payment to the related Master Servicer and Special Servicer) in an amount equal to all accrued and unpaid servicing compensation earned with respect to the Deerwood MHP Senior Loan;

Third, to the related Deerwood MHP Note A Holder in an amount equal to accrued and unpaid interest with respect to the Deerwood MHP Senior Loan;

Fourth, to the related Deerwood MHP Note A Holder in an amount equal to its pro rata portion of any scheduled principal payments received with respect to the Deerwood MHP Whole Loan and its pro rata portion of any prepayments with respect to the Deerwood MHP Whole Loan;

Fifth, to the related Deerwood MHP Note B Holder in an amount equal to any unreimbursed costs and advances paid by the related Deerwood MHP Note B Holder with respect to the Deerwood MHP Subordinate Companion Loan or the related mortgaged property;

Sixth, to the related Deerwood MHP Note B Holder (for payment to the related Master Servicer and Special Servicer) in an amount equal to all accrued and unpaid servicing compensation earned with respect to the Deerwood MHP Subordinate Companion Loan;

Seventh, to the related Deerwood MHP Note B Holder in an amount equal to any interest accrued on any advances made by the related Deerwood MHP Note B Holder in respect to delinquent principal or interest allocable to the Deerwood MHP Senior Loan;

Eighth, to the related Deerwood MHP Note B Holder in an amount equal to accrued and unpaid interest with respect to the Deerwood MHP Subordinate Companion Loan;

Ninth, to the related Deerwood MHP Note B Holder in the amount equal to its pro rata portion of any scheduled principal payments received with respect to the Deerwood MHP Whole Loan and its pro rata portion of any prepayments with respect to the Deerwood MHP Whole Loan;

Tenth, pro rata, (i) to the related Deerwood MHP Note A Holder, any penalty charges and any default interest with respect to the Deerwood MHP Senior Loan (net of any interest on advances payable to the related Deerwood MHP Note A Holder pursuant to clause first above and any interest on advances payable to the related Deerwood MHP Note B Holder pursuant to clause seventh above); and (ii) to the related Deerwood MHP Note B Holder, any penalty charges and any default interest with respect to the

Deerwood MHP Subordinate Companion Loan (net of any interest on advances payable to the related Deerwood MHP Note A Holder pursuant to clause first above and any interest on advances payable to the related Deerwood MHP Note B Holder pursuant to clause seventh above);

Eleventh, pro rata, (i) to the related Deerwood MHP Note A Holder, its percentage interest of any exit fees and extension fees allocated to the related Deerwood MHP Whole Loan, to the extent actually paid, and (ii) to the related Deerwood MHP Note B Holder, its percentage interest of any exit fees and extension fees allocated to the Deerwood MHP Whole Loan, to the extent actually paid; and

Twelfth, if any excess amount is paid by the respective borrowers, and not otherwise applied in accordance with the foregoing clauses first through eleventh above, such remaining amount shall be paid to the related Deerwood MHP Note A Holder and the related Deerwood MHP Note B Holder, pro rata based on their respective percentage interests.

Following the occurrence and continuation of a monetary event of default or a non-monetary event of default resulting in the Deerwood MHP Whole Loan becoming a Specially Serviced Mortgage Loan, all payments and proceeds (of whatever nature) received with respect to the Deerwood MHP Whole Loan (excluding certain reserves and escrows as well as insurance proceeds and awards otherwise required to be applied under the related mortgage loan documents or released to the borrower) will generally be applied in the following manner:

First, to the related Deerwood MHP Note A Holder in an amount equal to any unreimbursed costs and advances paid, together with interest thereon, by the related Deerwood MHP Note A Holder with respect to the Deerwood MHP Senior Loan or the related mortgaged property;

Second, to the related Deerwood MHP Note A Holder (for payment to the related Master Servicer and Special Servicer) in an amount equal to all accrued and unpaid servicing compensation (including any workout fees and liquidation fees payable to the related Special Servicer) earned with respect to the Deerwood MHP Senior Loan;

Third, to the related Deerwood MHP Note A Holder in an amount equal to accrued and unpaid interest with respect to the Deerwood MHP Senior Loan;

Fourth, to the related Deerwood MHP Note A Holder in an amount equal to the outstanding principal balance of the Deerwood MHP Senior Loan, until such principal balance has been paid in full;

Fifth, to the related Deerwood MHP Note B Holder in an amount equal to any unreimbursed costs and advances paid by the related Deerwood MHP Note B Holder with respect to the Deerwood MHP Subordinate Companion Loan or the related mortgaged property;

Sixth, to the related Note B Holder (for payment to the related Master Servicer and Special Servicer) in an amount equal to all accrued and unpaid servicing compensation (including any workout fees and liquidation fees payable to the related Special Servicer) earned with respect to the Deerwood MHP Subordinate Companion Loan;

Seventh, to the related Deerwood MHP Note B Holder in an amount equal to any interest accrued on any advances made by the related Deerwood MHP Note B Holder in respect to delinquent principal or interest allocable to the Deerwood MHP Senior Loan and any advance made with respect to the Deerwood MHP Subordinate Companion Loan prior to the securitization of the Deerwood MHP Senior Loan;

Eighth, to the related Deerwood MHP Note B Holder in an amount equal to accrued and unpaid interest (net of servicing fees) with respect to the Deerwood MHP Subordinate Companion Loan;

Ninth, to the related Deerwood MHP Note B Holder in an amount equal to the outstanding principal balance of the Deerwood MHP Subordinate Companion Loan, until such principal balance has been paid in full;

Tenth, pro rata, to (i) to the related Deerwood MHP Note A Holder, any penalty charges and any default interest with respect to the Deerwood MHP Senior Loan (net of any interest on advances payable to the related Deerwood MHP Note A Holder pursuant to clause first above and any interest on advances payable to the related Deerwood MHP Note B Holder pursuant to clause seventh above) and (ii) to the related Deerwood MHP Note B Holder, any penalty charges and any default interest with respect to the Deerwood MHP Subordinate Companion Loan (net of any interest on advances payable to the related Deerwood MHP Note A Holder pursuant to the clause first above and any interest on advances payable to the related Deerwood MHP Note B Holder pursuant to clause seventh above);

Eleventh, pro rata, to (i) to the related Deerwood MHP Note A Holder, its percentage interest of any exit fees and extension fees allocated to the Deerwood MHP Whole Loan, to the extent actually paid, and (ii) the related Deerwood MHP Note B Holder, its percentage interest of any exit fees and extension fees allocated to the related Deerwood MHP Subordinate Companion Loan, to the extent actually paid; and

Twelfth, if any excess amount is paid by the respective borrowers, and not otherwise applied in accordance with the foregoing clauses first through eleventh above, such remaining amount shall be paid to the related Deerwood MHP Note A Holder and the related Deerwood MHP Note B Holder, pro rata based on their respective percentage interests.

Consent Rights of Each Deerwood MHP Note B Holder.    With respect to each Deerwood MHP Whole Loan, unless a Deerwood MHP Control Appraisal Period exists, the related Deerwood MHP Note B Holder, or an advisor on its behalf, will be entitled to advise and direct the related Master Servicer and/or Special Servicer with respect to certain matters, including among other things, any modification or waiver of a monetary term of the subject Deerwood MHP Whole Loan and any modification of, or waiver that would result in the extension of the related maturity date, a reduction in the interest rate on the related Deerwood MHP Subordinate Companion Loan or the monthly debt service payment payable on the related Deerwood MHP Subordinate Companion Loan or a deferral or forgiveness of interest on or principal of the related Deerwood MHP Subordinate Companion Loan or a modification or waiver of any other monetary term of the related Deerwood MHP Subordinate Companion Loan relating to the timing or amount of any payment of principal and interest (other than default interest); any modification of, or waiver with respect to, the subject Deerwood MHP Whole Loan that would result in a discounted pay-off of the related Deerwood MHP Subordinate Companion Loan; any foreclosure upon or comparable conversion (which may include acquisition of an REO property) of the ownership of the related mortgaged property or any acquisition of the mortgaged property by deed-in-lieu of foreclosure; any sale of the subject Deerwood MHP Whole Loan, the related mortgaged property or REO property; any release of the related borrower or any guarantor from liability with respect to the subject Deerwood MHP Whole Loan; any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); any action to bring the related mortgaged property or an REO property into compliance with environmental laws; any substitution or release of collateral for the subject Deerwood MHP Whole Loan, except as permitted by the related mortgage loan documents; any transfer of the related mortgaged property or any portion thereof; the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower; and any releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the related mortgage loan documents. However, no advice or direction may require or cause the related Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standards or the REMIC provisions of the Code.

With respect to each Deerwood MHP Whole Loan, a ‘‘Deerwood MHP Control Appraisal Period’’ will exist if, and for so long as, the initial principal balance of the related Deerwood MHP Subordinate Companion Loan, minus the sum of (i) any principal payments (principal prepayments or otherwise) allocated to, and received on, that Deerwood MHP Subordinate Companion Loan, (ii) any appraisal reduction amount allocated to that Deerwood MHP Subordinate Companion Loan and (iii) any realized principal losses allocated to that Deerwood MHP Subordinate Companion Loan, is less than 25% of (A) the initial principal balance of that Deerwood MHP Subordinate Companion Loan minus (B) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, that Deerwood MHP Subordinate Companion Loan.

Termination of Special Servicer.    With respect to each Deerwood MHP Whole Loan, prior to an Deerwood MHP Control Appraisal Period, the related Deerwood MHP Note B Holder will be entitled to terminate the Special Servicer with respect to the special servicing of the subject Deerwood MHP Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the related Deerwood MHP Intercreditor Agreement. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates.

Cure Rights.    In the event of any monetary default with respect to a Deerwood MHP Senior Loan, or to the extent of the related Master Servicer’s knowledge thereof, a non-monetary default with respect to the subject Deerwood MHP Senior Loan, the related Deerwood MHP Note B Holder will be entitled to cure (i) a monetary default within five (5) business days of receipt of notice thereof and (ii) a non-monetary default within 30 days of receipt of notice thereof, subject to limitations, specified in the related Deerwood MHP Intercreditor Agreement, on the number of times that the related Deerwood MHP Note B Holder may exercise such cure rights.

Purchase Option.    With respect to each Deerwood MHP Senior Loan, the related Deerwood MHP Note B Holder has the right, by written notice to the related Deerwood MHP Note A Holder, following the occurrence of (i) any event of default with respect to an obligation of the related borrower to pay principal and interest payments or any other monetary obligations due under the subject Deerwood MHP Senior Loan or (ii) any non-monetary event of default as a result of which the subject Deerwood MHP Whole Loan becomes a Specially Serviced Mortgage Loan, to purchase the related Deerwood MHP Senior Loan from the applicable Deerwood MHP Note A Holder subject to the terms and conditions contained in the related Deerwood MHP Intercreditor Agreement. The purchase price will include, among other things, an amount equal to the unpaid principal balance of the subject Deerwood MHP Senior Loan, together with all unpaid interest on the subject Deerwood MHP Senior Loan at the related interest rate (excluding default interest and any prepayment premium) and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the Pooling and Servicing Agreement.

Mezzanine Loans

With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

Additional Mortgage Loan Information

For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5 and A-6, Annex B, Annex D and Annex E to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5, A-6, Annex B, Annex D and Annex E unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans and assumes that no future Pari Passu Companion Loans are advanced. For purposes of the calculation of the DSC Ratio, the LTV Ratio and Loan per Sq. Ft., Unit, Pad, Room or Bed with respect to the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan, the Potomac Mills Loan, the Sawgrass Mills Loan, and the 84 Lumber Industrial Pool Loan such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of the 666 Fifth Avenue Loan and the 666 Fifth Avenue Loan Pari Passu Companion Loans, the ING Hospitality Pool Loan and the ING Hospitality Pari

Passu Companion Loans, the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loan, the Potomac Mills Loan and the Potomac Mills Pari Passu Companion Loans and the 84 Lumber Industrial Pool Loan and the 84 Lumber Industrial Pool Pari Passu Companion Loan. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under ‘‘Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions,’’ in this prospectus supplement and under ‘‘DESCRIPTION OF THE TRUST FUNDS’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in the accompanying prospectus.

In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5, A-6, Annex B, Annex D and Annex E to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading ‘‘Cross Collateralized and Cross Defaulted Loan Flag’’ with respect to the other Mortgage Loans with which they are cross-collateralized.

Each of the tables herein and in the Annexes sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5, A-6, Annex B, Annex D and Annex E:

(i)    References to ‘‘DSC Ratio’’ and ‘‘DSCR’’ are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The ‘‘Net Cash Flow’’ for a Mortgaged Property is the ‘‘net cash flow’’ of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self storage and office properties (each a ‘‘Rental Property’’); provided, however, for purposes of calculating the DSC Ratios provided herein (i) with respect to 64 Mortgage Loans, representing 29.3% of the Cut-Off Date Pool Balance (50 Mortgage Loans in Loan Group 1 or 31.4% of the Cut-Off Date Group 1 Balance and 14 Mortgage Loans in Loan Group 2 or 18.4% of the Cut-Off Date Group 2 Balance) where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins; (ii) with respect to 4 Mortgage Loans (loan numbers 65, 87, 101 and 153), representing 0.7% of the Cut-Off Date Pool Balance (0.9% of the Cut-Off Date Group 1 Balance) such ratio was adjusted by taking into account amounts available under certain letters of credit, holdback amounts or cash reserves; the actual DSCR with respect to each such Mortgage Loan, without adjustment, is as follows: (A) 1.10x, with respect to loan number 65; (B) 1.09x, with respect to loan number 87; (C) 1.10x with respect to loan number 101; and (D) 1.13x with respect to loan number 153; (iii) with respect to Mortgage Loans that are interest-only until paid off at maturity, the annual debt service used is based on the outstanding loan amount times the applicable interest rate without regard to interest accrual basis with respect to all Mortgage Loans, except those originated by BCRE (which uses the same calculation but with regard to the interest accrual basis with respect to all Mortgage Loans) or Artesia (which uses the same calculation but with regard to the interest accrual basis with respect to all Mortgage Loans); (iv) with respect to 2 Mortgage Loans (loan numbers 49 and 50), representing 0.8% of the Cut-Off Date Pool Balance (5.1% of the Cut-Off Date Group 2 Balance), such ratio for each loan was calculated on the basis of the aggregate of both loans and the related mortgaged properties;

and (v) with respect to 1 Mortgage Loan (loan number 38), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), such ratio was derived by using the average monthly debt service during the period in which amortization is due according to the related payment schedule mortgage, as described in Annex A-6, to this prospectus supplement; provided, further, for purposes of calculating the DSCRs provided herein for each Pari Passu Loan, the debt service on the related Pari Passu Companion Loan will be taken into account, but it will be assumed that no future Pari Passu Companion Loans are advanced. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

In the case of the certain Mortgage Loans, with respect to which a portion of the related Mortgaged Property has been leased to an affiliate of the related borrower (or to the related borrower itself), as tenant, but the related Mortgaged Property is not used by such tenant for business operations but instead is master leased in order to increase property net cash flow, the net cash flow for purposes of calculating DSCR includes the rent under such master lease.

In general, ‘‘Net Cash Flow’’ is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses. Each originator of commercial mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. See ‘‘RISK FACTORS—The Mortgage Loans—Risks Relating to Net Cash Flow’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors—Wachovia’s Underwriting Standards’’, ‘‘—BCRE’s Underwriting Standards’’, ‘‘—Nomura’s Underwriting Standards’’ and ‘‘—Artesia’s Underwriting Standards’’ in this prospectus supplement.

In determining the ‘‘revenue’’ component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, master leases, future contractual rent steps or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller’s underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities. Notwithstanding the foregoing, as indicated on Annex A-1, in certain cases, historical income and revenue information was not utilized in determining underwritten Net Cash Flow because such historical information either was not available or was not an accurate reflection of the current status of the related Mortgaged Property as a result of a change in circumstances at the related Mortgaged Property. In those cases, the related Mortgage Loan Seller generally relied on comparative market and sub-market leasing assumptions (including rental rates and vacancy), master leases and other potential revenue generators as well as budget projections provided by the borrower and information contained in the related third-party appraisal in determining Net Cash Flow. With respect to 1 Mortgage Loan (loan number 1) representing 7.9% of the Cut-Off Date Pool Balance (9.4% of the Cut-Off Date Group 1 Balance), the underwritten net cash flow used to calculate the DSC Ratio was determined based on certain assumptions, including that all leases were marked to current market rental rates. If the market rental rates are not achieved, upon lease rollover, the DSC Ratio will be negatively affected. The ‘‘As-Is’’ DSCR calculated based on the rent roll dated January 11, 2007 including rent steps through 2007, is 0.65x. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in this prospectus supplement.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 4.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors—Wachovia’s Underwriting Standards—Escrow Requirements-Replacement Reserves’’, ‘‘—BCRE’s Underwriting Standards—Escrow Requirements’’, ‘‘—Nomura’s Underwriting Standards—Escrow Requirements’’ and ‘‘—Artesia’s Underwriting Standards—Escrow Requirements’’ in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where the Mortgage Loan Sellers determined appropriate.

The borrowers’ financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

(ii)    References to ‘‘Cut-Off Date LTV’’ and ‘‘Cut-Off Date LTV Ratio’’ are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or, in the case of the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan, the Potomac Mills Loan, the Sawgrass Mills Loan and the 84 Lumber Industrial Pool Loan, the related Whole Loan) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 54 Mortgaged Properties securing, in whole or in part, 9 Mortgage Loans (loan numbers 2, 37, 60, 67, 82, 71, 95, 134 and 137), representing, by allocated loan amount, approximately 9.9% of the Cut-Off Date Pool Balance (8 Mortgage Loans in Loan Group 1 or 11.5% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Properties in Loan Group 2 or 1.1% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. For purposes of determining LTVs for 3 mortgage loans (loan numbers 7, 65 and 87), representing 4.2% of the Cut-Off Date Pool Balance (2 mortgage loans in loan group 1 or

0.6% and 1 loan in loan group 2 or 23.6%), the LTV was calculated by taking into account amounts available under certain letters of credit, holdbacks or cash reserves. For purposes of determining LTVs for 2 Mortgage Loans (loan numbers 49 and 50), representing 0.8% of the Cut-Off Date Pool Balance (5.1% of the Cut-Off Date Group 2 Balance), the LTV for each loan was calculated on the basis of the aggregate of both loans and the related mortgaged properties. The table below shows the Cut-Off Date LTV Ratios calculated using the ‘‘as-is’’ appraised values and the ‘‘as-stabilized’’ appraised values for the 9 Mortgage Loans:

Loan/Property Name	Mortgage Loan Number	‘‘As-Is’’ Cut-Off Date LTV	‘‘As-Is’’ Date	‘‘As-Stabilized’’ Cut-Off Date LTV	As-Stabilized Date
ING Hospitality Pool	2	71.3%	Various	63.8%	5/1/2009
Metropolitan Square	37	71.9%	5/1/2007	69.4%	2/1/2008
Deschutes Ridge Business Campus	60	75.4%	11/21/2006	62.6%	11/21/2007
Interchange Corporate Center - Building 500 & 600	67	80.4%	3/15/2007	79.9%	9/1/2007
Stillwood Pavilion	71	82.7%	2/16/2007	70.3%	11/16/2007
Pelham Place	82	80.4%	4/28/2007	79.6%	10/1/2007
Yukon Apartments	95	84.7%	3/29/2007	73.1%	10/1/2007
2534 Plaza Shops	134	81.2%	7/19/2007	73.1%	9/1/2007
Brauer Building	137	85.1%	5/1/2007	77.8%	11/1/2007

*	Loan-to-value ratios as shown reflect the loan-to-value ratio based on an allocated loan amount for the Mortgage Loan.
In addition, with respect to 3 Mortgage Loans (loan numbers 7, 65 and 87), representing 4.2% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 0.6% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 23.6% of the Cut-Off Date Group 2 Balance), such ratio was adjusted by taking into account amounts available under certain letters of credit, cash reserves or holdback amounts; the ‘‘As-Is’’ Cut-Off Date LTV with respect to each such Mortgage Loan is as follows: (A) 87.8%, with respect to loan number 7, (B) 69.1%, with respect to loan number 65 and (C) 63.5%, with respect to loan number 87.

(iii)    References to ‘‘Maturity Date LTV Ratio’’ and ‘‘LTV at ARD or Maturity’’ are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan, the Potomac Mills Loan, the Sawgrass Mills Loan and the 84 Lumber Industrial Pool Loan, the related Whole Loan) on its scheduled maturity date (or for an ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of portions of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 54 Mortgaged Properties securing in whole or in part 9 Mortgage Loans (loan numbers 2, 37, 60, 67, 71, 82, 95, 134 and 137), representing, by allocated loan amount, 9.9% of the Cut-Off Date Pool Balance (8 Mortgage Loans in Loan Group 1 or 11.5% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 1.1% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. For purposes of determining LTVs for 3 mortgage loans (loan numbers 7, 65 and 87), representing 4.2% of the Cut-Off Date Pool Balance (2 mortgage loans in loan group 1 or 0.6% and 1 loan in loan group 2 or 23.6%), the LTV was calculated by taking into account amounts available under certain letters of credit, holdbacks or cash reserves. Maturity Date LTV Ratio and LTV at ARD or Maturity with respect to 2 Mortgage Loans (loan numbers 49 and 50), representing 0.8% of the Cut-Off Date Pool Balance (5.1% of the Cut-Off Date Group 2 Balance), were calculated on the basis of the aggregate of both loans and the appraised values of the related mortgaged properties.

The table below shows the Maturity Date LTV Ratios calculated using the ‘‘as-is’’ appraised values and the ‘‘as-stabilized’’ appraised values for the 9 Mortgage Loans:

Loan/Property Name	Mortgage Loan Number	‘‘As-Is’’ Maturity Date LTV	‘‘As-Is’’ Date	‘‘As-Stabilized’’ Maturity Date LTV	As-Stabilized Date
ING Hospitality Pool	2	71.3%	Various	63.8%	5/1/2009
Metropolitan Square	37	71.9%	5/1/2007	69.4%	2/1/2008
Deschutes Ridge Business Campus	60	67.5%	11/21/2006	56.0%	11/21/2007
Interchange Corporate Center - Building 500 & 600	67	74.4%	3/15/2007	73.9%	9/1/2007
Stillwood Pavilion	71	82.7%	2/16/2007	70.3%	11/16/2007
Pelham Place	82	71.8%	4/28/2007	71.0%	10/1/2007
Yukon Apartments	95	79.7%	3/29/2007	68.8%	10/1/2007
2534 Plaza Shops	134	68.7%	7/19/2007	61.8%	9/1/2007
Brauer Building	137	85.1%	5/1/2007	77.8%	11/1/2007

(iv)    References to ‘‘Loan per Sq. Ft., Unit, Pad, Room or Bed’’ are, for each Mortgage Loan secured by a lien on a multifamily property, mobile home park, hospitality property or assisted living facility or other health care property or student housing property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan, the Potomac Mills Loan, the Sawgrass Mills Loan and the 84 Lumber Industrial Pool Loan, the related Whole Loan) divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan, the Potomac Mills Loan, the Sawgrass Mills Loan and the 84 Lumber Industrial Pool Loan, the related Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

(v)    References to ‘‘Year Built’’ are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

(vi)    References to ‘‘weighted averages’’ or ‘‘WA’’ are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

(vii)    References to ‘‘Underwritten Replacement Reserves’’ represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

(viii)    References to ‘‘Administrative Cost Rate’’ for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan and (b) 0.00062%, which percentage represents the Trustee Fee Rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

(ix)    References to ‘‘Remaining Term to Maturity’’ represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

(x)    References to ‘‘Remaining Amortization Term’’ represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan’s amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

(xi)    References to ‘‘L (    )’’ or ‘‘Lockout’’ or ‘‘Lockout Period’’ represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to ‘‘O (    )’’ represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to ‘‘YM (    )’’ represent the period for which the Yield Maintenance Charge is assessed, ‘‘3% (    )’’, ‘‘2% (    )’’ and ‘‘1% (    )’’ each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an ‘‘Open Period’’) with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

(xii)    References to ‘‘D (    )’’ or ‘‘Defeasance’’ represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

(xiii)    References to ‘‘Occupancy Percentage’’ are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

(xiv)    References to ‘‘Original Term to Maturity’’ are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD Loan).

(xv)    References to ‘‘NA’’ indicate that, with respect to a particular category of data, such data is not applicable.

(xvi)    References to ‘‘NAV’’ indicate that, with respect to a particular category of data, such data is not available.

(xvii)    References to ‘‘Capital Imp. Reserve’’ are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

(xviii)    References to ‘‘Replacement Reserve’’ are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xix)    References to ‘‘TI/LC Reserve’’ are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xx)    References to ‘‘Contract Rent’’ means the total rent that is, or is anticipated to be, specified in the lease or other rental contract as payable by the tenant to the property owner for the rental of a dwelling unit, including fees or charges for management and maintenance services. In determining Contract Rent for each unit, the following rules generally have been applied:

(a)	The average Contract Rent for each unit type was based upon a rent roll certified by the owner of the property or as completed by the appraiser based upon information provided by the borrower.

(b)	Rent concessions were not considered (i.e., Contract Rent was not reduced by any rent concessions). Contract rent also has not been reduced by any policeman’s discount.

(c)	Where the tenant pays a portion of the rent and the remainder is paid by a federal, state, or local rental assistance program, the Contract Rent is the amount of the rent payment by the tenant, and the payment from the assistance program has been disregarded.

(d)	In computing average Contract Rent for units of each bedroom type, the units described in the following table have been treated as indicated in the table:

Unit Type	Included in Computation?	Contract Rent Used in Computation
Vacant unit being offered for rent	Yes	Contract Rent being asked for that unit
Unit that is vacant because undergoing renovation	No	Not applicable
Unit being used as a rental office or model unit	Yes	Not applicable
Unit occupied by an employee at a discounted rent	Yes	Contract Rent being asked for comparable units
Unit shared by multiple tenants under their own leases (e.g., student housing or seniors housing)	Yes, as a single unit	The aggregate Contract Rent being paid by the tenants sharing the unit

(xxi)    The sum in any column of any of the following tables may not equal the indicated total due to rounding.

Certain other additional characteristics of the Mortgage Loans presented on a loan-by-loan basis are set forth in Annex A-1 to this prospectus supplement. Additionally, certain of the anticipated characteristics of the Mortgage Loans are set forth in Annex B to this prospectus supplement, and certain additional information regarding the Mortgage Loans is set forth in this prospectus supplement below under ‘‘—Wachovia’s Underwriting Standards’’, ‘‘—BCRE’s Underwriting Standards’’, ‘‘—Nomura’s Underwriting Standards’’ and ‘‘—Artesia’s Underwriting Standards’’ and ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and in the prospectus under ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’. Certain Mortgage Loans, set forth on Annex E, have scheduled principal payments that, assuming no prepayments are made prior to their related maturity dates and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ in this prospectus supplement, are expected to support distributions to the holders of the Class A-1, Class A-2, Class A-3 and Class A-PB Certificates.

Twenty Largest Mortgage Loans

The following table describes the twenty largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/ Unit Room(1)	Weighted Average DSCR(1)(2)	Weighted Average Cut-Off Date LTV Ratio(1)(2)	Weighted Average LTV Ratio at Maturity or ARD(1)(2)	Weighted Average Mortgage Rate
666 Fifth Avenue(3)	BCRE	1 / 1	1	$285,500,000	7.9%	9.4%	Office – CBD	$836	1.46x	60.8%	60.8%	6.353%
ING Hospitality Pool	Wachovia	1 / 46	1	283,850,000	7.9	9.3%	Hospitality—Extended Stay	$97,947	2.14x	63.8%	63.8%	5.663%
Sawgrass Mills	Nomura	1 / 1	1	265,294,118	7.4	8.7%	Retail—Anchored	$412	1.20x	80.0%	80.0%	5.820%
Ashford Hospitality Pool 6	Wachovia	1 / 3	1	260,980,000	7.2	8.6%	Hospitality – Full Service	$247,374	1.43x	78.5%	73.4%	5.952%
Independence Mall	Nomura	1 / 1	1	200,000,000	5.6	6.6%	Retail – Anchored	$503	1.22x	80.0%	80.0%	5.943%
Potomac Mills	Wachovia	1 / 1	1	164,000,000	4.6	5.4%	Retail—Anchored	$274	1.17x	78.8%	78.8%	5.830%
Three Borough Pool	BCRE	1 / 42	2	133,000,000	3.7	23.6%	Multifamily – Conventional	$80,802	1.29x	75.5%	75.5%	5.785%
110 East 42nd Street	Wachovia	1 / 1	1	90,000,000	2.5	3.0%	Office – CBD	$472	1.26x	80.6%	80.6%	5.814%
Central / Eastern Industrial Pool	Wachovia	1 / 13	1	89,000,000	2.5	2.9%	Industrial – Warehouse	$42	1.22x	73.3%	68.3%	5.749%
The Renaissance	Wachovia	1 / 1	2	84,000,000	2.3	14.9%	Multifamily – Conventional	$380,090	1.35x	71.2%	71.2%	5.670%
		10 / 110		$1,855,624,118	51.5%				1.43x	73.2%	72.3%	5.898%

84 Lumber Industrial Pool	BCRE	1 / 54	1	$75,008,971	2.1%	2.5%	Industrial – Warehouse	$43	1.57x	68.5%	61.0%	6.172%
Fort 1 Portfolio	Wachovia	5 / 5	1	64,800,000	1.8	2.1%	Various	$48	1.50x	75.0%	75.0%	5.550%
Exchange Building	Nomura	1 / 1	1	62,500,000	1.7	2.1%	Office – CBD	$203	1.32x	77.5%	77.5%	5.615%
Nordic Cold Storage Pool	BCRE	1 / 3	1	55,500,000	1.5	1.8%	Industrial – Warehouse	$42	1.45x	62.9%	58.8%	5.980%
79 Madison Avenue	Wachovia	1 / 1	1	55,000,000	1.5	1.8%	Office – CBD	$220	1.47x	54.8%	54.8%	6.250%
San Palacio Apartment Homes	Wachovia	1 / 1	2	45,000,000	1.2	8.0%	Multifamily – Conventional	$127,841	1.21x	77.6%	77.6%	5.730%
560 Broadway	Wachovia	1 / 1	1	40,000,000	1.1	1.3%	Office – CBD	$310	1.87x	41.8%	41.8%	5.910%
Village Shoppes at Creekside	Wachovia	1 / 1	1	39,500,000	1.1	1.3%	Retail – Anchored	$186	1.26x	77.3%	72.0%	5.720%
The Lion Building	Wachovia	1 / 1	1	33,600,000	0.9	1.1%	Office – CBD	$230	1.31x	54.2%	54.2%	5.794%
High Bluff Ridge at Del Mar	Wachovia	1 / 1	1	32,900,000	0.9	1.1%	Office – Suburban	$209	2.25x	39.2%	39.2%	5.510%
		14 / 69		$503,808,971	14.0%				1.50x	64.9%	62.9%	5.846%

		24 / 179		$2,359,433,089	65.5%				1.45x	71.4%	70.3%	5.887%

(1)	The 666 Fifth Avenue Loan, the ING Hospitality Pool Loan, the Sawgrass Mills Loan, the Potomac Mills Loan and the 84 Lumber Industrial Pool Loan are part of split loan structures that include one or more pari passu companion loans that are not included in the Trust Fund. The Nordic Cold Storage Pool Loan, The Renaissance Loan, and the Central/Eastern Industrial Pool Loan are part of a split loan structure that includes one subordinate companion loan that is not included in the Trust Fund. With respect to each Mortgage Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratio and Cut-Off Date Balance per square foot/room are based on the aggregate indebtedness of or debt service on, as applicable, the Mortgage Loan and the related pari passu companion loan, but not any related subordinate companion loan or future pari passu companion loan.
(2)	Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or were calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See ‘‘Additional Mortgage Loan Information’’ herein. Also, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ herein.
(3)	The underwritten net cash flow used to calculate the DSC Ratio was determined based on certain assumptions, including that all leases were marked to current market rental rates. If the market rental rates are not achieved upon lease rollover, the DSC Ratio will be negatively affected. The ‘‘As-Is’’ DSC Ratio calculated based on the rent roll dated January 11, 2007, including rent steps through 2007, is 0.65x. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ herein.

Detailed descriptions of loan numbers 1 through 10 and certain additional information with respect to loan numbers 11 through 19, 31, 34, 54, 77 and 121 are attached to this prospectus supplement as Annex D. Prospective investors are encouraged to carefully review the entire prospectus supplement, including each attached Annex, which are considered part of this prospectus supplement.

The Sponsors

Wachovia Bank, National Association

General.    Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, is a Sponsor of this securitization, originated or acquired and underwrote 88 Mortgage Loans included in the Trust Fund. Wachovia is a national bank and acquires and originates mortgage loans for its own portfolio and for public and private securitizations through its network of 13 regional offices and approximately 3,400 financial centers. Wachovia’s principal offices are located in Charlotte, North Carolina, and its telephone number is (704) 374-6161. Wachovia is also acting as a Mortgage Loan Seller and as the Master Servicer with respect to the Offered Certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters, and of Wachovia Commercial Mortgage Securities, Inc. (the ‘‘Depositor’’). See ‘‘THE SPONSOR’’ in the accompanying prospectus.

Wachovia’s Securitization Program.    One of Wachovia’s primary business lines is the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With respect to mortgage loans that are originated for securitization purposes, Wachovia sells these loans through its CMBS securitization program. Wachovia, with its commercial mortgage lending affiliates and predecessors, began originating and securitizing commercial mortgage loans in 1995. As of October 1, 2006, the total amount of commercial mortgage loans originated and securitized by Wachovia since 1995 is approximately $57.0 billion. Approximately $53.7 billion have been securitized by an affiliate of Wachovia acting as depositor, and approximately $3.9 billion have been securitized by an unaffiliated entity acting as depositor. In its fiscal year ended December 31, 2005, Wachovia originated and securitized approximately $16.2 billion of commercial mortgage loans, of which approximately $15.7 billion were securitized by an affiliate of Wachovia acting as depositor, and approximately $500 million were securitized by an unaffiliated entity acting as depositor.

Wachovia and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Wachovia’s commercial mortgage loan securitization program has grown from approximately $423 million of securitized commercial mortgage loans in 1995 to approximately $3.4 billion of securitized commercial mortgage loans in 2001 and to approximately $16.2 billion of securitized commercial mortgage loans in 2005. The commercial mortgage loans originated and securitized by Wachovia include both fixed and floating-rate loans, that generally range in size from $2 million up to $500 million. Wachovia primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, land subject to a ground lease and mixed use properties. Wachovia originates loans in each of the 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a Sponsor, Wachovia originates mortgage loans with the intent to securitize them and, either by itself or together with other sponsors or loan sellers, initiates a securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuer for the related securitization. In coordination with Wachovia Capital Markets, LLC and other underwriters, Wachovia works with rating agencies, other loan sellers and servicers in structuring securitization transactions. Wachovia, or an affiliate, acts as sponsor, originator, underwriter or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Wachovia’s primary securitization program is the Wachovia Bank Commercial Mortgage Trust program, in which Wachovia and other national banks and corporations generally act as mortgage loan sellers and Wachovia Commercial Mortgage Securities, Inc., an affiliate of Wachovia, acts as the depositor. As of October 1, 2006, Wachovia securitized approximately $55.3 billion through the Wachovia Bank Commercial Mortgage Trust program (or predecessor programs).

Wachovia’s Underwriting Standards

General.    Wachovia’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization. Wachovia’s commercial real estate finance operation is staffed by real estate professionals. Wachovia’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wachovia’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Wachovia’s Underwriting Standards’’ section.

Loan Analysis.    Generally, Wachovia performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wachovia typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Wachovia generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wachovia to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wachovia or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by Wachovia where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

Loan Approval.    Prior to commitment, all mortgage loans to be originated by Wachovia must be approved by one or more—depending on loan size—specified internal committees or by officers of Wachovia, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property.    The repayment of a Mortgage Loan is typically dependent upon the successful operation of the related Mortgaged Property and the ability of that Mortgaged Property to generate income sufficient to make payments on the loan. Accordingly, Wachovia will analyze whether cash flow expected to be derived from the Mortgaged Property will be sufficient to make the required payments under that Mortgage Loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the Mortgaged Property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wachovia uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each Mortgaged Property. In determining the ‘‘revenue’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5.0%, Wachovia determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 85.0% and daily rates achieved during the prior one-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. The borrowers’ financial information used to determine revenue was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, Wachovia recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where Wachovia determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at a Mortgaged Property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a Mortgaged Property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at a Mortgaged Property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wachovia Mortgage Loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

DSC Ratios and LTV Ratios.    Generally, the DSC Ratios for Wachovia Mortgage Loans will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, LTV Ratio, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a DSC Ratio below 1.20x based on, among other things, the amortization features of the Mortgage Loan (for example, if the Mortgage Loan provides for relatively rapid amortization) the type of tenants and leases at the Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the LTV Ratio for Wachovia Mortgage Loans will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, debt service coverage, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with an LTV Ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees. Wachovia’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of DSC Ratios and LTV Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio and the LTV Ratio disclosed in this prospectus supplement. For specific details on the calculations of the DSC Ratio and the LTV Ratio, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Related to Property Inspections and Certain Assumptions in Appraisals’’ in this prospectus supplement.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Wachovia will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wachovia or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The DSC Ratios and LTV Ratios described above under ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsor—Wachovia’s Underwriting Standards—DSC Ratios and LTV Ratios’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Wachovia will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wachovia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Wachovia will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wachovia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wachovia may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Wachovia may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wachovia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wachovia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wachovia or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wachovia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment.    In connection with the origination process, Wachovia may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wachovia will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral consists of improvements located in California or in seismic zones 3 or 4, Wachovia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Wachovia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Wachovia will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted non-conforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wachovia will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wachovia to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wachovia’s judgment constitute adequate security for the related mortgage loan;

•	a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

While the foregoing discussion generally reflects how calculations of DSC Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio disclosed in this prospectus supplement. For specific details on the calculations of DSC Ratio in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.

Escrow Requirements.    Generally, Wachovia requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wachovia are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wachovia with sufficient funds to satisfy all taxes and assessments. Wachovia may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wachovia with sufficient funds to pay all insurance premiums. Wachovia may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, Wachovia generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the Wachovia Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing, of the Wachovia Mortgage Loan and/or during the related Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wachovia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Wachovia may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wachovia’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc. (‘‘BCRE’’), a Delaware corporation formed in 2004, is an indirect, wholly-owned subsidiary of Barclays Bank PLC. The executive offices of BCRE are located at 200 Park Avenue, New York, New York 10166. BCRE’s telephone number is (212) 412-4000.

BCRE’s primary business is the underwriting, origination, purchase and sale of mortgage and mezzanine loans secured by commercial or multifamily properties. BCRE began originating and securitizing commercial mortgage loans in 2004. As of December 31, 2006, the total amount of mortgage loans originated by BCRE since 2004 was approximately $17.8 billion, of which approximately $6 billion has been securitized primarily by third-party unaffiliated entities acting as depositor.

The commercial mortgage loans originated by BCRE include both fixed and floating rate mortgage loans. BCRE primarily originates mortgage loans secured by retail, office, hotel, multifamily, industrial and self storage properties, but also originates loans secured by manufactured housing, movie theaters, parking garages and land, among other property types. BCRE and its affiliates also originate subordinate and mezzanine debt and participate in the origination of mortgage loans with other mortgage loan sellers.

As a sponsor, BCRE originates or acquires mortgage loans and, together with other sponsors or mortgage loan sellers or on its own, initiates the securitization of those mortgage loans by transferring them to a securitization depositor, which in turn transfers them to the issuing entity for the related securitization. BCRE is an affiliate of Barclays Capital Inc., one of the underwriters. In coordination with its broker-dealer affiliate, Barclays Capital Inc., and other underwriters, BCRE works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. BCRE acts as a sponsor and mortgage loan seller in transactions in which other entities act as sponsor or mortgage loan seller. Multiple seller transactions in which BCRE has participated include certain 2004 series of certificates whereby J.P. Morgan Chase Commercial Mortgage Securities Corp. was the depositor and certain 2005, 2006 and 2007 series of certificates issued under the Banc of America Commercial Mortgage Inc., Credit Suisse First Boston Mortgage Securities Corp., Citigroup Commercial Mortgage Securities Inc., Deutsche Mortgage & Asset Receiving Corporation, GE Commercial Mortgage Corporation and Wachovia Bank programs.

The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by BCRE for the three years ending on December 31, 2006.

Year	Total BCRE Loans(1)(2)	Total BCRE Securitized Loans(1)(2)
2004	$3.0	$0.4
2005	$7.0	$2.6
2006	$7.8	$3.0
Total	$17.8	$6.0

(1)	Approximate amounts in billions.
(2)	BCRE Loans means all loans originated or purchased by BCRE in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Securitized Loans include both fixed rate and floating rate loans and loans included in both public and private securitizations.

BCRE’s Underwriting Standards.    Generally, all of the BCRE mortgage loans were originated by BCRE. In each case, the mortgage loans generally will have been underwritten in accordance with BCRE’s general underwriting standards and guidelines as set forth below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality, tenancy, and location of the real estate collateral, and the sponsorship of the borrower, will impact the extent to which the general underwriting standards and guidelines are applied to a specific mortgage loan. The underwriting criteria are general and there is no assurance that every mortgage loan will comply in all respects with the general underwriting standards and guidelines, and in many cases exceptions to one or more of these standards and guidelines apply. Accordingly, no representation is made that every mortgage loan will comply in all respects with the general underwriting standards and guidelines set forth below.

Mortgage Loan Analysis.    The underwriter for each mortgage loan is required to conduct a review of the related mortgaged property, generally including, but not limited to, an analysis of the historical property operating statements, if applicable, rent rolls and current and historical real estate taxes, a review of tenant leases, and an analysis of the appraisal, engineering report, seismic report, if applicable, and environmental report. The credit and background of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the BCRE group visits the property for a site inspection to confirm occupancy and ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood market, accessibility, visibility and demand generators. BCRE sometimes retains outside consultants to assist in its underwriting. As part of its underwriting procedures, BCRE generally also obtains certain third party reports or other documents in connection with various assessments and appraisals, such as assessments relating to property value and condition, environmental conditions and zoning and building code compliance.

Debt Service Coverage Ratio and LTV Ratio.    BCRE’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of the mortgage loan. The debt service coverage ratio guidelines set forth above are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination. In addition, BCRE’s underwriting standards generally permit a maximum amortization period of 30 years. However, certain loans may provide for an interest-only period during all or a portion of the term of the mortgage loan.

Escrow Requirements.    BCRE generally, but not in all cases, requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given escrow or reserve. BCRE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by BCRE.

Earnouts and Additional Collateral Loans.    Some of the mortgage loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.

Additional Debt.    Certain mortgage loans may have or permit in the future certain additional subordinate debt, either secured or unsecured. It is possible that BCRE or an affiliate will be the lender on that additional debt. The combined debt service coverage and loan-to-value ratios may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the real property collateral or directly or indirectly by equity interests in the related borrower.

Loan Approval.    Prior to commitment and funding, all mortgage loans to be originated by BCRE must be approved by a loan committee comprised of one or more (depending on the loan size) senior real estate professionals from BCRE and must be approved by representatives from the bank’s credit department. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a mortgage loan.

Servicing.    BCRE currently contracts with third party servicers to service the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. Servicers may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, BCRE may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. BCRE does not act as a servicer of the mortgage loans in its securitizations.

Nomura Credit & Capital, Inc.

General Character of Nomura Credit & Capital, Inc.’s Business.    Nomura Credit & Capital, Inc., a Delaware corporation, which is an indirectly wholly owned subsidiary of Nomura Holding America Inc., is a Sponsor of this securitization and originated and underwrote 17 Mortgage Loans included in the Trust Fund. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura’s Securitization Program.    Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $951.8 million, $2.0 billion, $3.7 billion and $4.3 billion of commercial mortgage loans during the fiscal years 2003, 2004, 2005 and 2006, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura’s Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Nomura’s Underwriting Standards’’ section.

Loan Analysis.    Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves, interest guarantees and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves, guarantees or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For information regarding the calculations of DSC Ratios in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’.

Loan-to-Value Ratio.    Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this ‘‘—Nomura’s Underwriting Standards’’ section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Artesia Mortgage Capital Corporation

General Character of Artesia Mortgage Capital Corporation’s Business.    Artesia Mortgage Capital Corporation (‘‘Artesia’’) is a Delaware Corporation, with its principal offices in Issaquah, Washington. Artesia is a Sponsor of this securitization and acquired or originated and underwrote 28 Mortgage Loans included in the Trust Fund. Artesia is a wholly owned non-bank U.S. subsidiary of Dexia Bank. Dexia Bank, which is rated ‘‘AA+’’ by Fitch, ‘‘AA’’ by S&P and ‘‘Aa2’’ by Moody’s, is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 567 billion Euros ($748 billion) and a stock market capitalization of approximately 24 billion Euros ($32 billion) as of December 2006.

Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in CMBS transactions.

Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

Artesia’s Securitization Program.    Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans—which are average-sized loans by industry standards —and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by Artesia have been originated, directly or through correspondents, by Artesia. During the fiscal years 2001 through 2006, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.6 million in 2001, to approximately $610.1 million in 2003, to approximately $1.5 billion in 2005, and to approximately $2.0 billion in 2006.

When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see ‘‘—Artesia’s Underwriting Standards’’ below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Artesia may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of securities.

Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Artesia’s Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Artesia’s Underwriting Standards’’ section.

Loan Analysis.    Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances, Artesia’s underwriting staff, third-party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more—depending on loan size—specified credit committees of Artesia or Dexia Bank. The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For specific information regarding the details on the calculations of DSC Ratios in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL— Additional Mortgage Loan Information’’.

Loan-to-Value Ratio.    Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Artesia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted non-conforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Artesia to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Artesia’s Underwriting Standards’’ section, Artesia may include mortgage loans in a trust fund which vary from, or do not comply with, Artesia’s underwriting guidelines. In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Certain Relationships

The Mortgage Loans that will be sold to the Depositor by Artesia Mortgage Capital Corporation were previously the subject of a custodial arrangement between Artesia and Wells Fargo Bank, N.A. in which Wells Fargo Bank, N.A. acted as a document custodian for Artesia. The terms of the custodial arrangement are customary for agreements in the commercial mortgage securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Wachovia Bank, National Association is currently servicing 25 of the Mortgage Loans that will be sold to the Depositor by Artesia pursuant to an interim servicing arrangement between Artesia and Wachovia. The terms of the interim servicing agreement are customary for agreements in the commercial mortgage securitization industry providing for the servicing of mortgage loans.

The Depositor

Wachovia Commercial Mortgage Securities, Inc., a North Carolina corporation, is the Depositor. The Depositor is a wholly-owned subsidiary of Wachovia Bank, National Association, a national banking association, which is a wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation.

The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling such commercial mortgage loans and interests to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

The Mortgage Loan Sellers

The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a ‘‘Mortgage Loan Purchase Agreement’’ and together, the ‘‘Mortgage Loan Purchase Agreements’’). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under ‘‘—Mortgage Loan History’’.

Eighty-eight (88) of the Mortgage Loans (the ‘‘Wachovia Mortgage Loans’’), representing 56.7% of the Cut-Off Date Pool Balance (73 Mortgage Loans in Loan Group 1 or 57.5% of the Cut-Off Date Group 1 Balance and 15 Mortgage Loans in Loan Group 2 or 52.8% of the Cut-Off Date Group 2 Balance), were originated (or, in the case of 1 Mortgage Loan, acquired) by Wachovia.

Thirty-three (33) of the Mortgage Loans (the ‘‘BCRE Mortgage Loans’’), representing 20.1% of the Cut-Off Date Pool Balance (26 Mortgage Loans in Loan Group 1 or 18.6% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 28.2% of the Cut-Off Date Group 2 Balance), were originated by BCRE.

Seventeen (17) of the Mortgage Loans (the ‘‘Nomura Mortgage Loans’’), representing 17.7% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 17.7% of the Cut-Off Date Group 1 Balance and 12 Mortgage Loans in Loan Group 2 or 17.8% of the Cut-Off Date Group 2 Balance), were originated by Nomura.

Twenty-eight (28) of the Mortgage Loans (the ‘‘Artesia Mortgage Loans’’), representing 5.4% of the Cut-Off Date Pool Balance (26 Mortgage Loans in Loan Group 1 or 6.2% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 1.3% of the Cut-Off Date Group 2 Balance), were originated by Artesia.

Wachovia has no obligation to repurchase or substitute any of the BCRE Mortgage Loans, the Nomura Mortgage Loans or the Artesia Mortgage Loans. BCRE has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the Nomura Mortgage Loans or the Artesia Mortgage Loans. Nomura has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the BCRE Mortgage Loans or the Artesia Mortgage Loans. Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the BCRE Mortgage Loans or the Nomura Mortgage Loans.

All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia. All information concerning the BCRE Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by BCRE. All information concerning the Nomura Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Nomura. All information concerning the Artesia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Artesia.

Originators

Each of the Mortgage Loan Sellers are originators with respect to this offering.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.

In connection with the above-described transfers, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller (the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a ‘‘pro forma’’ title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan. However, with respect to (i) the 666 Fifth Avenue Loan, the GECMC 2007-C1 Trustee will hold the original documents related to the 666 Fifth Avenue Loan for the benefit of the GECMC 2007-C1 Trust Fund, the Trust Fund and the holders of certain 666 Fifth Avenue Pari Passu Companion Loans, other than the related Mortgage Notes which will be held by the Trustee under the Pooling and Servicing Agreement, (ii) the ING Hospitality Pool Loan, the Wachovia Bank 2007-C32 Trustee will hold the original documents related to the ING Hospitality Pool Loan for the benefit of the Wachovia Bank 2007-C32 Trust Fund and the Trust Fund, other than the related Mortgage Note which will be held by the Trustee under the Pooling and Servicing Agreement and (iii) the Sawgrass Mills Loan, the J.P. Morgan 2007-LDP12 Trustee will hold the original documents related to the Sawgrass Mills Pool Loan for the benefit of the J.P. Morgan 2007-LDP12 Trust Fund and the Trust Fund, other than the related Mortgage Note which will be held by the Trustee under the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust Fund or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the ‘‘Purchase Price’’) generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) other than with respect to the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan, the Potomac Mills Loan, the Sawgrass Mills Loan and the 84 Lumber Industrial Pool Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the ‘‘Substitution Shortfall Amount’’); provided that unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided, further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the ‘‘Core Material Documents’’)) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third-party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, the initial 90-day cure period described herein will not be reduced.

The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Assets; Repurchases’’ in the accompanying prospectus. The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans.

Wells Fargo Bank is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible for holding and safeguarding the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo Bank was acting as custodian of more than 43,000 commercial mortgage loan files.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no

Controlling Class Representative then serving, by the holders of Certificates representing a majority of the voting rights allocated to the Controlling Class); (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs or the imposition of tax on either of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. Notwithstanding the foregoing, no substitutions will be permitted for the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan, the Potomac Mills Loan, the Sawgrass Mills Loan and the 84 Lumber Industrial Pool Loan.

Representations and Warranties; Repurchases and Substitutions

In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

(i)    the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

(ii)    as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

(iii)    immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

(iv)    the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

(v)    each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vi)    as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

(vii)    each related assignment of Mortgage and assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

(viii)    the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

(ix)    all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

(x)    as of the date of origination, there was no proceeding pending, and subsequent to that date, the applicable Mortgage Loan Seller has not received notice of any pending or threatening proceeding for the condemnation of all or any material portion of such Mortgaged Property;

(xi)    except as provided below, as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or (ii) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Mortgaged Property (or in the case of a Mortgaged Property without any elevator, 6 months), all of which was in full force and effect with respect to each related Mortgaged Property; and, except as provided below, as of the Cut-Off Date, to the actual knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to each related Mortgaged Property; all premiums due and payable through the Closing Date have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans; the Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders; the insurance policies contain a standard mortgagee clause naming the Mortgage Loan Seller, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the mortgagee (or, with respect to non-payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above, and permits the mortgagee to purchase such insurance at the mortgagor’s expense if mortgagor fails to do so;

(xii)    other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and, to the applicable Mortgage Loan Seller’s actual knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration;

(xiii)    as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

(xiv)    one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller’s affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

(xv)    an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the ‘‘Appraisal Standards Board of the Appraisal Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan (or in the case of certain representations and warranties, is deemed to materially and adversely affect the value of a Mortgage Loan), the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount (other than with respect to the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan, Potomac Mills Loan, the Sawgrass Mills Loan and the 84 Lumber Industrial Pool Loan) or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party’s affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller’s representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third-party set forth in the Pooling and Servicing Agreement (a ‘‘Determination Party’’) as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional Trust Fund Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a ‘‘Crossed Loan’’ and, collectively, a ‘‘Crossed Group’’), and (iii) the applicable document omission or defect (a ‘‘Defect’’) or breach of a representation and warranty (a ‘‘Breach’’) does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’ unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the SEC within fifteen days after the initial issuance of the Offered Certificates.

Servicing of the Mortgage Loans

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan) for the benefit of the Certificateholders, and the related Companion Loans for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Whole Loan and its related Companion Loan(s) (a ‘‘Loan Pair’’) are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the related Pari Passu Companion Loans are pari passu in right of entitlement to payment with the related Pari Passu Loans, to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the ‘‘Servicing Standard’’).

Generally, for purposes of the servicing provisions described in this section, the terms Whole Loan and Mortgage Loan exclude the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan, and the term Companion Loan excludes any Companion Loan related to that Mortgage Loan. See ‘‘—Servicing of the 666 Fifth Avenue Loan’’, ‘‘—Servicing of the ING Hospitality Pool Loan’’ and ‘‘—Servicing of the Sawgrass Mills Loan’’ below for a description of the servicing of the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan, respectively.

The securitization of the Sawgrass Mills Pari Passu Companion Loan is expected to occur in connection with the creation of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12. Upon settlement of such trust, the Sawgrass Mills Whole Loan, including the Sawgrass Mills Loan, will be serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12. The master servicer with respect to the Sawgrass Mills Whole Loan under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement is expected to be Wells Fargo Bank, N.A., the special servicer under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement is expected to be J.E. Robert Company, Inc., and the trustee under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement is expected to be LaSalle Bank National Association. The terms of the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement are expected to be generally similar (but are not identical) to the terms of the pooling and servicing agreement for the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the Sawgrass Mills Loan’’ in this prospectus supplement.

The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

Set forth below, following the subsection captioned ‘‘—Servicing of the Sawgrass Mills Loan’’, is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and the Companion Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’, for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time; provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Under the terms of the Pooling and Servicing Agreement, if a successor to the Master Servicer is not appointed, the Trustee will function as the Master Servicer until a successor is appointed. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus.

With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act, the Master Servicer, Special Servicer, Trustee and any subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such Companion Loan as is necessary for the Depositor, Issuing Entity, Master Servicer, Special Servicer and Trustee to comply with all requirements of Regulation AB of the Securities Act.

The Master Servicer

Wachovia Bank, National Association, will act as the master servicer (in such capacity, the ‘‘Master Servicer’’) under the Pooling and Servicing Agreement. The Master Servicer is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. The Master Servicer has been servicing commercial and multifamily mortgage loans in excess of ten years. The Master Servicer’s primary servicing system runs on EnableUs software. The Master Servicer reports to trustees in the CMSA format. The Master Servicer’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about the Master Servicer’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006	As of June 30, 2007
By Approximate Number	10,015	15,531	17,641	20,725	22,736
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$262.1	$309.4

Within this portfolio, as of June 30, 2007, are approximately 19,060 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $242.7 billion related to commercial mortgage backed securities or commercial real estate collateralized debt obligation securities.

In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, the Master Servicer also services whole loans for itself and a variety of investors. The properties securing loans in the Master Servicer’s servicing portfolio as of June 30, 2007, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

The Master Servicer utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows the Master Servicer to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by the Master Servicer on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by the Master Servicer and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

The Master Servicer is rated by Fitch and S&P as a primary servicer and master servicer. The Master Servicer’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia Bank, National Association are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

The Master Servicer has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

The Master Servicer’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in the Master Servicer’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage

Corporation. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. The Master Servicer may engage third-party vendors to provide technology or process efficiencies. The Master Servicer monitors its third-party vendors in compliance with its internal procedures and applicable law. The Master Servicer has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by the Master Servicer;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to the Master Servicer for approval; and

•	performance of UCC searches and filing of UCCs.

The Master Servicer may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Generally, all amounts received by the Master Servicer on the Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by the Master Servicer and are then allocated and transferred to the appropriate account within the time described in this prospectus supplement. On the day any amount is to be disbursed by the Master Servicer, that amount is transferred to a common disbursement account prior to disbursement.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, the Master Servicer may have custody of certain of such documents as necessary for enforcement actions involving Mortgage Loans or otherwise. To the extent the Master Servicer performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard. Custodial functions will be performed by the Trustee as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

There are no legal proceedings pending against Wachovia Bank, National Association, or to which any property of Wachovia Bank, National Association is subject, that are material to the Certificateholders, nor does Wachovia Bank, National Association have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth herein regarding the Master Servicer has been provided by Wachovia Bank, National Association.

The Special Servicer

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the mortgage pool (other than with respect to the 666 Fifth Avenue loan, the ING Hospitality Pool loan and the Sawgrass Mills loan). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 193 as of March 31, 2007. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion and (g) 144 domestic CMBS pools as of March 31, 2007 with a then current face value in excess of $217 billion. Additionally, LNR Partners has resolved over $17.6 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006 and $0.2 billion for the three months ended March 31, 2007.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in England and Germany. As of March 31, 2007, LNR Partners had approximately 200 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2007, LNR Partners and its affiliates specially service a portfolio, which included over 24,000 assets in the 50 states, the District of Columbia, Europe, the Caribbean, Guam and Mexico with a then current face value in excess of $277 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series Certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsors, the trust fund, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the Certificates and will be the initial Controlling Class Representative. LNR Securities Holdings, LLC currently holds a $66,666,667 interest in the $200,000,000 junior mezzanine loan relating to the 666 Fifth Avenue Mortgaged Property. Otherwise, except for LNR Partners acting as Special Servicer and as servicer for the $200,000,000 junior mezzanine loan, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction— between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

The information set forth herein regarding the Special Servicer has been provided by LNR Partners.

Certain Special Servicing Provisions

With respect to the Mortgage Loans, the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the ‘‘Controlling Class Representative’’) who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. With respect to the 666 Fifth Avenue Loan, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the holders of the related Pari Passu Companion Loans (or if the related Pari Passu Companion Loan has been securitized, by the controlling class representative with respect to the related securitization). With respect to the ING Hospitality Pool Loan, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the controlling class representative with respect to the securitizations related to the related Pari Passu Companion Loans. With respect to the Potomac Mills Loan, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the controlling class representative with respect to the securitizations related to the related Pari Passu Companion Loans. The rights of the controlling class representatives are as described in ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in ‘‘—The Controlling Class Representative’’ below including, with respect to the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan, the Potomac Mills Loan and the Sawgrass Mills Loan, the right to replace the related special servicer solely with respect to the related Mortgage Loan. With respect to the 84 Lumber Industrial Pool Loan, if the Controlling Class Representative and the holder of the 84 Lumber Industrial

Pool Pari Passu Companion Loan are not able to agree on a course of action that satisfies the Servicing Standard under the Pooling and Servicing Agreement within a period of time specified in the related Intercreditor Agreement after receipt of a request for consent to any action by the Master Servicer or Special Servicer, as applicable, the Controlling Class Representative will be entitled to direct the Master Servicer or Special Servicer, as applicable, on a course of action that satisfies the requirements set forth in the Pooling and Servicing Agreement, and Master Servicer or Special Servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard. The Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See ‘‘—The Controlling Class Representative’’ below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The ‘‘Controlling Class’’ is the Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A Certificates will be treated as one Class for purposes of determining the Controlling Class.

The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan) or related Companion Loan (other than the 666 Fifth Avenue Pari Passu Companion Loan, the ING Hospitality Pool Pari Passu Companion Loans and the Sawgrass Mills Loan Pari Passu Companion Loan) as to which (a) the related mortgagor has (i) failed to make any Balloon Payment or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days unless, with respect to any Co-Lender Loan, the related holder of the Companion Loan effects a cure in accordance with the related Intercreditor Agreement; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders (and, if applicable, the holders of the related Companion Loans) and is likely to continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the Mortgage Loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders (and, if applicable, the holders of the Companion Loans) and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a ‘‘Servicing Transfer Event’’).

In general, as long as a Whole Loan (other than the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan) is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a related Companion Loan (other than the 666 Fifth Avenue Pari Passu Companion Loan, the ING Hospitality Pool Pari Passu Companion Loans and the Sawgrass Mills Pari Passu Companion Loan) becomes specially serviced, then the related Whole Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and Sawgrass Mills Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

If any amounts due under a Whole Loan or the related Subordinate Companion Loan are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than the 666 Fifth Avenue Pari Passu Companion Loan, the ING Hospitality Pool Pari Passu Companion Loans and the Sawgrass Mills Pari Passu Companion Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an ‘‘REO Property’’), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

Mortgage Loans and Companion Loans serviced by the Special Servicer, together with any REO Properties are referred to in this prospectus supplement as ‘‘Specially Serviced Mortgage Loans’’. The Master Servicer has no responsibility for the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement.

A Mortgage Loan (other than the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan) or related Companion Loan (other than the 666 Fifth Avenue Pari Passu Companion Loans, the ING Hospitality Pool Pari Passu Companion Loans and the Sawgrass Mills Pari Passu Companion Loans) will cease to be a Specially Serviced Mortgage Loan (and will become a ‘‘Corrected Mortgage Loan’’ as to which the Master Servicer will re-assume servicing responsibilities):

(a)    with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(b)    with respect to any of the circumstances described in clauses (b), (d), (e), (f) and (g) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

(c)    with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

(d)    with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

The Master Servicer (or, in certain limited cases with respect to Specially Serviced Mortgage Loans, the Special Servicer), either directly or through sub-servicers, will direct the deposit, transfer and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. Account activity will not generally be independently audited or verified. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Collection and Other Servicing Procedures’’ in the attached prospectus.

666 Fifth Avenue Loan

Servicing Provisions of the 666 Fifth Avenue Pari Passu Intercreditor Agreement.

Pursuant to the terms of the 666 Fifth Avenue Pari Passu Intercreditor Agreement, the 666 Fifth Avenue Whole Loan is being serviced and administered pursuant to the terms of the GECMC 2007-C1 Pooling and Servicing Agreement by the GECMC 2007-C1 Master Servicer and GECMC 2007-C1 Special Servicer, as applicable, on behalf of the holders of the various pari passu notes (as a collective whole). The 666 Fifth Avenue Pari Passu Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 666 Fifth Avenue Whole Loan will be allocated, pro rata, to the 666 Fifth Avenue Loan and the 666 Fifth Avenue Pari Passu Companion Loans.

With respect to the 666 Fifth Avenue Loan, the GECMC 2007-C1 Master Servicer and GECMC 2007-C1 Special Servicer will service and administer the 666 Fifth Avenue Loan and the 666 Fifth Avenue Pari Passu Companion Loans pursuant to the GECMC 2007-C1 Pooling and Servicing Agreement and the 666 Fifth Avenue Pari Passu Intercreditor Agreement for so long as the 666 Fifth Avenue Pari Passu Companion Loans are part of the GECMC 2007-C1 Trust Fund. In general, the written approval of the holders of the 666 Fifth Avenue Loan and the 666 Fifth Avenue Pari Passu Companion Loans that collectively represent a majority of the aggregate unpaid principal balance of the 666 Fifth Avenue Whole Loan (such holders being the ‘‘666 Fifth Avenue Directing Holder’’ with respect to the 666 Fifth Avenue Whole Loan) will be required for material approvals and certain other actions with respect to the 666 Fifth Avenue Whole Loan and related Mortgaged Property, including, among other things, material modifications of the 666 Fifth Avenue Loan, foreclosure, any adoption or approval of a plan in bankruptcy of the related borrower, any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender approval is required by the loan documents, and any declaration or waiver of any ‘‘event of default’’ (as defined in the loan documents) or acceleration of the maturity of the 666 Fifth Avenue Loan.

Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the 666 Fifth Avenue Directing Holder may (and the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, are required to ignore and act without regard to any such advice, direction or objection that such the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as

applicable, has determined, in its reasonable, good faith judgment, will) require, cause or permit the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, to violate any provision of the related intercreditor agreement or the GECMC 2007-C1 Pooling and Servicing Agreement (including its obligation to act in accordance with the servicing standard under the GECMC 2007-C1 Pooling and Servicing Agreement), the loan documents or applicable law or violate the REMIC provisions of the Code. Furthermore, the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, are not required to seek approval from the 666 Fifth Avenue Directing Holder for any actions to be taken by the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, with respect to the workout or liquidation of the 666 Fifth Avenue Whole Loan if:

(i)    the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, has, as provided in the preceding paragraph, notified the holders of the 666 Fifth Avenue Whole Loan in writing of various actions that the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, proposes to take with respect to the workout or liquidation of the 666 Fifth Avenue Whole Loan; and

(ii)    for 60 days following the first such notice, the 666 Fifth Avenue Directing Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer, as applicable, considers to be consistent with the servicing standard under the GECMC 2007-C1 Pooling and Servicing Agreement.

The 666 Fifth Avenue Directing Holder will have no liability to the other holders of the 666 Fifth Avenue Whole Loan for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related intercreditor agreement and the GECMC 2007-C1 Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the 666 Fifth Avenue Directing Holder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Application of Payments in Connection with the 666 Fifth Avenue Pari Passu Intercreditor Agreement.    Pursuant to the 666 Fifth Avenue Pari Passu Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the 666 Fifth Avenue Loan and/or the 666 Fifth Avenue Pari Passu Companion Loans (subject, in each case, to the payment and reimbursement rights of the GECMC 2007-C1 Master Servicer, the GECMC 2007-C1 Special Servicer, the GECMC 2007-C1 Trustee, the Master Servicer and the Special Servicer in accordance with the terms of the GECMC 2007-C1 Pooling and Servicing Agreement) will be applied to the 666 Fifth Avenue Loan and the 666 Fifth Avenue Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective principal balances.

Servicing of the 666 Fifth Avenue Loan

The 666 Fifth Avenue Loan, and any related REO Property, are being serviced under the pooling and servicing agreement which governs the GECMC 2007-C1 Transaction (the ‘‘GECMC 2007-C1 Pooling and Servicing Agreement’’). Accordingly, the master servicer under the GECMC 2007-C1 Pooling and Servicing Agreement with respect to the 666 Fifth Avenue Whole Loan (the ‘‘GECMC 2007-C1 Master Servicer’’) will generally make servicing advances and remit collections on the 666 Fifth Avenue Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports that include information on the 666 Fifth Avenue Loan, and to enforce the terms the 666 Fifth Avenue Pari Passu Intercreditor Agreement and make P&I Advances with respect to the 666 Fifth Avenue Loan, subject to its non-recoverability determination. The servicing arrangements under the GECMC 2007-C1 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Bank of America, National Association is the GECMC 2007-C1 Master Servicer, and LNR Partners, Inc. is the special servicer under the GECMC 2007-1 Pooling and Servicing Agreement (the ‘‘GECMC 2007-C1 Special Servicer’’). The GECMC 2007-C1 Special Servicer is also the special servicer of the Mortgage Loans included in the Trust Fund.

•	The GECMC 2007-C1 Trustee is Wells Fargo Bank, N.A. (the ‘‘GECMC 2007-C1 Trustee’’), who will be the mortgagee of record for the 666 Fifth Avenue Loan.

•	The Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the GECMC 2007-C1 Master Servicer, the GECMC 2007-C1 Special Servicer or the GECMC 2007-C1 Trustee or (b) make servicing advances with respect to the 666 Fifth Avenue Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the 666 Fifth Avenue Loan is dependent on its receipt of the corresponding information and/or collections from the GECMC 2007-C1 Master Servicer or the GECMC 2007-C1 Special Servicer.

•	Pursuant to the GECMC 2007-C1 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the 666 Fifth Avenue Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to the 666 Fifth Avenue Loan, unless (i) the Master Servicer, after receiving the necessary information from the GECMC 2007-C1 Master Servicer, has determined that such Advance would not be recoverable from collections on the 666 Fifth Avenue Loan or (ii) the GECMC 2007-C1 Master Servicer has made a similar determination with respect to an advance on the related 666 Fifth Avenue Pari Passu Companion Loan.

•	The GECMC 2007-C1 Master Servicer is obligated to make servicing advances with respect to the 666 Fifth Avenue Whole Loan. If the GECMC 2007-C1 Master Servicer determines that a servicing advance it made with respect to the 666 Fifth Avenue Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the 666 Fifth Avenue Loan and the 666 Fifth Avenue Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all Mortgage Loans and with respect to the 666 Fifth Avenue Pari Passu Companion Loans, out of funds payable to the holders of such Mortgage Loans (including if that Mortgage Loan is included in a securitization, from general collections of the related securitization trust), on a pro rata basis (based on each such loan’s outstanding principal balance).

•	The 666 Fifth Avenue Directing Holder will be entitled to remove the GECMC 2007-C1 Special Servicer at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the GECMC 2007-C1 Pooling and Servicing Agreement. The appointment of any successor special servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates (as well as written confirmation from any rating agency then rating any commercial mortgage pass-through certificates backed by a 666 Fifth Avenue Pari Passu Companion Loan to the same effect).

•	Under the GECMC 2007-C1 Pooling and Servicing Agreement, if the related 666 Fifth Avenue Pari Passu Companion Loan is subject to a fair value purchase option, the GECMC 2007-C1 Special Servicer will be required to determine the purchase price for the 666 Fifth Avenue Loan and the other 666 Fifth Avenue Pari Passu Companion Loans as well. Each option holder specified in ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ of this prospectus supplement will have an option to purchase the 666 Fifth Avenue Loan and the holder of each 666 Fifth Avenue Pari Passu Companion Loan (or its designees) will have an option to purchase the related 666 Fifth Avenue Pari Passu Companion Loan, at the purchase price determined by the GECMC 2007-C1 Special Servicer under the GECMC 2007-C1 Pooling and Servicing Agreement.

•	If an event of default under the GECMC 2007-C1 Pooling and Servicing Agreement occurs and is continuing with respect to the GECMC 2007-C1 Master Servicer, to the extent that it is affected by such event of default, the Controlling Class Representative is entitled to direct the GECMC 2007-C1 Trustee to appoint a sub-servicer solely with respect to the 666 Fifth Avenue Whole Loan. The sub-servicer is required to be selected by the 666 Fifth Avenue Directing Holder. The appointment of a sub-servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates (as well as any rating agency then rating any commercial mortgage pass-through certificates backed by a 666 Fifth Avenue Pari Passu Companion Loan).

The GECMC 2007-C1 Master Servicer.    Bank of America, National Association is the GECMC 2007-C1 Master Servicer under the GECMC 2007-C1 Pooling and Servicing Agreement.

The GECMC 2007-C1 Special Servicer.    LNR Partners, Inc. is the GECMC 2007-C1 Special Servicer under the GECMC 2007-C1 Pooling and Servicing Agreement.

The GECMC 2007-C1 Trustee.    Wells Fargo Bank, N.A. is the GECMC 2007-C1 Trustee under the GECMC 2007-C1 Pooling and Servicing Agreement.

Servicing of the ING Hospitality Pool Loan

The ING Hospitality Pool Loan, and any related REO Property, are being serviced under the pooling and servicing agreement which governs the Wachovia Bank 2007-C32 Transaction (the ‘‘Wachovia Bank 2007-C32 Pooling and Servicing Agreement’’). Accordingly, the master servicer under the Wachovia Bank 2007-C32 Pooling and Servicing Agreement (the ‘‘Wachovia Bank 2007-C32 Master Servicer’’) will generally make servicing advances and remit collections on the ING Hospitality Pool Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports that include information on the ING Hospitality Pool Loan, and to enforce the terms of the ING Hospitality Pool Intercreditor Agreement and make P&I Advances with respect to the ING Hospitality Pool Loan, subject to its non-recoverability. The servicing arrangements under the Wachovia Bank 2007-C32 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Wachovia Bank, National Association is the Wachovia Bank 2007-C32 Master Servicer, and CWCapital Asset Management LLC is the Wachovia Bank 2007-C32 Special Servicer (the ‘‘Wachovia Bank 2007-C32 Special Servicer’’).

•	The Wachovia Bank 2007-C32 Trustee is the Wells Fargo Bank, N.A. (the ‘‘Wachovia Bank 2007-C32 Trustee’’), who will be the mortgagee of record for the ING Hospitality Pool Loan.

•	The Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the Wachovia Bank 2007-C32 Master Servicer, the Wachovia Bank 2007-C32 Special Servicer or the Wachovia Bank 2007-C32 Trustee or (b) except as described below, make servicing advances with respect to the ING Hospitality Pool Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the ING Hospitality Pool Loan is dependent on its receipt of the corresponding information and/or collections from the Wachovia Bank 2007-C32 Master Servicer or the Wachovia Bank 2007-C32 Special Servicer.

•	Pursuant to the Wachovia Bank 2007-C32 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the ING Hospitality Pool Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to the ING Hospitality Pool Loan, unless (i) the Master Servicer, after receiving the necessary information from the

Wachovia Bank 2007-C32 Master Servicer, has determined that such Advance would not be recoverable from collections on the ING Hospitality Pool Loan or (ii) the Wachovia Bank 2007-C32 Master Servicer has made a similar determination with respect to an advance on the related ING Hospitality Pool Pari Passu Companion Loan.

•	The Wachovia Bank 2007-C32 Master Servicer is obligated to make servicing advances with respect to the ING Hospitality Pool Whole Loan. If the Wachovia Bank 2007-C32 Master Servicer determines that a servicing advance it made with respect to the ING Hospitality Pool Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the ING Hospitality Pool Loan and the ING Hospitality Pool Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all Mortgage Loans and with respect to the ING Hospitality Pool Pari Passu Companion Loans, out of funds payable to the holders of such mortgage loans (including if that mortgage loan is included in a securitization, from general collections of the related securitization trust, on a pro rata basis (based on each such loan’s outstanding principal balance)).

•	The ING Hospitality Pool Directing Holder will be entitled to remove the Wachovia Bank 2007-C32 Special Servicer at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Wachovia Bank 2007-C32 Pooling and Servicing Agreement. The appointment of any successor special servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates (as well as written confirmation from any rating agency then rating any commercial mortgage pass-through certificates backed by a ING Hospitality Pool Pari Passu Companion Loans to the same effect).

•	Under the Wachovia Bank 2007-C32 Pooling and Servicing Agreement, if the related ING Hospitality Pool Pari Passu Companion Loans are subject to a fair value purchase option, the Wachovia Bank 2007-C32 Special Servicer will be required to determine the purchase price for the ING Hospitality Pool Loan and the other ING Hospitality Pool Pari Passu Companion Loans as well. Each option holder specified in ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ of this prospectus supplement will have an option to purchase the ING Hospitality Pool Loan and the holder of each ING Hospitality Pool Pari Passu Companion Loans (or its designees) will have an option to purchase the related ING Hospitality Pool Pari Passu Companion Loan, at the purchase price determined by the Wachovia Bank 2007-C32 Special Servicer under the Wachovia Bank 2007-C32 Pooling and Servicing Agreement.

•	If an event of default under the Wachovia Bank 2007-C32 Pooling and Servicing Agreement occurs and is continuing with respect to the Wachovia Bank 2007-C32 Master Servicer, to the extent that it is affected by such event of default, the Controlling Class Representative is entitled to direct the Wachovia Bank 2007-C32 Trustee to appoint a sub-servicer solely with respect to the ING Hospitality Pool Whole Loan. The sub-servicer is required to be selected by the ING Hospitality Pool Directing Holder. The appointment of a sub-servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates (as well as any rating agency then rating any commercial mortgage pass-through certificates backed by a ING Hospitality Pool Pari Passu Companion Loan).

The Wachovia Bank 2007-C32 Master Servicer.    Wachovia Bank, National Association is the Wachovia Bank 2007-C32 Master Servicer under the Wachovia Bank 2007-C32 Pooling and Servicing Agreement.

The Wachovia Bank 2007-C32 Special Servicer.    CWCapital Asset Management LLC is the Wachovia Bank 2007-C32 Special Servicer under the Wachovia Bank 2007-C32 Pooling and Servicing Agreement.

The Wachovia Bank 2007-C32 Trustee.    The Wells Fargo Bank, N.A. is the Wachovia Bank 2007-C32 Trustee under the Wachovia Bank 2007-C32 Pooling and Servicing Agreement.

Servicing of the Sawgrass Mills Loan

It is expected that the Sawgrass Mills Loan, and any related REO Property, will be serviced under the pooling and servicing agreement which will govern the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12 securitization transaction (the ‘‘J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement’’), which is currently expected to have a closing date that is after the date of this transaction. Accordingly, it is expected that the master servicer under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement (the ‘‘J.P. Morgan 2007-LDP12 Master Servicer’’) will generally make servicing advances and remit collections on the Sawgrass Mills Loan to or on behalf of the Trust Fund.

However, the Master Servicer will generally be obligated to make P&I Advances with respect to Sawgrass Mills Loan, subject to a determination of non-recoverability. The servicing arrangements under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	The Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the J.P. Morgan 2007-LDP12 Master Servicer, the special servicer under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement (the ‘‘J.P. Morgan 2007-LDP12 Special Servicer’’) or the trustee under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement (the ‘‘J.P. Morgan 2007-LDP12 Trustee’’) or (b) make servicing advances with respect to the Sawgrass Mills Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the Sawgrass Mills Loan is dependent on its receipt of the corresponding information and/or collections from the J.P. Morgan 2007-LDP12 Master Servicer or the J.P. Morgan 2007-LDP12 Special Servicer.

•	It is expected, but cannot be guaranteed, that pursuant to the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Sawgrass Mills Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to the Sawgrass Mills Loan, unless (i) the Master Servicer, after receiving the necessary information from the J.P. Morgan 2007-LDP12 Master Servicer, has determined that such Advance would not be recoverable from collections on the Sawgrass Mills Loan or (ii) the J.P. Morgan 2007-LDP12 Master Servicer has made a similar determination with respect to an advance on any of the related Sawgrass Mills Pari Passu Companion Loans.

•	It is expected that the J.P. Morgan 2007-LDP12 Master Servicer will be obligated to make servicing advances with respect to the Sawgrass Mills Whole Loan. It is expected that if the J.P. Morgan 2007-LDP12 Master Servicer determines that a servicing advance it made with respect to the Sawgrass Mills Whole Loan or the Sawgrass Mills Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Sawgrass Mills Subordinate Companion Loans (to the extent provided in the Sawgrass Mills Intercreditor Agreement) and then from the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all Mortgage Loans and with respect to the Sawgrass Mills Pari Passu Companion Loans, out of funds payable to the holders of such mortgage loans (including if that mortgage loan is included in a securitization, from general collections of the related securitization trust, on a pro rata basis (based on each such loan’s outstanding principal balance)).

•	It is expected that the Sawgrass Mills Directing Certificate Holder under the J.P. Morgan 2007-LDP12 Securitization, will be entitled to remove the J.P. Morgan 2007-LDP12 Special Servicer at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the J.P. Morgan 2007-LDP12 Pooling and Servicing

Agreement. The appointment of any successor special servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates (as well as written confirmation from any rating agency then rating any commercial mortgage pass-through certificates backed by the Sawgrass Mills Pari Passu Companion Loans to the same effect).

•	It is expected that under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement, if the related Sawgrass Mills Pari Passu Companion Loans are subject to a fair value purchase option, the J.P. Morgan 2007-LDP12 Special Servicer will be required to determine the purchase price for the Sawgrass Mills Loan and the other Sawgrass Mills Pari Passu Companion Loans as well. Each option holder specified in ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ of this prospectus supplement will have an option to purchase the Sawgrass Mills Loan and the holder of each of the Sawgrass Mills Pari Passu Companion Loans (or its designee) will have an option to purchase the related Sawgrass Mills Pari Passu Companion Loan, at the purchase price determined by the J.P. Morgan 2007-LDP12 Special Servicer under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement.

•	It is expected that if an event of default under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement occurs and is continuing with respect to the J.P. Morgan 2007-LDP12 Master Servicer, to the extent that it is affected by such event of default, the Controlling Class Representative is entitled to direct the J.P. Morgan 2007-LDP12 Trustee to appoint a sub-servicer solely with respect to the Sawgrass Mills Whole Loan. The sub-servicer is required to be selected jointly by the Controlling Class Representative and the directing certificateholder under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement; provided that if the Controlling Class Representative and the directing certificateholder under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement are not able to agree on a sub-servicer within 45 days after the date on which the J.P. Morgan 2007-LDP12 Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer will be selected by the directing certificateholder under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement. The appointment of a sub-servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates (as well as any rating agency then rating any commercial mortgage pass-through certificates hacked by a Sawgrass Mills Pari Passu Companion Loan).

Compensation and Payment of Expenses

The Master Servicer, the Special Servicer and the Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related Mortgagors are allocable to the Master Servicer, the Special Servicer and the Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund, one-twelfth of the product of the related annual Master Servicing Fee Rate(4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period; but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to time
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each Mortgage Loan that is a worked-out Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Liquidation Fee / Special Servicer	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on advance, or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Distribution Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-On-Sale Reserve Account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses / Depositor, Master Servicer, Special Servicer or Trustee and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

(1)	The GECMC 2007-C1 Master Servicer and the GECMC 2007-C1 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the 666 Fifth Avenue Loan pursuant to the GECMC 2007-C1 Pooling and Servicing Agreement. See ‘‘—Servicing of the 666 Fifth Avenue Loan’’ in this prospectus supplement. The Wachovia Bank 2007-C32 Master Servicer and the Wachovia Bank 2007-C32 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the ING Hospitality Pool Loan pursuant to the Wachovia Bank 2007-C32 Pooling and Servicing Agreement. See ‘‘—Servicing of the ING Hospitality Pool Loan’’ in this prospectus supplement. The J.P. Morgan 2007-LDP12 Master Servicer and the J.P. Morgan 2007-LDP12 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the Sawgrass Mills Loan pursuant to the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement. See ‘‘—Servicing of the Sawgrass Mills Loan’’ in this prospectus supplement
(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment’’ in the accompanying prospectus.
(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or the Trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.
(4)	The Master Servicing Fee for each Mortgage Loan will range, on a loan-by-loan basis, from 0.02000% per annum to 0.10000% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.
(5)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.35% per annum with a minimum monthly fee of $4,000 for each Specially Serviced Mortgage Loan and REO Property, as described in this ‘‘—Compensation and Payment of Expenses’’ section.
(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘Compensation and Payment of Expenses’’ section.
(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.
(8)	The Trustee Fee Rate will equal 0.00062% per annum, as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’.

As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and REO Mortgage Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The ‘‘Master Servicing Fee’’ is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The ‘‘Master Servicing Fee Rate’’ is a per annum rate ranging from 0.02000% to 0.10000%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.02347% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to ‘‘Mortgage Loans’’ will include the Companion Loans unless otherwise specified.

The 666 Fifth Avenue Loan will be serviced by the GECMC 2007-C1 Master Servicer.

The ING Hospitality Pool Loan will be serviced by the Wachovia Bank 2007-C32 Master Servicer.

The Sawgrass Mills Loan will be serviced by the J.P. Morgan 2007-LDP12 Master Servicer.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the ‘‘Servicing Fees’’) and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The ‘‘Special Servicing Fee’’ is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the ‘‘Special Servicing Fee Rate’’) equal to 0.35% per annum with a minimum monthly fee of $4,000, and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, is paid. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan.

The Special Servicer is entitled to a ‘‘Liquidation Fee’’ with respect to each Specially Serviced Mortgage Loan, which Liquidation Fee generally will be in an amount equal to 1.00% of all whole or partial cash payments of Liquidation Proceeds (as defined in the accompanying Prospectus) received in respect thereof; provided, however, in no event shall the Liquidation Fee be payable to the extent a Workout Fee is payable concerning the related cash payments. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the accompanying Prospectus) resulting from, the purchase of any Specially Serviced Mortgage Loan (i) by any Mortgage Loan Seller (as described in this prospectus supplement under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’) within the time period specified therein, (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ or (iii) in certain other limited circumstances.

The Special Servicer also is entitled to a ‘‘Workout Fee’’ with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a ‘‘Prepayment Interest Shortfall’’) than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a ‘‘Prepayment Interest Excess’’) the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a ‘‘Compensating Interest Payment’’), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.02000% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer’s failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

As additional servicing compensation, the Master Servicer and/or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement and to the extent not otherwise allocated to the Companion Loan in accordance with the related Intercreditor Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees and any additional servicing compensation of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus.

As and to the extent described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’, each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Whole Loans, to certain rights of the holder of any related Companion Loan and subject to the Master Servicer’s right to approve certain transfers of the equity interests in the related borrowers for certain Mortgage Loans as described below) to modify, waive or amend any term of any Mortgage Loan (other than the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not ‘‘significant’’ within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. As provided in the Pooling and Servicing Agreement, the Master Servicer may approve certain transfers of the equity interests in the related borrowers’ tenant-in-common syndications subject to the Servicing Standard, the related Mortgage Loan documents and certain limiting conditions as set forth in the Pooling and Servicing Agreement, including Rating Agency approval of any such waivers for Mortgage Loans with certain outstanding Stated Principal Balances and that meet certain other financial thresholds.

Notwithstanding clause (b) of the preceding paragraph and, with respect to the Whole Loans (other than the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery to Certificateholders (and any of the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than the Class IO Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under ‘‘—General’’ above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Whole Loans (other than the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

For any Mortgage Loan other than a Specially Serviced Mortgage Loan, and subject to the rights of the Special Servicer, and, with respect to the Whole Loans, subject to certain rights of the holders of the related Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activities subject to certain thresholds as more particularly set forth in the Pooling and Servicing Agreement, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage Loan documents and (v) approving certain consents with respect to non-material rights-of-way and easements and consents to subordination of the related Mortgage Loan to such non-material easements or rights-of-way as more specifically set forth in the Pooling and Servicing Agreement.

Generally, any modification, extension, waiver or amendment of the payment terms of a Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the Trust Fund as holder of the Whole Loan, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

The Controlling Class Representative

Subject to the succeeding paragraphs, and other than with respect to the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative’s approval will be deemed to have been given):

(i)    any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii)    any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii)    any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES —Termination’’ in this prospectus supplement or pursuant to a Purchase Option as described below under ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v)    any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(vii)    any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(viii)    any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

(ix)    any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

(x)    any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(xi)    any determination to allow a borrower not to maintain terrorism or, to the extent provided in the Pooling and Servicing Agreement, windstorm insurance; and

(xii)    any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. LNR Securities Holdings, LLC, an affiliate of the Special Servicer, will be the initial Controlling Class Representative.

With respect to the 666 Fifth Avenue Loan, in general, the written approval of the holder of the 666 Fifth Avenue Loan (the Controlling Class Representative is the holder for this purpose) and the holders of the 666 Fifth Avenue Pari Passu Companion Loans that collectively represent a majority of the aggregate unpaid principal balance of the 666 Fifth Avenue Whole Loan will be required for material approvals and certain other actions with respect to the 666 Fifth Avenue Whole Loan and related Mortgaged Property, including, among other things, material modifications of the 666 Fifth Avenue Loan, foreclosure, any adoption or approval of a plan in bankruptcy of the related borrower, any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender approval is required by the loan documents, and any declaration or waiver of any ‘‘event of default’’ (as defined in the loan documents) or acceleration of the maturity of the 666 Fifth Avenue Loan. Pursuant to the 666 Fifth Avenue Intercreditor Agreement and the GECMC 2007-C1 Pooling and Servicing Agreement, the GECMC 2007-C1 Master Servicer or GECMC 2007-C1 Special Servicer, as applicable, is not permitted to take any of the actions specified in the 666 Fifth Avenue Intercreditor Agreement unless it has notified the Controlling Class Representative and the holders of the 666 Fifth Avenue Pari Passu Companion Loans in writing, and the 666 Fifth Avenue Directing Holder has not objected in writing within 30 days of such notice and has been provided with all reasonably requested information with respect to the proposed action. If no written objection has been received by the GECMC 2007-C1 Master Servicer or GECMC 2007-C1 Special Servicer, as applicable, within such 30-day period, then the approval of the Controlling Class Representative and the holders of the 666 Fifth Avenue Pari Passu Companion Loans will be deemed to have been given.

Pursuant to the Wachovia Bank 2007-C32 Pooling and Servicing Agreement and the ING Hospitality Pool Intercreditor Agreement, with respect to the ING Hospitality Pool Loan, the Controlling Class Representative will have certain consultation rights it exercises with the controlling class representative under the Wachovia Bank 2007-C32 Pooling and Servicing Agreement (the ‘‘Wachovia Bank 2007-C32 Controlling Class Representative’’) in connection with the rights given to the Wachovia Bank 2007-C32 Controlling Class Representative under the Wachovia Bank 2007-C32 Pooling and Servicing Agreement to direct the Wachovia Bank 2007-C32 Master Servicer and/or Wachovia Bank 2007-C32 Special Servicer with respect to the servicing of the ING Hospitality Pool Loan and the related Pari Passu Companion Loans. In general, in the event that the Wachovia Bank 2007-C32 Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the ING Hospitality Pool Loan, the Wachovia Bank 2007-C32 Controlling Class Representative will generally be required to confer with the Controlling Class Representative regarding such advice or consent. In the event that the Wachovia Bank 2007-C32 Controlling Class Representative and the Controlling Class Representative disagree with respect to such advice, consent or action, the ING Hospitality Pool Intercreditor Agreement and the Wachovia Bank 2007-C32 Pooling and Servicing Agreement provide that the decision of the

Wachovia Bank 2007-C32 Controlling Class Representative will control in the event such disagreement is not resolved within 10 business days.

It is expected that pursuant to the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement and the Sawgrass Mills Intercreditor Agreement, the Controlling Class Representative will have certain consultation rights it exercises with the controlling class representative under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement (the ‘‘J.P. Morgan 2007-LDP12 Controlling Class Representative’’) in connection with the rights given to the J.P. Morgan 2007-LDP12 Controlling Class Representative under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement to direct the J.P. Morgan 2007-LDP12 Master Servicer and/or J.P. Morgan 2007-LDP12 Special Servicer with respect to the servicing of the Sawgrass Mills Whole Loan. In general, in the event that the J.P. Morgan 2007-LDP12 Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Sawgrass Mills Loan, the J.P. Morgan 2007-LDP12 Controlling Class Representative will generally be required to confer with the Controlling Class Representative regarding such advice or consent. In the event that the J.P. Morgan 2007-LDP12 Controlling Class Representative and the Controlling Class Representative disagree with respect to such advice, consent or action, it is anticipated that the Sawgrass Mills Intercreditor Agreement and the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement will provide that the decision of the J.P. Morgan 2007-LDP12 Controlling Class Representative will control, in the event such disagreement is not resolved within 10 business days.

With respect to the 84 Lumber Industrial Pool Loan, the Controlling Class Representative, after consultation with the holder of the 84 Lumber Industrial Pool Pari Passu Companion Loan, will be entitled to terminate the Special Servicer with respect to the special servicing of the 84 Lumber Industrial Pool Whole Loan at any time, with or without cause, and if such holders are not able to agree on such appointment and removal within a period of time specified in the related Intercreditor Agreement, the Controlling Class Representative will be entitled to appoint a replacement Special Servicer.

Further, notwithstanding any of the control rights of the holders of the Subordinate Companion Loans described in the ‘‘Description of the Mortgage Pool—Certain Information Relating to the Renaissance Loan, the Central/Eastern Industrial Pool Loan and the 4929 Wilshire Loan’’ and ‘‘—Certain Information Relating to the Sawgrass Mills Loan’’ and ‘‘—Certain Information Relating to the Nordic Cold Storage Pool Loan’’ in this prospectus supplement, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard.

Limitation on Liability of the Controlling Class Representative.    The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Whole Loan will be entitled to substantially the same liability limitations to which the Controlling Class Representative is entitled.

Defaulted Mortgage Loans; REO Properties; Purchase Option

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills

Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The 666 Fifth Avenue Loan will be serviced under the GECMC 2007-C1 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See ‘‘—Servicing of the 666 Fifth Avenue Loan’’ in this prospectus supplement. The ING Hospitality Pool Loan will be serviced under the Wachovia Bank 2007-C32 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See ‘‘—Servicing of the ING Hospitality Pool Loan’’ in this prospectus supplement. The Sawgrass Mills Loan will be serviced under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See ‘‘—Servicing of the Sawgrass Mills Loan’’ in this prospectus supplement. A ‘‘Defaulted Mortgage Loan’’ is a Mortgage Loan (i) that is delinquent 60 days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder and the Special Servicer will each have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans’’) (the ‘‘Purchase Option’’) the Defaulted Mortgage Loan from the Trust Fund at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Special Servicer or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Special Servicer shall assign the Purchase Option to the Majority Subordinate Certificateholder for 15 days. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or its assignee within such 15 day period, then the Purchase Option shall revert to the Special Servicer.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout and (iv) in the case of each A/B Loan, the purchase of the related Mortgage Loan by the holder of the related Subordinate Companion Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged

Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third-party in making such determination, the cost of which will be advanced by the Master Servicer.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than 3 years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than 5 days’ prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; provided, further, if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

The Purchase Option with respect to each Mortgage Loan with a Subordinate Companion Loan is subject to the right of the holder of the related Subordinate Companion Loan to exercise its option to purchase the related Mortgage Loan following a default as described under the related Intercreditor Agreement and ‘‘Description of the Mortgage Pool—Certain Information Relating to the Renaissance Loan, the Central/Eastern Industrial Pool Loan and the 4929 Wilshire Loan’’ and ‘‘—Certain Information Relating to the Sawgrass Mills Loan’’ and ‘‘—Certain Information Relating to the Nordic Cold Storage Pool Loan’’ in this prospectus supplement.

Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the

Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust Fund’s interest therein qualifies at all times as ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an ‘‘independent contractor,’’ within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of a similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I would not constitute ‘‘rents from real property,’’ or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, or gain on a sale of a Mortgaged Property (including condominium units to customers in the ordinary course of a trade or business), will not constitute ‘‘rents from real property’’. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property’’, which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause REMIC I, to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the holders of the related Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the Mortgaged Property. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement.

Inspections; Collection of Operating Information

The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, and the Master Servicer (in the case of each Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan and other than the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan) or the Special Servicer (in the case of Specially Serviced Mortgage Loans but other than the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan) shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as the related debt service coverage ratio is below 1.00x; provided, however, with respect to inspections prepared by the Special Servicer, such expense will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund’s expense. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

The Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the 666 Fifth Avenue Loan, the Mortgaged Property related to ING Hospitality Pool Loan and the Mortgaged Property related to the Sawgrass Mills Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See ‘‘DESCRIPTION OF THE CERTIFICATES —Reports to Certificateholders; Available Information’’ in this prospectus supplement.

 Description of the Certificates

General

The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C33 (the ‘‘Certificates’’) will be issued pursuant to a pooling and servicing agreement, dated as of August 1, 2007, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the ‘‘Trust Fund’’) consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account (see ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

The Certificates consist of the following classes (each, a ‘‘Class’’) designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’); (ii) the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Subordinate Certificates’’ and, together with the Class A Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class IO Certificates (collectively, with the Sequential Pay Certificates, the ‘‘Regular Certificates’’); (iv) the Class R-I and Class R-II Certificates (together, the ‘‘REMIC Residual Certificates’’); and (v) the Class Z Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A, Class IO, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. The Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Non-Offered Certificates’’), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) and are not offered by this prospectus supplement. On the Closing Date, the Depositor will transfer the REMIC Residual Certificates to Wachovia Bank, National Association, a Sponsor, pursuant to that certain Transfer Affidavit and Agreement (the ‘‘Transfer Affidavit and Agreement’’), but the REMIC Residual Certificates may be sold or otherwise transferred to another person at any time subject to any applicable transfer restrictions. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

The Issuing Entity

The Issuing Entity will be a common law trust, created under the laws of the State of New York, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Issuing Entity is also sometimes referred to herein as the Trust Fund. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The Issuing Entity will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates; and except for these activities, the issuing entity will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. The Issuing Entity will operate under a fiscal year ending each December 31st. The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of the foregoing are described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’, ‘‘—The Special Servicer’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’. Additional information may also be found in the accompanying prospectus under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a ‘‘business trust.’’ The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund, certain legal opinions are required.

Accordingly, although the transfer of the underlying Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund has been structured as a sale, there can be no assurance that the sale of the underlying Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Trust Fund is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See ‘‘RISK FACTORS—The Offered Certificates— The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans’’ in this prospectus supplement.

Registration and Denominations

The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’). The Offered Certificates (other than the Class IO Certificates) will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof. The Class IO Certificates will be offered in notional amounts of not less than $1,000,000 actual notional amount and in integral multiples of $1 in excess thereof.

Certificate Balances and Notional Amount

Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates described below will have the Certificate Balances or Notional Amount representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

Class of Certificates	Closing Date Certificate Balance or Notional Amount	Percentage of Cut-Off Date Pool Balance
Class A-1 Certificates	$14,392,000	0.400%
Class A-2 Certificates	$392,072,000	10.884%
Class A-3 Certificates	$327,795,000	9.100%
Class A-PB Certificates	$67,641,000	1.878%
Class A-4 Certificates	$998,844,000	27.729%
Class A-5 Certificates	$156,000,000	4.331%
Class A-1A Certificates	$564,743,000	15.678%
Class IO Certificates	$3,602,123,586	N/A
Class A-M Certificates	$360,212,000	10.000%
Class A-J Certificates	$247,646,000	6.875%
Class B Certificates	$36,022,000	1.000%
Class C Certificates	$40,523,000	1.125%
Class D Certificates	$36,022,000	1.000%
Class E Certificates	$31,518,000	0.875%
Class F Certificates	$27,016,000	0.750%
Non-offered certificates (other than the Class R-I, Class R-II and Class Z Certificates)	$301,677,586	8.375%

The ‘‘Certificate Balance’’ of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates in each case will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

The Class IO Certificates do not have a Certificate Balance, but represent the right to receive the distributions of interest in an amount equal to the aggregate interest accrued on its notional amount (the ‘‘Notional Amount’’). The Class IO Certificates have 25 separate components (each, a ‘‘Component’’), each corresponding to a different Class of Sequential Pay Certificates . Each such Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates , as applicable. The component balance (the ‘‘Component Balance’’) of each Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time.

On each Distribution Date, the Notional Amount of the Class IO Certificates will be equal to the aggregate outstanding Component Balances of the Components on such date. The initial Notional Amount of the Class IO Certificates will equal approximately $3,602,123,586 (subject to a permitted variance of plus or minus 5.0%).

The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, ‘‘Mortgage Deferred Interest’’ is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan.

On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, ‘‘Certificate Deferred Interest’’). With respect to the Sequential Pay Certificates, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5 and Class A-1A Certificates, which amounts shall be applied pro rata (based on the Certificate Balances of the remaining Classes)) to such Classes. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates will result in an increase in the Notional Amount of the Class IO Certificates.

The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount for such date that remains after the required distributions have been made on all the Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

Pass-Through Rates

The Pass-Through Rates applicable to each of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes. Each Component will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates.

The Pass-Through Rate applicable to the Class IO Certificates for each subsequent Distribution Date will, in general, equal the weighted average of the Strip Rates for the components (the ‘‘Components’’) for such Distribution Date (weighted on the basis of the respective Component Balances of such Components outstanding immediately prior to such Distribution Date). The ‘‘Strip Rate’’ in respect of any Class of Components for any Distribution Date will, in general, equal the Weighted Average Net Mortgage Rate for such Distribution Date, minus the Pass-Through Rate for the Class of Sequential Pay Certificates, corresponding to such Component (but in no event will any Strip Rate be less than zero).

In the case of each Class of Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class IO Certificates, the Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of Regular Certificates and any Distribution Date, the ‘‘Interest Accrual Period’’ will be the preceding calendar month, which will be deemed to consist of 30 days; provided, however, for purposes of the initial Interest Accrual Period, such period commences on the Cut-Off Date and continues through the calendar month preceding the month in which such Distribution Date occurs.

The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

The ‘‘Weighted Average Net Mortgage Rate’’ for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date: provided that for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event.

The ‘‘Net Mortgage Rate’’ for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related Anticipated Repayment Date), minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 1 Mortgage Loan (loan number 152), representing 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note, unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year (January if the final Distribution Date occurs in February) will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

The ‘‘Stated Principal Balance’’ of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

The ‘‘Collection Period’’ for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period, and in the event that the payment date (after giving effect to any grace period) related to any Distribution Date occurs after the related Collection Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection Period and not during any other Collection Period.

The ‘‘Determination Date’’ will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in September 2007.

Distributions

General.    Except as described below with respect to the Class Z Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a ‘‘Distribution Date’’). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered

(the ‘‘Certificateholders’’) at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Certificates may receive distributions will be the Distribution Date occurring in September, 2007.

The Available Distribution Amount.    The aggregate amount available for distributions of interest and principal to Certificateholders (other than the Class R-I, Class R-II and Class Z Certificateholders) on each related Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts:

(a)    the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

(i)    any Periodic Payments collected but due on a Due Date after the related Collection Period;

(ii)    any Prepayment Premiums and Yield Maintenance Charges;

(iii)    all amounts in the Certificate Account or Distribution Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion Loans;

(iv)    any amounts deposited in the Certificate Account in error;

(v)    any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

(vi)    if such Distribution Date occurs in February of any year or during January of any year that is not a leap year unless the final Distribution Date occurs in January or February immediately following such December or January, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

(b)    all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

(c)    any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest Payment made on any Companion Loan); and

(d)    if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

See ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See ‘‘—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ below.

All amounts received by the Trust Fund with respect to any Whole Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

Interest Reserve Account.    The Trustee will establish and maintain an ‘‘Interest Reserve Account’’ in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, unless the final Distribution Date occurs in January or February immediately following such December or January, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the ‘‘Interest Reserve Loans’’) which accrues interest on an Actual/360 basis an amount equal to one day’s interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the ‘‘Interest Reserve Amount’’). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Certificate Account.    The Master Servicer will establish and will maintain a ‘‘Certificate Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution Amount will be used to make distributions on the Certificates. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Certificate Accounts’’ in the prospectus.

Distribution Account.    The Trustee will establish and will maintain a ‘‘Distribution Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount will be used to make distributions on the Certificates.

Gain-on-Sale Reserve Account.    The Trustee will establish and will maintain a ‘‘Gain-on-Sale Reserve Account’’ in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

Additional Interest Account.    The Trustee will establish and will maintain an ‘‘Additional Interest Account’’ in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received in respect of the Mortgage Loans during the related Collection Period will be deposited into the Additional Interest Account.

Other than the Assessment of Compliance and the Attestation Report, as such terms are defined in the accompanying prospectus, required to be delivered by certain parties, as described in the accompanying prospectus, there will be no independent certification of the account activity with respect to any of the Distribution Account, the Interest Reserve Account, the Additional Interest Account or the Gain-on-Sale Reserve Account.

Application of the Available Distribution Amount.    On each Distribution Date, the Trustee will (except as otherwise described under ‘‘—Termination’’ below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

(1)	concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB

Certificates, Class A-4 Certificates and Class A-5 Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class IO Certificates in accordance with the amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2)	to distributions of principal to the holders of the Class A-PB Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-PB Certificates is reduced to the Class A-PB Planned Principal Balance set forth on Annex F to this prospectus supplement;

(3)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates as set forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

(4)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates and the Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and the Class A-1 Certificates on such Distribution Date;

(5)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal, to the holders of the Class A-3 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A

Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(6)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates as set forth in clauses (2), (3), (4) and (5) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date;

(7)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates as set forth in clauses (2), (3), (4), (5) and (6) above, to distributions of principal to the holders of the Class A-4 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date;

(8)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates as set forth in clauses (2), (3), (4), (5), (6) and (7) above, to distributions of principal to the holders of the Class A-5 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-5 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates on such Distribution Date;

(9)	to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificates) equal to the Loan Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates have been made on such Distribution Date;

(10)	to distributions to the holders of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

(11)	to distributions of interest, to the holders of the Class A-M Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class A-M Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(12)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-M Certificates in an amount (not to exceed the then outstanding Certificate Balance of Class A-M Certificates) equal to the Principal Distribution Amount in respect of Class A-M Certificates for such Distribution Date, less any portion thereof distributed in respect of Classes of Certificates with an earlier priority of payment;

(13)	to distributions to the holders of the Class A-M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(14)	to distributions of interest to the holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class A-J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(15)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates) equal to the Principal Distribution Amount in respect of such Class A-J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of payment;

(16)	to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(17)	to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(18)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount in respect of such Class B Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(19)	to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class B Certificates and for which no reimbursement has previously been received;

(20)	to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(21)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount in respect of such Class C Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(22)	to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class C Certificates and for which no reimbursement has previously been received;

(23)	to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(24)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount in respect of such Class D Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(25)	to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class D Certificates and for which no reimbursement has previously been received;

(26)	to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(27)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount in respect of such Class E Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(28)	to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class E Certificates and for which no reimbursement has previously been received;

(29)	to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(30)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount in respect of such Class F Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(31)	to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class F Certificates and for which no reimbursement has previously been received;

(32)	to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(33)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount in respect of such Class G Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(34)	to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class G Certificates and for which no reimbursement has previously been received;

(35)	to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(36)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount in respect of such Class H Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(37)	to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class H Certificates and for which no reimbursement has previously been received;

(38)	to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(39)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount in respect of such Class J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(40)	to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class J Certificates and for which no reimbursement has previously been received;

(41)	to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(42)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount in respect of such Class K Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(43)	to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class K Certificates and for which no reimbursement has previously been received;

(44)	to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(45)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount in respect of such Class L Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(46)	to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class L Certificates and for which no reimbursement has previously been received;

(47)	to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(48)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount in respect of such Class M Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(49)	to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class M Certificates and for which no reimbursement has previously been received;

(50)	to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(51)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount in respect of such Class N Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(52)	to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class N Certificates and for which no reimbursement has previously been received;

(53)	to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(54)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount in respect of such Class O Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(55)	to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class O Certificates and for which no reimbursement has previously been received;

(56)	to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(57)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount in respect of such Class P Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(58)	to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class P Certificates and for which no reimbursement has previously been received;

(59)	to distributions of interest to the holders of the Class Q Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(60)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates) equal to the Principal Distribution Amount in respect of such Class Q Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Dates;

(61)	to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class Q Certificates and for which no reimbursement has been previously been received;

(62)	to distributions of interest to the holders of the Class S Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class S Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(63)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class S Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class S Certificates) equal to the Principal Distribution Amount in respect of such Class S Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(64)	to distributions to the holders of the Class S Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

(65)	to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (64) above;

provided that on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see ‘‘—Termination’’ below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7), (8), (9) and (10) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes and without regard to the Principal Distribution Amount for such date.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ equals with respect to each Class of Sequential Pay Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’) and (ii) any Certificate Deferred Interest allocated to such Class of Sequential Pay Certificates.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month’s interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The Accrued Certificate Interest in respect of the Class IO Certificates for any Distribution Date will equal the amount of one month’s interest at the related Pass-Through Rate on the Notional Amount of the Class IO Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Sequential Pay Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of Sequential Pay Certificates for such Distribution Date.

Any such Prepayment Interest Shortfalls allocated to the applicable Class or Classes of Certificates, to the extent not covered by the Master Servicer’s related Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

With respect to each Whole Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, to the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the ING Hospitality Pool Whole Loan, which shall be allocated, pro rata, among the ING Hospitality Pool Pari Passu Companion Loans and the ING Hospitality Pool Loan, with any Prepayment Interest Shortfall allocated to the ING Hospitality Pool Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Potomac Mills Whole Loan, which shall be allocated, pro rata, among the Potomac Mills Pari Passu Companion Loan and the Potomac Mills Loan, with any Prepayment Interest Shortfall allocated to the Potomac Mills Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Sawgrass Mills Whole Loan, which shall be allocated, pro rata, among the Sawgrass Mills Pari Passu Companion Loans and the Sawgrass Mills Loan, with any Prepayment Interest Shortfall allocated to the Sawgrass Mills Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the 84 Lumber Industrial Pool Whole Loan, which shall be allocated, pro rata, among the 84 Lumber Industrial Pool Pari Passu Companion Loan and the 84 Lumber Industrial Pool Loan, with any Prepayment Interest Shortfall allocated to the 84 Lumber Industrial Pool Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall.

Principal Distribution Amount.    So long as the Class A-PB Certificates or the Class A-5 Certificates and the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the ‘‘Loan Group 1 Principal Distribution Amount’’ and with respect to Loan Group 2, the ‘‘Loan Group 2 Principal Distribution Amount’’). On each Distribution Date after the Certificate Balances of (i) the Class A-PB Certificates and the Class A-5 Certificates or (ii) the Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

(a)    the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or the Trustee, as applicable, prior to such Collection Period;

(b)    the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

(c)    with respect to any Mortgage Loan in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related

Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d)    the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e)    if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-PB Planned Principal Balance.    The ‘‘Class A-PB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex F to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero.

The ‘‘Scheduled Payment’’ due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The ‘‘Assumed Scheduled Payment’’ is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan’s amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property (other than the Mortgaged Property related to 666 Fifth Avenue Loan, the Mortgaged Property related to the ING Hospitality Pool Loan and the Mortgaged Property related to the Sawgrass Mills Loan) may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts that would have been ‘‘due’’ on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to ‘‘Mortgage Loan’’ or ‘‘Mortgage Loans’’ in the definitions of ‘‘Principal Distribution Amount’’ and ‘‘Weighted Average Net Mortgage Rate’’ are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an ‘‘REO Loan’’). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans.

Allocation of Prepayment Premiums and Yield Maintenance Charges.    In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Whole Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the Offered Certificates and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates as set forth below. ‘‘Yield Maintenance Charges’’ are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided that in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered ‘‘Prepayment Premiums’’.

Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date.

If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the holders of the Class IO Certificates.

The ‘‘Discount Rate’’ applicable to any Class of Offered Certificates and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates will be equal to the discount rate stated in the related Mortgage Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the Discount Rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Distributions of Additional Interest.    On each Distribution Date, any Additional Interest collected on an ARD Loan (and, with respect to any Whole Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

Subordination; Allocation of Losses and Certain Expenses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates and the Class IO Certificates and each other such Class of Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates and the Class IO Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date and the ultimate receipt by the holders of such Certificates of, in the case of each such Class, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class F Certificates by means of the subordination of the Non-Offered Certificates and (b) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates and the Class F Certificates and (c) to the holders of the Class D Certificates by means of the subordination of the Class E Certificates, the Class F Certificates and the Non-Offered Certificates and (d) to the holders of the Class C Certificates by means of the subordination of the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates and (e) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates and (f) to the holders of the Class A-J Certificates, by means of the subordination of the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates and (g) to the holders of the Class A-M Certificates by means of the subordination of the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates and (h) to the holders of the Class A Certificates and the Class IO Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above and (ii) the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-5 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB Certificates and the Class A-4 Certificates has been reduced to zero, the Class A-4 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates, Class A-3 Certificates, the Class A-PB Certificates have been reduced to zero, the Class A-PB Certificates will receive principal payments (other than the planned principal payments as described in this prospectus supplement) only after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, the Class A-3 will receive principal payments only after the Certificate Balance of each of the Class A-1 Certificates and the Class A-2 Certificates have been reduced to zero and the Certificate Balance of the Class A-PB has been reduced to the Class A-PB Planned Principal Balance, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A Certificates, to the extent such Classes of Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates and Class IO Certificates, to the extent such Classes remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

Allocation to the Class A Certificates for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a

proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates, in each case, in reduction of their respective Certificate Balances as follows, but, with respect to the Classes of Sequential Pay Certificates, in the aggregate only to the extent the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class S Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class Q Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero: fifth, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeenth, to the Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighteenth, to the Class A-M Certificates until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and last, to the Class A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

Generally, any losses and expenses that are associated with the Whole Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses with respect to the 666 Fifth Avenue Whole Loan will be allocated pro rata to the 666 Fifth Avenue Loan and the 666 Fifth Avenue Pari Passu Companion Loans. Any losses and expenses with respect to the ING Hospitality Pool Whole Loan will be allocated pro rata to the ING Hospitality Pool Loan, and the ING Hospitality Pool Pari Passu Companion Loans. Any losses and expenses with respect to the Potomac Mills Whole Loan will be allocated pro rata to the Potomac Mills Loan, and the Potomac Mills Pari Passu Companion Loans. Any losses and expenses with respect to the Sawgrass Mills Whole Loan will be allocated first, pro rata to the Sawgrass Mills Subordinate Companion Loans, and second, pro rata to the Sawgrass Mills Loan and the Sawgrass Mills Pari Passu Companion Loans. Any losses and expenses with respect to the 84 Lumber

Industrial Pool Whole Loan will be allocated pro rata to the 84 Lumber Industrial Pool Loan and the 84 Lumber Industrial Pool Pari Passu Companion Loan.

‘‘Realized Losses’’ are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount pursuant to the Pooling and Servicing Agreement.

‘‘Additional Trust Fund Expenses’’ include, among other things, (i) any Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus and ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I Advances

On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing

Fees in respect of the Mortgage Loans, as provided below, that are being serviced by the Master Servicer and the Special Servicer, as applicable and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below) or, with respect to the 666 Fifth Avenue Loan, the ING Hospitality Loan or the Sawgrass Mills Loan, if an appraisal reduction has been made under the GECMC 2007-C1 Pooling and Servicing Agreement, the Wachovia Bank 2007-C32 Pooling and Servicing Agreement or the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement, respectively, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer or the Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in ‘‘—Appraisal Reductions’’ below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, in each such case, subject to the recoverability standard described below. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest. Neither the Master Servicer nor the Trustee will be required to make any P&I Advance with respect to any Subordinate Companion Loan. Neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to any Companion Loan. The Master Servicer and Trustee will be required to make P&I Advances with respect to the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan, the Potomac Mills Loan, the Sawgrass Mills Loan and the 84 Lumber Industrial Pool Loan, subject to the same limitations, and with the same rights, as described above.

With respect to the 666 Fifth Avenue Loan, the Master Servicer shall make its determination that it has made a P&I Advance on such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance with respect to such Mortgage Loan, if made, would constitute a Nonrecoverable P&I Advance independently of any determination made by the master servicer with respect to a commercial mortgage securitization holding any 666 Fifth Avenue Pari Passu Companion Loan. If the Master Servicer determines that a proposed P&I Advance, if made, or any outstanding P&I Advance with respect to one of such Mortgage Loans previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer will be required to provide the master servicer of each securitization that holds a related 666 Fifth Avenue Pari Passu Companion Loan written notice of such determination within one business day of the date of such determination. If the Master Servicer receives written notice from any such master servicer that it has determined, with respect to the related 666 Fifth Avenue Pari Passu Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan unless the Master Servicer has consulted with the other master servicers of the related securitizations and they agree that circumstances with respect to such Mortgage Loan and any related 666 Fifth Avenue Pari Passu Companion Loan have changed such that a proposed P&I Advance in respect of the related Mortgage Loan would not be a Nonrecoverable P&I Advance. Notwithstanding the foregoing, if any of the other master servicers with respect to a 666 Fifth Avenue Pari Passu Companion Loan determines that any advance of principal or interest with respect to such 666 Fifth Avenue Pari Passu Companion Loan would not be a nonrecoverable advance, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance, with respect to the related Mortgage Loan, would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers with respect to any 666 Fifth Avenue Pari Passu Companion Loan, neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the 666 Fifth Avenue Loan, except as set forth in this paragraph. In addition, the Master Servicer will not be required to abide by any determination of non-recoverability by a master servicer that is no longer an ‘‘approved’’ master servicer by any of the rating agencies then rating the Certificates.

With respect to the ING Hospitality Pool Loan, the Master Servicer shall make its determination that it has made a P&I Advance on such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance with respect to such Mortgage Loan, if made, would constitute a Nonrecoverable P&I Advance independently of any determination made by the Wachovia Bank 2007-C32 Master Servicer. If the Master Servicer determines that a proposed P&I Advance, if made, or any outstanding P&I Advance with respect to one of such Mortgage Loans previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer will be required to provide the Wachovia Bank 2007-C32 Master Servicer written notice of such determination within one business day of the date of such determination. If the Master Servicer receives written notice from the Wachovia Bank 2007-C32 Master Servicer that it has determined, with respect to the related ING Hospitality Pool Pari Passu Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan unless the Master Servicer has consulted with the Wachovia Bank 2007-C32 Master Servicer and they agree that circumstances with respect to such Mortgage Loan and any related ING Hospitality Pool Pari Passu Companion Loan have changed such that a proposed P&I Advance in respect of the related Mortgage Loan would not be a Nonrecoverable P&I Advance. Notwithstanding the foregoing, if the Wachovia Bank 2007-C32 Master Servicer determines that any advance of principal or interest with respect to the ING Hospitality Pool Pari Passu Companion Loan would not be a nonrecoverable advance, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance, with respect to the related Mortgage Loan, would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by the Wachovia Bank 2007-C32 Master Servicer with respect to the ING Hospitality Pool Pari Passu Companion Loan, neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the ING Hospitality Pool Loan, except as set forth in this paragraph. In addition, the Master Servicer will not be required to abide by any determination of non-recoverability by a master servicer that is no longer an ‘‘approved’’ master servicer by any of the rating agencies then rating the Certificates.

With respect to the Sawgrass Mills Loan, the Master Servicer shall make its determination that it has made a P&I Advance on such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance with respect to such Mortgage Loan, if made, would constitute a Nonrecoverable P&I Advance independently of any determination made by the J.P. Morgan 2007-LDP12 Master Servicer. If the Master Servicer determines that a proposed P&I Advance, if made, or any outstanding P&I Advance with respect to one of such Mortgage Loans previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer will be required to provide the J.P. Morgan 2007-LDP12 Master Servicer written notice of such determination within one business day of the date of such determination. If the Master Servicer receives written notice from the J.P. Morgan 2007-LDP12 Master Servicer that it has determined, with respect to the related Sawgrass Mills Pari Passu Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan unless the Master Servicer has consulted with the J.P. Morgan 2007-LDP12 Master Servicer and they agree that circumstances with respect to such Mortgage Loan and any related Sawgrass Mills Pari Passu Companion Loan have changed such that a proposed P&I Advance in respect of the related Mortgage Loan would not be a Nonrecoverable P&I Advance. Notwithstanding the foregoing, if the J.P. Morgan 2007-LDP12 Master Servicer determines that any advance of principal or interest with respect to the Sawgrass Mills Pari Passu Companion Loan would not be a nonrecoverable advance, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance, with respect to the related Mortgage Loan, would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by the J.P. Morgan 2007-LDP12 Master Servicer with respect to the Sawgrass Mills Pari Passu Companion Loan, neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the Sawgrass Mills Loan, except as set forth in this paragraph. In addition, the Master Servicer will not be required to abide by any determination of non-recoverability by a master servicer that is no longer an ‘‘approved’’ master servicer by any of the rating agencies then rating the Certificates.

The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property (‘‘Related Proceeds’’). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Trustee), would, if made, not be recoverable from Related Proceeds (a ‘‘Nonrecoverable P&I Advance’’), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and

Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an ‘‘Advance’’), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The ‘‘Reimbursement Rate’’ is equal to the ‘‘prime rate’’ published in the ‘‘Money Rates’’ Section of The Wall Street Journal, as such ‘‘prime rate’’ may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer or the Trustee, as applicable, elects not to recover such non-recoverable advances over time, the Master Servicer or the Trustee, as applicable, will be required to give S&P and Moody’s at least 15 days’ notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

If the Master Servicer, the Trustee or the Special Servicer, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

Appraisal Reductions

Other than with respect to the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan, upon the earliest of the date (each such date, a ‘‘Required Appraisal Date’’) that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a ‘‘Required Appraisal Loan’’), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A ‘‘Qualified Appraiser’’ is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years’ experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an ‘‘Appraisal Reduction Amount’’ exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer on a monthly basis as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will be calculated by the Master Servicer and will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer’s obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan and any related Companion Loans, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate for the Required Appraisal Loan and the related fixed annualized rate of interest scheduled to accrue for the related Companion Loans (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan and any related Companion Loans, plus, with respect to any Pari Passu Companion Loan, similar fees and expenses, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided that such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse order of entitlement to distribution with respect to such Classes. See ‘‘—P&I Advances’’ above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage Loan. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse order of payment priorities. With respect to the 666 Fifth Avenue Loan, the appraisal reduction amount will be calculated under the GECMC 2007-C1 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See ‘‘—Servicing of the 666 Fifth Avenue Loan’’ in this prospectus supplement. With respect to the ING Hospitality Pool Loan, the appraisal reduction amount will be calculated under the Wachovia Bank 2007-C32 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See ‘‘—Servicing of the ING Hospitality Pool Loan’’ in this prospectus supplement. With respect to the Sawgrass Mills Loan, the appraisal reduction amount is expected to be calculated under the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See ‘‘Servicing of the Sawgrass Mills Loan’’ in this prospectus supplement.

Reports to Certificateholders; Available Information

Trustee Reports.    Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available electronically (on the Trustee’s internet website initially located at www.ctslink.com) on each Distribution Date to the general public:

(a)    A statement (a ‘‘Distribution Date Statement’’), substantially in the form of Annex C to this prospectus supplement, setting forth, among other things, for each Distribution Date:

(i)    the amount of the distribution to the holders of each Class of Regular Certificates in reduction of the Certificate Balance thereof;

(ii)    the amount of the distribution to the holders of each Class of Regular Certificates allocable to Distributable Certificate Interest and the applicable Interest Distribution Amount;

(iii)    the amount of the distribution to the holders of each Class of Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(iv)    the amount of the distribution to the holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

(v)    the Available Distribution Amount for such Distribution Date;

(vi)    (a) the aggregate amount of P&I Advances made (including any such advance made on the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan as required by the GECMC 2007-C1 Pooling and Servicing Agreement, the Wachovia Bank 2007-C32 Pooling and Servicing Agreement or the J.P. Morgan 2007-LDP12 Pooling and

Servicing Agreement, as applicable) in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(vii)    the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

(viii)    the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

(ix)    the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(x)    the number of Mortgage Loans and the aggregate Stated Principal Balance (immediately after such Distribution Date) of the Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, (d) as to which foreclosure proceedings have been commenced and (e) with respect to each Specially Serviced Mortgage Loan, the Mortgaged Property type and a brief description of the reason for delinquency and the Mortgage Loan’s status, if known by the Master Servicer or Special Servicer, as applicable, and provided to the Trustee;

(xi)    as to each Mortgage Loan referred to in the preceding clause (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

(xii)    with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

(xiii)    with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a ‘‘Final Recovery Determination’’) was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

(xiv)    the Accrued Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

(xv)    any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

(xvi)    the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

(xvii)    the Principal Distribution Amount;

(xviii)    the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

(xix)    the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

(xx)    the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class of Certificates on such Distribution Date;

(xxi)    the Certificate Balance of each Class of Regular Certificates (other than the Class IO Certificates) and the Notional Amount of the Class IO Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

(xxii)    the certificate factor for each Class of Regular Certificates immediately following such Distribution Date;

(xxiii)    the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee with respect to the Mortgage Pool and on an aggregate basis with respect to each Loan Group during the related Collection Period;

(xxiv)    the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee (or, with respect to the 666 Fifth Avenue Loan, the GECMC 2007-C1 Master Servicer, with respect to the ING Hospitality Pool Loan, the Wachovia Bank 2007-C32 Master Servicer and, with respect to the Sawgrass Mills Loan, the J.P. Morgan 2007-LDP12 Master Servicer) with respect to the Mortgage Pool and each on an aggregate basis with respect to Loan Group during the related Collection Period;

(xxv)    the aggregate amount of Servicing Fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

(xxvi)    the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

(xxvii)    the loan number for each Mortgage Loan which has experienced a material modification, extension or waiver;

(xxviii)    the loan number for each Mortgage Loan which has experienced a breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer or the Depositor;

(xxix)    the original and, thereafter, the current credit support levels for each Class of Regular Certificates;

(xxx)    the original and, thereafter, the current ratings for each Class of Regular Certificates;

(xxxi)    the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxxii)    the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z Certificates on such Distribution Date; and

(xxxiii)    the value of any REO Property included in the Trust Fund as of the end of the Collection Period, based on the most recent appraisal or valuation.

(b)    A ‘‘CMSA Loan Periodic Update File’’ and a ‘‘CMSA Property File’’ (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

(c)    A ‘‘CMSA Collateral Summary File’’ and a ‘‘CMSA Bond File’’ setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

(d)    A ‘‘CMSA Reconciliation of Funds Report’’ setting forth certain information with respect to the Mortgage Loans and the Certificates.

Copies of each Distribution Date Statement will be filed with the Securities and Exchange Commission (‘‘SEC’’) through its EDGAR system located at www.sec.gov under the name of the Issuing

Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date and the Trustee is required to provide or make available electronically to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

(a)	CMSA Delinquent Loan Status Report;

(b)	CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

(c)	CMSA REO Status Report;

(d)	CMSA Servicer Watch List/Portfolio Review Guidelines;

(e)	CMSA Operating Statement Analysis Report;

(f)	CMSA NOI Adjustment Worksheet;

(g)	CMSA Comparative Financial Status Report;

(h)	CMSA Loan Level Reserve/LOC Report; and

(i)	CMSA Advance Recovery Report.

Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association (‘‘CMSA’’) investor reporting package. Forms of these reports are available at the CMSA’s website located at www.cmbs.org.

The reports identified in clauses (a), (b), (c), (h) and (i) above are referred to in this prospectus supplement as the ‘‘Unrestricted Servicer Reports’’, and the reports identified in clauses (d), (e), (f) and (g) above are referred to in this prospectus supplement as the ‘‘Restricted Servicer Reports’’.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

The information that pertains to Specially Serviced Mortgage Loans reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

The Trustee is responsible for the preparation of tax returns on behalf of the Trust Fund and the preparation of monthly reports on Form 10-D (based on information included in the monthly Distribution Date Statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund.

The Trustee will make the Distribution Date Statement available each month to the general public via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘WHERE YOU CAN FIND MORE INFORMATION’’ and ‘‘INCORPORATION OF CERTAIN INFORMATION BY REFERENCE’’ relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Trustee’s internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (866) 846-4526. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

Book-Entry Certificates.    Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

Information Available Electronically.    On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website, initially located at www.ctslink.com, (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

The Master Servicer may make available each month via the Master Servicer’s internet website, initially located at www.wachovia.com (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer’s internet website, investors may call (800) 326-1334.

‘‘Privileged Person’’ means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

In connection with providing access to the Trustee’s internet website or the Master Servicer’s internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

Other Information.    The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officers’ certificates delivered by the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (d) all accountants’ reports delivered with respect to the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers’ certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering, among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the ‘‘Table Assumptions’’ set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement, which Distribution Date shall in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	March 15, 2012
Class A-2	July 15, 2012
Class A-3	July 15, 2014
Class A-PB	February 15, 2017
Class A-4	July 15, 2017
Class A-5	July 15, 2017
Class A-1A	July 15, 2017
Class IO	N/A
Class A-M	July 15, 2017
Class A-J	July 15, 2017
Class B	July 15, 2017
Class C	July 15, 2017
Class D	July 15, 2017
Class E	July 15, 2017
Class F	July 15, 2017

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE TRUST FUNDS’’ in the accompanying prospectus.

The ‘‘Rated Final Distribution Date’’ with respect to each Class of Offered Certificates is the Distribution Date in February 2051, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See ‘‘RATINGS’’ in this prospectus supplement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificates as follows: (i) 4.0% in the case of the Class IO Certificates and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96.0% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I Certificates, Class R-II Certificates and Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither the Master Servicer nor Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in the accompanying prospectus.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or

REO Property, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the ‘‘Majority Subordinate Certificateholder’’) and the Master Servicer, in that order, and distribution or provision for distribution thereof to the Certificateholders. Certain of the parties purchasing the assets of the Trust Fund mentioned above may be affiliates of the Depositor, the Sponsors, the Master Servicer, the Special Servicer or the Trustee. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described under ‘‘—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates remaining outstanding.

An exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

For purposes of the foregoing provisions relating to termination of the Trust Fund, with respect to the 666 Fifth Avenue Loan, the ING Hospitality Pool Loan and the Sawgrass Mills Loan, the term REO Property refers to the Trust Fund’s beneficial interest in the related REO Property under the GECMC 2007-C1 Pooling and Servicing Agreement, the Wachovia Bank 2007-C32 Pooling and Servicing Agreement and the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement, respectively.

The Trustee

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) is acting as trustee (the ‘‘Trustee’’) pursuant to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus. Any expenses incurred in removing the Trustee and/or appointing a successor trustee will be Additional Trust Fund Expenses; provided, however, in the event that the Trustee is removed pursuant to the terms of the Pooling and Servicing Agreement, or resigns or transfers its business, the Trustee shall bear all such expenses incurred by the Trust Fund in appointing a successor trustee; provided, however, if the Trustee is removed without cause, the removing party shall pay the expenses of appointing a successor trustee. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and each REO Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360 day year consisting of twelve 30 day months), accrued at the ‘‘Trustee Fee Rate’’ on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee Rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the ‘‘REMIC Administrator’’). See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Reporting and Other Administrative Matters’’ in the accompanying prospectus.

The Trustee and any director, officer, employee, affiliate, agent or ‘‘control’’ person within the meaning of the Securities Act of the Trustee will be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable ‘‘out of pocket’’ expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for in the Pooling and Servicing Agreement; provided that such expense is an ‘‘unanticipated expense incurred by the REMIC’’ within the meaning of Treasury Regulations Section 1.860G-I (b)(3)(ii); provided, further, neither the Trustee, nor any of the other above specified persons will be entitled to indemnification pursuant to the Pooling and Servicing Agreement for (1) any liability specifically required to be borne thereby pursuant to the terms of the Pooling and Servicing Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made in the Pooling and Servicing Agreement.

Wells Fargo Bank will act as Trustee and Custodian under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly owned subsidiary of Wells Fargo & Company, a diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006. Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Mortgage Loan Sellers, the Master Servicer and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee has served as loan file custodian for various mortgage loans owned by the Sponsors, including for Mortgage Loans included in the Trust Fund. The terms of the custodial agreements are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the Pooling and Servicing Agreement with respect to the custody of the Mortgage Loans supersede any such custodial agreement. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage backed and asset backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo Bank was acting as trustee on more than 285 series of commercial mortgage backed securities with an aggregate principal balance of over $290 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage backed securities in excess of 20 years and in connection with commercial mortgage backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage backed securities.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

There have been no material changes to Wells Fargo Bank’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage backed securities.

The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain on Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

Yield and Maturity Considerations

Yield Considerations

General.    The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

Rate and Timing of Principal Payment.    The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates, until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-5 Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-5 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and then the Non-Offered Certificates (other than the Class R and Class Z Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, the Wachovia Bank 2007-C32 Master Servicer or the Wachovia Bank 2007-C32 Special Servicer or the J.P. Morgan 2007-LDP12 Master Servicer or the J.P. Morgan 2007-LDP12 Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the Class A-PB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan

Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will generally be distributed to the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates (other than the Class IO Certificates) may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate (other than the Class IO Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate (other than the Class IO Certificates) purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on the Mortgage Loans and in particular in the case of the Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates, which share such losses and shortfalls, pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates, which share such Realized Losses and Additional Trust Fund Expenses pro rata) (in reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates (and the Class IO Certificates with respect to shortfalls of interest). As more fully described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of Regular Certificates (other than the Class IO Certificates) on a pro rata basis.

Pass-Through Rate.    The yield on the Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, manufactured housing pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS—Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans (except 5 Mortgage Loans, representing 9.4% of the Cut-Off Date Pool Balance, which may be prepaid with a Yield Maintenance Charge as of the Closing Date) may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge.

A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

See ‘‘—Weighted Average Life’’ in this prospectus supplement.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.    Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class of Certificates, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Optional Termination.    Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘DESCRIPTION OF THE CERTIFICATES —Termination’’ in this prospectus supplement.

Yield Sensitivity of the Class IO Certificates.    The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) to the extent deemed to reduce the components comprising the Notional Amount of such Class and interest rate reductions on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Yield Maintenance Charges and Prepayment Premiums to the Class IO Certificates is intended to reduce those risks with respect to such Class; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Any optional termination of the Trust Fund would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class IO Certificates to the extent the related components remained outstanding because a termination would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Yield Maintenance Charges or Prepayment Premiums) and, as a result, investors in the Class IO Certificates might not fully recoup their initial investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class IO Certificates at various prices and constant prepayment rates. The allocation and calculations take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of the Class IO Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IO Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

The table below has been prepared based on the assumption that distributions are made in accordance with ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement and on the Table Assumptions and with the assumed respective purchase prices (as a percentage of the Notional Amount of the Class IO Certificates) of the Class IO Certificates set forth in the table relating to such Class, plus accrued interest thereon from August 1, 2007, to the Closing Date and on the additional assumption that the Pass-Through Rates for all of the Sequential Pay Certificates are as stated on page S-7 of this prospectus supplement and that the maturity of the Class IO Certificates will occur on the first Distribution Date on which the Trust Fund is subject to early termination.

Sensitivity to Principal Prepayments of the Pre-Tax Yields to Maturity of the Class IO Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Assumed Purchase Price (32nds)	0% CPR CBE Yield	25% CPR CBE Yield	50% CPR CBE Yield	75% CPR CBE Yield	100% CPR CBE Yield
0-04	25.6270	25.6190	25.6094	25.5957	25.3865
0-05	18.1614	18.1541	18.1452	18.1326	17.8869
0-06	12.8724	12.8656	12.8574	12.8458	12.5696
0-07	8.8493	8.8429	8.8353	8.8245	8.5225
0-08	5.6394	5.6334	5.6262	5.6161	5.2919
Weighted Average Life (in years)	8.50	8.48	8.45	8.41	8.18

There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class IO Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class IO Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class IO Certificates. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ in this prospectus supplement.

Weighted Average Life

The weighted average life of any Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Offered Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, Class A-PB Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and, then, to the Class A-5 Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions (as defined below), the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the Class A-PB Planned Principal Balance for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed to the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates are reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed ‘‘0% CPR’’ assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed ‘‘25% CPR’’, ‘‘50% CPR’’, ‘‘75% CPR’’ and ‘‘100% CPR’’, respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a ‘‘Scenario’’). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables below were derived from calculations based on the following assumptions (the ‘‘Table Assumptions’’): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii) all prepayments are accompanied by a full month’s interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers’ representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii) holdbacks and/or reserves held by the mortgagee are not applied to the prepayment of the related Mortgage Loan, (xiv) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in September, 2007 and (xv) the Closing Date for the sale of the Offered Certificates is August 22, 2007.

The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Percentages of the Closing Date Certificate Balance of the Class A-1 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/08	90	90	90	90	90
08/15/09	75	75	75	75	75
08/15/10	50	50	50	50	50
08/15/11	18	18	18	18	18
08/15/12	0	0	0	0	0
Weighted Average Life (in years)	2.82	2.82	2.82	2.82	2.82

Percentages of the Closing Date Certificate Balance of the Class A-2 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	0	0	0	0	0
Weighted Average Life (in years)	4.81	4.78	4.75	4.71	4.44

Percentages of the Closing Date Certificate Balance of the Class A-3 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	99	98
08/15/13	100	100	99	99	98
08/15/14	0	0	0	0	0
Weighted Average Life (in years)	6.87	6.83	6.78	6.72	6.40

Percentages of the Closing Date Certificate Balance of the Class A-PB Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	99	99	99	99	99
08/15/13	72	73	74	76	80
08/15/14	52	52	52	52	52
08/15/15	32	32	32	32	32
08/15/16	10	0	0	0	0
08/15/17	0	0	0	0	0
Weighted Average Life (in years)	7.12	7.11	7.13	7.15	7.19

Percentages of the Closing Date Certificate Balance of the Class A-4 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	100	100	99	97	72
08/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.63	9.58	9.53	9.46	9.18

Percentages of the Closing Date Certificate Balance of the Class A-5 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	100	100	100	100	100
08/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.90	9.83	9.80	9.72	9.56

Percentages of the Closing Date Certificate Balance of the Class A-1A Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	50	50	50	50	50
08/15/13	50	50	50	50	50
08/15/14	49	49	49	49	49
08/15/15	49	49	49	49	49
08/15/16	49	49	49	49	49
08/15/17	0	0	0	0	0
Weighted Average Life (in years)	7.25	7.24	7.21	7.19	7.01

Percentages of the Closing Date Certificate Balance of the Class A-M Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	100	100	100	100	100
08/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.90	9.90	9.90	9.86	9.65

Percentages of the Closing Date Certificate Balance of the Class A-J Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	100	100	100	100	100
08/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.90	9.90	9.90	9.90	9.70

Percentages of the Closing Date Certificate Balance of the Class B Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	100	100	100	100	100
08/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.90	9.90	9.90	9.90	9.73

Percentages of the Closing Date Certificate Balance of the Class C Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	100	100	100	100	100
08/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.90	9.90	9.90	9.90	9.73

Percentages of the Closing Date Certificate Balance of the Class D Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	100	100	100	100	100
08/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.90	9.90	9.90	9.90	9.73

Percentages of the Closing Date Certificate Balance of the Class E Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	100	100	100	100	100
08/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.90	9.90	9.90	9.90	9.73

Percentages of the Closing Date Certificate Balance of the Class F Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
08/15/08	100	100	100	100	100
08/15/09	100	100	100	100	100
08/15/10	100	100	100	100	100
08/15/11	100	100	100	100	100
08/15/12	100	100	100	100	100
08/15/13	100	100	100	100	100
08/15/14	100	100	100	100	100
08/15/15	100	100	100	100	100
08/15/16	100	100	100	100	100
08/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.90	9.90	9.90	9.90	9.73

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-5 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the Mortgage Loans in Loan Group 2 until the Certificate Principal Balance of the Class A-5 Certificate has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘YIELD AND MATURITY CONSIDERATIONS’’ section.

Material Federal Income Tax Consequences

General

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the ‘‘REMIC Regulations’’), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

For federal income tax purposes, two separate REMIC elections (‘‘REMIC I’’ and ‘‘REMIC II’’) will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing Agreement, (3) compliance with the GECMC 2007-1 Pooling and Servicing Agreement, the Wachovia Bank 2007-C32 Pooling and Servicing Agreement and the J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the Regular Certificates will represent ‘‘regular interests’’ in REMIC II and generally will be treated as newly originated debt instruments of such REMIC. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in such portion of the grantor trust. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made’’ in the accompanying prospectus.

Taxation of the Offered Certificates

Based on expected issue prices, it is anticipated that the Class A-1 and Class A-2 Certificates will be treated as having been issued at a premium, that the Class A-3, Class A-PB, Class A-4, Class A-5, Class A-1A, Class A-M and Class A-J Certificates will be issued with de minimis original issue discount and that the Class IO, Class B, Class C, Class D, Class E, Class F Certificates will be issued with original issue discount for federal income tax purposes.

Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES —Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of Regular Certificates—Premium’’ in the accompanying prospectus.

The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. Sec ‘‘MATERIAL FEDERAL

INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates —REMICs’’ and ‘‘—Taxation of Owners of Regular Certificates—Original Issue Discount’’ in the accompanying prospectus.

The Internal Revenue Service (the ‘‘IRS’’) has issued regulations (the ‘‘OID Regulations’’) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

Each holder of a Class IO Certificate will be required to accrue original issue discount in each taxable year on a current basis and on the assumption that no defaults, delinquencies or Realized Losses on Mortgage Loans will occur in any future period. As a result, the taxable original issue discount income reported by the holder of a Class IO Certificate could exceed the economic income actually received by the holder in a given taxable year, particularly in the early taxable years of the term of the Class IO Certificates. Although the holder of a Class IO Certificate would eventually recognize a loss or a reduction in income attributable to previously included interest and/or original issue discount income that, as the result of the subsequent occurrence of any defaults, delinquencies and Realized Losses, is ultimately not received, the law is unclear as to the timing and the character of any such eventual loss, deduction or reduction in income. Moreover, the present value of the taxes payable on such income may exceed the present value of the tax benefits associated with any such eventual loss, deduction or reduction in income, assuming no changes in tax rates, even if the income and loss are both ordinary in character.

The Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a ‘‘real estate investment trust’’ (‘‘REIT’’). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 14.1% of the Cut-Off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S., government obligations.

A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

Reporting and Other Administrative Matters

For further information regarding the federal income tax reporting requirements and other administrative matters, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Reporting and Other Administrative Matters’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

 ERISA Considerations

The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a ‘‘Plan’’) should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law (‘‘Similar Law’’).

The US Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption (‘‘PTE’’) 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC (‘‘Wachovia Securities’’) and Final Authorization Number 2004-03E (February 4, 2004) to Barclays Capital Inc. (‘‘Barclays Capital’’) (each, an ‘‘Exemption’’ and collectively, the ‘‘Exemptions’’)), each of which, generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined; provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term ‘‘Underwriter’’ shall include (a) Wachovia Securities, (b) Barclays Capital, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities or Barclays Capital and (d) any member of the underwriting syndicate or selling group of which Wachovia Securities and Barclays Capital or a person described in (c) is a manager or co-manager with respect to the Offered Certificates.

The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’). Moody’s Investors Service, Inc. (‘‘Moody’s’’), Fitch, Inc. (‘‘Fitch’’), DBRS Limited or DBRS, Inc. or any successor thereto (each, an ‘‘NRSRO’’). Third, the Trustee cannot be an affiliate of any other member of the Restricted

Group, other than an Underwriter. The ‘‘Restricted Group’’ consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by at least one NRSRO for at least one year prior to the Plan’s acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates.

If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a ‘‘Party in Interest,’’ as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan’s assets in the Offered Certificates (or such obligor’s affiliate) only if, among other requirements, (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan’s investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and (v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund; provided that, in addition to the general requirements described above,

(a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

In addition, Plan fiduciaries should note that an affiliate of the Trustee is the master servicer under the pooling and servicing agreement for the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, pursuant to which the Sawgrass Mills Whole Loan will be serviced. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—The Sawgrass Mills Loan’’ and ‘‘SERVICING OF THE MORTGAGE LOANS— Servicing of the Sawgrass Mills Loan’’ in this prospectus supplement. Under the terms of such pooling and servicing agreement, the actions of the J.P. Morgan 2007-LDP12 master servicer will be subject to oversight by LaSalle Bank National Association in its capacity as the trustee for the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12. In addition, under the terms of the Sawgrass Mills Loan Pari Passu Intercreditor Agreement, the holders of the J.P. Morgan 2007-LDP12 certificates, by virtue of their ownership of one of the Sawgrass Mills Pari Passu Companion Loans, have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Sawgrass Mills Whole Loan. Although there is little authority in this regard, and therefore it is not free from doubt, the Depositor believes that this arrangement satisfies the requirement of the Exemptions for an independent trustee. Plan fiduciaries should consult with their advisors in this regard.

Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA’s general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Persons who have an ongoing relationship with the Louisiana Assessors’ Retirement Fund, Municipal Employees’ Retirement System of Louisiana, Harbor Police Retirement System or Registrar of Voters Employees’ Retirement System, which are governmental plans, should note that these plans own equity interests in the borrower under the Arizona Department of Economic Security Loan. Such persons should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

 Legal Investment

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See ‘‘LEGAL INVESTMENT’’ in the accompanying prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement (the ‘‘Underwriting Agreement’’) among the Depositor and Wachovia Securities and Barclays Capital (together, the ‘‘Underwriters’’) and Wachovia, the Depositor has agreed to sell to each of the Underwriters, and each of the Underwriters has agreed to purchase, severally but not jointly, the respective Certificate Balances or Notional Amount, as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%.

Class	Wachovia Securities	Barclays Capital
Class A-1	$14,392,000
Class A-2	$392,072,000
Class A-3	$327,795,000
Class A-PB	$67,641,000
Class A-4	$691,519,000	$307,325,000
Class A-5	$156,000,000
Class A-1A	$564,743,000
Class IO	$3,602,123,586
Class A-M	$360,212,000
Class A-J	$247,646,000
Class B	$36,022,000
Class C	$40,523,000
Class D	$36,022,000
Class E	$31,518,000
Class F	$27,016,000

Wachovia Securities and Barclays Capital are acting as co-lead managers for this offering. Wachovia Securities is acting as sole bookrunner with respect to all of the Offered Certificates. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Securities in certain jurisdictions. Wachovia Securities International Limited is a United Kingdom firm and is regulated by the Financial Services Authority.

Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $3,282,054,338 which includes accrued interest.

Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter, in connection with the purchase and sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See ‘‘RISK FACTORS—Liquidity for Certificates May Be Limited’’ in this, prospectus supplement and ‘‘RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus may be used by the Depositor. Wachovia Securities, an affiliate of the Depositor. and any other affiliate of the Depositor when required under the federal securities laws in connection with offer and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank National Association, which is one of the Mortgage Loan Sellers, a Sponsor and the Master Servicer.

Barclays Capital one of the Underwriters, is an affiliate of BCRE, which is one of the Mortgage Loan Sellers and a Sponsor.

 Certain Relationships Among Parties

This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and of Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers, a Sponsor, the Master Servicer, the Wachovia Bank 2007-C31 Master Servicer, and the Wachovia Bank 2007-C32 Master Servicer. This may result in a conflict of interest between the interests of Wachovia Securities and/or its affiliates and the interests of the holders of the Certificates.

Barclays Capital, one of the Underwriters, is an affiliate of BCRE, which is one of the Mortgage Loan Sellers and a Sponsor.

Wachovia Bank, National Association, the Master Servicer, a sponsor and one of the mortgage loan sellers, may finance the acquisition of certain of the certificates by one or more investors from time to time.

 Legal Matters

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine LLP, Charlotte, North Carolina.

 Ratings

The Offered Certificates are required as a condition of their issuance to have received the following ratings from Moody’s and S&P (together, the ‘‘Rating Agencies’’):

Class	Expected Ratings from Moody’s/S&P
Class A-1	Aaa/AAA
Class A-2	Aaa/AAA
Class A-3	Aaa/AAA
Class A-PB	Aaa/AAA
Class A-4	Aaa/AAA
Class A-5	Aaa/AAA
Class A-1A	Aaa/AAA
Class IO	Aaa/AAA
Class A-M	Aaa/AAA
Class A-J	Aaa/AAA
Class B	Aa1/AA+
Class C	Aa2/AA
Class D	Aa3/AA−
Class E	A1/A+
Class F	A2/A

The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of net default interest or Additional Interest, (iv) whether and to what extent payments of Yield Maintenance Charges or Prepayment Premiums will be received or the corresponding effect on yield to investors, or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders. As described in this prospectus supplement, the amounts payable with respect to the Class IO Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class IO Certificates receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. The Class IO Certificates’ Notional Amount upon which interest is calculated is reduced by the allocation of Realized Losses, Additional Trust Fund Expenses and prepayments, whether voluntary or involuntary to the extent described herein. The rating does not address the timing or magnitude of reductions of the Notional Amount of the Class IO Certificates, but only the obligation to pay interest timely on the Notional Amount as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

There can be no assurance that any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See ‘‘RISK FACTORS —Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks’’ in the accompanying prospectus.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

INDEX OF DEFINED TERMS

1% ( )	S-125
2% ( )	S-125
3% ( )	S-125
30/360 basis	S-90
30/360 Mortgage Loan	S-90
4929 Wilshire Intercreditor Agreement	S-102
4929 Wilshire Loan	S-99
4929 Wilshire Subordinate Companion Loan	S-101
666 Fifth Avenue Directing Holder	S-165
666 Fifth Avenue Loan	S-99
666 Fifth Avenue Pari Passu Companion Loans	S-100
666 Fifth Avenue Pari Passu Intercreditor Agreement	S-102
84 Lumber Industrial Pool Loan	S-99
84 Lumber Industrial Pool Pari Passu Companion Loan	S-100
84 Lumber Industrial Pool Pari Passu Intercreditor Agreement	S-102
84 Lumber Industrial Pool Whole Loan	S-100
A/B Loan Control Appraisal Period	S-104
A/B Loan Intercreditor Agreement	S-103
A/B Loan Intercreditor Agreements	S-103
A/B Loans	S-102
Accrued Certificate Interest	S-201
Actual/360 basis	S-90
Additional Interest	S-91
Additional Interest Account	S-194
Additional Trust Fund Expenses	S-208
Administrative Cost Rate	S-124
Advance	S-212
Anticipated Repayment Date	S-91
Appraisal Reduction Amount	S-213
ARD Loans	S-91
Artesia	S-90, S-141
Artesia Mortgage Loans	S-147
Assumed Final Distribution Date	S-219
Assumed Scheduled Payment	S-204
Available Distribution Amount	S-193
Balloon Loans	S-91
Balloon Payment	S-91
Barclays Capital	S-238
BCRE	S-90
BCRE Mortgage Loans	S-147
Breach	S-154
Capital Imp. Reserve	S-125
Central/Eastern Industrial Pool Intercreditor Agreement	S-102
Central/Eastern Industrial Pool Loan	S-99
Central/Eastern Industrial Pool Subordinate Companion Loan	S-101
Certificate Account	S-194
Certificate Balance	S-190
Certificate Deferred Interest	S-191
Certificateholders	S-193
Certificates	S-188
Class	S-188
Class A Certificates	S-188
Class A-PB Planned Principal Balance	S-203
CMSA	S-217
CMSA Bond File	S-216
CMSA Collateral Summary File	S-216
CMSA Loan Periodic Update File	S-216
CMSA Property File	S-216
CMSA Reconciliation of Funds Report	S-216
Code	S-149
Collection Period	S-192
Companion Loans	S-101
Compensating Interest Payment	S-178
Component	S-190
Component Balance	S-190
Components	S-191
Constant Prepayment Rate	S-229
Contract Rent	S-125
Controlling Class	S-163
Controlling Class Representative	S-162
Core Material Documents	S-149
Corrected Mortgage Loan	S-164
CPR	S-229
Cross Collateralized and Cross Defaulted Loan Flag	S-120
Crossed Group	S-154
Crossed Loan	S-154
Custodian	S-148
Cut-Off Date Balance	S-88
Cut-Off Date Group 1 Balance	S-88
Cut-Off Date Group 2 Balance	S-88
Cut-Off Date Group Balances	S-88
Cut-Off Date LTV	S-122
Cut-Off Date LTV Ratio	S-122
Cut-Off Date Pool Balance	S-88
D ( )	S-125
Deerwood MHP Control Appraisal Period	S-118
Deerwood MHP I Intercreditor Agreement	S-102
Deerwood MHP I Loan	S-99
Deerwood MHP I Mortgaged Property	S-115

Deerwood MHP I Subordinate Companion Loan	S-101
Deerwood MHP I Whole Loan	S-115
Deerwood MHP II Intercreditor Agreement	S-102
Deerwood MHP II Loan	S-99
Deerwood MHP II Mortgaged Property	S-115
Deerwood MHP II Subordinate Companion Loan	S-101
Deerwood MHP II Whole Loan	S-115
Deerwood MHP Intercreditor Agreement	S-116
Deerwood MHP Note A Holder	S-116
Deerwood MHP Note B Holder	S-116
Deerwood MHP Senior Loan	S-115
Deerwood MHP Whole Loan	S-115
Deerwood Subordinate Companion Loan	S-115
Defaulted Mortgage Loan	S-184
Defeasance	S-125
Defeasance Collateral	S-93
Defect	S-154
Depositor	S-128
Determination Date	S-192
Determination Party	S-154
Discount Rate	S-205
Distributable Certificate Interest	S-201
Distribution Account	S-194
Distribution Date	S-192
Distribution Date Statement	S-214
DSC Ratio	S-120
DSCR	S-120
DTC	S-189
Due Date	S-90
ERISA	S-238
Excess Cash Flow	S-91
Excluded Plan	S-239
Exemption	S-238
Exemptions	S-238
Final Recovery Determination	S-215
Fitch	S-238
Form 8-K	S-155
FSMA	S-2
Gain-on-Sale Reserve Account	S-194
GECMC 2007-C1 Master Servicer	S-166
GECMC 2007-C1 Pooling and Servicing Agreement	S-166
GECMC 2007-C1 Special Servicer	S-167
GECMC 2007-C1 Trust Fund	S-100
GECMC 2007-C1 Trustee	S-167
ING Hospitality Pool Loan	S-99
ING Hospitality Pool Pari Passu Companion Loan	S-100
ING Hospitality Pool Pari Passu Intercreditor Agreement	S-102
ING Hospitality Pool Whole Loan	S-100
Intercreditor Agreement	S-103
Intercreditor Agreements	S-103
Interest Accrual Period	S-191
Interest Reserve Account	S-194
Interest Reserve Amount	S-194
Interest Reserve Loans	S-194
IRS	S-237
J.P. Morgan 2007-LDP12 Controlling Class Representative	S-183
J.P. Morgan 2007-LDP12 Master Servicer	S-170
J.P. Morgan 2007-LDP12 Pooling and Servicing Agreement	S-170
J.P. Morgan 2007-LDP12 Special Servicer	S-170
J.P. Morgan 2007-LDP12 Trustee	S-170
L ( )	S-124
Liquidation Fee	S-177
LNR	S-160
LNR Partners	S-160
Loan Group 1	S-88
Loan Group 1 Principal Distribution Amount	S-202
Loan Group 2	S-88
Loan Group 2 Principal Distribution Amount	S-202
Loan Groups	S-88
Loan Pair	S-156
Loan per Sq. Ft., Unit, Pad, Room or Bed	S-124
Lockout	S-124
Lockout Period	S-124
LTV at ARD or Maturity	S-123
Majority Subordinate Certificateholder	S-221
Master Servicer	S-157
Master Servicing Fee	S-177
Master Servicing Fee Rate	S-177
Maturity Date LTV Ratio	S-123
Moody’s	S-238
Mortgage	S-88
Mortgage Deferred Interest	S-190
Mortgage File	S-148
Mortgage Loan	S-204
Mortgage Loan Purchase Agreement	S-147
Mortgage Loan Purchase Agreements	S-147

Mortgage Loans	S-88, S-177, S-204
Mortgage Note	S-88
Mortgage Pool	S-88
Mortgage Rate	S-90
Mortgaged Property	S-88
NA	S-125
NAV	S-125
Net Aggregate Prepayment Interest Shortfall	S-201
Net Cash Flow	S-120
Net Mortgage Rate	S-191
Nomura	S-90
Nomura Mortgage Loans	S-147
Non-Offered Certificates	S-188
Nonrecoverable P&I Advance	S-211
Nordic Cold Storage Pool Control Appraisal Period	S-114
Nordic Cold Storage Pool Intercreditor Agreement	S-102
Nordic Cold Storage Pool Loan	S-99
Nordic Cold Storage Pool Subordinate Companion Loan	S-101
Nordic Cold Storage Pool Threshold Event Collateral	S-114
Notional Amount	S-190
NRSRO	S-238
O ( )	S-125
Occupancy Percentage	S-125
Offered Certificates	S-188
OID Regulations	S-237
Open Period	S-125
Option Price	S-184
Original Term to Maturity	S-125
Pari Passu Companion Loans	S-101
Pari Passu Loans	S-102
Periodic Payments	S-90
Plan	S-238
Pooling and Servicing Agreement	S-188
Potomac Mills Loan	S-99
Potomac Mills Pari Passu Companion Loan	S-100
Potomac Mills Pari Passu Intercreditor Agreement	S-102
Potomac Mills Whole Loan	S-100
PPA	S-158
Prepayment Interest Excess	S-178
Prepayment Interest Shortfall	S-178
Prepayment Premiums	S-205
Primary Collateral	S-155
Principal Distribution Amount	S-202
Privileged Person	S-218
Prospectus Directive	S-2
PTE	S-238
Purchase Option	S-184
Purchase Price	S-149
P&I	S-158
P&I Advance	S-208
Qualified Appraiser	S-213
Qualified Substitute Mortgage Loan	S-150
Rated Final Distribution Date	S-220
Rating Agencies	S-244
Realized Losses	S-208
Regular Certificates	S-188
Reimbursement Rate	S-212
REIT	S-237
Related Proceeds	S-211
Relevant Implementation Date	S-2
Relevant Member State	S-2
Relevant Persons	S-2
Remaining Amortization Term	S-124
Remaining Term to Maturity	S-124
REMIC	S-36
REMIC Administrator	S-222
REMIC I	S-36, S-236
REMIC II	S-36, S-236
REMIC Regulations	S-236
REMIC Residual Certificates	S-188
Renaissance Intercreditor Agreement	S-102
Renaissance Subordinate Companion Loan	S-101
Rental Property	S-120
REO Extension	S-185
REO Loan	S-204
REO Property	S-164
Replacement Reserve	S-125
Required Appraisal Date	S-213
Required Appraisal Loan	S-213
Restricted Group	S-239
Restricted Servicer Reports	S-217
Sawgrass Mills Control Appraisal Event	S-107
Sawgrass Mills Default	S-110
Sawgrass Mills Intercreditor Agreement	S-102, S-107
Sawgrass Mills Loan	S-99
Sawgrass Mills Loan Option Price	S-110
Sawgrass Mills Mortgaged Property	S-106
Sawgrass Mills Pari Passu Companion Loans	S-100

Sawgrass Mills Purchase Option	S-110
Sawgrass Mills Senior Noteholders	S-107
Sawgrass Mills Subordinate Companion Loans	S-100
Sawgrass Mills Subordinate Noteholders	S-107
Sawgrass Mills Whole Loan	S-100, S-107
Scenario	S-229
Scheduled Payment	S-203
SEC	S-216
Securities Act	S-188
Sequential Pay Certificates	S-188
Sequential Pay Event	S-111
Servicing Fees	S-177
Servicing Standard	S-156
Servicing Transfer Event	S-164
Similar Law	S-238
SMMEA	S-37
solely	S-103
Special Servicing Fee	S-177
Special Servicing Fee Rate	S-177
Specially Serviced Mortgage Loans	S-164
Stated Principal Balance	S-192
Strip Rate	S-191
Subordinate Certificates	S-188
Subordinate Companion Loans	S-102
Substitution Shortfall Amount	S-149
S&P	S-238
Table Assumptions	S-219, S-230
The Renaissance Loan	S-99
TI/LC Reserve	S-125
Transfer Affidavit and Agreement	S-188
Trust Fund	S-188
Trustee	S-222
Trustee Fee	S-176, S-222
Trustee Fee Rate	S-222
Underwriter	S-238
Underwritten Replacement Reserves	S-124
Unrestricted Servicer Reports	S-217
UPB	S-158
Voting Rights	S-220
WA	S-124
Wachovia	S-90, S-128
Wachovia Bank 2007-C32 Controlling Class Representative	S-182
Wachovia Bank 2007-C32 Master Servicer	S-168
Wachovia Bank 2007-C32 Pooling and Servicing Agreement	S-168
Wachovia Bank 2007-C32 Special Servicer	S-168
Wachovia Bank 2007-C32 Trustee	S-168
Wachovia Mortgage Loans	S-147
Wachovia Securities	S-238
Weighted Average Net Mortgage Rate	S-191
Wells Fargo Bank	S-222
Whole Loan	S-99
Whole Loans	S-99
Workout Fee	S-177
Workout-Delayed Reimbursement Amount	S-211
Year Built	S-124
Yield Maintenance Charges	S-204
YM ( )	S-125

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

               LOAN
 MORTGAGE      GROUP
LOAN NUMBER   NUMBER                   PROPERTY NAME                                  ADDRESS                          CITY
------------------------------------------------------------------------------------------------------------------------------------

     1           1    666 Fifth Avenue(4)                          666 Fifth Avenue                               New York
     2           1    ING Hospitality Pool(4)                      Various                                        Various
   2.01               Residence Inn  - La Jolla, CA                8901 Gilman Drive                              La Jolla
   2.02               Residence Inn Seattle East - Redmond , WA    7575 164th Avenue NE                           Redmond
   2.03               Residence Inn  - Long Beach, CA              4111 East Willow Street                        Long Beach
   2.04               Residence Inn  - Costa Mesa, CA              881 West Baker Street                          Costa Mesa
   2.05               Residence Inn Pasadena - Arcadia, CA         321 East Huntington Drive                      Arcadia
   2.06               Residence Inn - Irvine, CA                   10 Morgan Street                               Irvine
   2.07               Homewood Suites - Herndon, VA                13460 Sunrise Valley Drive                     Herndon
   2.08               Residence Inn Concord - Pleasant Hill, CA    700 Ellinwood Way                              Pleasant Hill
   2.09               Residence Inn - San Ramon, CA                1071 Market Place                              San Ramon
   2.10               Homewood Suites - Linthicum, MD              1181 Winterson Road                            Linthicum
   2.11               Residence Inn  - Saint Louis, MO             1100 McMorrow Avenue                           Saint Louis
   2.12               Residence Inn - Bakersfield, CA              4241 Chester Lane                              Bakersfield
   2.13               Residence Inn - Boulder, CO                  3030 Center Green Drive                        Boulder
   2.14               Residence Inn - Hapeville, GA                3401 International Boulevard                   Hapeville
   2.15               Residence Inn Chicago - Deerfield, IL        530 Lake Cook Road                             Deerfield
   2.16               Homewood Suites - Malvern, PA                12 East Swedesford Road                        Malvern
   2.17               Residence Inn - Houston, TX                  525 Bay Area Boulevard                         Houston
   2.18               Residence Inn - Santa Fe, NM                 1698 Galisteo Street                           Santa Fe
   2.19               Residence Inn - Placentia, CA                700 West Kimberly Avenue                       Placentia
   2.20               Homewood Suites - Glen Allen, VA             4100 Innslake Drive                            Glen Allen
   2.21               Residence Inn - Atlanta, GA (Buckhead)       2960 Piedmont Road NE                          Atlanta
   2.22               Homewood Suites - Beaverton, OR              15525 NW Gateway Court                         Beaverton
   2.23               Residence Inn - Cincinnati, OH               11689 Chester Road                             Cincinnati
   2.24               Residence Inn - Lombard, IL                  2001 South Highland Avenue                     Lombard
   2.25               Residence Inn - Jacksonville, FL             8365 Dix Ellis Trail                           Jacksonville
   2.26               Homewood Suites - Irving, TX                 4300 Wingren Drive                             Irving
   2.27               Residence Inn Dallas - Irving, TX            950 Walnut Hill Lane                           Irving
   2.28               Homewood Suites - Clearwater, FL             2233 Ulmerton Road                             Clearwater
   2.29               Residence Inn - Boca Raton, FL               525 NW 77th Street                             Boca Raton
   2.30               Residence Inn - Clearwater, FL               5050 Ulmerton Road                             Clearwater
   2.31               Residence Inn - Birmingham, AL               3 Greenhill Parkway                            Birmingham
   2.32               Residence Inn - Smyrna, GA                   2771 Cumberland Boulevard                      Smyrna
   2.33               Homewood Suites - Addison, TX                4451 Beltline Road                             Addison
   2.34               Homewood Suites - Chesterfield, MO           840 Chesterfield Parkway                       Chesterfield
   2.35               Residence Inn - Montgomery, AL               1200 Hilmar Court                              Montgomery
   2.36               Homewood Suites - Atlanta, GA (Buckhead)     3566 Piedmont Road                             Atlanta
   2.37               Residence Inn - Chesterfield, MO             15431 Conway Road                              Chesterfield
   2.38               Residence Inn - Blue Ash, OH                 11401 Reed Hartman Highway                     Blue Ash
   2.39               Residence Inn - Berwyn, PA                   600 West Swedesford Road                       Berwyn
   2.40               Residence Inn - Danvers, MA                  51 Newbury Street                              Danvers
   2.41               Homewood Suites - Midvale, UT                844 East Fort Union                            Midvale
   2.42               Homewood Suites - Plano, TX                  4705 Old Shepard Place                         Plano
   2.43               Homewood Suites - Atlanta, GA (Cumberland)   3200 Cobb Parkway                              Atlanta
   2.44               Residence Inn - Memphis, TN                  6141 Old Poplar Pike                           Memphis
   2.45               Residence Inn - Atlanta, GA (DeKalb)         1901 Savoy Drive                               Atlanta
   2.46               Homewood Suites - Norcross, GA               450 Technology Parkway                         Norcross
     3           1    Sawgrass Mills(4)                            12801 West Sunrise Boulevard                   Sunrise
     4           1    Ashford Hospitality Pool 6                   Various                                        Various
   4.01               Marriott - Seattle, WA                       2100 Alaskan Way                               Seattle
   4.02               Marriott - Plano, TX                         7120 North Dallas Parkway                      Plano
   4.03               Renaissance - Tampa, FL                      4200 Jim Watter Boulevard                      Tampa
     5           1    Independence Mall                            2035 Independence Center Drive                 Independence
     6           1    Potomac Mills(4)                             2700 Potomac Mills Circle                      Woodbridge
     7           2    Three Borough Pool(5)                        Various                                        Various
   7.01               1511-21 Sheridan Avenue                      1511-21 Sheridan Avenue                        Bronx
   7.02               183-185 East 92nd Street                     183-185 East 92nd Street                       Brooklyn
   7.03               1229 Franklin Avenue                         1229 Franklin Avenue                           Bronx
   7.04               820 Jackson Avenue                           820 Jackson Avenue                             Bronx
   7.05               972 Leggett Avenue                           972 Leggett Avenue                             Bronx
   7.06               709-715 Fairmount Place                      709-715 Fairmount Place                        Bronx
   7.07               2401 Davidson Avenue                         2401 Davidson Avenue                           Bronx
   7.08               1967-1971 Marmion Avenue                     1967-1971 Marmion Avenue                       Bronx
   7.09               949 Anderson Avenue                          949 Anderson Avenue                            Bronx
   7.10               957 Anderson Avenue                          957 Anderson Avenue                            Bronx
   7.11               286-290 East 91st Street                     286-290 East 91st Street                       Brooklyn
   7.12               499 Ocean Avenue                             499 Ocean Avenue                               Brooklyn
   7.13               101 Woodruff Avenue                          101 Woodruff Avenue                            Brooklyn
   7.14               1250 Franklin Avenue                         1250 Franklin Avenue                           Bronx
   7.15               265-269 East 194th Street                    265-269 East 194th Street                      Bronx
   7.16               1253 Franklin Avenue                         1253 Franklin Avenue                           Bronx
   7.17               1145 Clay Avenue/ 372 East 167th Street      1145 Clay Avenue/372 East 167th Street         Bronx
   7.18               2463 Valentine Avenue                        2463 Valentine Avenue                          Bronx
   7.19               536 West 158th Street                        536 West 158th Street                          New York
   7.20               540 West 158th Street                        540 West 158th Street                          New York
   7.21               51 Buchanan Place                            51 Buchanan Place                              Bronx
   7.22               87 West 162nd Street                         87 West 162nd Street                           Bronx
   7.23               710 East 138th Street                        704-710 East 138th Street                      Bronx
   7.24               50 East 172nd Street                         50 East 172nd Street                           Bronx
   7.25               2376 Ryer Avenue                             2376 Ryer Avenue                               Bronx
   7.26               8 Vermilyea                                  8-10 Vermilyea Avenue                          New York
   7.27               17 Vermilyea                                 17-19 Vermileya Avenue                         New York
   7.28               409 East 21st Street                         409 East 21st Street                           Brooklyn
   7.29               2310 Valentine Avenue                        2310 Valentine Avenue                          Bronx
   7.30               530 Isham Street                             530 Isham Street                               New York
   7.31               3063 Hull Avenue                             3063 Hull Avenue                               Bronx
   7.32               2101 Beverly Road                            2101 Beverly Road                              Brooklyn
   7.33               2314 Valentine Avenue                        2314 Valentine Avenue                          Bronx
   7.34               1450 Taylor Street                           1450 Taylor Avenue                             Bronx
   7.35               1471 Taylor Street                           1471 Taylor Street                             Bronx
   7.36               1883 Amsterdam Avenue                        1883 Amsterdam Avenue                          New York
   7.37               1885 Amsterdam Avenue                        1885 Amsterdam Avenue                          New York
   7.38               1887 Amsterdam Avenue                        1887 Amsterdam Avenue                          New York
   7.39               1514 West 8th Street                         1514 West 8th Street                           Brooklyn
   7.40               2391 Davidson Avenue                         2391 Davidson Avenue                           Bronx
   7.41               1270 Ocean Avenue                            1270 Ocean Avenue                              Brooklyn
   7.42               452 East 187th Street                        452 East 187th Street                          Bronx
     8           1    110 East 42nd Street                         110 East 42nd Street                           New York
     9           1    Central / Eastern Industrial Pool            Various                                        Various
   9.01               InteliCoat Technologies - South Hadley, MA   26-28 Gaylord Street                           South Hadley
   9.02               Summa Technology, Inc. - Huntsville, AL      120-140 Sparkman Drive                         Huntsville
   9.03               American Bedding - Tampa, FL                 500 North Falkenburg Road                      Tampa
   9.04               InteliCoat Technologies - Matthews, NC       700 Crestdale Road                             Matthews
   9.05               A.R.E., Inc. - Massillon, OH                 400 Nave Road SE                               Massillon
   9.06               The Durcon Company - Canton, MI              8400 & 8464 Ronda Drive                        Canton
   9.07               Buchanan Visual Communications -
                      Farmers Branch, TX                           12400 Ford Road                                Farmers Branch
   9.08               Humanetics II, LTD - Carrollton, TX          1700 Columbian Club Drive                      Carrollton
   9.09               Holm Industries - Aurora, OH                 1300 Danner Drive                              Aurora
   9.10               Humanetics II, LTD - Mc Allen, TX            7021 South Bentsen Road                        Mc Allen
   9.11               Holm Industries - Fort Smith, AR             3333 South Zero Street                         Fort Smith
   9.12               Humanetics II, LTD - Manor, TX               12918 Beltex Drive                             Manor
   9.13               Holm Industries - Evansville, IN             2500 Lynch Road                                Evansville
    10           2    The Renaissance                              100 John Street                                New York
    11           1    84 Lumber Industrial Pool(4)                 Various                                        Various
   11.01              165 South Spruce Avenue                      165 South Spruce Avenue                        Rialto
   11.02              275 East Willis Road                         275 East Willis Road                           Chandler
   11.03              6173 Arizona Farms                           6173 East Arizona Farms                        Florence
   11.04              13285 Fenway Boulevard                       13285 Fenway Boulevard                         Hugo
   11.05              7960 Notes Drive                             7960 Notes Drive                               Manassas
   11.06              200 84 Way                                   200 84 Way                                     Hammond
   11.07              101 South Bernard Road                       101 South Bernard Road                         Broussard
   11.08              3777 CR 544 East                             3777 State 544 East                            Haines City
   11.09              436 Powerhouse Street                        436 Powerhouse Street                          McKinney
   11.10              21881 Grenada Avenue                         21881 Grenada Avenue                           Lakeville
   11.11              550 Quality Center                           550 Quality Court                              Wrightstown
   11.12              2800 15th Street East                        2800 15th Street East                          Bradenton
   11.13              108 Madison Oaks Avenue                      108 Madison Oaks                               Georgetown
   11.14              6335 West Integrity Way                      6335 West Integrity Way                        Post Falls
   11.15              1893 North Chappel Drive                     1893 North Chappel Drive                       Spanish Fork
   11.16              4287 Stough Road                             4287 Stough Road                               Concord
   11.17              3147 Jim Christal Road                       3147 Jim Christal Road                         Denton
   11.18              2725 East 24th Street                        2725 East 24th Street                          Yuma
   11.19              3800 Richard Street                          3800 Richard Street                            Moss Point
   11.20              4802 Roy J. Smith Drive                      4802 Roy J. Smith Drive                        Killeen
   11.21              700 East Minooka Road                        700 East Minooka Road                          Minooka
   11.22              2350 West Orange Blossom Terrace             2350 West Orange Blossom Trail                 Apopka
   11.23              501 Beard Avenue                             501 Beard Avenue                               Modesto
   11.24              3874 Bethel Drive Ext                        3874 Bethel Drive Extension                    High Point
   11.25              3670 Deer Park Boulevard                     3670 Deer Park Boulevard                       Elkton
   11.26              7107 McFarland Boulevard                     7107 McFarland Boulevard                       Northport
   11.27              240 Yardmaster Court                         240 Yardmaster Court                           Stephenson
   11.28              1073 Lincoln Avenue                          1073 Lincoln Avenue                            North Charleston
   11.29              11628 McCord Road                            11628 McCord Road                              Huntersville
   11.30              111 Tennessee Way                            111 Tennessee Way                              Hendersonville
   11.31              200 McAllister Road                          200 Northeast McAlister Road                   Burleson
   11.32              2684 Shafer Road                             2684 Shafer Road                               San Benito
   11.33              10425 Fischer Road                           10425 Fischer Road                             Von Ormy
   11.34              18100 FM Highway 2252                        18100 FM Highway 2252                          San Antonio (E)
   11.35              295 East Willis Road                         295 East Willis Road                           Chandler
   11.36              1780 Carson Road North                       1780 Carson Road North                         Fultondale
   11.37              184 Interstate Drive                         184 Interstate Drive                           Richland
   11.38              601 Derby Line Road                          601 Derby Line Road                            Genoa
   11.39              801 East Lincoln Avenue                      801 East Lincoln Avenue                        Hinckley
   11.40              2187 Stateline Road                          2187 Stateline Road                            South Haven
   11.41              5471 Augusta Road                            5471 Augusta Road                              Lexington
   11.42              5371 Hamilton Blvd.                          5371 Hamilton Boulevard                        Theodore
   11.43              14200 Lincoln Boulevard                      14200 North Lincoln Boulevard                  Oklahoma City (N)
   11.44              7401 South Sooner Road                       7401 South Sooner Road                         Oklahoma City (S)
   11.45              3200 Ash Avenue                              3200 Ash Avenue                                McAllen
   11.46              170 Commerce Road                            170 Commerce Road                              Piperton
   11.47              2846 Eblen Road                              2846 Eblen Road                                Chattanooga
   11.48              620 Belt Boulevard                           620 Belt Boulevard                             Fayetteville
   11.49              2600 Lowery Street                           2600 Lowery Street                             Winston-Salem
   11.50              595 Alfred Thun Road                         595 Alfred Thun Road                           Clarksville
   11.51              134 Wescott Drive                            134 Wescott Drive                              Ranson
   11.52              85 Industrial Way                            85 Industrial Way                              Highspire
   11.53              6828 Bankhead Highway                        6828 Bankhead Highway                          Douglasville
   11.54              1380 Franklin Street                         1380 Franklin Street                           Rocky Mount
    12           1    Exchange Building                            821 Second Avenue                              Seattle
    13           1    Nordic Cold Storage Pool                     Various                                        Various
   13.01              4300 Pleasantdale Road                       4300 Pleasantdale Road                         Doraville
   13.02              1802 Rome Highway                            1802 Rome Highway                              Rockmart
   13.03              3485 Empire Boulevard                        3485 Empire Boulevard SW                       Atlanta
    14           1    79 Madison Avenue                            79 Madison Avenue                              New York
    15           2    San Palacio Apartment Homes                  2255 West Germann Road                         Chandler
    16           1    560 Broadway                                 560 Broadway                                   New York
    17           1    Village Shoppes at Creekside                 860 Duluth Highway                             Lawrenceville
    18           1    The Lion Building                            1233 20th Street, NW                           Washington
    19           1    High Bluff Ridge at Del Mar                  12481 & 12531 High Bluff Drove                 San Diego
    20           1    4929 Wilshire                                4929 Wilshire Boulevard                        Los Angeles
    21           1    Lawrence Shopping Center                     2495 Brunswick Pike                            Lawrence Township
    22           2    Alexan City Lights Apartments                501 East Stassney Lane                         Austin
    23           1    Cole Centerpointe of Woodridge               7200-7440 Woodward Avenue                      Woodridge
    24           2    Forest Rim Apartments                        6765 Southwest Nyberg Road                     Tualatin
    25           1    Kichler Lighting                             7711 East Pleasant Valley Road                 Independence
    26           1    OB Multi-State Pool                          Various                                        Various
   26.01              Ivy Hill Mr. Storage                         7600 Queen Street                              Wyndmoor
   26.02              U.S. Storage                                 177 Deerlake Road                              Deerfield
   26.03              AAA Self-Secured Storage                     5418 North Bend Road                           Cincinnati
   26.04              Storage Xxtra (Peake Road)                   6416 Peake Road                                Macon
   26.05              Storage Xxtra (Riverside Drive)              4480 Riverside Drive                           Macon
    27           2    The Crescent Apartments                      340 Treeline Park                              San Antonio
    28           2    Ventana Canyon Apartments                    10300 Golf Course Road NW                      Albuquerque
    29           1    Riverside Plaza                              340-362 Winchester Street                      Keene
    30           1    80 Eighth Avenue                             80 Eighth Avenue                               New York
    31           1    Circuit City Distribution Center -
                      Groveland, FL                                19925 Independence Boulevard                   Groveland
    32           1    International Market Square                  275 Market Street                              Minneapolis
    33           1    Arlington Town Square                        40-88 South Arlington Road; 3-89               Arlington Heights
                                                                   South Evergreen Avenue & 15-29
                                                                   South Dunston Avenue

    34           1    EDS Building - West Valley, UT               2620 & 2580 South Decker Lake Boulevard        West Valley
    35           1    Torrey Executive Centre(6)                   3300, 3301 & 3305 North Torrey Pines Court     La Jolla
    36           2    Walden Legacy                                1261 Walden Legacy Way                         Knoxville
    37           1    Metropolitan Square                          1440-1541 Market Street & 510-661              Des Plaines
                                                                   Metropolitan Way
    38           1    9720 & 9730 Cypresswood Drive(7)             9720 & 9730 Cypresswood Drive                  Houston
    39           1    Loudon Gateway IV                            22980 Indian Creek Drive                       Sterling
    40           1    Pocatello Square                             1710, 1732, 1746, 1776, 1844 Hurley Drive      Pocatello
    41           2    The Retreat at Stonecrest                    40 Amanda Drive                                Lithonia
    42           1    Three Resource Square                        10815 David Taylor Drive                       Charlotte
    43           1    Carnegie X                                   5605 Carnegie Boulevard                        Charlotte
    44           2    Schermerhorn Court Apartments                65 Schermerhorn Street                         Brooklyn Heights
    45           1    Cameron Court Plaza                          1501 - 1521 West Cameron Avenue                West Covina
    46           2    Century Hills Apartments                     1035 Alexander Drive                           Augusta
    47           1    Charleston Valley View Office                3811, 3821, 3831, 3841 West Charleston         Las Vegas
                                                                   Boulevard; 1161 South Valley View
    48           1    246 Fifth Avenue                             246 Fifth Avenue                               New York
    49           2    Deerwood MHP I(8)(9)                         1575 Pel Street                                Orlando
    50           2    Deerwood MHP II(8)(9)                        1575 Pel Street                                Orlando
    51           1    Gallina Centro                               3685 Houston Levee Road                        Collierville
    52           1    Thunderbird Medical Plaza                    5310, 5410, 5422 West Thunderbird Road         Glendale
    53           1    Victoria Center                              205 King Street                                Charleston
    54           1    Lowe's Home Improvement Store -
                      Cincinnati, OH                               10235 Colerain Avenue                          Cincinnati
    55           2    Cumberland at Ridglea Apartments             6025 Milburn Street                            Fort Worth
    56           1    The Courtyard by Marriott - Lake Placid, NY  11 Cascade Road                                Lake Placid
    57           1    Key Road Plaza                               63 Key Road                                    Keene
    58           1    Valley Ranch Shopping Center                 820 South MacArthur Boulevard                  Coppell
    59           1    Mainstreet at Flatiron                       520 Zang Street and 549 Flatiron Boulevard     Broomfield
    60           1    Deschutes Ridge Business Campus              960, 999A, 999B, 1001A, 1001B SW Disk Drive    Bend
    61           1    Etco Plaza                                   27270 & 27290 Madison Avenue                   Temecula
    62           1    Hampton Inn - Tukwila, WA                    7200 South 156th Street                        Tukwila
    63           1    The 880 & 990 Office Buildings(10)           880 West Commerce Road & 990 North
                                                                   Corporate Drive                                Harahan
    64           1    JJ Grand Hotel - Los Angeles, CA             620 S Harvard Boulevard                        Los Angeles
    65           1    Lubbock Shopping Parkade                     7020 Quaker Avenue                             Lubbock
    66           1    Aroostook Center Mall                        830 Main Street                                Presque Isle
    67           1    Interchange Corporate Center -
                      Building 500 & 600                           504 Interchange Boulevard                      Newark
    68           1    Village Shops at Sandhill Outparcels         101, 151, 175, 205, 217, 247 Torum Drive       Columbia
    69           1    Valley Square Shopping Center                724 West Main Street                           Lewisville
    70           1    Arizona Department of Economic Security      2288, 2290 and 2328 West Guadalupe Road        Gilbert
    71           1    Stillwood Pavilion                           SEQ Lower Fayetteville Road and                Newnan
                                                                   Newnan Crossing Boulevard
    72           1    Walgreens - Brooklyn, NY                     114 Beverly Road                               Brooklyn
    73           1    Holiday Inn Express Manchester               1298 South Porter Street                       Manchester
    74           1    Kemper Pointe                                7870 East Kemper Road                          Cincinnati

    76           1    Marguerite Plaza                             24011-24031 Marguerite Parkway                 Mission Viejo
    77           1    Kohl's - Lake Zurich, IL                     675 North Rand Road                            Lake Zurich
    78           2    The Reserve at Billingsley Place, Phase II   3501 Reserve Circle                            Montgomery
    79           1    Shoppes of Sebastian                         1451 Sebastian Boulevard                       Sebastian
    80           2    Arabian Villa & Campus Corral
                      Mobile Home Park                             1500 & 1650 Villa Avenue                       Clovis
    81           2    Lawndale Estates                             4509 Longmeadow Boulevard West                 Saginaw
    82           1    Pelham Place                                 3093 South Highway 14                          Greer
    83           1    Regional Office Center III                   1980 Orange Tree Lane                          Redlands
    84           1    1400 Worcester Road                          1400 Worcester Road                            Natick
    85           1    Holiday Inn Express - Effingham              1103 Avenue of Mid America                     Effingham
    86           1    Hampton Inn - Meridian, ID                   875 South Allen Street                         Meridian
    87           1    Westward Shores(11)                          110 Nichols Road                               West Ossipee
    88           2    Woodbury Knoll                               302 Tuttle Road                                Woodbury
    89           1    Paulding Exchange Shopping Center            4484 Jimmy Lee Smith Parkway                   Hiram
    90           2    Charles Schilling Multifamily Pool           Various                                        Various
   90.01              Putnam Place Apartments                      240 Hillcrest Drive                            Marietta
   90.02              Boardwalk Apartments                         205 19th Street Northeast                      Canton
   90.03              Park Place Apartments                        1718 Market Avenue North                       Canton
   90.04              Wyatt Lockwood Apartments                    1200-1214 Lockwood Street &                    Belpre
                                                                   1201-1213 Wyatt Lane
    91           1    3475 Edison Way                              3475 Edison Way                                Menlo Park
    92           1    Carnegie VII                                 5955 Carnegie Boulevard                        Charlotte
    93           1    Fairfield Inn & Suites Dallas - Irving, TX   630 West John Carpenter Freeway                Irving
    94           1    Sam Houston Technology Center                3993 West Sam Houston Parkway North            Houston
    95           2    Yukon Apartments                             13519 Yukon Avenue                             Hawthorne
    96           2    Beacon Ridge                                 1500 Shellfield Road                           Enterprise
    97           1    Strategic Resource Company
                      Headquarters Building                        221 Dawson Road                                Columbia
    98           1    Von Karman Office                            18800 Von Karman Avenue                        Irvine
    99           1    Raymour & Flanigan - Reading, PA             629 Snyder Road                                Reading
    100          1    Country Corners                              964 Middle Country Road                        Selden
    101          1    Blanco Pointe                                19178 & 19186  Blanco Road                     San Antonio
    102          1    Gateway Business Park                        6330 South Pecos Road                          Las Vegas
    103          1    Old Victoria House                           750-764 Route 25A, 10 & 18 Woods Corner Road   East Setauket
    104          2    Brighton Way Apartments                      100 Parkway Avenue SE                          Smyrna
    105          1    1224 N. Vine Street                          1224 North Vine Street                         Los Angeles
    106          1    Rite Aid Toledo, OH                          7512 Central Avenue                            Toledo
    107          1    El Dorado Plaza Phase I & II                 5100 and 5180 El Dorado Parkway                McKinney
    108          1    Hampton Inn-Columbus I-70                    2093 South Hamilton Road                       Columbus
    109          1    Barnes & Noble - Aliso Viejo, CA             26751 Aliso Viejo Creek Road                   Aliso Viejo
    110          1    Evansville IN Self-Storage Pool(12)          Various                                        Evansville
  110.01              Eastland Self Storage                        2401 North Cullen Avenue                       Evansville
  110.02              Pollack Avenue Mini Storage                  4905 Pollack Avenue & 2811                     Evansville
                                                                   South Green River Road
  110.03              St. George Self Storage                      2323 Saint George Road                         Evansville
    111          2    Twin Oaks Apartments                         2275, 2278, 2315 Central Avenue                Fort Myers
    112          2    Capri MHP                                    16860 Slover Avenue                            Fontana
    113          1    Rite Aid - Detroit, MI                       18435 Fenkell Road                             Detroit
    114          1    Walgreens - Bryan, TX                        3312 East 29th Street                          Bryan
    115          1    Flat Rate Movers Warehouse                   27 Bruckner Boulevard                          Bronx
    116          1    Extra Space Storage Pico Rivera II           4344 San Gabriel River Parkway                 Pico Rivera
    117          1    Fairfield Inn - Fort Worth, TX               3701 NE Loop 820                               Fort Worth
    118          1    Mercy Franklin Center                        1750 48th Street                               Des Moines
    119          2    Rochester Apartments                         11433 Rochester Avenue                         Los Angeles
    120          1    Interchange Business Park - Building 700     705 Interchange Boulevard                      Newark
    121          1    Walgreens - Fort Worth, TX                   3100 Miller Avenue                             Fort Worth
    122          1    Walgreens - Houston, TX                      3833 FM 1960 West                              Houston
    123          1    24 Hour Fitness - Palmdale, CA               1335 West Avenue P                             Palmdale
    124          2    Cambridge Place Apartments                   711 Boston Drive                               Kokomo
    125          1    Salem Village                                4601 South Loop 289                            Lubbock
    126          1    Walgreens - Walterboro, SC                   1326 North Jefferies Boulevard                 Walterboro
    127          1    Super 8 - Weatherford, TX                    720 Adams Drive                                Weatherford
    128          2    Mill Creek Apartments                        1823 Stadium Drive                             Wharton
    129          1    Publix Retail Store - Palm Coast, FL         5415 North Oceanshore Boulevard                Palm Coast
    130          2    Adams Square Apartments                      229 South Adams Road                           Spokane
    131          1    Log Pond Plaza Retail Center                 1257 Log Pond Drive                            Newark
    132          1    Stater Brothers Grocery Store                571 East Foothill Boulevard                    Rialto
    133          1    Rite Aid - 506 West Market - Lima, OH        506 West Market Street                         Lima
    134          1    2534 Plaza Shops                             4791 Thompson Parkway                          Johnstown
    135          1    KV Mart 1 - Los Angeles, CA                  4831 Whittier Boulevard                        Los Angeles
    136          1    KV Mart 2 - Los Angeles, CA                  3425 Whittier Boulevard                        Los Angeles
    137          1    Brauer Building(13)                          300 North Fifth Avenue                         Ann Arbor
    138          1    Happy Harry's (Walgreens) -
                      Bethany Beach, DE                            32979 South Coastal Highway                    Bethany Beach
    139          1    First State Industrial                       1300 & 1350 First State Boulevard              Mill Creek Hundred
    140          1    Comfort Suites - Fishers, IN                 9760 Crosspoint Boulevard                      Fishers
    141          1    1101-1113 Commonwealth Avenue                1101-1113 Commonwealth Avenue                  Boston
    142          1    Rampart Business Plaza and Storage Center    9910 - 9940 East Costilla Avenue               Centennal
    143          1    Sunrise Industrial                           3650 Industrial Avenue                         Rolling Meadows
    144          1    Pencader Corporate Center - Building I       250 Corporate Boulevard                        Newark
    145          1    Citibank Arch Street - Philadelphia, PA      1232 Arch Street                               Philadelphia
    146          2    Empire II & Willowbrook Apartments           1201 North Maple Street &                      Bloomington
                                                                   225 East 20th Street
    147          1    OfficeMax - Sanford, FL                      4540 West State Road 46                        Sanford
    148          1    Super 8 Motel - Avon, IN                     8229 East US Highway 36                        Avon
    149          1    Travelodge & Suites - Moorhead, MN           3027 South Frontage Road                       Moorhead
    150          2    Hidden Acres MHP                             6532 West Van Buren Street                     Phoenix
    151          1    Vernon Colonial Plaza                        40 State Route 94                              Vernon
    152          1    Creekside Retail Center                      431 North Tustin Avenue and                    Santa Ana
                                                                   2321 East 4th Street
    153          1    Plazas at Westway Park                       4410 Westway Park Boulevard                    Houston
    154          2    Bridge Street Apartments                     26 Bridge Street                               East Stroudsburg
    155          1    1008 Brooklyn Avenue                         1008 Brooklyn Avenue                           San Antonio
    156          1    Logan's Roadhouse - Johnson City, TN         3112 Browns Mill Road                          Johnson City
    157          2    Northgate Estates MHC                        35 Northgate Estates                           New London
    158          1    Quality Inn - Huntersville, NC               16825 Caldwell Creek Drive                     Huntersville
    159          1    Rite Aid - Erie, PA                          2715 Parade Street                             Erie
    160          1    Logan's Roadhouse - Fairfax, VA              12821 Fair Lakes Parkway                       Fairfax
    161          2    Guest House Apartments                       48 Chateau Drive                               Rome
    162          2    Huber MHC                                    2255 Wilson Street                             Menomonie
    163          2    Knollwood MHC                                182 Sixth Street NW                            Clear Lake
    164          2    Osage Estates Apartments                     2615 Lisa Lane                                 Pacific
    165          1    Fulton At Boundary Shopping Center           2435 and 2445 Fulton Street                    Houston
    166          1    Mitchell Avenue Apartments                   12631 Mitchell Avenue                          Los Angeles

                                        CROSS COLLATERALIZED
  MORTGAGE     STATE    ZIP CODE              AND CROSS              LOAN PURPOSE       MORTGAGE            GENERAL
LOAN NUMBER                              DEFAULTED LOAN FLAG                           LOAN SELLER       PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------------

     1           NY       10103                                       Acquisition         BCRE              Office
     2        Various                          Various                Acquisition       Wachovia          Hospitality
    2.01         CA                             92037                                                     Hospitality
    2.02         WA                             98052                                                     Hospitality
    2.03         CA                             90815                                                     Hospitality
    2.04         CA                             92626                                                     Hospitality
    2.05         CA                             91006                                                     Hospitality
    2.06         CA                             92618                                                     Hospitality
    2.07         VA                             20171                                                     Hospitality
    2.08         CA                             94523                                                     Hospitality
    2.09         CA                             94583                                                     Hospitality
    2.10         MD                             21090                                                     Hospitality
    2.11         MO                             63117                                                     Hospitality
    2.12         CA                             93309                                                     Hospitality
    2.13         CO                             80301                                                     Hospitality
    2.14         GA                             30354                                                     Hospitality
    2.15         IL                             60015                                                     Hospitality
    2.16         PA                             19355                                                     Hospitality
    2.17         TX                             77058                                                     Hospitality
    2.18         NM                             87505                                                     Hospitality
    2.19         CA                             92870                                                     Hospitality
    2.20         VA                             23060                                                     Hospitality
    2.21         GA                             30305                                                     Hospitality
    2.22         OR                             97006                                                     Hospitality
    2.23         OH                             45246                                                     Hospitality
    2.24         IL                             60148                                                     Hospitality
    2.25         FL                             32256                                                     Hospitality
    2.26         TX                             75093                                                     Hospitality
    2.27         TX                             75038                                                     Hospitality
    2.28         FL                             33762                                                     Hospitality
    2.29         FL                             33487                                                     Hospitality
    2.30         FL                             33760                                                     Hospitality
    2.31         AL                             35242                                                     Hospitality
    2.32         GA                             30080                                                     Hospitality
    2.33         TX                             75001                                                     Hospitality
    2.34         MO                             63017                                                     Hospitality
    2.35         AL                             36117                                                     Hospitality
    2.36         GA                             30305                                                     Hospitality
    2.37         MO                             63017                                                     Hospitality
    2.38         OH                             45241                                                     Hospitality
    2.39         PA                             19312                                                     Hospitality
    2.40         MA                             01923                                                     Hospitality
    2.41         UT                             84047                                                     Hospitality
    2.42         TX                             75093                                                     Hospitality
    2.43         GA                             30339                                                     Hospitality
    2.44         TN                             38119                                                     Hospitality
    2.45         GA       30341                                                                           Hospitality
    2.46         GA                             30092                                                     Hospitality
     3           FL       33323                                       Acquisition        Nomura             Retail
     4        Various                          Various                Acquisition       Wachovia          Hospitality
    4.01         WA                             98121                                                     Hospitality
    4.02         TX                             75024                                                     Hospitality
    4.03         FL                             33607                                                     Hospitality
     5           MO       64057                                        Refinance         Nomura             Retail
     6           VA                             22192                 Acquisition       Wachovia            Retail
     7           NY                            Various                Acquisition         BCRE            Multifamily
    7.01         NY       10457                                                                           Multifamily
    7.02         NY       11212                                                                           Multifamily
    7.03         NY       10456                                                                           Multifamily
    7.04         NY       10456                                                                           Multifamily
    7.05         NY       10455                                                                           Multifamily
    7.06         NY       10457                                                                           Multifamily
    7.07         NY       10468                                                                           Multifamily
    7.08         NY       10460                                                                           Multifamily
    7.09         NY       10452                                                                           Multifamily
    7.10         NY       10452                                                                           Multifamily
    7.11         NY       11212                                                                           Multifamily
    7.12         NY       11226                                                                           Multifamily
    7.13         NY       11226                                                                           Multifamily
    7.14         NY       10456                                                                           Multifamily
    7.15         NY       10458                                                                           Multifamily
    7.16         NY       10456                                                                           Multifamily
    7.17         NY       10456                                                                           Multifamily
    7.18         NY       10458                                                                           Multifamily
    7.19         NY       10032                                                                           Multifamily
    7.20         NY       10032                                                                           Multifamily
    7.21         NY       10453                                                                           Multifamily
    7.22         NY       10452                                                                           Multifamily
    7.23         NY       10454                                                                           Multifamily
    7.24         NY       10452                                                                           Multifamily
    7.25         NY       10458                                                                           Multifamily
    7.26         NY       10034                                                                           Multifamily
    7.27         NY       10034                                                                           Multifamily
    7.28         NY       11226                                                                           Multifamily
    7.29         NY       10458                                                                           Multifamily
    7.30         NY       10034                                                                           Multifamily
    7.31         NY       10467                                                                           Multifamily
    7.32         NY       11226                                                                           Multifamily
    7.33         NY       10458                                                                           Multifamily
    7.34         NY       10460                                                                           Multifamily
    7.35         NY       10460                                                                           Multifamily
    7.36         NY       10032                                                                           Multifamily
    7.37         NY       10032                                                                           Multifamily
    7.38         NY       10032                                                                           Multifamily
    7.39         NY       11204                                                                           Multifamily
    7.40         NY       10468                                                                           Multifamily
    7.41         NY       11230                                                                           Multifamily
    7.42         NY       10458                                                                           Multifamily
     8           NY                             10017                 Acquisition       Wachovia            Office
     9        Various                          Various                Acquisition       Wachovia          Industrial
    9.01         MA                             01075                                                     Industrial
    9.02         AL                             35805                                                     Industrial
    9.03         FL                             33619                                                     Industrial
    9.04         NC                             28105                                                     Industrial
    9.05         OH                             44646                                                     Industrial
    9.06         MI                             48187                                                     Industrial
    9.07         TX                             75234                                                     Industrial
    9.08         TX                             75006                                                     Industrial
    9.09         OH                             44202                                                     Industrial
    9.10         TX                             78503                                                     Industrial
    9.11         AR       72908                                                                           Industrial
    9.12         TX                             78653                                                     Industrial
    9.13         IN                             47711                                                     Industrial
     10          NY       10038                                        Refinance        Wachovia          Multifamily
     11       Various                          Various                Acquisition         BCRE            Industrial
   11.01         CA       92376                                                                           Industrial
   11.02         AZ       85249                                                                           Industrial
   11.03         AZ       85232                                                                           Industrial
   11.04         MN       55038                                                                           Industrial
   11.05         VA                             20109                                                     Industrial
   11.06         LA       70401                                                                           Industrial
   11.07         LA       70518                                                                           Industrial
   11.08         FL       33844                                                                           Industrial
   11.09         TX       75071                                                                           Industrial
   11.10         MN       55044                                                                           Industrial
   11.11         WI       54180                                                                           Industrial
   11.12         FL                             34208                                                     Industrial
   11.13         TX       78626                                                                           Industrial
   11.14         ID       83854                                                                           Industrial
   11.15         UT       84660                                                                           Industrial
   11.16         NC       28027                                                                           Industrial
   11.17         TX       76206                                                                           Industrial
   11.18         AZ       85365                                                                           Industrial
   11.19         MS       39563                                                                           Industrial
   11.20         TX       76543                                                                           Industrial
   11.21         IL       60447                                                                           Industrial
   11.22         FL                             32712                                                     Industrial
   11.23         CA       95354                                                                           Industrial
   11.24         NC       27260                                                                           Industrial
   11.25         FL       32033                                                                           Industrial
   11.26         AL       35476                                                                           Industrial
   11.27         VA       22656                                                                           Industrial
   11.28         SC       29405                                                                           Industrial
   11.29         NC       28078                                                                           Industrial
   11.30         TN       37075                                                                           Industrial
   11.31         TX       76028                                                                           Industrial
   11.32         TX       78568                                                                           Industrial
   11.33         TX       78073                                                                           Industrial
   11.34         TX       78266                                                                           Industrial
   11.35         AZ       85249                                                                           Industrial
   11.36         AL       35217                                                                           Industrial
   11.37         MS       39218                                                                           Industrial
   11.38         IL       60135                                                                           Industrial
   11.39         IL       60520                                                                           Industrial
   11.40         MS       38671                                                                           Industrial
   11.41         SC       29071                                                                           Industrial
   11.42         AL       36582                                                                           Industrial
   11.43         OK       73013                                                                           Industrial
   11.44         OK       73135                                                                           Industrial
   11.45         TX       78501                                                                           Industrial
   11.46         TN       38017                                                                           Industrial
   11.47         TN       37421                                                                           Industrial
   11.48         NC       28301                                                                           Industrial
   11.49         NC       27101                                                                           Industrial
   11.50         TN       37040                                                                           Industrial
   11.51         WV       25438                                                                           Industrial
   11.52         PA                             17034                                                     Industrial
   11.53         GA       30134                                                                           Industrial
   11.54         VA       24151                                                                           Industrial
     12          WA       98104                                       Acquisition        Nomura             Office
     13          GA                            Various                Acquisition         BCRE            Industrial
   13.01         GA       30340                                                                           Industrial
   13.02         GA       30153                                                                           Industrial
   13.03         GA       30354                                                                           Industrial
     14          NY                             10016                  Refinance        Wachovia            Office
     15          AZ                             85248                 Acquisition       Wachovia          Multifamily
     16          NY                             10012                  Refinance        Wachovia            Office
     17          GA                             30043                 Acquisition       Wachovia            Retail
     18          DC       20036                                       Acquisition       Wachovia            Office
     19          CA                             92130                  Refinance        Wachovia            Office
     20          CA       90010                                       Acquisition       Wachovia            Office
     21          NJ                             08648                  Refinance        Wachovia            Retail
     22          TX       37221                                       Acquisition       Wachovia          Multifamily
     23          IL                             60517                 Acquisition       Wachovia            Retail
     24          OR       97062                                       Acquisition        Nomura           Multifamily
     25          OH       44131                                       Acquisition         BCRE            Industrial
     26       Various                          Various                Acquisition       Wachovia         Self Storage
   26.01         PA                             19038                                                    Self Storage
   26.02         IL                             60015                                                    Self Storage
   26.03         OH                             45247                                                    Self Storage
   26.04         GA                             31210                                                    Self Storage
   26.05         GA                             31210                                                    Self Storage
     27          TX                             78209                 Acquisition       Wachovia          Multifamily
     28          NM                             87114                 Acquisition       Wachovia          Multifamily
     29          NH                             03431                 Acquisition       Wachovia            Retail
     30          NY                             10011                  Refinance        Wachovia            Office
     31          FL       34736           Fort 1 Portfolio            Acquisition       Wachovia          Industrial
     32          MN                             55405                  Refinance        Wachovia           Mixed Use
     33          IL       60005                                       Acquisition        Artesia            Retail

     34          UT       84119           Fort 1 Portfolio            Acquisition       Wachovia          Industrial
     35          CA       92037                                        Refinance         Artesia            Office
     36          TN       37931                                       Acquisition        Nomura           Multifamily
     37          IL       60016                                       Acquisition        Artesia           Mixed Use
     38          TX                             77070                 Acquisition       Wachovia            Office
     39          VA       20166                                       Acquisition         BCRE              Office
     40          ID                             83202                 Acquisition       Wachovia            Retail
     41          GA                             30058                 Acquisition       Wachovia          Multifamily
     42          NC                             28262                 Acquisition       Wachovia            Office
     43          NC       28210                                        Refinance        Wachovia            Office
     44          NY                             11201                  Refinance        Wachovia          Multifamily
     45          CA                             91790                 Acquisition       Wachovia            Office
     46          GA                             30909                 Acquisition       Wachovia          Multifamily
     47          NV                             89102                 Acquisition       Wachovia            Office
     48          NY       10001                                       Acquisition       Wachovia            Office
     49          FL       32826          Deerwood Portfolio            Refinance         Nomura        Mobile Home Park
     50          FL       32826          Deerwood Portfolio            Refinance         Nomura        Mobile Home Park
     51          TN                             38017                 Acquisition       Wachovia            Retail
     52          AZ                             85306                 Acquisition       Wachovia            Office
     53          SC                             29401                  Refinance        Wachovia           Mixed Use
     54          OH       45251           Fort 1 Portfolio            Acquisition       Wachovia            Retail
     55          TX                             76116                 Acquisition       Wachovia          Multifamily
     56          NY                             12946                  Refinance        Wachovia          Hospitality
     57          NH                             03431                 Acquisition       Wachovia            Retail
     58          TX                             75019                 Acquisition       Wachovia            Retail
     59          CO                             80021                 Acquisition       Wachovia           Mixed Use
     60          OR       97702                                        Refinance         Artesia            Office
     61          CA       92590                                        Refinance         Artesia           Mixed Use
     62          WA                             98188                  Refinance        Wachovia          Hospitality
     63          LA       70123                                        Refinance         Artesia            Office
     64          CA                             90005                 Acquisition       Wachovia          Hospitality
     65          TX       79407                                        Refinance          BCRE              Retail
     66          ME                             04769                  Refinance        Wachovia            Retail
     67          DE                             19711                  Refinance        Wachovia          Industrial
     68          SC       29229                                        Refinance        Wachovia             Land
     69          TX       75067                                        Refinance          BCRE              Retail
     70          AZ       85233                                       Acquisition        Artesia            Office
     71          GA                             30265                  Refinance        Wachovia            Retail
     72          NY                             11218                 Acquisition       Wachovia            Retail
     73          NH       03103                                       Acquisition         BCRE            Hospitality
     74          OH       45249                                       Acquisition        Artesia            Office

     76          CA       92692                                       Acquisition        Nomura             Retail
     77          IL       60047           Fort 1 Portfolio            Acquisition       Wachovia            Retail
     78          AL                             36116                  Refinance        Wachovia          Multifamily
     79          FL                             32958                 Acquisition       Wachovia            Retail
     80          CA                             93612                 Acquisition       Wachovia       Mobile Home Park
     81          MI       48603                                        Refinance          BCRE         Mobile Home Park
     82          SC                             29605                  Refinance        Wachovia            Retail
     83          CA       92374                                       Acquisition        Artesia            Office
     84          MA                             01760                  Refinance        Wachovia            Retail
     85          IL       62401                                        Refinance          BCRE            Hospitality
     86          ID       83642                                        Refinance         Artesia          Hospitality
     87          NH       03890                                        Refinance          BCRE         Mobile Home Park
     88          CT       06798                                        Refinance          BCRE            Multifamily
     89          GA                             30141                 Acquisition       Wachovia            Retail
     90          OH                            Various                  Various          Nomura           Multifamily
   90.01         OH       45757                                        Refinance                          Multifamily
   90.02         OH       44714                                       Acquisition                         Multifamily
   90.03         OH       44714                                       Acquisition                         Multifamily
   90.04         OH       45714                                        Refinance                          Multifamily
     91          CA                             94025                  Refinance        Wachovia           Mixed Use
     92          NC       28210                                        Refinance        Wachovia            Office
     93          TX                             75039                  Refinance        Wachovia          Hospitality
     94          TX       77043                                        Refinance         Artesia            Office
     95          CA       90250                                       Acquisition        Nomura           Multifamily
     96          AL       36330                                        Refinance          BCRE            Multifamily
     97          SC       29223                                       Acquisition        Artesia            Office
     98          CA       92612                                        Refinance         Artesia            Office
     99          PA       19605                                        Refinance          BCRE              Retail
    100          NY                             11901                  Refinance        Wachovia            Retail
    101          TX       78258                                       Acquisition        Artesia            Retail
    102          NV       89120                                       Acquisition        Artesia            Retail
    103          NY                             11733                  Refinance        Wachovia           Mixed Use
    104          GA                             30080                  Refinance        Wachovia          Multifamily
    105          CA       90038                                        Refinance          BCRE              Office
    106          OH       43617                                       Acquisition         BCRE              Retail
    107          TX       75070                                        Refinance         Artesia            Retail
    108          OH       43232                                        Refinance          BCRE            Hospitality
    109          CA       92656         John & Sons Portfolio          Refinance        Wachovia            Retail
    110          IN                            Various                Acquisition         BCRE           Self Storage
   110.01        IN       47715                                                                          Self Storage
   110.02        IN       47715                                                                          Self Storage
   110.03        IN       47771                                                                          Self Storage
    111          FL                             33901                  Refinance        Wachovia          Multifamily
    112          CA       92337                                        Refinance         Nomura        Mobile Home Park
    113          MI       48223                                       Acquisition         BCRE              Retail
    114          TX       77802         Cole REIT 2 Portfolio         Acquisition       Wachovia            Retail
    115          NY       10454                                        Refinance          BCRE            Industrial
    116          CA                             90660                  Refinance        Wachovia         Self Storage
    117          TX                             76137                  Refinance        Wachovia          Hospitality
    118          IA       50310                                        Refinance         Artesia            Office
    119          CA                             90025                  Refinance        Wachovia          Multifamily
    120          DE                             19711                  Refinance        Wachovia          Industrial
    121          TX       76105           Fort 1 Portfolio            Acquisition       Wachovia            Retail
    122          TX       77068         Cole REIT 2 Portfolio         Acquisition       Wachovia            Retail
    123          CA       93551                                        Refinance          BCRE              Retail
    124          IN       46902                                       Acquisition        Artesia          Multifamily
    125          TX       79424                                        Refinance         Artesia            Retail
    126          SC                            294888                  Refinance        Wachovia            Retail
    127          TX       76086                                        Refinance         Artesia          Hospitality
    128          TX       77488                                        Refinance         Artesia          Multifamily
    129          FL       32137                                        Refinance          BCRE              Retail
    130          WA                             99216                  Refinance        Wachovia          Multifamily
    131          OH                             43055                 Acquisition       Wachovia            Retail
    132          CA       92376         John & Sons Portfolio          Refinance        Wachovia            Retail
    133          OH       45801                                       Acquisition         BCRE              Retail
    134          CO       80534                                        Refinance         Artesia            Retail
    135          CA       90022         John & Sons Portfolio          Refinance        Wachovia            Retail
    136          CA       90023         John & Sons Portfolio          Refinance        Wachovia            Retail
    137          MI       48104                                       Acquisition         BCRE              Office
    138          DE       19930                                        Refinance          BCRE              Retail
    139          DE                             19720                  Refinance        Wachovia          Industrial
    140          IN       46256     Indiana Hospitality Portfolio      Refinance         Artesia          Hospitality
    141          MA       02134                                        Refinance        Wachovia           Mixed Use
    142          CO       80112                                       Acquisition       Wachovia           Mixed Use
    143          IL       60008                                        Refinance          BCRE            Industrial
    144          DE                             19702                  Refinance        Wachovia          Industrial
    145          PA       19107                                       Acquisition         BCRE              Retail
    146          IN       47408                                        Refinance         Nomura           Multifamily
    147          FL       32771                                       Acquisition         BCRE              Retail
    148          IN       46123     Indiana Hospitality Portfolio      Refinance         Artesia          Hospitality
    149          MN       56560                                        Refinance         Artesia          Hospitality
    150          AZ       85043                                       Acquisition        Nomura        Mobile Home Park
    151          NJ       07462                                        Refinance         Artesia           Mixed Use
    152          CA                             92705                  Refinance        Wachovia            Retail
    153          TX       77041                                       Acquisition        Artesia            Retail
    154          PA       18360                                        Refinance          BCRE            Multifamily
    155          TX       78215                                       Acquisition         BCRE              Office
    156          TN       37604         Cole REIT 2 Portfolio         Acquisition       Wachovia            Retail
    157          WI       54961          Rick Rand Portfolio           Refinance         Nomura        Mobile Home Park
    158          NC                             28078                  Refinance        Wachovia          Hospitality
    159          PA       16504                                       Acquisition        Nomura             Retail
    160          VA       22033         Cole REIT 2 Portfolio         Acquisition       Wachovia            Retail
    161          GA       30161                                        Refinance          BCRE            Multifamily
    162          WI       54751          Rick Rand Portfolio           Refinance         Nomura        Mobile Home Park
    163          WI       54005          Rick Rand Portfolio           Refinance         Nomura        Mobile Home Park
    164          MO       63069                                        Refinance          BCRE            Multifamily
    165          TX       77009                                       Acquisition        Artesia            Retail
    166          CA       90066         John & Sons Portfolio          Refinance        Wachovia          Multifamily

                                               CUT-OFF     % OF AGGREGATE  % OF AGGREGATE    % OF AGGREGATE
  MORTGAGE     SPECIFIC      ORIGINAL LOAN     DATE LOAN    CUT-OFF DATE    CUT-OFF DATE      CUT-OFF DATE    ORIGINATION  FIRST PAY
LOAN NUMBER  PROPERTY TYPE    BALANCE ($)    BALANCE ($)      BALANCE      GROUP 1 BALANCE   GROUP 2 BALANCE     DATE        DATE
------------------------------------------------------------------------------------------------------------------------------------

     1            CBD         285,500,000    285,500,000        7.9%            9.4%                           1/11/2007   3/5/2007
     2       Extended Stay    283,850,000    283,850,000        7.9%            9.3%                           5/23/2007   7/11/2007
    2.01     Extended Stay    28,759,000
    2.02     Extended Stay    17,819,000
    2.03     Extended Stay    15,324,000
    2.04     Extended Stay    13,578,000
    2.05     Extended Stay    11,760,500
    2.06     Extended Stay    10,620,000
    2.07     Extended Stay    10,156,500
    2.08     Extended Stay     9,337,000
    2.09     Extended Stay     7,982,500
    2.10     Extended Stay     7,662,000
    2.11     Extended Stay     6,842,500
    2.12     Extended Stay     6,272,000
    2.13     Extended Stay     6,022,500
    2.14     Extended Stay     5,951,500
    2.15     Extended Stay     5,951,500
    2.16     Extended Stay     5,916,000
    2.17     Extended Stay     5,630,500
    2.18     Extended Stay     5,559,500
    2.19     Extended Stay     5,452,500
    2.20     Extended Stay     5,132,000
    2.21     Extended Stay     5,096,000
    2.22     Extended Stay     4,918,000
    2.23     Extended Stay     4,739,500
    2.24     Extended Stay     4,561,500
    2.25     Extended Stay     4,526,000
    2.26     Extended Stay     4,419,000
    2.27     Extended Stay     4,383,500
    2.28     Extended Stay     4,383,500
    2.29     Extended Stay     4,027,000
    2.30     Extended Stay     3,920,000
    2.31     Extended Stay     3,813,000
    2.32     Extended Stay     3,670,500
    2.33     Extended Stay     3,528,000
    2.34     Extended Stay     3,385,500
    2.35     Extended Stay     3,350,000
    2.36     Extended Stay     3,314,500
    2.37     Extended Stay     3,029,000
    2.38     Extended Stay     3,029,000
    2.39     Extended Stay     2,993,500
    2.40     Extended Stay     2,922,000
    2.41     Extended Stay     2,886,500
    2.42     Extended Stay     2,744,000
    2.43     Extended Stay     2,530,000
    2.44     Extended Stay     2,245,000
    2.45     Extended Stay     2,067,000
    2.46     Extended Stay     1,639,500
     3         Anchored       265,294,118    265,294,118        7.4%            8.7%                           6/11/2007   8/1/2007
     4       Full Service     260,980,000    260,980,000        7.2%            8.6%                           4/11/2007   5/11/2007
    4.01     Full Service     135,710,500
    4.02     Full Service     79,574,500
    4.03     Full Service     45,695,000
     5         Anchored       200,000,000    200,000,000        5.6%            6.6%                           7/10/2007   8/10/2007
     6         Anchored       164,000,000    164,000,000        4.6%            5.4%                           6/15/2007   8/11/2007
     7       Conventional     133,000,000    133,000,000        3.7%                              23.6%        4/23/2007   6/1/2007
    7.01     Conventional     15,029,672
    7.02     Conventional      7,892,677
    7.03     Conventional      5,709,596
    7.04     Conventional      5,037,879
    7.05     Conventional      4,450,126
    7.06     Conventional      4,534,091
    7.07     Conventional      5,289,773
    7.08     Conventional      3,946,338
    7.09     Conventional      3,561,259
    7.10     Conventional      3,383,196
    7.11     Conventional      3,610,480
    7.12     Conventional      2,854,798
    7.13     Conventional      3,106,692
    7.14     Conventional      2,686,869
    7.15     Conventional      2,854,798
    7.16     Conventional      2,602,904
    7.17     Conventional      3,106,692
    7.18     Conventional      2,602,904
    7.19     Conventional      2,644,886
    7.20     Conventional      2,644,886
    7.21     Conventional      3,106,692
    7.22     Conventional      3,383,196
    7.23     Conventional      2,183,081
    7.24     Conventional      2,518,939
    7.25     Conventional      1,931,187
    7.26     Conventional      2,267,045
    7.27     Conventional      2,183,081
    7.28     Conventional      1,931,187
    7.29     Conventional      2,267,045
    7.30     Conventional      2,183,081
    7.31     Conventional      2,351,010
    7.32     Conventional      1,931,187
    7.33     Conventional      2,183,081
    7.34     Conventional      1,679,293
    7.35     Conventional      1,763,258
    7.36     Conventional      1,988,636
    7.37     Conventional      1,811,869
    7.38     Conventional      1,237,374
    7.39     Conventional      2,015,152
    7.40     Conventional      1,427,399
    7.41     Conventional      1,679,293
    7.42     Conventional      1,427,399
     8            CBD         90,000,000      90,000,000        2.5%            3.0%                           6/26/2007   8/11/2007
     9         Warehouse      89,000,000      89,000,000        2.5%            2.9%                           6/22/2007   8/11/2007
    9.01       Warehouse      12,155,093
    9.02       Warehouse      11,795,384
    9.03       Warehouse      10,783,009
    9.04       Warehouse      10,218,519
    9.05       Warehouse       9,866,639
    9.06       Warehouse       8,356,111
    9.07       Warehouse       6,992,269
    9.08       Warehouse       4,660,139
    9.09       Warehouse       4,491,204
    9.10       Warehouse       3,922,593
    9.11       Warehouse       2,946,065
    9.12       Warehouse       1,924,213
    9.13       Warehouse        888,764
     10      Conventional     84,000,000      84,000,000        2.3%                              14.9%        4/24/2007   6/11/2007
     11        Warehouse      75,008,971      75,008,971        2.1%            2.5%                           4/27/2007   6/5/2007
   11.01       Warehouse       3,259,025
   11.02       Warehouse       2,741,556
   11.03       Warehouse       2,124,706
   11.04       Warehouse       1,953,359
   11.05       Warehouse       1,915,662
   11.06       Warehouse       1,884,820
   11.07       Warehouse       1,843,696
   11.08       Warehouse       1,782,011
   11.09       Warehouse       1,687,770
   11.10       Warehouse       1,627,799
   11.11       Warehouse       1,610,664
   11.12       Warehouse       1,576,395
   11.13       Warehouse       1,501,002
   11.14       Warehouse       1,494,148
   11.15       Warehouse       1,463,305
   11.16       Warehouse       1,456,452
   11.17       Warehouse       1,439,317
   11.18       Warehouse       1,439,317
   11.19       Warehouse       1,430,750
   11.20       Warehouse       1,394,767
   11.21       Warehouse       1,374,205
   11.22       Warehouse       1,370,778
   11.23       Warehouse       1,370,778
   11.24       Warehouse       1,362,211
   11.25       Warehouse       1,336,509
   11.26       Warehouse       1,319,374
   11.27       Warehouse       1,312,520
   11.28       Warehouse       1,310,806
   11.29       Warehouse       1,293,672
   11.30       Warehouse       1,242,268
   11.31       Warehouse       1,233,700
   11.32       Warehouse       1,233,700
   11.33       Warehouse       1,233,700
   11.34       Warehouse       1,199,431
   11.35       Warehouse       1,199,431
   11.36       Warehouse       1,199,431
   11.37       Warehouse       1,156,594
   11.38       Warehouse       1,130,892
   11.39       Warehouse       1,130,892
   11.40       Warehouse       1,130,892
   11.41       Warehouse       1,122,324
   11.42       Warehouse       1,122,324
   11.43       Warehouse       1,113,757
   11.44       Warehouse       1,096,622
   11.45       Warehouse       1,069,207
   11.46       Warehouse       1,062,353
   11.47       Warehouse       1,053,786
   11.48       Warehouse       1,053,786
   11.49       Warehouse       1,019,516
   11.50       Warehouse        993,814
   11.51       Warehouse        980,106
   11.52       Warehouse        942,410
   11.53       Warehouse        925,275
   11.54       Warehouse        685,389
     12           CBD         62,500,000      62,500,000        1.7%            2.1%                           4/17/2007   6/11/2007
     13        Warehouse      55,500,000      55,500,000        1.5%            1.8%                           2/8/2007    4/1/2007
   13.01       Warehouse      29,995,420
   13.02       Warehouse      20,174,885
   13.03       Warehouse       5,329,695
     14           CBD         55,000,000      55,000,000        1.5%            1.8%                           7/11/2007   8/11/2007
     15      Conventional     45,000,000      45,000,000        1.2%                              8.0%         5/24/2007   7/11/2007
     16           CBD         40,000,000      40,000,000        1.1%            1.3%                           5/31/2007   7/11/2007
     17        Anchored       39,500,000      39,500,000        1.1%            1.3%                           6/27/2007   8/11/2007
     18           CBD         33,600,000      33,600,000        0.9%            1.1%                           6/8/2007    7/11/2007
     19        Suburban       32,900,000      32,900,000        0.9%            1.1%                           6/19/2007   8/11/2007
     20        Suburban       31,316,000      31,316,000        0.9%            1.0%                           6/28/2007   8/11/2007
     21        Anchored       31,300,000      31,300,000        0.9%            1.0%                           6/28/2007   8/11/2007
     22      Conventional     29,900,000      29,900,000        0.8%                              5.3%         7/27/2007   9/11/2007
     23        Anchored       29,413,000      29,413,000        0.8%            1.0%                           2/8/2007    3/11/2007
     24      Conventional     27,000,000      27,000,000        0.7%                              4.8%         5/24/2007   7/11/2007
     25        Warehouse      26,400,000      26,400,000        0.7%            0.9%                           6/28/2007   8/1/2007
     26      Self Storage     23,000,000      23,000,000        0.6%            0.8%                           6/6/2007    7/11/2007
   26.01     Self Storage      5,954,000
   26.02     Self Storage      5,950,000
   26.03     Self Storage      4,105,000
   26.04     Self Storage      3,808,000
   26.05     Self Storage      3,183,000
     27      Conventional     22,750,000      22,750,000        0.6%                              4.0%         6/21/2007   8/11/2007
     28      Conventional     21,600,000      21,600,000        0.6%                              3.8%         6/28/2007   8/11/2007
     29        Anchored       21,200,000      21,200,000        0.6%            0.7%                           7/2/2007    8/11/2007
     30           CBD         21,000,000      21,000,000        0.6%            0.7%                           6/19/2007   8/11/2007
     31      Distribution     20,250,000      20,250,000        0.6%            0.7%                           7/17/2007   9/11/2007
     32      Office/Retail    19,950,000      19,950,000        0.6%            0.7%                           6/29/2007   8/11/2007
     33        Anchored       19,760,000      19,760,000        0.5%            0.7%                           3/19/2007   5/11/2007

     34        Warehouse/
              Distribution    18,000,000      18,000,000        0.5%            0.6%                           7/17/2007   9/11/2007
     35        Suburban       18,000,000      18,000,000        0.5%            0.6%                           7/26/2007   9/11/2007
     36      Conventional     17,700,000      17,700,000        0.5%                              3.1%         4/25/2007   6/11/2007
     37      Retail/Office    17,617,500      17,617,500        0.5%            0.6%                           6/25/2007   8/11/2007
     38        Suburban       17,500,000      17,500,000        0.5%            0.6%                           6/20/2007   8/11/2007
     39        Suburban       17,300,000      17,300,000        0.5%            0.6%                           3/1/2007    4/1/2007
     40        Anchored       17,250,000      17,250,000        0.5%            0.6%                           4/5/2007    5/11/2007
     41      Conventional     16,650,000      16,650,000        0.5%                              2.9%         7/2/2007    8/11/2007
     42        Suburban       16,250,000      16,250,000        0.5%            0.5%                           3/7/2007    4/11/2007
     43        Suburban       16,200,000      16,200,000        0.4%            0.5%                           7/20/2007   9/11/2007
     44      Conventional     15,900,000      15,900,000        0.4%                              2.8%         7/25/2007   9/11/2007
     45        Suburban       15,800,000      15,800,000        0.4%            0.5%                           6/20/2007   8/11/2007
     46      Conventional     15,750,000      15,750,000        0.4%                              2.8%         6/29/2007   8/11/2007
     47        Suburban       15,100,000      15,100,000        0.4%            0.5%                           7/6/2007    8/11/2007
     48           CBD         14,500,000      14,500,000        0.4%            0.5%                           7/5/2007    8/11/2007
     49       Mobile Home
                   Park       14,413,500      14,413,500        0.4%                              2.6%         5/15/2007   7/11/2007
     50      Mobile Home
                  Park        14,413,500      14,413,500        0.4%                              2.6%         5/15/2007   7/11/2007
     51        Anchored       14,200,000      14,200,000        0.4%            0.5%                           3/26/2007   5/11/2007
     52         Medical       14,000,000      14,000,000        0.4%            0.5%                           6/8/2007    7/11/2007
     53      Office/Retail    13,825,000      13,825,000        0.4%            0.5%                           6/8/2007    7/11/2007
     54      Single Tenant    13,800,000      13,800,000        0.4%            0.5%                           7/17/2007   9/11/2007
     55      Conventional     13,422,500      13,422,500        0.4%                              2.4%         5/23/2007   7/11/2007
     56        Limited
               Service        13,000,000      13,000,000        0.4%            0.4%                           7/24/2007   9/11/2007
     57        Anchored       12,880,000      12,880,000        0.4%            0.4%                           7/2/2007    8/11/2007
     58        Anchored       12,800,000      12,800,000        0.4%            0.4%                           7/26/2007   9/11/2007
     59      Retail/Office    12,640,000      12,640,000        0.4%            0.4%                           6/21/2007   8/11/2007
     60        Suburban       12,200,000      12,147,083        0.3%            0.4%                           1/16/2007   3/11/2007
     61      Office/Retail    12,000,000      12,000,000        0.3%            0.4%                           7/26/2007   9/11/2007
     62        Limited
               Service        12,000,000      12,000,000        0.3%            0.4%                           6/15/2007   8/11/2007
     63        Suburban       12,000,000      12,000,000        0.3%            0.4%                           7/30/2007   9/11/2007
     64      Full Service     11,970,000      11,961,797        0.3%            0.4%                           7/11/2007   8/11/2007
     65        Anchored       11,740,000      11,740,000        0.3%            0.4%                           6/13/2007   8/1/2007
     66        Anchored       11,200,000      11,200,000        0.3%            0.4%                           6/5/2007    7/11/2007
     67          Flex         11,180,000      11,180,000        0.3%            0.4%                           5/31/2007   7/11/2007
     68         Retail        10,803,100      10,803,100        0.3%            0.4%                           6/29/2007   8/11/2007
     69        Anchored       10,450,000      10,450,000        0.3%            0.3%                           6/1/2007    7/1/2007
     70        Suburban       10,400,000      10,400,000        0.3%            0.3%                           7/17/2007   9/11/2007
     71        Anchored       10,300,000      10,300,000        0.3%            0.3%                           6/15/2007   8/11/2007
     72      Single Tenant    10,200,000      10,200,000        0.3%            0.3%                           6/28/2007   8/11/2007
     73         Limited
               Service         9,850,000      9,850,000         0.3%            0.3%                           7/11/2007   9/1/2007
     74        Suburban        9,800,000      9,800,000         0.3%            0.3%                           4/27/2007   6/11/2007

     76       Unanchored       9,400,000      9,400,000         0.3%            0.3%                           5/30/2007   7/11/2007
     77      Single Tenant     9,075,000      9,075,000         0.3%            0.3%                           7/17/2007   9/11/2007
     78      Conventional      8,600,000      8,600,000         0.2%                              1.5%         6/1/2007    7/11/2007
     79        Anchored        8,500,000      8,500,000         0.2%            0.3%                           6/5/2007    7/11/2007
     80         Mobile
               Home Park       8,000,000      8,000,000         0.2%                              1.4%         5/30/2007   7/11/2007
     81          Mobile
                Home Park      8,000,000      7,989,769         0.2%                              1.4%         6/8/2007    8/1/2007
     82        Anchored        7,800,000      7,800,000         0.2%            0.3%                           6/7/2007    7/11/2007
     83        Suburban        7,750,000      7,750,000         0.2%            0.3%                           6/13/2007   8/11/2007
     84       Unanchored       7,600,000      7,600,000         0.2%            0.3%                           7/2/2007    8/11/2007
     85         Limited
                 Service       7,200,000      7,200,000         0.2%            0.2%                           7/23/2007   9/1/2007
     86       Limited
               Service         7,000,000      6,991,966         0.2%            0.2%                           6/21/2007   8/11/2007
     87         Mobile
                Home Park      7,000,000      6,989,351         0.2%            0.2%                           5/25/2007   7/1/2007
     88      Conventional      6,950,000      6,950,000         0.2%                              1.2%         5/11/2007   7/1/2007
     89        Anchored        6,900,000      6,900,000         0.2%            0.2%                           6/28/2007   8/11/2007
     90      Conventional      6,802,000      6,790,636         0.2%                              1.2%         6/1/2007    7/11/2007
   90.01     Conventional
   90.02     Conventional
   90.03     Conventional
   90.04     Conventional
     91       Office/R&D       6,750,000      6,750,000         0.2%            0.2%                           6/11/2007   7/11/2007
     92        Suburban        6,500,000      6,500,000         0.2%            0.2%                           7/20/2007   9/11/2007
     93         Limited
                Service        6,500,000      6,500,000         0.2%            0.2%                           7/3/2007    8/11/2007
     94        Suburban        6,500,000      6,500,000         0.2%            0.2%                           6/4/2007    8/11/2007
     95      Conventional      6,435,000      6,435,000         0.2%                              1.1%         4/25/2007   6/11/2007
     96      Conventional      6,200,000      6,200,000         0.2%                              1.1%         7/25/2007   9/1/2007
     97        Suburban        6,050,000      6,050,000         0.2%            0.2%                           6/15/2007   8/11/2007
     98        Suburban        5,750,000      5,750,000         0.2%            0.2%                           7/20/2007   9/11/2007
     99      Single Tenant     5,750,000      5,727,164         0.2%            0.2%                           3/14/2007   5/1/2007
    100       Unanchored       5,680,000      5,680,000         0.2%            0.2%                           6/11/2007   7/11/2007
    101       Unanchored       5,625,000      5,625,000         0.2%            0.2%                           7/11/2007   9/11/2007
    102       Unanchored       5,600,000      5,600,000         0.2%            0.2%                           6/13/2007   8/11/2007
    103      Retail/Office     5,320,000      5,320,000         0.1%            0.2%                           6/11/2007   7/11/2007
    104      Conventional      5,065,000      5,065,000         0.1%                              0.9%         6/20/2007   8/11/2007
    105           CBD          5,000,000      5,000,000         0.1%            0.2%                           5/30/2007   7/1/2007
    106      Single Tenant     4,868,710      4,849,831         0.1%            0.2%                           3/28/2007   5/1/2007
    107       Unanchored       4,730,000      4,730,000         0.1%            0.2%                           8/2/2007    9/11/2007
    108          Limited
                 Service       4,500,000      4,496,606         0.1%            0.1%                           6/28/2007   8/1/2007
    109      Single Tenant     4,450,000      4,450,000         0.1%            0.1%                           5/30/2007   7/11/2007
    110      Self Storage      4,450,000      4,450,000         0.1%            0.1%                           6/11/2007   8/1/2007
   110.01    Self Storage      1,836,960
   110.02    Self Storage      1,751,520
   110.03    Self Storage       861,520
    111      Conventional      4,300,000      4,300,000         0.1%                              0.8%         6/14/2007   8/11/2007
    112         Mobile
               Home Park       4,236,100      4,236,100         0.1%                              0.8%         5/31/2007   7/11/2007
    113      Single Tenant     4,165,000      4,140,629         0.1%            0.1%                           1/19/2007   3/1/2007
    114      Single Tenant     4,111,000      4,111,000         0.1%            0.1%                           5/18/2007   7/11/2007
    115          Flex          4,100,000      4,100,000         0.1%            0.1%                           5/11/2007   7/1/2007
    116      Self Storage      4,000,000      4,000,000         0.1%            0.1%                           6/7/2007    7/11/2007
    117          Limited
                 Service       4,000,000      4,000,000         0.1%            0.1%                           7/3/2007    8/11/2007
    118         Medical        3,750,000      3,750,000         0.1%            0.1%                           3/29/2007   5/11/2007
    119      Conventional      3,750,000      3,750,000         0.1%                              0.7%         7/2/2007    8/11/2007
    120          Flex          3,740,000      3,740,000         0.1%            0.1%                           5/31/2007   7/11/2007
    121      Single Tenant     3,675,000      3,675,000         0.1%            0.1%                           7/17/2007   9/11/2007
    122      Single Tenant     3,673,000      3,673,000         0.1%            0.1%                           5/18/2007   7/11/2007
    123      Single Tenant     3,600,000      3,600,000         0.1%            0.1%                           7/13/2007   9/1/2007
    124      Conventional      3,600,000      3,600,000         0.1%                              0.6%         1/17/2007   3/11/2007
    125       Unanchored       3,600,000      3,595,714         0.1%            0.1%                           6/25/2007   8/11/2007
    126      Single Tenant     3,550,000      3,550,000         0.1%            0.1%                           6/7/2007    7/11/2007
    127        Limited
               Service         3,525,000      3,521,239         0.1%            0.1%                           6/29/2007   8/11/2007
    128      Conventional      3,500,000      3,500,000         0.1%                              0.6%         5/22/2007   7/11/2007
    129      Single Tenant     3,500,000      3,497,985         0.1%            0.1%                           6/21/2007   8/1/2007
    130      Conventional      3,425,000      3,425,000         0.1%                              0.6%         6/14/2007   8/11/2007
    131          Shadow
                Anchored       3,388,000      3,388,000         0.1%            0.1%                           6/22/2007   8/11/2007
    132      Single Tenant     3,350,000      3,350,000         0.1%            0.1%                           5/30/2007   7/11/2007
    133      Single Tenant     3,334,246      3,334,246         0.1%            0.1%                           1/17/2007   3/1/2007
    134       Unanchored       3,200,000      3,200,000         0.1%            0.1%                           7/25/2007   9/11/2007
    135      Single Tenant     3,200,000      3,200,000         0.1%            0.1%                           5/30/2007   7/11/2007
    136      Single Tenant     3,200,000      3,200,000         0.1%            0.1%                           5/30/2007   7/11/2007
    137           CBD          3,150,000      3,150,000         0.1%            0.1%                           4/24/2007   6/1/2007
    138      Single Tenant     3,077,000      3,077,000         0.1%            0.1%                           6/26/2007   8/1/2007
    139          Flex          3,000,000      3,000,000         0.1%            0.1%                           7/2/2007    8/11/2007
    140         Limited
                Service        2,900,000      2,900,000         0.1%            0.1%                           6/25/2007   9/11/2007
    141      Office/Retail     2,850,000      2,850,000         0.1%            0.1%                           6/1/2007    7/11/2007
    142      Self Storage/
               Office/
              Warehouse        2,760,000      2,760,000         0.1%            0.1%                           3/21/2007   5/1/2007
    143        Warehouse       2,720,000      2,720,000         0.1%            0.1%                           5/31/2007   7/1/2007
    144          Flex          2,620,000      2,620,000         0.1%            0.1%                           5/31/2007   7/11/2007
    145      Single Tenant     2,462,400      2,462,400         0.1%            0.1%                           5/4/2007    7/1/2007
    146      Conventional      2,436,700      2,433,634         0.1%                              0.4%         5/16/2007   7/11/2007
    147      Single Tenant     2,310,000      2,310,000         0.1%            0.1%                           7/23/2007   9/1/2007
    148         Limited
               Service         2,300,000      2,300,000         0.1%            0.1%                           6/25/2007   9/11/2007
    149          Limited
                Service        2,250,000      2,250,000         0.1%            0.1%                           6/22/2007   9/11/2007
    150        Mobile
              Home Park        2,240,000      2,240,000         0.1%                              0.4%         5/18/2007   7/11/2007
    151      Office/Retail     2,230,000      2,230,000         0.1%            0.1%                           7/16/2007   9/11/2007
    152       Unanchored       2,225,000      2,222,985         0.1%            0.1%                           6/22/2007   8/11/2007
    153       Unanchored       2,200,000      2,200,000         0.1%            0.1%                           6/18/2007   8/11/2007
    154      Conventional      2,100,000      2,100,000         0.1%                              0.4%         7/23/2007   9/1/2007
    155         Medical        2,040,000      2,040,000         0.1%            0.1%                           4/30/2007   6/1/2007
    156      Single Tenant     1,933,000      1,933,000         0.1%            0.1%                           3/28/2007   5/11/2007
    157         Mobile
               Home Park       1,847,400      1,847,400         0.1%                              0.3%         5/30/2007   7/11/2007
    158      Full Service      1,700,000      1,700,000         0.0%            0.1%                           7/23/2007   9/11/2007
    159      Single Tenant     1,674,000      1,670,965         0.0%            0.1%                           5/21/2007   7/11/2007
    160      Single Tenant     1,605,000      1,605,000         0.0%            0.1%                           3/28/2007   5/11/2007
    161      Conventional      1,600,000      1,600,000         0.0%                              0.3%         7/24/2007   9/1/2007
    162         Mobile
              Home Park        1,514,000      1,514,000         0.0%                              0.3%         5/30/2007   7/11/2007
    163         Mobile
              Home Park        1,397,900      1,397,900         0.0%                              0.2%         5/30/2007   7/11/2007
    164      Conventional      1,270,000      1,270,000         0.0%                              0.2%         7/13/2007   9/1/2007
    165       Unanchored       1,250,000      1,250,000         0.0%            0.0%                           6/20/2007   8/11/2007
    166      Conventional       800,000        800,000          0.0%            0.0%                           5/30/2007   7/11/2007

                                                                    INTEREST   ORIGINAL    REMAINING
              MATURITY                      LOAN        INTEREST    ACCURAL     TERM TO     TERM TO
  MORTGAGE      DATE       MORTGAGE    ADMINISTRATIVE   ACCRUAL      METHOD   MATURITY OR MATURITY OR   REMAINING IO  ORIGINAL AMORT
LOAN NUMBER    OR ARD        RATE         COST RATE      METHOD    DURING IO  ARD (MOS.)   ARD (MOS.)  PERIOD (MOS.)    TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

     1        2/5/2017      6.353%        0.03062%     Actual/360  Actual/360     120         114           114             IO
     2       6/11/2012      5.663%        0.02062%     Actual/360  Actual/360     60           58            58             IO
    2.01
    2.02
    2.03
    2.04
    2.05
    2.06
    2.07
    2.08
    2.09
    2.10
    2.11
    2.12
    2.13
    2.14
    2.15
    2.16
    2.17
    2.18
    2.19
    2.20
    2.21
    2.22
    2.23
    2.24
    2.25
    2.26
    2.27
    2.28
    2.29
    2.30
    2.31
    2.32
    2.33
    2.34
    2.35
    2.36
    2.37
    2.38
    2.39
    2.40
    2.41
    2.42
    2.43
    2.44
    2.45
    2.46
     3        7/1/2014      5.820%        0.02062%     Actual/360  Actual/360     84           83            83             IO
     4       4/11/2017  5.9523333333%     0.02062%     Actual/360  Actual/360     120         116            56             360
    4.01
    4.02
    4.03
     5       7/10/2017      5.943%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     6       7/11/2017     5.8295%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     7        5/1/2012      5.785%        0.04062%     Actual/360  Actual/360     60           57            57             IO
    7.01
    7.02
    7.03
    7.04
    7.05
    7.06
    7.07
    7.08
    7.09
    7.10
    7.11
    7.12
    7.13
    7.14
    7.15
    7.16
    7.17
    7.18
    7.19
    7.20
    7.21
    7.22
    7.23
    7.24
    7.25
    7.26
    7.27
    7.28
    7.29
    7.30
    7.31
    7.32
    7.33
    7.34
    7.35
    7.36
    7.37
    7.38
    7.39
    7.40
    7.41
    7.42
     8       7/11/2017      5.814%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     9       7/11/2017      5.749%        0.02062%     Actual/360  Actual/360     120         119            59             360
    9.01
    9.02
    9.03
    9.04
    9.05
    9.06
    9.07
    9.08
    9.09
    9.10
    9.11
    9.12
    9.13
     10      5/11/2012      5.670%        0.02062%     Actual/360  Actual/360     60           57            57             IO
     11       5/5/2017      6.172%        0.04062%     Actual/360  Actual/360     120         117            21             360
   11.01
   11.02
   11.03
   11.04
   11.05
   11.06
   11.07
   11.08
   11.09
   11.10
   11.11
   11.12
   11.13
   11.14
   11.15
   11.16
   11.17
   11.18
   11.19
   11.20
   11.21
   11.22
   11.23
   11.24
   11.25
   11.26
   11.27
   11.28
   11.29
   11.30
   11.31
   11.32
   11.33
   11.34
   11.35
   11.36
   11.37
   11.38
   11.39
   11.40
   11.41
   11.42
   11.43
   11.44
   11.45
   11.46
   11.47
   11.48
   11.49
   11.50
   11.51
   11.52
   11.53
   11.54
     12      5/11/2014      5.615%        0.02062%     Actual/360  Actual/360     84           81            81             IO
     13       3/1/2017      5.980%        0.04062%     Actual/360  Actual/360     120         115            55             360
   13.01
   13.02
   13.03
     14      7/11/2017      6.250%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     15      6/11/2017      5.730%        0.02062%     Actual/360  Actual/360     120         118           118             IO
     16      6/11/2017      5.910%        0.02062%     Actual/360  Actual/360     120         118           118             IO
     17      7/11/2017      5.720%        0.02062%     Actual/360  Actual/360     120         119            59             360
     18      6/11/2012      5.794%        0.02062%     Actual/360  Actual/360     60           58            58             IO
     19      7/11/2017      5.510%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     20      7/11/2017      6.050%        0.02062%     Actual/360  Actual/360     120         119            59             360
     21      7/11/2017      6.290%        0.02062%     Actual/360  Actual/360     120         119            59             360
     22      8/11/2017      5.940%        0.02062%     Actual/360  Actual/360     120         120           120             IO
     23      2/11/2017      5.100%        0.02062%     Actual/360  Actual/360     120         114           114             IO
     24      6/11/2012      5.750%        0.02062%     Actual/360  Actual/360     60           58            58             IO
     25       7/1/2017      5.820%        0.04062%     Actual/360  Actual/360     120         119            59             360
     26      6/11/2017      6.470%        0.02062%     Actual/360  Actual/360     120         118            58             360
   26.01
   26.02
   26.03
   26.04
   26.05
     27      7/11/2017      5.860%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     28      7/11/2017      5.530%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     29      7/11/2017      5.550%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     30      7/11/2017      6.200%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     31      8/11/2017      5.550%        0.02062%     Actual/360  Actual/360     120         120           120             IO
     32      7/11/2017      5.830%        0.02062%     Actual/360  Actual/360     120         119            35             360
     33      4/11/2017      5.910%        0.02062%     Actual/360  Actual/360     120         116           116             IO

     34      8/11/2017      5.550%        0.02062%     Actual/360  Actual/360     120         120           120             IO
     35      8/11/2017      6.250%        0.02062%     Actual/360  Actual/360     120         120            78             420
     36      5/11/2017      5.680%        0.02062%     Actual/360  Actual/360     120         117            45             420
     37      7/11/2017      5.830%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     38      7/11/2017      5.680%        0.02062%     Actual/360  Actual/360     120         119            95             360
     39       3/1/2012      5.639%        0.04062%     Actual/360  Actual/360     60           55            55             IO
     40      4/11/2017      5.530%        0.02062%     Actual/360  Actual/360     120         116           116             IO
     41      7/11/2017      5.760%        0.02062%     Actual/360  Actual/360     120         119            59             360
     42      3/11/2017      5.840%        0.02062%     Actual/360  Actual/360     120         115           115             IO
     43      8/11/2017      5.960%        0.02062%     Actual/360  Actual/360     120         120           120             IO
     44      8/11/2017      6.350%        0.02062%     Actual/360  Actual/360     120         120            60             360
     45      7/11/2012      6.320%        0.02062%     Actual/360  Actual/360     60           59            35             360
     46      7/11/2017      5.700%        0.02062%     Actual/360  Actual/360     120         119            59             360
     47      7/11/2017      6.270%        0.02062%     Actual/360  Actual/360     120         119            47             360
     48      7/11/2012      6.510%        0.02062%     Actual/360  Actual/360     60           59            59             IO
     49      6/11/2012      5.700%        0.02062%     Actual/360  Actual/360     60           58            58             IO
     50      6/11/2012      5.700%        0.02062%     Actual/360  Actual/360     60           58            58             IO
     51      4/11/2017      5.720%        0.02062%     Actual/360  Actual/360     120         116           116             IO
     52      6/11/2017      5.670%        0.02062%     Actual/360  Actual/360     120         118            22             360
     53      6/11/2017      5.810%        0.02062%     Actual/360  Actual/360     120         118           118             IO
     54      8/11/2017      5.550%        0.02062%     Actual/360  Actual/360     120         120           120             IO
     55      6/11/2017      5.920%        0.02062%     Actual/360  Actual/360     120         118           118             IO
     56      8/11/2017      6.710%        0.02062%     Actual/360  Actual/360     120         120            36             360
     57      7/11/2017      5.550%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     58      8/11/2017      6.400%        0.02062%     Actual/360  Actual/360     120         120            48             360
     59      7/11/2017      5.745%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     60      2/11/2017      5.770%        0.02062%     Actual/360                 120         114                           420
     61      8/11/2017      6.260%        0.02062%     Actual/360  Actual/360     120         120           120             IO
     62      7/11/2017      6.360%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     63      8/11/2017      6.400%        0.02062%     Actual/360  Actual/360     120         120            12             360
     64      7/11/2017      6.690%        0.02062%     Actual/360                 120         119                           360
     65       7/1/2017      6.520%        0.04062%     Actual/360  Actual/360     120         119            35             360
     66      6/11/2017      6.420%        0.02062%     Actual/360  Actual/360     120         118            46             360
     67      6/11/2017      6.310%        0.02062%     Actual/360  Actual/360     120         118            46             360
     68      7/11/2017      6.490%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     69       6/1/2017      5.940%        0.04062%     Actual/360  Actual/360     120         118            46             360
     70      8/11/2017      6.325%        0.02062%     Actual/360  Actual/360     120         120            48             360
     71      7/11/2017      5.910%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     72      7/11/2017     6.7325%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     73       8/1/2017      6.060%        0.04062%     Actual/360  Actual/360     120         120            12             360
     74      5/11/2017      5.720%        0.02062%     Actual/360  Actual/360     120         117           117             IO

     76      6/11/2012      6.220%        0.02062%     Actual/360  Actual/360     60           58            58             IO
     77      8/11/2017      5.550%        0.02062%     Actual/360  Actual/360     120         120           120             IO
     78      6/11/2017      5.830%        0.02062%     Actual/360  Actual/360     120         118           118             IO
     79      6/11/2017      5.780%        0.02062%     Actual/360  Actual/360     120         118           118             IO
     80      6/11/2017      5.720%        0.02062%     Actual/360  Actual/360     120         118           118             IO
     81       7/1/2017      5.990%        0.04062%     Actual/360                 120         119                           300
     82      6/11/2017      6.310%        0.02062%     Actual/360  Actual/360     120         118            22             360
     83      7/11/2017      6.060%        0.02062%     Actual/360  Actual/360     120         119            59             360
     84      7/11/2017      5.730%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     85       8/1/2017      6.620%        0.04062%     Actual/360                 120         120                           300
     86      7/11/2017      6.530%        0.02062%     Actual/360                 120         119                           300
     87       6/1/2012      6.800%        0.04062%     Actual/360                 60           58                           360
     88       6/1/2017      5.880%        0.04062%     Actual/360  Actual/360     120         118            58             360
     89      7/11/2017      6.310%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     90      6/11/2017      6.400%        0.02062%     Actual/360                 120         118                           360
   90.01
   90.02
   90.03
   90.04
     91      6/11/2017      5.920%        0.02062%     Actual/360  Actual/360     120         118            34             360
     92      8/11/2017      5.960%        0.02062%     Actual/360  Actual/360     120         120           120             IO
     93      7/11/2017      5.830%        0.02062%     Actual/360  Actual/360     120         119            23             360
     94      7/11/2017      5.890%        0.02062%     Actual/360  Actual/360     120         119           119             IO
     95      5/11/2017      6.490%        0.02062%     Actual/360  Actual/360     120         117            57             360
     96       8/1/2017      5.860%        0.04062%     Actual/360                 120         120                           360
     97      11/11/2012     6.510%        0.02062%     Actual/360  Actual/360     64           63            11             360
     98      8/11/2017      6.400%        0.02062%     Actual/360  Actual/360     120         120            24             360
     99       4/1/2017      5.650%        0.04062%     Actual/360                 120         116                           360
    100      6/11/2017      5.680%        0.02062%     Actual/360  Actual/360     120         118           118             IO
    101      8/11/2017      6.220%        0.02062%     Actual/360  Actual/360     120         120            36             360
    102      7/11/2017      5.800%        0.02062%     Actual/360  Actual/360     120         119           119             IO
    103      6/11/2017      5.680%        0.02062%     Actual/360  Actual/360     120         118           118             IO
    104      7/11/2017      5.790%        0.02062%     Actual/360  Actual/360     120         119            59             360
    105       6/1/2017      6.210%        0.04062%     Actual/360  Actual/360     120         118            34             360
    106       4/1/2017      5.760%        0.04062%     Actual/360                 120         116                           360
    107      8/11/2017      6.440%        0.02062%     Actual/360  Actual/360     120         120            36             360
    108       7/1/2017      6.350%        0.04062%     Actual/360                 120         119                           360
    109      6/11/2017      6.060%        0.02062%     Actual/360  Actual/360     120         118           118             IO
    110       7/1/2017      6.560%        0.04062%     Actual/360  Actual/360     120         119            35             360
   110.01
   110.02
   110.03
    111      7/11/2017      5.930%        0.02062%     Actual/360  Actual/360     120         119            23             360
    112      6/11/2012      6.230%        0.02062%     Actual/360  Actual/360     60           58            58             IO
    113       2/1/2017      6.030%        0.04062%     Actual/360                 120         114                           360
    114      6/11/2017      5.700%        0.02062%     Actual/360  Actual/360     120         118           118             IO
    115       6/1/2017      6.210%        0.04062%     Actual/360  Actual/360     120         118            10             300
    116      6/11/2012      6.370%        0.06062%     Actual/360  Actual/360     60           58            58             IO
    117      7/11/2017      5.830%        0.02062%     Actual/360  Actual/360     120         119            23             360
    118      4/11/2017      5.900%        0.02062%     Actual/360  Actual/360     120         116            68             360
    119      7/11/2017      5.540%        0.02062%     Actual/360  Actual/360     120         119           119             IO
    120      6/11/2017      6.280%        0.02062%     Actual/360  Actual/360     120         118            10             360
    121      8/11/2017      5.550%        0.02062%     Actual/360  Actual/360     120         120           120             IO
    122      6/11/2017      5.700%        0.02062%     Actual/360  Actual/360     120         118           118             IO
    123       8/1/2017      6.210%        0.04062%     Actual/360  Actual/360     120         120            24             360
    124      2/11/2017      5.560%        0.02062%     Actual/360  Actual/360     120         114            54             360
    125      7/11/2017      6.350%        0.02062%     Actual/360                 120         119                           300
    126      6/11/2017      5.820%        0.02062%     Actual/360  Actual/360     120         118            22             360
    127      7/11/2017      6.880%        0.09062%     Actual/360                 120         119                           300
    128      6/11/2017      5.680%        0.02062%     Actual/360  Actual/360     120         118            34             360
    129       7/1/2017      5.790%        0.04062%     Actual/360                 120         119                           420
    130      7/11/2017      5.830%        0.02062%     Actual/360  Actual/360     120         119            59             360
    131      7/11/2017      6.420%        0.02062%     Actual/360  Actual/360     120         119            59             360
    132      6/11/2017      6.060%        0.02062%     Actual/360  Actual/360     120         118           118             IO
    133       2/1/2017      5.950%        0.04062%     Actual/360  Actual/360     120         114            6              360
    134      8/11/2017      5.900%        0.02062%     Actual/360                 120         120                           360
    135      6/11/2017      6.060%        0.02062%     Actual/360  Actual/360     120         118           118             IO
    136      6/11/2017      6.060%        0.02062%     Actual/360  Actual/360     120         118           118             IO
    137       5/1/2017      5.850%        0.04062%     Actual/360  Actual/360     120         117           117             IO
    138       7/1/2017      5.900%        0.04062%     Actual/360  Actual/360     120         119            35             360
    139      7/11/2017      6.550%        0.02062%     Actual/360  Actual/360     120         119            11             360
    140      8/11/2017      6.640%        0.09062%     Actual/360                 120         120                           300
    141      6/11/2017      5.650%        0.02062%     Actual/360  Actual/360     120         118           118             IO
    142       4/1/2012      5.870%        0.02062%     Actual/360  Actual/360     60           56            56             IO
    143       6/1/2017      6.250%        0.04062%     Actual/360  Actual/360     120         118            34             360
    144      6/11/2017      6.280%        0.02062%     Actual/360  Actual/360     120         118            10             360
    145       6/1/2017      6.000%        0.04062%     Actual/360  Actual/360     120         118           118             IO
    146      6/11/2017      5.950%        0.06062%     Actual/360                 120         118                           420
    147       8/1/2017      6.440%        0.04062%     Actual/360                 120         120                           360
    148      8/11/2017      6.750%        0.10062%     Actual/360                 120         120                           300
    149      8/11/2017      6.600%        0.02062%     Actual/360                 120         120                           168
    150      6/11/2012      5.920%        0.02062%     Actual/360  Actual/360     60           58            58             IO
    151      8/11/2017      6.540%        0.02062%     Actual/360  Actual/360     120         120            24             360
    152      7/11/2017      6.490%        0.02062%         30/360                 120         119                           360
    153      7/11/2017      5.830%        0.02062%     Actual/360  Actual/360     120         119            35             360
    154       8/1/2017      6.210%        0.04062%     Actual/360                 120         120                           360
    155       5/1/2017      5.950%        0.04062%     Actual/360  Actual/360     120         117            45             360
    156      4/11/2017      6.000%        0.02062%     Actual/360  Actual/360     120         116           116             IO
    157      6/11/2017      6.190%        0.02062%     Actual/360  Actual/360     120         118            22             360
    158      8/11/2017      6.690%        0.02062%     Actual/360                 120         120                           300
    159      6/11/2017      6.040%        0.02062%     Actual/360                 120         118                           360
    160      4/11/2017      6.000%        0.02062%     Actual/360  Actual/360     120         116           116             IO
    161       8/1/2017      6.410%        0.04062%     Actual/360                 120         120                           360
    162      6/11/2017      6.260%        0.02062%     Actual/360  Actual/360     120         118            22             360
    163      6/11/2017      6.120%        0.02062%     Actual/360  Actual/360     120         118            22             360
    164       8/1/2012      6.530%        0.04062%     Actual/360                 60           60                           360
    165      7/11/2012      6.430%        0.02062%     Actual/360  Actual/360     60           59            59             IO
    166      6/11/2017      6.060%        0.02062%     Actual/360  Actual/360     120         118           118             IO

                                                MATURITY DATE OR
  MORTGAGE      REMAINING AMORT    MONTHLY P&I     ARD BALLOON                                                        APPRAISED
LOAN NUMBER       TERM (MOS.)     PAYMENTS ($)     BALANCE ($)     ARD LOAN  PREPAYMENT PROVISIONS                     VALUE ($)
----------------------------------------------------------------------------------------------------------------------------------

     1                 IO              IO          285,500,000        N      L(30),D(83),O(7)                       2,000,000,000
     2                 IO              IO          283,850,000        N      GRTR1%orYM(54),O(6)                     890,300,000
    2.01                                                                                                             86,700,000
    2.02                                                                                                             52,600,000
    2.03                                                                                                             45,400,000
    2.04                                                                                                             39,600,000
    2.05                                                                                                             35,800,000
    2.06                                                                                                             32,700,000
    2.07                                                                                                             29,900,000
    2.08                                                                                                             30,700,000
    2.09                                                                                                             26,300,000
    2.10                                                                                                             23,000,000
    2.11                                                                                                             20,300,000
    2.12                                                                                                             18,800,000
    2.13                                                                                                             19,400,000
    2.14                                                                                                             20,800,000
    2.15                                                                                                             18,300,000
    2.16                                                                                                             19,700,000
    2.17                                                                                                             20,200,000
    2.18                                                                                                             16,500,000
    2.19                                                                                                             17,600,000
    2.20                                                                                                             15,400,000
    2.21                                                                                                             16,700,000
    2.22                                                                                                             15,100,000
    2.23                                                                                                             14,800,000
    2.24                                                                                                             14,300,000
    2.25                                                                                                             15,400,000
    2.26                                                                                                             13,500,000
    2.27                                                                                                             14,600,000
    2.28                                                                                                             13,100,000
    2.29                                                                                                             13,100,000
    2.30                                                                                                             12,300,000
    2.31                                                                                                             12,500,000
    2.32                                                                                                             11,800,000
    2.33                                                                                                             10,900,000
    2.34                                                                                                             10,500,000
    2.35                                                                                                             10,500,000
    2.36                                                                                                              9,900,000
    2.37                                                                                                              9,500,000
    2.38                                                                                                              9,700,000
    2.39                                                                                                             11,000,000
    2.40                                                                                                             10,900,000
    2.41                                                                                                              8,800,000
    2.42                                                                                                              9,400,000
    2.43                                                                                                              7,900,000
    2.44                                                                                                              7,200,000
    2.45                                                                                                             12,000,000
    2.46                                                                                                              5,200,000
     3                 IO              IO          265,294,118        N      L(25),D(52),O(7)                       1,025,000,000
     4                360           1,556,718      243,978,278        N      L(28),D(90),O(2)                        332,600,000
    4.01                                                                                                             165,300,000
    4.02                                                                                                             97,000,000
    4.03                                                                                                             70,300,000
     5                 IO              IO          200,000,000        N      L(25),D(85),O(10)                       250,000,000
     6                 IO              IO          164,000,000        N      L(25),D(85),O(10)                       520,000,000
     7                 IO              IO          133,000,000        N      L(11),GRTR1%orYM(45),O(4)               158,400,000
    7.01                                                                                                             17,900,000
    7.02                                                                                                              9,400,000
    7.03                                                                                                              6,800,000
    7.04                                                                                                              6,000,000
    7.05                                                                                                              5,300,000
    7.06                                                                                                              5,400,000
    7.07                                                                                                              6,300,000
    7.08                                                                                                              4,700,000
    7.09                                                                                                              4,241,379
    7.10                                                                                                              4,029,310
    7.11                                                                                                              4,300,000
    7.12                                                                                                              3,400,000
    7.13                                                                                                              3,700,000
    7.14                                                                                                              3,200,000
    7.15                                                                                                              3,400,000
    7.16                                                                                                              3,100,000
    7.17                                                                                                              3,700,000
    7.18                                                                                                              3,100,000
    7.19                                                                                                              3,150,000
    7.20                                                                                                              3,150,000
    7.21                                                                                                              3,700,000
    7.22                                                                                                              4,029,310
    7.23                                                                                                              2,600,000
    7.24                                                                                                              3,000,000
    7.25                                                                                                              2,300,000
    7.26                                                                                                              2,700,000
    7.27                                                                                                              2,600,000
    7.28                                                                                                              2,300,000
    7.29                                                                                                              2,700,000
    7.30                                                                                                              2,600,000
    7.31                                                                                                              2,800,000
    7.32                                                                                                              2,300,000
    7.33                                                                                                              2,600,000
    7.34                                                                                                              2,000,000
    7.35                                                                                                              2,100,000
    7.36                                                                                                              2,368,421
    7.37                                                                                                              2,157,895
    7.38                                                                                                              1,473,684
    7.39                                                                                                              2,400,000
    7.40                                                                                                              1,700,000
    7.41                                                                                                              2,000,000
    7.42                                                                                                              1,700,000
     8                 IO              IO          90,000,000         N      L(25),D(92),O(3)                        111,700,000
     9                360            519,323       82,974,126         N      L(25),D(92),O(3)                        121,450,000
    9.01                                                                                                             16,450,000
    9.02                                                                                                             16,250,000
    9.03                                                                                                             14,700,000
    9.04                                                                                                             13,800,000
    9.05                                                                                                             13,800,000
    9.06                                                                                                             11,400,000
    9.07                                                                                                              9,450,000
    9.08                                                                                                              6,300,000
    9.09                                                                                                              6,100,000
    9.10                                                                                                              5,300,000
    9.11                                                                                                              4,100,000
    9.12                                                                                                              2,600,000
    9.13                                                                                                              1,200,000
     10                IO              IO          84,000,000         N      L(27),D(30),O(3)                        118,000,000
     11               360            458,045       66,740,404         N      L(27),D(90),O(3)                        218,880,000
   11.01                                                                                                              9,510,000
   11.02                                                                                                              8,000,000
   11.03                                                                                                              6,200,000
   11.04                                                                                                              5,700,000
   11.05                                                                                                              5,590,000
   11.06                                                                                                              5,500,000
   11.07                                                                                                              5,380,000
   11.08                                                                                                              5,200,000
   11.09                                                                                                              4,925,000
   11.10                                                                                                              4,750,000
   11.11                                                                                                              4,700,000
   11.12                                                                                                              4,600,000
   11.13                                                                                                              4,380,000
   11.14                                                                                                              4,360,000
   11.15                                                                                                              4,270,000
   11.16                                                                                                              4,250,000
   11.17                                                                                                              4,200,000
   11.18                                                                                                              4,200,000
   11.19                                                                                                              4,175,000
   11.20                                                                                                              4,070,000
   11.21                                                                                                              4,010,000
   11.22                                                                                                              4,000,000
   11.23                                                                                                              4,000,000
   11.24                                                                                                              3,975,000
   11.25                                                                                                              3,900,000
   11.26                                                                                                              3,850,000
   11.27                                                                                                              3,830,000
   11.28                                                                                                              3,825,000
   11.29                                                                                                              3,775,000
   11.30                                                                                                              3,625,000
   11.31                                                                                                              3,600,000
   11.32                                                                                                              3,600,000
   11.33                                                                                                              3,600,000
   11.34                                                                                                              3,500,000
   11.35                                                                                                              3,500,000
   11.36                                                                                                              3,500,000
   11.37                                                                                                              3,375,000
   11.38                                                                                                              3,300,000
   11.39                                                                                                              3,300,000
   11.40                                                                                                              3,300,000
   11.41                                                                                                              3,275,000
   11.42                                                                                                              3,275,000
   11.43                                                                                                              3,250,000
   11.44                                                                                                              3,200,000
   11.45                                                                                                              3,120,000
   11.46                                                                                                              3,100,000
   11.47                                                                                                              3,075,000
   11.48                                                                                                              3,075,000
   11.49                                                                                                              2,975,000
   11.50                                                                                                              2,900,000
   11.51                                                                                                              2,860,000
   11.52                                                                                                              2,750,000
   11.53                                                                                                              2,700,000
   11.54                                                                                                              2,000,000
     12                IO              IO          62,500,000         N      L(27),YM(54),O(3)                       80,600,000
     13               360            332,037       51,905,815         N      L(29),D(84),O(7)                        88,300,000
   13.01                                                                                                             47,700,000
   13.02                                                                                                             32,100,000
   13.03                                                                                                              8,500,000
     14                IO              IO          55,000,000         N      L(25),D(91),O(4)                        100,300,000
     15                IO              IO          45,000,000         N      L(25),GRTR1%orYM(92),O(3) or
                                                                             L(26),D(91),O(3)                        58,000,000
     16                IO              IO          40,000,000         N      L(26),D(90),O(4)                        95,600,000
     17               360            229,759       36,810,859         N      L(48),D(69),O(3)                        51,100,000
     18                IO              IO          33,600,000         N      L(26),D(30),O(4)                        62,000,000
     19                IO              IO          32,900,000         N      L(25),D(88)or(GRTR1%orYM(88)),O(7)      83,900,000
     20               360            188,763       29,314,726         N      L(25),D(90),O(5)                        47,800,000
     21               360            193,535       29,391,699         N      L(25),D(92),O(3)                        48,500,000
     22                IO              IO          29,900,000         Y      L(24),GRTR1%orYM(93),O(3)               46,000,000
     23                IO              IO          29,413,000         Y      L(48),D(68),O(4)                        45,600,000
     24                IO              IO          27,000,000         N      L(26),YM(31),O(3)                       36,960,000
     25               360            155,239       24,636,528         N      L(25),D(91),O(4)                        35,750,000
     26               360            144,922       21,646,388         N      L(26),D(91),O(3)                        29,770,000
   26.01                                                                                                              7,500,000
   26.02                                                                                                              7,700,000
   26.03                                                                                                              5,150,000
   26.04                                                                                                              4,760,000
   26.05                                                                                                              4,660,000
     27                IO              IO          22,750,000         Y      L(25),GRTR1%orYM(92),O(3)               35,200,000
     28                IO              IO          21,600,000         N      GRTR1%orYM(116),O(4)                    27,000,000
     29                IO              IO          21,200,000         N      L(25),D(91),O(4)                        27,100,000
     30                IO              IO          21,000,000         N      L(25),D(91),O(4)                        49,800,000
     31                IO              IO          20,250,000         Y      L(24),D(92),O(4)                        27,000,000
     32               360            117,439       17,970,520         N      L(25),D(92),O(3)                        25,600,000
     33                IO              IO          19,760,000         N      L(28),D(88),O(4)                        30,000,000

     34                IO              IO          18,000,000         Y      L(24),D(92),O(4)                        24,000,000
     35               420            105,674       17,510,462         N      GRTR1%orYM(116),O(4)                    25,000,000
     36               420            97,149        16,660,971         N      L(27),D(90),O(3)                        23,300,000
     37                IO              IO          17,617,500         N      L(25),D(91),O(4)                        25,400,000
     38               360            101,348       17,062,665         N      L(25),D(91),O(4)                        22,350,000
     39                IO              IO          17,300,000         N      L(29),D(7),D(21)or(GRTR1%orYM
                                                                             (21)),O(3)                              23,700,000
     40                IO              IO          17,250,000         Y      L(48),D(68),O(4)                        23,000,000
     41               360            97,271        15,525,039         N      L(25),D(91),O(4)                        22,300,000
     42                IO              IO          16,250,000         N      L(29),D(87),O(4)                        23,300,000
     43                IO              IO          16,200,000         Y      L(25),GRTR1%orYM(92),O(3)               23,000,000
     44               360            98,935        14,941,388         N      L(24),D(90),O(6)                        20,500,000
     45               360            98,004        15,454,957         N      L(25),D(30),O(5)                        22,600,000
     46               360            91,413        14,673,684         N      L(25),D(91),O(4)                        21,000,000
     47               360            93,170        13,956,015         N      L(25),D(92),O(3)                        19,425,000
     48                IO              IO          14,500,000         N      L(25),D(31)or(GRTR1%orYM(31)),O(4)      20,000,000
     49                IO              IO          14,413,500         N      L(26),D(31),O(3)                        19,906,140
     50                IO              IO          14,413,500         N      L(26),D(31),O(3)                        21,353,860
     51                IO              IO          14,200,000         Y      L(48),D(68),O(4)                        17,800,000
     52               360            80,990        12,313,677         N      L(26),D(90),O(4)                        25,300,000
     53                IO              IO          13,825,000         N      L(26),D(91)or(GRTR1%orYM(91)),O(3)      19,500,000
     54                IO              IO          13,800,000         Y      L(24),D(92),O(4)                        18,400,000
     55                IO              IO          13,422,500         Y      L(26),GRTR1%orYM(91),O(3)               20,650,000
     56               360            83,972        11,904,968         N      L(24),D(92),O(4)                        18,000,000
     57                IO              IO          12,880,000         N      L(25),D(91),O(4)                        16,200,000
     58               360            80,065        11,853,750         N      L(24),D(90),O(6) or GRTR2%orYM
                                                                             (114),O(6)                              17,000,000
     59                IO              IO          12,640,000         N      L(25),D(91),O(4)                        15,800,000
     60               414            67,689        10,870,170         N      L(30),D(87),O(3)                        19,400,000
     61                IO              IO          12,000,000         N      L(24),D(93),O(3)                        19,500,000
     62                IO              IO          12,000,000         N      L(25),D(91),O(4)                        15,800,000
     63               360            75,061        10,519,236         N      L(24),D(93),O(3)                        15,050,000
     64               359            77,160        10,356,133         N      L(25),D(90),O(5)                        19,000,000
     65               360            74,359        10,715,087         N      L(25),D(93),O(2)                        17,000,000
     66               360            70,203        10,375,370         N      L(26),D(90),O(4)                        14,000,000
     67               360            69,274        10,339,051         N      L(26),D(90),O(4)                        14,000,000
     68                IO              IO          10,803,100         N      L(25),D(90),O(5)                        14,700,000
     69               360            62,250         9,606,549         N      L(26),D(90),O(4)                        14,050,000
     70               360            64,543         9,619,886         N      L(24),D(93),O(3)                        13,900,000
     71                IO              IO          10,300,000         N      L(25),D(91),O(4)                        14,650,000
     72                IO              IO          10,200,000         N      L(25),D(91),O(4)                        12,450,000
     73               360            59,436         8,559,942         N      L(24),D(92),O(4)                        13,100,000
     74                IO              IO           9,800,000         N      L(27),D(89),O(4)                        13,725,000

     76                IO              IO           9,400,000         N      L(26),D(28),O(6)                        12,800,000
     77                IO              IO           9,075,000         Y      L(24),D(92),O(4)                        12,100,000
     78                IO              IO           8,600,000         N      L(26),D(91),O(3)                        11,000,000
     79                IO              IO           8,500,000         N      L(26),D(91),O(3)                        10,700,000
     80                IO              IO           8,000,000         N      L(26),D(91),O(3)                        10,200,000
     81               299            51,495         6,195,122         N      L(25),D(91),O(4)                        15,750,000
     82               360            48,331         6,960,725         N      L(26),D(91),O(3)                         9,800,000
     83               360            46,765         7,255,692         N      L(25),D(92),O(3)                        10,500,000
     84                IO              IO           7,600,000         N      L(24),GRTR1%orYM(89),O(7)               17,200,000
     85               300            49,156         5,691,988         N      L(24),D(94),O(2)                         9,700,000
     86               299            47,396         5,518,623         N      L(25),D(92),O(3)                         9,900,000
     87               358            45,635         6,616,439         N      L(26),D(32),O(2)                        11,000,000
     88               360            41,134         6,490,844         N      L(24),GRTR1%orYM(92),O(4)                9,400,000
     89                IO              IO           6,900,000         N      L(25),D(92),O(3)                         9,100,000
     90               358            42,547         5,836,932         N      L(26),D(91),O(3)                         8,510,000
   90.01                                                                                                              2,890,000
   90.02                                                                                                              2,320,000
   90.03                                                                                                              1,700,000
   90.04                                                                                                              1,600,000
     91               360            40,123         6,090,760         N      L(26),D(91),O(3)                         9,000,000
     92                IO              IO           6,500,000         Y      L(25),GRTR1%orYM(92),O(3)                8,600,000
     93               360            38,263         5,738,741         N      L(25),D(92),O(3)                         9,300,000
     94                IO              IO           6,500,000         N      L(25),D(91),O(4)                         9,530,000
     95               360            40,631         6,058,093         N      L(27),D(90),O(3)                         8,800,000
     96               360            36,616         5,237,260         N      L(24),D(94),O(2)                         8,150,000
     97               360            38,280         5,752,558         N      L(25),D(32),O(7)                         8,000,000
     98               360            35,967         5,141,253         N      L(24),D(93),O(3)                         8,100,000
     99               356            33,191         4,826,553         N      L(28),GRTR1%orYM(88),O(4)                8,400,000
    100                IO              IO           5,680,000         N      L(26),D(91),O(3)                         8,200,000
    101               360            34,524         5,104,996         N      L(60),GRTR1%orYM(57),O(3)                7,500,000
    102                IO              IO           5,600,000         N      L(25),D(92),O(3)                         7,800,000
    103                IO              IO           5,320,000         N      L(26),D(91),O(3)                         9,150,000
    104               360            29,687         4,724,728         N      L(25),D(92),O(3)                         7,200,000
    105               360            30,656         4,536,979         N      L(26),D(90),O(4)                         8,330,000
    106               356            28,443         4,100,501         N      L(28),D(88),O(4)                         6,150,000
    107               360            29,710         4,310,414         N      L(36),GRTR1%orYM(81),O(3)                6,050,000
    108               359            28,001         3,856,435         N      L(25),D(93),O(2)                         6,200,000
    109                IO              IO           4,450,000         Y      L(26),D(91),O(3)                         6,700,000
    110               360            28,303         4,064,475         N      L(25),D(93),O(2)                         6,250,000
   110.01                                                                                                             2,580,000
   110.02                                                                                                             2,460,000
   110.03                                                                                                             1,210,000
    111               360            25,587         3,805,127         N      L(25),D(92),O(3)                         5,500,000
    112                IO              IO           4,236,100         N      L(26),D(31),O(3)                         6,330,000
    113               354            25,052         3,534,895         N      L(30),D(88),O(2)                         6,100,000
    114                IO              IO           4,111,000         Y      L(26),D(90),O(4)                         6,330,000
    115               300            26,945         3,315,043         N      L(26),D(91),O(3)                         6,500,000
    116                IO              IO           4,000,000         N      L(24),GRTR1%orYM(33),O(3)                5,540,000
    117               360            23,547         3,531,533         N      L(25),D(92),O(3)                         7,900,000
    118               360            22,243         3,558,795         N      L(28),D(88),O(4)                         5,230,000
    119                IO              IO           3,750,000         N      L(25),D(91),O(4)                         6,200,000
    120               360            23,101         3,268,514         N      L(26),D(90),O(4)                         4,700,000
    121                IO              IO           3,675,000         Y      L(24),D(92),O(4)                         4,900,000
    122                IO              IO           3,673,000         Y      L(26),D(90),O(4)                         5,800,000
    123               360            22,072         3,205,534         N      L(11),GRTR1%orYM(13),D(94),O(2)          5,400,000
    124               360            20,576         3,347,682         N      L(30),D(86),O(4)                         4,890,000
    125               299            23,971         2,821,504         N      L(25),D(92),O(3)                         5,400,000
    126               360            20,875         3,133,330         N      L(26),D(91),O(3)                         5,000,000
    127               299            24,645         2,810,330         N      L(60),GRTR1%orYM(57),O(3)                4,700,000
    128               360            20,270         3,143,123         N      L(26),D(91),O(3)                         4,410,000
    129               419            19,466         3,121,261         N      L(25),D(93),O(2)                         4,400,000
    130               360            20,162         3,196,652         N      GRTR1%orYM(116),O(4)                     4,400,000
    131               360            21,237         3,186,717         N      L(25),D(92),O(3)                         4,300,000
    132                IO              IO           3,350,000         Y      L(26),D(91),O(3)                         5,300,000
    133               360            19,883         2,889,487         N      L(30),D(88),O(2)                         4,450,000
    134               360            18,980         2,706,333         N      L(36),GRTR1%orYM(80),O(4)                4,380,000
    135                IO              IO           3,200,000         Y      L(26),D(91),O(3)                         4,500,000
    136                IO              IO           3,200,000         Y      L(26),D(91),O(3)                         4,500,000
    137                IO              IO           3,150,000         N      L(27),D(91),O(2)                         4,050,000
    138               360            18,251         2,775,531         N      L(25),D(93),O(2)                         3,850,000
    139               360            19,061         2,639,643         N      L(25),D(91),O(4)                         4,000,000
    140               300            19,835         2,294,081         N      L(48),GRTR1%orYM(69),O(3)                4,600,000
    141                IO              IO           2,850,000         N      L(24),GRTR1%orYM(83),O(13)               9,000,000
    142                IO              IO           2,760,000         N      L(28),D(28),O(4)                         4,750,000
    143               360            16,748         2,469,984         N      L(26),D(92),O(2)                         3,400,000
    144               360            16,183         2,289,708         N      L(26),D(90),O(4)                         3,300,000
    145                IO              IO           2,462,400         N      L(26),D(92),O(2)                         3,100,000
    146               418            13,812         2,181,947         N      L(26),D(91),O(3)                         3,100,000
    147               360            14,510         1,984,449         N      L(24),D(94),O(2)                         4,160,000
    148               300            15,891         1,825,857         N      L(48),GRTR1%orYM(69),O(3)                3,500,000
    149               168            20,554          888,847          N      L(24),D(93),O(3)                         4,000,000
    150                IO              IO           2,240,000         N      L(26),GRTR1%orYM(30),O(4)                3,150,000
    151               360            14,154         1,999,906         N      L(24),D(93),O(3)                         3,000,000
    152               359            14,049         1,885,795         N      L(25),D(92),O(3)                         5,300,000
    153               360            12,951         1,981,711         N      L(25),D(92),O(3)                         3,170,000
    154               360            12,875         1,792,253         N      L(47),GRTR1%orYM(69),O(4)                3,100,000
    155               360            12,165         1,875,750         N      L(27),D(91),O(2)                         2,550,000
    156                IO              IO           1,933,000         Y      L(48),D(68),O(4)                         3,900,000
    157               360            11,303         1,644,275         N      L(50),GRTR1%orYM(66),O(4)                2,325,000
    158               300            11,681         1,346,964         N      L(24),D(93),O(3)                         3,425,000
    159               358            10,080         1,421,656         Y      L(26),D(91),O(3)                         2,120,000
    160                IO              IO           1,605,000         Y      L(48),D(68),O(4)                         3,210,000
    161               360            10,019         1,373,347         N      L(24),D(94),O(2)                         2,300,000
    162               360             9,332         1,349,615         N      L(50),GRTR1%orYM(66),O(4)                1,900,000
    163               360             8,489         1,242,263         N      L(50),GRTR1%orYM(66),O(4)                1,775,000
    164               360             8,052         1,196,428         N      L(48),O(12)                              2,330,000
    165                IO              IO           1,250,000         N      L(25),D(32),O(3)                         3,110,000
    166                IO              IO            800,000          Y      L(26),D(91),O(3)                         1,200,000

                                           CUT-OFF DATE   LTV RATIO AT                                            CUT-OFF DATE
  MORTGAGE   APPRAISAL      DSCR (X)(1)(2)  LTV RATIO      MATURITY OR   YEAR       YEAR       NUMBER   UNIT OF    LOAN AMOUNT
LOAN NUMBER     DATE                         (1)(2)(3)     ARD(1)(2)(3)  BUILT    RENOVATED   OF UNITS  MEASURE   PER (UNIT) ($)
---------------------------------------------------------------------------------------------------------------------------------

     1        3/1/2007          1.46           60.8%          60.8%      1957       1999     1,454,110  Sq. Ft.        836
     2        5/1/2009          2.14           63.8%          63.8%     Various   Various      5,796     Rooms       97,947
    2.01      5/1/2009                                                   1986       2003        288      Rooms
    2.02      5/1/2009                                                   1999                   180      Rooms
    2.03      5/1/2009                                                   1987       2006        216      Rooms
    2.04      5/1/2009                                                   1986                   144      Rooms
    2.05      5/1/2009                                                   1989                   120      Rooms
    2.06      5/1/2009                                                   1989       2003        112      Rooms
    2.07      5/1/2009                                                   1998       2006        109      Rooms
    2.08      5/1/2009                                                   1989                   126      Rooms
    2.09      5/1/2009                                                   1989                   106      Rooms
    2.10      5/1/2009                                                   1998       2006        147      Rooms
    2.11      5/1/2009                                                   1988       2005        152      Rooms
    2.12      5/1/2009                                                   1990       2004        114      Rooms
    2.13      5/1/2009                                                   1986       2003        128      Rooms
    2.14      5/1/2009                                                   1990                   126      Rooms
    2.15      5/1/2009                                                   1989       2004        128      Rooms
    2.16      5/1/2009                                                   1998                   123      Rooms
    2.17      5/1/2009                                                   1989       2003        110      Rooms
    2.18      5/1/2009                                                   1986       2006        120      Rooms
    2.19      5/1/2009                                                   1988       2003        112      Rooms
    2.20      5/1/2009                                                   1998                   123      Rooms
    2.21      5/1/2009                                                   1987       2004        136      Rooms
    2.22      5/1/2009                                                   1998                   123      Rooms
    2.23      5/1/2009                                                   1985                   144      Rooms
    2.24      5/1/2009                                                   1987       2006        144      Rooms
    2.25      5/1/2009                                                   1986       2004        112      Rooms
    2.26      5/1/2009                                                   1989       2005        136      Rooms
    2.27      5/1/2009                                                   1989       2007        120      Rooms
    2.28      5/1/2009                                                   1998       2006        112      Rooms
    2.29      5/1/2009                                                   1988       2005        120      Rooms
    2.30      5/1/2009                                                   1986       2004         88      Rooms
    2.31      5/1/2009                                                   1986       2004        128      Rooms
    2.32      5/1/2009                                                   1986       2006        130      Rooms
    2.33      5/1/2009                                                   1989       2006        120      Rooms
    2.34      5/1/2009                                                   1999                   145      Rooms
    2.35      5/1/2009                                                   1990       2006         94      Rooms
    2.36      5/1/2009                                                   1997       2006         92      Rooms
    2.37      5/1/2009                                                   1986       2006        104      Rooms
    2.38      5/1/2009                                                   1989       2006        118      Rooms
    2.39      5/1/2009                                                   1988       2003         88      Rooms
    2.40      5/1/2009                                                   1989       2006         96      Rooms
    2.41      5/1/2009                                                   1996                    98      Rooms
    2.42      5/1/2009                                                   1996       2006         99      Rooms
    2.43      5/1/2009                                                   1990       2006        124      Rooms
    2.44      5/1/2009                                                   1986       2007        105      Rooms
    2.45      5/1/2009                                                   1984       2002        144      Rooms
    2.46      5/1/2009                                                   1989                    92      Rooms
     3        5/4/2007          1.20           80.0%          80.0%      1990       2006     1,991,491  Sq. Ft.        412
     4        Various           1.43           78.5%          73.4%     Various   Various      1,055     Rooms       247,374
    4.01      3/1/2007                                                   2003                   358      Rooms
    4.02     2/26/2007                                                   2001       2003        404      Rooms
    4.03     2/16/2007                                                   2004                   293      Rooms
     5       6/11/2007          1.22           80.0%          80.0%      1974       1988      398,009   Sq. Ft.        503
     6        5/5/2007          1.17           78.9%          78.9%      1989                1,498,570  Sq. Ft.        274
     7        Various           1.29           75.5%          75.5%     Various   Various      1,646     Units       80,802
    7.01     3/13/2007                                                   1929       2006        220      Units
    7.02     3/13/2007                                                   1929       2002         69      Units
    7.03     3/14/2007                                                   1928       1997         54      Units
    7.04     3/13/2007                                                   1969       2005         60      Units
    7.05     3/13/2007                                                   1915       2006         46      Units
    7.06     3/13/2007                                                   1926                    61      Units
    7.07     3/12/2007                                                   1926       2005         63      Units
    7.08     3/13/2007                                                   1926       1993         72      Units
    7.09     3/14/2007                                                   1911       2004         45      Units
    7.10     3/14/2007                                                   1917       2002         41      Units
    7.11     3/13/2007                                                   1920       2002         31      Units
    7.12     3/13/2007                                                   1931       1987         38      Units
    7.13     3/13/2007                                                   1926       2002         42      Units
    7.14     3/14/2007                                                   1928       1997         55      Units
    7.15     3/12/2007                                                   1916       1997         51      Units
    7.16     3/14/2007                                                   1916       2005         36      Units
    7.17     3/13/2007                                                   1915       2002         43      Units
    7.18     3/12/2007                                                   1915       2005         24      Units
    7.19     3/14/2007                                                   1925       1995         31      Units
    7.20     3/14/2007                                                   1925       1995         31      Units
    7.21     3/12/2007                                                   1935       1997         37      Units
    7.22     3/14/2007                                                   1929       1983         28      Units
    7.23     3/13/2007                                                   1910       2003         19      Units
    7.24     3/13/2007                                                   1925       2004         37      Units
    7.25     3/12/2007                                                   1915       2005         18      Units
    7.26     3/14/2007                                                   1930       2005         22      Units
    7.27     3/14/2007                                                   1922       2005         20      Units
    7.28     3/13/2007                                                   1918       2002         24      Units
    7.29     3/12/2007                                                   1916                    27      Units
    7.30     3/14/2007                                                   1920       2005         24      Units
    7.31     3/12/2007                                                   1925       1997         27      Units
    7.32     3/13/2007                                                   1911       2002         17      Units
    7.33     3/12/2007                                                   1916                    27      Units
    7.34     3/13/2007                                                   1930       2002         29      Units
    7.35     3/13/2007                                                   1930       1992         30      Units
    7.36     3/14/2007                                                   1940       1995         20      Units
    7.37     3/14/2007                                                   1940       1995         19      Units
    7.38     3/14/2007                                                   1940       2005         19      Units
    7.39     3/13/2007                                                   1926       2002         24      Units
    7.40     3/12/2007                                                   1912       2002         20      Units
    7.41     3/13/2007                                                   1928       1992         19      Units
    7.42     3/12/2007                                                   1926       1997         26      Units
     8       4/16/2007          1.26           80.6%          80.6%      1921                 190,691   Sq. Ft.        472
     9        Various           1.22           73.3%          68.3%     Various   Various    2,102,814  Sq. Ft.        42
    9.01     5/21/2007                                                   1935       2002      443,006   Sq. Ft.
    9.02     5/21/2007                                                   1964                 220,016   Sq. Ft.
    9.03      6/1/2007                                                   1972                 266,840   Sq. Ft.
    9.04      6/1/2007                                                   1963                 229,479   Sq. Ft.
    9.05     5/17/2007                                                   1995                 243,000   Sq. Ft.
    9.06     5/18/2007                                                   1977       1998      126,904   Sq. Ft.
    9.07     5/18/2007                                                   1997                  75,709   Sq. Ft.
    9.08     5/16/2007                                                   1977                 109,817   Sq. Ft.
    9.09     5/17/2007                                                   1984                 112,710   Sq. Ft.
    9.10     5/21/2007                                                   1999                  92,573   Sq. Ft.
    9.11     5/17/2007                                                   1966                 107,560   Sq. Ft.
    9.12     5/21/2007                                                   1988                  45,120   Sq. Ft.
    9.13     5/21/2007                                                   1964       1999       30,080   Sq. Ft.
     10      3/29/2007          1.35           71.2%          71.2%      1931       1999        221      Units       380,090
     11       Various           1.57           68.5%          61.0%     Various   Various    3,458,528  Sq. Ft.        43
   11.01      2/6/2007                                                   2006                  59,650   Sq. Ft.
   11.02      2/6/2007                                                   2005                  67,728   Sq. Ft.
   11.03      2/2/2007                                                   2006                  63,120   Sq. Ft.
   11.04      2/1/2007                                                   2002       2005       90,000   Sq. Ft.
   11.05      2/6/2007                                                   2005                  66,000   Sq. Ft.
   11.06      2/8/2007                                                   2006                 114,000   Sq. Ft.
   11.07      2/8/2007                                                   2006                 102,000   Sq. Ft.
   11.08      2/2/2007                                                   2006                  73,600   Sq. Ft.
   11.09      2/8/2007                                                   2006                  70,450   Sq. Ft.
   11.10     1/30/2007                                                   2005                  61,250   Sq. Ft.
   11.11     2/16/2007                                                   2006                  70,450   Sq. Ft.
   11.12      2/2/2007                                                   2006                  46,450   Sq. Ft.
   11.13     1/31/2007                                                   2006                  64,800   Sq. Ft.
   11.14     1/31/2007                                                   2005                  68,050   Sq. Ft.
   11.15      2/1/2007                                                   2006                  66,000   Sq. Ft.
   11.16      2/6/2007                                                   1990       2005       86,136   Sq. Ft.
   11.17      2/8/2007                                                   2005                  59,650   Sq. Ft.
   11.18      2/1/2007                                                   2006                  66,000   Sq. Ft.
   11.19      2/6/2007                                                   2006                  94,450   Sq. Ft.
   11.20     1/31/2007                                                   2006                  66,000   Sq. Ft.
   11.21     1/29/2007                                                   2006                  58,800   Sq. Ft.
   11.22      2/5/2007                                                   2005                  40,864   Sq. Ft.
   11.23      2/3/2007                                                   2005                  59,650   Sq. Ft.
   11.24      2/6/2007                                                   2006                  58,450   Sq. Ft.
   11.25     1/29/2007                                                   2005                  58,800   Sq. Ft.
   11.26     1/22/2007                                                   2006                  78,000   Sq. Ft.
   11.27      2/6/2007                                                   2006                  83,250   Sq. Ft.
   11.28      2/2/2007                                                   2005                  57,850   Sq. Ft.
   11.29      2/6/2007                                                   2006                  55,200   Sq. Ft.
   11.30     2/12/2007                                                   2006                  64,250   Sq. Ft.
   11.31      2/8/2007                                                   2006                  51,250   Sq. Ft.
   11.32     1/25/2007                                                   2006                  70,450   Sq. Ft.
   11.33     1/30/2007                                                   2006                  58,450   Sq. Ft.
   11.34     1/30/2007                                                   2004                  58,450   Sq. Ft.
   11.35      2/6/2007                                                   2005                  27,720   Sq. Ft.
   11.36     2/20/2007                                                   2007                  66,000   Sq. Ft.
   11.37      2/6/2007                                                   2005                  58,450   Sq. Ft.
   11.38     1/29/2007                                                   2005                  56,950   Sq. Ft.
   11.39     1/29/2007                                                   2005                  64,750   Sq. Ft.
   11.40      2/8/2007                                                   2005                  56,400   Sq. Ft.
   11.41      2/2/2007                                                   2006                  58,450   Sq. Ft.
   11.42      2/6/2007                                                   2006                  76,700   Sq. Ft.
   11.43     1/25/2007                                                   2005                  51,250   Sq. Ft.
   11.44     1/25/2007                                                   1980       2005       68,800   Sq. Ft.
   11.45     1/25/2007                                                   2005                  51,250   Sq. Ft.
   11.46      2/8/2007                                                   2006                  58,450   Sq. Ft.
   11.47     2/10/2007                                                   2006                  58,450   Sq. Ft.
   11.48      2/6/2007                                                   2006                  58,450   Sq. Ft.
   11.49      2/6/2007                                                   2005                  51,250   Sq. Ft.
   11.50     2/12/2007                                                   2005                  51,250   Sq. Ft.
   11.51      2/6/2007                                                   2005                  63,600   Sq. Ft.
   11.52      2/7/2007                                                   2005                  53,650   Sq. Ft.
   11.53      2/7/2007                                                   2005                  40,650   Sq. Ft.
   11.54     2/12/2007                                                   1968       2005       76,560   Sq. Ft.
     12      3/28/2007          1.32           77.5%          77.5%      1929       2001      308,129   Sq. Ft.        203
     13      1/10/2007          1.45           62.9%          58.8%     Various   Various    1,306,533  Sq. Ft.        42
   13.01     1/10/2007                                                   1962       2004      853,577   Sq. Ft.
   13.02     1/10/2007                                                   1991       2002      280,800   Sq. Ft.
   13.03     1/10/2007                                                   1959       2001      172,156   Sq. Ft.
     14       5/2/2007          1.47           54.8%          54.8%      1925       2005      250,463   Sq. Ft.        220
     15      4/27/2007          1.21           77.6%          77.6%      2005                   352      Units       127,841
     16      4/24/2007          1.87           41.8%          41.8%      1890       1985      128,956   Sq. Ft.        310
     17      4/30/2007          1.26           77.3%          72.0%      2006                 212,722   Sq. Ft.        186
     18      5/24/2007          1.31           54.2%          54.2%      1984       2004      146,298   Sq. Ft.        230
     19       6/4/2007          2.25           39.2%          39.2%      2005                 157,567   Sq. Ft.        209
     20       6/1/2007          1.13           65.5%          61.3%      1973                 160,294   Sq. Ft.        195
     21      4/10/2007          1.23           64.5%          60.6%      1960       2000      396,327   Sq. Ft.        79
     22       5/3/2007          1.34           65.0%          65.0%      2006                   352      Units       84,943
     23       1/3/2007          1.88           64.5%          64.5%      1992                 466,426   Sq. Ft.        63
     24      4/21/2007          1.23           73.1%          73.1%      1994       2006        300      Units       90,000
     25      1/25/2007          1.22           73.8%          68.9%      1961       2006      630,231   Sq. Ft.        42
     26       Various           1.18           77.3%          72.7%     Various               332,652   Sq. Ft.        69
   26.01     5/17/2007                                                   2003                  53,830   Sq. Ft.
   26.02     5/14/2007                                                   1987                  65,675   Sq. Ft.
   26.03     5/14/2007                                                   1989                  79,386   Sq. Ft.
   26.04     12/13/2006                                                  2003                  64,932   Sq. Ft.
   26.05     12/13/2006                                                  2003                  68,829   Sq. Ft.
     27      4/22/2007          1.58           64.6%          64.6%      1993                   306      Units       74,346
     28       2/6/2007          1.30           80.0%          80.0%      1998                   264      Units       81,818
     29      2/23/2007          1.36           78.2%          78.2%      1968       2003      217,936   Sq. Ft.        97
     30      4/19/2007          1.51           42.2%          42.2%      1929       2007      161,276   Sq. Ft.        130
     31       5/2/2007          1.43           75.0%          75.0%      1999                 706,560   Sq. Ft.        29
     32      1/24/2007          1.50           77.9%          70.2%      1905       2004      301,008   Sq. Ft.        66
     33      12/17/2006         1.44           65.9%          65.9%      2000                 137,289   Sq. Ft.        144

     34      4/17/2007          1.50           75.0%          75.0%      1993                 406,101   Sq. Ft.        44
     35      6/26/2007          1.16           72.0%          70.0%      1977                  60,278   Sq. Ft.        299
     36      1/17/2007          1.23           76.0%          71.5%      2005                   237      Units       74,684
     37       2/1/2008          1.52           69.4%          69.4%      2005                 121,383   Sq. Ft.        145
     38      5/10/2007          1.21           78.3%          76.3%      2004                  96,988   Sq. Ft.        180
     39       2/1/2007          1.32           73.0%          73.0%      2002                 102,987   Sq. Ft.        168
     40      3/13/2007          1.42           75.0%          75.0%      2006                 138,925   Sq. Ft.        124
     41       7/1/2007          1.22           74.7%          69.6%      2002                   276      Units       60,326
     42      1/24/2007          1.69           69.7%          69.7%      1999                 121,686   Sq. Ft.        134
     43      6/13/2007          1.58           70.4%          70.4%      1999                  97,177   Sq. Ft.        167
     44      4/24/2007          1.11           77.6%          72.9%      2007                    68      Units       233,824
     45       4/6/2007          1.13           69.9%          68.4%      1982                 114,906   Sq. Ft.        138
     46      6/14/2007          1.32           75.0%          69.9%      1999                   200      Units       78,750
     47      5/16/2007          1.15           77.7%          71.9%      1992                  86,118   Sq. Ft.        175
     48      4/30/2007          1.06           72.5%          72.5%      1920       2002       39,496   Sq. Ft.        367
     49      3/22/2007          1.24           69.9%          69.9%      1990                   275       Pads       52,413
     50      3/22/2007          1.24           69.9%          69.9%      1999                   295       Pads       48,859
     51      2/15/2007          1.41           79.8%          79.8%      2000                 142,727   Sq. Ft.        99
     52      5/16/2007          1.21           55.3%          48.7%      1976       2006      102,520   Sq. Ft.        137
     53      5/10/2007          1.58           70.9%          70.9%      2001                  71,713   Sq. Ft.        193
     54      4/13/2007          1.56           75.0%          75.0%      1998                 129,044   Sq. Ft.        107
     55      2/27/2007          1.34           65.0%          65.0%      2005                   244      Units       55,010
     56       7/1/2007          1.29           72.2%          66.1%      2007                    96      Rooms       135,417
     57      2/23/2007          1.35           79.5%          79.5%      1968       2002       83,634   Sq. Ft.        154
     58       5/7/2007          1.24           75.3%          69.7%      1989                 117,187   Sq. Ft.        109
     59       5/6/2007          1.51           80.0%          80.0%      2002                  96,124   Sq. Ft.        131
     60      11/21/2007         1.25           62.6%          56.0%      1985                  60,284   Sq. Ft.        201
     61      6/12/2007          1.35           61.5%          61.5%      2005                  63,576   Sq. Ft.        189
     62      4/23/2007          1.47           76.0%          76.0%      1990       2002        154      Rooms       77,922
     63       5/8/2007          1.32           79.7%          69.9%      1979       1992      148,957   Sq. Ft.        81
     64      5/23/2007          1.27           63.0%          54.5%      1986                    71      Rooms       168,476
     65       5/3/2007          1.15           65.9%          59.9%      1986       1999      160,506   Sq. Ft.        73
     66      2/12/2007          1.20           80.0%          74.1%      1993       2005      565,537   Sq. Ft.        20
     67       9/1/2007          1.17           79.9%          73.9%      1988                 208,440   Sq. Ft.        54
     68       5/8/2007          1.20           73.5%          73.5%      2004                  39,890   Sq. Ft.        271
     69       3/2/2007          1.19           74.4%          68.4%      1983       1992      106,538   Sq. Ft.        98
     70      6/12/2007          1.15           74.8%          69.2%      2006                  80,000   Sq. Ft.        130
     71      11/16/2007         1.20           70.3%          70.3%      2006                  75,414   Sq. Ft.        137
     72      6/21/2007          1.16           81.9%          81.9%      1930       1997       12,000   Sq. Ft.        850
     73      4/12/2007          1.54           75.2%          65.3%      2003                   107      Rooms       92,056
     74      1/18/2007          1.60           71.4%          71.4%      2005                  96,660   Sq. Ft.        101

     76       5/3/2007          1.28           73.4%          73.4%      1973                  37,615   Sq. Ft.        250
     77      4/13/2007          1.55           75.0%          75.0%      2000                  88,306   Sq. Ft.        103
     78       4/1/2007          1.21           78.2%          78.2%      2007                    96      Units       89,583
     79      4/25/2007          1.35           79.4%          79.4%      2006                  54,508   Sq. Ft.        156
     80       5/1/2007          1.26           78.4%          78.4%      1976                   218       Pads       36,697
     81      5/11/2007          1.90           50.7%          39.3%      1973       2001        673       Pads       11,872
     82      10/1/2007          1.20           79.6%          71.0%      2007                  57,158   Sq. Ft.        136
     83      5/17/2007          1.13           73.8%          69.1%      1988                  57,246   Sq. Ft.        135
     84       5/1/2007          1.88           44.2%          44.2%      1989                  59,617   Sq. Ft.        127
     85       7/1/2007          1.43           74.2%          58.7%      1992       2001        118      Rooms       61,017
     86      5/23/2007          1.57           70.6%          55.7%      2004                    80      Rooms       87,400
     87      12/28/2006         1.27           54.4%          51.1%      1940       2001        267       Pads       26,177
     88       3/5/2007          1.20           73.9%          69.1%      1966       2003        106      Units       65,566
     89      5/23/2007          1.41           75.8%          75.8%      2001                  53,450   Sq. Ft.        129
     90      4/10/2007          1.45           79.8%          68.6%     Various   Various       223      Units       30,451
   90.01     4/10/2007                                                   1966                    75      Units
   90.02     4/10/2007                                                   1964       2006         55      Units
   90.03     4/10/2007                                                   1965       2006         48      Units
   90.04     4/10/2007                                                   1977                    45      Units
     91      5/17/2007          1.26           75.0%          67.7%      1989                  39,686   Sq. Ft.        170
     92      6/13/2007          1.45           75.6%          75.6%      1996                  42,681   Sq. Ft.        152
     93      5/14/2007          2.07           69.9%          61.7%      1997                   118      Rooms       55,085
     94      2/28/2007          1.59           68.2%          68.2%      2006                  57,315   Sq. Ft.        113
     95      10/1/2007          1.18           73.1%          68.8%      1971                    58      Units       110,948
     96      6/12/2007          1.34           76.1%          64.3%      1997                   128      Units       48,438
     97      5/10/2007          1.18           75.6%          71.9%      1999                  40,000   Sq. Ft.        151
     98      5/30/2007          1.15           71.0%          63.5%      1976                  19,581   Sq. Ft.        294
     99       2/8/2007          1.40           68.2%          57.5%      1963       1996       56,000   Sq. Ft.        102
    100       3/8/2007          1.66           69.3%          69.3%      1974                  26,700   Sq. Ft.        213
    101      6/10/2007          1.21           75.0%          68.1%      2005                  25,396   Sq. Ft.        221
    102      3/23/2007          1.59           71.8%          71.8%      1999                  45,162   Sq. Ft.        124
    103      3/12/2007          1.53           58.1%          58.1%      1900       1999       32,096   Sq. Ft.        166
    104       5/4/2007          1.10           70.4%          65.6%      1985                   100      Units       50,650
    105      4/27/2007          1.36           60.0%          54.5%      1993       2005       23,400   Sq. Ft.        214
    106       2/2/2007          1.25           78.9%          66.7%      2007                  14,564   Sq. Ft.        333
    107      5/18/2007          1.15           78.2%          71.2%      1998                  24,884   Sq. Ft.        190
    108      4/12/2007          1.61           72.5%          62.2%      2002                    79      Rooms       56,919
    109       5/4/2007          1.23           66.4%          66.4%      1997                  25,012   Sq. Ft.        178
    110       5/2/2007          1.32           71.2%          65.0%     Various   Various     138,636   Sq. Ft.        32
   110.01     5/2/2007                                                   1984       1995       67,400   Sq. Ft.
   110.02     5/2/2007                                                   1994       2002       45,086   Sq. Ft.
   110.03     5/2/2007                                                   2001                  26,150   Sq. Ft.
    111      7/21/2006          1.20           78.2%          69.2%      1973       2005         88      Units       48,864
    112      4/26/2007          1.41           66.9%          66.9%      1972                    97       Pads       43,671
    113      12/18/2006         1.33           67.9%          57.9%      2006                  14,564   Sq. Ft.        284
    114      4/14/2007          1.82           64.9%          64.9%      2001                  15,050   Sq. Ft.        273
    115      3/14/2007          1.42           63.1%          51.0%      1931       2007       34,970   Sq. Ft.        117
    116       5/2/2007          1.38           72.2%          72.2%      2004                  50,175   Sq. Ft.        80
    117      5/14/2007          2.27           50.6%          44.7%      1997                   106      Rooms       37,736
    118      12/6/2006          1.32           71.7%          68.0%      1995                  26,901   Sq. Ft.        139
    119       5/7/2007          1.48           60.5%          60.5%      1962                    18      Units       208,333
    120      3/15/2007          1.18           79.6%          69.5%      1987                  67,752   Sq. Ft.        55
    121      4/25/2007          1.47           75.0%          75.0%      1999                  15,120   Sq. Ft.        243
    122      4/17/2007          1.83           63.3%          63.3%      2000                  15,050   Sq. Ft.        244
    123      6/12/2007          1.21           66.7%          59.4%      1997                  20,140   Sq. Ft.        179
    124      12/8/2006          1.26           73.6%          68.5%      1987       2006         96      Units       37,500
    125      5/24/2007          1.24           66.6%          52.3%      1984       1998       56,984   Sq. Ft.        63
    126      4/27/2007          1.28           71.0%          62.7%      2005                  14,550   Sq. Ft.        244
    127      5/31/2007          1.48           74.9%          59.8%      2002                    64      Rooms       55,019
    128      3/20/2007          1.15           79.4%          71.3%      1982                   108      Units       32,407
    129      12/7/2006          1.19           79.5%          70.9%      2005                  28,800   Sq. Ft.        121
    130      4/10/2007          1.20           77.8%          72.7%      1976                   106      Units       32,311
    131      4/30/2007          1.24           78.8%          74.1%      2004                  27,368   Sq. Ft.        124
    132      4/28/2007          1.23           63.2%          63.2%      1992                  35,232   Sq. Ft.        95
    133      11/28/2006         1.34           74.9%          64.9%      2006                  14,564   Sq. Ft.        229
    134       9/1/2007          1.31           73.1%          61.8%      2007                  7,080    Sq. Ft.        452
    135       5/1/2007          1.34           71.1%          71.1%      1938       1999       25,668   Sq. Ft.        125
    136       5/1/2007          1.41           71.1%          71.1%      1965       1998       25,225   Sq. Ft.        127
    137      11/1/2007          1.38           77.8%          77.8%      1983       2005       15,099   Sq. Ft.        209
    138      5/17/2007          1.11           79.9%          72.1%      2001                  12,000   Sq. Ft.        256
    139      5/23/2007          1.29           75.0%          66.0%      1985                  50,348   Sq. Ft.        60
    140       6/1/2007          1.36           63.0%          49.9%      2001                    65      Rooms       44,615
    141      4/18/2007          3.58           31.7%          31.7%      1920       2001      101,686   Sq. Ft.        28
    142      2/15/2007          1.79           58.1%          58.1%      1986                  59,482   Sq. Ft.        46
    143      4/11/2007          1.15           80.0%          72.6%      1998                  60,200   Sq. Ft.        45
    144      3/15/2007          1.20           79.4%          69.4%      1987                  40,754   Sq. Ft.        64
    145       4/3/2007          1.27           79.4%          79.4%      1930       2006       4,643    Sq. Ft.        530
    146      3/26/2007          1.26           78.5%          70.4%      1969                    85      Units       28,631
    147      6/21/2007          1.55           55.5%          47.7%      1999                  23,500   Sq. Ft.        98
    148       6/1/2007          1.47           65.7%          52.2%      2001                    58      Rooms       39,655
    149      5/31/2007          1.15           56.3%          22.2%      1999                    59      Rooms       38,136
    150       4/2/2007          1.82           71.1%          71.1%      1960                   101       Pads       22,178
    151      5/18/2007          1.26           74.3%          66.7%      1987                  26,176   Sq. Ft.        85
    152      5/24/2007          1.38           41.9%          35.6%      2003                  14,624   Sq. Ft.        152
    153      5/27/2007          1.20           69.4%          62.5%      2005                  12,634   Sq. Ft.        174
    154       6/1/2007          1.32           67.7%          57.8%      1999                    52      Units       40,385
    155      4/11/2007          1.20           80.0%          73.6%      1985       2006       11,448   Sq. Ft.        178
    156      2/18/2007          2.02           49.6%          49.6%      1996       2002       7,839    Sq. Ft.        247
    157      3/29/2007          1.24           79.5%          70.7%      1980                   102       Pads       18,112
    158      5/24/2007          1.61           49.6%          39.3%      1999                    68      Rooms       25,000
    159      3/20/2007          1.31           78.8%          67.1%      1996                  11,325   Sq. Ft.        148
    160      2/21/2007          2.03           50.0%          50.0%      1998                  7,839    Sq. Ft.        205
    161       5/4/2007          1.21           69.6%          59.7%      1988       2002         76      Units       21,053
    162      3/29/2007          1.24           79.7%          71.0%      1960                    83       Pads       18,241
    163      3/29/2007          1.24           78.8%          70.0%      1975                    61       Pads       22,916
    164      6/12/2007          1.31           54.5%          51.3%      1995                    72      Units       17,639
    165      5/27/2007          2.14           40.2%          40.2%      2002                  15,450   Sq. Ft.        81
    166      4/26/2007          1.28           66.7%          66.7%      1958                    8       Units       100,000

  MORTGAGE   OCCUPANCY   OCCUPANCY                                MOST RECENT   MOST RECENT  MOST RECENT  MOST RECENT       UW
LOAN NUMBER     RATE    "AS OF" DATE     MOST RECENT PERIOD       REVENUES ($)  EXPENSES ($)    NOI ($)      NCF ($)    REVENUES ($)
------------------------------------------------------------------------------------------------------------------------------------

     1         98.3%     1/11/2007                                                                                      157,016,346
     2         77.0%      Various               2006               185,617,795   113,879,184   71,738,611  64,867,797   198,916,263
    2.01       79.9%     12/29/2006             2006               12,612,076     5,800,501    6,811,575    6,180,971    13,362,517
    2.02       76.5%     12/29/2006             2006                8,616,733     4,073,007    4,543,726    4,112,889    9,281,728
    2.03       74.6%     12/29/2006             2006                7,647,078     4,504,475    3,142,603    2,760,249    8,630,194
    2.04       82.0%     12/29/2006             2006                6,161,294     2,684,526    3,476,768    3,168,703    6,688,290
    2.05       80.0%     12/29/2006             2006                5,278,275     2,512,512    2,765,763    2,501,849    5,890,566
    2.06       83.9%     12/29/2006             2006                4,885,785     2,309,011    2,576,774    2,332,485    5,307,789
    2.07       80.5%     12/31/2006             2006                5,235,788     2,709,096    2,526,692    2,526,692    5,347,165
    2.08       87.1%     12/29/2006             2006                5,043,582     2,859,266    2,184,316    1,932,137    5,425,496
    2.09       82.2%     12/29/2006             2006                4,292,380     2,381,543    1,910,837    1,696,218    4,559,692
    2.10       79.3%     12/31/2006             2006                5,208,316     3,249,513    1,958,803    1,958,803    5,423,525
    2.11       81.1%     12/29/2006             2006                4,980,051     2,946,067    2,033,984    1,784,981    5,226,109
    2.12       83.9%     12/29/2006             2006                3,901,364     2,271,640    1,629,724    1,434,656    4,284,333
    2.13       76.4%     12/29/2006             2006                4,290,751     2,457,019    1,833,732    1,619,194    4,468,235
    2.14       79.8%     12/29/2006             2006                4,184,440     2,587,892    1,596,548    1,387,326    4,465,316
    2.15       77.5%     12/29/2006             2006                4,187,184     2,398,939    1,788,245    1,578,886    4,333,173
    2.16       86.9%     12/31/2006             2006                4,278,611     2,737,401    1,541,210    1,541,210    4,547,066
    2.17       81.3%     12/29/2006             2006                3,552,120     2,048,070    1,504,050    1,326,444    3,784,645
    2.18       68.7%     12/29/2006             2006                3,101,717     2,276,987     824,730      669,644     4,311,475
    2.19       81.7%     12/29/2006             2006                3,580,110     2,171,991    1,408,119    1,229,114    3,815,526
    2.20       74.0%     12/31/2006             2006                3,387,747     2,161,803    1,225,944    1,225,944    3,387,422
    2.21       74.1%     12/29/2006             2006                4,119,775     2,665,098    1,454,677    1,248,688    4,339,613
    2.22       79.0%     12/31/2006             2006                3,309,720     2,030,035    1,279,685    1,279,685    3,434,208
    2.23       78.6%     12/29/2006             2006                3,799,806     2,385,464    1,414,342    1,224,352    3,905,154
    2.24       76.9%     12/29/2006             2006                3,877,769     2,699,175    1,178,594     984,706     4,200,731
    2.25       77.8%     12/29/2006             2006                3,400,312     2,195,932    1,204,380    1,034,364    3,659,641
    2.26       78.8%     12/31/2006             2006                3,794,503     2,776,177    1,018,326    1,018,326    4,036,454
    2.27       72.1%     12/31/2006             2006                3,400,739     2,383,471    1,017,268     847,231     3,827,157
    2.28       77.7%     12/31/2006             2006                3,414,367     2,283,949    1,130,418    1,130,418    3,414,469
    2.29       70.6%     12/29/2006             2006                3,205,027     2,493,316     711,711      551,460     3,632,414
    2.30       79.6%     12/29/2006             2006                2,996,167     2,006,385     989,782      839,974     3,263,776
    2.31       72.8%     12/29/2006             2006                3,250,667     2,097,424    1,153,243     990,710     3,531,032
    2.32       75.6%     12/29/2006             2006                3,205,292     2,232,690     972,602      812,337     3,582,407
    2.33       74.6%     12/31/2006             2006                3,091,887     2,193,857     898,030      898,030     3,234,583
    2.34       69.7%     12/31/2006             2006                3,190,243     2,289,119     901,124      901,124     3,193,404
    2.35       77.9%     12/29/2006             2006                2,574,005     1,638,468     935,537      806,837     2,889,331
    2.36       75.2%     12/31/2006             2006                2,901,976     2,055,485     846,491      846,491     3,094,979
    2.37       77.0%     12/29/2006             2006                2,792,823     1,881,322     911,501      771,860     2,897,601
    2.38       73.6%     12/29/2006             2006                3,085,810     2,247,448     838,362      684,071     3,289,451
    2.39       69.2%     12/29/2006             2006                2,852,658     1,960,913     891,745      749,112     2,899,727
    2.40       79.9%     12/31/2006             2006                2,954,113     2,044,506     909,607      761,901     3,138,816
    2.41       75.0%     12/31/2006             2006                2,472,859     1,631,748     841,111      841,111     2,578,658
    2.42       78.0%     12/31/2006             2006                2,800,042     2,036,979     763,063      763,063     2,800,092
    2.43       67.3%     12/31/2006             2006                2,952,312     2,388,444     563,868      563,868     3,287,898
    2.44       67.5%     12/29/2006             2006                2,520,133     2,143,806     376,327      250,320     2,662,866
    2.45       66.2%     12/31/2006             2006                3,066,217     2,266,351     799,866      646,555     3,304,376
    2.46       78.2%     12/31/2006             2006                2,163,171     1,710,363     452,808      452,808     2,277,163
     3         95.8%      5/1/2007      Year End 12/31/2006        76,438,107    31,464,494    44,973,613  44,973,613   87,617,479
     4         73.0%     6/15/2007          TTM 6/15/07            76,238,810    50,985,078    25,253,732  22,741,261   78,735,668
    4.01       72.2%     6/15/2007          TTM 6/15/07            30,174,812    18,521,396    11,653,416  10,748,171   30,881,763
    4.02       74.3%     6/15/2007          TTM 6/15/07            25,004,238    16,507,774    8,496,464    7,496,294   25,870,102
    4.03       72.1%     6/15/2007          TTM 6/15/07            21,059,760    15,955,908    5,103,852    4,496,796   21,983,803
     5         98.5%     5/30/2007     T 12 Through 4/30/2007      20,438,438     6,242,834    14,195,604  14,195,604   21,710,304
     6         97.8%      5/1/2007          2006 Actual            39,629,237    12,352,623    27,276,614  27,074,128   41,558,635
     7         96.3%     6/18/2007     Annualized 11/30/2006       15,255,311     7,443,562    7,811,748    7,811,748   17,970,768
    7.01       97.7%     6/18/2007
    7.02       100.0%    6/18/2007
    7.03       92.6%     6/18/2007
    7.04       100.0%    6/18/2007
    7.05       100.0%    6/18/2007
    7.06       96.7%     6/18/2007
    7.07       96.8%     6/18/2007
    7.08       93.2%     6/18/2007
    7.09       100.0%    6/18/2007
    7.10       100.0%    6/18/2007
    7.11       100.0%    6/18/2007
    7.12       92.1%     6/18/2007
    7.13       97.6%     6/18/2007
    7.14       94.6%     6/18/2007
    7.15       90.2%     6/18/2007
    7.16       88.9%     6/18/2007
    7.17       88.4%     6/18/2007
    7.18       96.0%     6/18/2007
    7.19       96.8%     6/18/2007
    7.20       96.8%     6/18/2007
    7.21       97.3%     6/18/2007
    7.22       100.0%    6/18/2007
    7.23       95.0%     6/18/2007
    7.24       94.6%     6/18/2007
    7.25       94.4%     6/18/2007
    7.26       100.0%    6/18/2007
    7.27       100.0%    6/18/2007
    7.28       100.0%    6/18/2007
    7.29       92.6%     6/18/2007
    7.30       100.0%    6/18/2007
    7.31       100.0%    6/18/2007
    7.32       100.0%    6/18/2007
    7.33       92.6%     6/18/2007
    7.34       89.7%     6/18/2007
    7.35       96.7%     6/18/2007
    7.36       100.0%    6/18/2007
    7.37       94.7%     6/18/2007
    7.38       100.0%    6/18/2007
    7.39       100.0%    6/18/2007
    7.40       95.0%     6/18/2007
    7.41       94.7%     6/18/2007
    7.42       88.5%     6/18/2007
     8         98.4%      4/1/2007              2006                7,478,270     4,169,017    3,309,253    3,276,836   11,044,883
     9         100.0%     Various                                                                                        8,259,073
    9.01       100.0%     6/8/2007                                                                                       1,141,860
    9.02       100.0%     6/8/2007                                                                                       1,070,242
    9.03       100.0%     6/8/2007                                                                                       1,002,891
    9.04       100.0%     6/8/2007                                                                                        940,983
    9.05       100.0%     6/8/2007                                                                                        918,475
    9.06       100.0%     6/6/2007                                                                                        753,734
    9.07       100.0%     6/7/2007                                                                                        627,893
    9.08       100.0%     6/7/2007                                                                                        449,464
    9.09       100.0%     6/7/2007                                                                                        417,747
    9.10       100.0%     6/7/2007                                                                                        378,887
    9.11       100.0%    6/12/2007                                                                                        282,418
    9.12       100.0%     6/7/2007                                                                                        184,669
    9.13       100.0%    6/12/2007                                                                                         89,810
     10        97.3%     7/17/2007              2006                6,460,953     2,171,683    4,289,270    4,245,070    9,701,394
     11        100.0%     8/1/2007                                                                                      17,731,041
   11.01       100.0%     8/1/2007
   11.02       100.0%     8/1/2007
   11.03       100.0%     8/1/2007
   11.04       100.0%     8/1/2007
   11.05       100.0%     8/1/2007
   11.06       100.0%     8/1/2007
   11.07       100.0%     8/1/2007
   11.08       100.0%     8/1/2007
   11.09       100.0%     8/1/2007
   11.10       100.0%     8/1/2007
   11.11       100.0%     8/1/2007
   11.12       100.0%     8/1/2007
   11.13       100.0%     8/1/2007
   11.14       100.0%     8/1/2007
   11.15       100.0%     8/1/2007
   11.16       100.0%     8/1/2007
   11.17       100.0%     8/1/2007
   11.18       100.0%     8/1/2007
   11.19       100.0%     8/1/2007
   11.20       100.0%     8/1/2007
   11.21       100.0%     8/1/2007
   11.22       100.0%     8/1/2007
   11.23       100.0%     8/1/2007
   11.24       100.0%     8/1/2007
   11.25       100.0%     8/1/2007
   11.26       100.0%     8/1/2007
   11.27       100.0%     8/1/2007
   11.28       100.0%     8/1/2007
   11.29       100.0%     8/1/2007
   11.30       100.0%     8/1/2007
   11.31       100.0%     8/1/2007
   11.32       100.0%     8/1/2007
   11.33       100.0%     8/1/2007
   11.34       100.0%     8/1/2007
   11.35       100.0%     8/1/2007
   11.36       100.0%     8/1/2007
   11.37       100.0%     8/1/2007
   11.38       100.0%     8/1/2007
   11.39       100.0%     8/1/2007
   11.40       100.0%     8/1/2007
   11.41       100.0%     8/1/2007
   11.42       100.0%     8/1/2007
   11.43       100.0%     8/1/2007
   11.44       100.0%     8/1/2007
   11.45       100.0%     8/1/2007
   11.46       100.0%     8/1/2007
   11.47       100.0%     8/1/2007
   11.48       100.0%     8/1/2007
   11.49       100.0%     8/1/2007
   11.50       100.0%     8/1/2007
   11.51       100.0%     8/1/2007
   11.52       100.0%     8/1/2007
   11.53       100.0%     8/1/2007
   11.54       100.0%     8/1/2007
     12        95.5%     3/31/2007     T 12 Through 2/28/2007       7,134,310     2,441,435    4,692,876    4,692,876    7,459,382
     13        100.0%     8/1/2007                                                                                       6,983,570
   13.01       100.0%     8/1/2007
   13.02       100.0%     8/1/2007
   13.03       100.0%     8/1/2007
     14        100.0%     7/1/2007              2006                8,665,598     4,841,308    3,824,290    2,983,733   10,022,231
     15        93.8%     7/20/2007              2006                4,029,340     1,350,367    2,678,973    2,608,573    4,438,253
     16        100.0%    5/15/2007       T-12 thru 4/30/07          5,184,893     2,531,192    2,653,701    2,634,358    7,187,779
     17        99.2%     5/14/2007                                                                                       4,650,090
     18        99.8%     5/31/2007              2006                4,787,961     2,173,782    2,614,179    2,584,672    5,393,226
     19        97.4%     5/23/2007              2006                3,366,618     1,717,975    1,648,643    1,617,119    6,333,522
     20        90.6%     6/27/2007              2006                3,969,331     1,850,064    2,119,267    2,103,238    4,399,027
     21        95.5%     6/30/2007       T-12 Thru 5-31-07          4,035,508     1,594,431    2,441,077    2,357,241    4,680,312
     22        93.5%     7/12/2007                                                                                       4,313,553
     23        96.0%      2/6/2007        11-06 Annualized          3,592,645     1,164,503    2,428,142    2,269,557    4,348,725
     24        97.0%     5/14/2007     T 12 Through 2/28/2007       2,850,708     1,383,973    1,466,735    1,466,735    3,332,699
     25        100.0%     8/1/2007           12/31/2005             3,657,634     1,018,628    2,639,006    2,639,006    3,713,157
     26        83.4%      Various          T12 5/06-4/07            3,037,838     1,404,126    1,633,712    1,628,672    3,407,920
   26.01       82.6%     7/22/2007         T12 5/06-4/07             687,616       312,099      375,517      370,477      878,253
   26.02       83.0%     7/22/2007         T12 5/06-4/07             761,224       404,660      356,564      356,564      831,066
   26.03       82.8%     2/28/2007         T12 5/06-4/07             525,017       198,303      326,714      326,714      604,001
   26.04       93.9%     4/26/2007         T12 5/06-4/07             538,634       225,074      313,560      313,560      543,880
   26.05       75.2%     4/26/2007         T12 5/06-4/07             525,347       263,990      261,357      261,357      550,720
     27        92.8%     6/15/2007          T-12 Mar-07             3,708,664     1,547,395    2,161,269    2,092,419    3,729,288
     28        90.2%     6/25/2007        T12 (6/06-5/07)           2,266,468      763,197     1,503,271    1,503,271    2,316,312
     29        98.4%     7/25/2007              2006                1,033,656      375,660      657,996      625,306     2,660,684
     30        100.0%    5/30/2007        TTM thru 4/30/07          4,858,386     2,790,681    2,067,705    2,051,749    4,992,156
     31        100.0%     6/7/2007                                                                                       2,465,268
     32        96.2%      1/1/2007              2006                6,257,634     3,827,515    2,430,119    2,354,872    6,398,169
     33        89.0%     2/23/2007         Statement 2006           2,933,981     1,475,031    1,458,950    1,458,950    3,409,010

     34        100.0%     6/4/2007                                                                                       1,931,436
     35        100.0%    6/25/2007         Statement 2006           1,578,035      240,165     1,337,870    1,337,870    1,764,963
     36        95.4%     3/29/2007     T 3 Through 3/31/2007        2,350,271      821,093     1,529,178    1,529,178    2,315,921
     37        85.5%     6/26/2007         Statement 2006           1,222,477      765,884      456,593      456,593     3,011,261
     38        91.2%      6/1/2007                                                                                       2,151,197
     39        100.0%     8/1/2007           12/31/2006             1,814,032      330,415     1,483,617    1,483,617    1,868,960
     40        90.3%      3/8/2007                                                                                       2,034,802
     41        95.7%     6/22/2007              2006                2,423,911     1,032,140    1,391,771    1,329,671    2,540,232
     42        96.9%      2/1/2007              2006                2,340,006      819,435     1,520,571    1,502,318    2,422,114
     43        90.4%     5/31/2007              2006                2,039,948      722,157     1,317,791    1,307,101    2,351,639
     44        83.8%      7/1/2007                                                                                       1,778,898
     45        91.5%     5/27/2007           06 Actual              2,390,782      787,501     1,603,281    1,566,466    2,389,750
     46        91.5%     6/25/2007              2006                2,230,369      884,283     1,346,086    1,301,086    2,315,505
     47        98.6%      7/5/2007              2006                1,779,302      604,790     1,174,512    1,157,288    1,901,408
     48        73.2%     6/28/2007                                                                                       1,456,885
     49        100.0%     3/1/2007     T 12 Through 2/28/2007       1,185,420      192,262      993,158      993,158     1,212,976
     50        100.0%     3/1/2007     T 12 Through 2/28/2007       1,271,632      206,244     1,065,388    1,065,388    1,301,192
     51        100.0%    2/20/2007              2006                1,489,573      261,829     1,227,744    1,213,471    1,491,835
     52        78.0%     6/30/2007              2006                1,338,206      678,676      659,530      637,524     1,985,060
     53        93.8%      5/1/2007              2006                2,411,664     1,170,268    1,241,396    1,241,396    2,434,818
     54        100.0%    6/13/2007                                                                                       1,787,182
     55        85.2%     5/16/2007         T-12 Apr 2007            1,854,458     1,228,347     626,111      591,219     2,093,260
     56        31.8%     5/31/2007                                                                                       3,869,406
     57        91.0%     7/19/2007              2006                1,190,825      287,580      903,245      891,825     1,609,761
     58        85.8%     7/12/2007              2006                1,920,673      723,874     1,196,799    1,179,221    1,896,801
     59        90.8%     4/30/2007                                                                                       1,856,531
     60        97.3%     6/30/2007        Annualized 2007
                                           (01/01-06/26)            1,588,498      643,152      945,346      881,151     1,514,076
     61        92.8%     6/30/2007         Statement 2006           1,093,601      331,193      762,408      691,588     1,435,631
     62        68.7%     4/30/2007            T12 4/07              3,983,950     2,711,515    1,272,435    1,113,077    3,984,463
     63        89.8%     6/18/2007         Statement 2006           2,409,120      957,335     1,451,785    1,451,785    2,386,512
     64        90.2%     6/30/2007           T-12 6/07              3,683,493     2,441,841    1,241,652    1,167,982    3,806,387
     65        91.4%     6/13/2007     T-12 through 2/28/2007       1,330,379      354,949      975,429      975,429     1,534,116
     66        83.0%      6/1/2007              2006                3,085,426     1,864,412    1,221,014    1,119,207    3,060,158
     67        91.2%      3/7/2007              2006                1,298,167      289,397     1,008,770     975,420     1,358,083
     68        100.0%    7/25/2007                                                                                        847,221
     69        97.8%     2/28/2007     T-12 through 1/31/2007       1,212,786      302,928      909,858      797,667     1,317,805
     70        100.0%    5/31/2007                                                                                       1,457,040
     71        83.9%     7/12/2007                                                                                        953,673
     72        100.0%    6/28/2007                                                                                        810,810
     73        70.5%     6/30/2007     T-12 through 6/30/2007       2,990,181     1,766,857    1,223,324    1,103,716    2,989,976
     74        89.2%      6/5/2007         Statement 2006            595,380       320,672      274,708      233,753     1,780,449

     76        100.0%    5/25/2007     T 3 Through 3/31/2007         923,182       113,091      810,091      810,091     1,032,987
     77        100.0%    6/15/2007                                                                                        991,455
     78        100.0%    5/12/2007                                                                                        907,687
     79        97.1%     5/30/2007                                                                                        946,441
     80        99.5%     6/28/2007              2006                1,127,892      508,990      618,902      614,760     1,135,414
     81        92.0%      6/4/2007     T-12 through 3/31/2007       2,047,307      850,117     1,197,190    1,197,190    2,054,687
     82        95.8%     5/18/2007                                                                                        921,053
     83        100.0%    5/31/2007         Statement 2006           1,158,241      558,445      599,797      599,243     1,214,772
     84        100.0%    5/29/2007       T-12 thru 2/28/07          1,313,458      439,924      873,534      867,072     1,345,872
     85        70.7%     5/31/2007     T-12 Through 5/31/2007       2,362,742     1,424,372     938,370      843,860     2,364,623
     86        77.1%     3/31/2007   Trailing-12 (04/06-03/07)      2,281,706     1,221,215    1,060,491    1,004,907    2,281,706
     87        95.0%      8/1/2007     T-12 through 4/30/2007       1,108,464      378,728      729,736      729,736     1,107,724
     88        97.2%      4/6/2007     T-12 through 4/30/2007        909,006       316,517      592,489      592,489      947,261
     89        84.8%     6/20/2007              2006                 608,954       165,483      443,471      438,126      850,004
     90        97.8%     4/25/2007     T 5 Through 5/31/2007        1,329,367      548,880      780,487      780,487     1,343,049
   90.01       98.7%     4/25/2007
   90.02       96.4%     4/25/2007
   90.03       95.8%     4/25/2007
   90.04       100.0%    4/25/2007
     91        100.0%     6/1/2007              2006                 668,197       91,509       576,688      568,751      745,699
     92        74.6%     5/31/2007              2006                 895,497       299,139      596,358      588,249      927,765
     93        71.3%     5/25/2007         T12-Thru 5/07            2,673,294     1,562,315    1,110,979    1,110,979    2,682,152
     94        95.3%     4/10/2007                                                                                       1,021,510
     95        98.3%      3/1/2007     T 12 Through 3/31/2007        655,698       204,894      450,804      450,804      798,796
     96        100.0%    6/22/2007     T-12 through 5/31/2007       1,060,621      397,953      662,668      662,668     1,046,828
     97        100.0%     4/9/2007         Statement 2006            916,791       356,024      560,767      560,767      915,873
     98        100.0%     6/1/2007   Trailing-12 (06/06-05/07)       654,229       336,747      317,482      317,482      793,232
     99        100.0%     8/1/2007                                                                                        724,850
    100        100.0%    5/31/2007              2006                 660,655       124,087      536,568      531,495      772,513
    101        91.4%      7/1/2007         Statement 2006            577,873       210,730      367,143      169,166      708,790
    102        100.0%     4/1/2007         Annualized
                                         2007 (09/01-03/31)          632,250       202,473      429,777      264,366      759,680
    103        99.4%     3/12/2007              2006                 729,362       139,201      590,161      583,742      684,851
    104        95.0%     4/30/2007         T-12 thru 4/07            881,281       498,476      382,805      357,805      913,300
    105        100.0%     8/1/2007           12/31/2006              493,759       85,310       408,450      408,450      622,702
    106        100.0%     8/1/2007                                                                                        455,873
    107        93.6%     5/15/2007         Statement 2006            591,320       114,523      476,797      475,494      613,738
    108        69.2%     5/31/2007     T-12 through 5/31/2007       1,776,620     1,133,578     643,042      571,977     1,753,206
    109        100.0%    5/22/2007              2006                 370,155                    370,155      367,655      445,566
    110        89.0%     5/14/2007           12/31/2006              725,800       187,044      538,756      538,756      703,516
   110.01      83.3%     5/14/2007
   110.02      96.6%     5/14/2007
   110.03      90.4%     5/14/2007
    111        95.5%     6/11/2007           T-12 5/07               617,310       188,922      428,388      406,388      666,905
    112        100.0%     5/4/2007     T 12 Through 3/31/2007        661,474       292,518      368,955      368,955      670,210
    113        100.0%     8/1/2007                                                                                        487,789
    114        100.0%    4/18/2007                                                                                        509,983
    115        100.0%     8/1/2007                                                                                        619,753
    116        78.4%     5/28/2007        5/06-4/07 (T12)            604,702       335,957      268,745      268,745      685,586
    117        76.4%     6/11/2007         TTM-Thru 5/07            2,234,860     1,451,453     783,407      783,407     2,241,836
    118        100.0%    3/22/2007         Statement 2006            376,608          0         376,608      376,608      388,676
    119        100.0%    5/31/2007              2006                 395,541       146,316      249,225      244,797      435,235
    120        100.0%     3/7/2007              2006                 460,508       90,217       370,291      349,965      466,407
    121        100.0%    6/14/2007                                                                                        408,010
    122        100.0%    4/18/2007                                                                                        389,340
    123        100.0%     8/1/2007           12/31/2006              339,045         541        338,504      338,504      473,688
    124        89.6%      3/1/2007         Statement 2006            785,689       381,449      404,240      404,240      756,864
    125        100.0%    6/27/2007     Trailing-12 (05/06-04/07)     570,563       191,618      378,945      378,945      569,533
    126        100.0%    5/17/2007                                                                                        324,996
    127        73.2%     3/31/2007     Trailing-12 (05/06-04/07)   1,119,584      530,478      589,106      589,106     1,048,867
    128        96.3%     5/31/2007         Statement 2006            677,809       368,005      309,804      309,804      680,681
    129        100.0%     8/1/2007           12/31/2006              533,750       261,232      272,518      272,518      536,746
    130        94.3%     6/11/2007              2006                 530,592       287,771      242,821      216,321      578,417
    131        100.0%    4/26/2007              2006                 384,582       93,026       291,556      288,819      413,282
    132        100.0%    5/29/2007              2006                 309,043                    309,043      303,758      377,621
    133        100.0%     8/1/2007                                                                                        349,034
    134        100.0%     6/7/2007                                                                                        368,827
    135        100.0%    4/30/2007              2006                 294,875                    294,875      291,025      345,669
    136        100.0%     5/8/2007              2006                 294,875                    294,875      291,091      322,600
    137        100.0%     4/3/2007                                                                                        423,813
    138        100.0%     8/1/2007           12/31/2006              232,945        9,060       223,885      223,885      261,235
    139        100.0%    5/23/2007              2006                 470,117       103,322      366,795      359,243      433,727
    140        58.2%     4/30/2007     Trailing-12 (05/06-04/07)    1,114,109      792,594      321,515      321,515     1,137,302
    141        100.0%     5/9/2007              2006                1,105,239      423,521      681,718      664,905     1,033,315
    142        94.0%     6/30/2007           6/28/2005               561,430       231,603      329,827      329,827      577,778
    143        100.0%     4/3/2007           12/31/2006              355,549       177,008      178,641      178,641      441,522
    144        100.0%     3/7/2007              2006                 357,387       85,453       271,934      262,557      340,487
    145        100.0%     8/1/2007                                                                                        233,019
    146        88.2%     3/19/2007     T 12 Through 3/31/2007        392,936       109,661      283,275      283,275      438,082
    147        100.0%     8/1/2007           12/31/2006              311,845                    311,845      311,845      296,253
    148        70.1%     4/30/2007     Trailing-12 (05/06-04/07)     920,774       603,359      317,414      317,414      931,576
    149        72.9%     3/31/2007     Trailing-12 (05/06-04/07)     955,070       630,745      324,324      324,324      966,958
    150        88.1%      5/1/2007     T 12 Through 2/28/2007        348,132       150,783      197,349      197,349      405,420
    151        100.0%     6/6/2007         Statement 2006            298,489       93,023       205,465      205,465      338,073
    152        81.5%     6/30/2007              2006                 619,309       266,419      352,890      349,965      557,984
    153        78.3%      5/1/2007         Statement 2006            155,503       74,519        80,984      80,984       298,497
    154        100.0%    6/25/2007     T-12 through 5/31/2007        499,059       283,754      215,305      215,305      495,333
    155        100.0%     4/2/2007     2007 Annualized 3/31/2007     273,271       88,771       184,500      184,500      304,590
    156        100.0%    11/30/2006                                                                                       289,134
    157        86.3%      5/1/2007     T 3 Through 3/31/2007         266,672       109,724      156,948      156,948      276,033
    158        61.9%     6/14/2007           6/06-5/07               847,316       601,395      245,921      245,921      817,645
    159        100.0%    5/17/2007                                                                                        163,857
    160        100.0%    3/13/2007                                                                                        232,802
    161        82.9%     5/22/2007     T-12 through 4/30/2007        504,459       334,238      170,221      170,221      511,097
    162        96.4%      5/1/2007     T 3 Through 3/31/2007         211,644       93,060       118,584      118,584      220,929
    163        90.2%      5/1/2007     T 3 Through 3/31/2007         156,860       37,292       119,568      119,568      163,776
    164        91.7%     5/31/2007     T-12 through 5/31/2007        340,836       200,383      140,453      140,453      340,753
    165        100.0%     6/4/2007         Statement 2006            254,342       81,366       172,976      172,976      337,929
    166        100.0%    3/29/2007       T-12 thru 3/31/07           102,096       37,634        64,462      62,502        97,668

                                 UW NET
  MORTGAGE           UW        OPERATING       UW NET                                                                 LARGEST
LOAN NUMBER     EXPENSES ($)   INCOME ($)  CASH FLOW ($)  LARGEST TENANT NAME                                      TENANT SQ. FT.
-----------------------------------------------------------------------------------------------------------------------------------

     1           38,399,113   118,617,233   114,381,673   Citibank N.A.                                               365,070
     2          122,171,704    76,744,559    68,787,909
    2.01         6,847,614     6,514,903     5,980,402
    2.02         4,852,768     4,428,960     4,057,691
    2.03         4,706,607     3,923,587     3,578,379
    2.04         3,199,469     3,488,821     3,221,289
    2.05         3,037,384     2,853,183     2,617,560
    2.06         2,813,695     2,494,093     2,281,782
    2.07         2,662,707     2,684,458     2,470,571
    2.08         3,086,606     2,338,890     2,121,871
    2.09         2,582,647     1,977,045     1,794,657
    2.10         3,395,893     2,027,632     1,810,691
    2.11         3,120,071     2,106,038     1,896,994
    2.12         2,525,305     1,759,028     1,587,655
    2.13         2,660,033     1,808,202     1,629,473
    2.14         2,677,378     1,787,937     1,609,325
    2.15         2,606,348     1,726,825     1,553,498
    2.16         2,865,114     1,681,952     1,500,069
    2.17         2,158,962     1,625,683     1,474,297
    2.18         2,657,412     1,654,063     1,481,604
    2.19         2,413,836     1,401,690     1,249,069
    2.20         2,156,175     1,231,248     1,095,751
    2.21         2,781,606     1,558,008     1,384,423
    2.22         2,130,215     1,303,993     1,166,625
    2.23         2,535,518     1,369,637     1,213,431
    2.24         2,820,756     1,379,975     1,211,946
    2.25         2,383,942     1,275,699     1,129,314
    2.26         2,945,363     1,091,092      929,633
    2.27         2,491,969     1,335,188     1,182,102
    2.28         2,354,908     1,059,561      922,982
    2.29         2,491,293     1,141,121      995,824
    2.30         2,115,378     1,148,398     1,017,847
    2.31         2,368,959     1,162,073     1,020,831
    2.32         2,408,562     1,173,845     1,030,549
    2.33         2,298,397      936,186       806,803
    2.34         2,332,044      861,360       733,624
    2.35         1,775,731     1,113,600      998,027
    2.36         2,129,166      965,813       842,014
    2.37         1,957,932      939,669       823,765
    2.38         2,289,917      999,534       867,956
    2.39         2,013,536      886,191       770,202
    2.40         2,158,271      980,545       854,993
    2.41         1,720,716      857,942       754,796
    2.42         2,017,501      782,592       670,588
    2.43         2,419,981      867,917       736,401
    2.44         2,116,875      545,991       439,476
    2.45         2,334,618      969,758       837,583
    2.46         1,752,528      524,635       433,548
     3           28,145,597    59,471,882    57,968,003   Wannado                                                     113,567
     4           49,467,479    29,268,189    26,647,419
    4.01         17,724,361    13,157,402    12,230,949
    4.02         16,082,112    9,787,990     8,753,187
    4.03         15,661,006    6,322,797     5,663,283
     5           6,425,163     15,285,141    14,733,971   Macy's                                                       30,801
     6           12,650,098    28,908,537    27,857,837   Costco (Ground Lease)                                       148,663
     7           7,489,818     10,480,950    10,068,950   Various                                                     Various
    7.01
    7.02
    7.03                                                  Makey Deli Grocery                                           2,116
    7.04
    7.05
    7.06
    7.07
    7.08
    7.09
    7.10
    7.11
    7.12
    7.13
    7.14
    7.15
    7.16
    7.17                                                  Tavarez Grocery                                              1,932
    7.18                                                  Valentine Dental Clinic                                      1,581
    7.19
    7.20
    7.21
    7.22
    7.23                                                  Caridad Restaurant Express                                   1,408
    7.24
    7.25                                                  Marina Grocery Store                                         1,050
    7.26
    7.27
    7.28
    7.29
    7.30
    7.31
    7.32
    7.33
    7.34
    7.35
    7.36
    7.37
    7.38
    7.39
    7.40
    7.41
    7.42
     8           4,427,960     6,616,922     6,584,505    Newmark & Co                                                 30,835
     9             82,591      8,176,482     7,617,626    Various                                                     Various
    9.01           11,419      1,130,442     1,036,192    Intelicoat Technologies - South Hadley                      443,006
    9.02           10,702      1,059,539     1,001,741    Summa Technology, Inc.                                      220,016
    9.03           10,029       992,862       917,853     American Bedding Industries                                 266,840
    9.04           9,410        931,573       873,400     Intelicoat Technologies - Matthews                          229,479
    9.05           9,185        909,290       837,605     A.R.E. Accessories, Inc.                                    243,000
    9.06           7,537        746,196       710,003     The Durcon Company                                          126,904
    9.07           6,279        621,614       593,791     DWJ Enterprises (dba Buchanan Visual Communications)         75,709
    9.08           4,495        444,970       417,214     Humanetics II, Ltd - Carrollton                             109,817
    9.09           4,177        413,570       381,447     Holm Industries, Inc. - Aurora                              112,710
    9.10           3,789        375,098       348,131     Humanetics II, Ltd. - McAllen                                92,573
    9.11           2,824        279,594       250,230     Holm Industries, Inc. - Ft Smith                            107,560
    9.12           1,847        182,823       169,679     Humanetics II, Ltd. - Manor                                  45,120
    9.13            898          88,912        80,339     Holm Industries, Inc. - Evansville                           30,080
     10          3,247,284     6,454,110     6,409,910
     11           177,310      17,553,730    17,207,877   84 Lumber                                                   Various
   11.01                                                  84 Lumber                                                    59,650
   11.02                                                  84 Lumber                                                    67,728
   11.03                                                  84 Lumber                                                    63,120
   11.04                                                  84 Lumber                                                    90,000
   11.05                                                  84 Lumber                                                    66,000
   11.06                                                  84 Lumber                                                   114,000
   11.07                                                  84 Lumber                                                   102,000
   11.08                                                  84 Lumber                                                    73,600
   11.09                                                  84 Lumber                                                    70,450
   11.10                                                  84 Lumber                                                    61,250
   11.11                                                  84 Lumber                                                    70,450
   11.12                                                  84 Lumber                                                    46,450
   11.13                                                  84 Lumber                                                    64,800
   11.14                                                  84 Lumber                                                    68,050
   11.15                                                  84 Lumber                                                    66,000
   11.16                                                  84 Lumber                                                    86,136
   11.17                                                  84 Lumber                                                    59,650
   11.18                                                  84 Lumber                                                    66,000
   11.19                                                  84 Lumber                                                    94,450
   11.20                                                  84 Lumber                                                    66,000
   11.21                                                  84 Lumber                                                    58,800
   11.22                                                  84 Lumber                                                    40,864
   11.23                                                  84 Lumber                                                    59,650
   11.24                                                  84 Lumber                                                    58,450
   11.25                                                  84 Lumber                                                    58,800
   11.26                                                  84 Lumber                                                    78,000
   11.27                                                  84 Lumber                                                    83,250
   11.28                                                  84 Lumber                                                    57,850
   11.29                                                  84 Lumber                                                    55,200
   11.30                                                  84 Lumber                                                    64,250
   11.31                                                  84 Lumber                                                    51,250
   11.32                                                  84 Lumber                                                    70,450
   11.33                                                  84 Lumber                                                    58,450
   11.34                                                  84 Lumber                                                    58,450
   11.35                                                  84 Lumber                                                    27,720
   11.36                                                  84 Lumber                                                    66,000
   11.37                                                  84 Lumber                                                    58,450
   11.38                                                  84 Lumber                                                    56,950
   11.39                                                  84 Lumber                                                    64,750
   11.40                                                  84 Lumber                                                    56,400
   11.41                                                  84 Lumber                                                    58,450
   11.42                                                  84 Lumber                                                    76,700
   11.43                                                  84 Lumber                                                    51,250
   11.44                                                  84 Lumber                                                    68,800
   11.45                                                  84 Lumber                                                    51,250
   11.46                                                  84 Lumber                                                    58,450
   11.47                                                  84 Lumber                                                    58,450
   11.48                                                  84 Lumber                                                    58,450
   11.49                                                  84 Lumber                                                    51,250
   11.50                                                  84 Lumber                                                    51,250
   11.51                                                  84 Lumber                                                    63,600
   11.52                                                  84 Lumber                                                    53,650
   11.53                                                  84 Lumber                                                    40,650
   11.54                                                  84 Lumber                                                    76,560
     12          2,459,684     4,999,697     4,704,417    King County                                                 114,072
     13           740,576      6,242,994     5,776,465    Nordic Cold Storage LLC                                     Various
   13.01                                                  Nordic Cold Storage LLC                                     853,577
   13.02                                                  Nordic Cold Storage LLC                                     280,800
   13.03                                                  Nordic Cold Storage LLC                                     172,156
     14          4,740,506     5,281,725     5,056,228    Manning Salvage & Lee Inc.                                   88,446
     15          1,244,524     3,193,729     3,123,329
     16          2,615,367     4,572,411     4,423,986    Dean & Deluca New York                                       12,560
     17          1,110,013     3,540,077     3,480,262    Gold's Gym                                                   30,000
     18          2,340,776     3,052,450     2,553,255    Bonner Kiernan Trebach                                       28,697
     19          2,033,055     4,300,468     4,072,412    Morrison & Foerster, LLP                                     80,005
     20          1,689,800     2,709,227     2,554,521    Sylmark, Inc.                                                17,019
     21          1,577,600     3,102,711     2,860,671    Burlington Coat Factory                                      89,000
     22          1,855,247     2,458,306     2,379,106
     23          1,363,870     2,984,855     2,826,271    Sam's Club                                                  139,522
     24          1,329,053     2,003,646     1,941,846
     25          1,249,990     2,463,167     2,270,635    Kichler Lighting                                            630,231
     26          1,319,983     2,087,937     2,056,350
   26.01          303,027       575,226       570,191
   26.02          343,439       487,626       481,056
   26.03          217,869       386,132       378,528
   26.04          221,460       322,420       316,926
   26.05          234,188       316,532       309,649
     27          1,552,764     2,176,524     2,107,674
     28           759,733      1,556,579     1,556,579
     29           953,210      1,707,474     1,603,829    Wal-Mart                                                    104,492
     30          2,873,139     2,119,017     1,966,848    HSBC Bank USA                                                19,251
     31           789,597      1,675,671     1,605,015    Circuity City                                               706,560
     32          4,060,821     2,337,348     2,112,995     Baker Knapp                                                 15,538
     33          1,572,548     1,836,462     1,706,821    Arlington Theater                                            23,092

     34           359,716      1,571,720     1,499,890    EDS                                                         406,101
     35           233,399      1,531,564     1,472,979    The Scripps Research Center                                  60,278
     36           831,356      1,484,564     1,437,364
     37          1,324,098     1,687,162     1,583,611    Shop and Save Market                                         40,014
     38           663,777      1,487,420     1,473,325    Perry's Grille & Steakhouse                                  11,480
     39           393,071      1,475,889     1,301,903    America Online, Inc.                                        102,987
     40           616,744      1,418,058     1,353,250    Sportsman's Warehouse                                        47,900
     41          1,056,387     1,483,845     1,421,745
     42           788,081      1,634,032     1,600,614    Allstate Insurance Company                                   86,699
     43           716,207      1,635,431     1,522,314    Personnel Group of America                                   20,332
     44           447,083      1,331,815     1,318,015
     45           946,312      1,443,439     1,326,519    Progressive Mngmnt.                                          17,570
     46           827,049      1,488,456     1,443,456
     47           540,463      1,360,945     1,282,140    State of Nevada Dept of Administration                       24,261
     48           406,990      1,049,896     1,004,638    Urban Fit Inc                                                2,840
     49           204,753      1,008,222      994,472
     50           219,645      1,081,548     1,066,798
     51           293,438      1,198,397     1,145,616    Kroger                                                       59,670
     52           782,689      1,202,371     1,180,365    Advantage Urgent Care                                        8,868
     53          1,166,904     1,267,914     1,265,875    Nexsen Pruet, LLC                                            31,223
     54           577,545      1,209,637     1,196,733    Lowe's                                                      129,044
     55           993,889      1,099,371     1,064,479
     56          2,456,185     1,413,221     1,297,139
     57           605,347      1,004,413      963,544     TJ Maxx                                                      26,515
     58           670,993      1,225,808     1,190,568    Tom Thumb                                                    55,750
     59           749,795      1,106,736     1,097,439    Noodles & Company                                            21,474
     60           410,295      1,103,780     1,012,548    Alliance Data Systems                                        24,053
     61           350,208      1,085,423     1,031,675    Keller Williams Realty                                       9,555
     62          2,699,956     1,284,507     1,125,129
     63           992,202      1,394,310     1,190,904    Ochsner Clinic Foundation                                    70,625
     64          2,473,657     1,332,729     1,180,474
     65           434,490      1,099,627      977,204     Stein Mart                                                   41,922
     66          1,883,910     1,176,248     1,013,902    Lowe's Home Centers, Inc.                                   147,000
     67           301,021      1,057,062      970,424     ASDI Bioscience, Inc.                                        41,243
     68            8,472        838,749       838,749     Walgreens                                                    14,820
     69           357,507       960,297       889,847     24 Hr Fitness (Minyards)                                     48,427
     70           490,046       966,994       888,040     Arizona Department of Economic Security                      80,000
     71           203,856       749,817       731,736     Publix                                                       45,600
     72            16,216       794,594       793,204     Walgreens                                                    12,000
     73          1,770,138     1,219,838     1,100,239
     74           756,754      1,023,695      908,337     Itelligence, Inc.                                            25,008

     76           247,561       785,426       756,020     Total Woman Health & Fitness Spa                             12,280
     77           200,468       790,987       782,157     Kohl's                                                       88,306
     78           279,327       628,360       604,360
     79           263,701       682,740       660,919     Publix                                                       38,997
     80           556,518       578,896       574,754
     81           847,883      1,206,803     1,173,153
     82           207,039       714,014       695,222     Bloom                                                        38,003
     83           500,593       714,179       633,689     Verizon California, Inc.                                     13,797
     84           449,814       896,058       817,329     Sleepy's Inc                                                 11,424
     85          1,427,969      936,654       842,069
     86          1,296,646      985,060       893,792
     87           498,816       608,908       598,228
     88           328,769       618,491       591,991
     89           186,635       663,369       613,668     Office Max                                                   23,500
     90           548,220       794,829       739,079
   90.01
   90.02
   90.03
   90.04
     91            91,569       654,130       605,394     Synthesys                                                    10,015
     92           304,177       623,588       563,648     Turner Construction                                          10,935
     93          1,624,313     1,057,838      950,552
     94           337,417       684,093       617,873     Tesco Corporation                                            26,549
     95           212,252       586,544       574,944
     96           418,161       628,667       589,883
     97           343,399       572,474       544,220     Strategic Resource Company                                   40,000
     98           271,761       521,470       495,088     Langdon Wilson                                               9,518
     99           133,048       591,803       559,125     Raymour & Flanigan                                           56,000
    100           205,536       566,978       534,543     Bank of America, N.A.                                        5,100
    101           230,435       478,355       456,705     The Pointe Martini Lounge                                    4,002
    102           200,296       559,384       524,645     Lynns World                                                  24,024
    103           179,196       505,655       462,543      The Curry Club                                              5,450
    104           496,161       417,139       392,139
    105            82,150       540,552       500,676     County of Los Angeles                                        23,400
    106            13,676       442,197       425,448     Rite Aid of Ohio, Inc.                                       14,564
    107           183,896       429,842       410,658     Matrix Rehab                                                 4,500
    108          1,141,174      612,032       541,904
    109            94,426       351,139       332,947     Barnes & Noble                                               25,012
    110           242,442       461,074       446,920
   110.01
   110.02
   110.03
    111           276,494       390,411       368,411
    112           289,408       380,802       375,952
    113            70,133       417,657       399,284     Rite Aid                                                     14,564
    114            82,183       427,800       426,295     Walgreens                                                    15,050
    115           141,532       478,222       459,822     FlatRate Movers                                              34,970
    116           327,437       358,150       350,710
    117          1,511,996      729,840       640,166
    118            20,547       368,129       351,019     Mercy Medical Hospital                                       26,901
    119           123,649       311,586       307,158
    120            97,762       368,645       327,224     Kirk Plumbing & Heating                                      29,632
    121           106,248       301,762       300,250     Walgreens                                                    15,120
    122            3,893        385,447       383,942     Walgreens                                                    15,050
    123           134,601       339,088       321,021     24 Hour Fitness                                              20,140
    124           416,178       340,686       312,078
    125           186,506       383,026       355,468     McDougal Realtors                                            16,324
    126            3,250        321,746       320,291     Walgreens                                                    14,550
    127           570,036       478,831       436,899
    128           369,259       311,421       279,993
    129           256,056       280,690       277,810     Publix                                                       28,800
    130           261,480       316,937       290,437
    131            84,919       328,363       315,858     Country Dollar                                               6,000
    132            88,942       288,679       249,184     Stater Brothers Market                                       35,232
    133            16,606       332,428       318,913     Rite Aid Corporation                                         14,564
    134            64,313       304,514       297,723     Verizon Wireless                                             4,001
    135            68,535       277,134       259,717     KV Mart                                                      25,668
    136            44,690       277,910       274,126     KV Mart                                                      25,225
    137           142,715       281,099       257,380     Madison Property Company                                     5,279
    138            15,698       245,537       243,007     Happy Harry's (Walgreens)                                    12,000
    139           103,518       330,209       295,695     TruGreen/Chemlawn, Corp.                                     23,300
    140           767,871       369,431       323,939
    141           401,615       631,699       576,595     Herb Chambers 1168, Inc.                                     61,150
    142           272,603       305,175       289,970     Oasis Center for Spiritual Living                            1,800
    143           186,445       255,077       231,066     Olsen Brothers Inc                                           30,127
    144            87,880       252,606       232,204     Cobill Contractors, Inc                                      6,713
    145            35,139       197,880       190,312     Citibank                                                     4,643
    146           208,066       230,016       208,766
    147            10,088       286,165       269,366     OfficeMax                                                    23,500
    148           614,316       317,260       279,997
    149           645,184       321,774       283,109
    150           155,855       249,565       244,515
    151           107,542       230,530       214,372     SSM Primary Care, Inc.                                       5,225
    152           302,408       255,576       232,836     Care Dental                                                  1,400
    153           110,639       187,858       175,635     Square Donuts                                                2,300
    154           278,472       216,861       203,861
    155           118,122       186,468       175,568     SAKDC - Davita Dialysis Partners, LP                         7,829
    156            53,528       235,606       234,822     Logan's Roadhouse                                            7,839
    157           103,092       172,941       167,841
    158           558,830       258,815       226,110
    159            3,777        160,080       158,381     Rite Aid                                                     11,325
    160            36,377       196,425       195,641     Logan's Roadhouse                                            7,839
    161           342,089       169,008       145,448
    162            77,429       143,500       139,400
    163            34,392       129,384       126,384
    164           196,098       144,655       126,655
    165           146,204       191,726       174,514     Rent A Center                                                3,750
    166            33,790        63,878        61,918

              LARGEST  LARGEST                                                                             2ND LARGEST   2ND LARGEST
  MORTGAGE    TENANT   TENANT        2ND LARGEST TENANT NAME                                2ND LARGEST      TENANT         TENANT
LOAN NUMBER  % OF NRA  EXP. DATE                                                           TENANT SQ. FT.   % OF NRA      EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

     1         25.1%   8/31/2014     Orrick, Herrington & Sutcliffe                           239,464        16.5%        3/31/2010
     2
    2.01
    2.02
    2.03
    2.04
    2.05
    2.06
    2.07
    2.08
    2.09
    2.10
    2.11
    2.12
    2.13
    2.14
    2.15
    2.16
    2.17
    2.18
    2.19
    2.20
    2.21
    2.22
    2.23
    2.24
    2.25
    2.26
    2.27
    2.28
    2.29
    2.30
    2.31
    2.32
    2.33
    2.34
    2.35
    2.36
    2.37
    2.38
    2.39
    2.40
    2.41
    2.42
    2.43
    2.44
    2.45
    2.46
     3          5.7%   5/31/2024     Burlington Coat Factory                                  111,324         5.6%        12/31/2008
     4
    4.01
    4.02
    4.03
     5          7.7%   12/31/2011    Sears                                                     27,822         7.0%        1/31/2009
     6          9.9%   6/19/2031     JCPenney                                                 107,021         7.1%        3/31/2013
     7        Various   Various      Various                                                  Various       Various        Various
    7.01
    7.02
    7.03         NA    10/31/2014    Andy's Barber Shop                                        1,536           NA         2/28/2010
    7.04
    7.05
    7.06
    7.07
    7.08
    7.09
    7.10
    7.11
    7.12
    7.13
    7.14
    7.15
    7.16
    7.17         NA    7/31/2011
    7.18         NA    7/31/2015     Pawn Empeno                                                912            NA            MTM
    7.19
    7.20
    7.21
    7.22
    7.23         NA    10/31/2012    Delicatessan                                               703            NA         4/30/2010
    7.24
    7.25         NA    9/31/2015     Ashley Unisex                                             1,008           NA         10/31/2009
    7.26
    7.27
    7.28
    7.29
    7.30
    7.31
    7.32
    7.33
    7.34
    7.35
    7.36
    7.37
    7.38
    7.39
    7.40
    7.41
    7.42
     8         16.2%   Multiple
                       Spaces        Clear Channel                                             30,530        16.0%        01/31/2010
     9         100.0%   Various
    9.01       100.0%  7/13/2020
    9.02       100.0%  9/30/2020
    9.03       100.0%  1/31/2025
    9.04       100.0%  4/30/2020
    9.05       100.0%  9/30/2024
    9.06       100.0%  10/31/2019
    9.07       100.0%  8/31/2019
    9.08       100.0%  6/30/2018
    9.09       100.0%  3/31/2020
    9.10       100.0%  6/30/2018
    9.11       100.0%  3/31/2020
    9.12       100.0%  6/30/2018
    9.13       100.0%  3/31/2020
     10
     11        100.0%  4/30/2027
   11.01       100.0%  4/30/2027
   11.02       100.0%  4/30/2027
   11.03       100.0%  4/30/2027
   11.04       100.0%  4/30/2027
   11.05       100.0%  4/30/2027
   11.06       100.0%  4/30/2027
   11.07       100.0%  4/30/2027
   11.08       100.0%  4/30/2027
   11.09       100.0%  4/30/2027
   11.10       100.0%  4/30/2027
   11.11       100.0%  4/30/2027
   11.12       100.0%  4/30/2027
   11.13       100.0%  4/30/2027
   11.14       100.0%  4/30/2027
   11.15       100.0%  4/30/2027
   11.16       100.0%  4/30/2027
   11.17       100.0%  4/30/2027
   11.18       100.0%  4/30/2027
   11.19       100.0%  4/30/2027
   11.20       100.0%  4/30/2027
   11.21       100.0%  4/30/2027
   11.22       100.0%  4/30/2027
   11.23       100.0%  4/30/2027
   11.24       100.0%  4/30/2027
   11.25       100.0%  4/30/2027
   11.26       100.0%  4/30/2027
   11.27       100.0%  4/30/2027
   11.28       100.0%  4/30/2027
   11.29       100.0%  4/30/2027
   11.30       100.0%  4/30/2027
   11.31       100.0%  4/30/2027
   11.32       100.0%  4/30/2027
   11.33       100.0%  4/30/2027
   11.34       100.0%  4/30/2027
   11.35       100.0%  4/30/2027
   11.36       100.0%  4/30/2027
   11.37       100.0%  4/30/2027
   11.38       100.0%  4/30/2027
   11.39       100.0%  4/30/2027
   11.40       100.0%  4/30/2027
   11.41       100.0%  4/30/2027
   11.42       100.0%  4/30/2027
   11.43       100.0%  4/30/2027
   11.44       100.0%  4/30/2027
   11.45       100.0%  4/30/2027
   11.46       100.0%  4/30/2027
   11.47       100.0%  4/30/2027
   11.48       100.0%  4/30/2027
   11.49       100.0%  4/30/2027
   11.50       100.0%  4/30/2027
   11.51       100.0%  4/30/2027
   11.52       100.0%  4/30/2027
   11.53       100.0%  4/30/2027
   11.54       100.0%  4/30/2027
     12        37.0%   9/30/2007     aQuantive, Inc.                                           76,088        24.7%        9/30/2012
     13        100.0%  2/28/2027
   13.01       100.0%  2/28/2027
   13.02       100.0%  2/28/2027
   13.03       100.0%  2/28/2027
     14        35.3%   03/31/2013    F. Schumacher & Co.                                       70,865        28.3%        04/30/2010
     15
     16         9.7%   Multiple
                       Spaces        Devachan Salon and Spa, Inc.                              9,250          7.2%        Multiple
                                                                                                                          Spaces
     17        14.1%   07/31/2017    Staples                                                   20,350         9.6%        12/31/2021
     18        19.6%   03/31/2016    Interface Video Systems, Inc.                             26,117        17.9%        12/31/2010
     19        50.8%   11/30/2015    Cadence Pharmaceuticals Inc.                              23,494        14.9%        09/30/2012
     20        10.6%   09/30/2007    The Cochran Firm                                          9,044          5.6%        Multiple
                                                                                                                          Spaces
     21        22.5%   01/31/2010    Oskar Huber                                               51,370        13.0%        10/31/2016
     22
     23        29.9%   11/30/2017    Home Depot                                               110,552        23.7%        03/31/2018
     24
     25        100.0%  6/30/2022
     26
   26.01
   26.02
   26.03
   26.04
   26.05
     27
     28
     29        47.9%   10/31/2016    Shaw's Supermarket                                        64,866        29.8%        2/28/2024
     30        11.9%   04/30/2013    Levy, Pollack  & Ratner                                   10,710         6.6%        5/31/2022
     31        100.0%  08/31/2021
     32         5.2%   07/01/2013     Holly Hunt                                               12,964         4.3%        08/01/2012
     33        16.8%   9/30/2016     Career Education Corp                                     15,770        11.5%        8/31/2015

     34        100.0%  07/31/2016
     35        100.0%  9/30/2014
     36
     37        33.0%   7/31/2015     Clinical Associates, SC                                   14,864        12.2%        2/28/2012
     38        11.8%    2/8/2019     Parker Media (Aniden)                                     11,181        11.5%        03/31/2012
     39        100.0%  1/31/2012
     40        34.5%   09/30/2021    Ross                                                      30,187        21.7%        09/30/2016
     41
     42        71.2%   04/30/2012    Ryan Homes                                                12,916        10.6%        12/31/2008
     43        20.9%   11/30/2009    BE&K Development                                          19,999        20.6%        12/31/2010
     44
     45        15.3%   02/28/2009    State Board of Equalization                               14,836        12.9%        07/31/2008
     46
     47        28.2%   12/31/2011    Kelly Hawkins & Associates, RPT                           9,626         11.2%        09/30/2009
     48         7.2%   08/31/2011    Warehousing Management                                    2,780          7.0%        07/31/2009
     49
     50
     51        41.8%   03/31/2021    Stein Mart                                                36,000        25.2%        03/31/2016
     52         8.7%   04/30/2013    Cactus Children's Clinic                                  8,403          8.2%        01/31/2011
     53        43.5%   06/29/2018    LS3P Associates, Ltd.                                     27,884        38.9%        07/30/2018
     54        100.0%  02/28/2019
     55
     56
     57        31.7%   01/15/2009    Staples                                                   21,800        26.1%        07/31/2009
     58        47.6%   09/30/2020    Washington Mutual Bank                                    5,000          4.3%        02/28/2011
     59        22.3%   12/31/2017    Christy Sports, LLC                                       8,035          8.4%        06/30/2010
     60        39.9%   12/31/2009    High Desert Bank                                          8,861         14.7%        Multiple
                                                                                                                           Spaces
     61        15.0%    5/1/2010     University of Redlands                                    9,500         14.9%         7/7/2010
     62
     63        47.4%   8/31/2012     GSA- Mineral Management Service                           18,286        12.3%        6/14/2008
     64
     65        26.1%   10/31/2010    Mardel Book Store                                         40,000        24.9%        12/31/2015
     66        26.0%   10/31/2025    Kmart                                                     86,479        15.3%        11/30/2016
     67        19.8%   04/30/2008    AFL Network Services                                      35,320        16.9%        10/31/2009
     68        37.2%   10/31/2031    Red Robin                                                 6,350         15.9%        11/30/2021
     69        45.5%   3/31/2008     Buffet City                                               8,799          8.3%        9/30/2016
     70        100.0%  7/31/2011
     71        60.5%   10/31/2027    Autozone                                                  7,510         10.0%        12/31/2016
     72        100.0%  6/28/2027
     73
     74        25.9%   3/31/2012     Elynx, Ltd                                                16,243        16.8%        1/31/2014

     76        32.6%   12/31/2010    Blockbuster Video                                         7,000         18.6%        8/31/2007
     77        100.0%  1/30/2021
     78
     79        71.5%   06/30/2026    All American Corral LLC (d/b/a Beef O'Brady's)            3,616          6.6%        07/31/2011
     80
     81
     82        66.5%   1/23/2027     Duck Duck Goose                                           3,305          5.8%        07/31/2012
     83        24.1%   2/28/2011     Inland Health Organization                                10,765        18.8%        6/30/2011
     84        19.2%   09/30/2009    Casual Male Retail Group                                  10,975        18.4%        08/31/2011
     85
     86
     87
     88
     89        44.0%   01/31/2017    China Garden                                              4,500          8.4%        8/31/2011
     90
   90.01
   90.02
   90.03
   90.04
     91        25.2%      MTM        Glenn Patent Group                                        3,865          9.7%           MTM
     92        25.6%   05/31/2012    Right Management                                          5,602         13.1%        7/31/2010
     93
     94        46.3%   3/31/2014     Phoenix Contact Holdings, Inc.                            15,017        26.2%        7/19/2014
     95
     96
     97        100.0%  5/31/2019
     98        48.6%   6/30/2012     18800 Von Karman Operating Company                        5,386         27.5%        7/31/2020
     99        100.0%  2/28/2022
    100        19.1%   07/31/2012    Aspen Lady Fitness                                        3,400         12.7%        12/31/2011
    101        15.8%   4/30/2015     Massage Envy                                              3,696         14.6%        7/31/2011
    102        53.2%   7/31/2011     Renal Care Group Inc.                                     10,778        23.9%        3/31/2010
    103        17.0%   05/31/2012     Eastern Pavillion                                        4,711         14.7%        07/31/2008
    104
    105        100.0%  4/30/2017
    106        100.0%  1/31/2027
    107        18.1%   9/30/2010     Packard Family Ortho                                      3,600         14.5%        10/31/2007
    108
    109        100.0%  01/31/2013
    110
   110.01
   110.02
   110.03
    111
    112
    113        100.0%  8/31/2026
    114        100.0%  3/12/2021
    115        100.0%  5/31/2022
    116
    117
    118        100.0%  12/1/2019
    119
    120        43.7%   04/30/2009    American Homepatient, Inc.                                10,112        14.9%        06/30/2008
    121        100.0%  11/30/2019
    122        100.0%  2/28/2021
    123        100.0%  2/14/2018
    124
    125        28.6%   5/31/2017     Sport and Industrial Rehab                                5,309          9.3%        4/30/2008
    126        100.0%  5/31/2030
    127
    128
    129        100.0%  11/30/2025
    130
    131        21.9%   02/09/2009    Chengs China Buffet                                       4,977         18.2%        05/03/2009
    132        100.0%  12/31/2011
    133        100.0%  1/31/2027
    134        56.5%   7/31/2017     Spicy Pickle                                              1,778         25.1%        8/31/2017
    135        100.0%  01/31/2014
    136        100.0%  01/31/2019
    137        35.0%   3/31/2020     Forsythe                                                  2,255         14.9%        3/31/2008
    138        100.0%  4/30/2022
    139        46.3%   11/30/2016    Balanced Audio Technology                                 7,034         14.0%        01/31/2010
    140
    141        60.1%   05/31/2020    Boston Bed Company, Inc.                                  17,130        16.8%        03/31/2015
    142         3.0%   8/31/2007     Letters Plus                                              1,800          3.0%        8/31/2008
    143        50.0%   6/30/2010     Cingular Wireless                                         15,780        26.2%        1/31/2010
    144        16.5%   3/31/2009     Theater Extreme.com                                       6,712         16.5%        1/31/2009
    145        100.0%  9/30/2016
    146
    147        100.0%  4/30/2014
    148
    149
    150
    151        20.0%   4/30/2009     Saint Clare's Hospital, Inc.                              3,500         13.4%        4/30/2009
    152         9.6%   10/31/2014    Malibu Foods, LLC                                         1,400          9.6%        03/31/2011
    153        18.2%   8/31/2010     Red Ballon Cafe                                           2,192         17.4%        8/31/2012
    154
    155        68.4%    8/7/2016     San Antonio Kidney Disease Center Physicians Group        3,619         31.6%        10/31/2016
    156        100.0%  11/29/2026
    157
    158
    159        100.0%  7/13/2016
    160        100.0%  11/29/2026
    161
    162
    163
    164
    165        24.3%   3/31/2008     Las Llardas Taqueria                                      3,000         19.4%        1/31/2012
    166

  Mortgage     3rd Largest Tenant Name                        3rd Largest   3rd Largest    3rd Largest    Lockbox
Loan Number                                                  Tenant Sq. Ft.    Tenant        Tenant
                                                                              % of NRA      Exp. Date
-------------------------------------------------------------------------------------------------------------------

     1         Fulbright & Jaworski L.L.P.                      139,177         9.6%       12/31/2016      Day 1
     2                                                                                                   Springing
    2.01
    2.02
    2.03
    2.04
    2.05
    2.06
    2.07
    2.08
    2.09
    2.10
    2.11
    2.12
    2.13
    2.14
    2.15
    2.16
    2.17
    2.18
    2.19
    2.20
    2.21
    2.22
    2.23
    2.24
    2.25
    2.26
    2.27
    2.28
    2.29
    2.30
    2.31
    2.32
    2.33
    2.34
    2.35
    2.36
    2.37
    2.38
    2.39
    2.40
    2.41
    2.42
    2.43
    2.44
    2.45
    2.46
     3         JCPenney                                         104,506         5.2%        6/30/2009      Day 1
     4                                                                                                     Day 1
    4.01
    4.02
    4.03
     5         Old Navy                                          17,800         4.5%        1/31/2009      Day 1
     6         AMC Theatres                                      75,274         5.0%        2/24/2019      Day 1
     7         Various                                          Various       Various        Various       Day 1
    7.01
    7.02
    7.03       Nina Karisma Restaurant                           1,536           NA        12/31/2011
    7.04
    7.05
    7.06
    7.07
    7.08
    7.09
    7.10
    7.11
    7.12
    7.13
    7.14
    7.15
    7.16
    7.17
    7.18       Grocery & Deli                                     780            NA         9/30/2014
    7.19
    7.20
    7.21
    7.22
    7.23       Arlene's Cozy Corner                               465            NA         4/30/2011
    7.24
    7.25       Shalon Restaurant                                  974            NA        12/31/2013
    7.26
    7.27
    7.28
    7.29
    7.30
    7.31
    7.32
    7.33
    7.34
    7.35
    7.36
    7.37
    7.38
    7.39
    7.40
    7.41
    7.42
     8         Morgan Lewis                                      18,500         9.7%       07/31/2010      Day 1
     9                                                                                                     Day 1
    9.01
    9.02
    9.03
    9.04
    9.05
    9.06
    9.07
    9.08
    9.09
    9.10
    9.11
    9.12
    9.13
     10                                                                                                    Day 1
     11                                                                                                    Day 1
   11.01
   11.02
   11.03
   11.04
   11.05
   11.06
   11.07
   11.08
   11.09
   11.10
   11.11
   11.12
   11.13
   11.14
   11.15
   11.16
   11.17
   11.18
   11.19
   11.20
   11.21
   11.22
   11.23
   11.24
   11.25
   11.26
   11.27
   11.28
   11.29
   11.30
   11.31
   11.32
   11.33
   11.34
   11.35
   11.36
   11.37
   11.38
   11.39
   11.40
   11.41
   11.42
   11.43
   11.44
   11.45
   11.46
   11.47
   11.48
   11.49
   11.50
   11.51
   11.52
   11.53
   11.54
     12        PAR3 Communications, Inc                          38,115        12.4%     Multiple Spaces   Day 1
     13                                                                                                    Day 1
   13.01
   13.02
   13.03
     14        Ted Moudis Associates Inc.                        32,000        12.8%       07/31/2016      Day 1
     15
     16        Ann Taylor Retail Inc.                            7,000          5.4%       01/31/2015
     17        Grand Harbour Import                              15,000         7.1%       12/01/2013      Day 1
     18        Embassy of the Socialist Republic of Vietnam      13,014         8.9%        8/31/2008
     19        Bernstein Litowitz Berger                         21,888        13.9%       12/31/2015
     20        Power Tax Relief, Inc.                            8,734          5.4%     Multiple Spaces   Day 1
     21        Acme Markets                                      40,284        10.2%       06/30/2009      Day 1
     22                                                                                                    Day 1
     23        JCPenney                                         104,231        22.3%       03/31/2027    Springing
     24                                                                                                    Day 1
     25                                                                                                    Day 1
     26
   26.01
   26.02
   26.03
   26.04
   26.05
     27                                                                                                    Day 1
     28                                                                                                  Springing
     29        Brooks Pharmacy (out parcel)                      10,075         4.6%        8/31/2023    Springing
     30        Office And Professional                           10,471         6.5%       06/30/2008
     31                                                                                                  Springing
     32         Helen Fraser                                     7,684          2.6%       08/01/2008    Springing
     33        Ann Taylor Loft                                   5,898          4.3%        1/31/2011

     34                                                                                                  Springing
     35
     36                                                                                                    Day 1
     37        Flex                                              7,769          6.4%        9/30/2011
     38        Wyman-Gordon Forgings                             5,118          5.3%       11/30/2012    Springing
     39                                                                                                    Day 1
     40        Staples                                           20,388        14.7%       09/30/2016    Springing
     41                                                                                                  Springing
     42        EMC Corporation                                   8,577          7.0%       09/30/2010    Springing
     43        Provident Life                                    15,004        15.4%       11/30/2012    Springing
     44                                                                                                    Day 1
     45        Dept. of Rehabilitation                           10,610         9.2%       10/31/2009      Day 1
     46                                                                                                  Springing
     47         Scaggiari's, Inc.                                6,400          7.4%       08/31/2015    Springing
     48        Turner Public Realtions                           2,185          5.5%   Multiple Spaces
     49
     50
     51        Walgreens                                         15,120        10.6%       10/31/2021    Springing
     52        Simon Med Imaging                                 8,169          8.0%      08/31/2016
     53        Brooks Brothers                                   8,156         11.4%   Multiple Spaces
     54                                                                                                  Springing
     55                                                                                                    Day 1
     56                                                                                                    Day 1
     57        Petco                                             12,498        14.9%       01/31/2018    Springing
     58        Town Center ER                                    4,000          3.4%       12/31/2011      Day 1
     59        Eminent Mortgage Design, Inc.                     6,529          6.8%       05/31/2010    Springing
     60        Babb Heatherman                                   4,799          8.0%        8/31/2012
     61        Anooj, Inc.                                       7,817         12.3%    Multiple Spaces
     62
     63        Atlas Engineering                                 8,993          6.0%        8/31/2008
     64
     65        T.J. Maxx                                         30,754        19.2%        3/31/2010    Springing
     66        Sears Roebuck & Company Dallas                    84,434        14.9%       10/31/2008      Day 1
     67        Fabreeka International, Inc.                      28,901        13.9%       12/31/2007
     68        National Bank of SC                               5,220         13.1%       05/31/2027
     69        TBGMP, Inc (Cici's Pizza)                         6,247          5.9%       10/31/2012
     70
     71        Georgia Dance Academy                             2,925          3.9%        6/21/2012
     72
     73                                                                                                    Day 1
     74        Re/Max Unlimited                                  16,031        16.6%        1/31/2012

     76        Leslie's Pool Services & Supplies                 6,300         16.7%       10/31/2011    Springing
     77                                                                                                  Springing
     78
     79        Christine Dental                                  2,331          4.3%      07/31/2014
     80
     81
     82        Congos Cuban Cuisine                              3,300          5.8%        1/31/2012
     83        William R. Lindsey                                10,460        18.3%        6/30/2022
     84        CC Ten, LLC                                       7,642         12.8%       12/31/2011    Springing
     85                                                                                                  Springing
     86
     87
     88
     89        El Talepeno                                       3,500          6.5%        6/30/2011
     90                                                                                                    Day 1
   90.01
   90.02
   90.03
   90.04
     91        Acuity                                            3,670          9.2%       08/31/2008
     92        Humana Insurance Company                          5,160         12.1%    Multiple Spaces  Springing
     93
     94        OEG, LLC (Rapid Solutions)                        7,682         13.4%        2/4/2012
     95                                                                                                  Springing
     96
     97                                                                                                    Day 1
     98        DMB Associates, Inc.                              4,677         23.9%        6/30/2012
     99                                                                                                    Day 1
    100        Boston Market                                     3,280         12.3%       05/31/2009
    101        Double Daves Pizzaworks                           3,400         13.4%        5/31/2016
    102        GLA Management Group                              6,127         13.6%        5/31/2012
    103         P.T.I. of Stony Brook                            3,500         10.9%       09/30/2008
    104
    105                                                                                                    Day 1
    106                                                                                                  Springing
    107        Cornerstone Cleaners                              2,200          8.8%       3/31/2009
    108                                                                                                  Springing
    109                                                                                                  Springing
    110
   110.01
   110.02
   110.03
    111
    112
    113                                                                                                    Day 1
    114                                                                                                  Springing
    115                                                                                                    Day 1
    116                                                                                                  Springing
    117
    118                                                                                                  Springing
    119
    120        Rath Performance Fibers, Inc.                     8,488         12.5%        2/28/2008
    121                                                                                                  Springing
    122                                                                                                  Springing
    123                                                                                                  Springing
    124
    125        Bernina Sewing Studio                             4,867          8.5%        4/30/2009
    126
    127
    128
    129                                                                                                    Day 1
    130                                                                                                  Springing
    131        CATO                                              3,600         13.2%        3/15/2009
    132                                                                                                  Springing
    133                                                                                                  Springing
    134        Impact Hair Salon                                 1,301         18.4%        8/31/2017
    135                                                                                                  Springing
    136                                                                                                  Springing
    137        Meditrina                                         1,608         10.6%        1/31/2008    Springing
    138                                                                                                  Springing
    139        Associate Graphic Services                        6,960         13.8%       04/30/2008      Day 1
    140
    141        Hydrotherapy Supply Company                       7,430          7.3%       07/31/2009    Springing
    142        Home Security                                     1,750          2.9%        3/31/2007      Day 1
    143        400 Freight Services                              14,293        23.7%        8/31/2008    Springing
    144        East Point Communities                            5,850         14.4%       11/30/2007
    145                                                                                                    Day 1
    146
    147                                                                                                    Day 1
    148
    149
    150
    151        US Post Office                                    2,661         10.2%       11/30/2010
    152        Patriots Federal Credit Union                     1,217          8.3%       03/31/2010
    153        Dr. Bill So                                       1,645         13.0%        3/31/2012
    154
    155                                                                                                  Springing
    156                                                                                                  Springing
    157
    158
    159                                                                                                    Day 1
    160                                                                                                  Springing
    161
    162
    163
    164
    165        Dental Group                                      2,000         12.9%        4/30/2009
    166                                                                                                  Springing

    MORTGAGE                            LARGEST AFFILIATED SPONSOR FLAG
  LOAN NUMBER                  (> THAN 4% OF POOL, LOAN GROUP 1 OR LOAN GROUP 2)
------------------------------------------------------------------------------------------------

       1                                Gellert, George; Kushner, Jared
       2                                      ING Clarion Partners
      2.01
      2.02
      2.03
      2.04
      2.05
      2.06
      2.07
      2.08
      2.09
      2.10
      2.11
      2.12
      2.13
      2.14
      2.15
      2.16
      2.17
      2.18
      2.19
      2.20
      2.21
      2.22
      2.23
      2.24
      2.25
      2.26
      2.27
      2.28
      2.29
      2.30
      2.31
      2.32
      2.33
      2.34
      2.35
      2.36
      2.37
      2.38
      2.39
      2.40
      2.41
      2.42
      2.43
      2.44
      2.45
      2.46
       3                    Sunrise Mills (MLP) Limited Partnership; Sawgrass Mills
                             Phase II Limited Partnership; Sawgrass Mills Phase III
                             Limited Partnership; Sawgrass Mills Phase IV, LLC and
                                          The Mills Limited Partnership
       4                    Ashford Hospitality Trust, Inc., a Maryland Corporation
      4.01
      4.02
      4.03
       5                                  SPG Independence Center, LLC
       6                Simon Property Group, Inc.; Farallon Capital Management, L.L.C.
       7                      Normandy Real Estate Fund, L.P.; Barclays Investment
                              Holdings, Inc.; Westbrook Real Estate Fund VI, L.P.;
                                     Vantage Investors I LLP; Kramer, David
      7.01
      7.02
      7.03
      7.04
      7.05
      7.06
      7.07
      7.08
      7.09
      7.10
      7.11
      7.12
      7.13
      7.14
      7.15
      7.16
      7.17
      7.18
      7.19
      7.20
      7.21
      7.22
      7.23
      7.24
      7.25
      7.26
      7.27
      7.28
      7.29
      7.30
      7.31
      7.32
      7.33
      7.34
      7.35
      7.36
      7.37
      7.38
      7.39
      7.40
      7.41
      7.42
       8                                         Charles Ishay
       9
      9.01
      9.02
      9.03
      9.04
      9.05
      9.06
      9.07
      9.08
      9.09
      9.10
      9.11
      9.12
      9.13
       10                                       The Moinan Group
       11                                  Spirit Finance Corporation
     11.01
     11.02
     11.03
     11.04
     11.05
     11.06
     11.07
     11.08
     11.09
     11.10
     11.11
     11.12
     11.13
     11.14
     11.15
     11.16
     11.17
     11.18
     11.19
     11.20
     11.21
     11.22
     11.23
     11.24
     11.25
     11.26
     11.27
     11.28
     11.29
     11.30
     11.31
     11.32
     11.33
     11.34
     11.35
     11.36
     11.37
     11.38
     11.39
     11.40
     11.41
     11.42
     11.43
     11.44
     11.45
     11.46
     11.47
     11.48
     11.49
     11.50
     11.51
     11.52
     11.53
     11.54
       12                                  Exchange Building VAF, LLC
       13                     Corporate Property Associates 16-Global Incorporated
     13.01
     13.02
     13.03
       14                                        Kenneth Carmel
       15                                       La Terraza, LLC
       16                                        Jeffrey Gural
       17                                        Carlton Cabot
       18                                       BlackRock Realty
       19                                           PRISA II
       20                                       Dr. David Y. Lee
       21                      Bruce Plapinger; Keith Plapinger; Scott Plapinger
       22                                        Robert Robotti
       23                                    Cole Capital Advisors
       24                                     Forest Rim VAF, LLC
       25                                      Shields, Kevin A.
       26                                         Kurt O'Brien
     26.01
     26.02
     26.03
     26.04
     26.05
       27                                       Douglas Johnston
       28                         Mark Hamilton; Anthony Zane; Kurt Houtkooper
       29
       30                                        Jeffrey Gural
       31                             Cole Credit Property Trust II, Inc.
       32                                        David H. Lund
       33                     DBSI Housing Inc.; Dinesh C. Amin; Urvashi D. Amin;
                               John W. Beutel; Andrea S. Beutel; Philip M. Bentz;
                              Bernice Bentz; Jerry C. Boyer; Leroy E. Brandt; David
                          Castillon; Richard A. Davis; Teri K. Davis; Owen T. Carter;
                              Philip T. Fahy; Gloria R. Fahy; Mary P. Farmer; Paul
                           Grudnitski; Suzanne Grudnitski; John P. Hartmann; Lisa M.
                         Hartmann; Michael A. Jacobs; Linda Lea Jacobs; Daniel Mintie;
                          Jana Zeedyk; Carl P. Kimmich; Hans Leder; Judith Remy Leder;
                           Henry R. Marohl; Beverly J. Marohl; New Mexico Bank & Trust
                                 as Co-Trustee of the Charles D. McWilliams, Jr.
                              Trust dated October 15, 1970 as amended and restated
                               July 18, 1986; Stewart Johnson; Michael Noce; Betty
                              L. Noel; Mark Poncher; Robert J. Trapnell; Donald G.
                                Scanlin; Patricia L. Smith; Thomas Craig Sumsion;
                                 Mau Yun Sun; Yu Hsia Su Sun; Victor D. Brandt;
                               Myra M. Brandt; Mark Mansfield Williams; Susan M.
                                  Williams; Barbara H. Carter & Saba Williams

       34                             Cole Credit Property Trust II, Inc.
       35                               Manchester Financial Group, L.P.
       36                                      Robert P. Jacobsen
       37                          DBSI Housing, Inc.; Schwinge Corporation;
                               The Schwinge Family Limited Partnership & Ellen A.
                                              Kwiatkowski-Schwinge
       38                                   NNN Realty Advisors, LLC
       39                                SSPF/CET Operating Company LLC
       40                             Cole Credit Property Trust II, Inc.
       41                                  NNN Realty Advisors, Inc.
       42                                  NNN Realty Advisors, Inc.
       43                                         H.C. Bissell
       44                                       Mitchell Rutter
       45                                       Dr. David Y. Lee
       46                      NNN Reality Advisors & Triple Net Properties, LLC
       47                                      Robert M. Anderson
       48                                        Ronald Goldman
       49                                        Gerard Berger
       50                                        Gerard Berger
       51                             Cole Credit Property Trust II, Inc.
       52                                   NNN Realty Advisors, LLC
       53            The Beach Compnay; Nexsen Pruet Adams Kleemier; LS3P Associated, Ltd.
       54                             Cole Credit Property Trust II, Inc.
       55                                        Robert Robotti
       56
       57              Delphi Commercial Properties, Inc. and DLC Management Corporation
       58
       59                                   NNN Realty Advisors, LLC
       60                                        Ronald H. Cole
       61                                 Afshin Etebar & Babak Etebar
       62                                      Jeffrey L. Eberle
       63                                         Lee M. Elman
       64                                   Il Sung Won & Ok Ja Won
       65                                        Ellis, Neil H.
       66                                        Sharon Sutton
       67               Clayton Emory; Robert Hill; Carmen Facciolo Jr.; Paul McConnell
       68                                         Alan B. Kahn
       69                                     Huntley, William L.
       70                              Americus Real Estate IV Fund, Ltd.
       71                                        Barry O'Neill
       72                                        Stanley Chera
       73                           Tsunis, George J.; Cassata, Rossario C.
       74                DBSI Housing Inc.; Gene Potter; Gary W. Beil; Jann H. Potter;
                            Pamela F. Beil; Scott T. Carter; Norman K. Cygan; Aaron
                              Fechter; Sue A. Guzman; Michelle M. Kelsey; Donald D.
                          Klassen; Sharon L. Klassen; Becky L. Hayes; Patricia Herian;
                            Jerome Herian; Alan Hua; Chin-Lin Hua; Louis Rademacher;
                             F. Joan Rademacher; Scott E. O'Brien; Roger T. Odiorne;
                          Richard O. Oxford; Isabel M. Oxford; John E. Costa; Carol A.
                          Costa; Roger D. Rademacher; Ann Rubenstein; Beverly Udlock;
                               Donna L. Riddell; Patricia L. Smith & Ann E. Truitt

       76                                     William R. Rothacker
       77                             Cole Credit Property Trust II, Inc.
       78                                       Golson M. Foshee
       79                                       Kenneth A. Rosen
       80                                      William F. Raymond
       81                  Shaheen, Samuel J.; Shaheen, Peter H.; Cronin, Sabrina S.
       82                                  Gregory Saad; Cherron Saad
       83                           William R. Lindsey & Barbara L. Lindsey
       84                                         Harold Brown
       85                                      Keller, Charles F.
       86                        Derek C. Ence; Kimberly Ence & Michelle Sayer
       87                              Smith, Charles H.; Aversa, Anthony
       88                                      Parisier, David A.
       89                                       David Garfunkel
       90                                   Charles L. Schilling II
     90.01
     90.02
     90.03
     90.04
       91                                        Ronald Newdoll
       92                                         H.C. Bissell
       93                                         Brent Andrus
       94                      DBSI Housing Inc.; Herman Builders, Inc.; Ellen A.
                             Kwiatkowski-Schwinge & Ellen A. Kwiatkowski-Schwinge,
                               Trustee of the Revocable Trust dated June 25, 1995
       95                                        Amy Rubenstein
       96                      Boyd, Julian R.; Cotter, Billy G; McCreary, Bert;
                               Haney, Pat; Boyd, Lyra; Ballard, Bowen; Edington,
                                             Sarah; Wheelless, Hugh
       97                                          SRC HQ LLC
       98                 William H. McFarland; J. Harold Street & William J. Popejoy
       99                     Goldberg, Neil; Goldberg, Steven; Goldberg, Michael
      100                                       Parviz Farahzad
      101                                        Fahed Salfiti
      102                  Timothy M. English; Edward S. Devore & Daniel E. Foley III
      103                                       Parviz Farahzad
      104                                      Hugh M Inman, Jr.
      105                             Bloom, Bennet G.; De Burgh, Kari L.
      106                                      Novogroder, George
      107                                      Perwez M. Molubhoy
      108                                        Singh; Jagdeep
      109                                       William McMorrow
      110                             Major, Timothy J.; Major, Cheryl R.
     110.01
     110.02
     110.03
      111                                         Otto Kumbar
      112                              Peter G. Debaun, Cynthia M. Debaun
      113                             Rice Schwartz, Cathy; Rice, Jonathan
      114                             Cole Credit Property Trust II, Inc.
      115               Ben-Harosh, Sharone; Carmel, Israel; Zamir, Yaakov; Klepar, Zvi
      116                                       Kenneth Woolley
      117                                         Brent Andrus
      118                 Julia Bushnell; Jean M. Carpenter; Lyle l. Carpenter; Frank
                                  M. Eggers II; Eleanor R. Henderson; Todd K.
                           Ballenger; Laura W. Ballenger; Anne Louise Luquer Clinton;
                     Kristie Martini; Jose M. Regueiro; Maria S. Regueiro; Frank Rodriquez;
                   Frances Rodriquez; Frances Sciulla; Douglas L. Swenson & DBSI Housing Inc.
      119                                       Bijan Chadorchi
      120               Clayton Emory; Robert Hill; Carmen Facciolo Jr.; Paul McConnell
      121                             Cole Credit Property Trust II, Inc.
      122                             Cole Credit Property Trust II, Inc.
      123                            Schlesinger, Arnold; Sohacheski, Jaime
      124                 Douglas L. Swenson; DBSI Housing Inc.; Neil Strozzi; Barbara
                            Ann Bennett; Robert Dawson; Naomi Dawson; John B. Dowty;
                          Merrilee A. Dowty; Eugene Y. L. Ho; Archie K. Jameson, Jr.;
                        Diane B. Jamison; Daniel Mintie; Jana Zeedyk; Ralph A. Lawrence;
                          Audrey A. Lawrence; Scott S. Leask; Steven Lust & Kesa Tsuda
      125                              McDougal Family Partnership, Ltd.
      126                                        Thomas Calcote
      127                               Dinesh P. Patel & Popat M. Patel
      128                                         Jon R. Veard
      129                             Continental Properties Company, Inc.
      130                                       Anthony O. Zanze
      131                               Jospeh Goldstein; Yakov Friedler
      132                               William McMorrow; Lewis Halpert
      133                                         Singhal, Om
      134                        Nicholas M. Christensen JD & Ryan J. Schaefer
      135                               William McMorrow; Lewis Halpert
      136                               William McMorrow; Lewis Halpert
      137                             Starman, Jeffrey S.; Clark, Francis
      138           Mclaughlin, Hugh P. Jr.; Levin, Alan; Watson, Dee A.; Wittig, Robert G.
      139                                          Emory Hill
      140                                         Sanjay Patel
      141                                         Harold Brown
      142                                       Middleton, Mark
      143                                     Shoemaker, Derrylene
      144               Clayton Emory; Robert Hill; Carmen Facciolo Jr.; Paul McConnell
      145                     Block, Jerome N.; Wilshin, David F.; Miller, Michael
      146                                     Matthew W. Ferguson
      147                                      Wallace, Robert V.
      148                                         Sanjay Patel
      149                               Jeff Frider & Roger J. Erickson
      150                         Douglas G. Paul, Elke A. Paul, Ralph Beatty
      151                                        Joseph Milelli
      152                                   Arnel Retail Group, Inc.
      153                                        Fahed Salfiti
      154                          LAC Properties Operating Partnership, L.P.
      155                                      Scott, D. Gregory
      156                             Cole Credit Property Trust II, Inc.
      157                                       Richard J. Rand
      158                                      Barry W. Whisnant
      159                                      Gayle Tsern Strang
      160                             Cole Credit Property Trust II, Inc.
      161                         Williams, Charles S. Jr.; Williams, Gardner
      162                                       Richard J. Rand
      163                                       Richard J. Rand
      164                          LAC Properties Operating Partnership, L.P.
      165                                   Dan Damon & David Massry
      166                               William McMorrow; Lewis Halpert

See "DESCRIPTION OF THE MORTGAGE POOL - Additional Mortgage Loan Information" in
the prospectus supplement.

(1)   Certain of the Mortgage Loans have LTV Ratios that have been calculated on an "as-stabilized" basis, or have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or were calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See "DESCRIPTION
      OF THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
      FACTORS--Risks Relating to Net Cash Flow" and "--Inspections and
      Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(2)   With respect to each A/B Loan, the calculation of LTV Ratios, DSC Ratios and Cut-Off Date Balances per unit are based on the aggregate indebtedness of or debt service on, as applicable, the related Mortgage Loan, but not any related subordinate companion loan.

(3)   For a description of how the LTV Ratios for the Mortgage Loans are determined, see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage
      Loan Information" and "RISK FACTORS--The Mortgage Loans--Risks Related to
      Property Inspections and Certain Assumptions in Appraisals" in the
      Prospectus Supplement.

(4)   Five Mortgage Loans (loan numbers 1, 2, 3, 6 and 11) are part of a split loan structure and the related pari passu companion loans are not included in the Trust Fund with respect to the Mortgage Loan, unless otherwise specified. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and Cut-Off Date
      Balances per unit are based on the aggregate indebtedness of or debt service on, as applicable, the related Mortgage Loan and the related pari passu companion loan, but not any related future pari passu companion loan.

(5)   With respect to the Three Borough Pool Loan (loan number 7), representing
      3.7% of the Cut-Off Date Pool Balance (23.6% of the Cut-Off Date Group 2
      Balance), the Occupancy Rate does not include 20 professional and retail units.

(6)   With respect to the Torrey Executive Center Loan (loan number 35), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off
      Date Group 1 Balance), there are a total of 78 months of interest only payments commencing on March 11, 2011.

(7)   The interest rate with respect to the 9720 & 9730 Cypresswood Drive Loan
      (loan number 38), representing 0.5% of the Cut-Off Date Pool Balance (0.6%
      of the Cut-Off Date Group 1 Balance) may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate was assumed to be the mortgage rate during the amortizing period of the related Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Additional
      Mortgage Loan Information" in the Prospectus Supplement.

(8)   With respect to the Deerwood MHP I and Deerwood MHP II Loans (loan numbers
      49 and 50), representing 0.8% of the Cut-Off Date Pool Balance (5.1% of the Cut-Off Date Group 2 Balance), the historical cash flows, underwritten cash flows and the appraisal values are the weighted average historical cash flows, underwritten cash flows and appraisal values of the aggregate loan amount respectively, weighted by the number of units.

(9)   With respect to the Deerwood MHP I and Deerwood MHP II Loans (loan numbers
      49 and 50), representing 0.8% of the Cut-Off Date Pool Balance (5.1% of the Cut-Off Date Group 2 Balance), the loan to value ratios and debt service coverage ratios are based on the aggregate loan amount.

(10)  With respect to The 880 & 990 Office Buildings Loan (loan number 63), representing 0.3% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off
      Date Group 1 Balance), there are a total of 12 months of interest only payments starting on September 11, 2011.

(11)  With respect to the Westward Shores Loan (loan number 87), representing
      0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1
      Balance), the Occupancy Rate is equal to seasonal occupancy as determined in the related appraisal report and the Occupancy "as of" Date is the
      Cut-Off Date for such loan.

(12)  With respect to the Evansville IN Self-Storage Pool Loan (loan number
      110), representing 0.1% of the Cut-Off Date Pool Balance (0.1% of the
      Cut-Off Date Group 1 Balance), the loan purpose for the Eastland Self
      Storage property is "Refinance" and the loan purpose for the Pollack
      Avenue Mini Storage and St. George Self Storage properties is
      "Acquisition".

(13)  With respect to the Brauer Building Loan (loan number 137), representing
      0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1
      Balance), the Appraised Value and UW Net Cash Flow includes space and rent from an additional 2,500 square feet of space that is being built out to be occupied by a borrower affiliate. The square footage shown in Number of
      Units does not include this space.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

ANNEX A-2

  MORTGAGE      LOAN
    LOAN       GROUP       LOAN
   NUMBER      NUMBER     SELLER   PROPERTY NAME                                    PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

      7          2         BCRE    Three Borough Pool(2)                            Various
    7.01                           1511-21 Sheridan Avenue                          1511-21 Sheridan Avenue
    7.02                           183-185 East 92nd Street                         183-185 East 92nd Street
    7.03                           1229 Franklin Avenue                             1229 Franklin Avenue
    7.04                           820 Jackson Avenue                               820 Jackson Avenue
    7.05                           972 Leggett Avenue                               972 Leggett Avenue
    7.06                           709-715 Fairmount Place                          709-715 Fairmount Place
    7.07                           2401 Davidson Avenue                             2401 Davidson Avenue
    7.08                           1967-1971 Marmion Avenue                         1967-1971 Marmion Avenue
    7.09                           949 Anderson Avenue                              949 Anderson Avenue
    7.10                           957 Anderson Avenue                              957 Anderson Avenue
    7.11                           286-290 East 91st Street                         286-290 East 91st Street
    7.12                           499 Ocean Avenue                                 499 Ocean Avenue
    7.13                           101 Woodruff Avenue                              101 Woodruff Avenue
    7.14                           1250 Franklin Avenue                             1250 Franklin Avenue
    7.15                           265-269 East 194th Street                        265-269 East 194th Street
    7.16                           1253 Franklin Avenue                             1253 Franklin Avenue
    7.17                           1145 Clay Avenue/ 372 East 167th Street          1145 Clay Avenue/372 East 167th Street
    7.18                           2463 Valentine Avenue                            2463 Valentine Avenue
    7.19                           536 West 158th Street                            536 West 158th Street
    7.20                           540 West 158th Street                            540 West 158th Street
    7.21                           51 Buchanan Place                                51 Buchanan Place
    7.22                           87 West 162nd Street                             87 West 162nd Street
    7.23                           710 East 138th Street                            704-710 East 138th Street
    7.24                           50 East 172nd Street                             50 East 172nd Street
    7.25                           2376 Ryer Avenue                                 2376 Ryer Avenue
    7.26                           8 Vermilyea                                      8-10 Vermilyea Avenue
    7.27                           17 Vermilyea                                     17-19 Vermileya Avenue
    7.28                           409 East 21st Street                             409 East 21st Street
    7.29                           2310 Valentine Avenue                            2310 Valentine Avenue
    7.30                           530 Isham Street                                 530 Isham Street
    7.31                           3063 Hull Avenue                                 3063 Hull Avenue
    7.32                           2101 Beverly Road                                2101 Beverly Road
    7.33                           2314 Valentine Avenue                            2314 Valentine Avenue
    7.34                           1450 Taylor Street                               1450 Taylor Avenue
    7.35                           1471 Taylor Street                               1471 Taylor Street
    7.36                           1883 Amsterdam Avenue                            1883 Amsterdam Avenue
    7.37                           1885 Amsterdam Avenue                            1885 Amsterdam Avenue
    7.38                           1887 Amsterdam Avenue                            1887 Amsterdam Avenue
    7.39                           1514 West 8th Street                             1514 West 8th Street
    7.40                           2391 Davidson Avenue                             2391 Davidson Avenue
    7.41                           1270 Ocean Avenue                                1270 Ocean Avenue
    7.42                           452 East 187th Street                            452 East 187th Street
     10          2       Wachovia  The Renaissance                                  100 John Street
     15          2       Wachovia  San Palacio Apartment Homes                      2255 West Germann Road
     22          2       Wachovia  Alexan City Lights Apartments                    501 East Stassney Lane
     24          2        Nomura   Forest Rim Apartments                            6765 Southwest Nyberg Road
     27          2       Wachovia  The Crescent Apartments                          340 Treeline Park
     28          2       Wachovia  Ventana Canyon Apartments                        10300 Golf Course Road NW
     36          2        Nomura   Walden Legacy                                    1261 Walden Legacy Way
     41          2       Wachovia  The Retreat at Stonecrest                        40 Amanda Drive
     44          2       Wachovia  Schermerhorn Court Apartments                    65 Schermerhorn Street
     46          2       Wachovia  Century Hills Apartments                         1035 Alexander Drive
     49          2        Nomura   Deerwood MHP I(3)(4)                             1575 Pel Street
     50          2        Nomura   Deerwood MHP II(3)(4)                            1575 Pel Street
     55          2       Wachovia  Cumberland at Ridglea Apartments                 6025 Milburn Street
     78          2       Wachovia  The Reserve at Billingsley Place, Phase II       3501 Reserve Circle
     80          2       Wachovia  Arabian Villa & Campus Corral Mobile Home Park   1500 & 1650 Villa Avenue
     81          2         BCRE    Lawndale Estates                                 4509 Longmeadow Boulevard West
     87          1         BCRE    Westward Shores(5)                               110 Nichols Road
     88          2         BCRE    Woodbury Knoll                                   302 Tuttle Road
     90          2        Nomura   Charles Schilling Multifamily Pool               Various
    90.01                          Putnam Place Apartments                          240 Hillcrest Drive
    90.02                          Boardwalk Apartments                             205 19th Street Northeast
    90.03                          Park Place Apartments                            1718 Market Avenue North
    90.04                          Wyatt Lockwood Apartments                        1200-1214 Lockwood Street & 1201-1213 Wyatt Lane
     95          2        Nomura   Yukon Apartments                                 13519 Yukon Avenue
     96          2         BCRE    Beacon Ridge                                     1500 Shellfield Road
     104         2       Wachovia  Brighton Way Apartments                          100 Parkway Avenue SE
     111         2       Wachovia  Twin Oaks Apartments                             2275, 2278, 2315 Central Avenue
     112         2        Nomura   Capri MHP                                        16860 Slover Avenue
     119         2       Wachovia  Rochester Apartments                             11433 Rochester Avenue
     124         2       Artesia   Cambridge Place Apartments                       711 Boston Drive
     128         2       Artesia   Mill Creek Apartments                            1823 Stadium Drive
     130         2       Wachovia  Adams Square Apartments                          229 South Adams Road
     146         2        Nomura   Empire II & Willowbrook Apartments               1201 North Maple Street & 225 East 20th Street
     150         2        Nomura   Hidden Acres MHP                                 6532 West Van Buren Street
     154         2         BCRE    Bridge Street Apartments                         26 Bridge Street
     157         2        Nomura   Northgate Estates MHC                            35 Northgate Estates
     161         2         BCRE    Guest House Apartments                           48 Chateau Drive
     162         2        Nomura   Huber MHC                                        2255 Wilson Street
     163         2        Nomura   Knollwood MHC                                    182 Sixth Street NW
     164         2         BCRE    Osage Estates Apartments                         2615 Lisa Lane
     166         1       Wachovia  Mitchell Avenue Apartments                       12631 Mitchell Avenue

  MORTGAGE
    LOAN                                                             PROPERTY        GENERAL
   NUMBER     PROPERTY CITY          COUNTY       PROPERTY STATE     ZIP CODE     PROPERTY TYPE      SPECIFIC PROPERTY TYPE
-------------------------------------------------------------------------------------------------------------------------------

      7       Various            Various                NY           Various       Multifamily            Conventional
    7.01      Bronx              Bronx                  NY            10457        Multifamily            Conventional
    7.02      Brooklyn           Kings                  NY            11212        Multifamily            Conventional
    7.03      Bronx              Bronx                  NY            10456        Multifamily            Conventional
    7.04      Bronx              Bronx                  NY            10456        Multifamily            Conventional
    7.05      Bronx              Bronx                  NY            10455        Multifamily            Conventional
    7.06      Bronx              Bronx                  NY            10457        Multifamily            Conventional
    7.07      Bronx              Bronx                  NY            10468        Multifamily            Conventional
    7.08      Bronx              Bronx                  NY            10460        Multifamily            Conventional
    7.09      Bronx              Bronx                  NY            10452        Multifamily            Conventional
    7.10      Bronx              Bronx                  NY            10452        Multifamily            Conventional
    7.11      Brooklyn           Kings                  NY            11212        Multifamily            Conventional
    7.12      Brooklyn           Kings                  NY            11226        Multifamily            Conventional
    7.13      Brooklyn           Kings                  NY            11226        Multifamily            Conventional
    7.14      Bronx              Bronx                  NY            10456        Multifamily            Conventional
    7.15      Bronx              Bronx                  NY            10458        Multifamily            Conventional
    7.16      Bronx              Bronx                  NY            10456        Multifamily            Conventional
    7.17      Bronx              Bronx                  NY            10456        Multifamily            Conventional
    7.18      Bronx              Bronx                  NY            10458        Multifamily            Conventional
    7.19      New York           New York               NY            10032        Multifamily            Conventional
    7.20      New York           New York               NY            10032        Multifamily            Conventional
    7.21      Bronx              Bronx                  NY            10453        Multifamily            Conventional
    7.22      Bronx              Bronx                  NY            10452        Multifamily            Conventional
    7.23      Bronx              Bronx                  NY            10454        Multifamily            Conventional
    7.24      Bronx              Bronx                  NY            10452        Multifamily            Conventional
    7.25      Bronx              Bronx                  NY            10458        Multifamily            Conventional
    7.26      New York           New York               NY            10034        Multifamily            Conventional
    7.27      New York           New York               NY            10034        Multifamily            Conventional
    7.28      Brooklyn           Kings                  NY            11226        Multifamily            Conventional
    7.29      Bronx              Bronx                  NY            10458        Multifamily            Conventional
    7.30      New York           New York               NY            10034        Multifamily            Conventional
    7.31      Bronx              Bronx                  NY            10467        Multifamily            Conventional
    7.32      Brooklyn           Kings                  NY            11226        Multifamily            Conventional
    7.33      Bronx              Bronx                  NY            10458        Multifamily            Conventional
    7.34      Bronx              Bronx                  NY            10460        Multifamily            Conventional
    7.35      Bronx              Bronx                  NY            10460        Multifamily            Conventional
    7.36      New York           New York               NY            10032        Multifamily            Conventional
    7.37      New York           New York               NY            10032        Multifamily            Conventional
    7.38      New York           New York               NY            10032        Multifamily            Conventional
    7.39      Brooklyn           Kings                  NY            11204        Multifamily            Conventional
    7.40      Bronx              Bronx                  NY            10468        Multifamily            Conventional
    7.41      Brooklyn           Kings                  NY            11230        Multifamily            Conventional
    7.42      Bronx              Bronx                  NY            10458        Multifamily            Conventional
     10       New York           New York               NY            10038        Multifamily            Conventional
     15       Chandler           Maricopa               AZ            85248        Multifamily            Conventional
     22       Austin             Travis                 TX            37221        Multifamily            Conventional
     24       Tualatin           Washington             OR            97062        Multifamily            Conventional
     27       San Antonio        Bexar                  TX            78209        Multifamily            Conventional
     28       Albuquerque        Bernalillo             NM            87114        Multifamily            Conventional
     36       Knoxville          Knox                   TN            37931        Multifamily            Conventional
     41       Lithonia           DeKalb                 GA            30058        Multifamily            Conventional
     44       Brooklyn Heights   Kings                  NY            11201        Multifamily            Conventional
     46       Augusta            Richmond               GA            30909        Multifamily            Conventional
     49       Orlando            Orange                 FL            32826      Mobile Home Park       Mobile Home Park
     50       Orlando            Orange                 FL            32826      Mobile Home Park       Mobile Home Park
     55       Fort Worth         Tarrant                TX            76116        Multifamily            Conventional
     78       Montgomery         Montgomery             AL            36116        Multifamily            Conventional
     80       Clovis             Fresno                 CA            93612      Mobile Home Park       Mobile Home Park
     81       Saginaw            Saginaw                MI            48603      Mobile Home Park       Mobile Home Park
     87       West Ossipee       Carroll                NH            03890      Mobile Home Park       Mobile Home Park
     88       Woodbury           Litchfield             CT            06798        Multifamily            Conventional
     90       Various            Various                OH           Various       Multifamily            Conventional
    90.01     Marietta           Washington             OH            45757        Multifamily            Conventional
    90.02     Canton             Stark                  OH            44714        Multifamily            Conventional
    90.03     Canton             Stark                  OH            44714        Multifamily            Conventional
    90.04     Belpre             Washington             OH            45714        Multifamily            Conventional
     95       Hawthorne          Los Angeles            CA            90250        Multifamily            Conventional
     96       Enterprise         Coffee                 AL            36330        Multifamily            Conventional
     104      Smyrna             Cobb                   GA            30080        Multifamily            Conventional
     111      Fort Myers         Lee                    FL            33901        Multifamily            Conventional
     112      Fontana            San Bernardino         CA            92337      Mobile Home Park       Mobile Home Park
     119      Los Angeles        Los Angeles            CA            90025        Multifamily            Conventional
     124      Kokomo             Howard                 IN            46902        Multifamily            Conventional
     128      Wharton            Wharton                TX            77488        Multifamily            Conventional
     130      Spokane            Spokane                WA            99216        Multifamily            Conventional
     146      Bloomington        Monroe                 IN            47408        Multifamily            Conventional
     150      Phoenix            Maricopa               AZ            85043      Mobile Home Park       Mobile Home Park
     154      East Stroudsburg   Monroe                 PA            18360        Multifamily            Conventional
     157      New London         Waupaca                WI            54961      Mobile Home Park       Mobile Home Park
     161      Rome               Floyd                  GA            30161        Multifamily            Conventional
     162      Menomonie          Dunn                   WI            54751      Mobile Home Park       Mobile Home Park
     163      Clear Lake         Polk                   WI            54005      Mobile Home Park       Mobile Home Park
     164      Pacific            Franklin               MO            63069        Multifamily            Conventional
     166      Los Angeles        Los Angeles            CA            90066        Multifamily            Conventional

  MORTGAGE
    LOAN        CUT-OFF DATE LOAN        CUT-OFF DATE LOAN        MORTGAGE    ORIGINATION     UW NOI      UW NCF      CUT-OFF DATE
   NUMBER          BALANCE ($)         AMOUNT PER (UNIT) ($)        RATE          DATE       DSCR (X)    DSCR (X)      LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

      7            133,000,000                 80,802              5.785%      4/23/2007       1.36        1.29          75.5%
    7.01
    7.02
    7.03
    7.04
    7.05
    7.06
    7.07
    7.08
    7.09
    7.10
    7.11
    7.12
    7.13
    7.14
    7.15
    7.16
    7.17
    7.18
    7.19
    7.20
    7.21
    7.22
    7.23
    7.24
    7.25
    7.26
    7.27
    7.28
    7.29
    7.30
    7.31
    7.32
    7.33
    7.34
    7.35
    7.36
    7.37
    7.38
    7.39
    7.40
    7.41
    7.42
     10             84,000,000                380,090              5.670%      4/24/2007       1.36        1.35          71.2%
     15             45,000,000                127,841              5.730%      5/24/2007       1.24        1.21          77.6%
     22             29,900,000                 84,943              5.940%      7/27/2007       1.38        1.34          65.0%
     24             27,000,000                 90,000              5.750%      5/24/2007       1.27        1.23          73.1%
     27             22,750,000                 74,346              5.860%      6/21/2007       1.63        1.58          64.6%
     28             21,600,000                 81,818              5.530%      6/28/2007       1.30        1.30          80.0%
     36             17,700,000                 74,684              5.680%      4/25/2007       1.27        1.23          76.0%
     41             16,650,000                 60,326              5.760%       7/2/2007       1.27        1.22          74.7%
     44             15,900,000                233,824              6.350%      7/25/2007       1.12        1.11          77.6%
     46             15,750,000                 78,750              5.700%      6/29/2007       1.36        1.32          75.0%
     49             14,413,500                 52,413              5.700%      5/15/2007       1.27        1.24          69.9%
     50             14,413,500                 48,859              5.700%      5/15/2007       1.27        1.24          69.9%
     55             13,422,500                 55,010              5.920%      5/23/2007       1.38        1.34          65.0%
     78             8,600,000                  89,583              5.830%       6/1/2007       1.25        1.21          78.2%
     80             8,000,000                  36,697              5.720%      5/30/2007       1.27        1.26          78.4%
     81             7,989,769                  11,872              5.990%       6/8/2007       1.95        1.90          50.7%
     87             6,989,351                  26,177              6.800%      5/25/2007       1.11        1.27          54.4%
     88             6,950,000                  65,566              5.880%      5/11/2007       1.25        1.20          73.9%
     90             6,790,636                  30,451              6.400%       6/1/2007       1.56        1.45          79.8%
    90.01
    90.02
    90.03
    90.04
     95             6,435,000                 110,948              6.490%      4/25/2007       1.20        1.18          73.1%
     96             6,200,000                  48,438              5.860%      7/25/2007       1.43        1.34          76.1%
     104            5,065,000                  50,650              5.790%      6/20/2007       1.17        1.10          70.4%
     111            4,300,000                  48,864              5.930%      6/14/2007       1.27        1.20          78.2%
     112            4,236,100                  43,671              6.230%      5/31/2007       1.42        1.41          66.9%
     119            3,750,000                 208,333              5.540%       7/2/2007       1.50        1.48          60.5%
     124            3,600,000                  37,500              5.560%      1/17/2007       1.38        1.26          73.6%
     128            3,500,000                  32,407              5.680%      5/22/2007       1.28        1.15          79.4%
     130            3,425,000                  32,311              5.830%      6/14/2007       1.31        1.20          77.8%
     146            2,433,634                  28,631              5.950%      5/16/2007       1.39        1.26          78.5%
     150            2,240,000                  22,178              5.920%      5/18/2007       1.86        1.82          71.1%
     154            2,100,000                  40,385              6.210%      7/23/2007       1.40        1.32          67.7%
     157            1,847,400                  18,112              6.190%      5/30/2007       1.28        1.24          79.5%
     161            1,600,000                  21,053              6.410%      7/24/2007       1.41        1.21          69.6%
     162            1,514,000                  18,241              6.260%      5/30/2007       1.28        1.24          79.7%
     163            1,397,900                  22,916              6.120%      5/30/2007       1.27        1.24          78.8%
     164            1,270,000                  17,639              6.530%      7/13/2007       1.50        1.31          54.5%
     166             800,000                  100,000              6.060%      5/30/2007       1.32        1.28          66.7%

               ORIGINAL
                TERM TO
  MORTGAGE     MATURITY      ORIGINAL     INTEREST-
    LOAN        OR ARD      AMORT TERM      ONLY                                                        NUMBER OF      NUMBER OF
   NUMBER       (MOS.)        (MOS.)       PERIOD                 PREPAYMENT PROVISIONS                   UNITS      STUDIO UNITS
------------------------------------------------------------------------------------------------------------------------------------

      7           60            IO           60                 L(11),GRTR1%orYM(45),O(4)                 1,646         Various
    7.01                                                                                                   220            21
    7.02                                                                                                   69
    7.03                                                                                                   54
    7.04                                                                                                   60              2
    7.05                                                                                                   46
    7.06                                                                                                   61              1
    7.07                                                                                                   63              1
    7.08                                                                                                   72              9
    7.09                                                                                                   45
    7.10                                                                                                   41
    7.11                                                                                                   31
    7.12                                                                                                   38
    7.13                                                                                                   42
    7.14                                                                                                   55
    7.15                                                                                                   51
    7.16                                                                                                   36
    7.17                                                                                                   43
    7.18                                                                                                   24
    7.19                                                                                                   31
    7.20                                                                                                   31
    7.21                                                                                                   37
    7.22                                                                                                   28
    7.23                                                                                                   19
    7.24                                                                                                   37              4
    7.25                                                                                                   18              1
    7.26                                                                                                   22
    7.27                                                                                                   20
    7.28                                                                                                   24
    7.29                                                                                                   27
    7.30                                                                                                   24
    7.31                                                                                                   27
    7.32                                                                                                   17              1
    7.33                                                                                                   27
    7.34                                                                                                   29
    7.35                                                                                                   30
    7.36                                                                                                   20              9
    7.37                                                                                                   19              9
    7.38                                                                                                   19              9
    7.39                                                                                                   24
    7.40                                                                                                   20              1
    7.41                                                                                                   19              3
    7.42                                                                                                   26              5
     10           60            IO           60                      L(27),D(30),O(3)                      221            182
     15           120           IO           120      L(25),GRTR1%orYM(92),O(3) or L(26),D(91),O(3)        352
     22           120           IO           120                L(24),GRTR1%orYM(93),O(3)                  352
     24           60            IO           60                     L(26),YM(31),O(3)                      300            48
     27           120           IO           120                L(25),GRTR1%orYM(92),O(3)                  306
     28           120           IO           120                   GRTR1%orYM(116),O(4)                    264
     36           120          420           48                      L(27),D(90),O(3)                      237
     41           120          360           60                      L(25),D(91),O(4)                      276
     44           120          360           60                      L(24),D(90),O(6)                      68             28
     46           120          360           60                      L(25),D(91),O(4)                      200
     49           60            IO           60                      L(26),D(31),O(3)                      275
     50           60            IO           60                      L(26),D(31),O(3)                      295
     55           120           IO           120                L(26),GRTR1%orYM(91),O(3)                  244
     78           120           IO           120                     L(26),D(91),O(3)                      96
     80           120           IO           120                     L(26),D(91),O(3)                      218
     81           120          300                                   L(25),D(91),O(4)                      673
     87           60           360                                   L(26),D(32),O(2)                      267
     88           120          360           60                 L(24),GRTR1%orYM(92),O(4)                  106            54
     90           120          360                                   L(26),D(91),O(3)                      223
    90.01                                                                                                  75
    90.02                                                                                                  55
    90.03                                                                                                  48
    90.04                                                                                                  45
     95           120          360           60                      L(27),D(90),O(3)                      58
     96           120          360                                   L(24),D(94),O(2)                      128
     104          120          360           60                      L(25),D(92),O(3)                      100
     111          120          360           24                      L(25),D(92),O(3)                      88             13
     112          60            IO           60                      L(26),D(31),O(3)                      97
     119          120           IO           120                     L(25),D(91),O(4)                      18
     124          120          360           60                      L(30),D(86),O(4)                      96
     128          120          360           36                      L(26),D(91),O(3)                      108
     130          120          360           60                    GRTR1%orYM(116),O(4)                    106
     146          120          420                                   L(26),D(91),O(3)                      85
     150          60            IO           60                 L(26),GRTR1%orYM(30),O(4)                  101
     154          120          360                              L(47),GRTR1%orYM(69),O(4)                  52
     157          120          360           24                 L(50),GRTR1%orYM(66),O(4)                  102
     161          120          360                                   L(24),D(94),O(2)                      76
     162          120          360           24                 L(50),GRTR1%orYM(66),O(4)                  83
     163          120          360           24                 L(50),GRTR1%orYM(66),O(4)                  61
     164          60           360                                     L(48),O(12)                         72
     166          120           IO           120                     L(26),D(91),O(3)                       8

                   AVERAGE                       AVERAGE                       AVERAGE                      AVERAGE
  MORTGAGE         CONTRACT                      CONTRACT                     CONTRACT                      CONTRACT
    LOAN            RENT -        NUMBER OF    RENT - 1 BR     NUMBER OF     RENT - 2 BR     NUMBER OF    RENT - 3 BR     NUMBER OF
   NUMBER      STUDIO UNITS(1)    1 BR UNITS     UNITS(1)     2 BR UNITS      UNITS(1)      3 BR UNITS      UNITS(1)     4 BR UNITS
------------------------------------------------------------------------------------------------------------------------------------

      7            Various         Various       Various        Various        Various        Various       Various        Various
    7.01             591             115           689            71             850            13            900
    7.02                              31          1,050           36            1,375            2           1,550
    7.03                              27           776            16             955            11           1,027
    7.04             758              36           915            22            1,070
    7.05                              9            823            23             988            14           1,087
    7.06             820              41           857             9             880            10           1,203
    7.07             775              24           823            30             876             8           1,004
    7.08             654              42           725            19             801             2            524
    7.09                              20           935            18            1,129            7           1,486
    7.10                              14           935            18            1,129            9           1,486
    7.11                              15          1,050           15            1,240            1           1,450
    7.12                              28           863            10             977
    7.13                              30           787             6             823             6            959
    7.14                              42           661             8             917             5            573
    7.15                              22           723            29             710
    7.16                              15           808            20             859             1           1,100
    7.17                              24           696            16             790             3            718
    7.18                                                          15             833             9           1,037
    7.19                              6            704            15             812            10            795
    7.20                              6            704            15             812            10            795
    7.21                              17           848            20             906
    7.22                              7            935            13            1,129            8           1,486
    7.23                                                          11             965             8            896
    7.24             568              23           734             5             874             5            929
    7.25             735                                           9            1,018            7           1,016            1
    7.26                              11           731             2             807             9           1,119
    7.27                              2            970            18             845
    7.28                              16           820             8             832
    7.29                              11           743            10             893             6           1,033
    7.30                                                          18             786             6            734
    7.31                              19           833             5            1,038            3            767
    7.32             940              1            681             8            1,016            7            962
    7.33                              12           735            10             815             5            782
    7.34                              24           697             5             889
    7.35                              18           700            12             725
    7.36             754              8            756             3             743
    7.37             754              8            756             2             743
    7.38             754              8            756             2             743
    7.39                              12           748            12             728
    7.40             686                                          13             929             6           1,016
    7.41             664              5            750             8             940             3            806
    7.42             768              10           632            11             731
     10             2,509             32          3,383            6            4,066                                         1
     15                              128           863            176           1,053           48           1,410
     22                              180           878            140           1,286           32           1,535
     24              556             106           688            90             889            56            967
     27                              110           861            150           1,065           46           1,400
     28                               96           699            144            813            24            960
     36                               90           761            121            846            26           1,148
     41                              114           750            144            899            18           1,050
     44             1,769             39          2,469            1            3,500
     46                               86           814            86             939            28           1,100
     49
     50
     55                              151           818            82            1,052           11           1,420
     78                               32           710            52             815            12            940
     80
     81
     87
     88              675              41           875            11            1,067
     90                            Various       Various        Various        Various
    90.01                                                         75             471
    90.02                             27           520            28             620
    90.03                             24           483            24             585
    90.04                             2            395            43             414
     95                               34           868            24            1,176
     96                               24           515            64             620            40            680
     104                              50           715            50             855
     111             525              67           625             8             800
     112
     119                                                          18            2,155
     124                              16           620            80             720
     128                              11           503            97             560
     130                              69           412            37             513
     146                              29           402            46             418             1            800             9
     150
     154                                                                                                                     52
     157
     161                              60           465            16             699
     162
     163
     164                              12           350            48             425            12            490
     166                              1            950             7            1,450

                                                                 NUMBER OF
                                                                   UNDER
                  AVERAGE                        AVERAGE        RENOVATION,
  MORTGAGE       CONTRACT                        CONTRACT         MODEL OR                    UTILITIES
    LOAN        RENT - 4 BR     NUMBER OF      RENT - 4+ BR    RENTAL OFFICE     OCCUPANCY     TENANT
   NUMBER        UNITS(1)      4+ BR UNITS       UNITS(1)          UNITS           RATE         PAYS      ELEVATORS
----------------------------------------------------------------------------------------------------------------------

      7           Various                                                          96.3%         E,G       Various
    7.01                                                                           97.7%         E,G          Y
    7.02                                                                          100.0%         E,G          Y
    7.03                                                                           92.6%         E,G          Y
    7.04                                                                          100.0%         E,G          Y
    7.05                                                                          100.0%         E,G          N
    7.06                                                                           96.7%         E,G          N
    7.07                                                                           96.8%         E,G          Y
    7.08                                                                           93.2%         E,G          N
    7.09                                                                          100.0%         E,G          Y
    7.10                                                                          100.0%         E,G          N
    7.11                                                                          100.0%         E,G          N
    7.12                                                                           92.1%         E,G          Y
    7.13                                                                           97.6%         E,G          N
    7.14                                                                           94.6%         E,G          Y
    7.15                                                                           90.2%         E,G          N
    7.16                                                                           88.9%         E,G          N
    7.17                                                                           88.4%         E,G          N
    7.18                                                                           96.0%         E,G          N
    7.19                                                                           96.8%         E,G          N
    7.20                                                                           96.8%         E,G          N
    7.21                                                                           97.3%         E,G          Y
    7.22                                                                          100.0%         E,G          N
    7.23                                                                           95.0%         E,G          N
    7.24                                                                           94.6%         E,G          N
    7.25           1,015                                                           94.4%         E,G          N
    7.26                                                                          100.0%         E,G          N
    7.27                                                                          100.0%         E,G          N
    7.28                                                                          100.0%         E,G          N
    7.29                                                                           92.6%         E,G          N
    7.30                                                                          100.0%         E,G          N
    7.31                                                                          100.0%         E,G          N
    7.32                                                                          100.0%         E,G          N
    7.33                                                                           92.6%         E,G          N
    7.34                                                                           89.7%         E,G          N
    7.35                                                                           96.7%         E,G          N
    7.36                                                                          100.0%         E,G          N
    7.37                                                                           94.7%         E,G          N
    7.38                                                                          100.0%         E,G          N
    7.39                                                                          100.0%         E,G          N
    7.40                                                                           95.0%         E,G          N
    7.41                                                                           94.7%         E,G          N
    7.42                                                                           88.5%         E,G          N
     10           11,000                                                           97.3%        None          Y
     15                                                                            93.8%      E,G,W,S,T       N
     22                                                                            93.5%      E,G,W,S,T       N
     24                                                                            97.0%       E,W,S,T        N
     27                                                                            92.8%       E,W,S,T        N
     28                                                                            90.2%       E,G,W,S        N
     36                                                                            95.4%      E,G,W,S,T       N
     41                                                                            95.7%      E,G,W,S,T       N
     44                                                                            83.8%          E           Y
     46                                                                            91.5%         E,G          N
     49                                                                           100.0%
     50                                                                           100.0%
     55                                                                            85.2%        E,W,S         N
     78                                                                           100.0%         E,G          N
     80                                                                            99.5%
     81                                                                            92.0%
     87                                                                            95.0%
     88                                                                            97.2%          E           N
     90                                                                            97.8%       Various        N
    90.01                                                                          98.7%         E,G          N
    90.02                                                                          96.4%        E,W,S         N
    90.03                                                                          95.8%       E,G,W,S        N
    90.04                                                                         100.0%          E           N
     95                                                                            98.3%         E,G          N
     96                                                                           100.0%        E,S,W         N
     104                                                                           95.0%         E,W          N
     111                                                                           95.5%      E,G,W,S,T       N
     112                                                                          100.0%
     119                                                                          100.0%          E           N
     124                                                                           89.6%         E,G          N
     128                                                                           96.3%         E,W          N
     130                                                                           94.3%          E           N
     146            708                                                            88.2%          E           N
     150                                                                           88.1%
     154            808                                                           100.0%         E,G          N
     157                                                                           86.3%
     161                                                                           82.9%          E           N
     162                                                                           96.4%
     163                                                                           90.2%
     164                                                                           91.7%          E           N
     166                                                                          100.0%         E,G          N

                              AVERAGE                TOTAL GROSS
  MORTGAGE        TOTAL      CONTRACT     NUMBER       INCOME                         MORTGAGE
    LOAN        NUMBER OF    RENT PER     OF RV        FROM RV         UW TOTAL         LOAN
   NUMBER         PADS        PADS(1)     SITES         SITES        REVENUES ($)      NUMBER
----------------------------------------------------------------------------------------------

      7                                                               17,970,768         7
    7.01                                                                                7.01
    7.02                                                                                7.02
    7.03                                                                                7.03
    7.04                                                                                7.04
    7.05                                                                                7.05
    7.06                                                                                7.06
    7.07                                                                                7.07
    7.08                                                                                7.08
    7.09                                                                                7.09
    7.10                                                                                7.10
    7.11                                                                                7.11
    7.12                                                                                7.12
    7.13                                                                                7.13
    7.14                                                                                7.14
    7.15                                                                                7.15
    7.16                                                                                7.16
    7.17                                                                                7.17
    7.18                                                                                7.18
    7.19                                                                                7.19
    7.20                                                                                7.20
    7.21                                                                                7.21
    7.22                                                                                7.22
    7.23                                                                                7.23
    7.24                                                                                7.24
    7.25                                                                                7.25
    7.26                                                                                7.26
    7.27                                                                                7.27
    7.28                                                                                7.28
    7.29                                                                                7.29
    7.30                                                                                7.30
    7.31                                                                                7.31
    7.32                                                                                7.32
    7.33                                                                                7.33
    7.34                                                                                7.34
    7.35                                                                                7.35
    7.36                                                                                7.36
    7.37                                                                                7.37
    7.38                                                                                7.38
    7.39                                                                                7.39
    7.40                                                                                7.40
    7.41                                                                                7.41
    7.42                                                                                7.42
     10                                                               9,701,394          10
     15                                                               4,438,253          15
     22                                                               4,313,553          22
     24                                                               3,332,699          24
     27                                                               3,729,288          27
     28                                                               2,316,312          28
     36                                                               2,315,921          36
     41                                                               2,540,232          41
     44                                                               1,778,898          44
     46                                                               2,315,505          46
     49            275          362                                   1,212,976          49
     50            295          369                                   1,301,192          50
     55                                                               2,093,260          55
     78                                                                907,687           78
     80            218          335                                   1,135,414          80
     81            673          258                                   2,054,687          81
     87            267          260                                   1,107,724          87
     88                                                                947,261           88
     90                                                               1,343,049          90
    90.01                                                                              90.01
    90.02                                                                              90.02
    90.03                                                                              90.03
    90.04                                                                              90.04
     95                                                                798,796           95
     96                                                               1,046,828          96
     104                                                               913,300          104
     111                                                               666,905          111
     112           97           410                                    670,210          112
     119                                                               435,235          119
     124                                                               756,864          124
     128                                                               680,681          128
     130                                                               578,417          130
     146                                                               438,082          146
     150           101          299                                    405,420          150
     154                                                               495,333          154
     157           102          191                                    276,033          157
     161                                                               511,097          161
     162           83           197                                    220,929          162
     163           61           230                                    163,776          163
     164                                                               340,753          164
     166                                                                97,668          166

(1) In determining the average rent for units in a multifamily property having a given number of bedrooms, the rent used is the "Contract Rent", as defined as the total rent that is, or is anticipated to be, specified in the lease or other rental contract as payable by the tenant to the property owner for the rental of a dwelling unit, including fees or charges for management and maintenance services. In determining Contract Rent for each unit, the following rules have been applied: (i) the average Contract Rent for each unit type was based upon a rent roll certified by the owner of the property, or was computed by the appraiser of the mortgaged property based upon a borrower-certified rent roll and (ii) rent concessions were not considered (Contract Rent was not reduced by any rent concessions delineated in the borrower rent-roll).

(2) With respect to the Three Borough Pool Loan (loan number 7), representing
3.7% of the Cut-Off Date Pool Balance (23.6% of the Cut-Off Date Group 2
Balance), the occupancy rate does not include 20 professional and retail units.

(3) With respect to the Deerwood MHP I and Deerwood MHP II Loans (loan numbers
49 and 50), representing 0.8% of the Cut-Off Date Pool Balance (5.1% of the
Cut-Off Date Group 2 Balance), the historical cash flows, underwritten cash flows and the appraisal values are the weighted average historical cash flows, underwritten cash flows and appraisal values of the aggregate loan amount respectively, weighted by the number of units.

(4) With respect to the Deerwood MHP I and Deerwood MHP II Loans (loan numbers
49 and 50), representing 0.8% of the Cut-Off Date Pool Balance (5.1% of the
Cut-Off Date Group 2 Balance), the loan to value ratios and debt service coverage ratios are based on the aggregate loan amount.

(5) With respect to the Westward Shores Loan (loan number 87), representing 0.2%
of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance), the
Occupancy Rate is equal to seasonal occupancy as determined in the related appraisal report and the Occupancy "as of" Date is the Cut-Off Date for such loan.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX A-3                                            RESERVE ACCOUNT INFORMATION

MORTGAGE     LOAN
  LOAN      GROUP
 NUMBER     NUMBER    PROPERTY NAME                                          GENERAL PROPERTY TYPE         SPECIFIC PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1          1       666 Fifth Avenue                                              Office                          CBD
   2          1       ING Hospitality Pool                                        Hospitality                  Extended Stay
  2.01                Residence Inn  - La Jolla, CA                               Hospitality                  Extended Stay
  2.02                Residence Inn Seattle East - Redmond , WA                   Hospitality                  Extended Stay
  2.03                Residence Inn  - Long Beach, CA                             Hospitality                  Extended Stay
  2.04                Residence Inn  - Costa Mesa, CA                             Hospitality                  Extended Stay
  2.05                Residence Inn Pasadena - Arcadia, CA                        Hospitality                  Extended Stay
  2.06                Residence Inn - Irvine, CA                                  Hospitality                  Extended Stay
  2.07                Homewood Suites - Herndon, VA                               Hospitality                  Extended Stay
  2.08                Residence Inn Concord - Pleasant Hill, CA                   Hospitality                  Extended Stay
  2.09                Residence Inn - San Ramon, CA                               Hospitality                  Extended Stay
  2.10                Homewood Suites - Linthicum, MD                             Hospitality                  Extended Stay
  2.11                Residence Inn  - Saint Louis, MO                            Hospitality                  Extended Stay
  2.12                Residence Inn - Bakersfield, CA                             Hospitality                  Extended Stay
  2.13                Residence Inn - Boulder, CO                                 Hospitality                  Extended Stay
  2.14                Residence Inn - Hapeville, GA                               Hospitality                  Extended Stay
  2.15                Residence Inn Chicago - Deerfield, IL                       Hospitality                  Extended Stay
  2.16                Homewood Suites - Malvern, PA                               Hospitality                  Extended Stay
  2.17                Residence Inn - Houston, TX                                 Hospitality                  Extended Stay
  2.18                Residence Inn - Santa Fe, NM                                Hospitality                  Extended Stay
  2.19                Residence Inn - Placentia, CA                               Hospitality                  Extended Stay
  2.20                Homewood Suites - Glen Allen, VA                            Hospitality                  Extended Stay
  2.21                Residence Inn - Atlanta, GA (Buckhead)                      Hospitality                  Extended Stay
  2.22                Homewood Suites - Beaverton, OR                             Hospitality                  Extended Stay
  2.23                Residence Inn - Cincinnati, OH                              Hospitality                  Extended Stay
  2.24                Residence Inn - Lombard, IL                                 Hospitality                  Extended Stay
  2.25                Residence Inn - Jacksonville, FL                            Hospitality                  Extended Stay
  2.26                Homewood Suites - Irving, TX                                Hospitality                  Extended Stay
  2.27                Residence Inn Dallas - Irving, TX                           Hospitality                  Extended Stay
  2.28                Homewood Suites - Clearwater, FL                            Hospitality                  Extended Stay
  2.29                Residence Inn - Boca Raton, FL                              Hospitality                  Extended Stay
  2.30                Residence Inn - Clearwater, FL                              Hospitality                  Extended Stay
  2.31                Residence Inn - Birmingham, AL                              Hospitality                  Extended Stay
  2.32                Residence Inn - Smyrna, GA                                  Hospitality                  Extended Stay
  2.33                Homewood Suites - Addison, TX                               Hospitality                  Extended Stay
  2.34                Homewood Suites - Chesterfield, MO                          Hospitality                  Extended Stay
  2.35                Residence Inn - Montgomery, AL                              Hospitality                  Extended Stay
  2.36                Homewood Suites - Atlanta, GA (Buckhead)                    Hospitality                  Extended Stay
  2.37                Residence Inn - Chesterfield, MO                            Hospitality                  Extended Stay
  2.38                Residence Inn - Blue Ash, OH                                Hospitality                  Extended Stay
  2.39                Residence Inn - Berwyn, PA                                  Hospitality                  Extended Stay
  2.40                Residence Inn - Danvers, MA                                 Hospitality                  Extended Stay
  2.41                Homewood Suites - Midvale, UT                               Hospitality                  Extended Stay
  2.42                Homewood Suites - Plano, TX                                 Hospitality                  Extended Stay
  2.43                Homewood Suites - Atlanta, GA (Cumberland)                  Hospitality                  Extended Stay
  2.44                Residence Inn - Memphis, TN                                 Hospitality                  Extended Stay
  2.45                Residence Inn - Atlanta, GA (DeKalb)                        Hospitality                  Extended Stay
  2.46                Homewood Suites - Norcross, GA                              Hospitality                  Extended Stay
   3          1       Sawgrass Mills                                                Retail                        Anchored
   4          1       Ashford Hospitality Pool 6 (2)                              Hospitality                   Full Service
  4.01                Marriott - Seattle, WA                                      Hospitality                   Full Service
  4.02                Marriott - Plano, TX                                        Hospitality                   Full Service
  4.03                Renaissance - Tampa, FL                                     Hospitality                   Full Service
   5          1       Independence Mall                                             Retail                        Anchored
   6          1       Potomac Mills                                                 Retail                        Anchored
   7          2       Three Borough Pool                                          Multifamily                   Conventional
  7.01                1511-21 Sheridan Avenue                                     Multifamily                   Conventional
  7.02                183-185 East 92nd Street                                    Multifamily                   Conventional
  7.03                1229 Franklin Avenue                                        Multifamily                   Conventional
  7.04                820 Jackson Avenue                                          Multifamily                   Conventional
  7.05                972 Leggett Avenue                                          Multifamily                   Conventional
  7.06                709-715 Fairmount Place                                     Multifamily                   Conventional
  7.07                2401 Davidson Avenue                                        Multifamily                   Conventional
  7.08                1967-1971 Marmion Avenue                                    Multifamily                   Conventional
  7.09                949 Anderson Avenue                                         Multifamily                   Conventional
  7.10                957 Anderson Avenue                                         Multifamily                   Conventional
  7.11                286-290 East 91st Street                                    Multifamily                   Conventional
  7.12                499 Ocean Avenue                                            Multifamily                   Conventional
  7.13                101 Woodruff Avenue                                         Multifamily                   Conventional
  7.14                1250 Franklin Avenue                                        Multifamily                   Conventional
  7.15                265-269 East 194th Street                                   Multifamily                   Conventional
  7.16                1253 Franklin Avenue                                        Multifamily                   Conventional
  7.17                1145 Clay Avenue/ 372 East 167th Street                     Multifamily                   Conventional
  7.18                2463 Valentine Avenue                                       Multifamily                   Conventional
  7.19                536 West 158th Street                                       Multifamily                   Conventional
  7.20                540 West 158th Street                                       Multifamily                   Conventional
  7.21                51 Buchanan Place                                           Multifamily                   Conventional
  7.22                87 West 162nd Street                                        Multifamily                   Conventional
  7.23                710 East 138th Street                                       Multifamily                   Conventional
  7.24                50 East 172nd Street                                        Multifamily                   Conventional
  7.25                2376 Ryer Avenue                                            Multifamily                   Conventional
  7.26                8 Vermilyea                                                 Multifamily                   Conventional
  7.27                17 Vermilyea                                                Multifamily                   Conventional
  7.28                409 East 21st Street                                        Multifamily                   Conventional
  7.29                2310 Valentine Avenue                                       Multifamily                   Conventional
  7.30                530 Isham Street                                            Multifamily                   Conventional
  7.31                3063 Hull Avenue                                            Multifamily                   Conventional
  7.32                2101 Beverly Road                                           Multifamily                   Conventional
  7.33                2314 Valentine Avenue                                       Multifamily                   Conventional
  7.34                1450 Taylor Street                                          Multifamily                   Conventional
  7.35                1471 Taylor Street                                          Multifamily                   Conventional
  7.36                1883 Amsterdam Avenue                                       Multifamily                   Conventional
  7.37                1885 Amsterdam Avenue                                       Multifamily                   Conventional
  7.38                1887 Amsterdam Avenue                                       Multifamily                   Conventional
  7.39                1514 West 8th Street                                        Multifamily                   Conventional
  7.40                2391 Davidson Avenue                                        Multifamily                   Conventional
  7.41                1270 Ocean Avenue                                           Multifamily                   Conventional
  7.42                452 East 187th Street                                       Multifamily                   Conventional
   8          1       110 East 42nd Street (3)                                      Office                          CBD
   9          1       Central / Eastern Industrial Pool                           Industrial                     Warehouse
  9.01                InteliCoat Technologies - South Hadley, MA                  Industrial                     Warehouse
  9.02                Summa Technology, Inc. - Huntsville, AL                     Industrial                     Warehouse
  9.03                American Bedding - Tampa, FL                                Industrial                     Warehouse
  9.04                InteliCoat Technologies - Matthews, NC                      Industrial                     Warehouse
  9.05                A.R.E., Inc. - Massillon, OH                                Industrial                     Warehouse
  9.06                The Durcon Company - Canton, MI                             Industrial                     Warehouse
  9.07                Buchanan Visual Communications - Farmers Branch, TX         Industrial                     Warehouse
  9.08                Humanetics II, LTD - Carrollton, TX                         Industrial                     Warehouse
  9.09                Holm Industries - Aurora, OH                                Industrial                     Warehouse
  9.10                Humanetics II, LTD - Mc Allen, TX                           Industrial                     Warehouse
  9.11                Holm Industries - Fort Smith, AR                            Industrial                     Warehouse
  9.12                Humanetics II, LTD - Manor, TX                              Industrial                     Warehouse
  9.13                Holm Industries - Evansville, IN                            Industrial                     Warehouse
   10         2       The Renaissance                                             Multifamily                   Conventional
   11         1       84 Lumber Industrial Pool                                   Industrial                     Warehouse
 11.01                165 South Spruce Avenue                                     Industrial                     Warehouse
 11.02                275 East Willis Road                                        Industrial                     Warehouse
 11.03                6173 Arizona Farms                                          Industrial                     Warehouse
 11.04                13285 Fenway Boulevard                                      Industrial                     Warehouse
 11.05                7960 Notes Drive                                            Industrial                     Warehouse
 11.06                200 84 Way                                                  Industrial                     Warehouse
 11.07                101 South Bernard Road                                      Industrial                     Warehouse
 11.08                3777 CR 544 East                                            Industrial                     Warehouse
 11.09                436 Powerhouse Street                                       Industrial                     Warehouse
 11.10                21881 Grenada Avenue                                        Industrial                     Warehouse
 11.11                550 Quality Center                                          Industrial                     Warehouse
 11.12                2800 15th Street East                                       Industrial                     Warehouse
 11.13                108 Madison Oaks Avenue                                     Industrial                     Warehouse
 11.14                6335 West Integrity Way                                     Industrial                     Warehouse
 11.15                1893 North Chappel Drive                                    Industrial                     Warehouse
 11.16                4287 Stough Road                                            Industrial                     Warehouse
 11.17                3147 Jim Christal Road                                      Industrial                     Warehouse
 11.18                2725 East 24th Street                                       Industrial                     Warehouse
 11.19                3800 Richard Street                                         Industrial                     Warehouse
 11.20                4802 Roy J. Smith Drive                                     Industrial                     Warehouse
 11.21                700 East Minooka Road                                       Industrial                     Warehouse
 11.22                2350 West Orange Blossom Terrace                            Industrial                     Warehouse
 11.23                501 Beard Avenue                                            Industrial                     Warehouse
 11.24                3874 Bethel Drive Ext                                       Industrial                     Warehouse
 11.25                3670 Deer Park Boulevard                                    Industrial                     Warehouse
 11.26                7107 McFarland Boulevard                                    Industrial                     Warehouse
 11.27                240 Yardmaster Court                                        Industrial                     Warehouse
 11.28                1073 Lincoln Avenue                                         Industrial                     Warehouse
 11.29                11628 McCord Road                                           Industrial                     Warehouse
 11.30                111 Tennessee Way                                           Industrial                     Warehouse
 11.31                200 McAllister Road                                         Industrial                     Warehouse
 11.32                2684 Shafer Road                                            Industrial                     Warehouse
 11.33                10425 Fischer Road                                          Industrial                     Warehouse
 11.34                18100 FM Highway 2252                                       Industrial                     Warehouse
 11.35                295 East Willis Road                                        Industrial                     Warehouse
 11.36                1780 Carson Road North                                      Industrial                     Warehouse
 11.37                184 Interstate Drive                                        Industrial                     Warehouse
 11.38                601 Derby Line Road                                         Industrial                     Warehouse
 11.39                801 East Lincoln Avenue                                     Industrial                     Warehouse
 11.40                2187 Stateline Road                                         Industrial                     Warehouse
 11.41                5471 Augusta Road                                           Industrial                     Warehouse
 11.42                5371 Hamilton Blvd.                                         Industrial                     Warehouse
 11.43                14200 Lincoln Boulevard                                     Industrial                     Warehouse
 11.44                7401 South Sooner Road                                      Industrial                     Warehouse
 11.45                3200 Ash Avenue                                             Industrial                     Warehouse
 11.46                170 Commerce Road                                           Industrial                     Warehouse
 11.47                2846 Eblen Road                                             Industrial                     Warehouse
 11.48                620 Belt Boulevard                                          Industrial                     Warehouse
 11.49                2600 Lowery Street                                          Industrial                     Warehouse
 11.50                595 Alfred Thun Road                                        Industrial                     Warehouse
 11.51                134 Wescott Drive                                           Industrial                     Warehouse
 11.52                85 Industrial Way                                           Industrial                     Warehouse
 11.53                6828 Bankhead Highway                                       Industrial                     Warehouse
 11.54                1380 Franklin Street                                        Industrial                     Warehouse
   12         1       Exchange Building                                             Office                          CBD
   13         1       Nordic Cold Storage Pool                                    Industrial                     Warehouse
 13.01                4300 Pleasantdale Road                                      Industrial                     Warehouse
 13.02                1802 Rome Highway                                           Industrial                     Warehouse
 13.03                3485 Empire Boulevard                                       Industrial                     Warehouse
   14         1       79 Madison Avenue                                             Office                          CBD
   15         2       San Palacio Apartment Homes                                 Multifamily                   Conventional
   16         1       560 Broadway                                                  Office                          CBD
   17         1       Village Shoppes at Creekside                                  Retail                        Anchored
   18         1       The Lion Building                                             Office                          CBD
   19         1       High Bluff Ridge at Del Mar                                   Office                        Suburban
   20         1       4929 Wilshire                                                 Office                        Suburban
   21         1       Lawrence Shopping Center                                      Retail                        Anchored
   22         2       Alexan City Lights Apartments                               Multifamily                   Conventional
   23         1       Cole Centerpointe of Woodridge                                Retail                        Anchored
   24         2       Forest Rim Apartments                                       Multifamily                   Conventional
   25         1       Kichler Lighting                                            Industrial                     Warehouse
   26         1       OB Multi-State Pool                                        Self Storage                   Self Storage
 26.01                Ivy Hill Mr. Storage                                       Self Storage                   Self Storage
 26.02                U.S. Storage                                               Self Storage                   Self Storage
 26.03                AAA Self-Secured Storage                                   Self Storage                   Self Storage
 26.04                Storage Xxtra (Peake Road)                                 Self Storage                   Self Storage
 26.05                Storage Xxtra (Riverside Drive)                            Self Storage                   Self Storage
   27         2       The Crescent Apartments                                     Multifamily                   Conventional
   28         2       Ventana Canyon Apartments                                   Multifamily                   Conventional
   29         1       Riverside Plaza                                               Retail                        Anchored
   30         1       80 Eighth Avenue                                              Office                          CBD
   31         1       Circuit City Distribution Center - Groveland, FL            Industrial                    Distribution
   32         1       International Market Square                                  Mixed Use                   Office/Retail
   33         1       Arlington Town Square                                         Retail                        Anchored
   34         1       EDS Building - West Valley, UT                              Industrial               Warehouse/Distribution
   35         1       Torrey Executive Centre                                       Office                        Suburban
   36         2       Walden Legacy(4)                                            Multifamily                   Conventional
   37         1       Metropolitan Square                                          Mixed Use                   Retail/Office
   38         1       9720  & 9730 Cypresswood Drive(5)                             Office                        Suburban
   39         1       Loudon Gateway IV                                             Office                        Suburban
   40         1       Pocatello Square                                              Retail                        Anchored
   41         2       The Retreat at Stonecrest                                   Multifamily                   Conventional
   42         1       Three Resource Square(6)                                      Office                        Suburban
   43         1       Carnegie X                                                    Office                        Suburban
   44         2       Schermerhorn Court Apartments(7)                            Multifamily                   Conventional
   45         1       Cameron Court Plaza                                           Office                        Suburban
   46         2       Century Hills Apartments                                    Multifamily                   Conventional
   47         1       Charleston Valley View Office                                 Office                        Suburban
   48         1       246 Fifth Avenue                                              Office                          CBD
   49         2       Deerwood MHP I                                           Mobile Home Park               Mobile Home Park
   50         2       Deerwood MHP II                                          Mobile Home Park               Mobile Home Park
   51         1       Gallina Centro                                                Retail                        Anchored
   52         1       Thunderbird Medical Plaza                                     Office                        Medical
   53         1       Victoria Center                                              Mixed Use                   Office/Retail
   54         1       Lowe's Home Improvement Store - Cincinnati, OH                Retail                     Single Tenant
   55         2       Cumberland at Ridglea Apartments                            Multifamily                   Conventional
   56         1       The Courtyard by Marriott - Lake Placid, NY (8)             Hospitality                 Limited Service
   57         1       Key Road Plaza                                                Retail                        Anchored
   58         1       Valley Ranch Shopping Center                                  Retail                        Anchored
   59         1       Mainstreet at Flatiron(9)                                    Mixed Use                   Retail/Office
   60         1       Deschutes Ridge Business Campus                               Office                        Suburban
   61         1       Etco Plaza                                                   Mixed Use                   Office/Retail
   62         1       Hampton Inn - Tukwila, WA                                   Hospitality                 Limited Service
   63         1       The 880 & 990 Office Buildings                                Office                        Suburban
   64         1       JJ Grand Hotel - Los Angeles, CA(10)                        Hospitality                   Full Service
   65         1       Lubbock Shopping Parkade                                      Retail                        Anchored
   66         1       Aroostook Center Mall                                         Retail                        Anchored
   67         1       Interchange Corporate Center - Building 500 & 600           Industrial                        Flex
   68         1       Village Shops at Sandhill Outparcels                           Land                          Retail
   69         1       Valley Square Shopping Center                                 Retail                        Anchored
   70         1       Arizona Department of Economic Security                       Office                        Suburban
   71         1       Stillwood Pavilion                                            Retail                        Anchored
   72         1       Walgreens - Brooklyn, NY                                      Retail                     Single Tenant
   73         1       Holiday Inn Express Manchester                              Hospitality                 Limited Service
   74         1       Kemper Pointe                                                 Office                        Suburban
   75         1       Hilfiger Building                                             Retail                     Single Tenant
   76         1       Marguerite Plaza                                              Retail                       Unanchored
   77         1       Kohl's - Lake Zurich, IL                                      Retail                     Single Tenant
   78         2       The Reserve at Billingsley Place, Phase II                  Multifamily                   Conventional
   79         1       Shoppes of Sebastian                                          Retail                        Anchored
   80         2       Arabian Villa & Campus Corral Mobile Home Park           Mobile Home Park               Mobile Home Park
   81         2       Lawndale Estates                                         Mobile Home Park               Mobile Home Park
   82         1       Pelham Place                                                  Retail                        Anchored
   83         1       Regional Office Center III                                    Office                        Suburban
   84         1       1400 Worcester Road                                           Retail                       Unanchored
   85         1       Holiday Inn Express - Effingham                             Hospitality                 Limited Service
   86         1       Hampton Inn - Meridian, ID                                  Hospitality                 Limited Service
   87         1       Westward Shores                                          Mobile Home Park               Mobile Home Park
   88         2       Woodbury Knoll                                              Multifamily                   Conventional
   89         1       Paulding Exchange Shopping Center                             Retail                        Anchored
   90         2       Charles Schilling Multifamily Pool                          Multifamily                   Conventional
 90.01                Putnam Place Apartments                                     Multifamily                   Conventional
 90.02                Boardwalk Apartments                                        Multifamily                   Conventional
 90.03                Park Place Apartments                                       Multifamily                   Conventional
 90.04                Wyatt Lockwood Apartments                                   Multifamily                   Conventional
   91         1       3475 Edison Way                                              Mixed Use                     Office/R&D
   92         1       Carnegie VII                                                  Office                        Suburban
   93         1       Fairfield Inn & Suites Dallas - Irving, TX (11)             Hospitality                 Limited Service
   94         1       Sam Houston Technology Center                                 Office                        Suburban
   95         2       Yukon Apartments (12)                                       Multifamily                   Conventional
   96         2       Beacon Ridge                                                Multifamily                   Conventional
   97         1       Strategic Resource Company Headquarters Building              Office                        Suburban
   98         1       Von Karman Office                                             Office                        Suburban
   99         1       Raymour & Flanigan - Reading, PA                              Retail                     Single Tenant
  100         1       Country Corners                                               Retail                       Unanchored
  101         1       Blanco Pointe                                                 Retail                       Unanchored
  102         1       Gateway Business Park                                         Retail                       Unanchored
  103         1       Old Victoria House                                           Mixed Use                   Retail/Office
  104         2       Brighton Way Apartments                                     Multifamily                   Conventional
  105         1       1224 N. Vine Street                                           Office                          CBD
  106         1       Rite Aid Toledo, OH                                           Retail                     Single Tenant
  107         1       El Dorado Plaza Phase I & II                                  Retail                       Unanchored
  108         1       Hampton Inn-Columbus I-70                                   Hospitality                 Limited Service
  109         1       Barnes & Noble - Aliso Viejo, CA                              Retail                     Single Tenant
  110         1       Evansville IN Self-Storage Pool                            Self Storage                   Self Storage
 110.01               Eastland Self Storage                                      Self Storage                   Self Storage
 110.02               Pollack Avenue Mini Storage                                Self Storage                   Self Storage
 110.03               St. George Self Storage                                    Self Storage                   Self Storage
  111         2       Twin Oaks Apartments                                        Multifamily                   Conventional
  112         2       Capri MHP                                                Mobile Home Park               Mobile Home Park
  113         1       Rite Aid - Detroit, MI                                        Retail                     Single Tenant
  114         1       Walgreens - Bryan, TX                                         Retail                     Single Tenant
  115         1       Flat Rate Movers Warehouse                                  Industrial                        Flex
  116         1       Extra Space Storage Pico Rivera II                         Self Storage                   Self Storage
  117         1       Fairfield Inn - Fort Worth, TX(13)                          Hospitality                 Limited Service
  118         1       Mercy Franklin Center                                         Office                        Medical
  119         2       Rochester Apartments                                        Multifamily                   Conventional
  120         1       Interchange Business Park - Building 700                    Industrial                        Flex
  121         1       Walgreens - Fort Worth, TX                                    Retail                     Single Tenant
  122         1       Walgreens - Houston, TX                                       Retail                     Single Tenant
  123         1       24 Hour Fitness - Palmdale, CA                                Retail                     Single Tenant
  124         2       Cambridge Place Apartments                                  Multifamily                   Conventional
  125         1       Salem Village                                                 Retail                       Unanchored
  126         1       Walgreens - Walterboro, SC                                    Retail                     Single Tenant
  127         1       Super 8 - Weatherford, TX                                   Hospitality                 Limited Service
  128         2       Mill Creek Apartments                                       Multifamily                   Conventional
  129         1       Publix Retail Store - Palm Coast, FL                          Retail                     Single Tenant
  130         2       Adams Square Apartments                                     Multifamily                   Conventional
  131         1       Log Pond Plaza Retail Center                                  Retail                    Shadow Anchored
  132         1       Stater Brothers Grocery Store                                 Retail                     Single Tenant
  133         1       Rite Aid - 506 West Market - Lima, OH                         Retail                     Single Tenant
  134         1       2534 Plaza Shops                                              Retail                       Unanchored
  135         1       KV Mart 1 - Los Angeles, CA                                   Retail                     Single Tenant
  136         1       KV Mart 2 - Los Angeles, CA                                   Retail                     Single Tenant
  137         1       Brauer Building                                               Office                          CBD
  138         1       Happy Harry's (Walgreens) - Bethany Beach, DE                 Retail                     Single Tenant
  139         1       First State Industrial                                      Industrial                        Flex
  140         1       Comfort Suites - Fishers, IN                                Hospitality                 Limited Service
  141         1       1101-1113 Commonwealth Avenue                                Mixed Use                   Office/Retail
  142         1       Rampart Business Plaza and Storage Center                    Mixed Use           Self Storage/Office/Warehouse
  143         1       Sunrise Industrial                                          Industrial                     Warehouse
  144         1       Pencader Corporate Center - Building I                      Industrial                        Flex
  145         1       Citibank Arch Street - Philadelphia, PA                       Retail                     Single Tenant
  146         2       Empire II & Willowbrook Apartments                          Multifamily                   Conventional
  147         1       OfficeMax - Sanford, FL                                       Retail                     Single Tenant
  148         1       Super 8 Motel - Avon, IN                                    Hospitality                 Limited Service
  149         1       Travelodge & Suites - Moorhead, MN                          Hospitality                 Limited Service
  150         2       Hidden Acres MHP                                         Mobile Home Park               Mobile Home Park
  151         1       Vernon Colonial Plaza                                        Mixed Use                   Office/Retail
  152         1       Creekside Retail Center                                       Retail                       Unanchored
  153         1       Plazas at Westway Park                                        Retail                       Unanchored
  154         2       Bridge Street Apartments                                    Multifamily                   Conventional
  155         1       1008 Brooklyn Avenue                                          Office                        Medical
  156         1       Logan's Roadhouse - Johnson City, TN                          Retail                     Single Tenant
  157         2       Northgate Estates MHC                                    Mobile Home Park               Mobile Home Park
  158         1       Quality Inn - Huntersville, NC                              Hospitality                   Full Service
  159         1       Rite Aid - Erie, PA                                           Retail                     Single Tenant
  160         1       Logan's Roadhouse - Fairfax, VA                               Retail                     Single Tenant
  161         2       Guest House Apartments                                      Multifamily                   Conventional
  162         2       Huber MHC                                                Mobile Home Park               Mobile Home Park
  163         2       Knollwood MHC                                            Mobile Home Park               Mobile Home Park
  164         2       Osage Estates Apartments                                    Multifamily                   Conventional
  165         1       Fulton At Boundary Shopping Center                            Retail                       Unanchored
  166         1       Mitchell Avenue Apartments                                  Multifamily                   Conventional

MORTGAGE
  LOAN        MONTHLY TAX
 NUMBER       ESCROW ($)        MONTHLY INSURANCE ESCROW ($)       ANNUAL DEPOSIT TO REPLACEMENT RESERVES ($)
-----------------------------------------------------------------------------------------------------------------

   1           1,800,000                                                             232,443
   2
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
  2.15
  2.16
  2.17
  2.18
  2.19
  2.20
  2.21
  2.22
  2.23
  2.24
  2.25
  2.26
  2.27
  2.28
  2.29
  2.30
  2.31
  2.32
  2.33
  2.34
  2.35
  2.36
  2.37
  2.38
  2.39
  2.40
  2.41
  2.42
  2.43
  2.44
  2.45
  2.46
   3
   4            196,808                                                    4% of Yearly Gross Revenue
  4.01
  4.02
  4.03
   5
   6
   7            208,290                    36,350                                    87,480
  7.01
  7.02
  7.03
  7.04
  7.05
  7.06
  7.07
  7.08
  7.09
  7.10
  7.11
  7.12
  7.13
  7.14
  7.15
  7.16
  7.17
  7.18
  7.19
  7.20
  7.21
  7.22
  7.23
  7.24
  7.25
  7.26
  7.27
  7.28
  7.29
  7.30
  7.31
  7.32
  7.33
  7.34
  7.35
  7.36
  7.37
  7.38
  7.39
  7.40
  7.41
  7.42
   8            91,491                     23,178                                    32,418
   9
  9.01
  9.02
  9.03
  9.04
  9.05
  9.06
  9.07
  9.08
  9.09
  9.10
  9.11
  9.12
  9.13
   10           24,735                     13,213                                    22,100
   11
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26
 11.27
 11.28
 11.29
 11.30
 11.31
 11.32
 11.33
 11.34
 11.35
 11.36
 11.37
 11.38
 11.39
 11.40
 11.41
 11.42
 11.43
 11.44
 11.45
 11.46
 11.47
 11.48
 11.49
 11.50
 11.51
 11.52
 11.53
 11.54
   12
   13
 13.01
 13.02
 13.03
   14           126,222                    3,805                                     35,065
   15           17,160
   16           64,992
   17            1,933                     3,865                                     21,272
   18
   19
   20           25,802                     3,542                                     16,029
   21           69,117                     18,758                                    63,412
   22           21,590                     6,203                                     51,000
   23
   24                                                                                64,800
   25
   26           20,065                     2,578                                     31,596
 26.01
 26.02
 26.03
 26.04
 26.05
   27           54,187                     5,053                                     57,420
   28            8,833                     3,271
   29           47,833                                                               23,973
   30           57,591
   31
   32           48,535                     5,955                                     75,252
   33           82,935
   34
   35           13,825                                                                9,042
   36            6,680                     4,122                                     47,200
   37           91,228
   38           21,920                     4,851                                     14,096
   39           40,027
   40
   41           22,683                     2,215                                     62,100
   42           16,636                     1,899                                     18,252
   43
   44                                      3,348                                     13,800
   45           15,218                     1,455                                     36,815
   46           12,352                     1,722                                     45,000
   47           11,575                     1,240                                     17,224
   48           17,408
   49            6,514
   50            6,537
   51
   52           23,547                     1,768                                     22,006
   53
   54
   55           26,001                     3,983                                     34,992
   56            9,783                     4,414                           3% of Yearly Gross Revenue
   57           18,195                                                               11,420
   58           37,760                     1,667                                     17,578
   59           40,323                      948                                       9,297
   60            7,031                     1,123                                     30,745
   61           10,154                     1,419
   62            8,149                     4,815                           3% of Yearly Gross Revenue
   63           10,042                     8,304                                     39,024
   64            7,690                     4,440                                     83,004
   65            9,622                     3,615                                     41,736
   66           31,658                     6,717                                     101,807
   67           12,302                     2,389                                     33,350
   68
   69           13,391                     1,758                                     26,664
   70           10,528                     1,114
   71            1,367                     1,197
   72
   73           10,742                     1,725                                     119,604
   74           22,696
   75                                                                                 1,710
   76            1,481                     2,464
   77
   78            3,600                     3,167                                     24,000
   79            2,437
   80            4,695                      988                                       4,140
   81
   82            1,255                      450
   83            7,045                      559
   84
   85            6,050                     1,900                                     94,560
   86            4,798                      681                                      91,272
   87            7,334                     7,776                                     10,680
   88            5,210                                                               26,520
   89            3,618                     1,005                                      5,345
   90            9,252                     4,685                                     55,752
 90.01
 90.02
 90.03
 90.04
   91            1,807                      511                                       7,937
   92
   93           13,767                                                               80,465
   94           23,130
   95            7,092                     1,468                                     16,588
   96            4,376                     3,500                                     38,784
   97            5,408                      664                                       8,024
   98            3,214                      793
   99            6,045
  100
  101            9,467                      861                                       2,794
  102            3,892                     1,566                                      6,774
  103
  104            6,348                     2,841                                     25,000
  105                                       849                                       2,340
  106
  107            9,491                      712                                       3,733
  108            6,538                      955                                      70,080
  109
  110            5,859                      448                                      14,160
 110.01
 110.02
 110.03
  111            3,695                     4,462                                     22,000
  112            4,156                      594
  113
  114
  115            3,948                     2,979                                      6,060
  116            2,694                     2,162
  117            8,106                                                               67,255
  118           10,725
  119            2,288                      631
  120            3,714                     1,009                                     20,326
  121
  122
  123                                                                                 3,024
  124            8,370
  125            4,652                     1,803
  126
  127            4,778                     1,690                                     44,000
  128            3,994                     2,888                                     31,428
  129
  130            3,564                     1,071                                     26,500
  131            2,594                      839                                       2,735
  132
  133                                       537                                       2,184
  134            1,666                      161                                       1,062
  135
  136
  137            5,732                      530                                       3,379
  138             280                       524                                       2,530
  139            2,605                      404                                       9,063
  140            3,841                     1,241                                     46,000
  141
  142            6,538                      571
  143           11,724                      532                                       6,024
  144            2,108                      605                                       9,377
  145            1,152                      133
  146            4,542                      973
  147                                                                                 4,704
  148            4,650                     1,043                                     37,000
  149            3,558                     1,687
  150             779                       359
  151            4,217                      907                                       4,162
  152
  153            5,103                      391                                       1,895
  154
  155            6,124                      324                                       1,717
  156
  157             963
  158            1,762                      881                                      32,700
  159                                                                                 2,265
  160
  161            2,129                     1,866                                     23,100
  162            1,422
  163             735
  164
  165            6,701                      655
  166

MORTGAGE
  LOAN        INITIAL DEPOSIT TO CAPITAL
 NUMBER        IMPROVEMENTS RESERVE ($)       INITIAL TI/LC ESCROW ($)     ONGOING TI/LC FOOTNOTE (1)
-------------------------------------------------------------------------------------------------------

   1                                                 100,000,000                       (1)
   2
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
  2.15
  2.16
  2.17
  2.18
  2.19
  2.20
  2.21
  2.22
  2.23
  2.24
  2.25
  2.26
  2.27
  2.28
  2.29
  2.30
  2.31
  2.32
  2.33
  2.34
  2.35
  2.36
  2.37
  2.38
  2.39
  2.40
  2.41
  2.42
  2.43
  2.44
  2.45
  2.46
   3
   4                    625,625
  4.01
  4.02
  4.03
   5
   6
   7
  7.01
  7.02
  7.03
  7.04
  7.05
  7.06
  7.07
  7.08
  7.09
  7.10
  7.11
  7.12
  7.13
  7.14
  7.15
  7.16
  7.17
  7.18
  7.19
  7.20
  7.21
  7.22
  7.23
  7.24
  7.25
  7.26
  7.27
  7.28
  7.29
  7.30
  7.31
  7.32
  7.33
  7.34
  7.35
  7.36
  7.37
  7.38
  7.39
  7.40
  7.41
  7.42
   8
   9                    128,858
  9.01
  9.02
  9.03
  9.04
  9.05
  9.06
  9.07
  9.08
  9.09
  9.10
  9.11
  9.12
  9.13
   10                   322,457
   11                  2,458,685
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26
 11.27
 11.28
 11.29
 11.30
 11.31
 11.32
 11.33
 11.34
 11.35
 11.36
 11.37
 11.38
 11.39
 11.40
 11.41
 11.42
 11.43
 11.44
 11.45
 11.46
 11.47
 11.48
 11.49
 11.50
 11.51
 11.52
 11.53
 11.54
   12                                                 2,800,000
   13
 13.01
 13.02
 13.03
   14
   15
   16
   17                                                 1,125,000                        (1)
   18
   19
   20
   21                   116,625                                                        (1)
   22
   23                   372,000                        750,000
   24                    6,250
   25
   26
 26.01
 26.02
 26.03
 26.04
 26.05
   27                   33,250
   28
   29                   95,000
   30
   31
   32                                                                                  (1)
   33
   34
   35
   36
   37
   38                   18,125                         950,000
   39                                                                                  (1)
   40
   41
   42                                                 1,250,000
   43
   44
   45
   46
   47                   10,500                         300,000                         (1)
   48
   49
   50
   51
   52                   190,060                       1,100,000
   53
   54
   55
   56
   57                   80,250
   58                                                  200,000                         (1)
   59                                                  450,000                         (1)
   60                                                  97,600                          (1)
   61                                                  65,000                          (1)
   62
   63                                                  400,000
   64
   65                   500,000                                                        (1)
   66                                                  250,000                         (1)
   67                                                  125,000                         (1)
   68
   69                   41,150                                                         (1)
   70                                                  120,000
   71
   72                                                  370,000
   73                    3,125
   74                                                  340,000
   75
   76                                                  100,000
   77
   78
   79
   80                   240,000
   81
   82
   83                   21,875                                                         (1)
   84
   85                   806,632
   86
   87                    9,820
   88                   44,914
   89                    7,500
   90                   11,188
 90.01
 90.02
 90.03
 90.04
   91                                                  200,000                         (1)
   92
   93
   94
   95
   96                    1,250
   97                   10,563
   98
   99                   126,680
  100                   12,354
  101                                                                                  (1)
  102                                                  100,000                         (1)
  103                    8,508
  104                   57,750
  105                   52,978                                                         (1)
  106
  107                                                                                  (1)
  108
  109
  110                     932
 110.01
 110.02
 110.03
  111                   27,100
  112
  113
  114
  115                    9,375
  116
  117
  118
  119
  120                                                  50,000                          (1)
  121
  122
  123
  124
  125                                                  187,213
  126
  127
  128                   75,000
  129
  130                   31,125
  131                                                  75,000                          (1)
  132
  133
  134                                                                                  (1)
  135
  136
  137                    3,750                         200,000
  138
  139                                                                                  (1)
  140
  141
  142
  143                                                                                  (1)
  144                                                  35,000                          (1)
  145
  146                   14,668
  147                    1,875                                                         (1)
  148
  149
  150                   60,000
  151                                                  30,000                          (1)
  152
  153                                                                                  (1)
  154
  155                                                                                  (1)
  156
  157
  158                   10,000
  159                                                                                  (1)
  160
  161
  162
  163
  164
  165
  166

(1)   In addition to any escrows funded at loan closing for potential TI/LC expenses, the related Mortgage Loan requires funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the term of the related Mortgage Loans. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2)   Annual deposit to replacement reserves is in no event less than 3% of prior year's Total Revenues.

(3)   Annual deposit to replacement reserves is $32,418 until the end of the first loan year and CPI adjusted thereafter.

(4)   Commencing on June 11, 2013, annual deposit to replacement reserves is
      $47,200.

(5)   Commencing on August 11, 2011, annual deposit to replacement reserves is
      $14,096.

(6)   Commencing on March 11, 2012, annual deposit to replacement reserves is
      $18,252.

(7)   Commencing on October 11, 2009, annual deposit to replacement reserves is
      $13,800.

(8)   Initial deposit to replacement reserves on September 11, 2007 is $9,674;
      annual deposits are 3% of prior year's gross revenues commencing on
      October 11, 2007; 4% of prior year's gross revenues commencing on
      September 11, 2008; 5% of prior year's gross revenues after August 11,
      2009.

(9)   Commencing August 11, 2011, annual deposit to replacement reserves is
      $9,297.

(10)  Annual deposit to replacement reserves is $166,000 if reserve balance falls below cap.

(11)  Annual deposit to replacement reserves is $80,465 through July 11, 2008 and 3% of previous calendar year gross revenue thereafter.

(12)  Commencing June 11, 2009, annual deposit to replacement reserves is
      $16,588.

(13)  Annual deposit to replacement reserves is $67,255 through July 11, 2008 and 3% of previous calendar year gross revenue thereafter.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX A-4                                             COMMERCIAL TENANT SCHEDULE

MORTGAGE      LOAN
  LOAN       GROUP
 NUMBER      NUMBER                        PROPERTY NAME                      GENERAL PROPERTY TYPE       SPECIFIC PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1           1       666 Fifth Avenue(1)                                            Office                        CBD
   3           1       Sawgrass Mills(1)                                              Retail                      Anchored
   5           1       Independence Mall                                              Retail                      Anchored
   6           1       Potomac Mills(1)                                               Retail                      Anchored
   8           1       110 East 42nd Street                                           Office                        CBD
   9           1       Central / Eastern Industrial Pool                            Industrial                   Warehouse
  9.01                 InteliCoat Technologies - South Hadley, MA                   Industrial                   Warehouse
  9.02                 Summa Technology, Inc. - Huntsville, AL                      Industrial                   Warehouse
  9.03                 American Bedding - Tampa, FL                                 Industrial                   Warehouse
  9.04                 InteliCoat Technologies - Matthews, NC                       Industrial                   Warehouse
  9.05                 A.R.E., Inc. - Massillon, OH                                 Industrial                   Warehouse
  9.06                 The Durcon Company - Canton, MI                              Industrial                   Warehouse
  9.07                 Buchanan Visual Communications - Farmers Branch, TX          Industrial                   Warehouse
  9.08                 Humanetics II, LTD - Carrollton, TX                          Industrial                   Warehouse
  9.09                 Holm Industries - Aurora, OH                                 Industrial                   Warehouse
  9.10                 Humanetics II, LTD - Mc Allen, TX                            Industrial                   Warehouse
  9.11                 Holm Industries - Fort Smith, AR                             Industrial                   Warehouse
  9.12                 Humanetics II, LTD - Manor, TX                               Industrial                   Warehouse
  9.13                 Holm Industries - Evansville, IN                             Industrial                   Warehouse
   11          1       84 Lumber Industrial Pool(1)                                 Industrial                   Warehouse
 11.01                 165 South Spruce Avenue                                      Industrial                   Warehouse
 11.02                 275 East Willis Road                                         Industrial                   Warehouse
 11.03                 6173 Arizona Farms                                           Industrial                   Warehouse
 11.04                 13285 Fenway Boulevard                                       Industrial                   Warehouse
 11.05                 7960 Notes Drive                                             Industrial                   Warehouse
 11.06                 200 84 Way                                                   Industrial                   Warehouse
 11.07                 101 South Bernard Road                                       Industrial                   Warehouse
 11.08                 3777 CR 544 East                                             Industrial                   Warehouse
 11.09                 436 Powerhouse Street                                        Industrial                   Warehouse
 11.10                 21881 Grenada Avenue                                         Industrial                   Warehouse
 11.11                 550 Quality Center                                           Industrial                   Warehouse
 11.12                 2800 15th Street East                                        Industrial                   Warehouse
 11.13                 108 Madison Oaks Avenue                                      Industrial                   Warehouse
 11.14                 6335 West Integrity Way                                      Industrial                   Warehouse
 11.15                 1893 North Chappel Drive                                     Industrial                   Warehouse
 11.16                 4287 Stough Road                                             Industrial                   Warehouse
 11.17                 3147 Jim Christal Road                                       Industrial                   Warehouse
 11.18                 2725 East 24th Street                                        Industrial                   Warehouse
 11.19                 3800 Richard Street                                          Industrial                   Warehouse
 11.20                 4802 Roy J. Smith Drive                                      Industrial                   Warehouse
 11.21                 700 East Minooka Road                                        Industrial                   Warehouse
 11.22                 2350 West Orange Blossom Terrace                             Industrial                   Warehouse
 11.23                 501 Beard Avenue                                             Industrial                   Warehouse
 11.24                 3874 Bethel Drive Ext                                        Industrial                   Warehouse
 11.25                 3670 Deer Park Boulevard                                     Industrial                   Warehouse
 11.26                 7107 McFarland Boulevard                                     Industrial                   Warehouse
 11.27                 240 Yardmaster Court                                         Industrial                   Warehouse
 11.28                 1073 Lincoln Avenue                                          Industrial                   Warehouse
 11.29                 11628 McCord Road                                            Industrial                   Warehouse
 11.30                 111 Tennessee Way                                            Industrial                   Warehouse
 11.31                 200 McAllister Road                                          Industrial                   Warehouse
 11.32                 2684 Shafer Road                                             Industrial                   Warehouse
 11.33                 10425 Fischer Road                                           Industrial                   Warehouse
 11.34                 18100 FM Highway 2252                                        Industrial                   Warehouse
 11.35                 295 East Willis Road                                         Industrial                   Warehouse
 11.36                 1780 Carson Road North                                       Industrial                   Warehouse
 11.37                 184 Interstate Drive                                         Industrial                   Warehouse
 11.38                 601 Derby Line Road                                          Industrial                   Warehouse
 11.39                 801 East Lincoln Avenue                                      Industrial                   Warehouse
 11.40                 2187 Stateline Road                                          Industrial                   Warehouse
 11.41                 5471 Augusta Road                                            Industrial                   Warehouse
 11.42                 5371 Hamilton Blvd.                                          Industrial                   Warehouse
 11.43                 14200 Lincoln Boulevard                                      Industrial                   Warehouse
 11.44                 7401 South Sooner Road                                       Industrial                   Warehouse
 11.45                 3200 Ash Avenue                                              Industrial                   Warehouse
 11.46                 170 Commerce Road                                            Industrial                   Warehouse
 11.47                 2846 Eblen Road                                              Industrial                   Warehouse
 11.48                 620 Belt Boulevard                                           Industrial                   Warehouse
 11.49                 2600 Lowery Street                                           Industrial                   Warehouse
 11.50                 595 Alfred Thun Road                                         Industrial                   Warehouse
 11.51                 134 Wescott Drive                                            Industrial                   Warehouse
 11.52                 85 Industrial Way                                            Industrial                   Warehouse
 11.53                 6828 Bankhead Highway                                        Industrial                   Warehouse
 11.54                 1380 Franklin Street                                         Industrial                   Warehouse
   12          1       Exchange Building                                              Office                        CBD
   13          1       Nordic Cold Storage Pool                                     Industrial                   Warehouse
 13.01                 4300 Pleasantdale Road                                       Industrial                   Warehouse
 13.02                 1802 Rome Highway                                            Industrial                   Warehouse
 13.03                 3485 Empire Boulevard                                        Industrial                   Warehouse
   14          1       79 Madison Avenue                                              Office                        CBD
   16          1       560 Broadway                                                   Office                        CBD
   17          1       Village Shoppes at Creekside                                   Retail                      Anchored
   18          1       The Lion Building                                              Office                        CBD
   19          1       High Bluff Ridge at Del Mar                                    Office                      Suburban
   20          1       4929 Wilshire                                                  Office                      Suburban
   21          1       Lawrence Shopping Center                                       Retail                      Anchored
   23          1       Cole Centerpointe of Woodridge                                 Retail                      Anchored
   25          1       Kichler Lighting                                             Industrial                   Warehouse
   29          1       Riverside Plaza                                                Retail                      Anchored
   30          1       80 Eighth Avenue                                               Office                        CBD
   31          1       Circuit City Distribution Center - Groveland, FL             Industrial                  Distribution
   32          1       International Market Square                                   Mixed Use                 Office/Retail
   33          1       Arlington Town Square                                          Retail                      Anchored
   34          1       EDS Building - West Valley, UT                               Industrial             Warehouse/Distribution
   35          1       Torrey Executive Centre                                        Office                      Suburban
   37          1       Metropolitan Square                                           Mixed Use                 Retail/Office
   38          1       9720  & 9730 Cypresswood Drive                                 Office                      Suburban
   39          1       Loudon Gateway IV                                              Office                      Suburban
   40          1       Pocatello Square                                               Retail                      Anchored
   42          1       Three Resource Square                                          Office                      Suburban
   43          1       Carnegie X                                                     Office                      Suburban
   45          1       Cameron Court Plaza                                            Office                      Suburban
   47          1       Charleston Valley View Office                                  Office                      Suburban
   48          1       246 Fifth Avenue                                               Office                        CBD
   51          1       Gallina Centro                                                 Retail                      Anchored
   52          1       Thunderbird Medical Plaza                                      Office                      Medical
   53          1       Victoria Center                                               Mixed Use                 Office/Retail
   54          1       Lowe's Home Improvement Store - Cincinnati, OH                 Retail                   Single Tenant
   57          1       Key Road Plaza                                                 Retail                      Anchored
   58          1       Valley Ranch Shopping Center                                   Retail                      Anchored
   59          1       Mainstreet at Flatiron                                        Mixed Use                 Retail/Office
   60          1       Deschutes Ridge Business Campus                                Office                      Suburban
   61          1       Etco Plaza                                                    Mixed Use                 Office/Retail
   63          1       The 880 & 990 Office Buildings                                 Office                      Suburban
   65          1       Lubbock Shopping Parkade                                       Retail                      Anchored
   66          1       Aroostook Center Mall                                          Retail                      Anchored
   67          1       Interchange Corporate Center - Building 500 & 600            Industrial                      Flex
   68          1       Village Shops at Sandhill Outparcels                            Land                        Retail
   69          1       Valley Square Shopping Center                                  Retail                      Anchored
   70          1       Arizona Department of Economic Security                        Office                      Suburban
   71          1       Stillwood Pavilion                                             Retail                      Anchored
   72          1       Walgreens - Brooklyn, NY                                       Retail                   Single Tenant
   74          1       Kemper Pointe                                                  Office                      Suburban
   75          1       Hilfiger Building                                              Retail                   Single Tenant
   76          1       Marguerite Plaza                                               Retail                     Unanchored
   77          1       Kohl's - Lake Zurich, IL                                       Retail                   Single Tenant
   79          1       Shoppes of Sebastian                                           Retail                      Anchored
   82          1       Pelham Place                                                   Retail                      Anchored
   83          1       Regional Office Center III                                     Office                      Suburban
   84          1       1400 Worcester Road                                            Retail                     Unanchored
   89          1       Paulding Exchange Shopping Center                              Retail                      Anchored
   91          1       3475 Edison Way                                               Mixed Use                   Office/R&D
   92          1       Carnegie VII                                                   Office                      Suburban
   94          1       Sam Houston Technology Center                                  Office                      Suburban
   97          1       Strategic Resource Company Headquarters Building               Office                      Suburban
   98          1       Von Karman Office                                              Office                      Suburban
   99          1       Raymour & Flanigan - Reading, PA                               Retail                   Single Tenant
  100          1       Country Corners                                                Retail                     Unanchored
  101          1       Blanco Pointe                                                  Retail                     Unanchored
  102          1       Gateway Business Park                                          Retail                     Unanchored
  103          1       Old Victoria House                                            Mixed Use                 Retail/Office
  105          1       1224 N. Vine Street                                            Office                        CBD
  106          1       Rite Aid Toledo, OH                                            Retail                   Single Tenant
  107          1       El Dorado Plaza Phase I & II                                   Retail                     Unanchored
  109          1       Barnes & Noble - Aliso Viejo, CA                               Retail                   Single Tenant
  113          1       Rite Aid - Detroit, MI                                         Retail                   Single Tenant
  114          1       Walgreens - Bryan, TX                                          Retail                   Single Tenant
  115          1       Flat Rate Movers Warehouse                                   Industrial                      Flex
  118          1       Mercy Franklin Center                                          Office                      Medical
  120          1       Interchange Business Park - Building 700                     Industrial                      Flex
  121          1       Walgreens - Fort Worth, TX                                     Retail                   Single Tenant
  122          1       Walgreens - Houston, TX                                        Retail                   Single Tenant
  123          1       24 Hour Fitness - Palmdale, CA                                 Retail                   Single Tenant
  125          1       Salem Village                                                  Retail                     Unanchored
  126          1       Walgreens - Walterboro, SC                                     Retail                   Single Tenant
  129          1       Publix Retail Store - Palm Coast, FL                           Retail                   Single Tenant
  131          1       Log Pond Plaza Retail Center                                   Retail                  Shadow Anchored
  132          1       Stater Brothers Grocery Store                                  Retail                   Single Tenant
  133          1       Rite Aid - 506 West Market - Lima, OH                          Retail                   Single Tenant
  134          1       2534 Plaza Shops                                               Retail                     Unanchored
  135          1       KV Mart 1 - Los Angeles, CA                                    Retail                   Single Tenant
  136          1       KV Mart 2 - Los Angeles, CA                                    Retail                   Single Tenant
  137          1       Brauer Building                                                Office                        CBD
  138          1       Happy Harry's (Walgreens) - Bethany Beach, DE                  Retail                   Single Tenant
  139          1       First State Industrial                                       Industrial                      Flex
  141          1       1101-1113 Commonwealth Avenue                                 Mixed Use                 Office/Retail
  142          1       Rampart Business Plaza and Storage Center                     Mixed Use         Self Storage/Office/Warehouse
  143          1       Sunrise Industrial                                           Industrial                   Warehouse
  144          1       Pencader Corporate Center - Building I                       Industrial                      Flex
  145          1       Citibank Arch Street - Philadelphia, PA                        Retail                   Single Tenant
  147          1       OfficeMax - Sanford, FL                                        Retail                   Single Tenant
  151          1       Vernon Colonial Plaza                                         Mixed Use                 Office/Retail
  152          1       Creekside Retail Center                                        Retail                     Unanchored
  153          1       Plazas at Westway Park                                         Retail                     Unanchored
  155          1       1008 Brooklyn Avenue                                           Office                      Medical
  156          1       Logan's Roadhouse - Johnson City, TN                           Retail                   Single Tenant
  159          1       Rite Aid - Erie, PA                                            Retail                   Single Tenant
  160          1       Logan's Roadhouse - Fairfax, VA                                Retail                   Single Tenant
  165          1       Fulton At Boundary Shopping Center                             Retail                     Unanchored

MORTGAGE
  LOAN      CUT-OFF DATE LOAN    NUMBER OF UNITS    UNIT OF                                                           LARGEST TENANT
 NUMBER        BALANCE ($)           (UNITS)        MEASURE     LARGEST TENANT                                           % OF NRA
------------------------------------------------------------------------------------------------------------------------------------

    1          285,500,000          1,454,110       Sq. Ft.     Citibank N.A.                                              25.1%
    3          265,294,118          1,991,491       Sq. Ft.     Wannado                                                    5.7%
    5          200,000,000           398,009        Sq. Ft.     Macy's                                                     7.7%
    6          164,000,000          1,498,570       Sq. Ft.     Costco (Ground Lease)                                      9.9%
    8           90,000,000           190,691        Sq. Ft.     Newmark & Co                                               16.2%
    9           89,000,000          2,102,814       Sq. Ft.     Various                                                   100.0%
  9.01                               443,006        Sq. Ft.     Intelicoat Technologies - South Hadley                    100.0%
  9.02                               220,016        Sq. Ft.     Summa Technology, Inc.                                    100.0%
  9.03                               266,840        Sq. Ft.     American Bedding Industries                               100.0%
  9.04                               229,479        Sq. Ft.     Intelicoat Technologies - Matthews                        100.0%
  9.05                               243,000        Sq. Ft.     A.R.E. Accessories, Inc.                                  100.0%
  9.06                               126,904        Sq. Ft.     The Durcon Company                                        100.0%
  9.07                               75,709         Sq. Ft.     DWJ Enterprises (dba Buchanan Visual Communications)      100.0%
  9.08                               109,817        Sq. Ft.     Humanetics II, Ltd - Carrollton                           100.0%
  9.09                               112,710        Sq. Ft.     Holm Industries, Inc. - Aurora                            100.0%
  9.10                               92,573         Sq. Ft.     Humanetics II, Ltd. - McAllen                             100.0%
  9.11                               107,560        Sq. Ft.     Holm Industries, Inc. - Ft Smith                          100.0%
  9.12                               45,120         Sq. Ft.     Humanetics II, Ltd. - Manor                               100.0%
  9.13                               30,080         Sq. Ft.     Holm Industries, Inc. - Evansville                        100.0%
   11           75,008,971          3,458,528       Sq. Ft.     84 Lumber                                                 100.0%
  11.01                              59,650         Sq. Ft.     84 Lumber                                                 100.0%
  11.02                              67,728         Sq. Ft.     84 Lumber                                                 100.0%
  11.03                              63,120         Sq. Ft.     84 Lumber                                                 100.0%
  11.04                              90,000         Sq. Ft.     84 Lumber                                                 100.0%
  11.05                              66,000         Sq. Ft.     84 Lumber                                                 100.0%
  11.06                              114,000        Sq. Ft.     84 Lumber                                                 100.0%
  11.07                              102,000        Sq. Ft.     84 Lumber                                                 100.0%
  11.08                              73,600         Sq. Ft.     84 Lumber                                                 100.0%
  11.09                              70,450         Sq. Ft.     84 Lumber                                                 100.0%
  11.10                              61,250         Sq. Ft.     84 Lumber                                                 100.0%
  11.11                              70,450         Sq. Ft.     84 Lumber                                                 100.0%
  11.12                              46,450         Sq. Ft.     84 Lumber                                                 100.0%
  11.13                              64,800         Sq. Ft.     84 Lumber                                                 100.0%
  11.14                              68,050         Sq. Ft.     84 Lumber                                                 100.0%
  11.15                              66,000         Sq. Ft.     84 Lumber                                                 100.0%
  11.16                              86,136         Sq. Ft.     84 Lumber                                                 100.0%
  11.17                              59,650         Sq. Ft.     84 Lumber                                                 100.0%
  11.18                              66,000         Sq. Ft.     84 Lumber                                                 100.0%
  11.19                              94,450         Sq. Ft.     84 Lumber                                                 100.0%
  11.20                              66,000         Sq. Ft.     84 Lumber                                                 100.0%
  11.21                              58,800         Sq. Ft.     84 Lumber                                                 100.0%
  11.22                              40,864         Sq. Ft.     84 Lumber                                                 100.0%
  11.23                              59,650         Sq. Ft.     84 Lumber                                                 100.0%
  11.24                              58,450         Sq. Ft.     84 Lumber                                                 100.0%
  11.25                              58,800         Sq. Ft.     84 Lumber                                                 100.0%
  11.26                              78,000         Sq. Ft.     84 Lumber                                                 100.0%
  11.27                              83,250         Sq. Ft.     84 Lumber                                                 100.0%
  11.28                              57,850         Sq. Ft.     84 Lumber                                                 100.0%
  11.29                              55,200         Sq. Ft.     84 Lumber                                                 100.0%
  11.30                              64,250         Sq. Ft.     84 Lumber                                                 100.0%
  11.31                              51,250         Sq. Ft.     84 Lumber                                                 100.0%
  11.32                              70,450         Sq. Ft.     84 Lumber                                                 100.0%
  11.33                              58,450         Sq. Ft.     84 Lumber                                                 100.0%
  11.34                              58,450         Sq. Ft.     84 Lumber                                                 100.0%
  11.35                              27,720         Sq. Ft.     84 Lumber                                                 100.0%
  11.36                              66,000         Sq. Ft.     84 Lumber                                                 100.0%
  11.37                              58,450         Sq. Ft.     84 Lumber                                                 100.0%
  11.38                              56,950         Sq. Ft.     84 Lumber                                                 100.0%
  11.39                              64,750         Sq. Ft.     84 Lumber                                                 100.0%
  11.40                              56,400         Sq. Ft.     84 Lumber                                                 100.0%
  11.41                              58,450         Sq. Ft.     84 Lumber                                                 100.0%
  11.42                              76,700         Sq. Ft.     84 Lumber                                                 100.0%
  11.43                              51,250         Sq. Ft.     84 Lumber                                                 100.0%
  11.44                              68,800         Sq. Ft.     84 Lumber                                                 100.0%
  11.45                              51,250         Sq. Ft.     84 Lumber                                                 100.0%
  11.46                              58,450         Sq. Ft.     84 Lumber                                                 100.0%
  11.47                              58,450         Sq. Ft.     84 Lumber                                                 100.0%
  11.48                              58,450         Sq. Ft.     84 Lumber                                                 100.0%
  11.49                              51,250         Sq. Ft.     84 Lumber                                                 100.0%
  11.50                              51,250         Sq. Ft.     84 Lumber                                                 100.0%
  11.51                              63,600         Sq. Ft.     84 Lumber                                                 100.0%
  11.52                              53,650         Sq. Ft.     84 Lumber                                                 100.0%
  11.53                              40,650         Sq. Ft.     84 Lumber                                                 100.0%
  11.54                              76,560         Sq. Ft.     84 Lumber                                                 100.0%
   12           62,500,000           308,129        Sq. Ft.     King County                                                37.0%
   13           55,500,000          1,306,533       Sq. Ft.     Nordic Cold Storage LLC                                   100.0%
  13.01                              853,577        Sq. Ft.     Nordic Cold Storage LLC                                   100.0%
  13.02                              280,800        Sq. Ft.     Nordic Cold Storage LLC                                   100.0%
  13.03                              172,156        Sq. Ft.     Nordic Cold Storage LLC                                   100.0%
   14           55,000,000           250,463        Sq. Ft.     Manning Salvage & Lee Inc.                                 35.3%
   16           40,000,000           128,956        Sq. Ft.     Dean & Deluca New York                                     9.7%
   17           39,500,000           212,722        Sq. Ft.     Gold's Gym                                                 14.1%
   18           33,600,000           146,298        Sq. Ft.     Bonner Kiernan Trebach                                     19.6%
   19           32,900,000           157,567        Sq. Ft.     Morrison & Foerster, LLP                                   50.8%
   20           31,316,000           160,294        Sq. Ft.     Sylmark, Inc.                                              10.6%
   21           31,300,000           396,327        Sq. Ft.     Burlington Coat Factory                                    22.5%
   23           29,413,000           466,426        Sq. Ft.     Sam's Club                                                 29.9%
   25           26,400,000           630,231        Sq. Ft.     Kichler Lighting                                          100.0%
   29           21,200,000           217,936        Sq. Ft.     Wal-Mart                                                   47.9%
   30           21,000,000           161,276        Sq. Ft.     HSBC Bank USA                                              11.9%
   31           20,250,000           706,560        Sq. Ft.     Circuity City                                             100.0%
   32           19,950,000           301,008        Sq. Ft.      Baker Knapp                                               5.2%
   33           19,760,000           137,289        Sq. Ft.     Arlington Theater                                          16.8%
   34           18,000,000           406,101        Sq. Ft.     EDS                                                       100.0%
   35           18,000,000           60,278         Sq. Ft.     The Scripps Research Center                               100.0%
   37           17,617,500           121,383        Sq. Ft.     Shop and Save Market                                       33.0%
   38           17,500,000           96,988         Sq. Ft.     Perry's Grille & Steakhouse                                11.8%
   39           17,300,000           102,987        Sq. Ft.     America Online, Inc.                                      100.0%
   40           17,250,000           138,925        Sq. Ft.     Sportsman's Warehouse                                      34.5%
   42           16,250,000           121,686        Sq. Ft.     Allstate Insurance Company                                 71.2%
   43           16,200,000           97,177         Sq. Ft.     Personnel Group of America                                 20.9%
   45           15,800,000           114,906        Sq. Ft.     Progressive Mngmnt.                                        15.3%
   47           15,100,000           86,118         Sq. Ft.     State of Nevada Dept of Administration                     28.2%
   48           14,500,000           39,496         Sq. Ft.     Urban Fit Inc                                              7.2%
   51           14,200,000           142,727        Sq. Ft.     Kroger                                                     41.8%
   52           14,000,000           102,520        Sq. Ft.     Advantage Urgent Care                                      8.7%
   53           13,825,000           71,713         Sq. Ft.     Nexsen Pruet, LLC                                          43.5%
   54           13,800,000           129,044        Sq. Ft.     Lowe's                                                    100.0%
   57           12,880,000           83,634         Sq. Ft.     TJ Maxx                                                    31.7%
   58           12,800,000           117,187        Sq. Ft.     Tom Thumb                                                  47.6%
   59           12,640,000           96,124         Sq. Ft.     Noodles & Company                                          22.3%
   60           12,147,083           60,284         Sq. Ft.     Alliance Data Systems                                      39.9%
   61           12,000,000           63,576         Sq. Ft.     Keller Williams Realty                                     15.0%
   63           12,000,000           148,957        Sq. Ft.     Ochsner Clinic Foundation                                  47.4%
   65           11,740,000           160,506        Sq. Ft.     Stein Mart                                                 26.1%
   66           11,200,000           565,537        Sq. Ft.     Lowe's Home Centers, Inc.                                  26.0%
   67           11,180,000           208,440        Sq. Ft.     ASDI Bioscience, Inc.                                      19.8%
   68           10,803,100           39,890         Sq. Ft.     Walgreens                                                  37.2%
   69           10,450,000           106,538        Sq. Ft.     24 Hr Fitness (Minyards)                                   45.5%
   70           10,400,000           80,000         Sq. Ft.     Arizona Department of Economic Security                   100.0%
   71           10,300,000           75,414         Sq. Ft.     Publix                                                     60.5%
   72           10,200,000           12,000         Sq. Ft.     Walgreens                                                 100.0%
   74           9,800,000            96,660         Sq. Ft.     Itelligence, Inc.                                          25.9%
   75           9,600,000             8,998         Sq. Ft.     Tommy Hilfiger                                            100.0%
   76           9,400,000            37,615         Sq. Ft.     Total Woman Health & Fitness Spa                           32.6%
   77           9,075,000            88,306         Sq. Ft.     Kohl's                                                    100.0%
   79           8,500,000            54,508         Sq. Ft.     Publix                                                     71.5%
   82           7,800,000            57,158         Sq. Ft.     Bloom                                                      66.5%
   83           7,750,000            57,246         Sq. Ft.     Verizon California, Inc.                                   24.1%
   84           7,600,000            59,617         Sq. Ft.     Sleepy's Inc                                               19.2%
   89           6,900,000            53,450         Sq. Ft.     Office Max                                                 44.0%
   91           6,750,000            39,686         Sq. Ft.     Synthesys                                                  25.2%
   92           6,500,000            42,681         Sq. Ft.     Turner Construction                                        25.6%
   94           6,500,000            57,315         Sq. Ft.     Tesco Corporation                                          46.3%
   97           6,050,000            40,000         Sq. Ft.     Strategic Resource Company                                100.0%
   98           5,750,000            19,581         Sq. Ft.     Langdon Wilson                                             48.6%
   99           5,727,164            56,000         Sq. Ft.     Raymour & Flanigan                                        100.0%
   100          5,680,000            26,700         Sq. Ft.     Bank of America, N.A.                                      19.1%
   101          5,625,000            25,396         Sq. Ft.     The Pointe Martini Lounge                                  15.8%
   102          5,600,000            45,162         Sq. Ft.     Lynns World                                                53.2%
   103          5,320,000            32,096         Sq. Ft.      The Curry Club                                            17.0%
   105          5,000,000            23,400         Sq. Ft.     County of Los Angeles                                     100.0%
   106          4,849,831            14,564         Sq. Ft.     Rite Aid of Ohio, Inc.                                    100.0%
   107          4,730,000            24,884         Sq. Ft.     Matrix Rehab                                               18.1%
   109          4,450,000            25,012         Sq. Ft.     Barnes & Noble                                            100.0%
   113          4,140,629            14,564         Sq. Ft.     Rite Aid                                                  100.0%
   114          4,111,000            15,050         Sq. Ft.     Walgreens                                                 100.0%
   115          4,100,000            34,970         Sq. Ft.     FlatRate Movers                                           100.0%
   118          3,750,000            26,901         Sq. Ft.     Mercy Medical Hospital                                    100.0%
   120          3,740,000            67,752         Sq. Ft.     Kirk Plumbing & Heating                                    43.7%
   121          3,675,000            15,120         Sq. Ft.     Walgreens                                                 100.0%
   122          3,673,000            15,050         Sq. Ft.     Walgreens                                                 100.0%
   123          3,600,000            20,140         Sq. Ft.     24 Hour Fitness                                           100.0%
   125          3,595,714            56,984         Sq. Ft.     McDougal Realtors                                          28.6%
   126          3,550,000            14,550         Sq. Ft.     Walgreens                                                 100.0%
   129          3,497,985            28,800         Sq. Ft.     Publix                                                    100.0%
   131          3,388,000            27,368         Sq. Ft.     Country Dollar                                             21.9%
   132          3,350,000            35,232         Sq. Ft.     Stater Brothers Market                                    100.0%
   133          3,334,246            14,564         Sq. Ft.     Rite Aid Corporation                                      100.0%
   134          3,200,000             7,080         Sq. Ft.     Verizon Wireless                                           56.5%
   135          3,200,000            25,668         Sq. Ft.     KV Mart                                                   100.0%
   136          3,200,000            25,225         Sq. Ft.     KV Mart                                                   100.0%
   137          3,150,000            15,099         Sq. Ft.     Madison Property Company                                   35.0%
   138          3,077,000            12,000         Sq. Ft.     Happy Harry's (Walgreens)                                 100.0%
   139          3,000,000            50,348         Sq. Ft.     TruGreen/Chemlawn, Corp.                                   46.3%
   141          2,850,000            101,686        Sq. Ft.     Herb Chambers 1168, Inc.                                   60.1%
   142          2,760,000            59,482         Sq. Ft.     Oasis Center for Spiritual Living                          3.0%
   143          2,720,000            60,200         Sq. Ft.     Olsen Brothers Inc                                         50.0%
   144          2,620,000            40,754         Sq. Ft.     Cobill Contractors, Inc                                    16.5%
   145          2,462,400             4,643         Sq. Ft.     Citibank                                                  100.0%
   147          2,310,000            23,500         Sq. Ft.     OfficeMax                                                 100.0%
   151          2,230,000            26,176         Sq. Ft.     SSM Primary Care, Inc.                                     20.0%
   152          2,222,985            14,624         Sq. Ft.     Care Dental                                                9.6%
   153          2,200,000            12,634         Sq. Ft.     Square Donuts                                              18.2%
   155          2,040,000            11,448         Sq. Ft.     SAKDC - Davita Dialysis Partners, LP                       68.4%
   156          1,933,000             7,839         Sq. Ft.     Logan's Roadhouse                                         100.0%
   159          1,670,965            11,325         Sq. Ft.     Rite Aid                                                  100.0%
   160          1,605,000             7,839         Sq. Ft.     Logan's Roadhouse                                         100.0%
   165          1,250,000            15,450         Sq. Ft.     Rent A Center                                              24.3%

MORTGAGE                                                                                      2ND LARGEST          2ND LARGEST
  LOAN       LARGEST TENANT EXP.                                                              TENANT % OF          TENANT EXP.
 NUMBER             DATE             2ND LARGEST TENANT NAME                                      NRA                 DATE
---------------------------------------------------------------------------------------------------------------------------------

    1             8/31/2014          Orrick, Herrington & Sutcliffe                               16.5%             3/31/2010
    3             5/31/2024          Burlington Coat Factory                                      5.6%              12/31/2008
    5             12/31/2011         Sears                                                        7.0%              1/31/2009
    6             6/19/2031          JCPenney                                                     7.1%              3/31/2013
    8          Multiple Spaces       Clear Channel                                                16.0%             01/31/2010
    9              Various
  9.01            7/13/2020
  9.02            9/30/2020
  9.03            1/31/2025
  9.04            4/30/2020
  9.05            9/30/2024
  9.06            10/31/2019
  9.07            8/31/2019
  9.08            6/30/2018
  9.09            3/31/2020
  9.10            6/30/2018
  9.11            3/31/2020
  9.12            6/30/2018
  9.13            3/31/2020
   11             4/30/2027
  11.01           4/30/2027
  11.02           4/30/2027
  11.03           4/30/2027
  11.04           4/30/2027
  11.05           4/30/2027
  11.06           4/30/2027
  11.07           4/30/2027
  11.08           4/30/2027
  11.09           4/30/2027
  11.10           4/30/2027
  11.11           4/30/2027
  11.12           4/30/2027
  11.13           4/30/2027
  11.14           4/30/2027
  11.15           4/30/2027
  11.16           4/30/2027
  11.17           4/30/2027
  11.18           4/30/2027
  11.19           4/30/2027
  11.20           4/30/2027
  11.21           4/30/2027
  11.22           4/30/2027
  11.23           4/30/2027
  11.24           4/30/2027
  11.25           4/30/2027
  11.26           4/30/2027
  11.27           4/30/2027
  11.28           4/30/2027
  11.29           4/30/2027
  11.30           4/30/2027
  11.31           4/30/2027
  11.32           4/30/2027
  11.33           4/30/2027
  11.34           4/30/2027
  11.35           4/30/2027
  11.36           4/30/2027
  11.37           4/30/2027
  11.38           4/30/2027
  11.39           4/30/2027
  11.40           4/30/2027
  11.41           4/30/2027
  11.42           4/30/2027
  11.43           4/30/2027
  11.44           4/30/2027
  11.45           4/30/2027
  11.46           4/30/2027
  11.47           4/30/2027
  11.48           4/30/2027
  11.49           4/30/2027
  11.50           4/30/2027
  11.51           4/30/2027
  11.52           4/30/2027
  11.53           4/30/2027
  11.54           4/30/2027
   12             9/30/2007          aQuantive, Inc.                                              24.7%             9/30/2012
   13             2/28/2027
  13.01           2/28/2027
  13.02           2/28/2027
  13.03           2/28/2027
   14             03/31/2013         F. Schumacher & Co.                                          28.3%             04/30/2010
   16          Multiple Spaces       Devachan Salon and Spa, Inc.                                 7.2%           Multiple Spaces
   17             07/31/2017         Staples                                                      9.6%              12/31/2021
   18             03/31/2016         Interface Video Systems, Inc.                                17.9%             12/31/2010
   19             11/30/2015         Cadence Pharmaceuticals Inc.                                 14.9%             09/30/2012
   20             09/30/2007         The Cochran Firm                                             5.6%           Multiple Spaces
   21             01/31/2010         Oskar Huber                                                  13.0%             10/31/2016
   23             11/30/2017         Home Depot                                                   23.7%             03/31/2018
   25             6/30/2022
   29             10/31/2016         Shaw's Supermarket                                           29.8%             2/28/2024
   30             04/30/2013         Levy, Pollack  & Ratner                                      6.6%              5/31/2022
   31             08/31/2021
   32             07/01/2013          Holly Hunt                                                  4.3%              08/01/2012
   33             9/30/2016          Career Education Corp                                        11.5%             8/31/2015
   34             07/31/2016
   35             9/30/2014
   37             7/31/2015          Clinical Associates, SC                                      12.2%             2/28/2012
   38              2/8/2019          Parker Media (Aniden)                                        11.5%             03/31/2012
   39             1/31/2012
   40             09/30/2021         Ross                                                         21.7%             09/30/2016
   42             04/30/2012         Ryan Homes                                                   10.6%             12/31/2008
   43             11/30/2009         BE&K Development                                             20.6%             12/31/2010
   45             02/28/2009         State Board of Equalization                                  12.9%             07/31/2008
   47             12/31/2011         Kelly Hawkins & Associates, RPT                              11.2%             09/30/2009
   48             08/31/2011         Warehousing Management                                       7.0%              07/31/2009
   51             03/31/2021         Stein Mart                                                   25.2%             03/31/2016
   52             04/30/2013         Cactus Children's Clinic                                     8.2%              01/31/2011
   53             06/29/2018         LS3P Associates, Ltd.                                        38.9%             07/30/2018
   54             02/28/2019
   57             01/15/2009         Staples                                                      26.1%             07/31/2009
   58             09/30/2020         Washington Mutual Bank                                       4.3%              02/28/2011
   59             12/31/2017         Christy Sports, LLC                                          8.4%              06/30/2010
   60             12/31/2009         High Desert Bank                                             14.7%          Multiple Spaces
   61              5/1/2010          University of Redlands                                       14.9%              7/7/2010
   63             8/31/2012          GSA- Mineral Management Service                              12.3%             6/14/2008
   65             10/31/2010         Mardel Book Store                                            24.9%             12/31/2015
   66             10/31/2025         Kmart                                                        15.3%             11/30/2016
   67             04/30/2008         AFL Network Services                                         16.9%             10/31/2009
   68             10/31/2031         Red Robin                                                    15.9%             11/30/2021
   69             3/31/2008          Buffet City                                                  8.3%              9/30/2016
   70             7/31/2011
   71             10/31/2027         Autozone                                                     10.0%             12/31/2016
   72             6/28/2027
   74             3/31/2012          Elynx, Ltd                                                   16.8%             1/31/2014
   75             3/31/2023
   76             12/31/2010         Blockbuster Video                                            18.6%             8/31/2007
   77             1/30/2021
   79             06/30/2026         All American Corral LLC (d/b/a Beef O'Brady's)               6.6%              07/31/2011
   82             1/23/2027          Duck Duck Goose                                              5.8%              07/31/2012
   83             2/28/2011          Inland Health Organization                                   18.8%             6/30/2011
   84             09/30/2009         Casual Male Retail Group                                     18.4%             08/31/2011
   89             01/31/2017         China Garden                                                 8.4%              8/31/2011
   91                MTM             Glenn Patent Group                                           9.7%                 MTM
   92             05/31/2012         Right Management                                             13.1%             7/31/2010
   94             3/31/2014          Phoenix Contact Holdings, Inc.                               26.2%             7/19/2014
   97             5/31/2019
   98             6/30/2012          18800 Von Karman Operating Company                           27.5%             7/31/2020
   99             2/28/2022
   100            07/31/2012         Aspen Lady Fitness                                           12.7%             12/31/2011
   101            4/30/2015          Massage Envy                                                 14.6%             7/31/2011
   102            7/31/2011          Renal Care Group Inc.                                        23.9%             3/31/2010
   103            05/31/2012          Eastern Pavillion                                           14.7%             07/31/2008
   105            4/30/2017
   106            1/31/2027
   107            9/30/2010          Packard Family Ortho                                         14.5%             10/31/2007
   109            01/31/2013
   113            8/31/2026
   114            3/12/2021
   115            5/31/2022
   118            12/1/2019
   120            04/30/2009         American Homepatient, Inc.                                   14.9%             06/30/2008
   121            11/30/2019
   122            2/28/2021
   123            2/14/2018
   125            5/31/2017          Sport and Industrial Rehab                                   9.3%              4/30/2008
   126            5/31/2030
   129            11/30/2025
   131            02/09/2009         Chengs China Buffet                                          18.2%             05/03/2009
   132            12/31/2011
   133            1/31/2027
   134            7/31/2017          Spicy Pickle                                                 25.1%             8/31/2017
   135            01/31/2014
   136            01/31/2019
   137            3/31/2020          Forsythe                                                     14.9%             3/31/2008
   138            4/30/2022
   139            11/30/2016         Balanced Audio Technology                                    14.0%             01/31/2010
   141            05/31/2020         Boston Bed Company, Inc.                                     16.8%             03/31/2015
   142            8/31/2007          Letters Plus                                                 3.0%              8/31/2008
   143            6/30/2010          Cingular Wireless                                            26.2%             1/31/2010
   144            3/31/2009          Theater Extreme.com                                          16.5%             1/31/2009
   145            9/30/2016
   147            4/30/2014
   151            4/30/2009          Saint Clare's Hospital, Inc.                                 13.4%             4/30/2009
   152            10/31/2014         Malibu Foods, LLC                                            9.6%              03/31/2011
   153            8/31/2010          Red Ballon Cafe                                              17.4%             8/31/2012
   155             8/7/2016          San Antonio Kidney Disease Center Physicians Group           31.6%             10/31/2016
   156            11/29/2026
   159            7/13/2016
   160            11/29/2026
   165            3/31/2008          Las Llardas Taqueria                                         19.4%             1/31/2012

MORTGAGE
  LOAN                                                          3RD LARGEST TENANT % OF      3RD LARGEST TENANT
 NUMBER      3RD LARGEST TENANT NAME                                      NRA                     EXP. DATE
----------------------------------------------------------------------------------------------------------------

   1         Fulbright & Jaworski L.L.P.                                  9.6%                   12/31/2016
   3         JCPenney                                                     5.2%                    6/30/2009
   5         Old Navy                                                     4.5%                    1/31/2009
   6         AMC Theatres                                                 5.0%                    2/24/2019
   8         Morgan Lewis                                                 9.7%                   07/31/2010
   9
  9.01
  9.02
  9.03
  9.04
  9.05
  9.06
  9.07
  9.08
  9.09
  9.10
  9.11
  9.12
  9.13
   11
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26
 11.27
 11.28
 11.29
 11.30
 11.31
 11.32
 11.33
 11.34
 11.35
 11.36
 11.37
 11.38
 11.39
 11.40
 11.41
 11.42
 11.43
 11.44
 11.45
 11.46
 11.47
 11.48
 11.49
 11.50
 11.51
 11.52
 11.53
 11.54
   12        PAR3 Communications, Inc                                    12.4%                 Multiple Spaces
   13
 13.01
 13.02
 13.03
   14        Ted Moudis Associates Inc.                                  12.8%                   07/31/2016
   16        Ann Taylor Retail Inc.                                       5.4%                   01/31/2015
   17        Grand Harbour Import                                         7.1%                   12/01/2013
   18        Embassy of the Socialist Republic of Vietnam                 8.9%                    8/31/2008
   19        Bernstein Litowitz Berger                                   13.9%                   12/31/2015
   20        Power Tax Relief, Inc.                                       5.4%                 Multiple Spaces
   21        Acme Markets                                                10.2%                   06/30/2009
   23        JCPenney                                                    22.3%                   03/31/2027
   25
   29        Brooks Pharmacy (out parcel)                                 4.6%                    8/31/2023
   30        Office And Professional                                      6.5%                   06/30/2008
   31
   32         Helen Fraser                                                2.6%                   08/01/2008
   33        Ann Taylor Loft                                              4.3%                    1/31/2011
   34
   35
   37        Flex                                                         6.4%                    9/30/2011
   38        Wyman-Gordon Forgings                                        5.3%                   11/30/2012
   39
   40        Staples                                                     14.7%                   09/30/2016
   42        EMC Corporation                                              7.0%                   09/30/2010
   43        Provident Life                                              15.4%                   11/30/2012
   45        Dept. of Rehabilitation                                      9.2%                   10/31/2009
   47         Scaggiari's, Inc.                                           7.4%                   08/31/2015
   48        Turner Public Realtions                                      5.5%                 Multiple Spaces
   51        Walgreens                                                   10.6%                   10/31/2021
   52        Simon Med Imaging                                            8.0%                   08/31/2016
   53        Brooks Brothers                                             11.4%                 Multiple Spaces
   54
   57        Petco                                                       14.9%                   01/31/2018
   58        Town Center ER                                               3.4%                   12/31/2011
   59        Eminent Mortgage Design, Inc.                                6.8%                   05/31/2010
   60        Babb Heatherman                                              8.0%                    8/31/2012
   61        Anooj, Inc.                                                 12.3%                 Multiple Spaces
   63        Atlas Engineering                                            6.0%                    8/31/2008
   65        T.J. Maxx                                                   19.2%                    3/31/2010
   66        Sears Roebuck & Company Dallas                              14.9%                   10/31/2008
   67        Fabreeka International, Inc.                                13.9%                   12/31/2007
   68        National Bank of SC                                         13.1%                   05/31/2027
   69        TBGMP, Inc (Cici's Pizza)                                    5.9%                   10/31/2012
   70
   71        Georgia Dance Academy                                        3.9%                    6/21/2012
   72
   74        Re/Max Unlimited                                            16.6%                    1/31/2012
   75
   76        Leslie's Pool Services & Supplies                           16.7%                   10/31/2011
   77
   79        Christine Dental                                             4.3%                   07/31/2014
   82        Congos Cuban Cuisine                                         5.8%                    1/31/2012
   83        William R. Lindsey                                          18.3%                    6/30/2022
   84        CC Ten, LLC                                                 12.8%                   12/31/2011
   89        El Talepeno                                                  6.5%                    6/30/2011
   91        Acuity                                                       9.2%                   08/31/2008
   92        Humana Insurance Company                                    12.1%                 Multiple Spaces
   94        OEG, LLC (Rapid Solutions)                                  13.4%                    2/4/2012
   97
   98        DMB Associates, Inc.                                        23.9%                    6/30/2012
   99
  100        Boston Market                                               12.3%                   05/31/2009
  101        Double Daves Pizzaworks                                     13.4%                    5/31/2016
  102        GLA Management Group                                        13.6%                    5/31/2012
  103         P.T.I. of Stony Brook                                      10.9%                   09/30/2008
  105
  106
  107        Cornerstone Cleaners                                         8.8%                    3/31/2009
  109
  113
  114
  115
  118
  120        Rath Performance Fibers, Inc.                               12.5%                    2/28/2008
  121
  122
  123
  125        Bernina Sewing Studio                                        8.5%                    4/30/2009
  126
  129
  131        CATO                                                        13.2%                    3/15/2009
  132
  133
  134        Impact Hair Salon                                           18.4%                    8/31/2017
  135
  136
  137        Meditrina                                                   10.6%                    1/31/2008
  138
  139        Associate Graphic Services                                  13.8%                   04/30/2008
  141        Hydrotherapy Supply Company                                  7.3%                   07/31/2009
  142        Home Security                                                2.9%                    3/31/2007
  143        400 Freight Services                                        23.7%                    8/31/2008
  144        East Point Communities                                      14.4%                   11/30/2007
  145
  147
  151        US Post Office                                              10.2%                   11/30/2010
  152        Patriots Federal Credit Union                                8.3%                   03/31/2010
  153        Dr. Bill So                                                 13.0%                    3/31/2012
  155
  156
  159
  160
  165        Dental Group                                                12.9%                    4/30/2009

(1)   Four Mortgage Loans (loan numbers 1, 3, 6 and 11) are part of a split loan structure and the related pari passu companion loans are not included in the Trust Fund with respect to the Mortgage Loan, unless otherwise specified. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and Cut-Off Date
      Balances per unit are based on the aggregate indebtedness of or debt service on, as applicable, the related Mortgage Loan and the related pari passu companion loan, but not any related future pari passu companion loan.

            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

                                    ANNEX A-5

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                             (CROSSED & PORTFOLIOS)

 MORTGAGE         LOAN
   LOAN           GROUP
  NUMBER          NUMBER                      PROPERTY NAME                                CITY             STATE
----------------------------------------------------------------------------------------------------------------------

     2              1         ING Hospitality Pool                                        Various           Various
----------------------------------------------------------------------------------------------------------------------
   2.01                       Residence Inn  - La Jolla, CA                               La Jolla             CA
   2.02                       Residence Inn Seattle East - Redmond , WA                   Redmond              WA
   2.03                       Residence Inn  - Long Beach, CA                            Long Beach            CA
   2.04                       Residence Inn  - Costa Mesa, CA                            Costa Mesa            CA
   2.05                       Residence Inn Pasadena - Arcadia, CA                        Arcadia              CA
   2.06                       Residence Inn - Irvine, CA                                   Irvine              CA
   2.07                       Homewood Suites - Herndon, VA                               Herndon              VA
   2.08                       Residence Inn Concord - Pleasant Hill, CA                Pleasant Hill           CA
   2.09                       Residence Inn - San Ramon, CA                              San Ramon             CA
   2.10                       Homewood Suites - Linthicum, MD                            Linthicum             MD
   2.11                       Residence Inn  - Saint Louis, MO                          Saint Louis            MO
   2.12                       Residence Inn - Bakersfield, CA                           Bakersfield            CA
   2.13                       Residence Inn - Boulder, CO                                 Boulder              CO
   2.14                       Residence Inn - Hapeville, GA                              Hapeville             GA
   2.15                       Residence Inn Chicago - Deerfield, IL                      Deerfield             IL
   2.16                       Homewood Suites - Malvern, PA                               Malvern              PA
   2.17                       Residence Inn - Houston, TX                                 Houston              TX
   2.18                       Residence Inn - Santa Fe, NM                                Santa Fe             NM
   2.19                       Residence Inn - Placentia, CA                              Placentia             CA
   2.20                       Homewood Suites - Glen Allen, VA                           Glen Allen            VA
   2.21                       Residence Inn - Atlanta, GA (Buckhead)                      Atlanta              GA
   2.22                       Homewood Suites - Beaverton, OR                            Beaverton             OR
   2.23                       Residence Inn - Cincinnati, OH                             Cincinnati            OH
   2.24                       Residence Inn - Lombard, IL                                 Lombard              IL
   2.25                       Residence Inn - Jacksonville, FL                          Jacksonville           FL
   2.26                       Homewood Suites - Irving, TX                                 Irving              TX
   2.27                       Residence Inn Dallas - Irving, TX                            Irving              TX
   2.28                       Homewood Suites - Clearwater, FL                           Clearwater            FL
   2.29                       Residence Inn - Boca Raton, FL                             Boca Raton            FL
   2.30                       Residence Inn - Clearwater, FL                             Clearwater            FL
   2.31                       Residence Inn - Birmingham, AL                             Birmingham            AL
   2.32                       Residence Inn - Smyrna, GA                                   Smyrna              GA
   2.33                       Homewood Suites - Addison, TX                               Addison              TX
   2.34                       Homewood Suites - Chesterfield, MO                        Chesterfield           MO
   2.35                       Residence Inn - Montgomery, AL                             Montgomery            AL
   2.36                       Homewood Suites - Atlanta, GA (Buckhead)                    Atlanta              GA
   2.37                       Residence Inn - Chesterfield, MO                          Chesterfield           MO
   2.38                       Residence Inn - Blue Ash, OH                                Blue Ash             OH
   2.39                       Residence Inn - Berwyn, PA                                   Berwyn              PA
   2.40                       Residence Inn - Danvers, MA                                 Danvers              MA
   2.41                       Homewood Suites - Midvale, UT                               Midvale              UT
   2.42                       Homewood Suites - Plano, TX                                  Plano               TX
   2.43                       Homewood Suites - Atlanta, GA (Cumberland)                  Atlanta              GA
   2.44                       Residence Inn - Memphis, TN                                 Memphis              TN
   2.45                       Residence Inn - Atlanta, GA (DeKalb)                        Atlanta              GA
   2.46                       Homewood Suites - Norcross, GA                              Norcross             GA

     4              1         Ashford Hospitality Pool 6                                  Various           Various
----------------------------------------------------------------------------------------------------------------------
   4.01                       Marriott - Seattle, WA                                      Seattle              WA
   4.02                       Marriott - Plano, TX                                         Plano               TX
   4.03                       Renaissance - Tampa, FL                                      Tampa               FL

     7              2         Three Borough Pool                                          Various              NY
----------------------------------------------------------------------------------------------------------------------
   7.01                       1511-21 Sheridan Avenue                                      Bronx               NY
   7.02                       183-185 East 92nd Street                                    Brooklyn             NY
   7.03                       1229 Franklin Avenue                                         Bronx               NY
   7.04                       820 Jackson Avenue                                           Bronx               NY
   7.05                       972 Leggett Avenue                                           Bronx               NY
   7.06                       709-715 Fairmount Place                                      Bronx               NY
   7.07                       2401 Davidson Avenue                                         Bronx               NY
   7.08                       1967-1971 Marmion Avenue                                     Bronx               NY
   7.09                       949 Anderson Avenue                                          Bronx               NY
   7.10                       957 Anderson Avenue                                          Bronx               NY
   7.11                       286-290 East 91st Street                                    Brooklyn             NY
   7.12                       499 Ocean Avenue                                            Brooklyn             NY
   7.13                       101 Woodruff Avenue                                         Brooklyn             NY
   7.14                       1250 Franklin Avenue                                         Bronx               NY
   7.15                       265-269 East 194th Street                                    Bronx               NY
   7.16                       1253 Franklin Avenue                                         Bronx               NY
   7.17                       1145 Clay Avenue/ 372 East 167th Street                      Bronx               NY
   7.18                       2463 Valentine Avenue                                        Bronx               NY
   7.19                       536 West 158th Street                                       New York             NY
   7.20                       540 West 158th Street                                       New York             NY
   7.21                       51 Buchanan Place                                            Bronx               NY
   7.22                       87 West 162nd Street                                         Bronx               NY
   7.23                       710 East 138th Street                                        Bronx               NY
   7.24                       50 East 172nd Street                                         Bronx               NY
   7.25                       2376 Ryer Avenue                                             Bronx               NY
   7.26                       8 Vermilyea                                                 New York             NY
   7.27                       17 Vermilyea                                                New York             NY
   7.28                       409 East 21st Street                                        Brooklyn             NY
   7.29                       2310 Valentine Avenue                                        Bronx               NY
   7.30                       530 Isham Street                                            New York             NY
   7.31                       3063 Hull Avenue                                             Bronx               NY
   7.32                       2101 Beverly Road                                           Brooklyn             NY
   7.33                       2314 Valentine Avenue                                        Bronx               NY
   7.34                       1450 Taylor Street                                           Bronx               NY
   7.35                       1471 Taylor Street                                           Bronx               NY
   7.36                       1883 Amsterdam Avenue                                       New York             NY
   7.37                       1885 Amsterdam Avenue                                       New York             NY
   7.38                       1887 Amsterdam Avenue                                       New York             NY
   7.39                       1514 West 8th Street                                        Brooklyn             NY
   7.40                       2391 Davidson Avenue                                         Bronx               NY
   7.41                       1270 Ocean Avenue                                           Brooklyn             NY
   7.42                       452 East 187th Street                                        Bronx               NY

     9              1         Central / Eastern Industrial Pool                           Various           Various
----------------------------------------------------------------------------------------------------------------------
   9.01                       InteliCoat Technologies - South Hadley, MA                South Hadley           MA
   9.02                       Summa Technology, Inc. - Huntsville, AL                    Huntsville            AL
   9.03                       American Bedding - Tampa, FL                                 Tampa               FL
   9.04                       InteliCoat Technologies - Matthews, NC                      Matthews             NC
   9.05                       A.R.E., Inc. - Massillon, OH                               Massillon             OH
   9.06                       The Durcon Company - Canton, MI                              Canton              MI
   9.07                       Buchanan Visual Communications - Farmers Branch, TX      Farmers Branch          TX
   9.08                       Humanetics II, LTD - Carrollton, TX                        Carrollton            TX
   9.09                       Holm Industries - Aurora, OH                                 Aurora              OH
   9.10                       Humanetics II, LTD - Mc Allen, TX                           Mc Allen             TX
   9.11                       Holm Industries - Fort Smith, AR                           Fort Smith            AR
   9.12                       Humanetics II, LTD - Manor, TX                               Manor               TX
   9.13                       Holm Industries - Evansville, IN                           Evansville            IN

    11              1         84 Lumber Industrial Pool                                   Various           Various
----------------------------------------------------------------------------------------------------------------------
   11.01                      165 South Spruce Avenue                                      Rialto              CA
   11.02                      275 East Willis Road                                        Chandler             AZ
   11.03                      6173 Arizona Farms                                          Florence             AZ
   11.04                      13285 Fenway Boulevard                                        Hugo               MN
   11.05                      7960 Notes Drive                                            Manassas             VA
   11.06                      200 84 Way                                                  Hammond              LA
   11.07                      101 South Bernard Road                                     Broussard             LA
   11.08                      3777 CR 544 East                                          Haines City            FL
   11.09                      436 Powerhouse Street                                       McKinney             TX
   11.10                      21881 Grenada Avenue                                       Lakeville             MN
   11.11                      550 Quality Center                                        Wrightstown            WI
   11.12                      2800 15th Street East                                      Bradenton             FL
   11.13                      108 Madison Oaks Avenue                                    Georgetown            TX
   11.14                      6335 West Integrity Way                                    Post Falls            ID
   11.15                      1893 North Chappel Drive                                  Spanish Fork           UT
   11.16                      4287 Stough Road                                            Concord              NC
   11.17                      3147 Jim Christal Road                                       Denton              TX
   11.18                      2725 East 24th Street                                         Yuma               AZ
   11.19                      3800 Richard Street                                        Moss Point            MS
   11.20                      4802 Roy J. Smith Drive                                     Killeen              TX
   11.21                      700 East Minooka Road                                       Minooka              IL
   11.22                      2350 West Orange Blossom Terrace                             Apopka              FL
   11.23                      501 Beard Avenue                                            Modesto              CA
   11.24                      3874 Bethel Drive Ext                                      High Point            NC
   11.25                      3670 Deer Park Boulevard                                     Elkton              FL
   11.26                      7107 McFarland Boulevard                                   Northport             AL
   11.27                      240 Yardmaster Court                                       Stephenson            VA
   11.28                      1073 Lincoln Avenue                                     North Charleston         SC
   11.29                      11628 McCord Road                                         Huntersville           NC
   11.30                      111 Tennessee Way                                        Hendersonville          TN
   11.31                      200 McAllister Road                                         Burleson             TX
   11.32                      2684 Shafer Road                                           San Benito            TX
   11.33                      10425 Fischer Road                                          Von Ormy             TX
   11.34                      18100 FM Highway 2252                                   San Antonio (E)          TX
   11.35                      295 East Willis Road                                        Chandler             AZ
   11.36                      1780 Carson Road North                                     Fultondale            AL
   11.37                      184 Interstate Drive                                        Richland             MS
   11.38                      601 Derby Line Road                                          Genoa               IL
   11.39                      801 East Lincoln Avenue                                     Hinckley             IL
   11.40                      2187 Stateline Road                                       South Haven            MS
   11.41                      5471 Augusta Road                                          Lexington             SC
   11.42                      5371 Hamilton Blvd.                                         Theodore             AL
   11.43                      14200 Lincoln Boulevard                                Oklahoma City (N)         OK
   11.44                      7401 South Sooner Road                                 Oklahoma City (S)         OK
   11.45                      3200 Ash Avenue                                             McAllen              TX
   11.46                      170 Commerce Road                                           Piperton             TN
   11.47                      2846 Eblen Road                                           Chattanooga            TN
   11.48                      620 Belt Boulevard                                        Fayetteville           NC
   11.49                      2600 Lowery Street                                       Winston-Salem           NC
   11.50                      595 Alfred Thun Road                                      Clarksville            TN
   11.51                      134 Wescott Drive                                            Ranson              WV
   11.52                      85 Industrial Way                                          Highspire             PA
   11.53                      6828 Bankhead Highway                                     Douglasville           GA
   11.54                      1380 Franklin Street                                      Rocky Mount            VA

  Various           1         Fort 1 Portfolio                                            Various           Various
----------------------------------------------------------------------------------------------------------------------
    31              1         Circuit City Distribution Center - Groveland, FL           Groveland             FL
    34              1         EDS Building - West Valley, UT                            West Valley            UT
    54              1         Lowe's Home Improvement Store - Cincinnati, OH             Cincinnati            OH
    77              1         Kohl's - Lake Zurich, IL                                  Lake Zurich            IL
    121             1         Walgreens - Fort Worth, TX                                 Fort Worth            TX

    13              1         Nordic Cold Storage Pool                                    Various              GA
----------------------------------------------------------------------------------------------------------------------
   13.01                      4300 Pleasantdale Road                                     Doraville             GA
   13.02                      1802 Rome Highway                                           Rockmart             GA
   13.03                      3485 Empire Boulevard                                       Atlanta              GA

  Various           2         Deerwood MHP Portfolio                                      Orlando              FL
----------------------------------------------------------------------------------------------------------------------
    49              2         Deerwood MHP I(1)(2)                                        Orlando              FL
    50              2         Deerwood MHP II(1)(2)                                       Orlando              FL

    26              1         OB Multi-State Pool                                         Various           Various
----------------------------------------------------------------------------------------------------------------------
   26.01                      Ivy Hill Mr. Storage                                        Wyndmoor             PA
   26.02                      U.S. Storage                                               Deerfield             IL
   26.03                      AAA Self-Secured Storage                                   Cincinnati            OH
   26.04                      Storage Xxtra (Peake Road)                                   Macon               GA
   26.05                      Storage Xxtra (Riverside Drive)                              Macon               GA

  Various           1         John & Sons Portfolio                                       Various              CA
----------------------------------------------------------------------------------------------------------------------
    109             1         Barnes & Noble - Aliso Viejo, CA                          Aliso Viejo            CA
    132             1         Stater Brothers Grocery Store                                Rialto              CA
    135             1         KV Mart 1 - Los Angeles, CA                               Los Angeles            CA
    136             1         KV Mart 2 - Los Angeles, CA                               Los Angeles            CA
    166             1         Mitchell Avenue Apartments                                Los Angeles            CA

  Various           1         Cole REIT 2 Portfolio                                       Various           Various
----------------------------------------------------------------------------------------------------------------------
    114             1         Walgreens - Bryan, TX                                        Bryan               TX
    122             1         Walgreens - Houston, TX                                     Houston              TX
    156             1         Logan's Roadhouse - Johnson City, TN                      Johnson City           TN
    160             1         Logan's Roadhouse - Fairfax, VA                             Fairfax              VA

    90              2         Charles Schilling Multifamily Pool                          Various              OH
----------------------------------------------------------------------------------------------------------------------
   90.01                      Putnam Place Apartments                                     Marietta             OH
   90.02                      Boardwalk Apartments                                         Canton              OH
   90.03                      Park Place Apartments                                        Canton              OH
   90.04                      Wyatt Lockwood Apartments                                    Belpre              OH

  Various           1         Indiana Hospitality Portfolio                               Various              IN
----------------------------------------------------------------------------------------------------------------------
    140             1         Comfort Suites - Fishers, IN                                Fishers              IN
    148             1         Super 8 Motel - Avon, IN                                      Avon               IN

  Various           2         Rick Rand Portfolio                                         Various              WI
----------------------------------------------------------------------------------------------------------------------
    157             2         Northgate Estates MHC                                      New London            WI
    162             2         Huber MHC                                                  Menomonie             WI
    163             2         Knollwood MHC                                              Clear Lake            WI

    110             1         Evansville IN Self-Storage Pool(5)                         Evansville            IN
----------------------------------------------------------------------------------------------------------------------
  110.01                      Eastland Self Storage                                      Evansville            IN
  110.02                      Pollack Avenue Mini Storage                                Evansville            IN
  110.03                      St. George Self Storage                                    Evansville            IN

                                                                                                                          ORIGINAL
MORTGAGE                                                                                                                   TERM TO
  LOAN       CROSS COLLATERALIZED AND CROSS                                    CUT-OFF DATE         % OF AGGREGATE       MATURITY OR
 NUMBER            DEFAULTED LOAN FLAG          ORIGINAL LOAN BALANCE ($)    LOAN BALANCE ($)    CUT-OFF DATE BALANCE     ARD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

    2                                                  283,850,000             283,850,000               7.9%                 60
------------------------------------------------------------------------------------------------------------------------------------
  2.01                                                 28,759,000
  2.02                                                 17,819,000
  2.03                                                 15,324,000
  2.04                                                 13,578,000
  2.05                                                 11,760,500
  2.06                                                 10,620,000
  2.07                                                 10,156,500
  2.08                                                  9,337,000
  2.09                                                  7,982,500
  2.10                                                  7,662,000
  2.11                                                  6,842,500
  2.12                                                  6,272,000
  2.13                                                  6,022,500
  2.14                                                  5,951,500
  2.15                                                  5,951,500
  2.16                                                  5,916,000
  2.17                                                  5,630,500
  2.18                                                  5,559,500
  2.19                                                  5,452,500
  2.20                                                  5,132,000
  2.21                                                  5,096,000
  2.22                                                  4,918,000
  2.23                                                  4,739,500
  2.24                                                  4,561,500
  2.25                                                  4,526,000
  2.26                                                  4,419,000
  2.27                                                  4,383,500
  2.28                                                  4,383,500
  2.29                                                  4,027,000
  2.30                                                  3,920,000
  2.31                                                  3,813,000
  2.32                                                  3,670,500
  2.33                                                  3,528,000
  2.34                                                  3,385,500
  2.35                                                  3,350,000
  2.36                                                  3,314,500
  2.37                                                  3,029,000
  2.38                                                  3,029,000
  2.39                                                  2,993,500
  2.40                                                  2,922,000
  2.41                                                  2,886,500
  2.42                                                  2,744,000
  2.43                                                  2,530,000
  2.44                                                  2,245,000
  2.45                                                  2,067,000
  2.46                                                  1,639,500

    4                                                  260,980,000             260,980,000               7.2%                120
------------------------------------------------------------------------------------------------------------------------------------
  4.01                                                 135,710,500
  4.02                                                 79,574,500
  4.03                                                 45,695,000

    7                                                  133,000,000             133,000,000               3.7%                 60
------------------------------------------------------------------------------------------------------------------------------------
  7.01                                                 15,029,672
  7.02                                                  7,892,677
  7.03                                                  5,709,596
  7.04                                                  5,037,879
  7.05                                                  4,450,126
  7.06                                                  4,534,091
  7.07                                                  5,289,773
  7.08                                                  3,946,338
  7.09                                                  3,561,259
  7.10                                                  3,383,196
  7.11                                                  3,610,480
  7.12                                                  2,854,798
  7.13                                                  3,106,692
  7.14                                                  2,686,869
  7.15                                                  2,854,798
  7.16                                                  2,602,904
  7.17                                                  3,106,692
  7.18                                                  2,602,904
  7.19                                                  2,644,886
  7.20                                                  2,644,886
  7.21                                                  3,106,692
  7.22                                                  3,383,196
  7.23                                                  2,183,081
  7.24                                                  2,518,939
  7.25                                                  1,931,187
  7.26                                                  2,267,045
  7.27                                                  2,183,081
  7.28                                                  1,931,187
  7.29                                                  2,267,045
  7.30                                                  2,183,081
  7.31                                                  2,351,010
  7.32                                                  1,931,187
  7.33                                                  2,183,081
  7.34                                                  1,679,293
  7.35                                                  1,763,258
  7.36                                                  1,988,636
  7.37                                                  1,811,869
  7.38                                                  1,237,374
  7.39                                                  2,015,152
  7.40                                                  1,427,399
  7.41                                                  1,679,293
  7.42                                                  1,427,399

    9                                                  89,000,000               89,000,000               2.5%                120
------------------------------------------------------------------------------------------------------------------------------------
  9.01                                                 12,155,093
  9.02                                                 11,795,384
  9.03                                                 10,783,009
  9.04                                                 10,218,519
  9.05                                                  9,866,639
  9.06                                                  8,356,111
  9.07                                                  6,992,269
  9.08                                                  4,660,139
  9.09                                                  4,491,204
  9.10                                                  3,922,593
  9.11                                                  2,946,065
  9.12                                                  1,924,213
  9.13                                                   888,764

   11                                                  75,008,971               75,008,971               2.1%                120
------------------------------------------------------------------------------------------------------------------------------------
  11.01                                                 3,259,025
  11.02                                                 2,741,556
  11.03                                                 2,124,706
  11.04                                                 1,953,359
  11.05                                                 1,915,662
  11.06                                                 1,884,820
  11.07                                                 1,843,696
  11.08                                                 1,782,011
  11.09                                                 1,687,770
  11.10                                                 1,627,799
  11.11                                                 1,610,664
  11.12                                                 1,576,395
  11.13                                                 1,501,002
  11.14                                                 1,494,148
  11.15                                                 1,463,305
  11.16                                                 1,456,452
  11.17                                                 1,439,317
  11.18                                                 1,439,317
  11.19                                                 1,430,750
  11.20                                                 1,394,767
  11.21                                                 1,374,205
  11.22                                                 1,370,778
  11.23                                                 1,370,778
  11.24                                                 1,362,211
  11.25                                                 1,336,509
  11.26                                                 1,319,374
  11.27                                                 1,312,520
  11.28                                                 1,310,806
  11.29                                                 1,293,672
  11.30                                                 1,242,268
  11.31                                                 1,233,700
  11.32                                                 1,233,700
  11.33                                                 1,233,700
  11.34                                                 1,199,431
  11.35                                                 1,199,431
  11.36                                                 1,199,431
  11.37                                                 1,156,594
  11.38                                                 1,130,892
  11.39                                                 1,130,892
  11.40                                                 1,130,892
  11.41                                                 1,122,324
  11.42                                                 1,122,324
  11.43                                                 1,113,757
  11.44                                                 1,096,622
  11.45                                                 1,069,207
  11.46                                                 1,062,353
  11.47                                                 1,053,786
  11.48                                                 1,053,786
  11.49                                                 1,019,516
  11.50                                                  993,814
  11.51                                                  980,106
  11.52                                                  942,410
  11.53                                                  925,275
  11.54                                                  685,389

 Various            Fort 1 Portfolio                   64,800,000               64,800,000               1.8%                120
------------------------------------------------------------------------------------------------------------------------------------
   31               Fort 1 Portfolio                   20,250,000               20,250,000               0.6%                120
   34               Fort 1 Portfolio                   18,000,000               18,000,000               0.5%                120
   54               Fort 1 Portfolio                   13,800,000               13,800,000               0.4%                120
   77               Fort 1 Portfolio                    9,075,000               9,075,000                0.3%                120
   121              Fort 1 Portfolio                    3,675,000               3,675,000                0.1%                120

   13                                                  55,500,000               55,500,000               1.5%                120
------------------------------------------------------------------------------------------------------------------------------------
  13.01                                                29,995,420
  13.02                                                20,174,885
  13.03                                                 5,329,695

 Various           Deerwood Portfolio                  28,827,000               28,827,000               0.8%                 60
------------------------------------------------------------------------------------------------------------------------------------
   49              Deerwood Portfolio                  14,413,500               14,413,500               0.4%                 60
   50              Deerwood Portfolio                  14,413,500               14,413,500               0.4%                 60

   26                                                  23,000,000               23,000,000               0.6%                120
------------------------------------------------------------------------------------------------------------------------------------
  26.01                                                 5,954,000
  26.02                                                 5,950,000
  26.03                                                 4,105,000
  26.04                                                 3,808,000
  26.05                                                 3,183,000

 Various          John & Sons Portfolio                15,000,000               15,000,000               0.4%                120
------------------------------------------------------------------------------------------------------------------------------------
   109            John & Sons Portfolio                 4,450,000               4,450,000                0.1%                120
   132            John & Sons Portfolio                 3,350,000               3,350,000                0.1%                120
   135            John & Sons Portfolio                 3,200,000               3,200,000                0.1%                120
   136            John & Sons Portfolio                 3,200,000               3,200,000                0.1%                120
   166            John & Sons Portfolio                  800,000                 800,000                 0.0%                120

 Various          Cole REIT 2 Portfolio                11,322,000               11,322,000               0.3%                120
------------------------------------------------------------------------------------------------------------------------------------
   114            Cole REIT 2 Portfolio                 4,111,000               4,111,000                0.1%                120
   122            Cole REIT 2 Portfolio                 3,673,000               3,673,000                0.1%                120
   156            Cole REIT 2 Portfolio                 1,933,000               1,933,000                0.1%                120
   160            Cole REIT 2 Portfolio                 1,605,000               1,605,000                0.0%                120

   90                                                   6,802,000               6,790,636                0.2%                120
------------------------------------------------------------------------------------------------------------------------------------
  90.01
  90.02
  90.03
  90.04

 Various      Indiana Hospitality Portfolio             5,200,000               5,200,000                0.1%                120
------------------------------------------------------------------------------------------------------------------------------------
   140        Indiana Hospitality Portfolio             2,900,000               2,900,000                0.1%                120
   148        Indiana Hospitality Portfolio             2,300,000               2,300,000                0.1%                120

 Various           Rick Rand Portfolio                  4,759,300               4,759,300                0.1%                120
------------------------------------------------------------------------------------------------------------------------------------
   157             Rick Rand Portfolio                  1,847,400               1,847,400                0.1%                120
   162             Rick Rand Portfolio                  1,514,000               1,514,000                0.0%                120
   163             Rick Rand Portfolio                  1,397,900               1,397,900                0.0%                120

   110                                                  4,450,000               4,450,000                0.1%                120
------------------------------------------------------------------------------------------------------------------------------------
 110.01                                                 1,836,960
 110.02                                                 1,751,520
 110.03                                                   861,520

                REMAINING                      ORIGINAL     REMAINING                     MATURITY DATE
MORTGAGE         TERM TO                        AMORT         AMORT                          OR ARD
  LOAN         MATURITY OR    REMAINING IO       TERM         TERM        MONTHLY P&I        BALLOON         APPRAISED VALUE
 NUMBER        ARD (MOS.)     PERIOD (MOS.)     (MOS.)       (MOS.)       PAYMENTS ($)     BALANCE ($)             ($)
-----------------------------------------------------------------------------------------------------------------------------

    2              58              58             IO           IO              IO          283,850,000         890,300,000
-----------------------------------------------------------------------------------------------------------------------------
  2.01                                                                                                          86,700,000
  2.02                                                                                                          52,600,000
  2.03                                                                                                          45,400,000
  2.04                                                                                                          39,600,000
  2.05                                                                                                          35,800,000
  2.06                                                                                                          32,700,000
  2.07                                                                                                          29,900,000
  2.08                                                                                                          30,700,000
  2.09                                                                                                          26,300,000
  2.10                                                                                                          23,000,000
  2.11                                                                                                          20,300,000
  2.12                                                                                                          18,800,000
  2.13                                                                                                          19,400,000
  2.14                                                                                                          20,800,000
  2.15                                                                                                          18,300,000
  2.16                                                                                                          19,700,000
  2.17                                                                                                          20,200,000
  2.18                                                                                                          16,500,000
  2.19                                                                                                          17,600,000
  2.20                                                                                                          15,400,000
  2.21                                                                                                          16,700,000
  2.22                                                                                                          15,100,000
  2.23                                                                                                          14,800,000
  2.24                                                                                                          14,300,000
  2.25                                                                                                          15,400,000
  2.26                                                                                                          13,500,000
  2.27                                                                                                          14,600,000
  2.28                                                                                                          13,100,000
  2.29                                                                                                          13,100,000
  2.30                                                                                                          12,300,000
  2.31                                                                                                          12,500,000
  2.32                                                                                                          11,800,000
  2.33                                                                                                          10,900,000
  2.34                                                                                                          10,500,000
  2.35                                                                                                          10,500,000
  2.36                                                                                                          9,900,000
  2.37                                                                                                          9,500,000
  2.38                                                                                                          9,700,000
  2.39                                                                                                          11,000,000
  2.40                                                                                                          10,900,000
  2.41                                                                                                          8,800,000
  2.42                                                                                                          9,400,000
  2.43                                                                                                          7,900,000
  2.44                                                                                                          7,200,000
  2.45                                                                                                          12,000,000
  2.46                                                                                                          5,200,000

    4              116             56            360           360         1,556,718       243,978,278         332,600,000
-----------------------------------------------------------------------------------------------------------------------------
  4.01                                                                                                         165,300,000
  4.02                                                                                                          97,000,000
  4.03                                                                                                          70,300,000

    7              57              57             IO           IO              IO          133,000,000         158,400,000
-----------------------------------------------------------------------------------------------------------------------------
  7.01                                                                                                          17,900,000
  7.02                                                                                                          9,400,000
  7.03                                                                                                          6,800,000
  7.04                                                                                                          6,000,000
  7.05                                                                                                          5,300,000
  7.06                                                                                                          5,400,000
  7.07                                                                                                          6,300,000
  7.08                                                                                                          4,700,000
  7.09                                                                                                          4,241,379
  7.10                                                                                                          4,029,310
  7.11                                                                                                          4,300,000
  7.12                                                                                                          3,400,000
  7.13                                                                                                          3,700,000
  7.14                                                                                                          3,200,000
  7.15                                                                                                          3,400,000
  7.16                                                                                                          3,100,000
  7.17                                                                                                          3,700,000
  7.18                                                                                                          3,100,000
  7.19                                                                                                          3,150,000
  7.20                                                                                                          3,150,000
  7.21                                                                                                          3,700,000
  7.22                                                                                                          4,029,310
  7.23                                                                                                          2,600,000
  7.24                                                                                                          3,000,000
  7.25                                                                                                          2,300,000
  7.26                                                                                                          2,700,000
  7.27                                                                                                          2,600,000
  7.28                                                                                                          2,300,000
  7.29                                                                                                          2,700,000
  7.30                                                                                                          2,600,000
  7.31                                                                                                          2,800,000
  7.32                                                                                                          2,300,000
  7.33                                                                                                          2,600,000
  7.34                                                                                                          2,000,000
  7.35                                                                                                          2,100,000
  7.36                                                                                                          2,368,421
  7.37                                                                                                          2,157,895
  7.38                                                                                                          1,473,684
  7.39                                                                                                          2,400,000
  7.40                                                                                                          1,700,000
  7.41                                                                                                          2,000,000
  7.42                                                                                                          1,700,000

    9              119             59            360           360          519,323        82,974,126          121,450,000
-----------------------------------------------------------------------------------------------------------------------------
  9.01                                                                                                          16,450,000
  9.02                                                                                                          16,250,000
  9.03                                                                                                          14,700,000
  9.04                                                                                                          13,800,000
  9.05                                                                                                          13,800,000
  9.06                                                                                                          11,400,000
  9.07                                                                                                          9,450,000
  9.08                                                                                                          6,300,000
  9.09                                                                                                          6,100,000
  9.10                                                                                                          5,300,000
  9.11                                                                                                          4,100,000
  9.12                                                                                                          2,600,000
  9.13                                                                                                          1,200,000

   11              117             21            360           360          458,045        66,740,404          218,880,000
-----------------------------------------------------------------------------------------------------------------------------
  11.01                                                                                                         9,510,000
  11.02                                                                                                         8,000,000
  11.03                                                                                                         6,200,000
  11.04                                                                                                         5,700,000
  11.05                                                                                                         5,590,000
  11.06                                                                                                         5,500,000
  11.07                                                                                                         5,380,000
  11.08                                                                                                         5,200,000
  11.09                                                                                                         4,925,000
  11.10                                                                                                         4,750,000
  11.11                                                                                                         4,700,000
  11.12                                                                                                         4,600,000
  11.13                                                                                                         4,380,000
  11.14                                                                                                         4,360,000
  11.15                                                                                                         4,270,000
  11.16                                                                                                         4,250,000
  11.17                                                                                                         4,200,000
  11.18                                                                                                         4,200,000
  11.19                                                                                                         4,175,000
  11.20                                                                                                         4,070,000
  11.21                                                                                                         4,010,000
  11.22                                                                                                         4,000,000
  11.23                                                                                                         4,000,000
  11.24                                                                                                         3,975,000
  11.25                                                                                                         3,900,000
  11.26                                                                                                         3,850,000
  11.27                                                                                                         3,830,000
  11.28                                                                                                         3,825,000
  11.29                                                                                                         3,775,000
  11.30                                                                                                         3,625,000
  11.31                                                                                                         3,600,000
  11.32                                                                                                         3,600,000
  11.33                                                                                                         3,600,000
  11.34                                                                                                         3,500,000
  11.35                                                                                                         3,500,000
  11.36                                                                                                         3,500,000
  11.37                                                                                                         3,375,000
  11.38                                                                                                         3,300,000
  11.39                                                                                                         3,300,000
  11.40                                                                                                         3,300,000
  11.41                                                                                                         3,275,000
  11.42                                                                                                         3,275,000
  11.43                                                                                                         3,250,000
  11.44                                                                                                         3,200,000
  11.45                                                                                                         3,120,000
  11.46                                                                                                         3,100,000
  11.47                                                                                                         3,075,000
  11.48                                                                                                         3,075,000
  11.49                                                                                                         2,975,000
  11.50                                                                                                         2,900,000
  11.51                                                                                                         2,860,000
  11.52                                                                                                         2,750,000
  11.53                                                                                                         2,700,000
  11.54                                                                                                         2,000,000

 Various           120             120            IO           IO              IO          64,800,000           86,400,000
-----------------------------------------------------------------------------------------------------------------------------
   31              120             120            IO           IO              IO          20,250,000           27,000,000
   34              120             120            IO           IO              IO          18,000,000           24,000,000
   54              120             120            IO           IO              IO          13,800,000           18,400,000
   77              120             120            IO           IO              IO           9,075,000           12,100,000
   121             120             120            IO           IO              IO           3,675,000           4,900,000

   13              115             55            360           360          332,037        51,905,815           88,300,000
-----------------------------------------------------------------------------------------------------------------------------
  13.01                                                                                                         47,700,000
  13.02                                                                                                         32,100,000
  13.03                                                                                                         8,500,000

 Various           58              58             IO           IO              IO          28,827,000           41,260,000
-----------------------------------------------------------------------------------------------------------------------------
   49              58              58             IO           IO              IO          14,413,500           19,906,140
   50              58              58             IO           IO              IO          14,413,500           21,353,860

   26              118             58            360           360          144,922        21,646,388           29,770,000
-----------------------------------------------------------------------------------------------------------------------------
  26.01                                                                                                         7,500,000
  26.02                                                                                                         7,700,000
  26.03                                                                                                         5,150,000
  26.04                                                                                                         4,760,000
  26.05                                                                                                         4,660,000

 Various           118             118            IO           IO              IO          15,000,000           22,200,000
-----------------------------------------------------------------------------------------------------------------------------
   109             118             118            IO           IO              IO           4,450,000           6,700,000
   132             118             118            IO           IO              IO           3,350,000           5,300,000
   135             118             118            IO           IO              IO           3,200,000           4,500,000
   136             118             118            IO           IO              IO           3,200,000           4,500,000
   166             118             118            IO           IO              IO            800,000            1,200,000

 Various         Various         Various          IO           IO              IO          11,322,000           19,240,000
-----------------------------------------------------------------------------------------------------------------------------
   114             118             118            IO           IO              IO           4,111,000           6,330,000
   122             118             118            IO           IO              IO           3,673,000           5,800,000
   156             116             116            IO           IO              IO           1,933,000           3,900,000
   160             116             116            IO           IO              IO           1,605,000           3,210,000

   90              118                           360           358           42,547         5,836,932           8,510,000
-----------------------------------------------------------------------------------------------------------------------------
  90.01                                                                                                         2,890,000
  90.02                                                                                                         2,320,000
  90.03                                                                                                         1,700,000
  90.04                                                                                                         1,600,000

 Various           120                           300           300           35,726         4,119,938           8,100,000
-----------------------------------------------------------------------------------------------------------------------------
   140             120                           300           300           19,835         2,294,081           4,600,000
   148             120                           300           300           15,891         1,825,857           3,500,000

 Various           118             22            360           360           29,124         4,236,153           6,000,000
-----------------------------------------------------------------------------------------------------------------------------
   157             118             22            360           360           11,303         1,644,275           2,325,000
   162             118             22            360           360           9,332          1,349,615           1,900,000
   163             118             22            360           360           8,489          1,242,263           1,775,000

   110             119             35            360           360           28,303         4,064,475           6,250,000
-----------------------------------------------------------------------------------------------------------------------------
 110.01                                                                                                         2,580,000
 110.02                                                                                                         2,460,000
 110.03                                                                                                         1,210,000

                                                                                                   CUT-OFF
 MORTGAGE                    CUT-OFF        LTV RATIO                                             DATE LOAN
   LOAN                      DATE LTV      AT MATURITY        NUMBER OF          UNIT OF            AMOUNT           UW NET CASH
  NUMBER        DSCR (X)      RATIO          OR ARD         UNITS (UNITS)        MEASURE        PER (UNIT) ($)         FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------

    2             2.14        63.8%           63.8%             5,796             Rooms             97,947            68,787,909
------------------------------------------------------------------------------------------------------------------------------------
   2.01                                                          288              Rooms                               5,980,402
   2.02                                                          180              Rooms                               4,057,691
   2.03                                                          216              Rooms                               3,578,379
   2.04                                                          144              Rooms                               3,221,289
   2.05                                                          120              Rooms                               2,617,560
   2.06                                                          112              Rooms                               2,281,782
   2.07                                                          109              Rooms                               2,470,571
   2.08                                                          126              Rooms                               2,121,871
   2.09                                                          106              Rooms                               1,794,657
   2.10                                                          147              Rooms                               1,810,691
   2.11                                                          152              Rooms                               1,896,994
   2.12                                                          114              Rooms                               1,587,655
   2.13                                                          128              Rooms                               1,629,473
   2.14                                                          126              Rooms                               1,609,325
   2.15                                                          128              Rooms                               1,553,498
   2.16                                                          123              Rooms                               1,500,069
   2.17                                                          110              Rooms                               1,474,297
   2.18                                                          120              Rooms                               1,481,604
   2.19                                                          112              Rooms                               1,249,069
   2.20                                                          123              Rooms                               1,095,751
   2.21                                                          136              Rooms                               1,384,423
   2.22                                                          123              Rooms                               1,166,625
   2.23                                                          144              Rooms                               1,213,431
   2.24                                                          144              Rooms                               1,211,946
   2.25                                                          112              Rooms                               1,129,314
   2.26                                                          136              Rooms                                929,633
   2.27                                                          120              Rooms                               1,182,102
   2.28                                                          112              Rooms                                922,982
   2.29                                                          120              Rooms                                995,824
   2.30                                                          88               Rooms                               1,017,847
   2.31                                                          128              Rooms                               1,020,831
   2.32                                                          130              Rooms                               1,030,549
   2.33                                                          120              Rooms                                806,803
   2.34                                                          145              Rooms                                733,624
   2.35                                                          94               Rooms                                998,027
   2.36                                                          92               Rooms                                842,014
   2.37                                                          104              Rooms                                823,765
   2.38                                                          118              Rooms                                867,956
   2.39                                                          88               Rooms                                770,202
   2.40                                                          96               Rooms                                854,993
   2.41                                                          98               Rooms                                754,796
   2.42                                                          99               Rooms                                670,588
   2.43                                                          124              Rooms                                736,401
   2.44                                                          105              Rooms                                439,476
   2.45                                                          144              Rooms                                837,583
   2.46                                                          92               Rooms                                433,548

    4             1.43        78.5%           73.4%             1,055             Rooms             247,374           26,647,419
------------------------------------------------------------------------------------------------------------------------------------
   4.01                                                          358              Rooms                               12,230,949
   4.02                                                          404              Rooms                               8,753,187
   4.03                                                          293              Rooms                               5,663,283

    7             1.29        75.5%           75.5%             1,646             Units             80,802            10,068,950
------------------------------------------------------------------------------------------------------------------------------------
   7.01                                                          220              Units
   7.02                                                          69               Units
   7.03                                                          54               Units
   7.04                                                          60               Units
   7.05                                                          46               Units
   7.06                                                          61               Units
   7.07                                                          63               Units
   7.08                                                          72               Units
   7.09                                                          45               Units
   7.10                                                          41               Units
   7.11                                                          31               Units
   7.12                                                          38               Units
   7.13                                                          42               Units
   7.14                                                          55               Units
   7.15                                                          51               Units
   7.16                                                          36               Units
   7.17                                                          43               Units
   7.18                                                          24               Units
   7.19                                                          31               Units
   7.20                                                          31               Units
   7.21                                                          37               Units
   7.22                                                          28               Units
   7.23                                                          19               Units
   7.24                                                          37               Units
   7.25                                                          18               Units
   7.26                                                          22               Units
   7.27                                                          20               Units
   7.28                                                          24               Units
   7.29                                                          27               Units
   7.30                                                          24               Units
   7.31                                                          27               Units
   7.32                                                          17               Units
   7.33                                                          27               Units
   7.34                                                          29               Units
   7.35                                                          30               Units
   7.36                                                          20               Units
   7.37                                                          19               Units
   7.38                                                          19               Units
   7.39                                                          24               Units
   7.40                                                          20               Units
   7.41                                                          19               Units
   7.42                                                          26               Units

    9             1.22        73.3%           68.3%           2,102,814          Sq. Ft.              42              7,617,626
------------------------------------------------------------------------------------------------------------------------------------
   9.01                                                        443,006           Sq. Ft.                              1,036,192
   9.02                                                        220,016           Sq. Ft.                              1,001,741
   9.03                                                        266,840           Sq. Ft.                               917,853
   9.04                                                        229,479           Sq. Ft.                               873,400
   9.05                                                        243,000           Sq. Ft.                               837,605
   9.06                                                        126,904           Sq. Ft.                               710,003
   9.07                                                        75,709            Sq. Ft.                               593,791
   9.08                                                        109,817           Sq. Ft.                               417,214
   9.09                                                        112,710           Sq. Ft.                               381,447
   9.10                                                        92,573            Sq. Ft.                               348,131
   9.11                                                        107,560           Sq. Ft.                               250,230
   9.12                                                        45,120            Sq. Ft.                               169,679
   9.13                                                        30,080            Sq. Ft.                                80,339

    11            1.57        68.5%           61.0%           3,458,528          Sq. Ft.              43              17,207,877
------------------------------------------------------------------------------------------------------------------------------------
  11.01                                                        59,650            Sq. Ft.
  11.02                                                        67,728            Sq. Ft.
  11.03                                                        63,120            Sq. Ft.
  11.04                                                        90,000            Sq. Ft.
  11.05                                                        66,000            Sq. Ft.
  11.06                                                        114,000           Sq. Ft.
  11.07                                                        102,000           Sq. Ft.
  11.08                                                        73,600            Sq. Ft.
  11.09                                                        70,450            Sq. Ft.
  11.10                                                        61,250            Sq. Ft.
  11.11                                                        70,450            Sq. Ft.
  11.12                                                        46,450            Sq. Ft.
  11.13                                                        64,800            Sq. Ft.
  11.14                                                        68,050            Sq. Ft.
  11.15                                                        66,000            Sq. Ft.
  11.16                                                        86,136            Sq. Ft.
  11.17                                                        59,650            Sq. Ft.
  11.18                                                        66,000            Sq. Ft.
  11.19                                                        94,450            Sq. Ft.
  11.20                                                        66,000            Sq. Ft.
  11.21                                                        58,800            Sq. Ft.
  11.22                                                        40,864            Sq. Ft.
  11.23                                                        59,650            Sq. Ft.
  11.24                                                        58,450            Sq. Ft.
  11.25                                                        58,800            Sq. Ft.
  11.26                                                        78,000            Sq. Ft.
  11.27                                                        83,250            Sq. Ft.
  11.28                                                        57,850            Sq. Ft.
  11.29                                                        55,200            Sq. Ft.
  11.30                                                        64,250            Sq. Ft.
  11.31                                                        51,250            Sq. Ft.
  11.32                                                        70,450            Sq. Ft.
  11.33                                                        58,450            Sq. Ft.
  11.34                                                        58,450            Sq. Ft.
  11.35                                                        27,720            Sq. Ft.
  11.36                                                        66,000            Sq. Ft.
  11.37                                                        58,450            Sq. Ft.
  11.38                                                        56,950            Sq. Ft.
  11.39                                                        64,750            Sq. Ft.
  11.40                                                        56,400            Sq. Ft.
  11.41                                                        58,450            Sq. Ft.
  11.42                                                        76,700            Sq. Ft.
  11.43                                                        51,250            Sq. Ft.
  11.44                                                        68,800            Sq. Ft.
  11.45                                                        51,250            Sq. Ft.
  11.46                                                        58,450            Sq. Ft.
  11.47                                                        58,450            Sq. Ft.
  11.48                                                        58,450            Sq. Ft.
  11.49                                                        51,250            Sq. Ft.
  11.50                                                        51,250            Sq. Ft.
  11.51                                                        63,600            Sq. Ft.
  11.52                                                        53,650            Sq. Ft.
  11.53                                                        40,650            Sq. Ft.
  11.54                                                        76,560            Sq. Ft.

 Various          1.50        75.0%           75.0%           1,345,131          Sq. Ft.              48              5,384,045
------------------------------------------------------------------------------------------------------------------------------------
    31            1.43        75.0%           75.0%            706,560           Sq. Ft.              29              1,605,015
    34            1.50        75.0%           75.0%            406,101           Sq. Ft.              44              1,499,890
    54            1.56        75.0%           75.0%            129,044           Sq. Ft.              107             1,196,733
    77            1.55        75.0%           75.0%            88,306            Sq. Ft.              103              782,157
   121            1.47        75.0%           75.0%            15,120            Sq. Ft.              243              300,250

    13            1.45        62.9%           58.8%           1,306,533          Sq. Ft.              42              5,776,465
------------------------------------------------------------------------------------------------------------------------------------
  13.01                                                        853,577           Sq. Ft.
  13.02                                                        280,800           Sq. Ft.
  13.03                                                        172,156           Sq. Ft.

 Various          1.24        69.9%           69.9%              570              Pads              50,574            2,061,270
------------------------------------------------------------------------------------------------------------------------------------
    49            1.24        69.9%           69.9%              275              Pads              52,413             994,472
    50            1.24        69.9%           69.9%              295              Pads              48,859            1,066,798

    26            1.18        77.3%           72.7%            332,652           Sq. Ft.              69              2,056,350
------------------------------------------------------------------------------------------------------------------------------------
  26.01                                                        53,830            Sq. Ft.                               570,191
  26.02                                                        65,675            Sq. Ft.                               481,056
  26.03                                                        79,386            Sq. Ft.                               378,528
  26.04                                                        64,932            Sq. Ft.                               316,926
  26.05                                                        68,829            Sq. Ft.                               309,649

 Various          1.30        67.6%           67.6%         Various(3)(4)        Various         Various(3)(4)        1,177,892
------------------------------------------------------------------------------------------------------------------------------------
   109            1.23        66.4%           66.4%            25,012            Sq. Ft.              178              332,947
   132            1.23        63.2%           63.2%            35,232            Sq. Ft.              95               249,184
   135            1.34        71.1%           71.1%            25,668            Sq. Ft.              125              259,717
   136            1.41        71.1%           71.1%            25,225            Sq. Ft.              127              274,126
   166            1.28        66.7%           66.7%               8               Units             100,000             61,918

 Various          1.89        58.8%           58.8%            45,778            Sq. Ft.              247             1,240,699
------------------------------------------------------------------------------------------------------------------------------------
   114            1.82        64.9%           64.9%            15,050            Sq. Ft.              273              426,295
   122            1.83        63.3%           63.3%            15,050            Sq. Ft.              244              383,942
   156            2.02        49.6%           49.6%             7,839            Sq. Ft.              247              234,822
   160            2.03        50.0%           50.0%             7,839            Sq. Ft.              205              195,641

    90            1.45        79.8%           68.6%              223              Units             30,451             739,079
------------------------------------------------------------------------------------------------------------------------------------
  90.01                                                          75               Units
  90.02                                                          55               Units
  90.03                                                          48               Units
  90.04                                                          45               Units

 Various          1.41        64.2%           50.9%              123              Rooms             42,276             603,936
------------------------------------------------------------------------------------------------------------------------------------
   140            1.36        63.0%           49.9%              65               Rooms             44,615             323,939
   148            1.47        65.7%           52.2%              58               Rooms             39,655             279,997

 Various          1.24        79.3%           70.6%              246              Pads              19,347             433,625
------------------------------------------------------------------------------------------------------------------------------------
   157            1.24        79.5%           70.7%              102              Pads              18,112             167,841
   162            1.24        79.7%           71.0%              83               Pads              18,241             139,400
   163            1.24        78.8%           70.0%              61               Pads              22,916             126,384

   110            1.32        71.2%           65.0%            138,636           Sq. Ft.              32               446,920
------------------------------------------------------------------------------------------------------------------------------------
  110.01                                                       67,400            Sq. Ft.
  110.02                                                       45,086            Sq. Ft.
  110.03                                                       26,150            Sq. Ft.

(1)   With respect to the Deerwood MHP I and Deerwood MHP II Loans (loan numbers
      49 and 50), representing 0.8% of the Cut-Off Date Pool Balance (5.1% of the Cut-Off Date Group 2 Balance), the historical cash flows, underwritten cash flows and the appraisal values are the weighted average historical cash flows, underwritten cash flows and appraisal values of the aggregate loan amount respectively, weighted by the number of units.

(2)   With respect to the Deerwood MHP I and Deerwood MHP II Loans (loan numbers
      49 and 50), representing 0.8% of the Cut-Off Date Pool Balance (5.1% of the Cut-Off Date Group 2 Balance), the loan to value ratios and debt service coverage ratios are based on the aggregate loan amount.

(3)   With respect to the John & Sons Portfolio (including loans 109,132, 135,
      136 and 166), representing 0.4% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 1 Balance), the multifamily property contains 8 units and the retail properties contain 111,137 square feet.

(4)   With respect to the John & Sons Portfolio (including loans 109,132, 135,
      136 and 166), representing 0.4% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 1 Balance), the multifamily property has a Cut-Off
      Date Loan Amount $100,000 per unit and the retail properties have an average Cut-Off Loan Amount of $398 per square foot.

(5)   With respect to the Evansville IN Self-Storage Pool Loan (loan number
      110), representing 0.1% of the Cut-Off Date Pool Balance (0.1% of the
      Cut-Off Date Group 1 Balance), the loan purpose for the Eastland Self
      Storage property is "Refinance" and the loan purpose for the Pollack
      Avenue Mini Storage and St. George Self Storage properties is
      "Acquisition".

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX A-6                     DEBT SERVICE PAYMENT SCHEDULE FOR THE 9720 & 9730 CYPRESSWOOD DRIVE MORTGAGE LOAN

LOAN PAY                                MONTHLY DEBT    MORTGAGE   LOAN PAY                                  MONTHLY DEBT   MORTGAGE
 PERIOD    PRINCIPAL ($)  INTEREST ($)   SERVICE ($)    RATE (%)    PERIOD     PRINCIPAL ($) INTEREST ($)     SERVICE ($)   RATE (%)
---------  -------------  ------------  ------------   ---------   ---------   ------------- ------------   -------------   --------

   1                 --     79,340.63      79,340.63     5.2650%      61                 --     85,594.44       85,594.44    5.6800%
   2                 --     79,340.63      79,340.63     5.2650%      62                 --     85,594.44       85,594.44    5.6800%
   3                 --     76,781.25      76,781.25     5.2650%      63                 --     82,833.33       82,833.33    5.6800%
   4                 --     79,340.63      79,340.63     5.2650%      64                 --     85,594.44       85,594.44    5.6800%
   5                 --     76,781.25      76,781.25     5.2650%      65                 --     82,833.33       82,833.33    5.6800%
   6                 --     79,340.63      79,340.63     5.2650%      66                 --     85,594.44       85,594.44    5.6800%
   7                 --     79,340.63      79,340.63     5.2650%      67                 --     85,594.44       85,594.44    5.6800%
   8                 --     74,221.88      74,221.88     5.2650%      68                 --     77,311.11       77,311.11    5.6800%
   9                 --     79,340.63      79,340.63     5.2650%      69                 --     85,594.44       85,594.44    5.6800%
   10                --     76,781.25      76,781.25     5.2650%      70                 --     82,833.33       82,833.33    5.6800%
   11                --     79,340.63      79,340.63     5.2650%      71                 --     85,594.44       85,594.44    5.6800%
   12                --     76,781.25      76,781.25     5.2650%      72                 --     82,833.33       82,833.33    5.6800%
   13                --     79,340.63      79,340.63     5.2650%      73                 --     85,594.44       85,594.44    5.6800%
   14                --     79,340.63      79,340.63     5.2650%      74                 --     85,594.44       85,594.44    5.6800%
   15                --     76,781.25      76,781.25     5.2650%      75                 --     82,833.33       82,833.33    5.6800%
   16                --     79,340.63      79,340.63     5.2650%      76                 --     85,594.44       85,594.44    5.6800%
   17                --     76,781.25      76,781.25     5.2650%      77                 --     82,833.33       82,833.33    5.6800%
   18                --     79,340.63      79,340.63     5.2650%      78                 --     85,594.44       85,594.44    5.6800%
   19                --     79,340.63      79,340.63     5.2650%      79                 --     85,594.44       85,594.44    5.6800%
   20                --     71,662.50      71,662.50     5.2650%      80                 --     77,311.11       77,311.11    5.6800%
   21                --     79,340.63      79,340.63     5.2650%      81                 --     85,594.44       85,594.44    5.6800%
   22                --     76,781.25      76,781.25     5.2650%      82                 --     82,833.33       82,833.33    5.6800%
   23                --     79,340.63      79,340.63     5.2650%      83                 --     85,594.44       85,594.44    5.6800%
   24                --     76,781.25      76,781.25     5.2650%      84                 --     82,833.33       82,833.33    5.6800%
   25                --     79,340.63      79,340.63     5.2650%      85                 --     85,594.44       85,594.44    5.6800%
   26                --     79,340.63      79,340.63     5.2650%      86                 --     85,594.44       85,594.44    5.6800%
   27                --     76,781.25      76,781.25     5.2650%      87                 --     82,833.33       82,833.33    5.6800%
   28                --     79,340.63      79,340.63     5.2650%      88                 --     85,594.44       85,594.44    5.6800%
   29                --     76,781.25      76,781.25     5.2650%      89                 --     82,833.33       82,833.33    5.6800%
   30                --     79,340.63      79,340.63     5.2650%      90                 --     85,594.44       85,594.44    5.6800%
   31                --     79,340.63      79,340.63     5.2650%      91                 --     85,594.44       85,594.44    5.6800%
   32                --     71,662.50      71,662.50     5.2650%      92                 --     77,311.11       77,311.11    5.6800%
   33                --     79,340.63      79,340.63     5.2650%      93                 --     85,594.44       85,594.44    5.6800%
   34                --     76,781.25      76,781.25     5.2650%      94                 --     82,833.33       82,833.33    5.6800%
   35                --     79,340.63      79,340.63     5.2650%      95                 --     85,594.44       85,594.44    5.6800%
   36                --     76,781.25      76,781.25     5.2650%      96                 --     82,833.33       82,833.33    5.6800%
   37                --     85,594.44      85,594.44     5.6800%      97          15,753.95     85,594.44      101,348.39    5.6800%
   38                --     85,594.44      85,594.44     5.6800%      98          15,831.00     85,517.39      101,348.39    5.6800%
   39                --     82,833.33      82,833.33     5.6800%      99          18,664.56     82,683.83      101,348.39    5.6800%
   40                --     85,594.44      85,594.44     5.6800%      100         15,999.72     85,348.67      101,348.39    5.6800%
   41                --     82,833.33      82,833.33     5.6800%      101         18,828.64     82,519.75      101,348.39    5.6800%
   42                --     85,594.44      85,594.44     5.6800%      102         16,170.07     85,178.32      101,348.39    5.6800%
   43                --     85,594.44      85,594.44     5.6800%      103         16,249.16     85,099.23      101,348.39    5.6800%
   44                --     77,311.11      77,311.11     5.6800%      104         21,813.78     79,534.61      101,348.39    5.6800%
   45                --     85,594.44      85,594.44     5.6800%      105         16,435.33     84,913.06      101,348.39    5.6800%
   46                --     82,833.33      82,833.33     5.6800%      106         19,252.26     82,096.13      101,348.39    5.6800%
   47                --     85,594.44      85,594.44     5.6800%      107         16,609.88     84,738.51      101,348.39    5.6800%
   48                --     82,833.33      82,833.33     5.6800%      108         19,422.00     81,926.39      101,348.39    5.6800%
   49                --     85,594.44      85,594.44     5.6800%      109         16,786.12     84,562.27      101,348.39    5.6800%
   50                --     85,594.44      85,594.44     5.6800%      110         16,868.22     84,480.17      101,348.39    5.6800%
   51                --     82,833.33      82,833.33     5.6800%      111         19,673.23     81,675.16      101,348.39    5.6800%
   52                --     85,594.44      85,594.44     5.6800%      112         17,046.95     84,301.44      101,348.39    5.6800%
   53                --     82,833.33      82,833.33     5.6800%      113         19,847.04     81,501.35      101,348.39    5.6800%
   54                --     85,594.44      85,594.44     5.6800%      114         17,227.40     84,120.99      101,348.39    5.6800%
   55                --     85,594.44      85,594.44     5.6800%      115         17,311.66     84,036.73      101,348.39    5.6800%
   56                --     80,072.22      80,072.22     5.6800%      116         25,520.73     75,827.66      101,348.39    5.6800%
   57                --     85,594.44      85,594.44     5.6800%      117         17,521.16     83,827.23      101,348.39    5.6800%
   58                --     82,833.33      82,833.33     5.6800%      118         20,308.20     81,040.19      101,348.39    5.6800%
   59                --     85,594.44      85,594.44     5.6800%      119         17,706.19     83,642.20      101,348.39    5.6800%
   60                --     82,833.33      82,833.33     5.6800%      120     17,083,152.75     80,860.26   17,164,013.01    5.6800%

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                                  MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS (1)

                                                                   % OF                                     WTD. AVG.
                                                                  CUT-OFF      AVERAGE         MAXIMUM       CUT-OFF     WTD. AVG.
                                  NUMBER OF       AGGREGATE        DATE        CUT-OFF         CUT-OFF        DATE          LTV
                                  MORTGAGED        CUT-OFF         POOL         DATE            DATE           LTV        RATIO AT
          PROPERTY TYPE           PROPERTIES     DATE BALANCE     BALANCE      BALANCE         BALANCE      RATIO (2)   MATURITY (2)
------------------------------------------------------------------------------------------------------------------------------------

Retail                                55       $  1,059,071,036    29.4%    $  19,255,837   $ 265,294,118     76.6%        75.4%
  Retail - Anchored                   19            894,487,118    24.8     $  47,078,269   $ 265,294,118     77.7%        76.9%
  Retail - Single Tenant              24            110,092,219     3.1     $   4,587,176   $  13,800,000     72.6%        69.1%
  Retail - Unanchored                 11             51,103,699     1.4     $   4,645,791   $   9,400,000     66.2%        62.5%
  Retail - Shadow Anchored(4)          1              3,388,000     0.1     $   3,388,000   $   3,388,000     78.8%        74.1%
Office                                31            887,303,083    24.6     $  28,622,680   $ 285,500,000     64.3%        63.4%
Hospitality                           63            633,501,607    17.6     $  10,055,581   $ 135,710,500     70.6%        67.2%
Multifamily                           72            509,491,769    14.1     $   7,076,275   $  84,000,000     73.5%        72.1%
Industrial                            79            311,518,971     8.6     $   3,943,278   $  29,995,420     70.8%        65.7%
Mixed Use                             10             95,942,500     2.7     $   9,594,250   $  19,950,000     70.2%        67.9%
Mobile Home Park                      10             63,041,520     1.8     $   6,304,152   $  14,413,500     67.4%        64.9%
Self Storage                           9             31,450,000     0.9     $   3,494,444   $   5,954,000     75.8%        71.6%
Land                                   1             10,803,100     0.3     $  10,803,100   $  10,803,100     73.5%        73.5%
                                     ---       ----------------   -----
                                     330       $  3,602,123,586   100.0%    $  10,915,526   $ 285,500,000     71.2%        69.3%
                                     ===       ================   =====

                                  WTD. AVG.
                                   STATED      WTD. AVG.    MINIMUM     MAXIMUM
                                  REMAINING     CUT-OFF     CUT-OFF     CUT-OFF
                                   TERM TO       DATE        DATE        DATE      WTD. AVG.   WTD. AVG.
                                  MATURITY        DSC         DSC         DSC      OCCUPANCY    MORTGAGE
          PROPERTY TYPE            (MOS.)      RATIO (2)   RATIO (2)   RATIO (2)   RATE (3)       RATE
---------------------------------------------------------------------------------------------------------

Retail                               109         1.27x       1.11x       2.14x       96.6%       5.879%
  Retail - Anchored                  108         1.25x       1.15x       1.88x       96.2%       5.857%
  Retail - Single Tenant             118         1.39x       1.11x       2.03x      100.0%       5.959%
  Retail - Unanchored                106         1.45x       1.15x       2.14x       96.7%       6.051%
  Retail - Shadow Anchored(4)        119         1.24x       1.24x       1.24x      100.0%       6.420%
Office                               109         1.42x       1.06x       2.25x       96.7%       6.070%
Hospitality                           90         1.76x       1.15x       2.27x        NA         5.892%
Multifamily                           89         1.29x       1.10x       1.58x       95.0%       5.799%
Industrial                           118         1.37x       1.15x       1.57x       99.7%       5.923%
Mixed Use                            117         1.55x       1.26x       3.58x       93.3%       5.880%
Mobile Home Park                      78         1.36x       1.24x       1.90x       97.2%       5.942%
Self Storage                         111         1.23x       1.18x       1.38x       83.8%       6.470%
Land                                 119         1.20x       1.20x       1.20x      100.0%       6.490%
                                     103         1.41X       1.06X       3.58X       96.4%       5.929%

_________________________

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(3)   Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement.
      Occupancy Rates exclude 63 hospitality properties, representing 17.6% of the Cut-Off Date Pool Balance.

(4)   A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

                                       B-1

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                             MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                   % OF                                     WTD. AVG.
                                                                  CUT-OFF      AVERAGE         MAXIMUM       CUT-OFF     WTD. AVG.
                                  NUMBER OF       AGGREGATE        DATE        CUT-OFF         CUT-OFF        DATE          LTV
                                  MORTGAGED        CUT-OFF         POOL         DATE            DATE           LTV        RATIO AT
          PROPERTY TYPE           PROPERTIES     DATE BALANCE     BALANCE      BALANCE         BALANCE      RATIO (2)   MATURITY (2)
------------------------------------------------------------------------------------------------------------------------------------

Retail                                55       $  1,059,071,036     34.9%   $  19,255,837   $ 265,294,118     76.6%        75.4%
  Retail - Anchored                   19            894,487,118     29.4    $  47,078,269   $ 265,294,118     77.7%        76.9%
  Retail - Single Tenant              24            110,092,219      3.6    $   4,587,176   $  13,800,000     72.6%        69.1%
  Retail - Unanchored                 11             51,103,699      1.7    $   4,645,791   $   9,400,000     66.2%        62.5%
  Retail - Shadow Anchored(4)          1              3,388,000      0.1    $   3,388,000   $   3,388,000     78.8%        74.1%
Office                                31            887,303,083     29.2    $  28,622,680   $ 285,500,000     64.3%        63.4%
Hospitality                           63            633,501,607     20.9    $  10,055,581   $ 135,710,500     70.6%        67.2%
Industrial                            79            311,518,971     10.3    $   3,943,278   $  29,995,420     70.8%        65.7%
Mixed Use                             10             95,942,500      3.2    $   9,594,250   $  19,950,000     70.2%        67.9%
Self Storage                           9             31,450,000      1.0    $   3,494,444   $   5,954,000     75.8%        71.6%
Land                                   1             10,803,100      0.4    $  10,803,100   $  10,803,100     73.5%        73.5%
Mobile Home Park                       1              6,989,351      0.2    $   6,989,351   $   6,989,351     54.4%        51.1%
Multifamily                            1                800,000      0.0    $     800,000   $     800,000     66.7%        66.7%
                                     ---       ----------------    -----
                                     250       $  3,037,379,648    100.0%   $  12,149,519   $ 285,500,000     70.9%        68.8%
                                     ===       ================    =====

                                  WTD. AVG.
                                   STATED      WTD. AVG.    MINIMUM     MAXIMUM
                                  REMAINING     CUT-OFF     CUT-OFF     CUT-OFF
                                   TERM TO       DATE        DATE        DATE      WTD. AVG.   WTD. AVG.
                                  MATURITY        DSC         DSC         DSC      OCCUPANCY    MORTGAGE
          PROPERTY TYPE            (MOS.)      RATIO (2)   RATIO (2)   RATIO (2)   RATE (3)       RATE
---------------------------------------------------------------------------------------------------------

Retail                               109         1.27x       1.11x       2.14x       96.6%       5.879%
  Retail - Anchored                  108         1.25x       1.15x       1.88x       96.2%       5.857%
  Retail - Single Tenant             118         1.39x       1.11x       2.03x      100.0%       5.959%
  Retail - Unanchored                106         1.45x       1.15x       2.14x       96.7%       6.051%
  Retail - Shadow Anchored(4)        119         1.24x       1.24x       1.24x      100.0%       6.420%
Office                               109         1.42x       1.06x       2.25x       96.7%       6.070%
Hospitality                           90         1.76x       1.15x       2.27x         NA        5.892%
Industrial                           118         1.37x       1.15x       1.57x       99.7%       5.923%
Mixed Use                            117         1.55x       1.26x       3.58x       93.3%       5.880%
Self Storage                         111         1.23x       1.18x       1.38x       83.8%       6.470%
Land                                 119         1.20x       1.20x       1.20x      100.0%       6.490%
Mobile Home Park                      58         1.27x       1.27x       1.27x       95.0%       6.800%
Multifamily                          118         1.28x       1.28x       1.28x      100.0%       6.060%
                                     106         1.43X       1.06X       3.58X       96.7%       5.952%

_________________________

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(3)   Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement.
      Occupancy Rates exclude 63 hospitality properties, representing 20.9% of the Cut-Off Date Pool Balance.

(4)   A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

                                       B-2

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                             MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                                   % OF                                     WTD. AVG.
                                                                  CUT-OFF      AVERAGE         MAXIMUM       CUT-OFF     WTD. AVG.
                                  NUMBER OF       AGGREGATE        DATE        CUT-OFF         CUT-OFF        DATE          LTV
                                  MORTGAGED        CUT-OFF         POOL         DATE            DATE           LTV        RATIO AT
          PROPERTY TYPE           PROPERTIES     DATE BALANCE     BALANCE      BALANCE         BALANCE      RATIO (2)   MATURITY (2)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                           71       $    508,691,769    90.1%    $   7,164,673   $  84,000,000     73.6%         72.1%
Mobile Home Park                       9             56,052,169     9.9     $   6,228,019   $  14,413,500     69.0%         66.6%
                                      --       ----------------   -----
                                      80       $    564,743,938   100.0%    $   7,059,299   $  84,000,000     73.1%         71.6%
                                      ==       ================   =====

                                  WTD. AVG.
                                   STATED      WTD. AVG.    MINIMUM     MAXIMUM
                                  REMAINING     CUT-OFF     CUT-OFF     CUT-OFF
                                   TERM TO       DATE        DATE        DATE      WTD. AVG.   WTD. AVG.
                                  MATURITY        DSC         DSC         DSC      OCCUPANCY    MORTGAGE
          PROPERTY TYPE            (MOS.)      RATIO (2)   RATIO (2)   RATIO (2)     RATE         RATE
---------------------------------------------------------------------------------------------------------

Multifamily                          89          1.29x       1.10x       1.58x       95.0%       5.799%
Mobile Home Park                     80          1.37x       1.24x       1.90x       97.5%       5.835%

                                     88          1.30X       1.10X       1.90X       95.2%       5.803%

_________________________

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                       B-3

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                           RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                                 % OF
                                                AGGREGATE       CUT-OFF       AVERAGE          MAXIMUM
                                 NUMBER OF       CUT-OFF         DATE         CUT-OFF          CUT-OFF
     RANGE OF CUT-OFF             MORTGAGE        DATE           POOL           DATE             DATE
       DATE BALANCES               LOANS         BALANCE        BALANCE       BALANCE          BALANCE
----------------------------------------------------------------------------------------------------------

$800,000 - $2,000,000                11      $    16,588,265      0.5%     $    1,508,024   $    1,933,000
$2,000,001 - $3,000,000              17           41,639,018      1.2      $    2,449,354   $    3,000,000
$3,000,001 - $4,000,000              23           80,777,184      2.2      $    3,512,051   $    4,000,000
$4,000,001 - $5,000,000              11           48,864,166      1.4      $    4,442,197   $    5,000,000
$5,000,001 - $6,000,000               7           38,767,164      1.1      $    5,538,166   $    5,750,000
$6,000,001 - $7,000,000              12           79,556,952      2.2      $    6,629,746   $    6,991,966
$7,000,001 - $8,000,000               6           46,339,769      1.3      $    7,723,295   $    8,000,000
$8,000,001 - $9,000,000               2           17,100,000      0.5      $    8,550,000   $    8,600,000
$9,000,001 - $10,000,000              5           47,725,000      1.3      $    9,545,000   $    9,850,000
$10,000,001 - $15,000,000            25          310,276,480      8.6      $   12,411,059   $   14,500,000
$15,000,001 - $20,000,000            16          274,727,500      7.6      $   17,170,469   $   19,950,000
$20,000,001 - $25,000,000             6          129,800,000      3.6      $   21,633,333   $   23,000,000
$25,000,001 - $30,000,000             4          112,713,000      3.1      $   28,178,250   $   29,900,000
$30,000,001 - $35,000,000             4          129,116,000      3.6      $   32,279,000   $   33,600,000
$35,000,001 - $40,000,000             2           79,500,000      2.2      $   39,750,000   $   40,000,000
$40,000,001 - $45,000,000             1           45,000,000      1.2      $   45,000,000   $   45,000,000
$50,000,001 - $55,000,000             1           55,000,000      1.5      $   55,000,000   $   55,000,000
$55,000,001 - $60,000,000             1           55,500,000      1.5      $   55,500,000   $   55,500,000
$60,000,001 - $65,000,000             1           62,500,000      1.7      $   62,500,000   $   62,500,000
$75,000,001 - $80,000,000             1           75,008,971      2.1      $   75,008,971   $   75,008,971
$80,000,001 - $90,000,000             3          263,000,000      7.3      $   87,666,667   $   90,000,000
$100,000,001 - $150,000,000           1          133,000,000      3.7      $  133,000,000   $  133,000,000
$150,000,001 - $200,000,000           2          364,000,000     10.1      $  182,000,000   $  200,000,000
$200,000,001 - $285,500,000           4        1,095,624,118     30.4      $  273,906,029   $  285,500,000
                                    ---      ---------------    -----
                                    166      $ 3,602,123,586    100.0%     $   21,699,540   $  285,500,000
                                    ===      ===============    =====

                                                               WTD. AVG.
                                                                STATED
                                 WTD. AVG.                     REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF CUT-OFF            DATE LTV       LTV RATIO      MATURITY    DATE DSC    MORTGAGE
       DATE BALANCES              RATIO *     AT MATURITY *     (MOS.)      RATIO *      RATE
------------------------------------------------------------------------------------------------

$800,000 - $2,000,000              63.5%          57.6%           109        1.53x      6.245%
$2,000,001 - $3,000,000            66.1%          58.0%           111        1.51x      6.231%
$3,000,001 - $4,000,000            71.6%          66.2%           115        1.37x      5.978%
$4,000,001 - $5,000,000            69.9%          63.3%           113        1.37x      6.138%
$5,000,001 - $6,000,000            69.2%          64.9%           119        1.38x      5.892%
$6,000,001 - $7,000,000            72.3%          66.4%           109        1.42x      6.202%
$7,000,001 - $8,000,000            66.8%          60.2%           119        1.46x      6.064%
$8,000,001 - $9,000,000            78.8%          78.8%           118        1.27x      5.805%
$9,000,001 - $10,000,000           74.7%          71.8%           107        1.42x      6.006%
$10,000,001 - $15,000,000          72.2%          69.4%           110        1.29x      6.104%
$15,000,001 - $20,000,000          73.5%          71.2%           111        1.35x      5.874%
$20,000,001 - $25,000,000          69.6%          68.8%           119        1.39x      5.869%
$25,000,001 - $30,000,000          68.9%          67.7%           103        1.43x      5.647%
$30,000,001 - $35,000,000          55.6%          53.7%           103        1.49x      5.904%
$35,000,001 - $40,000,000          59.5%          56.8%           118        1.57x      5.816%
$40,000,001 - $45,000,000          77.6%          77.6%           118        1.21x      5.730%
$50,000,001 - $55,000,000          54.8%          54.8%           119        1.47x      6.250%
$55,000,001 - $60,000,000          62.9%          58.8%           115        1.45x      5.980%
$60,000,001 - $65,000,000          77.5%          77.5%            81        1.32x      5.615%
$75,000,001 - $80,000,000          68.5%          61.0%           117        1.57x      6.172%
$80,000,001 - $90,000,000          75.1%          73.4%            99        1.27x      5.746%
$100,000,001 - $150,000,000        75.5%          75.5%            57        1.29x      5.785%
$150,000,001 - $200,000,000        79.5%          79.5%           119        1.20x      5.892%
$200,000,001 - $285,500,000        70.4%          69.2%            92        1.57x      5.950%

                                   71.2%          69.3%           103        1.41X      5.929%

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                       B-4

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                      RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                 % OF
                                                AGGREGATE       CUT-OFF       AVERAGE          MAXIMUM
                                 NUMBER OF       CUT-OFF         DATE         CUT-OFF          CUT-OFF
     RANGE OF CUT-OFF             MORTGAGE        DATE           POOL           DATE             DATE
       DATE BALANCES               LOANS         BALANCE        BALANCE       BALANCE          BALANCE
----------------------------------------------------------------------------------------------------------

$800,000 - $2,000,000                 6      $     8,958,965      0.3%     $    1,493,161   $    1,933,000
$2,000,001 - $3,000,000              14           34,865,385      1.1      $    2,490,385   $    3,000,000
$3,000,001 - $4,000,000              19           66,502,184      2.2      $    3,500,115   $    4,000,000
$4,000,001 - $5,000,000               9           40,328,066      1.3      $    4,480,896   $    5,000,000
$5,000,001 - $6,000,000               6           33,702,164      1.1      $    5,617,027   $    5,750,000
$6,000,001 - $7,000,000               8           53,181,317      1.8      $    6,647,665   $    6,991,966
$7,000,001 - $8,000,000               4           30,350,000      1.0      $    7,587,500   $    7,800,000
$8,000,001 - $9,000,000               1            8,500,000      0.3      $    8,500,000   $    8,500,000
$9,000,001 - $10,000,000              5           47,725,000      1.6      $    9,545,000   $    9,850,000
$10,000,001 - $15,000,000            22          268,026,980      8.8      $   12,183,045   $   14,500,000
$15,000,001 - $20,000,000            12          208,727,500      6.9      $   17,393,958   $   19,950,000
$20,000,001 - $25,000,000             4           85,450,000      2.8      $   21,362,500   $   23,000,000
$25,000,001 - $30,000,000             2           55,813,000      1.8      $   27,906,500   $   29,413,000
$30,000,001 - $35,000,000             4          129,116,000      4.3      $   32,279,000   $   33,600,000
$35,000,001 - $40,000,000             2           79,500,000      2.6      $   39,750,000   $   40,000,000
$50,000,001 - $55,000,000             1           55,000,000      1.8      $   55,000,000   $   55,000,000
$55,000,001 - $60,000,000             1           55,500,000      1.8      $   55,500,000   $   55,500,000
$60,000,001 - $65,000,000             1           62,500,000      2.1      $   62,500,000   $   62,500,000
$75,000,001 - $80,000,000             1           75,008,971      2.5      $   75,008,971   $   75,008,971
$80,000,001 - $90,000,000             2          179,000,000      5.9      $   89,500,000   $   90,000,000
$150,000,001 - $200,000,000           2          364,000,000     12.0      $  182,000,000   $  200,000,000
$200,000,001 - $285,500,000           4        1,095,624,118     36.1      $  273,906,029   $  285,500,000
                                    ---      ---------------    -----
                                    130      $ 3,037,379,648    100.0%     $   23,364,459   $  285,500,000
                                    ===      ===============    =====

                                                               WTD. AVG.
                                                                STATED
                                 WTD. AVG.                     REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF CUT-OFF            DATE LTV       LTV RATIO      MATURITY    DATE DSC    MORTGAGE
       DATE BALANCES              RATIO *     AT MATURITY *     (MOS.)      RATIO *      RATE
------------------------------------------------------------------------------------------------

$800,000 - $2,000,000              55.3%          51.2%           109        1.76x      6.204%
$2,000,001 - $3,000,000            64.8%          56.3%           114        1.52x      6.272%
$3,000,001 - $4,000,000            71.4%          65.8%           115        1.39x      6.048%
$4,000,001 - $5,000,000            69.4%          62.3%           118        1.38x      6.150%
$5,000,001 - $6,000,000            69.0%          64.7%           119        1.42x      5.908%
$6,000,001 - $7,000,000            70.5%          65.8%           105        1.48x      6.224%
$7,000,001 - $8,000,000            68.0%          60.9%           119        1.41x      6.174%
$8,000,001 - $9,000,000            79.4%          79.4%           118        1.35x      5.780%
$9,000,001 - $10,000,000           74.7%          71.8%           107        1.42x      6.006%
$10,000,001 - $15,000,000          72.8%          69.5%           115        1.29x      6.156%
$15,000,001 - $20,000,000          72.8%          71.2%           109        1.39x      5.876%
$20,000,001 - $25,000,000          68.3%          67.1%           119        1.37x      5.957%
$25,000,001 - $30,000,000          68.9%          66.6%           116        1.57x      5.441%
$30,000,001 - $35,000,000          55.6%          53.7%           103        1.49x      5.904%
$35,000,001 - $40,000,000          59.5%          56.8%           118        1.57x      5.816%
$50,000,001 - $55,000,000          54.8%          54.8%           119        1.47x      6.250%
$55,000,001 - $60,000,000          62.9%          58.8%           115        1.45x      5.980%
$60,000,001 - $65,000,000          77.5%          77.5%            81        1.32x      5.615%
$75,000,001 - $80,000,000          68.5%          61.0%           117        1.57x      6.172%
$80,000,001 - $90,000,000          76.9%          74.5%           119        1.24x      5.782%
$150,000,001 - $200,000,000        79.5%          79.5%           119        1.20x      5.892%
$200,000,001 - $285,500,000        70.4%          69.2%            92        1.57x      5.950%

                                   70.9%          68.8%           106        1.43X      5.952%

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                       B-5

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                      RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                 % OF
                                                AGGREGATE       CUT-OFF       AVERAGE          MAXIMUM
                                 NUMBER OF       CUT-OFF         DATE         CUT-OFF          CUT-OFF
     RANGE OF CUT-OFF             MORTGAGE        DATE           POOL           DATE             DATE
       DATE BALANCES               LOANS         BALANCE        BALANCE       BALANCE          BALANCE
----------------------------------------------------------------------------------------------------------

$1,270,000 - $2,000,000               5      $     7,629,300      1.4%     $    1,525,860   $    1,847,400
$2,000,001 - $3,000,000               3            6,773,634      1.2      $    2,257,878   $    2,433,634
$3,000,001 - $4,000,000               4           14,275,000      2.5      $    3,568,750   $    3,750,000
$4,000,001 - $5,000,000               2            8,536,100      1.5      $    4,268,050   $    4,300,000
$5,000,001 - $6,000,000               1            5,065,000      0.9      $    5,065,000   $    5,065,000
$6,000,001 - $7,000,000               4           26,375,636      4.7      $    6,593,909   $    6,950,000
$7,000,001 - $8,000,000               2           15,989,769      2.8      $    7,994,885   $    8,000,000
$8,000,001 - $9,000,000               1            8,600,000      1.5      $    8,600,000   $    8,600,000
$10,000,001 - $15,000,000             3           42,249,500      7.5      $   14,083,167   $   14,413,500
$15,000,001 - $20,000,000             4           66,000,000     11.7      $   16,500,000   $   17,700,000
$20,000,001 - $25,000,000             2           44,350,000      7.9      $   22,175,000   $   22,750,000
$25,000,001 - $30,000,000             2           56,900,000     10.1      $   28,450,000   $   29,900,000
$40,000,001 - $45,000,000             1           45,000,000      8.0      $   45,000,000   $   45,000,000
$80,000,001 - $90,000,000             1           84,000,000     14.9      $   84,000,000   $   84,000,000
$100,000,001 - $133,000,000           1          133,000,000     23.6      $  133,000,000   $  133,000,000
                                     --      ---------------    -----
                                     36      $   564,743,938    100.0%     $   15,687,332   $  133,000,000
                                     ==      ===============    =====

                                                               WTD. AVG.
                                                                STATED
                                 WTD. AVG.                     REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF CUT-OFF            DATE LTV       LTV RATIO      MATURITY    DATE DSC    MORTGAGE
       DATE BALANCES              RATIO *     AT MATURITY *     (MOS.)      RATIO *      RATE
------------------------------------------------------------------------------------------------

$1,270,000 - $2,000,000            73.1%          65.1%           109        1.25x      6.294%
$2,000,001 - $3,000,000            72.7%          66.7%            99        1.46x      6.021%
$3,000,001 - $4,000,000            72.6%          68.1%           117        1.28x      5.649%
$4,000,001 - $5,000,000            72.6%          68.1%            89        1.30x      6.079%
$5,000,001 - $6,000,000            70.3%          65.6%           119        1.10x      5.790%
$6,000,001 - $7,000,000            75.7%          67.8%           118        1.29x      6.158%
$7,000,001 - $8,000,000            64.6%          58.9%           118        1.58x      5.855%
$8,000,001 - $9,000,000            78.2%          78.2%           118        1.21x      5.830%
$10,000,001 - $15,000,000          68.3%          68.3%            77        1.27x      5.770%
$15,000,001 - $20,000,000          75.8%          71.0%           119        1.22x      5.866%
$20,000,001 - $25,000,000          72.1%          72.1%           119        1.45x      5.699%
$25,000,001 - $30,000,000          68.8%          68.8%            91        1.29x      5.850%
$40,000,001 - $45,000,000          77.6%          77.6%           118        1.21x      5.730%
$80,000,001 - $90,000,000          71.2%          71.2%            57        1.35x      5.670%
$100,000,001 - $133,000,000        75.5%          75.5%            57        1.29x      5.785%

                                   73.1%          71.6%            88        1.30X      5.803%

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                       B-6

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                                      MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS (1)

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
                NUMBER OF      CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
                MORTGAGED        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
    STATE       PROPERTIES     BALANCE      BALANCE    BALANCE      BALANCE     RATIO (2)     (2)      (MOS.)   RATIO (2)    RATE
------------------------------------------------------------------------------------------------------------------------------------

NY                  55      $  777,200,000    21.6%  $14,130,909  $285,500,000    65.9%      65.6%       99       1.40x     6.089%
FL                  19         421,979,304    11.7   $22,209,437  $265,294,118    77.7%      76.6%       89       1.28x     5.828%
CA                  34         317,587,184     8.8   $ 9,340,800  $ 32,900,000    63.7%      62.0%       92       1.65x     5.937%
  Southern(3)       29         284,146,906     7.9   $ 9,798,169  $ 32,900,000    63.0%      61.3%       92       1.64x     5.960%
  Northern(3)        5          33,440,278     0.9   $ 6,688,056  $  9,337,000    69.7%      68.0%       87       1.73x     5.749%
TX                  40         303,254,760     8.4   $ 7,581,369  $ 79,574,500    71.4%      67.7%      114       1.45x     5.954%
WA                   5         231,454,500     6.4   $46,290,900  $135,710,500    76.9%      73.9%      102       1.45x     5.858%
MO                   5         214,527,000     6.0   $42,905,400  $200,000,000    78.8%      78.8%      115       1.28x     5.929%
VA                   8         202,107,071     5.6   $25,263,384  $164,000,000    76.8%      76.6%      109       1.27x     5.809%
GA                  20         183,450,275     5.1   $ 9,172,514  $ 39,500,000    69.9%      66.3%      110       1.43x     5.865%
IL                  12         105,884,489     2.9   $ 8,823,707  $ 29,413,000    68.3%      66.5%      111       1.64x     5.714%
OH                  16          99,090,661     2.8   $ 6,193,166  $ 26,400,000    73.8%      69.3%      114       1.42x     5.863%
AZ                   8          79,145,009     2.2   $ 9,893,126  $ 45,000,000    72.2%      69.6%      116       1.25x     5.845%
NC                  10          57,054,154     1.6   $ 5,705,415  $ 16,250,000    70.5%      68.5%      118       1.53x     5.933%
NH                   4          50,919,351     1.4   $12,729,838  $ 21,200,000    74.7%      72.3%      111       1.38x     5.820%
SC                   7          44,461,231     1.2   $ 6,351,604  $ 13,825,000    73.6%      70.5%      111       1.34x     6.179%
OR                   3          44,065,083     1.2   $14,688,361  $ 27,000,000    69.1%      67.3%       73       1.34x     5.746%
TN                   8          40,430,220     1.1   $ 5,053,778  $ 17,700,000    74.6%      71.8%      113       1.42x     5.761%
AL                   8          37,399,513     1.0   $ 4,674,939  $ 11,795,384    72.6%      68.3%      107       1.45x     5.811%
DC                   1          33,600,000     0.9   $33,600,000  $ 33,600,000    54.2%      54.2%       58       1.31x     5.794%
NJ                   2          33,530,000     0.9   $16,765,000  $ 31,300,000    65.2%      61.0%      119       1.23x     6.307%
PA                   8          27,766,438     0.8   $ 3,470,805  $  5,954,000    70.3%      65.4%       98       1.57x     5.945%
NM                   2          27,159,500     0.8   $13,579,750  $ 21,600,000    76.7%      76.7%      107       1.47x     5.557%
MN                   4          25,781,157     0.7   $ 6,445,289  $ 19,950,000    74.7%      64.7%      119       1.48x     5.945%
ID                   3          25,736,114     0.7   $ 8,578,705  $ 17,250,000    73.4%      69.0%      117       1.47x     5.839%
MA                   4          25,527,093     0.7   $ 6,381,773  $ 12,155,093    58.9%      56.5%      112       1.79x     5.722%
CO                   4          24,622,500     0.7   $ 6,155,625  $ 12,640,000    72.7%      71.2%       97       1.67x     5.759%
MI                   4          23,636,509     0.7   $ 5,909,127  $  8,356,111    65.3%      58.0%      118       1.49x     5.893%
DE                   5          23,617,000     0.7   $ 4,723,400  $ 11,180,000    79.2%      71.4%      118       1.18x     6.279%
UT                   3          22,349,805     0.6   $ 7,449,935  $ 18,000,000    73.1%      72.6%      112       1.59x     5.605%
NV                   2          20,700,000     0.6   $10,350,000  $ 15,100,000    76.1%      71.8%      119       1.27x     6.143%
IN                   8          16,572,398     0.5   $ 2,071,550  $  3,600,000    70.7%      62.3%      118       1.32x     6.250%
LA                   3          15,728,516     0.4   $ 5,242,839  $ 12,000,000    77.1%      67.8%      119       1.38x     6.346%
ME                   1          11,200,000     0.3   $11,200,000  $ 11,200,000    80.0%      74.1%      118       1.20x     6.420%
MD                   1           7,662,000     0.2   $ 7,662,000  $  7,662,000    63.8%      63.8%       58       2.14x     5.663%
CT                   1           6,950,000     0.2   $ 6,950,000  $  6,950,000    73.9%      69.1%      118       1.20x     5.880%
WI                   4           6,369,964     0.2   $ 1,592,491  $  1,847,400    76.6%      68.2%      118       1.32x     6.187%
IA                   1           3,750,000     0.1   $ 3,750,000  $  3,750,000    71.7%      68.0%      116       1.32x     5.900%
MS                   3           3,718,235     0.1   $ 1,239,412  $  1,430,750    68.5%      61.0%      117       1.57x     6.172%
AR                   1           2,946,065     0.1   $ 2,946,065  $  2,946,065    73.3%      68.3%      119       1.22x     5.749%
OK                   2           2,210,379     0.1   $ 1,105,190  $  1,113,757    68.5%      61.0%      117       1.57x     6.172%
WV                   1             980,106     0.0   $   980,106  $    980,106    68.5%      61.0%      117       1.57x     6.172%
                   ---      --------------   -----
                   330      $3,602,123,586   100.0%  $10,915,526  $285,500,000    71.2%      69.3%      103       1.41X     5.929%
                   ===      ==============   =====

_________________________

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                       B-7

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                                 MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
                NUMBER OF      CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
                MORTGAGED        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
    STATE       PROPERTIES     BALANCE      BALANCE    BALANCE      BALANCE     RATIO (2)     (2)     (MOS.)    RATIO (2)    RATE
------------------------------------------------------------------------------------------------------------------------------------

NY                  11      $  544,300,000    17.9%  $49,481,818  $285,500,000    62.4%      62.2%      115       1.44x     6.220%
FL                  16         388,852,304    12.8   $24,303,269  $265,294,118    78.3%      77.2%       91       1.29x     5.837%
CA                  30         295,166,084     9.7   $ 9,838,869  $ 32,900,000    63.1%      61.3%       90       1.68x     5.932%
  Southern(3)       26         269,725,806     8.9   $10,374,069  $ 32,900,000    62.7%      61.0%       92       1.66x     5.949%
  Northern(3)        4          25,440,278     0.8   $ 6,360,069  $  9,337,000    67.0%      64.7%       77       1.87x     5.759%
TX                  36         233,682,260     7.7   $ 6,491,174  $ 79,574,500    73.1%      68.4%      112       1.47x     5.971%
WA                   4         228,029,500     7.5   $57,007,375  $135,710,500    76.9%      73.9%      102       1.46x     5.859%
MO                   4         213,257,000     7.0   $53,314,250  $200,000,000    79.0%      79.0%      115       1.28x     5.926%
VA                   8         202,107,071     6.7   $25,263,384  $164,000,000    76.8%      76.6%      109       1.27x     5.809%
GA                  16         144,385,275     4.8   $ 9,024,080  $ 39,500,000    68.8%      65.6%      107       1.48x     5.891%
IL                  12         105,884,489     3.5   $ 8,823,707  $ 29,413,000    68.3%      66.5%      111       1.64x     5.714%
OH                  12          92,300,026     3.0   $ 7,691,669  $ 26,400,000    73.4%      69.3%      113       1.41x     5.823%
NC                  10          57,054,154     1.9   $ 5,705,415  $ 16,250,000    70.5%      68.5%      118       1.53x     5.933%
NH                   4          50,919,351     1.7   $12,729,838  $ 21,200,000    74.7%      72.3%      111       1.38x     5.820%
SC                   7          44,461,231     1.5   $ 6,351,604  $ 13,825,000    73.6%      70.5%      111       1.34x     6.179%
DC                   1          33,600,000     1.1   $33,600,000  $ 33,600,000    54.2%      54.2%       58       1.31x     5.794%
NJ                   2          33,530,000     1.1   $16,765,000  $ 31,300,000    65.2%      61.0%      119       1.23x     6.307%
AZ                   6          31,905,009     1.1   $ 5,317,502  $ 14,000,000    64.8%      58.3%      118       1.27x     6.002%
MN                   4          25,781,157     0.8   $ 6,445,289  $ 19,950,000    74.7%      64.7%      119       1.48x     5.945%
ID                   3          25,736,114     0.8   $ 8,578,705  $ 17,250,000    73.4%      69.0%      117       1.47x     5.839%
PA                   7          25,666,438     0.8   $ 3,666,634  $  5,954,000    70.5%      66.1%       97       1.59x     5.923%
MA                   4          25,527,093     0.8   $ 6,381,773  $ 12,155,093    58.9%      56.5%      112       1.79x     5.722%
CO                   4          24,622,500     0.8   $ 6,155,625  $ 12,640,000    72.7%      71.2%       97       1.67x     5.759%
DE                   5          23,617,000     0.8   $ 4,723,400  $ 11,180,000    79.2%      71.4%      118       1.18x     6.279%
TN                   7          22,730,220     0.7   $ 3,247,174  $ 14,200,000    73.5%      72.0%      110       1.56x     5.825%
AL                   6          22,599,513     0.7   $ 3,766,586  $ 11,795,384    69.5%      65.7%       99       1.57x     5.790%
UT                   3          22,349,805     0.7   $ 7,449,935  $ 18,000,000    73.1%      72.6%      112       1.59x     5.605%
NV                   2          20,700,000     0.7   $10,350,000  $ 15,100,000    76.1%      71.8%      119       1.27x     6.143%
OR                   2          17,065,083     0.6   $ 8,532,542  $ 12,147,083    62.9%      58.3%       98       1.50x     5.739%
LA                   3          15,728,516     0.5   $ 5,242,839  $ 12,000,000    77.1%      67.8%      119       1.38x     6.346%
MI                   3          15,646,740     0.5   $ 5,215,580  $  8,356,111    72.8%      67.5%      117       1.28x     5.844%
ME                   1          11,200,000     0.4   $11,200,000  $ 11,200,000    80.0%      74.1%      118       1.20x     6.420%
IN                   6          10,538,764     0.3   $ 1,756,461  $  2,900,000    67.9%      58.3%      119       1.35x     6.555%
MD                   1           7,662,000     0.3   $ 7,662,000  $  7,662,000    63.8%      63.8%       58       2.14x     5.663%
NM                   1           5,559,500     0.2   $ 5,559,500  $  5,559,500    63.8%      63.8%       58       2.14x     5.663%
IA                   1           3,750,000     0.1   $ 3,750,000  $  3,750,000    71.7%      68.0%      116       1.32x     5.900%
MS                   3           3,718,235     0.1   $ 1,239,412  $  1,430,750    68.5%      61.0%      117       1.57x     6.172%
AR                   1           2,946,065     0.1   $ 2,946,065  $  2,946,065    73.3%      68.3%      119       1.22x     5.749%
OK                   2           2,210,379     0.1   $ 1,105,190  $  1,113,757    68.5%      61.0%      117       1.57x     6.172%
WI                   1           1,610,664     0.1   $ 1,610,664  $  1,610,664    68.5%      61.0%      117       1.57x     6.172%
WV                   1             980,106     0.0   $   980,106  $    980,106    68.5%      61.0%      117       1.57x     6.172%
                   ---      --------------   -----
                   250      $3,037,379,648   100.0%  $12,149,519  $285,500,000    70.9%      68.8%      106       1.43X     5.952%
                   ===      ==============   =====

_________________________

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                       B-8

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                                 MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
                NUMBER OF      CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
                MORTGAGED        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
    STATE       PROPERTIES     BALANCE      BALANCE    BALANCE      BALANCE     RATIO (2)     (2)     (MOS.)    RATIO (2)    RATE
------------------------------------------------------------------------------------------------------------------------------------

NY                  44      $  232,900,000    41.2%  $ 5,293,182  $ 84,000,000    74.1%      73.8%        61      1.30x     5.782%
TX                   4          69,572,500    12.3   $17,393,125  $ 29,900,000    65.6%      65.2%       119      1.41x     5.897%
AZ                   2          47,240,000     8.4   $23,620,000  $ 45,000,000    77.3%      77.3%       115      1.24x     5.739%
GA                   4          39,065,000     6.9   $ 9,766,250  $ 16,650,000    74.0%      68.8%       119      1.24x     5.766%
FL                   3          33,127,000     5.9   $11,042,333  $ 14,413,500    70.9%      69.8%        66      1.23x     5.730%
OR                   1          27,000,000     4.8   $27,000,000  $ 27,000,000    73.1%      73.1%        58      1.23x     5.750%
CA                   4          22,421,100     4.0   $ 5,605,275  $  8,000,000    71.7%      70.5%       107      1.30x     6.007%
  Southern(3)        3          14,421,100     2.6   $ 4,807,033  $  6,435,000    68.0%      66.1%       100      1.32x     6.167%
  Northern(3)        1           8,000,000     1.4   $ 8,000,000  $  8,000,000    78.4%      78.4%       118      1.26x     5.720%
NM                   1          21,600,000     3.8   $21,600,000  $ 21,600,000    80.0%      80.0%       119      1.30x     5.530%
TN                   1          17,700,000     3.1   $17,700,000  $ 17,700,000    76.0%      71.5%       117      1.23x     5.680%
AL                   2          14,800,000     2.6   $ 7,400,000  $  8,600,000    77.3%      72.4%       119      1.26x     5.843%
MI                   1           7,989,769     1.4   $ 7,989,769  $  7,989,769    50.7%      39.3%       119      1.90x     5.990%
CT                   1           6,950,000     1.2   $ 6,950,000  $  6,950,000    73.9%      69.1%       118      1.20x     5.880%
OH                   4           6,790,636     1.2   $ 1,697,659  $  2,306,103    79.8%      68.6%       118      1.45x     6.400%
IN                   2           6,033,634     1.1   $ 3,016,817  $  3,600,000    75.6%      69.2%       116      1.26x     5.717%
WI                   3           4,759,300     0.8   $ 1,586,433  $  1,847,400    79.3%      70.6%       118      1.24x     6.192%
WA                   1           3,425,000     0.6   $ 3,425,000  $  3,425,000    77.8%      72.7%       119      1.20x     5.830%
PA                   1           2,100,000     0.4   $ 2,100,000  $  2,100,000    67.7%      57.8%       120      1.32x     6.210%
MO                   1           1,270,000     0.2   $ 1,270,000  $  1,270,000    54.5%      51.3%        60      1.31x     6.530%
                   ---      --------------   -----
                    80      $  564,743,938   100.0%  $ 7,059,299  $ 84,000,000    73.1%      71.6%        88      1.30X     5.803%
                   ===      ==============   =====

_________________________

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                       B-9

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                           RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
   RANGE OF      NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
 UNDERWRITTEN    MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
DSC RATIOS (X)     LOANS       BALANCE      BALANCE    BALANCE      BALANCE      RATIO *      *       (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

1.06 - 1.09          1      $   14,500,000    0.4%  $ 14,500,000  $ 14,500,000    72.5%      72.5%       59       1.06x     6.510%
1.10 - 1.14          7          88,508,000    2.5   $ 12,644,000  $ 31,316,000    71.4%      67.3%      108       1.12x     6.178%
1.15 - 1.19         18         312,742,985    8.7   $ 17,374,610  $164,000,000    77.2%      74.6%      118       1.17x     6.074%
1.20 - 1.24         35         892,077,232   24.8   $ 25,487,921  $265,294,118    76.7%      75.0%      104       1.21x     5.883%
1.25 - 1.29         18         353,674,096    9.8   $ 19,648,561  $133,000,000    75.6%      73.6%       93       1.27x     5.894%
1.30 - 1.34         18         239,388,339    6.6   $ 13,299,352  $ 62,500,000    71.0%      69.1%       96       1.32x     5.800%
1.35 - 1.39         10         155,852,985    4.3   $ 15,585,298  $ 84,000,000    71.8%      71.3%       84       1.35x     5.764%
1.40 - 1.44         11         363,803,264   10.1   $ 33,073,024  $260,980,000    76.8%      72.5%      116       1.43x     5.921%
1.45 - 1.49         10         434,536,874   12.1   $ 43,453,687  $285,500,000    61.5%      60.6%      115       1.46x     6.280%
1.50 - 1.54          7         104,377,500    2.9   $ 14,911,071  $ 21,000,000    67.8%      65.4%      119       1.51x     5.860%
1.55 - 1.59         10         172,060,937    4.8   $ 17,206,094  $ 75,008,971    69.3%      65.2%      118       1.57x     5.994%
1.60 - 1.64          3          15,996,606    0.4   $  5,332,202  $  9,800,000    69.4%      65.4%      118       1.60x     6.000%
1.65 - 1.69          2          21,930,000    0.6   $ 10,965,000  $ 16,250,000    69.6%      69.6%      116       1.68x     5.799%
1.75 - 1.79          1           2,760,000    0.1   $  2,760,000  $  2,760,000    58.1%      58.1%       56       1.79x     5.870%
1.80 - 1.84          3          10,024,000    0.3   $  3,341,333  $  4,111,000    65.7%      65.7%      105       1.82x     5.749%
1.85 - 1.89          3          77,013,000    2.1   $ 25,671,000  $ 40,000,000    50.7%      50.7%      117       1.88x     5.583%
1.90 - 1.94          1           7,989,769    0.2   $  7,989,769  $  7,989,769    50.7%      39.3%      119       1.90x     5.990%
2.00 - 2.04          2           3,538,000    0.1   $  1,769,000  $  1,933,000    49.8%      49.8%      116       2.03x     6.000%
2.05 - 2.09          1           6,500,000    0.2   $  6,500,000  $  6,500,000    69.9%      61.7%      119       2.07x     5.830%
2.10 - 2.14          2         285,100,000    7.9   $142,550,000  $283,850,000    63.7%      63.7%       58       2.14x     5.666%
2.25 - 2.29          2          36,900,000    1.0   $ 18,450,000  $ 32,900,000    40.5%      39.8%      119       2.25x     5.545%
2.30 - 3.58          1           2,850,000    0.1   $  2,850,000  $  2,850,000    31.7%      31.7%      118       3.58x     5.650%
                   ---      --------------  -----
                   166      $3,602,123,586  100.0%  $ 21,699,540  $285,500,000    71.2%      69.3%      103       1.41X     5.929%
                   ===      ==============  =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-10

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                      RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
   RANGE OF      NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
 UNDERWRITTEN    MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
DSC RATIOS (X)     LOANS       BALANCE      BALANCE    BALANCE      BALANCE      RATIO *       *      (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

1.06 - 1.09          1      $   14,500,000    0.5%  $ 14,500,000  $ 14,500,000    72.5%      72.5%       59       1.06x     6.510%
1.10 - 1.14          5          67,543,000    2.2   $ 13,508,600  $ 31,316,000    70.0%      66.2%      105       1.13x     6.166%
1.15 - 1.19         16         302,807,985   10.0   $ 18,925,499  $164,000,000    77.2%      74.8%      118       1.16x     6.069%
1.20 - 1.24         21         727,265,932   23.9   $ 34,631,711  $265,294,118    77.1%      75.4%      106       1.21x     5.910%
1.25 - 1.29         14         206,640,463    6.8   $ 14,760,033  $ 90,000,000    75.5%      72.3%      114       1.26x     5.976%
1.30 - 1.34         11         149,145,839    4.9   $ 13,558,713  $ 62,500,000    71.0%      69.1%       82       1.32x     5.796%
1.35 - 1.39          9          71,852,985    2.4   $  7,983,665  $ 21,200,000    72.5%      71.3%      116       1.36x     5.874%
1.40 - 1.44         10         359,567,164   11.8   $ 35,956,716  $260,980,000    76.9%      72.6%      116       1.43x     5.917%
1.45 - 1.49          8         423,996,239   14.0   $ 52,999,530  $285,500,000    61.2%      60.5%      115       1.46x     6.285%
1.50 - 1.54          7         104,377,500    3.4   $ 14,911,071  $ 21,000,000    67.8%      65.4%      119       1.51x     5.860%
1.55 - 1.59          9         149,310,937    4.9   $ 16,590,104  $ 75,008,971    70.0%      65.3%      118       1.57x     6.015%
1.60 - 1.64          3          15,996,606    0.5   $  5,332,202  $  9,800,000    69.4%      65.4%      118       1.60x     6.000%
1.65 - 1.69          2          21,930,000    0.7   $ 10,965,000  $ 16,250,000    69.6%      69.6%      116       1.68x     5.799%
1.75 - 1.79          1           2,760,000    0.1   $  2,760,000  $  2,760,000    58.1%      58.1%       56       1.79x     5.870%
1.80 - 1.84          2           7,784,000    0.3   $  3,892,000  $  4,111,000    64.2%      64.2%      118       1.83x     5.700%
1.85 - 1.89          3          77,013,000    2.5   $ 25,671,000  $ 40,000,000    50.7%      50.7%      117       1.88x     5.583%
2.00 - 2.04          2           3,538,000    0.1   $  1,769,000  $  1,933,000    49.8%      49.8%      116       2.03x     6.000%
2.05 - 2.09          1           6,500,000    0.2   $  6,500,000  $  6,500,000    69.9%      61.7%      119       2.07x     5.830%
2.10 - 2.14          2         285,100,000    9.4   $142,550,000  $283,850,000    63.7%      63.7%       58       2.14x     5.666%
2.25 - 2.29          2          36,900,000    1.2   $ 18,450,000  $ 32,900,000    40.5%      39.8%      119       2.25x     5.545%
2.30 - 3.58          1           2,850,000    0.1   $  2,850,000  $  2,850,000    31.7%      31.7%      118       3.58x     5.650%
                   ---      --------------  -----
                   130      $3,037,379,648  100.0%  $ 23,364,459  $285,500,000    70.9%      68.8%      106       1.43X     5.952%
                   ===      ==============  =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-11

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                      RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
   RANGE OF      NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
 UNDERWRITTEN    MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
DSC RATIOS (X)     LOANS       BALANCE      BALANCE    BALANCE      BALANCE      RATIO *      *       (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

1.10 - 1.14          2      $   20,965,000     3.7%  $10,482,500  $ 15,900,000    75.8%      71.1%      120       1.11x     6.215%
1.15 - 1.19          2           9,935,000     1.8   $ 4,967,500  $  6,435,000    75.3%      69.7%      117       1.17x     6.205%
1.20 - 1.24         14         164,811,300    29.2   $11,772,236  $ 45,000,000    74.9%      73.0%       98       1.22x     5.764%
1.25 - 1.29          4         147,033,634    26.0   $36,758,408  $133,000,000    75.7%      75.4%       63       1.29x     5.779%
1.30 - 1.34          7          90,242,500    16.0   $12,891,786  $ 29,900,000    71.0%      69.0%      118       1.33x     5.806%
1.35 - 1.39          1          84,000,000    14.9   $84,000,000  $ 84,000,000    71.2%      71.2%       57       1.35x     5.670%
1.40 - 1.44          1           4,236,100     0.8   $ 4,236,100  $  4,236,100    66.9%      66.9%       58       1.41x     6.230%
1.45 - 1.49          2          10,540,636     1.9   $ 5,270,318  $  6,790,636    72.9%      65.7%      118       1.46x     6.094%
1.55 - 1.59          1          22,750,000     4.0   $22,750,000  $ 22,750,000    64.6%      64.6%      119       1.58x     5.860%
1.80 - 1.84          1           2,240,000     0.4   $ 2,240,000  $  2,240,000    71.1%      71.1%       58       1.82x     5.920%
1.90 - 1.94          1           7,989,769     1.4   $ 7,989,769  $  7,989,769    50.7%      39.3%      119       1.90x     5.990%
                    --      --------------   -----
                    36      $  564,743,938   100.0%  $15,687,332  $133,000,000    73.1%      71.6%       88       1.30X     5.803%
                    ==      ==============   =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-12

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                                 RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
   RANGE OF      NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
CUT-OFF DATE     MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
LTV RATIOS (%)     LOANS       BALANCE      BALANCE    BALANCE      BALANCE      RATIO *      *       (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

31.67 - 40.00        2      $   35,750,000     1.0%  $17,875,000  $ 32,900,000    38.6%      38.6%      119      2.35x      5.521%
40.01 - 50.00        8          77,310,985     2.1   $ 9,663,873  $ 40,000,000    42.7%      42.3%      117      1.77x      6.017%
50.01 - 55.00        6         108,849,120     3.0   $18,141,520  $ 55,000,000    54.2%      52.8%       96      1.47x      6.113%
55.01 - 60.00        5          26,640,000     0.7   $ 5,328,000  $ 14,000,000    56.3%      49.2%      112      1.36x      5.838%
60.01 - 65.00       18         814,628,380    22.6   $45,257,132  $285,500,000    62.7%      61.9%       95      1.69x      5.987%
65.01 - 70.00       23         269,749,077     7.5   $11,728,221  $ 75,008,971    68.1%      64.0%      107      1.41x      6.036%
70.01 - 75.00       48         606,717,156    16.8   $12,639,941  $ 89,000,000    73.0%      70.1%      103      1.32x      5.886%
75.01 - 80.00       54       1,562,278,868    43.4   $28,931,090  $265,294,118    78.6%      76.5%      105      1.27x      5.892%
80.01 - 81.93        2         100,200,000     2.8   $50,100,000  $ 90,000,000    80.7%      80.7%      119      1.25x      5.908%
                   ---      --------------   -----
                   166      $3,602,123,586   100.0%  $21,699,540  $285,500,000    71.2%      69.3%      103      1.41X      5.929%
                   ===      ==============   =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-13

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                             RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
   RANGE OF      NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
CUT-OFF DATE     MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
LTV RATIOS (%)    LOANS        BALANCE      BALANCE    BALANCE      BALANCE      RATIO *      *       (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

31.67 - 40.00        2      $   35,750,000     1.2%  $17,875,000  $ 32,900,000    38.6%      38.6%      119      2.35x      5.521%
40.01 - 50.00        8          77,310,985     2.5   $ 9,663,873  $ 40,000,000    42.7%      42.3%      117      1.77x      6.017%
50.01 - 55.00        4          99,589,351     3.3   $24,897,338  $ 55,000,000    54.4%      53.9%       94      1.44x      6.118%
55.01 - 60.00        5          26,640,000     0.9   $ 5,328,000  $ 14,000,000    56.3%      49.2%      112      1.36x      5.838%
60.01 - 65.00       14         744,805,880    24.5   $53,200,420  $285,500,000    62.5%      61.6%       93      1.72x      5.996%
65.01 - 70.00       18         232,985,977     7.7   $12,943,665  $ 75,008,971    67.9%      63.3%      114      1.44x      6.070%
70.01 - 75.00       39         439,027,156    14.5   $11,257,107  $ 89,000,000    73.2%      69.9%      113      1.32x      5.942%
75.01 - 80.00       38       1,281,070,299    42.2   $33,712,376  $265,294,118    78.9%      76.8%      109      1.28x      5.910%
80.01 - 81.93        2         100,200,000     3.3   $50,100,000  $ 90,000,000    80.7%      80.7%      119      1.25x      5.908%
                   ---      --------------   -----
                   130      $3,037,379,648   100.0%  $23,364,459  $285,500,000    70.9%      68.8%      106      1.43X      5.952%
                   ===      ==============   =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-14

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                             RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
   RANGE OF      NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
CUT-OFF DATE     MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
LTV RATIOS (%)     LOANS       BALANCE      BALANCE    BALANCE      BALANCE      RATIO *      *       (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

50.73 - 55.00        2      $    9,259,769     1.6%  $ 4,629,885  $  7,989,769    51.2%      41.0%      111      1.82x      6.064%
60.01 - 65.00        4          69,822,500    12.4   $17,455,625  $ 29,900,000    64.6%      64.6%      119      1.43x      5.889%
65.01 - 70.00        5          36,763,100     6.5   $ 7,352,620  $ 14,413,500    69.4%      68.4%       64      1.26x      5.821%
70.01 - 75.00        9         167,690,000    29.7   $18,632,222  $ 84,000,000    72.4%      70.8%       77      1.30x      5.739%
75.01 - 80.00       16         281,208,569    49.8   $17,575,536  $133,000,000    76.8%      75.2%       89      1.26x      5.808%
                   ---      --------------   -----
                    36      $  564,743,938   100.0%  $15,687,332  $133,000,000    73.1%      71.6%       88      1.30X      5.803%
                   ===      ==============   =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-15

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                  RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
  RANGE OF                    AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
MATURITY DATE    NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
 OR ARD LTV      MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
 RATIOS (%)        LOANS       BALANCE      BALANCE    BALANCE      BALANCE      RATIO *      *       (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

22.22 - 30.00        1      $    2,250,000     0.1%  $ 2,250,000  $  2,250,000    56.3%      22.2%      120      1.15x      6.600%
30.01 - 40.00        5          47,662,754     1.3   $ 9,532,551  $ 32,900,000    41.2%      38.6%      119      2.20x      5.687%
40.01 - 50.00       10          96,598,000     2.7   $ 9,659,800  $ 40,000,000    45.6%      43.9%      118      1.70x      5.965%
50.01 - 55.00        9         123,816,862     3.4   $13,757,429  $ 55,000,000    56.4%      54.1%       98      1.38x      6.212%
55.01 - 60.00       13         122,348,080     3.4   $ 9,411,391  $ 55,500,000    65.0%      58.3%      115      1.40x      6.093%
60.01 - 65.00       22         864,575,323    24.0   $39,298,878  $285,500,000    63.7%      62.4%       97      1.69x      5.995%
65.01 - 70.00       39         417,194,932    11.6   $10,697,306  $ 89,000,000    72.8%      68.4%      111      1.29x      5.961%
70.01 - 75.00       45         801,551,119    22.3   $17,812,247  $260,980,000    75.9%      72.7%      105      1.35x      5.929%
75.01 - 80.00       20       1,025,926,518    28.5   $51,296,326  $265,294,118    78.8%      78.7%       99      1.24x      5.815%
80.01 - 81.93        2         100,200,000     2.8   $50,100,000  $ 90,000,000    80.7%      80.7%      119      1.25x      5.908%
                   ---      --------------   -----
                   166      $3,602,123,586   100.0%  $21,699,540  $285,500,000    71.2%      69.3%      103      1.41X      5.929%
                   ===      ==============   =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-16

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

             RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
  RANGE OF                    AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
MATURITY DATE    NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
 OR ARD LTV      MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
 RATIOS (%)        LOANS       BALANCE      BALANCE    BALANCE      BALANCE      RATIO *      *       (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

22.22 - 30.00        1      $    2,250,000     0.1%  $ 2,250,000  $  2,250,000    56.3%      22.2%      120      1.15x      6.600%
30.01 - 40.00        4          39,672,985     1.3   $ 9,918,246  $ 32,900,000    39.3%      38.5%      119      2.27x      5.626%
40.01 - 50.00       10          96,598,000     3.2   $ 9,659,800  $ 40,000,000    45.6%      43.9%      118      1.70x      5.965%
50.01 - 55.00        8         122,546,862     4.0   $15,318,358  $ 55,000,000    56.5%      54.1%       99      1.38x      6.209%
55.01 - 60.00       11         118,648,080     3.9   $10,786,189  $ 55,500,000    64.9%      58.3%      115      1.40x      6.087%
60.01 - 65.00       17         788,552,823    26.0   $46,385,460  $285,500,000    63.5%      62.1%       95      1.71x      6.006%
65.01 - 70.00       27         317,193,296    10.4   $11,747,900  $ 89,000,000    72.7%      68.2%      116      1.30x      5.993%
70.01 - 75.00       35         641,991,085    21.1   $18,342,602  $260,980,000    76.5%      72.9%      113      1.37x      5.967%
75.01 - 80.00       15         809,726,518    26.7   $53,981,768  $265,294,118    79.3%      79.3%      104      1.23x      5.833%
80.01 - 81.93        2         100,200,000     3.3   $50,100,000  $ 90,000,000    80.7%      80.7%      119      1.25x      5.908%
                   ---      --------------   -----
                   130      $3,037,379,648   100.0%  $23,364,459  $285,500,000    70.9%      68.8%      106      1.43X      5.952%
                   ===      ==============   =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-17

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

             RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
  RANGE OF                    AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
MATURITY DATE    NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
 OR ARD LTV      MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
 RATIOS (%)        LOANS       BALANCE      BALANCE    BALANCE      BALANCE      RATIO *      *       (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

39.33 - 40.00        1      $    7,989,769     1.4%  $ 7,989,769  $  7,989,769    50.7%      39.3%      119      1.90x      5.990%
50.01 - 55.00        1           1,270,000     0.2   $ 1,270,000  $  1,270,000    54.5%      51.3%       60      1.31x      6.530%
55.01 - 60.00        2           3,700,000     0.7   $ 1,850,000  $  2,100,000    68.5%      58.6%      120      1.27x      6.296%
60.01 - 65.00        5          76,022,500    13.5   $15,204,500  $ 29,900,000    65.6%      64.6%      119      1.42x      5.886%
65.01 - 70.00       12         100,001,636    17.7   $ 8,333,470  $ 16,650,000    73.2%      69.2%       98      1.25x      5.859%
70.01 - 75.00       10         159,560,034    28.3   $15,956,003  $ 84,000,000    73.3%      71.7%       75      1.29x      5.775%
75.01 - 80.00        5         216,200,000    38.3   $43,240,000  $133,000,000    76.6%      76.6%       81      1.27x      5.747%
                   ---      --------------   -----
                    36      $  564,743,938   100.0%  $15,687,332  $133,000,000    73.1%      71.6%       88      1.30X      5.803%
                   ===      ==============   =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-18

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                                           RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
  RANGE OF       NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
  MORTGAGE       MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
RATES (%) (1)      LOANS       BALANCE      BALANCE    BALANCE      BALANCE     RATIO (2)     (2)     (MOS.)    RATIO (2)    RATE
------------------------------------------------------------------------------------------------------------------------------------

5.100 - 5.250        1      $   29,413,000     0.8%  $29,413,000  $ 29,413,000    64.5%      64.5%      114      1.88x      5.100%
5.501 - 5.750       38       1,003,008,164    27.8   $26,394,952  $283,850,000    69.8%      68.8%       89      1.60x      5.659%
5.751 - 6.000       53       1,620,959,066    45.0   $30,584,133  $265,294,118    75.0%      73.3%      106      1.33x      5.873%
6.001 - 6.250       24         278,762,964     7.7   $11,615,124  $ 75,008,971    64.4%      60.3%      115      1.40x      6.171%
6.251 - 6.500       32         557,726,040    15.5   $17,428,939  $285,500,000    67.1%      64.7%      114      1.35x      6.359%
6.501 - 6.750       16         101,743,762     2.8   $ 6,358,985  $ 14,500,000    70.4%      63.2%      107      1.26x      6.608%
6.751 - 6.880        2          10,510,590     0.3   $ 5,255,295  $  6,989,351    61.3%      54.0%       78      1.34x      6.827%
                   ---      --------------   -----
                   166      $3,602,123,586   100.0%  $21,699,540  $285,500,000    71.2%      69.3%      103      1.41X      5.929%
                   ===      ==============   =====

_________________________

(1)   The interest rate with respect to 1 Mortgage Loan (loan number 38), representing 0.5% of the Cut-Off Date Pool Balance (1 Mortgage Loan in
      Loan Group 1 or 0.6% of the Cut-Off Date Group 1 Balance) may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate was assumed to be the mortgage rate during the amortizing period of the related Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE
      POOL--Additional Mortgage Loan Information in the Prospectus Supplement.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-19

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                                      RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
  RANGE OF       NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
  MORTGAGE       MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
RATES (%) (1)      LOANS       BALANCE      BALANCE    BALANCE      BALANCE     RATIO (2)     (2)     (MOS.)    RATIO (2)    RATE
------------------------------------------------------------------------------------------------------------------------------------

5.100 - 5.250        1      $   29,413,000     1.0%  $29,413,000  $ 29,413,000    64.5%      64.5%      114      1.88x      5.100%
5.501 - 5.750       26         744,281,164    24.5   $28,626,199  $283,850,000    68.4%      67.3%       91      1.71x      5.652%
5.751 - 6.000       39       1,358,033,163    44.7   $34,821,363  $265,294,118    75.5%      73.8%      109      1.32x      5.880%
6.001 - 6.250       20         269,181,564     8.9   $13,459,078  $ 75,008,971    64.1%      60.1%      116      1.40x      6.170%
6.251 - 6.500       27         525,486,404    17.3   $19,462,459  $285,500,000    66.5%      64.3%      114      1.36x      6.357%
6.501 - 6.750       15         100,473,762     3.3   $ 6,698,251  $ 14,500,000    70.6%      63.4%      107      1.26x      6.609%
6.751 - 6.880        2          10,510,590     0.3   $ 5,255,295  $  6,989,351    61.3%      54.0%       78      1.34x      6.827%
                   ---      --------------   -----
                   130      $3,037,379,648   100.0%  $23,364,459  $285,500,000    70.9%      68.8%      106      1.43X      5.952%
                   ===      ==============   =====

_________________________

(1)   The interest rate with respect to 1 Mortgage Loan (loan number 38), representing 0.5% of the Cut-Off Date Pool Balance (1 Mortgage Loan in
      Loan Group 1 or 0.6% of the Cut-Off Date Group 1 Balance) may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate was assumed to be the mortgage rate during the amortizing period of the related Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--
      Additional Mortgage Loan Information in the Prospectus Supplement.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "--Inspections and
      Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-20

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                                      RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
  RANGE OF       NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
  MORTGAGE       MORTGAGE        DATE       GROUP 2     DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
RATES (%) *        LOANS       BALANCE      BALANCE    BALANCE      BALANCE     RATIO *       *       (MOS.)     RATIO *      RATE
------------------------------------------------------------------------------------------------------------------------------------

5.530 - 5.750       12      $  258,727,000    45.8%  $21,560,583  $ 84,000,000    73.9%      73.1%       85      1.28x      5.681%
5.751 - 6.000       14         262,925,903    46.6   $18,780,422  $133,000,000    72.1%      70.6%       87      1.33x      5.832%
6.001 - 6.250        4           9,581,400     1.7   $ 2,395,350  $  4,236,100    71.2%      66.1%       92      1.33x      6.202%
6.251 - 6.500        5          32,239,636     5.7   $ 6,447,927  $ 15,900,000    76.8%      70.4%      119      1.21x      6.387%
6.501 - 6.530        1           1,270,000     0.2   $ 1,270,000  $  1,270,000    54.5%      51.3%       60      1.31x      6.530%
                   ---      --------------   -----
                    36      $  564,743,938   100.0%  $15,687,332  $133,000,000    73.1%      71.6%       88      1.30X      5.803%
                   ===      ==============   =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-21

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                      RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL MORTGAGE LOANS

   RANGE OF                                                                                  WTD.    WTD. AVG.
ORIGINAL TERMS                               % OF                                          AVG. LTV   STATED
TO MATURITY OR                AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
  ANTICIPATED    NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
   REPAYMENT     MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
 DATE (MONTHS)     LOANS       BALANCE      BALANCE    BALANCE      BALANCE      RATIO *      *       (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

60 - 60             18      $  670,022,451   18.6%  $ 37,223,470  $283,850,000    67.8%      67.7%       58      1.65x      5.765%
61 - 84              3         333,844,118    9.3   $111,281,373  $265,294,118    79.5%      79.4%       82      1.22x      5.794%
109 - 120          145       2,598,257,017   72.1   $ 17,919,014  $285,500,000    71.1%      68.4%      118      1.38x      5.988%
                   ---      --------------  -----
                   166      $3,602,123,586  100.0%  $ 21,699,540  $285,500,000    71.2%      69.3%      103      1.41X      5.929%
                   ===      ==============  =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-22

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                 RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP 1 MORTGAGE LOANS

   RANGE OF                                                                                  WTD.    WTD. AVG.
ORIGINAL TERMS                               % OF                                          AVG. LTV   STATED
TO MATURITY OR                AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
  ANTICIPATED    NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
   REPAYMENT     MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
 DATE (MONTHS)     LOANS       BALANCE      BALANCE    BALANCE      BALANCE      RATIO *      *       (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

60 - 60             10      $  389,449,351   12.8%  $ 38,944,935  $283,850,000    64.0%      63.8%       58      1.90x      5.776%
61 - 84              3         333,844,118   11.0   $111,281,373  $265,294,118    79.5%      79.4%       82      1.22x      5.794%
109 - 120          117       2,314,086,179   76.2   $ 19,778,514  $285,500,000    70.8%      68.2%      118      1.39x      6.005%
                   ---      --------------  -----
                   130      $3,037,379,648  100.0%  $ 23,364,459  $285,500,000    70.9%      68.8%      106      1.43X      5.952%
                   ===      ==============  =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-23

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                 RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP 2 MORTGAGE LOANS

   RANGE OF                                                                                  WTD.    WTD. AVG.
ORIGINAL TERMS                               % OF                                          AVG. LTV   STATED
TO MATURITY OR                AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
  ANTICIPATED    NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
   REPAYMENT     MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
 DATE (MONTHS)     LOANS       BALANCE      BALANCE    BALANCE      BALANCE      RATIO *      *       (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

60 - 60              8      $  280,573,100    49.7%  $35,071,638  $133,000,000    73.1%      73.1%       57      1.30x      5.750%
109 - 120           28         284,170,838    50.3   $10,148,959  $ 45,000,000    73.1%      70.1%      119      1.30x      5.855%
                   ---      --------------   -----
                    36      $  564,743,938   100.0%  $15,687,332  $133,000,000    73.1%      71.6%       88      1.30X      5.803%
                   ===      ==============   =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-24

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

          RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

   RANGE OF                                                                                  WTD.    WTD. AVG.
REMAINING TERMS                              % OF                                          AVG. LTV   STATED
TO MATURITY OR                AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
  ANTICIPATED    NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
   REPAYMENT     MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
 DATE (MONTHS)     LOANS       BALANCE      BALANCE    BALANCE      BALANCE      RATIO *      *       (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

55 - 60             18      $  670,022,451   18.6%  $ 37,223,470  $283,850,000    67.8%      67.7%       58      1.65x      5.765%
61 - 84              3         333,844,118    9.3   $111,281,373  $265,294,118    79.5%      79.4%       82      1.22x      5.794%
109 - 120          145       2,598,257,017   72.1   $ 17,919,014  $285,500,000    71.1%      68.4%      118      1.38x      5.988%
                   ---      --------------  -----
                   166      $3,602,123,586  100.0%  $ 21,699,540  $285,500,000    71.2%      69.3%      103      1.41X      5.929%
                   ===      ==============  =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-25

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

     RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

   RANGE OF                                                                                  WTD.    WTD. AVG.
REMAINING TERMS                              % OF                                          AVG. LTV   STATED
TO MATURITY OR                AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
  ANTICIPATED    NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
   REPAYMENT     MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
 DATE (MONTHS)     LOANS       BALANCE      BALANCE    BALANCE      BALANCE      RATIO *      *       (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

55 - 60             10      $  389,449,351   12.8%  $ 38,944,935  $283,850,000    64.0%      63.8%       58      1.90x      5.776%
61 - 84              3         333,844,118   11.0   $111,281,373  $265,294,118    79.5%      79.4%       82      1.22x      5.794%
109 - 120          117       2,314,086,179   76.2   $ 19,778,514  $285,500,000    70.8%      68.2%      118      1.39x      6.005%
                   ---      --------------  -----
                   130      $3,037,379,648  100.0%  $ 23,364,459  $285,500,000    70.9%      68.8%      106      1.43X      5.952%
                   ===      ==============  =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-26

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

     RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

   RANGE OF                                                                                  WTD.    WTD. AVG.
REMAINING TERMS                              % OF                                          AVG. LTV   STATED
TO MATURITY OR                AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
  ANTICIPATED    NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
   REPAYMENT     MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
 DATE (MONTHS)     LOANS       BALANCE      BALANCE    BALANCE      BALANCE      RATIO *      *       (MOS.)     RATIO *     RATE
------------------------------------------------------------------------------------------------------------------------------------

57 - 60              8      $  280,573,100    49.7%  $35,071,638  $133,000,000    73.1%      73.1%       57      1.30x      5.750%
109 - 120           28         284,170,838    50.3   $10,148,959  $ 45,000,000    73.1%      70.1%      119      1.30x      5.855%
                   ---      --------------   -----
                    36      $  564,743,938   100.0%  $15,687,332  $133,000,000    73.1%      71.6%       88      1.30X      5.803%
                   ===      ==============   =====

_________________________

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-27

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                        RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                             WTD.    WTD. AVG.
  RANGE OF                                   % OF                                          AVG. LTV   STATED
 REMAINING                    AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
AMORTIZATION     NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
   TERMS         MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
(MONTHS) (1)       LOANS       BALANCE      BALANCE    BALANCE      BALANCE     RATIO (2)     (2)      (MOS.)   RATIO (2)    RATE
------------------------------------------------------------------------------------------------------------------------------------

168 - 228            1      $    2,250,000     0.1%  $ 2,250,000  $  2,250,000    56.3%      22.2%      120      1.15x      6.600%
265 - 299            4          22,098,688     0.6   $ 5,524,672  $  7,989,769    63.5%      49.9%      119      1.62x      6.361%
300 - 348            5          18,200,000     0.5   $ 3,640,000  $  7,200,000    66.6%      52.9%      120      1.44x      6.554%
349 - 360           76       1,082,093,479    30.0   $14,238,072  $260,980,000    73.4%      67.7%      116      1.32x      6.047%
361 - 420            5          53,778,702     1.5   $10,755,740  $ 18,000,000    72.0%      67.4%      118      1.21x      5.910%
Non-Amortizing      75       2,423,702,718    67.3   $32,316,036  $285,500,000    70.4%      70.4%       97      1.46x      5.867%
                   ---      --------------   -----
                   166      $3,602,123,586   100.0%  $21,699,540  $285,500,000    71.2%      69.3%      103      1.41X      5.929%
                   ===      ==============   =====

_________________________

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-28

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                    RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                             WTD.    WTD. AVG.
  RANGE OF                                   % OF                                          AVG. LTV   STATED
 REMAINING                    AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
AMORTIZATION     NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
   TERMS         MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
(MONTHS) (1)       LOANS       BALANCE      BALANCE    BALANCE      BALANCE     RATIO (2)     (2)      (MOS.)   RATIO (2)    RATE
------------------------------------------------------------------------------------------------------------------------------------

168 - 228            1      $    2,250,000     0.1%  $ 2,250,000  $  2,250,000    56.3%      22.2%      120      1.15x      6.600%
265 - 299            3          14,108,918     0.5   $ 4,702,973  $  6,991,966    70.7%      55.9%      119      1.46x      6.571%
300 - 348            5          18,200,000     0.6   $ 3,640,000  $  7,200,000    66.6%      52.9%      120      1.44x      6.554%
349 - 360           58         977,798,544    32.2   $16,858,596  $260,980,000    73.2%      67.6%      116      1.33x      6.053%
361 - 420            3          33,645,068     1.1   $11,215,023  $ 18,000,000    69.4%      65.1%      118      1.20x      6.029%
Non-Amortizing      60       1,991,377,118    65.6   $33,189,619  $285,500,000    69.8%      69.8%      101      1.49x      5.891%
                   ---      --------------   -----
                   130      $3,037,379,648   100.0%  $23,364,459  $285,500,000    70.9%      68.8%      106      1.43X      5.952%
                   ===      ==============   =====

_________________________

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-29

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                    RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                             WTD.    WTD. AVG.
  RANGE OF                                   % OF                                          AVG. LTV   STATED
 REMAINING                    AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
AMORTIZATION     NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
   TERMS         MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
(MONTHS) (1)       LOANS       BALANCE      BALANCE    BALANCE      BALANCE     RATIO (2)     (2)      (MOS.)   RATIO (2)    RATE
------------------------------------------------------------------------------------------------------------------------------------

299 - 300            1      $    7,989,769     1.4%  $ 7,989,769  $  7,989,769    50.7%      39.3%      119      1.90x      5.990%
349 - 360           18         104,294,936    18.5   $ 5,794,163  $ 16,650,000    75.3%      69.0%      118      1.23x      5.991%
361 - 420            2          20,133,634     3.6   $10,066,817  $ 17,700,000    76.3%      71.4%      117      1.24x      5.713%
Non-Amortizing      15         432,325,600    76.6   $28,821,707  $133,000,000    72.8%      72.8%       79      1.31x      5.758%
                   ---      --------------   -----
                    36      $  564,743,938   100.0%  $15,687,332  $133,000,000    73.1%      71.6%       88      1.30X      5.803%
                   ===      ==============   =====

_________________________

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-30

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                                             AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
                 NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
AMORTIZATION     MORTGAGE        DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
   TYPES           LOANS       BALANCE      BALANCE    BALANCE      BALANCE     RATIO (1)     (1)     (MOS.)    RATIO (1)    RATE
------------------------------------------------------------------------------------------------------------------------------------

Interest-only       53      $2,182,945,218    60.6%  $41,187,646  $285,500,000    70.4%      70.4%       95      1.45x      5.887%
Interest-only,
 Amortizing
 Balloon(2)         64       1,056,363,517    29.3   $16,505,680  $260,980,000    73.8%      68.3%      117      1.32x      6.031%
Interest-only,
 ARD                22         240,757,500     6.7   $10,943,523  $ 29,900,000    69.8%      69.8%      118      1.52x      5.684%
Amortizing
 Balloon            26         120,386,387     3.3   $ 4,630,246  $ 12,147,083    66.6%      55.8%      114      1.39x      6.271%
Amortizing ARD       1           1,670,965     0.0   $ 1,670,965  $  1,670,965    78.8%      67.1%      118      1.31x      6.040%
                   ---      --------------   -----
                   166      $3,602,123,586   100.0%  $21,699,540  $285,500,000    71.2%      69.3%      103      1.41X      5.929%
                   ===      ==============   =====

_________________________

(1)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 96 months from origination prior to the commencement of payments of principal and interest.

                                      B-31

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                                         AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
                 NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
AMORTIZATION     MORTGAGE        DATE       GROUP 1     DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
   TYPES           LOANS       BALANCE      BALANCE    BALANCE      BALANCE     RATIO (1)     (1)     (MOS.)    RATIO (1)    RATE
------------------------------------------------------------------------------------------------------------------------------------

Interest-only       41      $1,816,692,118    59.8%  $44,309,564  $285,500,000    69.7%      69.7%       99      1.48x      5.919%
Interest-only,
 Amortizing
 Balloon(2)         50         952,329,217    31.4   $19,046,584  $260,980,000    73.6%      68.1%      116      1.33x      6.045%
Interest-only,
 ARD                19         174,685,000     5.8   $ 9,193,947  $ 29,413,000    71.6%      71.6%      118      1.56x      5.599%
Amortizing
 Balloon            19          92,002,348     3.0   $ 4,842,229  $ 12,147,083    66.1%      55.3%      113      1.36x      6.318%
Amortizing ARD       1           1,670,965     0.1   $ 1,670,965  $  1,670,965    78.8%      67.1%      118      1.31x      6.040%
                   ---      --------------   -----
                   130      $3,037,379,648   100.0%  $23,364,459  $285,500,000    70.9%      68.8%      106      1.43X      5.952%
                   ===      ==============   =====

_________________________

(1)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 96 months from origination prior to the commencement of payments of principal and interest.

                                      B-32

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                                         AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
                 NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
AMORTIZATION     MORTGAGE        DATE       GROUP 2     DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
   TYPES           LOANS       BALANCE      BALANCE    BALANCE      BALANCE     RATIO (1)     (1)     (MOS.)    RATIO (1)    RATE
------------------------------------------------------------------------------------------------------------------------------------

Interest-only       12      $  366,253,100    64.9%  $30,521,092  $133,000,000    74.3%      74.3%       72      1.29x      5.731%
Interest-only,
 Amortizing
 Balloon(2)         14         104,034,300    18.4   $ 7,431,021  $ 17,700,000    75.6%      70.3%      118      1.21x      5.902%
Interest-only,
 ARD                 3          66,072,500    11.7   $22,024,167  $ 29,900,000    64.9%      64.9%      119      1.42x      5.908%
Amortizing
 Balloon             7          28,384,038     5.0   $ 4,054,863  $  7,989,769    68.1%      57.5%      116      1.51x      6.120%
                   ---      --------------   -----
                    36      $  564,743,938   100.0%  $15,687,332  $133,000,000    73.1%      71.6%       88      1.30X      5.803%
                   ===      ==============   =====

_________________________

(1)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(2)   These Mortgage Loans require payments of interest only for a period of 24 to 60 months from origination prior to the commencement of payments of principal and interest.

                                      B-33

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                              MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
  RANGE OF       NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
  OCCUPANCY      MORTGAGED       DATE        POOL       DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
RATES (%) (1)   PROPERTIES     BALANCE      BALANCE    BALANCE      BALANCE     RATIO (2)     (2)     (MOS.)    RATIO (2)    RATE
------------------------------------------------------------------------------------------------------------------------------------

73.20 - 74.99        2      $   21,000,000     0.6%  $10,500,000  $ 14,500,000    73.5%      73.5%       78      1.19x      6.340%
75.00 - 84.99       14          89,351,945     2.5   $ 6,382,282  $ 15,900,000    71.7%      67.5%      116      1.21x      6.221%
85.00 - 89.99       14         104,337,322     2.9   $ 7,452,666  $ 19,760,000    71.3%      69.0%      112      1.40x      5.980%
90.00 - 94.99       36         369,642,002    10.3   $10,267,833  $ 45,000,000    72.1%      70.4%      110      1.32x      5.892%
95.00 - 99.99(3)    48       1,596,926,306    44.3   $33,269,298  $285,500,000    72.8%      72.1%      103      1.32x      5.911%
100.00 - 100.00    153         787,364,405    21.9   $ 5,146,173  $ 55,000,000    67.9%      64.8%      109      1.40x      5.961%
                   ---      --------------   -----
                   267      $2,968,621,979    82.4%  $11,118,434  $285,500,000    71.4%      69.7%      106      1.34X      5.937%
                   ===      ==============   =====

_________________________

(1)   Occupancy Rates exclude 63 hospitality properties, representing 17.6% of the Cut-Off Date Pool Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(3)   The Occupancy Rate with respect to 1 Mortgage Loan (loan number 7), representing 3.7% of the Cut-Off Date Pool Balance, excludes the retail tenants located at 5 of the Mortgaged Properties.

                                      B-34

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                          MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
  RANGE OF       NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
  OCCUPANCY      MORTGAGED       DATE       GROUP 1     DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
RATES (%) (1)   PROPERTIES     BALANCE      BALANCE    BALANCE      BALANCE     RATIO (2)     (2)     (MOS.)    RATIO (2)    RATE
------------------------------------------------------------------------------------------------------------------------------------

73.20 - 74.99        2      $   21,000,000     0.7%  $10,500,000  $ 14,500,000    73.5%      73.5%       78      1.19x      6.340%
75.00 - 84.99       12          71,851,945     2.4   $ 5,987,662  $ 14,000,000    70.5%      66.5%      115      1.24x      6.188%
85.00 - 89.99        5          71,977,500     2.4   $14,395,500  $ 19,760,000    71.5%      68.8%      118      1.43x      6.033%
90.00 - 94.99       16         190,115,520     6.3   $11,882,220  $ 31,316,000    72.0%      69.8%      113      1.31x      5.992%
95.00 - 99.99       23       1,365,965,072    45.0   $59,389,786  $285,500,000    72.7%      72.1%      107      1.33x      5.935%
100.00 - 100.00    129         682,968,004    22.5   $ 5,294,326  $ 55,000,000    67.1%      63.7%      115      1.42x      5.987%
                   ---      --------------   -----
                   187      $2,403,878,041    79.1%  $12,854,963  $285,500,000    71.0%      69.3%      110      1.35X      5.968%
                   ===      ==============   =====

_________________________

(1)   Occupancy Rates exclude 63 hospitality properties, representing 20.9% of the Cut-Off Date Group 1 Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

                                      B-35

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                          MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                             WTD.    WTD. AVG.
                                             % OF                                          AVG. LTV   STATED
                              AGGREGATE     CUT-OFF    AVERAGE      MAXIMUM     WTD. AVG.   RATIO    REMAINING  WTD. AVG.
  RANGE OF       NUMBER OF     CUT-OFF       DATE      CUT-OFF      CUT-OFF      CUT-OFF      AT      TERM TO    CUT-OFF   WTD. AVG.
  OCCUPANCY      MORTGAGED       DATE       GROUP 2     DATE         DATE       DATE LTV   MATURITY  MATURITY   DATE DSC   MORTGAGE
RATES (%) (1)   PROPERTIES     BALANCE      BALANCE    BALANCE      BALANCE     RATIO (2)     (2)     (MOS.)    RATIO (2)    RATE
------------------------------------------------------------------------------------------------------------------------------------

82.89 - 84.99        2      $   17,500,000     3.1%  $ 8,750,000  $ 15,900,000    76.8%      71.7%      120      1.12x      6.355%
85.00 - 89.99        9          32,359,822     5.7   $ 3,595,536  $ 13,422,500    71.1%      69.4%       97      1.34x      5.861%
90.00 - 94.99       20         179,526,482    31.8   $ 8,976,324  $ 45,000,000    72.2%      71.1%      108      1.34x      5.786%
95.00 - 99.99(3)    25         230,961,234    40.9   $ 9,238,449  $ 84,000,000    73.7%      72.0%       77      1.28x      5.768%
100.00 - 100.00     24         104,396,401    18.5   $ 4,349,850  $ 14,413,500    73.2%      72.2%       70      1.29x      5.795%
                   ---      --------------   -----
                    80      $  564,743,938   100.0%  $ 7,059,299  $ 84,000,000    73.1%      71.6%       88      1.30X      5.803%
                   ===      ==============   =====

_________________________

(1)   In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
      "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
      and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections
      and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(3)   The Occupancy Rate with respect to 1 Mortgage Loan (loan number 7), representing 3.7% of the Cut-Off Date Pool Balance, excludes the retail tenants located at 5 of the Mortgaged Properties.

                                      B-36

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION (1) (2) (3)

   PREPAYMENT RESTRICTION        AUG-07      AUG-08      AUG-09      AUG-10      AUG-11      AUG-12
   ----------------------       ---------   ---------   ---------   ---------   ---------   ---------

Locked Out                          90.57%      86.77%       4.35%       3.50%       0.25%       0.00%
Defeasance                           0.00%       0.00%      74.43%      73.93%      76.81%      87.83%
Yield Maintenance                    9.43%      13.23%      21.22%      22.57%      22.91%      11.97%
Prepayment Premium                   0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
Open                                 0.00%       0.00%       0.00%       0.00%       0.03%       0.20%
                                ---------   ---------   ---------   ---------   ---------   ---------
Total                              100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                ---------   ---------   ---------   ---------   ---------   ---------
Mortgage Pool Balance
Outstanding (in millions)       $3,602.12   $3,600.31   $3,597.75   $3,593.74   $3,588.45   $2,911.56
                                ---------   ---------   ---------   ---------   ---------   ---------
% of Initial Pool Balance          100.00%      99.95%      99.88%      99.77%      99.62%      80.83%

   PREPAYMENT RESTRICTION        AUG-13      AUG-14      AUG-15      AUG-16       AUG-17
   ----------------------       ---------   ---------   ---------   ---------   ---------

Locked Out                           0.00%       0.00%       0.00%       0.00%       0.00%
Defeasance                          87.97%      88.84%      88.81%      75.35%       0.00%
Yield Maintenance                   12.03%      11.16%      11.19%      11.11%       0.00%
Prepayment Premium                   0.00%       0.00%       0.00%       0.00%       0.00%
Open                                 0.00%       0.00%       0.00%      13.54%       0.00%
                                ---------   ---------   ---------   ---------   ---------
Total                              100.00%     100.00%     100.00%     100.00%       0.00%
                                ---------   ---------   ---------   ---------   ---------
Mortgage Pool Balance
Outstanding (in millions)       $2,891.77   $2,549.03   $2,533.13   $2,516.21   $    0.00
                                ---------   ---------   ---------   ---------   ---------
% of Initial Pool Balance           80.28%      70.76%      70.32%      69.85%       0.00%

_________________________

(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date), if any.

(2)   Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(3)   Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                      B-37

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                  PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION (1) (2) (3)

   PREPAYMENT RESTRICTION        AUG-07      AUG-08      AUG-09      AUG-10      AUG-11      AUG-12
   ----------------------       ---------   ---------   ---------   ---------   ---------   ---------

Locked Out                          89.64%      89.52%       4.90%       3.89%       0.29%       0.00%
Defeasance                           0.00%       0.00%      80.00%      79.42%      82.84%      92.22%
Yield Maintenance                   10.36%      10.48%      15.10%      16.69%      16.87%       7.57%
Prepayment Premium                   0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
Open                                 0.00%       0.00%       0.00%       0.00%       0.00%       0.22%
                                ---------   ---------   ---------   ---------   ---------   ---------
Total                              100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                ---------   ---------   ---------   ---------   ---------   ---------
Group 1  Balance
Outstanding (in millions)       $3,037.38   $3,035.91   $3,033.75   $3,030.25   $3,025.57   $2,630.02
                                ---------   ---------   ---------   ---------   ---------   ---------
% of Initial Group 1 Balance       100.00%      99.95%      99.88%      99.77%      99.61%      86.59%

   PREPAYMENT RESTRICTION        AUG-13      AUG-14      AUG-15      AUG-16      AUG-17
   ----------------------       ---------   ---------   ---------   ---------   ---------

Locked Out                           0.00%       0.00%       0.00%       0.00%       0.00%
Defeasance                          92.40%      94.04%      94.04%      78.96%       0.00%
Yield Maintenance                    7.60%       5.96%       5.96%       5.84%       0.00%
Prepayment Premium                   0.00%       0.00%       0.00%       0.00%       0.00%
Open                                 0.00%       0.00%       0.00%      15.20%       0.00%
                                ---------   ---------   ---------   ---------   ---------
Total                              100.00%     100.00%     100.00%     100.00%       0.00%
                                ---------   ---------   ---------   ---------   ---------
Group 1  Balance
Outstanding (in millions)       $2,611.88   $2,270.90   $2,256.87   $2,241.91   $    0.00
                                ---------   ---------   ---------   ---------   ---------
% of Initial Group 1 Balance        85.99%      74.77%      74.30%      73.81%       0.00%

_________________________

(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date), if any.

(2)   Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(3)   Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                      B-38

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C33

ANNEX B

                  PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION (1) (2) (3)

   PREPAYMENT RESTRICTION        AUG-07      AUG-08      AUG-09      AUG-10      AUG-11      AUG-12
   ----------------------       ---------   ---------   ---------   ---------   ---------   ---------

Locked Out                          95.57%      72.00%       1.43%       1.41%       0.00%       0.00%
Defeasance                           0.00%       0.00%      44.44%      44.41%      44.37%      46.87%
Yield Maintenance                    4.43%      28.00%      54.13%      54.18%      55.42%      53.13%
Prepayment Premium                   0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
Open                                 0.00%       0.00%       0.00%       0.00%       0.22%       0.00%
                                ---------   ---------   ---------   ---------   ---------   ---------
Total                              100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                ---------   ---------   ---------   ---------   ---------   ---------
Group 2  Balance
Outstanding (in millions)       $  564.74   $  564.40   $  564.01   $  563.50   $  562.89   $  281.54
                                ---------   ---------   ---------   ---------   ---------   ---------
% of Initial Group 2  Balance      100.00%      99.94%      99.87%      99.78%      99.67%      49.85%

   PREPAYMENT RESTRICTION        AUG-13      AUG-14      AUG-15      AUG-16      AUG-17
   ----------------------       ---------   ---------   ---------   ---------   ---------

Locked Out                           0.00%       0.00%       0.00%       0.00%       0.00%
Defeasance                          46.63%      46.38%      46.11%      45.81%       0.00%
Yield Maintenance                   53.37%      53.62%      53.89%      54.19%       0.00%
Prepayment Premium                   0.00%       0.00%       0.00%       0.00%       0.00%
Open                                 0.00%       0.00%       0.00%       0.00%       0.00%
                                ---------   ---------   ---------   ---------   ---------
Total                              100.00%     100.00%     100.00%     100.00%       0.00%
                                ---------   ---------   ---------   ---------   ---------
Group 2  Balance
Outstanding (in millions)       $  279.89   $  278.13   $  276.26   $  274.30   $    0.00
                                ---------   ---------   ---------   ---------   ---------
% of Initial Group 2  Balance       49.56%      49.25%      48.92%      48.57%       0.00%

_________________________

(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date), if any.

(2)   Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(3)   Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                    DISTRIBUTION DATE STATEMENT

                           -----------------------------------------------------------------------------
                           STATEMENT SECTIONS                                                   PAGE(s)
                           -----------------------------------------------------------------------------

                           Certificate Distribution Detail                                         2
                           Certificate Factor Detail                                               3
                           Reconciliation Detail                                                   4
                           Other Required Information                                              5
                           Cash Reconciliation Detail                                              6
                           Ratings Detail                                                          8
                           Current Mortgage Loan and Property Stratification Tables              8 - 16
                           Mortgage Loan Detail                                                    17
                           NOI Detail                                                              18
                           Principal Prepayment Detail                                             19
                           Historical Detail                                                       20
                           Delinquency Loan Detail                                                 21
                           Specially Serviced Loan Detail                                       22 - 23
                           Advance Summary                                                         24
                           Modified Loan Detail                                                    25
                           Historical Liquidated Loan Detail                                       26
                           Historical Bond / Collateral Realized Loss Reconciliation               27
                           Interest Shortfall Reconciliation Detail                             28 - 29
                           Defeased Loan Detail                                                    30
                           Supplemental Reporting                                                  31
                           -----------------------------------------------------------------------------

                DEPOSITOR                                    MASTER SERVICER                            SPECIAL SERVICER
  --------------------------------------         -----------------------------------          ------------------------------------

  Wachovia Commercial Mortgage                   Wachovia Bank, National Association          LNR Partners, Inc.
  Securities, Inc.                               301 S College Street                         1601 Washington Avenue
                                                 NC1075                                       Suite 700
  301 South College Street                       Charlotte, NC 28262                          Miami Beach, FL 33139
  Charlotte, NC 28288-1016

  Contact:      Charles Culbreth                 Contact:      CMBS Portfolio Manager         Contact:      Vickie Taylor
  Phone Number: (704) 383-7716                   Phone Number: (704) 593-7878                 Phone Number: (305) 229-6614
  --------------------------------------         -----------------------------------          ------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                    Page 1 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Realized
                                                                                      Loss/
                                                                                    Additional                           Current
               Pass-Through Original Beginning  Principal     Interest   Prepayment Trust Fund    Total      Ending   Subordination
 Class  CUSIP      Rate     Balance   Balance  Distribution Distribution  Premium    Expenses  Distribution  Balance    Level (1)
-----------------------------------------------------------------------------------------------------------------------------------

  A-1            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-2            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-3            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-PB            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-4            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-5            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-1A            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-M            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-J            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   B             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   C             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   D             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   E             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   F             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   G             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   H             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   J             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   K             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   L             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   M             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   N             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   O             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   P             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   Q             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   S             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  R-I            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 R-II            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   Z             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                        0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                            Original Beginning                                         Ending
               Pass-Through Notional Notional    Interest    Prepayment     Total     Notional
Class   CUSIP      Rate      Amount   Amount   Distribution   Premium    Distribution  Amount
----------------------------------------------------------------------------------------------

 IO              0.000000       0.00      0.00         0.00         0.00       0.00       0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                    Page 2 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                      CERTIFICATE FACTOR DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Realized
                                                                                                        Loss/
                                                                                                     Additional
                                                                                                        Trust
                                  Beginning         Principal         Interest      Prepayment           Fund          Ending
     Class          CUSIP          Balance         Distribution     Distribution     Premium           Expenses        Balance
-----------------------------------------------------------------------------------------------------------------------------------

      A-1                            0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-2                            0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-3                            0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-PB                           0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-4                            0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-5                            0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-1A                           0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-M                            0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      A-J                            0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       B                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       C                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       D                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       E                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       F                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       G                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       H                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       J                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       K                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       L                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       M                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       N                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       O                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       P                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       Q                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       S                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      R-I                            0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
      R-II                           0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
       Z                             0.00000000       0.00000000       0.00000000     0.00000000       0.00000000      0.00000000
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                                  Beginning                                         Ending
                                   Notional         Interest        Prepayment      Notional
     Class          CUSIP           Amount        Distribution       Premium         Amount
-------------------------------------------------------------------------------------------------

      IO                           0.00000000       0.00000000       0.00000000      0.00000000
-------------------------------------------------------------------------------------------------

                                                                    Page 3 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                          RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                   Unpaid                                                        Stated      Unpaid       Current
              Stated Beginning   Beginning                                                       Ending      Ending      Principal
                 Principal       Principal    Scheduled   Unscheduled    Principal   Realized   Principal   Principal   Distribution
 Loan Group       Balance         Balance     Principal    Principal    Adjustments    Loss      Balance     Balance       Amount
------------------------------------------------------------------------------------------------------------------------------------

      1            0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
      2            0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
    Total          0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Remaining
                                        Net Aggregate                 Distributable                                       Unpaid
                             Accrued     Prepayment    Distributable   Certificate             Additional              Distributable
         Accrual  Accrual  Certificate    Interest      Certificate     Interest     WAC CAP   Trust Fund   Interest    Certificate
Class     Dates    Days     Interest      Shortfall      Interest      Adjustment   Shortfall   Expenses  Distribution   Interest
------------------------------------------------------------------------------------------------------------------------------------

 A-1        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-2        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-3        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-PB       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-4        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-5        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-1A       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-M        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-J        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 IO         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  B         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  C         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  D         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  E         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  F         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  G         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  H         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  J         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  K         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  L         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  M         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  N         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  O         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  P         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  Q         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  S         0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals               0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Page 4 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION
------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount (1)                                 0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                   0.00
   Less Delinquent Master Servicing Fees                          0.00
   Less Reductions to Master Servicing Fees                       0.00
   Plus Master Servicing Fees for Delinquent Payments             0.00
   Plus Adjustments for Prior Master Servicing Calculation        0.00
   Total Master Servicing Fees Collected                          0.00

                                                                           Appraisal Reduction Amount
                                                                           -------------------------------------------------
                                                                                       Appraisal     Cumulative  Most Recent
                                                                            Loan       Reduction        ASER      App.Red.
                                                                           Number      Effected        Amount       Date
                                                                           -------------------------------------------------

                                                                           -------------------------------------------------
                                                                           Total
                                                                           -------------------------------------------------

(1) The Available Distribution Amount includes any Prepayment Premiums .

                                                                    Page 5 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                           CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
  INTEREST:
      Interest paid or advanced                                         0.00
      Interest reductions due to Non-Recoverability Determinations      0.00
      Interest Adjustments                                              0.00
      Deferred Interest                                                 0.00
      Net Prepayment Interest Shortfall                                 0.00
      Net Prepayment Interest Excess                                    0.00
      Extension Interest                                                0.00
      Interest Reserve Withdrawal                                       0.00
                                                                              ------
            TOTAL INTEREST COLLECTED                                            0.00

  PRINCIPAL:
      Scheduled Principal                                               0.00
      Unscheduled Principal                                             0.00
            Principal Prepayments                                       0.00
            Collection of Principal after Maturity Date                 0.00
            Recoveries from Liquidation and Insurance Proceeds          0.00
            Excess of Prior Principal Amounts paid                      0.00
            Curtailments                                                0.00
      Negative Amortization                                             0.00
      Principal Adjustments                                             0.00
                                                                              ------
            TOTAL PRINCIPAL COLLECTED                                           0.00

  OTHER:
      Prepayment Penalties/Yield Maintenance                            0.00
      Repayment Fees                                                    0.00
      Borrower Option Extension Fees                                    0.00
      Equity Payments Received                                          0.00
      Net Swap Counterparty Payments Received                           0.00
                                                                              ------
            TOTAL OTHER COLLECTED                                               0.00
                                                                              ------
TOTAL FUNDS COLLECTED                                                           0.00
                                                                              ======

    TOTAL FUNDS DISTRIBUTED
      FEES:
          Master Servicing Fee                                          0.00
          Trustee Fee                                                   0.00
          Certificate Administration Fee                                0.00
          Insurer Fee                                                   0.00
          Miscellaneous Fee                                             0.00
                                                                              ------
              TOTAL FEES                                                        0.00

      ADDITIONAL TRUST FUND EXPENSES:                                   0.00

          Reimbursement for Interest on Advances
          ASER Amount                                                   0.00
          Special Servicing Fee                                         0.00
          Rating Agency Expenses                                        0.00
          Attorney Fees & Expenses                                      0.00
          Bankruptcy Expense                                            0.00
          Tax Imposed on Trust Fund                                     0.00
          Non-Recoverable Advances                                      0.00
          Other Expenses                                                0.00
                                                                              ------
              TOTAL ADDITIONAL TRUST FUND EXPENSES                              0.00

      INTEREST RESERVE DEPOSIT                                                  0.00

      PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:

          Interest Distribution                                         0.00
          Principal Distribution                                        0.00
          Prepayment Penalties/Yield Maintenance                        0.00
          Borrower Option Extension Fees                                0.00
          Equity Payments Paid                                          0.00
          Net Swap Counterparty Payments Paid                           0.00
                                                                              ------
                 TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                  0.00
                                                                              ------
 TOTAL FUNDS DISTRIBUTED                                                        0.00
                                                                              ======

                                                                    Page 6 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                  RATINGS DETAIL

-------------------------------------------------------------------------------------------------------------------
                                                    Original Ratings                     Current Ratings (1)
                                           ------------------------------------------------------------------------
       Class                CUSIP             Fitch       Moody's     S & P         Fitch       Moody's     S & P
-------------------------------------------------------------------------------------------------------------------

        A-1
        A-2
        A-3
        A-PB
        A-4
        A-5
        A-1A
        A-M
        A-J
         IO
         B
         C
         D
         E
         F
         G
         H
         J
         K
         L
         M
         N
         O
         P
         Q
         S
-------------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.

       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

      N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                  Moody's Investors Service                          Standard & Poor's Rating Services
One State Street Plaza                       99 Church Street                                   55 Water Street
New York, New York 10004                     New York, New York 10007                           New York, New York 10041
(212) 908-0500                               (212) 553-0300                                     (212) 438-2430
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Page 7 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
    Scheduled    of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)             State      Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                    Page 8 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
 Debt Service    of     Scheduled   Agg.   WAM           Avg DSCR          Property     of    Scheduled   Agg.  WAM        Avg DSCR
Coverage Ratio  loans    Balance    Bal.   (2)    WAC      (1)               Type     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
                 of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
  Note Rate     loans    Balance    Bal.   (2)    WAC      (1)           Seasoning    Loans.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                    Page 9 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

        ANTICIPATED REMAINING TERM (ARD AND BALLOON  LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
 Anticipated      #                  of                  Weighted         Remaining     #                  of              Weighted
Remaining Term   of     Scheduled   Agg.   WAM           Avg DSCR          Stated       of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                     Age of                          %
  Remaining       #                  of                  Weighted           Most        #                  of              Weighted
 Amortization    of     Scheduled   Agg.   WAM           Avg DSCR          Recent       of    Scheduled   Agg.  WAM        Avg DSCR
     Term       loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 10 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP I

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
   Scheduled     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)              State     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 11 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
      Debt                           %                                                                     %
    Service       #                  of                  Weighted                       #                  of              Weighted
    Coverage     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance    Bal.   (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
      Note       of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
      Rate      loans    Balance    Bal.   (2)    WAC      (1)            Seasoning   loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 12 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
 Anticipated      #                  of                  Weighted         Remaining     #                  of              Weighted
Remaining Term   of     Scheduled   Agg.   WAM           Avg DSCR          Stated       of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                     Age of                          %
   Remaining      #                  of                  Weighted           Most        #                  of              Weighted
  Amortization   of     Scheduled   Agg.   WAM           Avg DSCR          Recent       of    Scheduled   Agg.  WAM        Avg DSCR
      Term      loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 13 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                      GROUP II

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
   Scheduled     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)              State     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 14 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
      Debt                           %                                                                     %
    Service       #                  of                  Weighted                       #                  of              Weighted
    Coverage     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance    Bal.   (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
      Note       of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
      Rate      loans    Balance    Bal.   (2)    WAC      (1)            Seasoning   loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                   Page 15 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
 Anticipated      #                  of                  Weighted         Remaining     #                  of              Weighted
Remaining Term   of     Scheduled   Agg.   WAM           Avg DSCR          Stated       of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                     Age of                          %
   Remaining      #                  of                  Weighted           Most        #                  of              Weighted
  Amortization   of     Scheduled   Agg.   WAM           Avg DSCR          Recent       of    Scheduled   Agg.  WAM        Avg DSCR
      Term      loans    Balance    Bal.   (2)    WAC      (1)               NOI      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 16 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                  Property                                               Anticipated            Neg.     Beginning    Ending
   Loan             Type                   Interest   Principal  Gross    Repayment   Maturity  Amort    Scheduled   Scheduled
  Number   ODCR     (1)     City   State    Payment    Payment   Coupon     Date        Date    (Y/N)     Balance     Balance
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------
            Paid     Appraisal   Appraisal   Res.   Mod.
   Loan     Thru     Reduction   Reduction  Strat.  Code
  Number    Date       Date       Amount     (2)    (3)
----------------------------------------------------------

----------------------------------------------------------
 Totals
----------------------------------------------------------

                      (1) Property Type Code                                        (2) Resolution Strategy Code

MF - Multi-Family            OF - Office          1 - Modification      6 - DPO                      10 - Deed in Lieu Of
RT - Retail                  MU - Mixed Use       2 - Foreclosure       7 - REO                             Foreclosure
HC - Health Care             LO - Lodging         3 - Bankruptcy        8 - Resolved                 11 - Full Payoff
IN - Industrial              SS - Self Storage    4 - Extension         9 - Pending Return           12 - Reps and Warranties
WH - Warehouse               OT - Other           5 - Note Sale               to Master Servicer     13 - Other or TBD
MH - Mobile Home Park

    (3) Modification Code

 1 - Maturity Date Extension
 2 - Amortization Change
 3 - Principal Write-Off
 4 - Combination

                                                                   Page 17 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                            NOI DETAIL
----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending            Most            Most       Most Recent    Most Recent
    Loan              Property                          Scheduled         Recent          Recent       NOI Start       NOI End
   Number    ODCR       Type       City      State       Balance        Fiscal NOI         NOI           Date           Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   Total
----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 18 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL
------------------------------------------------------------------------------------------------------------------------------------

                                                    Principal Prepayment Amount                      Prepayment Penalties
                            Offering Document  -------------------------------------------------------------------------------------
 Loan Number   Loan Group    Cross-Reference     Payoff Amount    Curtailment Amount   Prepayment Premium  Yield Maintenance Premium
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 19 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

-------------------------------------------------------------------------------------------------------------
                                           Delinquencies
-------------------------------------------------------------------------------------------------------------
                30-59 Days     60-89 Days     90 Days or More     Foreclosure       REO         Modifications
Distribution
    Date       #    Balance   #    Balance    #       Balance    #      Balance  #    Balance   #      Balance
-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                           Prepayments             Rate and Maturities
--------------------------------------------------------------------------
                 Curtailments         Payoff
Distribution                                       Next Weighted Avg.
    Date        #     Balance     #    Balance     Coupon     Remit    WAM
--------------------------------------------------------------------------

--------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

                                                                   Page 20 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                 DELINQUENCY LOAN DETAIL
---------------------------------------------------------------------------------------------------------------------------

                  Offering         # of                    Current    Outstanding    Status of  Resolution
                  Document        Months    Paid Through    P & I        P & I       Mortgage    Strategy       Servicing
 Loan Number   Cross-Reference    Delinq.       Date       Advances   Advances **    Loan (1)    Code (2)     Transfer Date
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 Totals
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                 Actual      Outstanding
                Foreclosure     Principal     Servicing    Bankruptcy   REO
 Loan Number       Date          Balance      Advances        Date      Date
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
 Totals
-----------------------------------------------------------------------------

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code

A - Payments Not Received       2 - Two Months Delinquent             1 - Modification   6 - DPO                  10 - Deed In Lieu
    But Still in Grace Period   3 - Three or More Months Delinquent   2 - Foreclosure    7 - REO                       Of Forclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment         3 - Bankruptcy     8 - Resolved             11 - Full Payoff
    Than 1 Month Delinquent          (Performing Matured Loan)        4 - Extension      9 - Pending Return       12 - Reps and
0 - Current                     7 - Foreclosure                       5 - Note Sale          to Master Servicer        Warranties
1 - One Month Delinquent        9 - REO                                                                           13 - Other or TBD

                                                                   Page 21 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------------

                               Offering      Servicing    Resolution
  Distribution     Loan        Document       Transfer     Strategy      Scheduled      Property              Interest      Actual
     Date         Number    Cross-Reference     Date       Code (1)       Balance       Type (2)     State      Rate        Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                    Net                                                Remaining
  Distribution   Operating      NOI             Note     Maturity     Amortization
     Date          Income      Date     DSCR    Date       Date           Term
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                    (1) Resolution Strategy Code                                    (2) Property Type Code

1 - Modification   6 - DPO                  10 - Deed In Lieu Of        MF - Multi-Family            OF - Office
2 - Foreclosure    7 - REO                       Foreclosure            RT - Retail                  MU - Mixed use
3 - Bankruptcy     8 - Resolved             11 - Full Payoff            HC - Health Care             LO - Lodging
4 - Extension      9 - Pending Return       12 - Reps and Warranties    IN - Industrial              SS - Self Storage
5 - Note Sale          to Master Servicer   13 - Other or TBD           WH - Warehouse               OT - Other
                                                                        MH - Mobile Home Park

                                                                   Page 22 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                          Offering      Resolution      Site
 Distribution   Loan      Document       Strategy    Inspection                 Appraisal   Appraisal      Other REO
     Date      Number  Cross-Reference   Code (1)       Date     Phase 1 Date     Date        Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                     (1) Resolution Strategy Code

1 - Modification       6 - DPO                        10 - Deed In Lieu Of
2 - Foreclosure        7 - REO                              Foreclosure
3 - Bankruptcy         8 - Resolved                   11 - Full Payoff
4 - Extension          9 - Pending Return             12 - Reps and Warranties
5 - Note Sale              to Master Servicer         13 - Other or TBD

                                                                   Page 23 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Offering
  Loan        Document      Pre-Modification  Post-Modification  Pre-Modification  Post-Modification   Modification     Modification
 Number    Cross-Reference       Balance           Balance         Interest Rate     Interest Rate         Date         Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 24 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                             ADVANCE SUMMARY

--------------------------------------------------------------------------
                                                            Current Period
                                                               Interest
              Current                       Outstanding       on P&I and
                P&I         Outstanding      Servicing         Servicing
Loan Group    Advances      P&I Advances     Advances       Advances Paid
--------------------------------------------------------------------------
    1             0.00             0.00             0.00              0.00
    2             0.00             0.00             0.00              0.00
--------------------------------------------------------------------------
  Totals          0.00             0.00             0.00              0.00
--------------------------------------------------------------------------

                                                                   Page 25 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                  HISTORICAL LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Net
                                                                                                      Net           Proceeds
                                   Beginning        Fees,        Most Recent     Gross Sales       Proceeds       Available
    Distribution                   Scheduled      Advances,       Appraised      Proceeds or     Received on         for
        Date          ODCR          Balance     and Expenses *   Value or BPO   Other Proceeds    Liquidation     Distribution
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         Current Total
-------------------------------------------------------------------------------------------------------------------------------
        Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

                                Realized     Date of Current  Current Period   Cumulative      Loss to Loan
    Distribution                  Loss         Period Adj.      Adjustment     Adjustment        with Cum
        Date          ODCR      to Trust         to Trust        to Trust       to Trust      Adj. to Trust
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
         Current Total
--------------------------------------------------------------------------------------------------------------
        Cumulative Total
--------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                   Page 26 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                          HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Prior
                                                                      Realized
                   Offering         Beginning         Aggregate     Loss Applied       Amounts          Interest       Modification
  Distribution     Document          Balance        Realized Loss        to           Covered by      (Shortages)/      /Appraisal
      Date      Cross-Reference   at Liquidation      on Loans      Certificates    Credit Support      Excesses      Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                                    (Recoveries)/
                                                 Realized Loss                     Losses Applied
                   Offering       Additional       Applied to     Recoveries of          to
  Distribution     Document      (Recoveries)   Certificates to  Realized Losses    Certificate
      Date      Cross-Reference   /Expenses           Date         Paid as Cash       Interest
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
            Totals
-----------------------------------------------------------------------------------------------------

                                                                   Page 27 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                  INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
                        Stated
     Offering          Principal      Current Ending                 Special Servicing Fees
     Document         Balance at         Scheduled     --------------------------------------------------
 Cross-Reference     Contribution         Balance          Monthly        Liquidation      Work Out          ASER     (PPIS) Excess
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                        Modified
                                                        Interest
     Offering       Non-Recoverable     Interest           Rate          Additional
     Document         (Scheduled           on          (Reduction)      Trust Fund
 Cross-Reference      Interest)         Advances         /Excess          Expense
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------

                                                                   Page 28 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                          INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

-----------------------------------------------------------------------------------------------------------------------------------

                                                           Reimb of Advances to the
                                                                   Servicer
                       Stated                          ---------------------------------
    Offering          Principal       Current Ending                       Left to           Other
    Document         Balance at         Scheduled                         Reimburse      (Shortfalls)/
 Cross-Reference    Contribution         Balance        Current Month  Master Servicer      Refunds              Comments
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Totals
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 2 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 1 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Total Interest Shortfall Allocated to Trust                          0.00
-----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 29 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 09/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                        DEFEASED LOAN DETAIL

---------------------------------------------------------------------------------------------------
                        Offering        Ending
                        Document       Scheduled      Maturity                      Defeasance
    Loan Number      Cross-Reference    Balance         Date          Note Rate       Status
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
      Totals
---------------------------------------------------------------------------------------------------

                                                                   Page 30 of 31

------------
                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-C33                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 07/17/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  08/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:           09/11/2007
----------------------------------------------------------------------------------------------------------------------------------

                                                       SUPPLEMENTAL REPORTING

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 31 of 31

                                                                         ANNEX D
--------------------------------------------------------------------------------
                                666 FIFTH AVENUE
--------------------------------------------------------------------------------

                         [3 PHOTOS OF 666 FIFTH AVENUE]

                                       D-1

--------------------------------------------------------------------------------
                                666 FIFTH AVENUE
--------------------------------------------------------------------------------

                            [MAP OF 666 FIFTH AVENUE]

                                       D-2

--------------------------------------------------------------------------------
                                666 FIFTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                       BCRE
CUT-OFF DATE BALANCE(1)                                          $  285,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    7.9%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                        George Gellert and Jared Kushner
TYPE OF SECURITY                                                            Fee
PARTIAL RELEASE/PARTIAL DEFEASANCE(2)                                       Yes
MORTGAGE RATE                                                            6.353%
MATURITY DATE                                                  February 5, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          114 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                 Yes
  ROLLOVER/INTEREST RESERVE(3)         $100,000,000

ONGOING ANNUAL RESERVES
  TAX/INSURANCE(4)                  Yes / Springing
  ROLLOVER/INTEREST RESERVE(5)            Springing
  REPLACEMENT RESERVE(6)                   $232,440

ADDITIONAL FINANCING(7)             Senior Mezzanine Debt          $335,000,000
                                    Junior Mezzanine Debt          $200,000,000
                                    Pari Passu Debt                $929,500,000

                                      PARI PASSU
                                       NOTES(1)                 TOTAL DEBT(8)
                                    --------------           ------------------
CUT-OFF DATE BALANCE                $1,215,000,000             $1,750,000,000
CUT-OFF DATE BALANCE/SF                  $836
CUT-OFF DATE LTV                        60.8%
MATURITY DATE LTV                       60.8%
UW DSCR ON NCF(9)                       1.46x
--------------------------------------------------------------------------------

(1)   The total balance of the 666 Fifth Avenue loan is $1,215,000,000 as of the
      Cut-off Date ("Whole Loan"), and consists of eight pari passu notes: Note
      A-1 with a Cut-off Date Balance of $124,500,000, Note A-2 with a Cut-off
      Date Balance of $124,500,000, Note A-3 with a Cut-off Date Balance of
      $197,500,000, Note A-4 with a Cut-off Date Balance of $197,500,000, Note
      A-5 with a Cut-off Date Balance of $142,750,000, Note A-6 with a Cut-off
      Date Balance of $142,750,000, Note A-7 with a Cut-off Date Balance of
      $142,750,000 and Note A-8 with a Cut-off Date Balance of $142,750,000
      (Note A-5 and Note A-7 are both included in the trust fund and collectively represent the 666 Fifth Avenue Loan). Note A-1, Note A-2,
      Note A-3, Note A-4, Note A-6 and Note A-8 are not included in the trust fund. Unless otherwise specified, all DSCR, LTV and other calculations with respect to the 666 Fifth Avenue Loan are based on the 666 Fifth
      Avenue Whole Loan.

(2)   The 666 Fifth Avenue Loan permits the partial release and/or partial defeasance of certain portions of the Mortgaged Property under certain circumstances. See "Release" below.

(3)   The Rollover/Interest Reserve was funded at closing of the 666 Fifth
      Avenue Loan to pay: (i) tenant improvements and leasing commissions at the
      Mortgaged Property and (ii) debt service shortfalls under the 666 Fifth
      Avenue Loan or the Senior Mezzanine Loan (as defined below).

(4)   Monthly deposits for taxes in an amount equal to 1/12th of the amount that the mortgagee estimates will be payable during the next twelve months for taxes are required to be made. For 2007, the borrower is required to make monthly deposits of $1,800,000 for taxes. In addition, monthly deposits in an amount equal to 1/12th of the annual insurance premiums estimated to be due by mortgagee are required to be made (unless an acceptable blanket or umbrella policy is in place and mortgagee has elected not to collect this reserve).

(5)   All lease termination payments received by the borrower prior to July 1,
      2008 are required to be deposited to the Rollover/Interest Reserve as well.

(6)   Monthly deposits in an amount equal to 1/12th of $0.15 per square foot of net rentable square feet at the Mortgaged Property are required to be made.

(7)   See "The Loan" and "Mezzanine Debt" below.

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION(10)
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)(11)                                                         1,454,110
OCCUPANCY AS OF JANUARY 11, 2007                                          98.3%
YEAR BUILT / YEAR RENOVATED                                         1957 / 1999
APPRAISED VALUE                                                  $2,000,000,000
PROPERTY MANAGEMENT                              Tishman Speyer Properties L.P.
UW ECONOMIC OCCUPANCY                                                     97.6%
UW REVENUES                                                        $157,016,346
UW TOTAL EXPENSES                                                   $38,399,113
UW NET OPERATING INCOME (NOI)(9)                                   $118,617,233
UW NET CASH FLOW (NCF)(9)                                          $114,381,673
--------------------------------------------------------------------------------

(8)   The Fifth Avenue Retail Space (as defined below under "The Property") has been excluded from the appraised value of the Mortgaged Property, the underwritten net cash flows and SF based in part on a requirement that the
      Fifth Avenue Retail Space is subject to release upon payment in full of the Senior Mezzanine Loan. Accordingly, the Fifth Avenue Retail Space has
      not been included under the headings Total Debt Cut-Off Date Balance/SF,
      Cut-Off Date LTV, Maturity Date LTV and UW DSCR on NCF.

(9)   The UW DSCR on NCF is based on underwritten net cash flow which was derived based on certain assumptions, including that all leases were marked to current market rental rates. If the market rental rates are not achieved, upon lease rollover, the UW DSCR on NCF will be negatively affected. The "As-Is" DSCR calculated based on the rent roll dated January
      11, 2007 including rent steps through 2007 is 0.65x. The UW DSCR for year
      6 of the loan term is 1.39x. The UW DSCR for year 6 of the loan term reflects certain assumptions which are in-line with the appraiser's estimates and is adjusted to reflect normalized capital items. Year 6 of the loan term reflects the first full year after 64.8% of the tenant leases currently in-place have expired. See "RISK FACTORS--Risks Relating to Net Cash Flow" in the Prospectus Supplement.

(10)  Calculations exclude the Fifth Avenue Retail Space (as defined below under
      "The Property").

(11)  The square footage consists of office space (1,367,545 square feet), retail/storage space (69,087 square feet) and parking (17,478 square feet). Excludes the Fifth Avenue Retail Space (as defined below under "The
      Property") which consists of an additional 95,513 square feet.

                                       D-3

--------------------------------------------------------------------------------
                                666 FIFTH AVENUE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                               TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                        RATINGS(1)      NET       % OF NET                ANNUAL         % OF
                                       S&P/MOODY'S    RENTABLE    RENTABLE     BASE        BASE       TOTAL ANNUAL      LEASE
TENANT                                    /FITCH      AREA (SF)     AREA     RENT PSF      RENT        BASE RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Citibank N.A. ......................   AA/Aa1/AA+     365,070      25.1%     $ 44.47    $16,234,522      23.2%      August 2014(2)
 Orrick, Herrington & Sutcliffe .....    NR/NR/NR      239,464      16.5      $ 44.79     10,725,722      15.3         March 2010
 Fulbright & Jaworski L.L.P. ........    NR/NR/NR      139,177       9.6      $ 51.93      7,228,117      10.3       December 2016
                                                     ---------     -----                 -----------     -----
 TOTAL MAJOR TENANTS ................                  743,711      51.1%     $ 45.97    $34,188,360      48.8%

NON-MAJOR TENANTS ...................                  686,205      47.2      $ 52.26     35,864,062      51.2
                                                     ---------     -----                 -----------     -----

OCCUPIED TOTAL ......................                1,429,916      98.3%     $ 48.99    $70,052,422     100.0%
                                                                                         ===========     =====

VACANT SPACE ........................                   24,194       1.7
                                                     ---------     -----

PROPERTY TOTAL ......................                1,454,110     100.0%
                                                     =========     =====
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Citibank N.A. has 17 different leases that expire between August 31, 2007 and August 31, 2014. 77,806 square feet will expire in 2007, 75,596 square feet will expire in 2009, and 211,668 square feet will expire in 2014.

---------------------------------------------------------------------------------------------------------------------------
                                            LEASE EXPIRATION SCHEDULE(1)(2)
---------------------------------------------------------------------------------------------------------------------------
                                 WA BASE                                     CUMULATIVE         % OF          CUMULATIVE
                # OF LEASES      RENT/SF     TOTAL SF     % OF TOTAL SF       % OF SF        BASE RENT        % OF BASE
  YEAR            EXPIRING      EXPIRING     EXPIRING      EXPIRING(3)       EXPIRING(3)     EXPIRING(3)     RENT EXPIRING
---------------------------------------------------------------------------------------------------------------------------

 2007(4)             21         $ 32.80      282,713           19.4%            19.4%           13.2%            13.2%
  2008               11         $ 35.56       62,877            4.3%            23.8%            3.2%            16.4%
  2009               12         $ 46.52       99,663            6.9%            30.6%            6.6%            23.0%
  2010               29         $ 53.86      402,840           27.7%            58.3%           31.0%            54.0%
  2011               12         $ 63.09       94,207            6.5%            64.8%            8.5%            62.5%
  2012                0         $  0.00            0            0.0%            64.8%            0.0%            62.5%
  2013                2         $ 68.36        1,248            0.1%            64.9%            0.1%            62.6%
  2014               15         $ 48.30      213,418           14.7%            79.6%           14.7%            77.3%
  2015                1         $ 15.00           50            0.0%            79.6%            0.0%            77.3%
  2016               16         $ 55.65      180,112           12.4%            92.0%           14.3%            91.6%
  2017                2         $ 94.09        3,364            0.2%            92.2%            0.5%            92.1%
Thereafter            6         $ 61.89       89,424            6.1%            98.3%            7.9%           100.0%
  Vacant              0              NA       24,194            1.7%           100.0%            0.0%           100.0%
---------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

(2)   Assumes no tenant exercises an early termination option, if applicable.

(3)   Calculated based upon approximate square footage occupied by each tenant.

(4)   Includes month-to-month leases.

                                       D-4

--------------------------------------------------------------------------------
                                666 FIFTH AVENUE
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "666 Fifth Avenue Loan") is secured by a first priority mortgage encumbering a 39-story, approximately 1,454,110 square foot Class "A" multi-tenant office tower occupying a full block front site on Fifth Avenue between 52nd and 53rd Streets in Midtown
      Manhattan's Plaza District (the "666 Fifth Avenue Property"). The 666
      Fifth Avenue Loan represents approximately 7.9% of the Cut-Off Date Pool
      Balance. The 666 Fifth Avenue Loan is part of a $1,215,000,000 mortgage loan (the "666 Fifth Avenue Whole Loan") that was co-originated by BCRE and UBS Real Estate Investments Inc. ("UBSREI"). The 666 Fifth Avenue
      Whole Loan has a Cut-off Date Balance of $1,215,000,000 and consists of the 666 Fifth Avenue Loan and six pari passu loans (the "666 Fifth Avenue
      Pari Passu Companion Loans") with an aggregate Cut-off Date Balance of
      $929,500,000. The respective rights of the holders of the pari passu notes evidencing the 666 Fifth Avenue Whole Loan will be governed by a co-lender agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the GE Commercial Mortgage Corporation,
      Commercial Mortgage Pass-Through Certificates, Series 2007-C1 transaction, as described in the Prospectus Supplement under "DESCRIPTION OF THE
      MORTGAGE POOL--Co-Lender Loans". The 666 Fifth Avenue Loan provides for interest-only payments for the entire loan term.

      The 666 Fifth Avenue Loan has a remaining term of 114 months and matures on February 5, 2017. The 666 Fifth Avenue Loan may be prepaid on or after
      August 5, 2016, and permits defeasance with United States government obligations beginning on the earlier of 48 months following the loan origination date and 2 years after the date that the final 666 Fifth
      Avenue Pari Passu Companion Loan is securitized.

o     THE BORROWER. The borrower is 666 Fifth Associates, LLC, a special purpose and bankruptcy remote entity owned and controlled by George Gellert and
      Jared Kushner (together, the "Sponsors"). The borrower has two independent directors in its ownership structure and has delivered a non-consolidation opinion in connection with the origination of the 666 Fifth Avenue Loan.
      George Gellert is the managing member of the borrower.

      Jared Kushner is a principal of the New York division of Kushner
      Companies. Kushner Companies is a private real estate organization involved in the ownership, development, redevelopment and management of single and multifamily housing, commercial, retail, industrial and hotel properties throughout the Northeast and Mid-Atlantic regions.
      Headquartered in Florham Park, New Jersey, with executive offices in
      Manhattan, the company manages its residential and commercial portfolios through its corporate offices and operating divisions. These include
      Westminster Management LLC, the residential management arm; Westminster
      Communities LLC, the construction division; Kushner Properties, the commercial leasing and management division; Westminster Hospitality, the hotel division; Westminster Capital Corp., which coordinates financing for the firm; and various acquisition and land development teams. Principals of the Kushner Companies own in excess of 25,000 apartment units; the
      Kushner Companies' commercial portfolio consists of nearly 6.5 million square feet of office, industrial and retail space and thousands of acres of land suitable for development. Properties are located in New Jersey,
      New York, Pennsylvania, Maryland and Delaware. George Gellert is a real estate developer and the president and chairman of the board of Atalanta
      Corporation, a food importer and international trading company located in
      Elizabeth, New Jersey.

o     THE PROPERTY. The 666 Fifth Avenue Property is a 39-story office building containing approximately 1,549,623 rentable square feet which includes approximately 1,367,545 square feet of office space, approximately 95,513 square feet of retail space (the "Fifth Avenue Retail Space"), approximately 69,087 square feet of other retail/storage space (the "Other
      Retail Space") and approximately 17,478 square feet of parking with valet parking space for approximately 90 cars (the "Parking Garage Space"). The
      Fifth Avenue Retail Space is currently occupied by the NBA Store, Brooks
      Brothers and Hickey Freeman. The 666 Fifth Avenue Property has been institutionally owned and maintained since its construction and underwent approximately $40 million of extensive renovation and expansion in 1999.
      The renovations included new retail stores and a glass facade for the entire first and second floors. Renovations since 1999 have included a
      $1.7 million low-rise, freight and loading dock elevator modernization project, as well as a $2.1 million replacement of the building's main electrical switchboards, an electrical capacity upgrade, full sidewalk replacement, lobby renovation to create the Hickey Freeman retail space and a $2.3 million HVAC upgrade that included installation of a building management system. The borrower has notified BCRE that it intends to convert the 666 Fifth Avenue Property to a condominium, which conversion will be subject to satisfaction of various conditions contained in the related Mortgage Loan documents.

      As of January 11, 2007, the 666 Fifth Avenue Property, excluding the Fifth
      Avenue Retail Space, was 98.3% occupied by 47 tenants. The largest tenant at the property, Citibank, N.A. ("Citibank") (rated "AA" by S&P, "AA+" by
      Fitch and "Aa1" by

                                       D-5

--------------------------------------------------------------------------------
                                666 FIFTH AVENUE
--------------------------------------------------------------------------------

      Moody's) occupies approximately 365,070 square feet (25.1% of the total square footage). Citibank occupies space in portions of the 3rd through
      7th and 10th floors and the entire 12th and 13th floors. Citibank is the largest operating subsidiary of Citigroup Inc. (NYSE: "C"). Citigroup is ranked 8th in the 2006 Fortune 500 and has approximately 3,000 bank branches and consumer finance offices in the United States and Canada, plus approximately 2,000 locations in approximately 100 other countries.
      Citigroup is a diversified financial services company engaged in providing consumer product offerings, including banking services, credit cards and loans. Citigroup is divided into three major business groups: Global
      Consumer, Global Wealth Management and Corporate and Investment Banking.
      The 666 Fifth Avenue Property is home to Citigroup's Private Banking division, part of its Global Wealth Management division and other related financial activities. Citibank leases certain signage rights on the north, west and south sides of the 666 Fifth Avenue Property through August 2009.
      Citibank is the largest tenant and has been at the 666 Fifth Avenue
      Property since 1989. Orrick, Herrington & Sutcliffe ("Orrick"), the second largest tenant, occupies approximately 239,464 square feet (16.5% of the total square footage) with space in portions of the sub-basement, 2nd and
      10th floors and the entire 16th through 23rd floors. Orrick is a full service, approximately 980 attorney law firm that was formed in San
      Francisco in 1863. Orrick has 18 offices in 7 countries. According to the
      American Lawyer, Orrick was ranked 28th (in revenues) in the 2007 Am Law
      100. Orrick has approximately 200 attorneys at this location and has been a tenant at the 666 Fifth Avenue Property since 1995. Fulbright & Jaworski
      L.L.P. ("Fulbright"), the third largest tenant at the property, occupies approximately 139,177 square feet (9.6% of the total square footage) with space in portions of the 10th and 35th floors and the entire 24th and 30th through 33rd floors. Founded in 1919, Fulbright is one of the largest law firms in the nation, comprising approximately 1,000 attorneys in sixteen offices worldwide in 50 integrated practice areas. Fulbright was ranked
      34th (in revenues) in the 2007 Am Law 100. Fulbright has approximately 140 attorneys at this location and has been a tenant at the 666 Fifth Avenue
      Property since 1992.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o     RELEASE. The borrower is permitted, after the later to occur of (i) the
      Condominium Conversion Date (as defined below) and (ii) the expiration of the defeasance lockout period to obtain the release of the Parking Garage
      Space and/or the Other Retail Space pursuant to a partial defeasance of a portion of the 666 Fifth Avenue Whole Loan in an amount equal to
      $8,550,000 with respect to the Parking Garage Space and $95,000,000 with respect to the Other Retail Space, provided, among other things: (a) any net proceeds from the sale of the Fifth Avenue Retail Space have been used to pay down the Senior Mezzanine Loan (as defined under "Mezzanine Debt"
      below) and any proceeds remaining, if applicable, have been used to pay down the Junior Mezzanine Loan (as defined under "Mezzanine Debt" below), and (b) after giving effect to such release, the DSCR for the 666 Fifth
      Avenue Property remaining after the release is at least equal to the DSCR for the 666 Fifth Avenue Property (including the release parcel) for the
      12 months immediately preceding the release.

      The borrower is also permitted to obtain the release of the Fifth Avenue
      Retail Space on or after the Condominium Conversion Date (as defined below) upon the payment in full of the Senior Mezzanine Loan, provided, among other things: (a) in the event that such release occurs prior to
      July 1, 2008, the borrower has delivered to the mortgagee an amount equal to $105,000,000, less $2,500,000 for every full calendar month, if any, that the release occurs prior to July 1, 2008, (b) the borrower under the
      Junior Mezzanine Loan has prepaid (or is simultaneously prepaying) (i) in connection with a sale of the Fifth Avenue Retail Space, a portion of the
      Junior Mezzanine Loan in an amount equal to all remaining net sales proceeds or (ii) in connection with a refinancing of the Fifth Avenue
      Retail Space, the entire balance of the Junior Mezzanine Loan and (c) with respect to the remaining portion of the 666 Fifth Avenue Property (not including the Fifth Avenue Retail Space), the loan-to-value ratio
      (including any remaining principal balance of the Junior Mezzanine Loan, if applicable) is not more than 89%. The "Condominium Conversion Date" is the date on which the 666 Fifth Avenue Property has been converted to a condominium form of ownership.

o     MEZZANINE DEBT. At origination, BCRE provided a $200 million mezzanine loan (the "Junior Mezzanine Loan") to the indirect equity owner of the borrower. In addition, the equity owner of the borrower obtained a $335 million mezzanine loan (the "Senior Mezzanine Loan") from BCRE and UBSREI.
      The holders of the Junior Mezzanine Loan and the Senior Mezzanine Loan are
      subject to an intercreditor agreement with the mortgagee.

      Provided that the Junior Mezzanine Loan has been paid in full, the owners of the beneficial interest in the borrower may incur additional junior indebtedness, provided, among other things: (a) the amount of such additional junior indebtedness is either

                                       D-6

--------------------------------------------------------------------------------
                                666 FIFTH AVENUE
--------------------------------------------------------------------------------

      (i) reasonably acceptable to the mortgagee or (ii) in an amount that when added to the then outstanding principal balance of the 666 Fifth Avenue
      Whole Loan and the outstanding balance of the Senior Mezzanine Loan, if applicable, results in a loan-to-value ratio not in excess of 89%, based on a new appraisal; the mortgagee must have received written confirmation from the applicable rating agencies that the incurrence of such indebtedness will not result in the downgrade, qualification or withdrawal of the ratings then assigned to the Certificates.

o     ROLLOVER/INTEREST RESERVE. At origination, $100,000,000 was deposited with mortgagee in the Rollover/Interest Reserve account to pay: (i) tenant improvements and leasing commissions at the 666 Fifth Avenue Property and
      (ii) debt service shortfalls under the 666 Fifth Avenue Whole Loan or the
      Senior Mezzanine Loan.

      If the Fifth Avenue Retail Space is released prior to July 1, 2008, the borrower is required to deposit $105,000,000 with mortgagee less
      $2,500,000 for each full calendar month (if any) that the release occurs prior to the July 1, 2008, and on July 1, 2008, the borrower is required to deposit such amount as is necessary to cause a reserve (the "Ongoing
      Reserve") to contain $105,000,000.

      In the event that the Fifth Avenue Retail Space is not released prior to
      July 1, 2008, the borrower is required to deposit such amount as is necessary to cause the balance of the Ongoing Reserve to equal
      $105,000,000; provided, however, such $105,000,000 will be (i) reduced by any amounts then on deposit in the Rollover/Interest Reserve (which amounts are required to be transferred into the Ongoing Reserve) and (ii)
      increased by the positive difference, if any, obtained by subtracting (a)
      the portion of the Rollover/Interest Reserve disbursed by the mortgagee prior to July 1, 2008 for tenant improvements and leasing commissions from
      (b) $20,000,000.

o     MANAGEMENT. The 666 Fifth Avenue Property is managed by Tishman Speyer
      Properties L.P. ("Tishman"), which is not affiliated with the borrower.
      Tishman is one of the leading owners, developers, fund managers and operators of first-class real estate in New York City. Since its inception, Tishman has managed a portfolio of assets of more than 77 million square feet in major metropolitan areas across the United States,
      Europe, Latin America and Asia. Some of the properties under the management of Tishman in New York City include Rockefeller Center (12 buildings), MetLife building, Chrysler Center and Peter Cooper
      Village/Stuyvesant Town.

                                       D-7

                                                                        ANNEX D
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                       D-8

--------------------------------------------------------------------------------
                              ING HOSPITALITY POOL
--------------------------------------------------------------------------------

                       [6 PHOTOS OF ING HOSPITALITY POOL]

                                       D-9

--------------------------------------------------------------------------------
                              ING HOSPITALITY POOL
--------------------------------------------------------------------------------

                          [MAP OF ING HOSPITALITY POOL]

                                      D-10

--------------------------------------------------------------------------------
                              ING HOSPITALITY POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $283,850,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    7.9%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                    ING Clarion Partners
TYPE OF SECURITY                                                        Various
PARTIAL RELEASE(1)                                                          Yes
MORTGAGE RATE                                                            5.663%
MATURITY DATE                                                     June 11, 2012
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                            60 / IO
REMAINING TERM / AMORTIZATION                                           58 / IO
LOCKBOX(2)                                                            Springing

UP-FRONT RESERVES
  ENGINEERING(3)                         $2,127,290
  PIP(4)                                $56,042,810

ONGOING ANNUAL RESERVES
  TAX / INSURANCE                         Springing
  FF&E(5)                                 Springing

ADDITIONAL FINANCING(6)             Pari Passu Debt                $283,850,000

                                                                  PARI PASSU
                                                                   NOTES(7)
                                                                --------------
CUT-OFF DATE BALANCE                                             $567,700,000
CUT-OFF DATE BALANCE / ROOM                                        $97,947
CUT-OFF DATE LTV                                                    63.8%
MATURITY DATE LTV                                                   63.8%
UW DSCR ON NCF                                                      2.14x
--------------------------------------------------------------------------------

(1)   The ING Hospitality Pool Loan permits partial release of certain properties comprising the Mortgaged Property under certain circumstances.
      See "Release" below.

(2)   A lockbox may be required upon either: (i) an event of default or (ii)
      certain other conditions as specified in the related Mortgage Loan documents.

(3)   At origination, $2,127,290 was escrowed to fund an engineering reserve.
      The reserve can be used for funding certain maintenance, repairs and/or remedial or corrective work related to various building code and fire code deficiencies.

(4)   The up-front property improvement plans and renovation reserve of
      $56,042,810 is maintained at JPMorgan Chase Bank N.A. in the name of the borrower's sponsor. The reserve is collaterally assigned to the mortgagee and the reserve will be transferred to the mortgagee upon an event of default.

(5)   Annual amount determined by mortgagee, in no event less than 4.0% of the gross revenue.

(6)   Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) the debt yield is not less than 10.0%,
      (ii) the aggregate loan-to-value ratio shall not exceed 80.0%, (iii)
      rating agency consent and (iv) certain other conditions as specified in the related Mortgage Loan documents.

(7)   LTV Ratios, DSC Ratio and Cut-Off Date Balance / Room were derived from the aggregate indebtedness of, or scheduled debt service due in connection with, the ING Hospitality Pool Loan and the ING Hospitality Pool Pari
      Passu Companion Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                               46
LOCATION                                                                Various
PROPERTY TYPE                                      Hospitality -- Extended Stay
SIZE (ROOMS)                                                              5,796
OCCUPANCY AS OF TTM DECEMBER 2006                                         77.0%
YEAR BUILT / YEAR RENOVATED                                             Various
APPRAISED VALUE                                                    $890,300,000
                                                Marriott International, Inc. or
PROPERTY MANAGEMENT                                   Hilton Hotels Corporation
UW ECONOMIC OCCUPANCY                                                     78.2%
UW REVENUES                                                        $198,916,263
UW TOTAL EXPENSES                                                  $122,171,704
UW NET OPERATING INCOME (NOI)                                       $76,744,560
UW NET CASH FLOW (NCF)                                              $68,787,909
--------------------------------------------------------------------------------

                                      D-11

--------------------------------------------------------------------------------
                              ING HOSPITALITY POOL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                     ING HOSPITALITY POOL SUMMARY
------------------------------------------------------------------------------------------------------
                                             ALLOCATED         SPECIFIC
                                              CUT-OFF          PROPERTY       YEAR BUILT /
              PROPERTY NAME                DATE BALANCE          TYPE           RENOVATED       ROOMS
------------------------------------------------------------------------------------------------------

Residence Inn -- La Jolla, CA              $ 28,759,000      Extended Stay    1986 / 2003        288
Residence Inn Seattle East --
  Redmond, WA                                17,819,000      Extended Stay     1999 / NA         180
Residence Inn -- Long Beach, CA              15,324,000      Extended Stay    1987 / 2006        216
Residence Inn -- Costa Mesa, CA              13,578,000      Extended Stay     1986 / NA         144
Residence Inn Pasadena --
  Arcadia, CA                                11,760,500      Extended Stay     1989 / NA         120
Residence Inn -- Irvine, CA                  10,620,000      Extended Stay    1989 / 2003        112
Homewood Suites -- Herndon, VA               10,156,500      Extended Stay    1998 / 2006        109
Residence Inn Concord --
  Pleasant Hill, CA                           9,337,000      Extended Stay     1989 / NA         126
Residence Inn -- San Ramon, CA                7,982,500      Extended Stay     1989 / NA         106
Homewood Suites -- Linthicum, MD              7,662,000      Extended Stay    1998 / 2006        147
Residence Inn -- Saint Louis, MO              6,842,500      Extended Stay    1988 / 2005        152
Residence Inn -- Bakersfield, CA              6,272,000      Extended Stay    1990 / 2004        114
Residence Inn -- Boulder, CO                  6,022,500      Extended Stay    1986 / 2003        128
Residence Inn Chicago -- Deerfield, IL        5,951,500      Extended Stay    1989 / 2004        128
Residence Inn -- Hapeville, GA                5,951,500      Extended Stay     1990 / NA         126
Homewood Suites -- Malvern, PA                5,916,000      Extended Stay     1998 / NA         123
Residence Inn -- Houston, TX                  5,630,500      Extended Stay    1989 / 2003        110
Residence Inn -- Santa Fe, NM                 5,559,500      Extended Stay    1986 / 2006        120
Residence Inn -- Placentia, CA                5,452,500      Extended Stay    1988 / 2003        112
Homewood Suites -- Glen Allen, VA             5,132,000      Extended Stay     1998 / NA         123
Residence Inn -- Atlanta, GA (Buckhead)       5,096,000      Extended Stay    1987 / 2004        136
Homewood Suites -- Beaverton, OR              4,918,000      Extended Stay     1998 / NA         123
Residence Inn -- Cincinnati, OH               4,739,500      Extended Stay     1985 / NA         144
Residence Inn -- Lombard, IL                  4,561,500      Extended Stay    1987 / 2006        144
Residence Inn -- Jacksonville, FL             4,526,000      Extended Stay    1986 / 2004        112
Homewood Suites -- Irving, TX                 4,419,000      Extended Stay    1989 / 2005        136
Homewood Suites -- Clearwater, FL             4,383,500      Extended Stay    1998 / 2006        112
Residence Inn Dallas -- Irving, TX            4,383,500      Extended Stay    1989 / 2007        120
Residence Inn -- Boca Raton, FL               4,027,000      Extended Stay    1988 / 2005        120
Residence Inn -- Clearwater, FL               3,920,000      Extended Stay    1986 / 2004         88
Residence Inn -- Birmingham, AL               3,813,000      Extended Stay    1986 / 2004        128
Residence Inn -- Smyrna, GA                   3,670,500      Extended Stay    1986 / 2006        130
Homewood Suites -- Addison, TX                3,528,000      Extended Stay    1989 / 2006        120
Homewood Suites -- Chesterfield, MO           3,385,500      Extended Stay     1999 / NA         145
Residence Inn -- Montgomery, AL               3,350,000      Extended Stay    1990 / 2006         94
Homewood Suites -- Atlanta, GA
    (Buckhead)                                3,314,500      Extended Stay    1997 / 2006         92
Residence Inn -- Blue Ash, OH                 3,029,000      Extended Stay    1989 / 2006        118
Residence Inn -- Chesterfield, MO             3,029,000      Extended Stay    1986 / 2006        104
Residence Inn -- Berwyn, PA                   2,993,500      Extended Stay    1988 / 2003         88
Residence Inn -- Danvers, MA                  2,922,000      Extended Stay    1989 / 2006         96
Homewood Suites -- Midvale, UT                2,886,500      Extended Stay     1996 / NA          98
Homewood Suites -- Plano, TX                  2,744,000      Extended Stay    1996 / 2006         99
Homewood Suites -- Atlanta, GA
  (Cumberland)                                2,530,000      Extended Stay    1990 / 2006        124
Residence Inn -- Memphis, TN                  2,245,000      Extended Stay    1986 / 2007        105
Residence Inn -- Atlanta, GA (DeKalb)         2,067,000      Extended Stay    1984 / 2002        144
Homewood Suites -- Norcross, GA               1,639,500      Extended Stay     1989 / NA          92
                                           ------------                                        -----
TOTAL/WEIGHTED AVERAGE                     $283,850,000                                        5,796
                                           ============                                        =====
------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                             ALLOCATED
                                              CUT-OFF     APPRAISED
                                           DATE BALANCE     VALUE      OCCUPANCY           ADR            REVPAR
              PROPERTY NAME                 PER ROOM(1)   PER ROOM   PENETRATION(2)   PENETRATION(2)   PENETRATION(2)
---------------------------------------------------------------------------------------------------------------------

Residence Inn -- La Jolla, CA                $199,715     $301,042        107.0%           106.7%           114.2%
Residence Inn Seattle East --
  Redmond, WA                                $197,989     $292,222         96.6%           108.5%           104.9%
Residence Inn -- Long Beach, CA              $141,889     $210,185         94.5%           130.2%           123.1%
Residence Inn -- Costa Mesa, CA              $188,583     $275,000        107.9%           103.6%           111.7%
Residence Inn Pasadena --
  Arcadia, CA                                $196,008     $298,333        109.5%           122.8%           134.5%
Residence Inn -- Irvine, CA                  $189,643     $291,964        109.0%           122.7%           133.7%
Homewood Suites -- Herndon, VA               $186,358     $274,312        108.1%           100.3%           108.4%
Residence Inn Concord --
  Pleasant Hill, CA                          $148,206     $243,651        118.3%           112.2%           132.7%
Residence Inn -- San Ramon, CA               $150,613     $248,113        114.9%           131.1%           150.6%
Homewood Suites -- Linthicum, MD             $104,245     $156,463        106.8%           110.7%           118.2%
Residence Inn -- Saint Louis, MO             $ 90,033     $133,553        115.9%            99.0%           114.7%
Residence Inn -- Bakersfield, CA             $110,035     $164,912        121.7%           109.1%           132.8%
Residence Inn -- Boulder, CO                 $ 94,102     $151,563        127.2%            97.3%           123.8%
Residence Inn Chicago -- Deerfield, IL       $ 92,992     $142,969         95.5%           107.3%           102.4%
Residence Inn -- Hapeville, GA               $ 94,468     $165,079         95.1%           127.2%           120.9%
Homewood Suites -- Malvern, PA               $ 96,195     $160,163        117.1%           105.2%           123.2%
Residence Inn -- Houston, TX                 $102,373     $183,636        113.6%           110.1%           125.1%
Residence Inn -- Santa Fe, NM                $ 92,658     $137,500        140.8%           118.8%           167.3%
Residence Inn -- Placentia, CA               $ 97,366     $157,143        110.1%           100.1%           110.2%
Homewood Suites -- Glen Allen, VA            $ 83,447     $125,203        108.8%            99.0%           107.8%
Residence Inn -- Atlanta, GA (Buckhead)      $ 74,941     $122,794        108.6%            99.6%           108.2%
Homewood Suites -- Beaverton, OR             $ 79,967     $122,764        109.8%            96.6%           106.2%
Residence Inn -- Cincinnati, OH              $ 65,826     $102,778        135.8%           101.6%           137.9%
Residence Inn -- Lombard, IL                 $ 63,354     $ 99,306        104.5%            98.1%           102.6%
Residence Inn -- Jacksonville, FL            $ 80,821     $137,500        102.0%           109.3%           111.5%
Homewood Suites -- Irving, TX                $ 64,985     $ 99,265        109.3%           102.0%           111.5%
Homewood Suites -- Clearwater, FL            $ 78,277     $116,964        110.6%           111.3%           123.1%
Residence Inn Dallas -- Irving, TX           $ 73,058     $121,667         89.7%           120.8%           108.4%
Residence Inn -- Boca Raton, FL              $ 67,117     $109,167        107.5%           101.3%           108.8%
Residence Inn -- Clearwater, FL              $ 89,091     $139,773        111.6%           124.3%           138.8%
Residence Inn -- Birmingham, AL              $ 59,578     $ 97,656         84.9%           111.7%            94.9%
Residence Inn -- Smyrna, GA                  $ 56,469     $ 90,769         92.6%           117.5%           108.9%
Homewood Suites -- Addison, TX               $ 58,800     $ 90,833         98.1%           110.9%           108.8%
Homewood Suites -- Chesterfield, MO          $ 46,697     $ 72,414        109.9%            92.6%           101.7%
Residence Inn -- Montgomery, AL              $ 71,277     $111,702         90.1%            98.1%            88.4%
Homewood Suites -- Atlanta, GA
    (Buckhead)                               $ 72,054     $107,609         94.6%           104.1%            98.5%
Residence Inn -- Blue Ash, OH                $ 51,339     $ 82,203        119.5%            91.8%           109.7%
Residence Inn -- Chesterfield, MO            $ 58,250     $ 91,346        113.0%           103.6%           117.1%
Residence Inn -- Berwyn, PA                  $ 68,034     $125,000        101.4%           115.7%           117.3%
Residence Inn -- Danvers, MA                 $ 60,875     $113,542        140.7%           123.7%           174.0%
Homewood Suites -- Midvale, UT               $ 58,908     $ 89,796        106.5%            99.3%           105.7%
Homewood Suites -- Plano, TX                 $ 55,434     $ 94,949        116.6%            99.1%           115.6%
Homewood Suites -- Atlanta, GA
  (Cumberland)                               $ 40,806     $ 63,710        117.4%            95.1%           111.6%
Residence Inn -- Memphis, TN                 $ 42,762     $ 68,571         82.2%            96.8%            79.5%
Residence Inn -- Atlanta, GA (DeKalb)        $ 28,708     $ 83,333         73.2%           102.7%            75.2%
Homewood Suites -- Norcross, GA              $ 35,641     $ 56,522        133.9%            97.8%           130.9%

TOTAL/WEIGHTED AVERAGE                       $ 97,947     $153,606        107.8%           107.6%           115.8%
---------------------------------------------------------------------------------------------------------------------

(1)   Cut-off date balance per room was derived from the aggregate indebtedness of the ING Hospitality Pool Loan and the ING Hospitality Pool Pari Passu
      Companion Loan.

(2)   The above information is based on Appraisals from HVS International dated
      March 2007.

                                      D-12

--------------------------------------------------------------------------------
                              ING HOSPITALITY POOL
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                 ING HOSPITALITY POOL FINANCIAL PERFORMANCE SUMMARY
---------------------------------------------------------------------------------------------------------------------
                                                          2004                                  2005
                                          ------------------------------------- -------------------------------------
              PROPERTY NAME                OCCUPANCY       ADR        REV PAR    OCCUPANCY       ADR        REV PAR
---------------------------------------------------------------------------------------------------------------------

Residence Inn -- La Jolla, CA                 83.1%     $ 120.49     $ 100.13       81.2%     $ 134.53     $ 109.21
Residence Inn Seattle East --
  Redmond, WA                                 76.8%     $ 141.09     $ 108.39       79.8%     $ 145.53     $ 116.13
Residence Inn -- Long Beach, CA               82.6%     $ 111.49     $  92.06       82.5%     $ 121.47     $ 100.15
Residence Inn -- Costa Mesa, CA               75.9%     $ 112.57     $  85.49       83.0%     $ 127.35     $ 105.70
Residence Inn Pasadena --
  Arcadia, CA                                 85.6%     $ 125.00     $ 107.05       87.5%     $ 138.83     $ 121.53
Residence Inn -- Irvine, CA                   84.2%     $ 114.95     $  96.83       82.7%     $ 125.81     $ 104.11
Homewood Suites -- Herndon, VA                82.3%     $ 142.06     $ 116.97       78.1%     $ 145.14     $ 113.36
Residence Inn Concord --
  Pleasant Hill, CA                           80.4%     $ 109.61     $  88.18       79.0%     $ 117.73     $  93.06
Residence Inn -- San Ramon, CA                71.6%     $ 115.42     $  82.65       79.5%     $ 120.52     $  95.78
Homewood Suites --
  Linthicum Heights, MD                       79.2%     $ 112.08     $  88.71       78.8%     $ 115.73     $  91.18
Residence Inn -- Saint Louis, MO              83.9%     $  94.48     $  79.24       79.8%     $  97.79     $  78.06
Residence Inn -- Bakersfield, CA              84.1%     $  95.73     $  80.54       88.2%     $ 102.11     $  90.05
Residence Inn -- Boulder, CO                  73.2%     $ 108.93     $  79.77       73.0%     $ 113.09     $  82.51
Residence Inn -- Hapeville, GA                82.7%     $  93.06     $  76.98       85.6%     $ 101.37     $  86.73
Residence Inn Chicago -- Deerfield, IL        79.0%     $  90.41     $  71.43       76.7%     $ 104.09     $  79.88
Homewood Suites -- Malvern, PA                77.9%     $ 104.79     $  81.59       83.6%     $ 104.69     $  87.52
Residence Inn -- Houston, TX                  80.0%     $  92.73     $  74.15       82.0%     $  97.87     $  80.27
Residence Inn -- Santa Fe, NM                 75.9%     $  94.24     $  71.50       83.7%     $  92.94     $  77.76
Residence Inn -- Placentia, CA                79.9%     $  91.05     $  72.79       86.7%     $  97.69     $  84.68
Homewood Suites -- Glen Allen, VA             74.9%     $  89.54     $  67.06       68.1%     $  97.02     $  66.03
Residence Inn -- Atlanta, GA (Buckhead)       65.9%     $  97.15     $  64.00       71.7%     $ 104.31     $  74.77
Homewood Suites -- Beaverton, OH              69.9%     $  77.84     $  54.45       74.3%     $  81.25     $  60.36
Residence Inn -- Cincinnati, OH               76.9%     $  80.77     $  62.14       76.5%     $  87.70     $  67.07
Residence Inn -- Lombard, IL                  77.2%     $  81.89     $  63.25       73.9%     $  86.54     $  63.94
Residence Inn -- Jacksonville, FL             79.9%     $  86.15     $  68.83       86.5%     $  97.14     $  84.05
Homewood Suites Dallas -- Irving, TX          75.3%     $  88.45     $  66.58       76.0%     $  90.54     $  68.77
Residence Inn Dallas -- Irving, TX            77.2%     $  87.33     $  67.38       77.7%     $  92.85     $  72.11
Homewood Suites -- Clearwater, FL             78.3%     $  93.17     $  72.96       79.5%     $  98.52     $  78.32
Residence Inn -- Boca Raton, FL               86.3%     $  83.13     $  71.76       82.6%     $  83.39     $  68.91
Residence Inn -- Clearwater, FL               81.7%     $  97.33     $  79.55       80.7%     $ 111.95     $  90.34
Residence Inn -- Birmingham, AL               79.9%     $  79.09     $  63.16       78.1%     $  91.97     $  71.78
Residence Inn -- Smyrna, GA                   66.6%     $  81.62     $  54.36       77.7%     $  82.72     $  64.30
Homewood Suites -- Addison, TX                73.1%     $  80.99     $  59.24       72.8%     $  84.75     $  61.66
Homewood Suites -- Chesterfield, MO          100.3%     $  59.08     $  59.24       71.4%     $  83.12     $  59.35
Residence Inn -- Montgomery, AL               86.9%     $  87.51     $  76.04       82.9%     $  94.00     $  77.90
Homewood Suites -- Atlanta, GA
    (Buckhead)                                76.2%     $ 101.18     $  77.10       75.5%     $ 105.60     $  79.71
Residence Inn -- Chesterfield, MO             71.3%     $  84.54     $  60.25       72.3%     $  85.11     $  61.57
Residence Inn -- Blue Ash, OH                 73.4%     $  86.03     $  63.15       72.5%     $  90.87     $  65.90
Residence Inn -- Berwyn, PA                   60.0%     $ 111.83     $  67.09       52.5%     $ 129.72     $  68.09
Residence Inn -- Danvers, MA                  78.8%     $  94.60     $  74.55       80.0%     $  97.56     $  78.01
Homewood Suites -- Midvale, UT                70.2%     $  81.17     $  56.99       70.1%     $  39.35     $  27.58
Homewood Suites -- Plano, TX                  77.9%     $  80.56     $  62.79       80.3%     $  84.12     $  67.58
Homewood Suites -- Atlanta, GA
  (Cumberland)                                68.6%     $  87.35     $  59.89       71.6%     $  89.46     $  64.01
Residence Inn -- Memphis, TN                  64.6%     $  92.11     $  59.49       70.1%     $  89.54     $  62.78
Residence Inn -- Atlanta, GA (DeKalb)         65.5%     $  76.42     $  50.07       66.4%     $  84.45     $  56.05
Homewood Suites -- Norcross, GA               73.8%     $  74.12     $  54.71       72.3%     $  74.79     $  54.08
AVERAGE                                       77.2%     $  95.46     $  73.71       77.5%     $ 100.93     $  78.54
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                          2006                              UNDERWRITTEN
                                          ------------------------------------- -------------------------------------
              PROPERTY NAME                OCCUPANCY       ADR        REV PAR    OCCUPANCY       ADR        REV PAR
---------------------------------------------------------------------------------------------------------------------

Residence Inn -- La Jolla, CA                 79.9%     $ 148.38     $ 118.55       79.9%     $ 156.91     $ 125.37
Residence Inn Seattle East --
  Redmond, WA                                 76.5%     $ 167.23     $ 127.88       76.8%     $ 179.49     $ 137.85
Residence Inn -- Long Beach, CA               74.6%     $ 128.13     $  95.64       79.0%     $ 136.36     $ 107.72
Residence Inn -- Costa Mesa, CA               82.0%     $ 140.31     $ 115.08       82.3%     $ 151.92     $ 125.03
Residence Inn Pasadena --
  Arcadia, CA                                 80.0%     $ 148.93     $ 119.08       84.2%     $ 157.58     $ 132.68
Residence Inn -- Irvine, CA                   83.9%     $ 140.42     $ 117.80       83.7%     $ 152.87     $ 127.95
Homewood Suites -- Herndon, VA                80.5%     $ 150.15     $ 120.88       81.6%     $ 156.15     $ 127.42
Residence Inn Concord --
  Pleasant Hill, CA                           87.1%     $ 124.21     $ 108.24       86.0%     $ 135.35     $ 116.40
Residence Inn -- San Ramon, CA                82.2%     $ 132.90     $ 109.28       82.2%     $ 140.92     $ 115.88
Homewood Suites --
  Linthicum Heights, MD                       79.3%     $ 118.77     $  94.14       79.5%     $ 123.41     $  98.11
Residence Inn -- Saint Louis, MO              81.1%     $ 108.97     $  88.37       81.1%     $ 114.19     $  92.61
Residence Inn -- Bakersfield, CA              83.9%     $ 110.20     $  92.48       86.3%     $ 117.55     $ 101.44
Residence Inn -- Boulder, CO                  76.4%     $ 118.12     $  90.26       75.1%     $ 124.94     $  93.83
Residence Inn -- Hapeville, GA                79.8%     $ 111.91     $  89.26       83.8%     $ 115.26     $  96.59
Residence Inn Chicago -- Deerfield, IL        77.5%     $ 114.61     $  88.84       77.5%     $ 118.41     $  91.77
Homewood Suites -- Malvern, PA                86.9%     $ 106.82     $  92.87       87.8%     $ 112.67     $  98.92
Residence Inn -- Houston, TX                  81.3%     $ 107.11     $  87.13       81.3%     $ 113.83     $  92.54
Residence Inn -- Santa Fe, NM                 68.7%     $ 102.42     $  70.35       81.0%     $ 119.64     $  96.91
Residence Inn -- Placentia, CA                81.7%     $ 106.06     $  86.66       82.2%     $ 112.19     $  92.22
Homewood Suites -- Glen Allen, VA             74.0%     $  98.89     $  73.15       74.0%     $  98.89     $  73.15
Residence Inn -- Atlanta, GA (Buckhead)       74.1%     $ 109.87     $  81.43       76.1%     $ 113.01     $  86.00
Homewood Suites -- Beaverton, OH              79.0%     $  89.17     $  70.48       78.4%     $  93.84     $  73.57
Residence Inn -- Cincinnati, OH               78.6%     $  90.87     $  71.40       78.0%     $  93.94     $  73.27
Residence Inn -- Lombard, IL                  76.9%     $  95.36     $  73.35       74.5%     $ 106.55     $  79.38
Residence Inn -- Jacksonville, FL             77.8%     $ 105.43     $  82.06       80.5%     $ 109.39     $  88.06
Homewood Suites Dallas -- Irving, TX          78.8%     $  94.80     $  74.69       79.4%     $ 100.17     $  79.53
Residence Inn Dallas -- Irving, TX            72.1%     $ 106.36     $  76.65       75.9%     $ 113.35     $  86.03
Homewood Suites -- Clearwater, FL             77.7%     $ 103.90     $  80.76       77.7%     $ 103.90     $  80.76
Residence Inn -- Boca Raton, FL               70.6%     $ 102.41     $  72.35       73.0%     $ 111.76     $  81.58
Residence Inn -- Clearwater, FL               79.6%     $ 115.19     $  91.70       80.9%     $ 123.25     $  99.71
Residence Inn -- Birmingham, AL               72.8%     $  94.94     $  69.14       75.8%     $  98.96     $  75.01
Residence Inn -- Smyrna, GA                   75.6%     $  88.14     $  66.67       78.3%     $  95.40     $  74.70
Homewood Suites -- Addison, TX                74.6%     $  92.03     $  68.62       75.2%     $  95.37     $  71.72
Homewood Suites -- Chesterfield, MO           69.7%     $  84.07     $  58.57       69.7%     $  84.07     $  58.56
Residence Inn -- Montgomery, AL               77.9%     $  94.58     $  73.67       80.5%     $ 102.84     $  82.78
Homewood Suites -- Atlanta, GA
    (Buckhead)                                75.2%     $ 112.54     $  84.62       76.0%     $ 118.93     $  90.38
Residence Inn -- Chesterfield, MO             77.0%     $  94.04     $  72.40       77.0%     $  97.37     $  74.97
Residence Inn -- Blue Ash, OH                 73.6%     $  95.54     $  70.30       74.6%     $ 100.34     $  74.85
Residence Inn -- Berwyn, PA                   69.2%     $ 127.08     $  87.95       69.2%     $ 128.56     $  88.96
Residence Inn -- Danvers, MA                  79.9%     $ 103.44     $  82.66       81.5%     $ 107.92     $  87.95
Homewood Suites -- Midvale, UT                75.0%     $  90.22     $  67.64       75.4%     $  93.73     $  70.67
Homewood Suites -- Plano, TX                  78.0%     $  96.79     $  75.49       78.0%     $  96.79     $  75.48
Homewood Suites -- Atlanta, GA
  (Cumberland)                                67.3%     $  94.76     $  63.73       72.5%     $  97.88     $  70.96
Residence Inn -- Memphis, TN                  67.5%     $  95.33     $  64.39       67.5%     $ 100.43     $  67.84
Residence Inn -- Atlanta, GA (DeKalb)         66.2%     $  87.17     $  57.67       67.4%     $  92.26     $  62.18
Homewood Suites -- Norcross, GA               78.2%     $  79.59     $  62.25       79.9%     $  82.50     $  65.92
AVERAGE                                       77.0%     $ 109.31     $  84.49       78.2%     $ 115.24     $  90.55
---------------------------------------------------------------------------------------------------------------------

                                      D-13

--------------------------------------------------------------------------------
                              ING HOSPITALITY POOL
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "ING Hospitality Pool Loan") is secured by a first mortgage encumbering the borrowers' fee or leasehold interests in 46 extended stay hotels. The ING Hospitality Pool Loan represents approximately 7.9% of the Cut-Off Date Pool Balance. The ING Hospitality
      Pool Loan was originated on May 23, 2007, and has a principal balance as of the Cut-Off Date of $283,850,000. The ING Hospitality Pool Loan, which is evidenced by a pari passu note, dated May 23, 2007, is a portion of a whole loan with an original principal balance of $567,700,000. The other loan related to the ING Hospitality Pool Loan is evidenced by a separate note, dated May 23, 2007 (the "ING Hospitality Pool Pari Passu Loan" and
      together with the ING Hospitality Pool Loan, the "ING Hospitality Pool
      Whole Loan"), with an original principal balance of $283,850,000. The ING
      Hospitality Pool Pari Passu Loan will not be an asset of the Trust Fund.
      The ING Hospitality Pool Loan and the ING Hospitality Pool Pari Passu Loan
      are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Wachovia Bank Commercial Mortgage Trust, Commercial
      Mortgage Pass-Through Certificates Series 2007-C32 transaction, as described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE
      POOL--Co-Lender Loans". The ING Hospitality Pool Loan provides for interest-only payments for the entire loan term.

      The ING Hospitality Pool Loan has a remaining term of 58 months and matures on June 11, 2012. The ING Hospitality Pool Loan may be prepaid at any time through and including December 11, 2011, with payment of the greater of yield maintenance or 1.0% of the prepaid amount and without penalty thereafter.

o     THE BORROWERS. The borrowers consist of 13 special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ING Hospitality Pool Loan. The sponsor of the borrowers is ING Clarion Partners ("ING Clarion") through its affiliate Lion ES Hotels, LP. ING Clarion Partners is a subsidiary of
      ING Insurance Americas ("ING Insurance").

      ING Clarion Partners, founded in 1982, and its affiliates manage more than
      $45 billion is assets in the private equity, public equity and public debt sectors of the real estate markets. ING Clarion Partners has more than 600 employees located in major markets throughout the United States.

      ING Insurance Americas offers individual, business and institutional customers financial products and services in insurance, investment, asset management and internet banking. ING Group ("ING Group") , the company's parent, employs more than 112,000 employees and provides banking, insurance and asset management to more than 60 million clients in more than 60 countries. As of July 27, 2007, ING Group was rated "AA--"
      (Fitch), "Aa2" (Moody's) and "AA-" (S&P).

o     THE PROPERTIES. The Mortgaged Properties consist of 46 extended stay hotels containing, in the aggregate, approximately 5,796 rooms located throughout 18 states. Based on the trailing 12-month period ending
      December 2006, the average occupancy rate for the Mortgaged Properties securing the ING Hospitality Pool Loan was approximately 77.0%.

o     SUBSTITUTION. The borrowers may substitute properties of like kind and quality subject to certain criteria, including but not limited to (i)
      substitution with a comparable franchise flag and management, (ii) the aggregate of all substituted properties following such substitution cannot exceed 30% of the Mortgaged Property as constituted on the date of origination nor shall the aggregate allocated loan amounts for the substituted properties following any substitution exceed fifty percent
      (50%) of the original principal amount of the Mortgage Loan, (iii) the appraisal of the substitute property indicates an appraised value at least equal to or greater than the appraised value of the substituted property,
      (iv) the substitute Mortgaged Property having a debt yield equal to or greater than the substituted Mortgaged Property debt yield at origination and (v) receipt by the mortgagee of a no downgrade letter from the Rating
      Agencies.

o     RELEASE. The release of an individual Mortgaged Property will be permitted subject to satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including (i) a prepayment premium equal to the greater of 1.0% or yield maintenance, (ii) loan repayment in the amount of the Release Premium, (iii) a debt yield of not less than
      11.5% on the remaining properties and (iv) the mortgagee's receipt of a no-downgrade confirmation from the Rating Agencies where the partial release would result in the then outstanding Mortgage Loan balance being reduced by more than 15%. The Release Premium is 100% for the first 0-35%
      of the original loan amount being pre-paid, 105% for the next 36-50% of the original loan amount being pre-paid and 110% for the final 51-100% of the original loan amount being pre-paid.

                                      D-14

--------------------------------------------------------------------------------
                              ING HOSPITALITY POOL
--------------------------------------------------------------------------------

o     LOCKBOX ACCOUNT. At the mortgagee's election, but only at a time during which the Mortgaged Property is not managed by a Qualified Manager (as defined in the Mortgage Loan documents) or an event of default under the
      Mortgage Loan documents exists, all revenue from the Mortgaged Properties will be deposited into a mortgagee-designated lockbox.

o     MANAGEMENT. The Mortgaged Properties secured by Residence Inn hotels are managed by Residence Inn by Marriott, LLC, an affiliate of Marriott
      International, Inc. ("Marriott International"). Established in 1971 and
      headquartered in Washington, D.C., Marriott International engages in the operation and franchising of hotels and related lodging facilities worldwide. Marriott International operates in the full service, select-service, extended stay, timeshare and synthetic fuel industry segments. As of January 3, 2007, the company operated or franchised approximately 2,800 lodging properties.

      The Mortgaged Properties secured by Homewood Suites hotels are managed by
      Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation ("Hilton
      Hotels"). Established in 1946 and headquartered in Beverly Hills,
      California, Hilton Hotels engages in the ownership, management and development of hotels, resorts and timeshare properties in the United
      States and internationally. Hilton Hotels operates full service, limited service and extended stay hotels in urban, airport, resort and suburban locations. As of March 31, 2007, Hilton Hotels had approximately 2,838 hotels and approximately 483,090 rooms.

                                      D-15

                                                                        ANNEX D
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                                      D-16

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

                          [4 PHOTOS OF SAWGRASS MILLS]

                                      D-17

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

                             [MAP OF SAWGRASS MILLS]

                                      D-18

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

                             [MAP OF SAWGRASS MILLS]

                                      D-19

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     Nomura
CUT-OFF DATE BALANCE(1)                                            $265,294,118
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    7.4%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR(2)                             Sunrise Mills (MLP) Limited Partnership;
                                                Sawgrass Mills Phase II Limited
                                          Partnership; Sawgrass Mills Phase III
                                            Limited Partnership; Sawgrass Mills
                                            Phase IV, LLC and The Mills Limited
                                                                    Partnership
TYPE OF SECURITY                                                            Fee
PARTIAL RELEASE(3)                                                          Yes
MORTGAGE RATE                                                            5.820%
MATURITY DATE                                                      July 1, 2014
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                         84
ORIGINAL TERM / AMORTIZATION                                            84 / IO
REMAINING TERM / AMORTIZATION                                           83 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES                       None

ONGOING ANNUAL RESERVES
 INSURANCE                              Springing

ADDITIONAL FINANCING(4)                 Pari Passu Debt       $554,705,882
                                        B-Note                $30,000,000

                                           PARI PASSU         WHOLE MORTGAGE
                                             NOTES(5)              LOAN
                                          ------------        --------------
CUT-OFF DATE BALANCE                      $820,000,000         $850,000,000
CUT-OFF DATE BALANCE / SF                     $412                $427
CUT-OFF DATE LTV                             80.0%                82.9%
MATURITY DATE LTV                            80.0%                82.9%
UW DSCR ON NCF                               1.20x                1.16x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                            Sunrise, FL
PROPERTY TYPE                                                Retail -- Anchored
SIZE (SF)(6)                                                          1,991,491
OCCUPANCY AS OF MAY 1, 2007                                               95.8%
YEAR BUILT / YEAR RENOVATED                                         1990 / 2006
APPRAISED VALUE                                                  $1,025,000,000
PROPERTY MANAGEMENT                          Simon Management AssociatesII, LLC
UW ECONOMIC OCCUPANCY                                                     97.9%
UW REVENUES                                                         $87,617,479
UW TOTAL EXPENSES                                                   $28,145,597
UW NET OPERATING INCOME (NOI)                                       $59,471,882
UW NET CASH FLOW (NCF)                                              $57,968,003
--------------------------------------------------------------------------------

(1)   The $850 million Sawgrass Mills loan has been split into multiple pari-passu A-Notes in the amount of $820 million, $265,294,118 of which will be included in the trust fund, and a B-Note in the amount of $30 million.

(2)   The Mills Limited Partnership has provided for a payment guaranty in the maximum principal amount of $100,000,000, which may be reduced on a quarterly basis during the term of the Sawgrass Mills loan beginning with the calendar quarter beginning July 31, 2007, under the conditions set forth in the related Mortgage Loan documents. The Mills Limited
      Partnership payment guaranty shall terminate completely upon the earlier of (i) the total Whole Mortgage Loan is paid off or satisfied in full,
      (ii) the Whole Mortgage Loan is fully defeased pursuant to the terms of the loan agreement, or (iii) the adjusted guaranty amount is $0. There can be no assurance that the guarantors will have the creditworthiness or financial ability to make any payments due under the foregoing guaranties.

(3)   The release of non-income producing portions of the Mortgaged Property is permitted (which include the portion of the property's "ring road")
      subject to certain conditions in the related Mortgage Loan documents.

(4)   The borrower is permitted to secure future mezzanine debt provided certain terms and conditions are satisfied, including but not limited to: (i) the aggregate DSC ratio is not less than 1.05x and (ii) the aggregate LTV ratio does not exceed 85%.

(5)   LTV ratios, DSC ratio and Cut-Off Balance/SF were derived from the aggregate indebtedness of, or scheduled debt service due in connection with, the pari-passu A-- Notes for the Sawgrass Mills Loan.

(6)   Total square footage for the mall is approximately 2,275,541 square feet, of which approximately 1,991,491 square feet serves as collateral for the mortgage loan.

                                      D-20

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            SAWGRASS MILLS TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                  RATINGS(1)       NET          % OF NET                                  % OF TOTAL
                                 FITCH/MOODY'S   RENTABLE       RENTABLE     BASE RENT      ANNUAL        ANNUAL BASE       LEASE
TENANT                               /S&P        AREA (SF)        AREA          PSF        BASE RENT         RENT        EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

ANCHOR TENANTS
 Super Target ..................    A+/A1/A+      152,560                   ANCHOR OWNED -- NOT PART OF
                                                                                    COLLATERAL
 Wannado .......................    NR/NR/NR      113,567           5.7%      $ 15.80     $ 1,794,359          4.1%       May 2024
 Burlington Coat Factory .......   CCC+/B3/B      111,324           5.6       $  6.00         667,944          1.5     December 2008
 JC Penney ..................... BBB/Baa3/BBB-    104,506           5.2       $  5.84         610,573          1.4       June 2009
 Regal Theatre .................   B-/B2/BB-       89,591           4.5       $ 15.47       1,385,973          3.1        May 2009
 Bed, Bath & Beyond ............   NR/NR/BBB       79,409           4.0       $  7.75         615,420          1.4     February 2009
 BrandsMart ....................    NR/NR/NR       77,527           3.9       $  5.87         455,436          1.0      October 2010
 Marshalls .....................    NR/A3/A        77,340           3.9       $  9.27         716,588          1.6      January 2011
 Outlet Marketplace ............    NR/NR/NR       75,446                   ANCHOR OWNED -- NOT PART OF
                                                                                     COLLATERAL
                                                ---------      --------                   -----------        -----
TOTAL ANCHOR TENANTS ...........                  881,270          32.8%(2)   $  7.09     $ 6,246,292         14.2%

MAJOR TENANTS
 American Signature Furniture ..    NR/NR/NR       53,768                   TENANT OWNED -- NOT PART OF
                                                                                     COLLATERAL
 The Sports Authority ..........    NR/NR/B        47,662           2.4%      $ 12.75     $   607,691          1.4%    November 2010
 Saks ..........................    B+/B3/B+       45,633           2.3       $ 11.08         505,756          1.1       March 2009
 Neiman Marcus .................    B-/B2/B+       44,216           2.2       $ 13.25         585,862          1.3      January 2016
 T.J. Maxx .....................    NR/A3/A        37,948           1.9       $  9.59         363,980          0.8      January 2010
 Gap Outlet, Store .............  BB+/Ba1/BB+      28,152           1.4       $ 19.00         534,888          1.2       June 2008
 Nordstrom Rack ................   A-/Baa1/A       26,976           1.4       $ 14.00         377,664          0.9      August 2013
 Nike Factory Store ............    NR/A2/A+       25,110           1.3       $ 24.50         615,195          1.4        May 2011
 Bealls Outlet Stores, Inc. ....    NR/NR/NR       22,656           1.1       $  8.50         192,576          0.4     December 2059
 RonJon Surf Shop ..............    NR/NR/NR       22,539           1.1       $ 22.55         508,254          1.2     December 2008
                                                ---------      --------                   -----------        -----
 TOTAL MAJOR TENANTS ...........                  354,660          15.1%(2)   $ 12.10     $ 4,291,866          9.7%

NON-MAJOR TENANTS ..............                  953,038          47.9       $ 35.23      33,577,779         76.1
                                                ---------      --------                   -----------        -----

OCCUPIED TOTAL .................                1,907,194(2)       95.8%      $ 23.13     $44,115,937        100.0%
                                                                                          ===========        =====

VACANT SPACE ...................                   84,297           4.2
                                                ---------      --------

COLLATERAL PROPERTY TOTAL ......                1,991,491         100.0%
                                                =========      ========

TOTAL CENTER GLA ...............                2,275,541(3)
                                                =========
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)   Does not include tenants whose space is not part of the collateral.

(3)   Includes approximately 2,276 square feet not included in Super Target.

                                      D-21

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                               SAWGRASS MILLS LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------
                  # OF      WA BASE                  % OF         CUMULATIVE     % OF       CUMULATIVE
                 LEASES     RENT/SF   TOTAL SF     TOTAL SF        % OF SF    BASE RENT     % OF BASE
   YEAR         EXPIRING    EXPIRING   EXPIRING     EXPIRING*      EXPIRING*   EXPIRING*   RENT EXPIRING*
---------------------------------------------------------------------------------------------------------

   2007            22        $39.36     59,430        3.0%           3.0%         5.3%          5.3%
   2008            29        $19.38    252,184       12.7%          15.6%        11.1%         16.4%
   2009            33        $16.46    416,540       20.9%          36.6%        15.5%         31.9%
   2010            36        $18.59    313,240       15.7%          52.3%        13.2%         45.1%
   2011            43        $25.78    226,301       11.4%          63.7%        13.2%         58.4%
   2012            23        $36.22     69,529        3.5%          67.1%         5.7%         64.1%
   2013            21        $28.65    109,860        5.5%          72.7%         7.1%         71.2%
   2014            16        $40.94     36,421        1.8%          74.5%         3.4%         74.6%
   2015             8        $35.48     33,353        1.7%          76.2%         2.7%         77.3%
   2016            35        $26.65    153,540        7.7%          83.9%         9.3%         86.5%
   2017            16        $42.42     52,732        2.6%          86.5%         5.1%         91.6%
Thereafter         15        $20.12    184,064        9.2%          95.8%         8.4%        100.0%
  Vacant            0            NA     84,297        4.2%         100.0%         0.0%        100.0%
---------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-22

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Sawgrass Mills Loan") is secured by a first mortgage encumbering an anchored retail property located in Sunrise,
      Florida. The Sawgrass Mills Loan represents approximately 7.4% of the
      Cut-Off Date Pool Balance. The Sawgrass Mills Loan was originated on June
      11, 2007 and has a principal balance as of the Cut-Off Date of
      $265,294,118. The Sawgrass Mills Loan, which is evidenced by a pari passu note, dated June 11, 2007, is a portion of a whole loan with an original principal balance of $850,000,000. The other loans related to the Sawgrass
      Mills Loan are evidenced by separate notes, each dated June 11, 2007 (the
      "Sawgrass Mills Pari Passu Companion Loans" and the "Sawgrass Mills
      Subordinate Companion Loan" and together with the Sawgrass Mills Loan, the
      "Sawgrass Mills Whole Loan"), with original aggregate principal balances of $554,705,882 and $30,000,000, respectively. The Sawgrass Mills Pari
      Passu Companion Loans and the Sawgrass Mills Subordinate Companion Loan
      will not be assets of the Trust Fund. The Sawgrass Mills Loan, Sawgrass
      Mills Pari Passu Companion Loans and the Sawgrass Mills Subordinate
      Companion Loan are governed by a co-lender arrangement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the J.P. Morgan Chase Commercial Mortgage Securities
      Corporation, Commercial Mortgage Pass-Through Certificates, Series
      2007-LDP 12 transaction, as described in the Prospectus Supplement under
      "DESCRIPTION OF THE MORTGAGE POOL -- Co-Lender Loans". The Sawgrass Mills
      Loan provides for interest-only payments for the entire loan term.

      The Sawgrass Mills Loan has a remaining term of 83 months and matures on
      July 1, 2014. The Sawgrass Mills Loan may be prepaid on or after January
      1, 2014, and permits defeasance with United States government obligations beginning 2 years after the Closing Date.

o     THE BORROWERS. The borrowers are Sunrise Mills (MLP) Limited Partnership,
      Sawgrass Mills Phase II Limited Partnership, and Sawgrass Mills Phase III
      Limited Partnership, all of which are special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Sawgrass Mills Loan. The principal of the borrowers is SPG -- FCM Ventures ("SPG - FCM"), which is a joint venture of Simon Property Group, Inc. ("Simon") and Farallon Capital
      Management ("Farallon"). SPG -- FCM successfully completed a tender offer to acquire all of the outstanding common stock of The Mills Corporation.
      As of the end of March 31, 2007, SPG-FCM owned approximately 75.38% of the outstanding common stock of The Mills Corporation. Simon is a self-administered and self-managed Real Estate Investment Trust (REIT)
      which, together with its affiliated management company, currently owns or has an interest in 285 properties in the United States, which consist of
      171 regional malls, 68 community/lifestyle centers, 36 Premium Outlet centers and 10 other shopping centers or outlet centers in 38 states and
      Puerto Rico. Simon also owns interests in four parcels of land held in the
      United States for future development. Internationally, Simon has ownership interests in 53 European shopping centers (France, Italy and Poland); five
      Premium Outlet centers in Japan; and one Premium Outlet center in Mexico.
      Simon has also begun construction on a Premium Outlet center in South
      Korea and, through a joint venture arrangement, Simon has ownership interests in four shopping centers under construction in China. As a result of The Mills Corporation acquisition, Simon now holds an interest in an additional 38 properties located throughout the United States, including 18 regional malls, 3 community/lifestyle centers, and 17 other retail properties. Simon Property Group, Inc. has a current rating of
      A-/A- (S&P/Fitch). Farallon is a global investment management company based in San Francisco that manages discretionary equity capital of more than $26 billion, largely from institutional investors such as university endowments, foundations, and pension plans. Farallon invests in public and private debt and equity securities and makes direct investments in private companies and real estate. Farallon invests in real estate across most asset classes around the world, including in the United States, Europe,
      Latin America and India.

o     THE PROPERTY. The Mortgaged Property is an approximately 1,991,491 square foot, 1-story anchored retail property, situated on approximately 440.0 acres. The Mortgaged Property was constructed in 1990 and most recently renovated in 2006. The Mortgaged Property is located in Sunrise, Florida.
      As of May 1, 2007, the occupancy rate for the Mortgaged Property securing the Sawgrass Mills Loan was approximately 95.8%.

      The largest tenant is Wannado, currently occupying approximately 113,567 square feet, or approximately 5.7% of the net rentable area. Aimed at children ages 3-13 years old, Wannado City recreates all the sites of a major city from the point of view of children, with many real-play venues and hundreds of career possibilities. The Wannado lease expires in May
      2024. The second largest tenant is Burlington Coat Factory, currently occupying approximately 111,324 square feet, or approximately 5.6% of the net rentable area. Burlington Coat Factory is a national department store retail chain which offers current, high quality, designer merchandise at discounted prices. Burlington Coat Factory stores feature coats, apparel, shoes, and

                                      D-23

--------------------------------------------------------------------------------
                                 SAWGRASS MILLS
--------------------------------------------------------------------------------

      accessories for family, baby clothes, furniture, toys, home decor items, and gifts. As of July 26, 2007, Burlington Coat Factory was rated "CCC+"
      (Fitch), "B3" (Moody's) and "B" (S&P). The Burlington Coat Factory lease expires in December 2008. The third largest tenant is JC Penney, occupying approximately 104,506 square feet or approximately 5.2% of the net rentable area. JC Penney Corporation, Inc., the wholly-owned operating subsidiary of JC Penney Company, Inc., is one of America's largest department store, catalog, and e-commerce retailers, employing approximately 15,100 people. The Company has a chain of about 1,035 JC
      Penney department stores in the US & Puerto Rico. As of July 26, 2007, JC
      Penney was rated "BBB" (Fitch), "Baa3" (Moody's) and "BBB--" (S&P). The JC
      Penney lease expires in June 2009.

o     MEZZANINE DEBT. The Borrower is permitted to incur future mezzanine indebtedness subject to certain conditions, but not limited to: (i) no event of default, (ii) combined LTV ratio of not more than 85%, (iii)
      combined DSCR of 1.05x or more and (iv) intercreditor agreement.

o     RELEASES. The related Mortgage Loan documents provide for the borrower's ability to get a release from the lien of the mortgage non-income producing portions of the property, subject but not limited to (i) no material adverse effect on value or operation, (ii) compliance with law, including, zoning, (iii) delivery of a REMIC opinion, and (iv) no breach of major leases or reciprocal easement agreements.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a lockbox account in the name of the borrowers and Sawgrass
      Mills Phase IV, L.L.C. for the sole and exclusive benefit of the mortgagee and its respective successors and assigns as secured parties.

o     MANAGEMENT. Simon Management Associates II, LLC, an affiliate of the borrowers, is the property manager for the Mortgaged Property securing the
      Sawgrass Mills Loan. Simon Management Associates II, LLC is an affiliated entity of Simon Property Group, Inc. ("Simon"). Simon, headquartered in
      Indianapolis, Indiana, is a self-administered and self-managed real estate investment trust. Through subsidiary partnerships, it is engaged primarily in the ownership, development, management, leasing, acquisition and expansion of income-producing, market dominant retail properties, primarily regional malls, Premium Outlet centers and community shopping centers.

                                      D-24

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 6
--------------------------------------------------------------------------------

                    [5 PHOTOS OF ASHFORD HOSPITALITY POOL 6]

                                      D-25

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 6
--------------------------------------------------------------------------------

                     [3 MAPS OF ASHFORD HOSPITALITY POOL 6]

                                      D-26

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $260,980,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    7.2%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                         Ashford Hospitality Trust, Inc.
TYPE OF SECURITY                                                        Various
PARTIAL RELEASE*                                                            Yes
MORTGAGE RATE                                                            5.952%
MATURITY DATE                                                    April 11, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         116 / 360
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX                                           Yes
  ENGINEERING                              $625,625

ONGOING ANNUAL RESERVES
  TAX                                           Yes
  FF&E                4.0% prior year gross revenue

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                               $260,980,000
CUT-OFF DATE BALANCE/ROOM                                              $247,374
CUT-OFF DATE LTV                                                          78.5%
MATURITY DATE LTV                                                         73.4%
UW DSCR ON NCF                                                            1.43x
--------------------------------------------------------------------------------

*     The Ashford Hospitality Pool 6 Loan allows for partial release subject to certain conditions including, but not limited to: (i) defeasance of the related Mortgage Loan in an amount equal to the then outstanding allocated loan amount, (ii) maintenance of certain financial covenants with respect to the remaining Mortgage Loans, and (iii) certain other conditions as specified in the related Mortgage Loan documents.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                3
LOCATION                                                                Various
PROPERTY TYPE                                       Hospitality -- Full Service
SIZE (ROOMS)                                                              1,055
OCCUPANCY AS OF TTM JUNE 15, 2007                                         73.0%
YEAR BUILT / YEAR RENOVATED                                             Various
APPRAISED VALUE                                                    $332,600,000
PROPERTY MANAGEMENT                                                     Various
UW ECONOMIC OCCUPANCY                                                     74.4%
UW REVENUES                                                         $78,735,669
UW TOTAL EXPENSES                                                   $49,467,479
UW NET OPERATING INCOME (NOI)                                       $29,268,190
UW NET CASH FLOW (NCF)                                              $26,647,419
--------------------------------------------------------------------------------

                                      D-27

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 6
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                   ASHFORD HOSPITALITY POOL 6 SUMMARY
-------------------------------------------------------------------------------------------------------
                                                                                       YEAR
                                      ALLOCATED                                       BUILT/
                                    CUT-OFF DATE   RELEASE PRICE      SPECIFIC         YEAR
PROPERTY NAME                          BALANCE       PERCENTAGE    PROPERTY TYPE    RENOVATED    ROOMS
-------------------------------------------------------------------------------------------------------

Marriott -- Seattle, WA ..........  $135,710,500       115%         Full Service    2003 / NA      358
Marriott -- Plano, TX ............    79,574,500       125%         Full Service   2001 / 2003     404
Renaissance -- Tampa, FL .........    45,695,000       115%         Full Service    2004 / NA      293
                                    ------------                                                 -----
TOTAL/WEIGHTED AVERAGE ...........  $260,980,000                                                 1,055
                                    ============                                                 =====
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                    ESTIMATED 2006
                                                                      -------------------------------------------
                                    ALLOCATED
                                     CUT-OFF
                                      DATE     APPRAISED   APPRAISAL
                                     BALANCE   VALUE PER   VALUATION     OCCUPANCY        ADR           REVPAR
PROPERTY NAME                       PER ROOM      ROOM        DATE     PENETRATION*   PENETRATION*   PENETRATION*
-----------------------------------------------------------------------------------------------------------------

Marriott -- Seattle, WA ..........  $379,080   $461,732    3/1/2007        102.7%         112.9%         115.4%
Marriott -- Plano, TX ............  $196,967   $240,099   2/26/2007        100.5%          97.7%          98.2%
Renaissance -- Tampa, FL .........  $155,956   $239,932   2/16/2007         97.7%         120.2%         118.7%
TOTAL/WEIGHTED AVERAGE ...........  $247,374   $315,261                    100.5%         109.1%         109.7%
-----------------------------------------------------------------------------------------------------------------

*     The above information is based on appraisals from HVS International.

------------------------------------------------------------------------------------------------------------
                          ASHFORD HOSPITALITY POOL 6 FINANCIAL PERFORMANCE SUMMARY
------------------------------------------------------------------------------------------------------------
                                                  2005                                 2006
                                  ------------------------------------ -------------------------------------
PROPERTY NAME                      OCCUPANCY       ADR       REV PAR    OCCUPANCY       ADR        REV PAR
------------------------------------------------------------------------------------------------------------

Marriott -- Plano, TX ...........     74.8%     $ 125.06    $  93.54       75.8%     $ 142.98     $ 108.33
Marriott -- Seattle, WA .........     72.7%     $ 185.89    $ 135.14       74.4%     $ 215.43     $ 160.29
Renaissance -- Tampa, FL ........     76.2%     $ 142.99    $ 108.96       75.3%     $ 168.86     $ 127.21
AVERAGE .........................     74.6%     $ 151.31    $ 112.55       75.2%     $ 175.76     $ 131.94
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                               TTM 6/15/07                          UNDERWRITTEN
                                  ------------------------------------- ------------------------------------
PROPERTY NAME                      OCCUPANCY       ADR        REV PAR    OCCUPANCY       ADR        REV PAR
------------------------------------------------------------------------------------------------------------

Marriott -- Plano, TX ...........     74.3%     $ 150.21     $ 111.65       74.8%     $ 159.62     $ 119.43
Marriott -- Seattle, WA .........     72.2%     $ 220.42     $ 159.25       73.4%     $ 224.40     $ 164.75
Renaissance -- Tampa, FL ........     72.1%     $ 178.35     $ 128.53       74.9%     $ 185.92     $ 139.35
AVERAGE .........................     73.0%     $ 182.99     $ 133.14       74.4%     $ 189.98     $ 141.18
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                          COMPETITIVE SUMMARY -- MARRIOTT -- PLANO, TX
--------------------------------------------------------------------------------------------------------------------------------
                                                                                 ESTIMATED 2006*
                                                  ------------------------------------------------------------------------------
                                       NUMBER OF                                          OCCUPANCY        ADR         REVPAR
PROPERTY                                 ROOMS     OCCUPANCY       ADR        REVPAR     PENETRATION   PENETRATION   PENETRATION
--------------------------------------------------------------------------------------------------------------------------------

Marriott -- Plano, TX (subject) .....      404        74.6%     $ 145.17     $ 108.33        100.5%        97.7%         98.2%
Westin Stonebriar Resort ............      301        75.0%     $ 168.00     $ 126.00        101.1%       113.1%        114.2%
Embassy Suites ......................      330        73.0%     $ 135.00     $  98.55         98.4%        90.9%         89.3%
                                         -----
TOTAL/WEIGHTED AVERAGE ..............    1,035        74.2%     $ 148.57     $ 110.35        100.0%       100.0%        100.0%
                                         =====
--------------------------------------------------------------------------------------------------------------------------------

*     The above information is based on the appraisal from HVS International dated March 30, 2007.

----------------------------------------------------------------------------------------------------------------------------------
                                         COMPETITIVE SUMMARY -- MARRIOTT -- SEATTLE, WA
----------------------------------------------------------------------------------------------------------------------------------
                                                                                   ESTIMATED 2006*
                                                    ------------------------------------------------------------------------------
                                         NUMBER OF                                          OCCUPANCY        ADR         REVPAR
PROPERTY                                   ROOMS     OCCUPANCY       ADR        REVPAR     PENETRATION   PENETRATION   PENETRATION
----------------------------------------------------------------------------------------------------------------------------------

Marriott -- Seattle, WA (subject) .....      358        74.4%     $ 215.43     $ 160.29        102.7%        112.8%       115.4%
Edgewater Hotel .......................      223        71.0%     $ 215.00     $ 152.65         98.0%        112.6%       109.9%
Hilton Seattle Hotel ..................      237        74.0%     $ 171.00     $ 126.54        102.1%         89.6%        91.1%
Grand Hyatt Seattle Hotel .............      425        79.0%     $ 203.00     $ 160.37        109.0%        106.3%       115.5%
W Hotel Seattle .......................      426        70.0%     $ 215.00     $ 150.50         96.6%        112.6%       108.4%
Renaissance Madison Hotel Seattle .....      553        68.0%     $ 146.00     $  99.28         93.8%         76.5%        71.5%
                                           -----
TOTAL/WEIGHTED AVERAGE ................    2,222        72.5%     $ 190.91     $ 138.88        100.0%        100.0%       100.0%
                                           =====
----------------------------------------------------------------------------------------------------------------------------------

*     The above information is based on the appraisal from HVS International dated March 28, 2007.

                                      D-28

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 6
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                            COMPETITIVE SUMMARY -- RENAISSANCE -- TAMPA, FL
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      ESTIMATED 2006*
                                                     ------------------------------------------------------------------------------
                                          NUMBER OF                                         OCCUPANCY        ADR         REVPAR
PROPERTY                                    ROOMS     OCCUPANCY       ADR       REVPAR     PENETRATION   PENETRATION   PENETRATION
-----------------------------------------------------------------------------------------------------------------------------------

Renaissance -- Tampa, FL (subject) .....      293        75.3%     $ 168.86    $ 127.21        97.7%         120.2%       118.7%
Hilton Westshore .......................      238        83.0%     $ 124.00    $ 102.92       107.7%          88.3%        96.0%
Wyndham ................................      322        82.0%     $ 105.00    $  86.10       106.4%          74.7%        80.3%
Sheraton Suites ........................      259        76.0%     $ 105.00    $  79.80        98.7%          74.7%        74.5%
Grand Hyatt ............................      445        72.0%     $ 177.00    $ 127.44        93.5%         126.0%       118.9%
                                            -----
TOTAL/WEIGHTED AVERAGE .................    1,557        77.0%     $ 140.50    $ 107.17       100.0%         100.0%       100.0%
                                            =====
-----------------------------------------------------------------------------------------------------------------------------------

*     The above information is based on the appraisal from HVS International dated March 23, 2007.

--------------------------------------------------------------------------------
                   FACILITY SUMMARY -- MARRIOTT -- SEATTLE, WA
--------------------------------------------------------------------------------
GUEST ROOMS                                                              NUMBER
--------------------------------------------------------------------------------
King ..............................................................         190
Double/Double .....................................................         155
Junior Suites .....................................................          10
Hospitality Suites ................................................           2
Presidential Suites ...............................................           1
                                                                         ------
  TOTAL ...........................................................         358
                                                                         ======
FOOD AND BEVERAGE                                                       SEATING
--------------------------------------------------------------------------------
Fish Club Restaurant & Bar by Todd English ........................         178
Lobby Piano Bar ...................................................          50
Trolley Cafe & Gift Shop ..........................................          16
                                                                         ------
  TOTAL ...........................................................         244
                                                                         ======
MEETING AND BANQUET SPACE                                           SQUARE FEET
--------------------------------------------------------------------------------
Grand Pacific Ballroom ............................................       7,937
Harbor Room .......................................................         994
Seaport Room ......................................................         994
Executive Boardroom ...............................................         686
Maritime Room .....................................................         354
                                                                         ------
  TOTAL ...........................................................      10,965
                                                                         ======
AMENITIES
--------------------------------------------------------------------------------
Indoor/Outdoor Swimming Pool
Indoor Whirlpool
Gift Shop
Business Center
Fitness Room
Guest Laundry
Valet Parking
--------------------------------------------------------------------------------

                                      D-29

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    FACILITY SUMMARY -- MARRIOTT -- PLANO, TX
--------------------------------------------------------------------------------

GUEST ROOMS                                                              NUMBER
--------------------------------------------------------------------------------
King ..............................................................         219
Queen/Queen .......................................................         136
One Bedroom Suites ................................................          42
Conference Suites .................................................           3
Presidential Suites ...............................................           4
                                                                         ------
  TOTAL ...........................................................         404
                                                                         ======
FOOD AND BEVERAGE                                                       SEATING
--------------------------------------------------------------------------------
Chaddicks .........................................................          60
Copper Bottom .....................................................         120
                                                                         ------
  TOTAL ...........................................................         180
                                                                         ======
MEETING AND BANQUET SPACE                                           SQUARE FEET
--------------------------------------------------------------------------------
Brazos ............................................................         368
Colorado Amphitheater .............................................       1,880
Colorado Foyer ....................................................         624
Pecos .............................................................         920
Red River .........................................................         575
Rio Grade A .......................................................         520
Rio Grade B .......................................................         520
Sabine A ..........................................................         520
Sabine B ..........................................................         520
San Antonio .......................................................         500
San Jacinto .......................................................       1,880
Comal .............................................................         380
Guadalupe .........................................................         900
Suite 300 .........................................................         360
Suite 400 .........................................................         360
Suite 500 .........................................................         360
Trinity I .........................................................       5,330
Trinity II ........................................................       4,264
Trinity III .......................................................       2,132
Trinity IV ........................................................       2,132
Trinity Foyer .....................................................       6,642
                                                                         ------
  TOTAL ...........................................................      31,687
                                                                         ======
AMENITIES
--------------------------------------------------------------------------------
Outdoor Swimming Pool
Outdoor Hot Tub
Exercise Room
Gift Shop
Business Center
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  FACILITY SUMMARY -- RENAISSANCE -- TAMPA, FL
--------------------------------------------------------------------------------
GUEST ROOMS                                                              NUMBER
--------------------------------------------------------------------------------
King ..............................................................         173
Queen/Queen .......................................................         114
One-Bedroom Suites ................................................           3
Hospitality Suites ................................................           2
Presidential Suites ...............................................           1
                                                                         ------
  TOTAL ...........................................................         293
                                                                         ======
FOOD AND BEVERAGE                                                       SEATING
--------------------------------------------------------------------------------
Pelagia ...........................................................          80
Pelagia Bar .......................................................          30
Gabriella's .......................................................          41
                                                                         ------
  TOTAL ...........................................................         151
                                                                         ======
MEETING AND BANQUET SPACE                                           SQUARE FEET
--------------------------------------------------------------------------------
Costa del Sol Ballroom (8 sections) ...............................       7,883
Livorno ...........................................................         614
Marbella ..........................................................         614
Genoa .............................................................       1,315
Kalamata ..........................................................       1,310
Sergio Boardroom ..................................................         458
                                                                         ------
  TOTAL ...........................................................      12,194
                                                                         ======
AMENITIES
--------------------------------------------------------------------------------
Outdoor Swimming Pool
Outdoor Hot Tub
Business Center
Exercise Room
Gift Shop
--------------------------------------------------------------------------------

                                      D-30

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             FINANCIAL PERFORMANCE SUMMARY - MARRIOTT - SEATTLE, WA
--------------------------------------------------------------------------------
PERIOD                                          OCCUPANCY     ADR       REVPAR
--------------------------------------------------------------------------------
2005 ........................................     72.7%     $ 185.89   $ 135.14
2006 ........................................     74.4%     $ 215.43   $ 160.29
T 12 Through June 15, 2007 ..................     72.2%     $ 220.42   $ 159.25
UW ..........................................     73.4%     $ 224.40   $ 164.75
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              FINANCIAL PERFORMANCE SUMMARY - MARRIOTT - PLANO, TX
--------------------------------------------------------------------------------
PERIOD                                          OCCUPANCY     ADR       REVPAR
--------------------------------------------------------------------------------
2005 ........................................     74.8%     $ 125.06   $  93.54
2006 ........................................     75.8%     $ 142.98   $ 108.33
T 12 Through June 15, 2007 ..................     74.3%     $ 150.21   $ 111.65
UW ..........................................     74.8%     $ 159.62   $ 119.43
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             FINANCIAL PERFORMANCE SUMMARY - RENAISSANCE - TAMPA, FL
--------------------------------------------------------------------------------
PERIOD                                          OCCUPANCY     ADR       REVPAR
--------------------------------------------------------------------------------
2005 ........................................     76.2%     $ 142.99   $ 108.96
2006 ........................................     75.3%     $ 168.86   $ 127.21
T 12 Through June 15, 2007 ..................     72.1%     $ 178.35   $ 128.53
UW ..........................................     74.9%     $ 185.92   $ 139.35
--------------------------------------------------------------------------------

                                      D-31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 6
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Ashford Hospitality Pool 6 Loan") is
      secured by a first mortgage encumbering the borrowers' fee or leasehold interests in three full service hotels located in Florida, Texas and
      Washington. The Ashford Hospitality Pool 6 Loan represents approximately
      7.2% of the Cut-Off Date Pool Balance. The Ashford Hospitality Pool 6 Loan
      was originated on April 11, 2007, and has a principal balance as of the
      Cut-Off Date of $260,980,000. The Ashford Hospitality Pool 6 Loan provides for interest-only payments for the first 60 months of its term, and, thereafter, fixed monthly payments of principal and interest.

      The Ashford Hospitality Pool 6 Loan has a remaining term of 116 months and matures on April 11, 2017. The Ashford Hospitality Pool 6 Loan may be
      prepaid on or after March 11, 2017, and permits defeasance with United
      States government obligations beginning 2 years after the Closing Date.

o     THE BORROWERS. The borrowers are Ashford Plano-M LP, Ashford Seattle
      Waterfront LP and Ashford Tampa International Hotel, LP, all special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the
      Ashford Hospitality Pool 6 Loan. The sponsor of the borrowers is Ashford
      Hospitality Trust, Inc. ("AHT"). AHT, founded in 1968, is a self-administered real estate investment trust listed on the New York
      Stock Exchange that invests in the hospitality industry. AHT's management team has experience in sourcing, underwriting, operating, repositioning, developing, selling and financing a wide variety of lodging investments.
      As of December 31, 2006, AHT owned approximately 81 hotel properties in 26 states with approximately 15,492 rooms and an office building. The portfolio also includes 24 full-service, upscale hotels containing approximately 8,069 rooms, as well as 27 premium select-service hotels consisting of approximately 5,571 rooms in 31 markets throughout 18 states, the District of Columbia, and Canada.

o     THE PROPERTIES. The Marriott -- Plano, TX Mortgaged Property, constructed in 2001 and renovated in 2003, is a 6-story full service hotel containing approximately 404 rooms situated on approximately 4.2 acres. The Mortgaged
      Property is located in Plano, Texas. The Mortgaged Property features a restaurant, a bar and lounge, approximately 31,687 square feet of meeting space, an exercise room, a swimming pool and whirlpool and a business center. As of the trailing 12-month period ending June 15, 2007, the occupancy rate for the Marriott -- Plano, TX Mortgaged Property was approximately 74.3%.

      The Marriott -- Seattle, WA Mortgaged Property, constructed in 2003, is an
      8-story full service hotel containing approximately 358 rooms situated on approximately 1.5 acres. The Mortgaged Property is located on Elliott Bay
      (Puget Sound) in downtown Seattle, Washington. The Mortgaged Property features several restaurants, lounge, approximately 10,965 square feet of meeting space, an exercise room, outdoor and outdoor swimming pool and whirlpool and a business center. As of the trailing 12-month period ending
      June 15, 2007, the occupancy rate for the Marriott -- Seattle, WA
      Mortgaged Property was approximately 72.2%.

      The Renaissance Tampa -- FL Mortgaged Property, constructed in 2004, is an
      8-story full service hotel containing approximately 293 rooms situated on approximately 1.8 acres. The Mortgaged Property is located at
      International Plaza in the Westshore area of Tampa, Florida. The Mortgaged
      Property features a restaurant and lounge, approximately 12,194 square feet of meeting space, a fitness center, outdoor swimming pool and whirlpool, a business center and a gift shop. As of the trailing 12-month period ending June 15, 2007, the occupancy rate for the Renaissance --
      Tampa, FL Mortgaged Property was approximately 72.1%.

o     LOCKBOX ACCOUNT. All revenue from the Mortgaged Properties will be deposited into a mortgagor-designated lockbox.

o     RELEASES. The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain conditions as set forth in the related Mortgage Loan documents including, but not limited to, payment of an amount equal to the greater of (a) the amount which is necessary to defease a portion of the loan amount equal to the applicable
      Release Price Percentage, multiplied by the allocated loan amount with respect to the cross-collateralized property being released and (b) an amount needed in order to achieve the applicable required Debt Yield (as defined in the related Mortgage Loan documents).

                                      D-32

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 6
--------------------------------------------------------------------------------

o     MANAGEMENT. Marriott International, Inc. is the sponsor of Marriott --
      Seattle, WA Mortgaged Property. Marriott Hotel Services, Inc., an
      affiliate of Marriott International, Inc., is the property manager for the
      Marriott -- Plano, TX Mortgaged Property and Marriott -- Seattle, WA
      Mortgaged Property, both of which secure the Ashford Hospitality Pool 6
      Loan. Established in 1971 and headquartered in Washington, D.C., Marriott
      International, Inc. engages in the operation and franchising of hotels and related lodging facilities worldwide. It operates in Full Service Lodging,
      Select Service Lodging, Extended Stay Lodging, Timeshare, and Synthetic
      Fuel segments. As of January 3, 2007, the company operated or franchised approximately 2,800 lodging properties. The Renaissance -- Tampa, FL
      Mortgaged Property is managed by Renaissance Hotel Management Company, LLC and also secures the Ashford Hospitality Pool 6 Loan.

                                      D-33

                                                                         ANNEX D
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-34

--------------------------------------------------------------------------------
                                INDEPENDENCE MALL
--------------------------------------------------------------------------------

                         [4 PHOTOS OF INDEPENDENCE MALL]

                                      D-35

--------------------------------------------------------------------------------
                                INDEPENDENCE MALL
--------------------------------------------------------------------------------

                           [MAP OF INDEPENDENCE MALL]

                                      D-36

--------------------------------------------------------------------------------
                                INDEPENDENCE MALL
--------------------------------------------------------------------------------

                          [2 MAPS OF INDEPENDENCE MALL]

                                      D-37

--------------------------------------------------------------------------------
                                INDEPENDENCE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     Nomura
CUT-OFF DATE BALANCE                                               $200,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    5.6%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                              Simon Property Group, L.P.
TYPE OF SECURITY                                                            Fee
PARTIAL RELEASE                                                             Yes
MORTGAGE RATE                                                            5.943%
MATURITY DATE                                                     July 10, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                             120/IO
REMAINING TERM / AMORTIZATION                                            119/IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES                              None

ONGOING ANNUAL RESERVES
  INSURANCE                               Springing
ADDITIONAL FINANCING*                                                      None

CUT-OFF DATE BALANCE                                               $200,000,000
CUT-OFF DATE BALANCE/SF                                                    $503
CUT-OFF DATE LTV                                                          80.0%
MATURITY DATE LTV                                                         80.0%
UW DSCR ON NCF                                                            1.22x
--------------------------------------------------------------------------------

*     Future mezzanine debt is permitted subject to: (i) combined LTV ratio shall not exceed 80.0%, (ii) aggregate DSC ratio shall not be less than
      1.05x, (iii) an intercreditor agreement acceptable to the mortgagee, and
      (iv) other conditions as specified in the related Mortgage Loan documents.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                       Independence, MO
PROPERTY TYPE                                                 Retail - Anchored
SIZE (SF)                                                               398,009
OCCUPANCY AS OF MAY 30, 2007                                              98.5%
YEAR BUILT/YEAR RENOVATED                                             1974/1988
APPRAISED VALUE                                                    $250,000,000
PROPERTY MANAGEMENT                            Simon Management Associates, LLC
UW ECONOMIC OCCUPANCY                                                     95.9%
UW REVENUES                                                         $21,710,304
UW TOTAL EXPENSES                                                    $6,425,163
UW NET OPERATING INCOME (NOI)                                       $15,285,141
UW NET CASH FLOW (NCF)                                              $14,733,972
--------------------------------------------------------------------------------

                                      D-38

--------------------------------------------------------------------------------
                                INDEPENDENCE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------
                                                         NET      % OF NET
                                     RATINGS(1)       RENTABLE    RENTABLE
TENANT                            FITCH/MOODY'S/S&P   AREA (SF)     AREA
--------------------------------------------------------------------------

ANCHOR TENANTS
 Macy's(2) ....................     BBB/Baa2/BBB        188,802      7.7%
 Dillard's ....................         BB/B1/BB        174,500
 Sears(3) .....................       BB/Ba1/BB+        166,783      7.0
 Circuit City .................         NR/NR/NR        134,714
 Independence Plaza ...........         NR/NR/NR         31,464
                                                      ---------    -----
 TOTAL ANCHOR TENANTS .........                         696,263     14.7%
MAJOR TENANTS
 Old Navy .....................      BB+/Ba1/BB+         17,800      4.5%
 Victoria's Secret ............         NR/NR/NR         11,029      2.8
 Abercrombie & Fitch ..........         NR/NR/NR          9,500      2.4
 New York & Co. ...............         NR/NR/NR          9,350      2.3
 The Gap ......................      BB+/Ba1/BB+          9,139      2.3
                                                      ---------    -----
 TOTAL MAJOR TENANTS ..........                          56,818     14.3%

NON-MAJOR TENANTS .............                         276,628     69.5
                                                      ---------    -----

OCCUPIED TOTAL ................                         392,069     98.5%

VACANT SPACE ..................                           5,940      1.5
                                                      ---------    -----

COLLATERAL PROPERTY TOTAL .....                         398,009    100.0%
                                                      =========    =====

TOTAL CENTER GLA ..............                       1,035,649
                                                      =========
--------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                                       % OF TOTAL
                                    BASE       ANNUAL                  ANNUAL BASE       LEASE
TENANT                            RENT PSF    BASE RENT                   RENT        EXPIRATION
--------------------------------------------------------------------------------------------------

ANCHOR TENANTS
 Macy's(2) ....................    $ 4.98    $   153,459                   1.3%      December 2011
 Dillard's ....................              Anchor Owned - Not part of collateral
 Sears(3) .....................    $ 5.50        153,021                   1.3       January 2009
 Circuit City .................              Anchor Owned - Not part of collateral
 Independence Plaza ...........              Anchor Owned - Not part of collateral
                                             -------------------------------------
 TOTAL ANCHOR TENANTS .........              $   306,480                   2.5%
MAJOR TENANTS
 Old Navy .....................    $22.46    $   399,720                   3.3%      January 2009
 Victoria's Secret ............    $35.00        386,015                   3.2       January 2017
 Abercrombie & Fitch ..........    $21.00        199,500                   1.6       January 2011
 New York & Co. ...............    $26.00        243,100                   2.0       January 2016
 The Gap ......................    $14.81        135,375                   1.1         May 2010
                                  --------   -----------                 -----
 TOTAL MAJOR TENANTS ..........    $24.00    $ 1,363,710                  11.2%

NON-MAJOR TENANTS .............    $38.12     10,544,111                  86.3
                                  --------   -----------                 -----

OCCUPIED TOTAL ................    $31.15    $12,214,301                 100.0%
                                             ===========                 =====
VACANT SPACE ..................

COLLATERAL PROPERTY TOTAL .....

TOTAL CENTER GLA ..............
--------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)   Macy's occupies approximately 188,802 square feet, and approximately
      158,001 square feet of its space is excluded from the collateral of the loan. Macy's owns its own pad, comprised of approximately 158,001 square feet, and does not pay base rent; however, the tenant does pay $4.98/sf/yr for approximately 30,801 square feet of its space owned by the borrower.

(3)   Sears occupies approximately 166,783 square feet, and 138,961 square feet of its space is excluded from the collateral of the loan. Sears owns its own pad, comprised of approximately 138,961 square feet, and does not pay base rent; however, the tenant does pay $5.50/sf/yr for approximately
      27,822 square feet of its space owned by the borrower.

----------------------------------------------------------------------------------------------------------------------------------
                                           INDEPENDENCE MALL LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
   YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*         EXPIRING*          EXPIRING*         RENT EXPIRING*
----------------------------------------------------------------------------------------------------------------------------------

   2007           5            $24.45         13,375         3.4%               3.4%              2.7%                 2.7%
   2008           9            $32.97         17,192         4.3%               7.7%              4.6%                 7.3%
   2009          15            $21.02         66,576        16.7%              24.4%             11.5%                18.8%
   2010          21            $31.38         49,063        12.3%              36.7%             12.6%                31.4%
   2011           9            $12.26         42,320        10.6%              47.4%              4.2%                35.6%
   2012           9            $33.69         24,077         6.0%              53.4%              6.6%                42.3%
   2013          16            $34.93         48,172        12.1%              65.5%             13.8%                56.0%
   2014          13            $34.42         40,279        10.1%              75.6%             11.4%                67.4%
   2015           8            $35.29         26,242         6.6%              82.2%              7.6%                75.0%
   2016           8            $39.78         19,459         4.9%              87.1%              6.3%                81.3%
   2017           7            $52.61         31,519         7.9%              95.0%             13.6%                94.9%
Thereafter        5            $45.21         13,795         3.5%              98.5%              5.1%               100.0%
  Vacant          0                NA          5,940         1.5%             100.0%              0.0%               100.0%
----------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-39

--------------------------------------------------------------------------------
                                INDEPENDENCE MALL
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Independence Mall Loan") is secured by the borrower's fee interest encumbering an anchored retail property located in Independence, Missouri. The Independence Mall Loan represents approximately 5.6% of the Cut-Off Date Pool Balance. The Independence Mall
      Loan was originated on July 10, 2007, and has a principal balance as of the Cut-Off Date of $200,000,000. The Independence Mall Loan provides for interest-only payments for the entire loan term.

      The Independence Mall Loan has a remaining term of 119 months and matures on July 10, 2017. The Independence Mall Loan may be prepaid on or after
      October 10, 2016, and permits defeasance with United States government obligations beginning 2 years after the Closing Date.

o     THE BORROWER. The borrower is SPG Independence Center, LLC, a special purpose entity. Legal counsel to the borrower delivered a
      non-consolidation opinion in connection with the origination of the
      Independence Mall Loan. The sponsor of the borrower is Simon Property
      Group, L.P. ("Simon"). Simon is a self-administered and self-managed Real
      Estate Investment Trust ("REIT") which, together with its affiliated management company, currently owns or has an interest in 285 properties in the United States, which consist of 171 regional malls, 68 community/lifestyle centers, 36 Premium Outlet centers and 10 other shopping centers or outlet centers in 38 states and Puerto Rico. Simon also owns interests in four parcels of land held in the United States for future development. Internationally, Simon has ownership interests in 53
      European shopping centers (France, Italy and Poland); five Premium Outlet centers in Japan; and one Premium Outlet center in Mexico. Simon has also begun construction on a Premium Outlet center in South Korea and, through a joint venture arrangement, Simon has ownership interests in four shopping centers under construction in China. Additionally, on March 29,
      2007, SPG-FCM Ventures, LLC ("SPG-FCM"), a joint venture between an entity owned 50% by the Operating Partnership and 50% by funds managed by
      Farallon Capital Management, L.L.C. ("Farallon"), successfully completed a tender offer to acquire all of the outstanding common stock of The Mills
      Corporation. As of the end of March 31, 2007, SPG-FCM owned 75.38% of the outstanding common stock of The Mills Corporation. As a result, Simon now holds an interest in an additional 38 properties located throughout the
      United States, including 18 regional malls, 3 community/lifestyle centers, and 17 other retail properties. Simon Property Group, Inc. has a current rating of A-/A- (Fitch/S&P).

o     THE PROPERTY. The Mortgaged Property is an approximately 398,009 square foot, 3-story anchored retail property, situated on approximately 27.1 acres. The Mortgaged Property was constructed in 1974 and most recently renovated in 1988. The Mortgaged Property is located in Independence,
      Missouri. As of May 30, 2007, the occupancy rate for the Mortgaged
      Property securing the Independence Mall Loan was approximately 98.5%.

      The largest tenant is Macy's (NYSE: "FD"), currently occupying approximately 188,802 square feet, of which approximately 30,801 square feet, or approximately 7.7% of the net rentable area, is part of the collateral. Macy's is owned by Federated Department Stores, Inc. Federated
      Department Stores, Inc. operates retail stores that sell a range of merchandise, including men's, women's, and children's apparel; and
      accessories, cosmetics, home furnishings, and other consumer goods. As of
      February 3, 2007, the company operated approximately 850 retail stores in
      45 states, the District of Columbia, Guam, and Puerto Rico under the names
      "Macy's" and "Bloomingdale's". As of July 26, 2007, Macy's was rated "BBB"
      (Fitch), "Baa2" (Moody's) and "BBB" (S&P). The Macy's lease expires in
      December 2011. The second largest tenant is Sears, currently occupying approximately 166,783 square feet, of which approximately 27,822 square feet, or approximately 7.0% of the net rentable area, is part of the collateral. Sears Holdings Corporation, through its subsidiaries, operates as a broad-line retailer in the United States and Canada. The company operates through three segments: Kmart, Sears Domestic, and Sears Canada.
      As of July 26, 2007, Sears was rated "BB" (Fitch), "Ba1" (Moody's) and
      "BB+" (S&P). The Sears lease expires in January 2009. The third largest tenant is Old Navy, occupying approximately 17,800 square feet or approximately 4.5% of the net rentable area. As of July 26, 2007, The Gap, which is its parent company of Old Navy, was rated "BB+" (Fitch), "Ba1"
      (Moody's) and "BB+" (S&P). The Old Navy lease expires in January 2009.

o     RELEASES. The related Mortgage Loan documents provide for the borrower's ability to obtain the release from the lien of the non-income producing portions of the Mortgaged Property and air rights with respect to the
      Mortgaged Property, subject to (i) no material adverse effect on value or operation, (ii) compliance with law, including zoning, (iii) delivery of a
      REMIC opinion, (iv) no breach of major leases or reciprocal easement agreements.

                                      D-40

--------------------------------------------------------------------------------
                                INDEPENDENCE MALL
--------------------------------------------------------------------------------

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a lockbox account in the name of the borrower for the sole and exclusive benefit of the mortgagee and its successors and assigns as secured parties.

o     MANAGEMENT. Simon Management Associates, LLC, an affiliate of the borrower, is the property manager for the Mortgaged Property securing the
      Independence Mall Loan.

                                      D-41

                                                                         ANNEX D
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                                      D-42

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                                  POTOMAC MILLS
--------------------------------------------------------------------------------

                           [5 PHOTOS OF POTOMAC MILLS]

                                      D-43

--------------------------------------------------------------------------------
                                  POTOMAC MILLS
--------------------------------------------------------------------------------

                             [MAP OF POTOMAC MILLS]

                                      D-44

--------------------------------------------------------------------------------
                                  POTOMAC MILLS
--------------------------------------------------------------------------------

                             [MAP OF POTOMAC MILLS]

                                      D-45

--------------------------------------------------------------------------------
                                  POTOMAC MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $164,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    4.6%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                Simon Property Group, Inc. and Farrallon
                                                             Capital Management
TYPE OF SECURITY                                                            Fee
PARTIAL RELEASE(1)                                                          Yes
MORTGAGE RATE                                                           5.8295%
MATURITY DATE                                                     July 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                             120/IO
REMAINING TERM / AMORTIZATION                                            119/IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES                              None

ONGOING ANNUAL RESERVES                        None

ADDITIONAL FINANCING(2)             Pari Passu Debt                $246,000,000

                                                            PARI PASSU NOTES(3)
                                                           --------------------
CUT-OFF DATE BALANCE                                               $410,000,000
CUT-OFF DATE BALANCE/SF                                                    $274
CUT-OFF DATE LTV                                                          78.8%
MATURITY DATE LTV                                                         78.8%
UW DSCR ON NCF                                                            1.17x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                         Woodbridge, VA
PROPERTY TYPE                                                 Retail - Anchored
SIZE (SF)(4)                                                          1,498,570
OCCUPANCY AS OF MAY 1, 2007(4)                                            97.8%
YEAR BUILT / YEAR RENOVATED                                             1989/NA
APPRAISED VALUE                                                    $520,000,000
PROPERTY MANAGEMENT                         Simon Management Associates II, LLC
UW ECONOMIC OCCUPANCY                                                     99.1%
UW REVENUES                                                         $41,558,635
UW TOTAL EXPENSES                                                   $12,650,098
UW NET OPERATING INCOME (NOI)                                       $28,908,537
UW NET CASH FLOW (NCF)                                              $27,857,837
--------------------------------------------------------------------------------

(1)   Non-income producing parcels.

(2)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) an aggregate DSC ratio of no less than
      1.05x, (ii) the aggregate LTV ratio shall not exceed 85.0% and (iii)
      certain other conditions as specified in the related Mortgage Loan documents.

(3)   LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived from the aggregate indebtedness of, or scheduled debt service due in conection with, the Potomac Mills Loan and the Potomac Mills Pari Passu Companion
      Loan.

(4)   The square footage and occupancy excludes the Burlington Coat Factory
      (anchor owned).

                                      D-46

--------------------------------------------------------------------------------
                                  POTOMAC MILLS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                                 TENANT SUMMARY
---------------------------------------------------------------------------------
                                                                NET      % OF NET
                                             RATINGS*        RENTABLE    RENTABLE
TENANT                                   FITCH/MOODY'S/S&P   AREA (SF)     AREA
---------------------------------------------------------------------------------

ANCHOR TENANTS -- ANCHOR OWNED
 Burlington Coat Factory .............       CCC+/B3/B         119,511
                                                             ---------
 TOTAL ANCHOR OWNED ..................                         119,511
                                                             =========
ANCHOR TENANTS -- COLLATERAL
 Costco (Ground Lease) ...............       AA-/A2/A          148,663      9.9%
 JCPenney ............................     BBB/Baa3/BBB-       107,021      7.1%
 AMC Theatres ........................        B/B2/NR           75,274      5.0%
 Marshalls ...........................        NR/A3/A           61,763      4.1%
 The Sports Authority ................        NR/NR/B           42,212      2.8%
 Nordstrom Rack ......................       A-/Baa1/A          41,321      2.8%
 T.J. Maxx ...........................        NR/A3/A           40,857      2.7%
                                                             ---------    -----
 TOTAL ANCHOR TENANTS -- COLLATERAL                            517,111     34.5%

TOP 5 NON-ANCHOR TENANTS
 OFF 5th Saks Fifth Avenue Outlet ....        B/B3/B+           38,210      2.5%
 G Street Fabrics ....................       NR/NR/NR           36,522      2.4%
 Steve & Barry's University
  Sportswear .........................       NR/NR/NR           35,222      2.4%
 Linens 'n Things ....................        B-/B3/B           33,743      2.3%
 Sears ...............................      BB/Ba1/BB+          33,103      2.2%
                                                             ---------    -----
 TOTAL TOP NON-ANCHOR TENANTS ........                         176,800     11.8%

NON-MAJOR TENANTS ....................                         771,235     51.5
                                                             ---------    -----

OCCUPIED COLLATERAL TOTAL ............                       1,465,146     97.8%
                                                             =========    =====

IN-LINE VACANT SPACE .................                          33,424      2.2

COLLATERAL TOTAL .....................                       1,498,570    100.0%
                                                             =========    =====

PROPERTY TOTAL .......................                       1,618,081
                                                             =========
---------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                  % OF TOTAL
                                           BASE       ANNUAL      ANNUAL BASE       LEASE
TENANT                                   RENT PSF    BASE RENT       RENT         EXPIRATION
----------------------------------------------------------------------------------------------

ANCHOR TENANTS -- ANCHOR OWNED
 Burlington Coat Factory .............                ANCHORED OWNED NOT PART OF COLLATERAL

 TOTAL ANCHOR OWNED ..................

ANCHOR TENANTS -- COLLATERAL
 Costco (Ground Lease) ...............    $ 3.59    $   534,000       2.1%        June 2031
 JCPenney ............................    $ 6.19    $   662,480       2.6%        March 2013
 AMC Theatres ........................    $20.00    $ 1,505,460       5.9%      February 2019
 Marshalls ...........................    $ 8.75    $   540,428       2.1%       January 2009
 The Sports Authority ................    $13.00    $   548,756       2.2%      February 2010
 Nordstrom Rack ......................    $ 8.25    $   340,898       1.3%      September 2010
 T.J. Maxx ...........................    $ 9.50    $   388,142       1.5%         May 2009
                                                    -----------     -----
 TOTAL ANCHOR TENANTS -- COLLATERAL       $ 8.74    $ 4,520,164      17.8%

TOP 5 NON-ANCHOR TENANTS
 OFF 5th Saks Fifth Avenue Outlet ....    $ 9.83    $   375,604       1.5%       October 2012
 G Street Fabrics ....................    $ 8.25    $   301,307       1.2%        July 2017
 Steve & Barry's University
  Sportswear .........................    $ 9.17    $   322,986       1.3%       January 2011
 Linens 'n Things ....................    $11.36    $   383,457       1.5%      September 2010
 Sears ...............................    $ 8.97    $   297,072       1.2%        June 2009
                                                    -----------     -----
 TOTAL TOP NON-ANCHOR TENANTS ........    $ 9.50    $ 1,680,426       6.6%

NON-MAJOR TENANTS ....................    $24.91     19,214,230      75.6
                                                    -----------     -----

OCCUPIED COLLATERAL TOTAL ............    $17.35    $25,414,820     100.0%
                                                    ===========     =====

IN-LINE VACANT SPACE .................

COLLATERAL TOTAL .....................

PROPERTY TOTAL .......................

----------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                      D-47

--------------------------------------------------------------------------------
                                  POTOMAC MILLS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
   YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*          EXPIRING*         EXPIRING*         RENT EXPIRING*
----------------------------------------------------------------------------------------------------------------------------------

   2007          12            $17.48          24,674        1.6%               1.6%              1.7%                 1.7%
   2008          29            $19.34         122,559        8.2%               9.8%              9.3%                11.0%
   2009          21            $14.62         212,283       14.2%              24.0%             12.2%                23.2%
   2010          16            $16.18         163,962       10.9%              34.9%             10.4%                33.7%
   2011          24            $20.75         148,416        9.9%              44.8%             12.1%                45.8%
   2012          16            $19.82          83,062        5.5%              50.4%              6.5%                52.3%
   2013          23            $16.18         190,302       12.7%              63.1%             12.1%                64.4%
   2014          12            $23.34          56,045        3.7%              66.8%              5.1%                69.5%
   2015          19            $26.59          76,567        5.1%              71.9%              8.0%                77.5%
   2016          16            $27.28          73,233        4.9%              76.8%              7.9%                85.4%
   2017          11            $19.67          77,908        5.2%              82.0%              6.0%                91.4%
Thereafter        4            $ 9.23         236,135       15.8%              97.8%              8.6%               100.0%
  Vacant          0               N/A          33,424        2.2%             100.0%              0.0%               100.0%
----------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-48

--------------------------------------------------------------------------------
                                  POTOMAC MILLS
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Potomac Mills Loan") is secured by a first mortgage encumbering a retail anchored regional mall consisting of approximately 1,498,570 square feet located in Woodbridge, Virginia. The
      Potomac Mills Loan represents approximately 4.6% of the Cut-Off Date Pool
      Balance. The Potomac Mills Loan was originated on June 15, 2007, and has a principal balance as of the Cut-Off Date of $164,000,000. The Potomac
      Mills Loan, which is evidenced by a pari passu note, dated June 15, 2007, is a portion of a whole loan with an original principal balance of
      $410,000,000. The other loan related to the Potomac Mills Loan is evidenced by a separate pari passu note, dated June 15, 2007 (the "Potomac
      Mills Pari Passu Companion Loan" and together with the Potomac Mills Loan, the "Potomac Mills Whole Loan"), with an original principal balance of
      $246,000,000. The Potomac Mills Pari Passu Companion Loan will not be an asset of the Trust Fund. The Potomac Mills Loan and Potomac Mills Pari
      Passu Companion Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement as described under "DESCRIPTION OF THE MORTGAGE
      POOL--Co-Lenders" in the Prospectus Supplement. The Potomac Mills Loan
      provides for interest-only payments for its entire loan term.

      The Potomac Mills Loan has a remaining term of 119 months and matures on
      July 11, 2017. The Potomac Mills Loan may be prepaid on or after October
      11, 2016, and permits defeasance with United States government obligations beginning 2 years after the Closing Date.

o     THE BORROWERS. The borrower is Mall at Potomac Mills, LLC, a special purpose entity. Legal counsel to the borrower delivered a
      non-consolidation opinion in connection with the origination of the
      Potomac Mills Pool Loan. The principal of the borrowers is SPG -- FCM
      Ventures ("SPG - FCM"), which is a joint venture of Simon Property Group,
      Inc. ("Simon") and Farallon Capital Management, L.L.C. ("Farallon"). SPG
      -- FCM successfully completed a tender offer to acquire all of the outstanding common stock of The Mills Corporation. As of March 31, 2007,
      SPG-FCM owned approximately 75.38% of the outstanding common stock of The
      Mills Corporation. Simon is a self-administered and self-managed Real
      Estate Investment Trust (REIT) which, together with its affiliated management company, currently owns or has an interest in 285 properties in the United States, which consist of 171 regional malls, 68 community/lifestyle centers, 36 Premium Outlet centers and 10 other shopping centers or outlet centers in 38 states and Puerto Rico.
      Internationally, Simon has ownership interests in 53 European shopping centers (France, Italy and Poland); five outlet centers in Japan; and one outlet center in Mexico. As a result of The Mills Corporation acquisition,
      Simon now holds an interest in an additional 38 properties located throughout the United States, including 18 regional malls, 3 community/lifestyle centers, and 17 other retail properties. As of July
      31, 2007, Simon Property Group, Inc. was rated "A-" (Fitch) and "A-"
      (S&P). Farallon is a global investment management company based in San
      Francisco that manages discretionary equity capital of more than $26 billion, largely from institutional investors such as university endowments, foundations, and pension plans. Farallon invests in public and private debt and equity securities and makes direct investments in private companies and real estate. Farallon invests in real estate across most asset classes around the world, including in the United States, Europe,
      Latin America and India.

o     THE PROPERTIES. The Mortgaged Property consists of a retail anchored regional mall, which in the aggregate comprise approximately 1,498,570 square feet, situated on approximately 133.0 acres. The Mortgaged
      Property, constructed in 1989, is located in Woodbridge, Virginia. As of
      May 1, 2007, the occupancy rate for the Mortgaged Property securing the
      Potomac Mills Loan was approximately 97.8%.

      The largest tenant is Costco Wholesale ("Costco"), currently occupying
      148,663 square feet, or approximately 9.9% of the net rentable area.
      Costco is a large, discount warehouse retailer, catering to small-to-medium-sized businesses as well as individuals. Costco operates approximately 377 stores across the United States and Puerto Rico, as well as numerous international locations. As of July 30, 2007, Costco was rate
      "AA-" (Fitch), "A2" (Moody's) and "A" (S&P). The Costco lease expires in
      June 2031. The second largest tenant is JCPenney, currently occupying approximately 107,021 square feet, or approximately 7.1% of the net rentable area. JCPenney is a large retailer and operates one of the largest general merchandise catalog businesses. JCPenney operates approximately 1,033 department stores throughout the United States and
      Puerto Rico. As of July 23, 2007, JCPenney was rated "BBB" (Fitch), "Baa3"
      (Moody's) and "BBB-" (S&P). The JCPenney lease expires in March 2013. The third largest tenant is AMC Theatres, currently occupying approximately
      75,274 square feet, or approximately 5.0% of the net rentable area. AMC
      Theatres is a leading theater chain in the United States, operating approximately 382 theaters with approximately 5,340 screens in the United
      States, Canada, France, Hong Kong, Japan, Portugal, Spain and the United
      Kingdom. As of July 23, 2007, AMC Theatres was rated "B" (Fitch) and "B2"
      (Moody's). The AMC Theatres lease expires in February 2019.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagor-designated lockbox account.

o     MANAGEMENT. Simon Management Associates II, LLC, an affiliate of one of the sponsors, is the property manager for the Mortgaged Property securing the Potomac Mills Loan.

                                      D-49

                                                                         ANNEX D
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                                      D-50

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                               THREE BOROUGH POOL
--------------------------------------------------------------------------------

                        [4 PHOTOS OF THREE BOROUGH POOL]

                                      D-51

--------------------------------------------------------------------------------
                               THREE BOROUGH POOL
--------------------------------------------------------------------------------

                         [3 MAPS OF THREE BOROUGH POOL]

                                      D-52

--------------------------------------------------------------------------------
                               THREE BOROUGH POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                       BCRE
CUT-OFF DATE BALANCE                                               $133,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    3.7%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSORS                                       Normandy Real Estate Fund, L.P.;
                                                   Barclays Investment Holdings
                                                                          Inc.;
                                                 Westbrook Real Estate Fund VI,
                                                                          L.P.;
                                                 Vantage Investors I LLC; David
                                                                         Kramer
TYPE OF SECURITY                                                            Fee
PARTIAL RELEASE(1)                                                          Yes
MORTGAGE RATE                                                            5.785%
MATURITY DATE                                                       May 1, 2012
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                              60/IO
REMAINING TERM / AMORTIZATION                                             57/IO
LOCKBOX                                                                     Yes
UP-FRONT RESERVES
  TAX / INSURANCE                               Yes
  VALUE ENHANCEMENT(2)                  $13,400,000
  ENVIRONMENTAL(3)                         $541,375

ONGOING ANNUAL RESERVES
  TAX / INSURANCE(4)                        Yes/Yes
  REPLACEMENT(5)                                Yes
ADDITIONAL FINANCING(6)                 Second Lien                     $25,000
                                                                     TOTAL DEBT
                                                                ---------------
CUT-OFF DATE BALANCE                                               $133,000,000
CUT-OFF DATE BALANCE / UNIT                                             $80,802
CUT-OFF DATE LTV(7)                                                       75.5%
MATURITY DATE LTV(7)                                                      75.5%
UW DSCR ON NCF                                                            1.29x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                               42
LOCATION                                                           New York, NY
PROPERTY TYPE                                          Multifamily-Conventional
SIZE (UNITS)(8)                                                           1,646
OCCUPANCY AS OF JUNE 18, 2007(8)                                          96.3%
YEAR BUILT / YEAR RENOVATED                                     Various/Various
APPRAISED VALUE(9)                                                 $158,400,000
PROPERTY MANAGEMENT                                         Colonial Management
                                                                     Group, LLC
UW ECONOMIC OCCUPANCY                                                     96.1%
UW REVENUES                                                         $17,970,768
UW TOTAL EXPENSES                                                    $7,489,818
UW NET OPERATING INCOME (NOI)                                       $10,480,950
UW NET CASH FLOW (NCF)(10)                                          $10,068,950
--------------------------------------------------------------------------------

(1)   The Three Borough Pool Loan allows for partial release of individual
      Mortgaged Properties under certain circumstances. See "Release" below.

(2)   The Value Enhancement Reserve was funded at origination of the Three
      Borough Pool Loan to pay for unit improvements, tenant buyout costs and capital expenditures. See "Value Enhancement Reserve" below.

(3)   An Environmental Reserve was established at origination for remediation of certain local environmental law violations at the Mortgaged
      Properties.

(4)   Monthly deposits for taxes in an amount equal to 1/12th of the amount that the mortgagee estimates will be payable during the next twelve months for taxes are required to be made. For 2007, the borrower is required to make monthly deposits of $204,000 for taxes. In addition, monthly deposits in an amount equal to 1/12th of the annual insurance premiums estimated to be due by mortgagee are required to be made (unless an acceptable blanket or umbrella policy is in place and mortgagee has elected not to collect this reserve).

(5)   Monthly deposits to the Replacement Reserve are calculated based on
      1/12th of $250 per residential unit per year. With respect to the residential units at Mortgaged Properties that are not subject to HAP contracts, the Replacement Reserve may be waived through and including
      May 1, 2010, if certain minimum balances are maintained in the Value
      Enhancement Reserve. After May 1, 2010, a Replacement Reserve of $250 per
      unit per year must be maintained for all residential units.

(6)   See "Additional Indebtedness" and "Mezzanine Debt" below.

(7)   Cut-Off Date LTV was adjusted by netting out $13,400,000 held in the
      Value Enhancement Reserve; adding back the Value Enhancement Reserve, the
      Cut-Off Date LTV and Maturity Date LTV is 83.96%. Furthermore, the
      appraised value, assuming completion of apartment major capital improvement ("MCI"), tenant buyouts and building MCI's, is $173,500,000 resulting in an LTV of 76.7%.

(8)   Does not include 20 professional and retail units.

(9)   Appraised value is shown on an "As-Is" basis based on appraisals dated from March 12 to March 14, 2007. The appraised value, assuming completion of apartment major capital improvement ("MCI"), tenant buyouts and building MCI's, is $173,500,000 resulting in an as-stabilized value of
      76.7%.

(10)  UW NCF is based on the rent roll in-place as of June 18, 2007.

                                      D-53

--------------------------------------------------------------------------------
                               THREE BOROUGH POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     UNIT MIX(1)
--------------------------------------------------------------------------------
                                                                AVERAGE IN-PLACE
         UNIT MIX               NO. OF UNITS (2)   % OF UNITS     MONTHLY RENT
--------------------------------------------------------------------------------
RENT CONTROLLED
 Studio                                  1             0.1%          $  201
 One Bedroom                            11             0.7%          $  174
 Two Bedroom                            13             0.8%          $  217
 Three Bedroom                           4             0.2%          $  447
                                ----------------   ----------   ----------------
 Sub-total/Weighted Average             29             1.8%          $  232

RENT STABILIZED
 Studio                                 68             4.1%          $  686
 One Bedroom                           611            37.1%          $  757
 Two Bedroom                           455            27.6%          $  864
 Three Bedroom                         147             8.9%          $  937
 Four Bedroom                            1             0.1%          $1,015
                                ----------------   ----------   ----------------
 Sub-total/Weighted Average          1,282            77.9%          $  812

SECTION 8
 Studio                                  2             0.1%          $  758
 One Bedroom                           132             8.0%          $  961
 Two Bedroom                           145             8.8%          $1,170
 Three Bedroom                          41             2.5%          $1,352
                                ----------------   ----------   ----------------
 Sub-total/Weighted Average            320            19.4%          $1,105

VACANT
 Studio                                  5             0.3%          $  775
 One Bedroom                             5             0.3%          $  882
 Two Bedroom                             3             0.2%          $1,100
 Three Bedroom                           2             0.1%          $1,388
                                ----------------   ----------   ----------------
 Sub-total/Weighted Average             15             0.9%          $  957

TOTAL/WTD. AVG.                      1,646           100.0%          $  860
--------------------------------------------------------------------------------

(1)   The above information is based on appraisals from Metropolitan Valuation
      Services, Inc. dated from March 12, 2007 to March 14, 2007.

(2)   Some of these properties include an employee unit which has been excluded from all calculations.

                                      D-54

--------------------------------------------------------------------------------
                               THREE BOROUGH POOL
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Three Borough Multifamily Pool Loan") is
      secured by a first mortgage encumbering 42 multifamily complexes, totaling
      1,646 units, located in the Manhattan, Brooklyn and Bronx boroughs of New
      York, New York (the "Three Borough Multifamily Pool"). The Three Borough
      Multifamily Pool Loan represents approximately 3.7% of the Cut-Off Date
      Pool Balance. The Three Borough Multifamily Pool Loan was originated on
      April 23, 2007, and has a principal balance as of the Cut-Off Date of
      $133,000,000.

      The Three Borough Multifamily Pool Loan has a remaining term of 57 months and matures on May 1, 2012. The Three Borough Multifamily Pool Loan may be
      prepaid in whole but not in part on or after May 1, 2008 with payment of the greater of yield maintenance or 1% of the prepaid amount. The Three
      Borough Multifamily Pool may be prepaid in whole but not in part without payment of any yield maintenance charge on or after February 1, 2012.

o     THE BORROWERS. The borrowers are 37 special purpose entities. Legal counsel to the borrowers has delivered a non-consolidation opinion in connection with the origination of the Three Borough Pool Loan. The sponsors of the borrowers are (i) a joint venture between Westbrook Real
      Estate Fund VI, L.P. ("Westbrook"), Normandy Real Estate Fund, L.P.
      ("Normandy"), Barclays Investment Holdings Inc. ("Barclays Investment
      Holdings") and Vantage Investors I LLC ("Vantage") and (ii) David Kramer.
      Westbrook specializes in opportunistic real estate investments within the
      United States, Europe and Japan. Its investments include office, industrial, apartment, retail, hotel and resort and residential properties, and range from $5 million to over $2 billion in purchase price. Normandy is a fully integrated real estate investment management company based in Morristown, New Jersey with offices in Boston and New
      York City. Over the last 10 years, Normandy has invested over $820 million of equity in 47 separate transactions totaling over $3 billion in asset value. Barclays Investment Holdings is an affiliate of Barclays Real
      Estate Capital Inc. Vantage has co-invested in over 1,000 rent stabilized multifamily assets in New York City and specializes in value-added and opportunistic investment and redevelopment strategies. David Kramer is an owner and manager of lower income apartment buildings in the New York City area. David Kramer and his affiliates have managed over 2,000 tenants across 59 residential buildings, including the Three Borough Pool, and have completed total, moderate and cosmetic rehabilitation on several hundred units in the New York City area. David Kramer is the non-recourse carveout guarantor.

o     THE PROPERTIES. The Mortgaged Properties consist of 42 properties comprised of approximately 1,646 apartment units and 20 professional and retail units located within Manhattan, Brooklyn, and the Bronx. The
      Mortgaged Properties were built between 1910 and 1969 and have benefited from ongoing renovations, most recently from 2002 through 2007. All of the properties are well situated within their respective neighborhoods, offering tenants access to local amenities including schools, restaurants, supermarkets, and numerous public transportation options connecting the neighborhoods with Manhattan and the rest of the Tri-State area. The sponsors intend to renovate units as they become vacant, and a $13,400,000 reserve was funded at origination for the purpose of renovating units, improving common areas and buying out tenants. See "Value Enhancement
      Reserve" below. As of June 18, 2007, the occupancy rate for the Mortgaged
      Properties securing the Three Borough Multifamily Pool Loan was approximately 96%.

o     RENT STABILIZATION; RENT CONTROL; SECTION 8. As of June 18, 2007,
      approximately 78% of the apartments included in the Three Borough Pool are rent stabilized. Rent stabilized leases can be one or two years in length at the option of the tenant. The renewal rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the City of New York. An apartment may become deregulated (or destabilized) if it becomes vacant or if criteria involving legal rental rate level and occupant income levels are met.

      As of June 18, 2007, approximately 2% of the apartments included in the
      Three Borough Pool are rent controlled. In order for an apartment to be under rent control, the tenant must have been living there continuously since before July 1, 1971. The renewal rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the City of New York. When a rent controlled apartment is vacated, it becomes rent stabilized (where the building contains at least six units), or completely removed from regulation.

      As of June 18, 2007, approximately 19% of the apartments included in the
      Three Borough Pool are Section 8 project-based units. Section 8, administered by the US Department of Housing and Urban Development
      ("HUD"), is the federal government's largest program by which it subsidizes rental payments for low-income families.

o     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

                                      D-55

--------------------------------------------------------------------------------
                               THREE BOROUGH POOL
--------------------------------------------------------------------------------

o     ADDITIONAL INDEBTEDNESS. The Mortgaged Property known as 2463 Valentine
      Avenue, Bronx is encumbered by a second mortgage in the original principal amount of $25,000 ("Junior Debt") in favor of Harvey Rosen, an individual
      ("Junior Lender"). The mortgagee and the Junior Lender have executed a subordination and standstill agreement subordinating the Junior Debt to the mortgagee's first mortgage on the related Mortgaged Property.

o     MEZZANINE DEBT. The equity owners of the borrower may incur future mezzanine debt, subject to certain conditions including, but not limited to: (i) an aggregate DSCR of no less than 1.10x, (ii) an aggregate LTV ratio not in excess of 85.0%, (iii) written confirmation from the applicable rating agencies that the incurrence of such indebtedness will not result in the downgrade, qualification or withdrawal of the ratings then assigned to the Certificates and (iv) the mezzanine lender must enter into an acceptable intercreditor agreement with the mortgagee.

o     RELEASE. The borrower is permitted to obtain the release of an individual property on or after May 1, 2008, subject to satisfaction of certain conditions including, but not limited to, (i) the DSCR, after giving effect to the proposed release, is at least equal to (a) the DSCR as of the origination date for releases of properties with aggregate allocated loan amounts of up to and including the first 15% of the initial principal balance and (b) the DSCR immediately prior to the proposed release for releases of properties with aggregate allocated loan amounts greater than the first 15% of the initial principal balance of the Three Borough Pool
      Loan and (ii) a release price of 100% for the first 15% of released collateral, 110% for the subsequent 30% of released collateral, 115% of the subsequent 30% of released collateral and 120% for the final 25% of released collateral, based on allocated loan amounts. Prior to February 1,
      2012, the release price is also required to include a yield maintenance charge.

o     VALUE ENHANCEMENT RESERVE. At origination, $13,400,000 was deposited with the mortgagee in the Value Enhancement Reserve to pay for unit improvements, tenant buyout costs and capital expenditures. The remaining balance as of July 27, 2007, is $11,997,255. Disbursements of funds from the Value Enhancement Reserve are subject to the following restrictions:
      (i) the funds may not be used for any of the five mortgaged properties subject to housing assistance payments contracts, (ii) no more than
      $2,000,000 in the aggregate may be disbursed for tenant buyout costs, and
      (iii) with respect to the first $750,000 of tenant improvements, disbursements will be based solely upon the borrower's request; any additional disbursement is subject to the lesser of actual costs incurred or a trailing average of $30,000 per unit.

o     PROPERTY MANAGEMENT. Colonial Management Group, LLC, an affiliate of one of the sponsors, is the property manager for the Three Borough Multifamily
      Pool.

                                      D-56

--------------------------------------------------------------------------------
                              110 EAST 42ND STREET
--------------------------------------------------------------------------------

                       [3 PHOTOS OF 110 EAST 42ND STREET]

                                      D-57

--------------------------------------------------------------------------------
                              110 EAST 42ND STREET
--------------------------------------------------------------------------------

                          [MAP OF 110 EAST 42ND STREET]

                                      D-58

--------------------------------------------------------------------------------
                              110 EAST 42ND STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $ 90,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.5%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                           Charles Ishay
TYPE OF SECURITY                                                           Both
MORTGAGE RATE                                                            5.814%
MATURITY DATE                                                     July 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                             120/IO
REMAINING TERM / AMORTIZATION                                            119/IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX / INSURANCE                    Yes
  TI / LC (LOC)(1)            $5,000,000
  DEBT SERVICE(2)(3)          $3,000,000
  DEBT SERVICE (LOC)(2)       $5,100,000

ONGOING ANNUAL RESERVES
  TAX / INSURANCE                    Yes
  REPLACEMENT(4)                 $32,418
  TI / LC(1)                   Springing

ADDITIONAL FINANCING(5)   Mezzanine Debt                            $16,000,000

                                                   TRUST ASSET      TOTAL DEBT
                                                   -----------     ------------
CUT-OFF DATE BALANCE                               $90,000,000     $106,000,000
CUT-OFF DATE BALANCE/SF                               $472            $556
CUT-OFF DATE LTV(6)                                   80.6%           94.9%
MATURITY DATE LTV(6)                                  80.6%           94.9%
UW DSCR ON NCF(7)                                     1.26x           1.00x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                                      Office - CBD
SIZE (SF)                                                               190,691
OCCUPANCY AS OF APRIL 1, 2007                                             98.4%
YEAR BUILT / YEAR RENOVATED                                             1921/NA
APPRAISED VALUE                                                    $111,700,000
PROPERTY MANAGEMENT                              Downtown Broad Management, LLC
UW ECONOMIC OCCUPANCY                                                     95.0%
UW REVENUES                                                         $11,044,883
UW TOTAL EXPENSES                                                    $4,427,960
UW NET OPERATING INCOME (NOI)                                        $6,616,922
UW NET CASH FLOW (NCF)(7)                                            $6,584,505
--------------------------------------------------------------------------------

(1)   The borrower posted a $5,000,000 letter of credit at closing. In the event the letter of credit is drawn down by the mortgagee at any time during the loan term, the borrower is required to either: (i) provide an additional letter of credit in an amount equal to the amount drawn, or (ii) deposit an amount equal to the amount drawn into a reletting reserve account.

(2)   There is a shortfall in the related Mortgaged Property cash flow to fully cover debt service payments. Amounts held in the debt service reserve will be released as needed to cover the debt service shortfall. The $5,100,000 letter of credit will be drawn down at the beginning of each loan year by the amount of any expected debt service shortfall, at which time the borrower will be required to provide an additional letter of credit in an amount equal to the amount drawn.

(3)   If at any time the DSC ratio reaches 1.05x for two consecutive quarters, the cash funds available in the debt service reserve account will be released by the mortgagee.

(4)   CPI adjusted after first loan year.

(5)   Future mezzanine debt is permitted subject to certain conditions including an aggregate DSC ratio of no less than 1.05x, an aggregate LTV ratio of no more than 85.0% and certain other conditions as specified in the related
      Mortgage Loan documents.

(6)   Based on the Joseph J. Blake and Associates, Inc. appraisal dated April
      26, 2007, the as-stabilized value as of August 2010 will be $131,500,000, resulting in Cut-Off Date LTV and Maturity Date LTV of 68.4% for the Trust
      Asset and a Cut-Off Date LTV and Maturity Date LTV of 80.6% for the Total
      Debt.

(7)   The UW NCF was derived based on certain assumptions, including that leases rolling during the loan term would be marked to market rents. If such rental rates are not achieved, then the NCF for the Mortgaged Property will be negatively affected. The "as-is" DSCR for the Trust Asset is 0.76x and Whole Mortgage Loan is 0.61x.

                                      D-59

--------------------------------------------------------------------------------
                              110 EAST 42ND STREET
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
----------------------------------------------------------------------------------------------------------------------------------
                                RATINGS(1)                    % OF NET                            % OF TOTAL
                              FITCH/MOODY'S/   NET RENTABLE   RENTABLE   BASE RENT     ANNUAL     ANNUAL BASE         LEASE
TENANT                             S&P          AREA (SF)       AREA        PSF      BASE RENT       RENT           EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
Newmark & Co ..............      NR/NR/NR         30,835        16.2%     $45.53     $1,404,049      18.7%      Multiple Spaces(2)
Clear Channel .............    BB-/Baa3/B+        30,530        16.0      $46.49      1,419,257      18.9          January 2010
Morgan Lewis ..............      NR/NR/NR         18,500         9.7      $39.77        735,745       9.8           July 2010
Ackman Ziff ...............      NR/NR/NR         16,795         8.8      $34.47        578,924       7.7          October 2016
Curtis Mallet .............      NR/NR/NR         11,384         6.0      $27.10        308,506       4.1            May 2017
SLR Acquisition ...........      NR/NR/NR         10,407         5.5      $34.67        360,811       4.8           July 2015
                                                 -------       -----                 ----------     -----
 TOTAL MAJOR TENANTS ......                      118,451        62.1%     $40.58     $4,807,292      64.0%

NON-MAJOR TENANTS .........                       69,120        36.2      $39.08      2,701,301      36.0
                                                 -------       -----                 ----------     -----
OCCUPIED TOTAL ............                      187,571        98.4%     $40.03     $7,508,592     100.0%
                                                                                     ==========     =====
VACANT SPACE ..............                        3,120         1.6
                                                 -------       -----

PROPERTY TOTAL ............                      190,691       100.0%
                                                 =======       =====
----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 13,149 square feet expire in May 2011 and approximately 17,686 square feet expire in May
      2016.

----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
   YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*          EXPIRING*         EXPIRING*         RENT EXPIRING*
----------------------------------------------------------------------------------------------------------------------------------

   2007           1            $39.98            978         0.5%               0.5%              0.5%                0.5%
   2008           5            $32.62         17,938         9.4%               9.9%              7.8%                8.3%
   2009           1            $42.64            933         0.5%              10.4%              0.5%                8.8%
   2010          11            $43.31         67,626        35.5%              45.9%             39.0%               47.8%
   2011           7            $44.45         27,326        14.3%              60.2%             16.2%               64.0%
   2012           4            $41.09         16,498         8.7%              68.9%              9.0%               73.0%
   2013           0            $ 0.00              0         0.0%              68.9%              0.0%               73.0%
   2014           0            $ 0.00              0         0.0%              68.9%              0.0%               73.0%
   2015           1            $34.67         10,407         5.5%              74.3%              4.8%               77.9%
   2016           3            $39.28         34,481        18.1%              92.4%             18.0%               95.9%
   2017           1            $27.10         11,384         6.0%              98.4%              4.1%              100.0%
Thereafter        0            $ 0.00              0         0.0%              98.4%              0.0%              100.0%
  Vacant          0                NA          3,120         1.6%             100.0%              0.0%              100.0%
----------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-60

--------------------------------------------------------------------------------
                              110 EAST 42ND STREET
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "110 East 42nd Street Loan") is secured by a first mortgage encumbering both a fee and leasehold interest in an office building located in New York, New York. The 110 East 42nd Street
      Loan represents approximately 2.5% of the Cut-Off Date Pool Balance. The
      110 East 42nd Street Loan was originated on June 26, 2007, and has a principal balance as of the Cut-Off Date of $90,000,000. The 110 East 42nd
      Street Loan provides for interest-only payments for the entire loan term.

      The 110 East 42nd Street Loan has a remaining term of 119 months and matures on July 11, 2017. The 110 East 42nd Street Loan may be prepaid on or after May 11, 2017, and permits defeasance with United States government obligations beginning 2 years after the Closing Date.

o     THE BORROWER. The borrower is Gotham 42nd Street LLC ("Gotham"), a special purpose entity. Legal counsel to the borrower delivered a
      non-consolidation opinion in connection with the origination of the 110
      East 42nd Street Loan. The sponsor of the borrower is Charles Ishay.
      Gotham Realty, an affiliate of the borrower, is a private investment firm that has acquired Class A commercial buildings in large commercial markets. Gotham Realty currently owns approximately 3.5 million square feet of commercial real estate.

o     THE PROPERTY. The Mortgaged Property is an approximately 190,691 square foot office building situated on approximately 0.6 acres. The Mortgaged
      Property was constructed in 1921. The Mortgaged Property is located in New
      York, New York. As of April 1, 2007, the occupancy rate for the Mortgaged
      Property securing the 110 East 42nd Street Loan was approximately 98.4%.

      The largest tenant is Newmark & Co. ("Newmark"), currently occupying approximately 30,835 square feet, or approximately 16.2% of the net rentable area. Newmark is headquartered in New York and is a large independent real estate service firm, which provides comprehensive real estate solutions to corporations, property owners, investors and developers across the globe. Founded in 1929, Newmark also offers asset management and advisory services, including real estate strategy, for growing companies. The Newmark leases expire at various times. The second largest tenant is Clear Channel (NYSE: "CCU"), currently occupying approximately 30,530 square feet, or approximately 16.0% of the net rentable area. Clear Channel is a large owner of radio stations across the
      United States, and has equity interests in approximately 240 international stations. Clear Channel also owns a 90% interest in a large, worldwide, outdoor advertising company, Clear Channel Outdoor Holding, which has approximately 910,000 display locations worldwide. As of July 23, 2007,
      Clear Channel was rated "BB-" (Fitch), "Baa3" (Moody's) and "B+" (S&P).
      The Clear Channel lease expires in January 2010. The third largest tenant is Morgan, Lewis & Bockius LLP, ("Morgan Lewis"), occupying approximately
      18,500 square feet, or approximately 9.7% of the net rentable area. Morgan
      Lewis is a Philadelphia, Pennsylvania based law firm founded in 1873.
      Morgan Lewis' multiple practice areas include employment, intellectual property and mergers and acquisitions. Morgan Lewis has more than 20 offices and approximately 1,300 attorneys located throughout New York,
      Philadelphia, Washington, D.C. and California. The Morgan Lewis lease expires in July 2010.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o     MEZZANINE DEBT. A mezzanine loan with an original principal amount of
      $16,000,000 was originated on June 26, 2007. The mezzanine loan is not part of the Trust Fund and is secured by a pledge of an equity interest in
      Gotham 42nd Street LLC, the borrower under the 110 East 42nd Street Loan.
      Additionally, the sponsor is permitted to incur future mezzanine indebtedness subject to the following conditions: (i) the mezzanine lender shall enter into a form of intercreditor agreement, (ii) the total LTV ratio does not exceed 85.0%, (iii) the debt service coverage does not fall below 1.05x, (iv) the receipt of a no-downgrade confirmation from the applicable rating agency and (v) certain other conditions as specified in the related Mortgage Loan documents.

o     MANAGEMENT. Downtown Broad Management, LLC is the property manager for the
      Mortgaged Property securing the 110 East 42nd Street Loan.

                                      D-61

                                                                         ANNEX D
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-62

--------------------------------------------------------------------------------
                        CENTRAL / EASTERN INDUSTRIAL POOL
--------------------------------------------------------------------------------

                 [5 PHOTOS OF CENTRAL / EASTERN INDUSTRIAL POOL]

                                      D-63

--------------------------------------------------------------------------------
                        CENTRAL / EASTERN INDUSTRIAL POOL
--------------------------------------------------------------------------------

                   [MAP OF CENTRAL / EASTERN INDUSTRIAL POOL]

                                      D-64

--------------------------------------------------------------------------------
                        CENTRAL / EASTERN INDUSTRIAL POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $89,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.5%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                       Lakestar Property
TYPE OF SECURITY                                                            Fee
PARTIAL DEFEASANCE(1)                                                       Yes
MORTGAGE RATE                                                            5.749%
MATURITY DATE                                                     July 11, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                            120/360
REMAINING TERM / AMORTIZATION                                           119/360
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  ENGINEERING                              $128,858
  ENVIRONMENTAL                          $1,325,000

ONGOING ANNUAL RESERVES
  TAX / INSURANCE(2)                      Springing
  REPLACEMENT(2)                          Springing

ADDITIONAL FINANCING                         B-Note                 $19,000,000

                                                                      WHOLE
                                        TRUST ASSET               MORTGAGE LOAN
                                        -----------               -------------
CUT-OFF DATE BALANCE                    $89,000,000               $108,000,000
CUT-OFF DATE BALANCE/SF                     $42                        $51
CUT-OFF DATE LTV                           73.3%                      88.9%
MATURITY DATE LTV                          68.3%                      82.9%
UW DSCR ON NCF                             1.22x                      1.01x
--------------------------------------------------------------------------------

(1)   The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents. Certain of those conditions include, but are not limited to: (i) no event of default shall have occurred or be conitinuing and (ii) the greater of (a) payment of 120% of the then outstanding allocated loan amount related to such release, (b) the maintenance of a DSC ratio greater than or equal to the DSC ratio prior to the release or at origination, whichever is higher, and (c) amount necessary to defease a sum equal to 100% of net sales proceeds from sale of any of the individual Mortgaged Properties.

(2)   Required after an event of default.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                               13
LOCATION                                                                Various
PROPERTY TYPE                                            Industrial - Warehouse
SIZE (SF)                                                             2,102,814
OCCUPANCY AS OF VARIOUS                                                  100.0%
YEAR BUILT / YEAR RENOVATED                                             Various
APPRAISED VALUE                                                    $121,450,000
PROPERTY MANAGEMENT                                    Lakestar Properties, LLC
UW ECONOMIC OCCUPANCY                                                     95.0%
UW REVENUES                                                          $8,259,073
UW TOTAL EXPENSES                                                       $82,591
UW NET OPERATING INCOME (NOI)                                        $8,176,482
UW NET CASH FLOW (NCF)                                               $7,617,626
--------------------------------------------------------------------------------

                                      D-65

--------------------------------------------------------------------------------
                        CENTRAL / EASTERN INDUSTRIAL POOL
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                             CENTRAL / EASTERN INDUSTRIAL POOL SUMMARY
----------------------------------------------------------------------------------------------------
                                                                                           ALLOCATED
                                                                                            CUT-OFF
                                              ALLOCATED          YEAR                        DATE
                                               CUT-OFF       BUILT / YEAR   NET RENTABLE    BALANCE
PROPERTY NAME                               DATE BALANCE      RENOVATED      AREA (SF)      PER SF
----------------------------------------------------------------------------------------------------

InteliCoat Technologies - South Hadley, MA   $12,155,093     1935 / 2002        443,006       $27
Summa Technology, Inc. - Huntsville, AL       11,795,384      1964 / NA         220,016       $54
American Bedding - Tampa, FL                  10,783,009      1972 / NA         266,840       $40
InteliCoat Technologies - Matthews, NC        10,218,519      1963 / NA         229,479       $45
A.R.E., Inc. - Massillon, OH                   9,866,639      1995 / NA         243,000       $41
The Durcon Company - Canton, MI                8,356,111     1977 / 1998        126,904       $66
Buchanan Visual Communications - Farmers
  Branch, TX                                   6,992,269      1997 / NA          75,709       $92
Humanetics II, LTD - Carrollton, TX            4,660,139      1977 / NA         109,817       $42
Holm Industries - Aurora, OH                   4,491,204      1984 / NA         112,710       $40
Humanetics II, LTD - Mc Allen, TX              3,922,593      1999 / NA          92,573       $42
Holm Industries - Fort Smith, AR               2,946,065      1966 / NA         107,560       $27
Humanetics II, LTD - Manor, TX                 1,924,213      1988 / NA          45,120       $43
Holm Industries - Evansville, IN                 888,764     1964 / 1999         30,080       $30
                                             -----------                      ---------
TOTAL/AVERAGE                                $89,000,000                      2,102,814       $42
                                             ===========                      =========
----------------------------------------------------------------------------------------------------

                                                                                                        APPRAISED
                                                          UNDERWRITTEN    UNDERWRITTEN   APPRAISAL        VALUE
PROPERTY NAME                                 OCCUPANCY     OCCUPANCY    NET CASH FLOW     VALUE         PER SF
-----------------------------------------------------------------------------------------------------------------

InteliCoat Technologies - South Hadley, MA       100.0%        95.0%       $1,036,192   $ 16,450,000      $ 37
Summa Technology, Inc. - Huntsville, AL          100.0%        95.0%        1,001,741     16,250,000      $ 74
American Bedding - Tampa, FL                     100.0%        95.0%          917,853     14,700,000      $ 55
InteliCoat Technologies - Matthews, NC           100.0%        95.0%          873,400     13,800,000      $ 60
A.R.E., Inc. - Massillon, OH                     100.0%        95.0%          837,605     13,800,000      $ 57
The Durcon Company - Canton, MI                  100.0%        95.0%          710,003     11,400,000      $ 90
Buchanan Visual Communications - Farmers
  Branch, TX                                     100.0%        95.0%          593,791      9,450,000      $125
Humanetics II, LTD - Carrollton, TX              100.0%        95.0%          417,214      6,300,000      $ 57
Holm Industries - Aurora, OH                     100.0%        95.0%          381,447      6,100,000      $ 54
Humanetics II, LTD - Mc Allen, TX                100.0%        95.0%          348,131      5,300,000      $ 57
Holm Industries - Fort Smith, AR                 100.0%        95.0%          250,230      4,100,000      $ 38
Humanetics II, LTD - Manor, TX                   100.0%        95.0%          169,679      2,600,000      $ 58
Holm Industries - Evansville, IN                 100.0%        95.0%           80,339      1,200,000      $ 40
                                                                           ----------   ------------
TOTAL/AVERAGE                                    100.0%        95.0%       $7,617,626   $121,450,000      $ 58
                                                                           ==========   ============
-----------------------------------------------------------------------------------------------------------------

*     Occupancy as of June 8, 2007, for A.R.E., Inc. -- Massillon, OH,
      InteliCoat Technologies - South Hadley, MA, Summa Technology, Inc. --
      Huntsville, AL, American Bedding -- Tampa, FL, and InteliCoat Technologies
      - Matthews, NC, June 6, 2007, for The Durcan Company -- Canton, MI, June
      7, 2007, for Humanetics II, LTD -- Manor, TX, Humanetics II, LTD --
      Carrollton, TX, Humanetics II, LTD -- McAllen, TX, Holm Industries --
      Aurora, OH and Buchanan Visual Communications -- Farmers Branch, TX, and
      June 12, 2007, for Holm Industries -- Fort Smith, AR and Holm Industries
      -- Evansville IN.

                                      D-66

--------------------------------------------------------------------------------
                        CENTRAL / EASTERN INDUSTRIAL POOL
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                    TENANT SUMMARY
-------------------------------------------------------------------------------------
                                                                             % OF NET
                                               RATINGS        NET RENTABLE   RENTABLE
TENANT                                    FITCH/MOODY'S/S&P    AREA (SF)       AREA
-------------------------------------------------------------------------------------

InteliCoat Technologies ................       NR/NR/NR           672,485       32.0%
American Bedding Industries ............       NR/NR/NR           266,840       12.7
Holm Industries, Inc. ..................       NR/NR/NR           250,350       11.9
Humanetics II, Ltd. ....................       NR/NR/NR           247,510       11.8
A.R.E. Accessories, Inc. ...............       NR/NR/NR           243,000       11.6
Summa Technology, Inc. .................       NR/NR/NR           220,016       10.5
The Durcon Company .....................       NR/NR/NR           126,904        6.0
Buchanan Visual Communications .........       NR/NR/NR            75,709        3.6
                                                                ---------      -----
 TOTAL TENANTS .........................                        2,102,814      100.0%

OCCUPIED TOTAL .........................                        2,102,814      100.0%

VACANT SPACE ...........................                                0        0.0
                                                                ---------      -----
PROPERTY TOTAL .........................                        2,102,814      100.0%
                                                                =========      =====
-------------------------------------------------------------------------------------

                                                                       % OF
                                            BASE     ANNUAL BASE   TOTAL ANNUAL         LEASE
TENANT                                    RENT PSF       RENT       BASE RENT        EXPIRATION
----------------------------------------------------------------------------------------------------

InteliCoat Technologies ................   $ 3.16    $ 2,125,217        25.1%    Multiple Spaces(1)
American Bedding Industries ............   $ 3.86      1,028,990        12.1        February 2025
Holm Industries, Inc. ..................   $ 3.22        806,518         9.5        April 2020(2)
Humanetics II, Ltd. ....................   $ 4.21      1,041,586        12.3     Multiple Spaces(3)
A.R.E. Accessories, Inc. ...............   $ 3.88        942,516        11.1        October 2024
Summa Technology, Inc. .................   $ 5.02      1,104,568        13.0        October 2020
The Durcon Company .....................   $ 6.15        780,714         9.2        November 2019
Buchanan Visual Communications .........   $ 8.63        653,369         7.7         August 2019
                                                     -----------       -----
 TOTAL TENANTS .........................   $ 4.03    $ 8,483,479       100.0%

OCCUPIED TOTAL .........................   $ 4.03    $ 8,483,479       100.0%
                                                     ==========        =====
VACANT SPACE ...........................

PROPERTY TOTAL .........................
----------------------------------------------------------------------------------------------------

(1)   InteliCoat Technologies occupies two properties located in South Hadley,
      MA and Matthews, NC totaling 672,485 square feet. Under the terms of multiple leases, 229,479 square feet expire in May 2020 and 443,006 square feet expire in August 2020.

(2)   Holm Industries, Inc. occupies three properties located in Aurora, OH,
      Fort Smith, AR, and Evansville, IN totaling 250,350 square feet.

(3)   Humanetics II, Ltd. occupies three properties located in Carollton, TX, Mc
      Allen, TX, and Manor, TX totaling 247,510 square feet.Under the terms of multiple leases, 137,693 square feet expire in June 2018 and 109,817 square feet expire in July 2018.

---------------------------------------------------------------------------------------------------------
                                        LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------
                           WA BASE                                CUMULATIVE %   % OF BASE   CUMULATIVE %
             # OF LEASES   RENT/SF    TOTAL SF    % OF TOTAL SF      OF SF         RENT      OF BASE RENT
   YEAR       EXPIRING     EXPIRING   EXPIRING      EXPIRING*      EXPIRING*     EXPIRING*    EXPIRING*
---------------------------------------------------------------------------------------------------------

   2018           3         $ 4.21      247,510       11.8%           11.8%        12.3%         12.3%
   2019           2         $ 7.08      202,613        9.6%           21.4%        16.9%         29.2%
   2020           6         $ 3.53    1,142,851       54.3%           75.8%        47.6%         76.8%
   2021           0         $ 0.00            0        0.0%           75.8%         0.0%         76.8%
   2022           0         $ 0.00            0        0.0%           75.8%         0.0%         76.8%
   2023           0         $ 0.00            0        0.0%           75.8%         0.0%         76.8%
   2024           1         $ 3.88      243,000       11.6%           87.3%        11.1%         87.9%
   2025           1         $ 3.86      266,840       12.7%          100.0%        12.1%        100.0%
Thereafter        0         $ 0.00            0        0.0%          100.0%         0.0%        100.0%
  Vacant          0             NA            0        0.0%          100.0%         0.0%        100.0%
---------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-67

--------------------------------------------------------------------------------
                        CENTRAL / EASTERN INDUSTRIAL POOL
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Central/Eastern Industrial Pool Loan")
      is secured by first mortgages or deeds of trust encumbering 13, single tenant, industrial properties located throughout the United States. The
      Central/Eastern Industrial Pool Loan represents approximately 2.5% of the
      Cut-Off Date Pool Balance. The Central/Eastern Industrial Pool Loan was
      originated on June 22, 2007 and has a principal balance as of the Cut-Off
      Date of $89,000,000. The Central/Eastern Industrial Pool Loan, dated June
      22, 2007, is a portion of a whole loan with an original principal balance of $108,000,000. The other loan related to the Central/Eastern Industrial
      Pool Loan is evidenced by a separate subordinate note, dated June 22,
      2007, (the "Central/Eastern Industrial Pool Subordinate Companion Loan"
      with an original principal balance of $19,000,000 and, together with the
      Central/Eastern Industrial Pool Loan, comprise the "Central/Eastern
      Industrial Pool Whole Loan"). The Central/Eastern Industrial Pool
      Subordinate Companion Loan will not be an asset of the Trust Fund. The
      Central/Eastern Industrial Pool Loan and the Central/Eastern Industrial
      Pool Subordinate Companion Loan are governed by an intercreditor and servicing agreement, as described in the Prospectus Supplement under
      "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement. The
      Central/Eastern Industrial Pool Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

      The Central/Eastern Industrial Pool Loan has a remaining term of 119 months and matures on July 11, 2017. The Central/Eastern Industrial Pool
      Loan may be prepaid on or after May 11, 2017, and permits defeasance with
      United States government obligations beginning 2 years after the Closing
      Date.

o     THE BORROWERS. The borrowers are 11 limited partnerships, each special purpose entities. Each borrower is controlled by Lakestar Properties.
      Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Central/Eastern Industrial Pool
      Loan. Lakestar Properties, a real estate investment firm led by Mark
      Frankel, has acquired approximately 30 office, retail and multifamily properties along the East and West Coasts valued at approximately
      $450,500,000. Mr. Frankel is the Chairman and CEO of International Assets
      Advisory, LLC, a global securities dealer, and Global Assets Advisory,
      LLC, a registered investment advisor specializing in money management of high net worth individuals.

o     THE PROPERTIES. The Mortgaged Properties consist of 13, single tenant, industrial properties located throughout the United States. As of June
      2007, the occupancy rate for the Mortgaged Properties securing the
      Central/Eastern Industrial Pool Loan was approximately 100.0%. The
      Mortgaged Properties contain, in the aggregate, approximately 2,102,814 square feet of industrial space.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o     RELEASES. The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain conditions as set forth in the related Mortgage Loan documents including, but not limited to, the following: (i) no event of default shall have occurred and be continuing and (ii) payment of an amount equal to the greater of (a) the amount which is necessary to defease a sum equal to 100% of the net sales proceeds from the sale of the cross-collateralized property being released, (b) 120% of the allocated loan amount with respect to the cross-collateralized property being released and (c) such amount as would cause the Aggregate
      Debt Service Coverage ratio (as defined in the related Mortgage Loan documents) after the release to equal or exceed the Aggregate Debt Service
      Coverage ratio prior to release or at origination, whichever is higher.

o     MANAGEMENT. The Mortgaged Properties are managed by Lakestar Properties,
      LLC, the sponsor.

                                      D-68

--------------------------------------------------------------------------------
                                 THE RENAISSANCE
--------------------------------------------------------------------------------

                         [3 PHOTOS OF THE RENAISSANCE ]

                                      D-69

--------------------------------------------------------------------------------
                                 THE RENAISSANCE
--------------------------------------------------------------------------------

                            [MAP OF THE RENAISSANCE]

                                      D-70

--------------------------------------------------------------------------------
                                 THE RENAISSANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $84,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.3%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                        The Moinan Group
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.670%
MATURITY DATE                                                      May 11, 2012
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                            60 / IO
REMAINING TERM / AMORTIZATION                                           57 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX / INSURANCE                               Yes
  ENGINEERING                              $322,457
  DEBT SERVICE(1)                        $2,000,000

ONGOING ANNUAL RESERVES
  TAX / INSURANCE                               Yes
  REPLACEMENT                               $22,100
  DEBT SERVICE(1)                               Yes

ADDITIONAL FINANCING                         B-Note                 $ 9,000,000

                                                                      WHOLE
                                        TRUST ASSET               MORTGAGE LOAN
                                        -----------               -------------
CUT-OFF DATE BALANCE                    $84,000,000                $93,000,000
CUT-OFF DATE BALANCE / UNIT             $   380,090                $   420,814
CUT-OFF DATE LTV                               71.2%                      78.8%
MATURITY DATE LTV                              71.2%                      78.8%
UW DSCR ON NCF(2)                              1.35x                      1.22x
--------------------------------------------------------------------------------

(1)   Funds held in the debt service reserve account will be released as needed to cover any debt service shortfall. On the earlier of (i) November 11,
      2008, or (ii) the reserve balances falling below $250,000, and each one year anniversary thereafter until the Mortgage Property achieves a debt service ratio of 1.20x for 2 consecutive quarters, the borrower is required to deposit an amount determined by the mortgagee that when added to the Rent will reasonably provide for a debt service ratio of 1.10x for the subsequent 12 month period.

(2)   The UW NCF was derived based on certain assumptions, including that leases rolling during the loan term would be marked to market rents. If such rental rates are not achieved, then the NCF for the Mortgaged Property will be negatively affected. The "as-is" DSCR for the Trust Asset is 1.09x and Whole Mortgage Loan is 0.98x.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                        Multifamily - Conventional
SIZE (UNITS)                                                                221
OCCUPANCY AS OF JULY 17, 2007                                             97.3%
YEAR BUILT / YEAR RENOVATED                                         1931 / 1999
APPRAISED VALUE                                                    $118,000,000
PROPERTY MANAGEMENT                         Douglas Elliman Property Management
UW ECONOMIC OCCUPANCY                                                     97.0%
UW REVENUES                                                          $9,701,394
UW TOTAL EXPENSES                                                    $3,247,284
UW NET OPERATING INCOME (NOI)                                        $6,454,110
UW NET CASH FLOW (NCF)(2)                                            $6,409,910
--------------------------------------------------------------------------------

                                      D-71

--------------------------------------------------------------------------------
                                 THE RENAISSANCE
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                       UNIT MIX
-------------------------------------------------------------------------------------------------------------
                                                     APPROXIMATE     APPROXIMATE
            UNIT MIX                 NO. OF UNITS   UNIT SIZE (SF)    NRA (SF)    % OF NRA     MARKET RENT
-------------------------------------------------------------------------------------------------------------

Studio ..........................        182              642          116,927      76.1%     $         2,509
1 BR ............................         32              844           27,022      17.6      $         3,383
2 BR ............................          6            1,112            6,673       4.3      $         4,066
4 BR ............................          1            3,084            3,084       2.0      $        11,000
                                     ------------                    -----------  --------
 TOTAL/WEIGHTED AVERAGE .........        221              696          153,706     100.0%     $2,716/$3.91/SF
                                     ============                    ===========  ========
-------------------------------------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan ("The Renaissance Loan") is secured by a first mortgage encumbering a 221-unit multifamily complex located in New York,
      New York. The Renaissance Loan represents approximately 2.3% of the
      Cut-Off Date Pool Balance. The Renaissance Loan was originated on April
      24, 2007, and has a principal balance as of the Cut-Off Date of
      $84,000,000. The Renaissance Loan, dated April 24, 2007, is a portion of a whole loan with an original principal balance of $93,000,000. The other loan related to the Renaissance Loan is evidenced by a separate subordinate note, dated April 24, 2007, (the "Renaissance Subordinate
      Companion Loan" with an original principal balance of $9,000,000 and, together with the Renaissance Loan, comprise the "Renaissance Whole
      Loan"). The Renaissance Subordinate Companion Loan will not be an asset of the Trust Fund. The Renaissance Loan and the Renaissance Subordinate
      Companion Loan are governed by an intercreditor and servicing agreement, as described in the Prospectus Supplement under "DESCRIPTION OF THE
      MORTGAGE POOL--Co-Lender Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement. The Renaissance Loan provides for interest-only payments for the entire loan term.

      The Renaissance Loan has a remaining term of 57 months and matures on May
      11, 2012. The Renaissance Loan may be prepaid on or after March 11, 2012, and permits defeasance with United States government obligations beginning
      2 years after the Closing Date.

o     THE BORROWER. The borrower is 100 John Mazal LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Renaissance Loan. The sponsor of the borrower is The Moinian Group, a development firm headed by
      Joseph Moinian, which owns and manages over $8 billion in assets and has been actively involved in greater New York commercial real estate for over
      15 years. The Moinian Group currently owns and controls a portfolio of approximately 20 million square feet of office, industrial, retail, residential, and hotel properties throughout the United States and abroad, including approximately 13 million square feet in Manhattan.

o     THE PROPERTY. The Mortgaged Property is a 221-unit complex of residential condominiums, situated on floors 14 to 34 of a 34-story mixed-use building located in New York, New York. The building in which the Mortgaged
      Property is located consists of residential use on the upper floors and office and retail uses on the lower floors, and is situated on approximately 0.3 acres. The Mortgaged Property was constructed in 1931 and renovated in 1999. Common area amenities include a swimming pool, two laundry rooms, a concierge, a health club and storage closets. Individual unit amenities include gas stoves, refrigerators, dishwashers, microwaves and washer/dryer. As of July 17, 2007, the occupancy rate for the
      Mortgaged Property securing The Renaissance Loan was approximately 97.3%.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o     PROPERTY MANAGEMENT. Douglas Elliman Property Management is the property manager for the Mortgaged Property securing The Renaissance Loan. Douglas
      Elliman Property Management, headquartered in Manhattan, offers expert management of co-op, condominium and rental properties throughout the five boroughs of New York City, Long Island, Weschester County and Northern New
      Jersey.

                                      D-72

                                                                         ANNEX D
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-73

--------------------------------------------------------------------------------
                            84 LUMBER INDUSTRIAL POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                       BCRE
CUT-OFF DATE BALANCE(1)                                             $75,008,971
PERCENTAGE OF CUT-OFF DATE
     POOL BALANCE                                                          2.1%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                          The Spirit Finance Corporation
TYPE OF SECURITY                                                            Fee
PARTIAL RELEASE / SUBSTITUTION(2)                                           Yes
MORTGAGE RATE                                                           6.1720%
MATURITY DATE                                                     May 5th, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                         24
ORIGINAL TERM / AMORTIZATION                                            120/360
REMAINING TERM / AMORTIZATION                                           117/360
LOCKBOX                                                                    Hard

UP-FRONT RESERVES
  TAX / INSURANCE                              None
  ENGINEERING / REPLACEMENT(3)           $2,458,685

ONGOING ANNUAL RESERVES
  TAX / INSURANCE(4)                      Springing

ADDITIONAL FINANCING(5)       Pari Passu Debt                       $75,008,971

                                                               PARI PASSU NOTES
                                                               ----------------
CUT-OFF DATE BALANCE                                               $150,017,942
CUT-OFF DATE BALANCE / SF                                                   $43
CUT-OFF DATE LTV                                                          68.5%
MATURITY DATE LTV                                                         61.0%
UW DSCR ON NCF                                                            1.57x
--------------------------------------------------------------------------------

(1)   The total balance of the 84 Lumber Industrial Pool loan is $150,017,942 as of the Cut-off Date ("Whole Loan") and consists of two pari passu notes:
      Notes A-1 with a Cut-off Date Balance of $75,008,971, and Note A-2 with a
      Cut-off Date Balance of $75,008,971. Note A-1 will be included in the trust; Note A-2 will not be included in the trust. Unless otherwise specified, all DSC ratio, LTV ratio and other calculations with respect to the 84 Lumber Pool Loan are based on both Note A-1 and Note A-2.

(2)   The release of an individual Mortgaged Property will be permitted through partial defeasance after expiration of a lock-out period subject to satisfaction of certain conditions as set forth in the loan documents including, but not limited to (i) a portion of the loan defeased in the amount of 100% of the allocated loan amount for "dark" properties (which is limited to 10% of the original loan amount) or 125% of the allocated loan amount for occupied properties and (ii) the DSC ratio must be at least equal to the greater of the DSC ratio at release or the DSC ratio at origination.

      The borrower may substitute Mortgaged Properties subject to satisfaction of certain conditions as set forth in the loan documents including, but not limited to (i) the aggregate allocated loan amount shall not exceed
      30% of the original loan amount, (ii) the DSC ratio must be at least equal to the greater of the DSC ratio at substitution or the DSC ratio at origination, and (iii) receipt of rating agency confirmation after 10% of properties based on allocated loan amounts have been substituted.

(3)   An Engineering/Replacement Reserve was funded at closing for post-construction costs at 7 Mortgaged Properties as well as 125% of the engineer's estimated immediate repairs.

(4)   Reserve accounts for (i) annual real estate taxes and (ii) annual insurance premiums, will be required if the EBITDA ratio for the tenant is less than or equal to 1.25x or if certain other conditions specified in the related loan documents are not met; provided, however, the requirement for reserve accounts may be satisfied by posting a letter of credit meeting the conditions contained in the loan documents.

(5)   No additional secured debt may be placed on the properties, however, the
      Spirit Finance Corporation or an affiliate may pledge, directly or indirectly, equity interests in the borrower to secure a line of credit, revolving credit facility or other corporate facility.

                      [PHOTO OF 84 LUMBER INDUSTRIAL POOL]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                               54
LOCATION                                                                Various
PROPERTY TYPE                                                        Industrial
SIZE (SF)                                                             3,458,528
OCCUPANCY AS OF 8/1/07                                                   100.0%
YEAR BUILT / YEAR RENOVATED                                     Various/Various
APPRAISED VALUE                                                    $218,880,000
PROPERTY MANAGEMENT                                               Owner-Managed
UW ECONOMIC OCCUPANCY                                                     99.0%
UW REVENUES                                                         $17,731,041
UW TOTAL EXPENSES                                                      $177,310
UW NET OPERATING INCOME (NOI)                                       $17,553,730
UW NET CASH FLOW (NCF)                                              $17,207,877
--------------------------------------------------------------------------------

                                      D-74

--------------------------------------------------------------------------------
                            84 LUMBER INDUSTRIAL POOL
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                     POOL SUMMARY
-------------------------------------------------------------------------------------
                                                                          ALLOCATED
                                                         ALLOCATED         CUT-OFF
                                                         WHOLE LOAN     DATE A-1 NOTE
PROPERTY NAME                  LOCATION                   BALANCE          BALANCE
-------------------------------------------------------------------------------------

165 South Spruce Avenue ....   Rialto, CA               $  6,518,049    $   3,259,025
275 East Willis Road .......   Chandler, AZ                5,483,112        2,741,556
6173 Arizona Farms .........   Florence, AZ                4,249,412        2,124,706
13285 Fenway Boulevard .....   Hugo, MN                    3,906,717        1,953,359
7960 Notes Drive ...........   Manassas, VA                3,831,324        1,915,662
200 84 Way .................   Hammond, LA                 3,769,639        1,884,820
101 South Bernard Road .....   Broussard, LA               3,687,393        1,843,696
3777 CR 544 East ...........   Haines City, FL             3,564,023        1,782,011
436 Powerhouse Street ......   McKinney, TX                3,375,541        1,687,770
21881 Grenada Avenue .......   Lakeville, MN               3,255,598        1,627,799
550 Quality Center .........   Wrightstown, WI             3,221,328        1,610,664
2800 15th Street East ......   Bradenton, FL               3,152,789        1,576,395
108 Madison Oaks Avenue ....   Georgetown, TX              3,002,004        1,501,002
6335 West Integrity Way ....   Post Falls, ID              2,988,296        1,494,148
1893 North Chappel Drive ...   Spanish Fork, UT            2,926,611        1,463,305
4287 Stough Road ...........   Concord, NC                 2,912,903        1,456,452
3147 Jim Christal Road .....   Denton, TX                  2,878,634        1,439,317
2725 East 24th Street ......   Yuma, AZ                    2,878,634        1,439,317
3800 Richard Street ........   Moss Point, MS              2,861,499        1,430,750
4802 Roy J. Smith Drive ....   Killeen, TX                 2,789,533        1,394,767
700 East Minooka Road ......   Minooka, IL                 2,748,410        1,374,205
2350 West Orange Blossom
  Terrace ..................   Apopka, FL                  2,741,556        1,370,778
501 Beard Avenue ...........   Modesto, CA                 2,741,556        1,370,778
3874 Bethel Drive Ext ......   High Point, NC              2,724,421        1,362,211
3670 Deer Park Boulevard ...   Elkton, FL                  2,673,017        1,336,509
7107 McFarland Boulevard ...   Northport, AL               2,638,748        1,319,374
240 Yardmaster Court .......   Stephenson, VA              2,625,040        1,312,520
1073 Lincoln Avenue ........   North Charleston, SC        2,621,613        1,310,806
11628 McCord Road ..........   Huntersville, NC            2,587,343        1,293,672
111 Tennessee Way ..........   Hendersonville, TN          2,484,535        1,242,268
200 McAllister Road ........   Burleson, TX                2,467,400        1,233,700
2684 Shafer Road ...........   San Benito, TX              2,467,400        1,233,700
10425 Fischer Road .........   Von Ormy, TX                2,467,400        1,233,700
18100 FM Highway 2252 ......   San Antonio (E), TX         2,398,861        1,199,431
295 East Willis Road .......   Chandler, AZ                2,398,861        1,199,431
1780 Carson Road North .....   Fultondale, AL              2,398,861        1,199,431
184 Interstate Drive .......   Richland, MS                2,313,188        1,156,594
601 Derby Line Road ........   Genoa, IL                   2,261,784        1,130,892
801 East Lincoln Avenue ....   Hinckley, IL                2,261,784        1,130,892
2187 Stateline Road ........   South Haven, MS             2,261,784        1,130,892
5471 Augusta Road ..........   Lexington, SC               2,244,649        1,122,324
5371 Hamilton Blvd .........   Theodore, AL                2,244,649        1,122,324
14200 Lincoln Boulevard ....   Oklahoma City (N), OK       2,227,514        1,113,757
7401 South Sooner Road .....   Oklahoma City (S), OK       2,193,245        1,096,622
3200 Ash Avenue ............   McAllen, TX                 2,138,414        1,069,207
170 Commerce Road ..........   Piperton, TN                2,124,706        1,062,353
2846 Eblen Road ............   Chattanooga, TN             2,107,571        1,053,786
620 Belt Boulevard .........   Fayetteville, NC            2,107,571        1,053,786
2600 Lowery Street .........   Winston-Salem, NC           2,039,032        1,019,516
595 Alfred Thun Road .......   Clarksville, TN             1,987,628          993,814
134 Wescott Drive ..........   Ranson, WV                  1,960,213          980,106
85 Industrial Way ..........   Highspire, PA               1,884,820          942,410
6828 Bankhead Highway ......   Douglasville, GA            1,850,550          925,275
1380 Franklin Street .......   Rocky Mount, VA             1,370,778          685,389
                                                        ------------    -------------
TOTAL/WEIGHTED AVERAGE                                  $150,017,942    $  75,008,971
                                                        ============    =============
-------------------------------------------------------------------------------------

                                                          ALLOCATED
                                                 NET      WHOLE LOAN                             APPRAISED
                               YEAR BUILT/    RENTABLE     BALANCE                 APPRAISED       VALUE
PROPERTY NAME                   RENOVATED       AREA        PER SF     OCCUPANCY     VALUE        PER SF
----------------------------------------------------------------------------------------------------------

165 South Spruce Avenue ....    2006/   NA      59,650       $109        100.0%   $  9,510,000     $159
275 East Willis Road .......    2005/   NA      67,728       $ 81        100.0%      8,000,000     $118
6173 Arizona Farms .........    2006/   NA      63,120       $ 67        100.0%      6,200,000     $ 98
13285 Fenway Boulevard .....    2002/ 2005      90,000       $ 43        100.0%      5,700,000     $ 63
7960 Notes Drive ...........    2005/   NA      66,000       $ 58        100.0%      5,590,000     $ 85
200 84 Way .................    2006/   NA     114,000       $ 33        100.0%      5,500,000     $ 48
101 South Bernard Road .....    2006/   NA     102,000       $ 36        100.0%      5,380,000     $ 53
3777 CR 544 East ...........    2006/   NA      73,600       $ 48        100.0%      5,200,000     $ 71
436 Powerhouse Street ......    2006/   NA      70,450       $ 48        100.0%      4,925,000     $ 70
21881 Grenada Avenue .......    2005/   NA      61,250       $ 53        100.0%      4,750,000     $ 78
550 Quality Center .........    2006/   NA      70,450       $ 46        100.0%      4,700,000     $ 67
2800 15th Street East ......    2006/   NA      46,450       $ 68        100.0%      4,600,000     $ 99
108 Madison Oaks Avenue ....    2006/   NA      64,800       $ 46        100.0%      4,380,000     $ 68
6335 West Integrity Way ....    2005/   NA      68,050       $ 44        100.0%      4,360,000     $ 64
1893 North Chappel Drive ...    2006/   NA      66,000       $ 44        100.0%      4,270,000     $ 65
4287 Stough Road ...........    1990/ 2005      86,136       $ 34        100.0%      4,250,000     $ 49
3147 Jim Christal Road .....    2005/   NA      59,650       $ 48        100.0%      4,200,000     $ 70
2725 East 24th Street ......    2006/   NA      66,000       $ 44        100.0%      4,200,000     $ 64
3800 Richard Street ........    2006/   NA      94,450       $ 30        100.0%      4,175,000     $ 44
4802 Roy J. Smith Drive ....    2006/   NA      66,000       $ 42        100.0%      4,070,000     $ 62
700 East Minooka Road ......    2006/   NA      58,800       $ 47        100.0%      4,010,000     $ 68
2350 West Orange Blossom
  Terrace ..................    2005/   NA      40,864       $ 67        100.0%      4,000,000     $ 98
501 Beard Avenue ...........    2005/   NA      59,650       $ 46        100.0%      4,000,000     $ 67
3874 Bethel Drive Ext ......    2006/   NA      58,450       $ 47        100.0%      3,975,000     $ 68
3670 Deer Park Boulevard ...    2005/   NA      58,800       $ 45        100.0%      3,900,000     $ 66
7107 McFarland Boulevard ...    2006/   NA      78,000       $ 34        100.0%      3,850,000     $ 49
240 Yardmaster Court .......    2006/   NA      83,250       $ 32        100.0%      3,830,000     $ 46
1073 Lincoln Avenue ........    2005/   NA      57,850       $ 45        100.0%      3,825,000     $ 66
11628 McCord Road ..........    2006/   NA      55,200       $ 47        100.0%      3,775,000     $ 68
111 Tennessee Way ..........    2006/   NA      64,250       $ 39        100.0%      3,625,000     $ 56
200 McAllister Road ........    2006/   NA      51,250       $ 48        100.0%      3,600,000     $ 70
2684 Shafer Road ...........    2006/   NA      70,450       $ 35        100.0%      3,600,000     $ 51
10425 Fischer Road .........    2006/   NA      58,450       $ 42        100.0%      3,600,000     $ 62
18100 FM Highway 2252 ......    2004/   NA      58,450       $ 41        100.0%      3,500,000     $ 60
295 East Willis Road .......    2005/   NA      27,720       $ 87        100.0%      3,500,000     $126
1780 Carson Road North .....    2007/   NA      66,000       $ 36        100.0%      3,500,000     $ 53
184 Interstate Drive .......    2005/   NA      58,450       $ 40        100.0%      3,375,000     $ 58
601 Derby Line Road ........    2005/   NA      56,950       $ 40        100.0%      3,300,000     $ 58
801 East Lincoln Avenue ....    2005/   NA      64,750       $ 35        100.0%      3,300,000     $ 51
2187 Stateline Road ........    2005/   NA      56,400       $ 40        100.0%      3,300,000     $ 59
5471 Augusta Road ..........    2006/   NA      58,450       $ 38        100.0%      3,275,000     $ 56
5371 Hamilton Blvd .........    2006/   NA      76,700       $ 29        100.0%      3,275,000     $ 43
14200 Lincoln Boulevard ....    2005/   NA      51,250       $ 43        100.0%      3,250,000     $ 63
7401 South Sooner Road .....    1980/ 2005      68,800       $ 32        100.0%      3,200,000     $ 47
3200 Ash Avenue ............    2005/   NA      51,250       $ 42        100.0%      3,120,000     $ 61
170 Commerce Road ..........    2006/   NA      58,450       $ 36        100.0%      3,100,000     $ 53
2846 Eblen Road ............    2006/   NA      58,450       $ 36        100.0%      3,075,000     $ 53
620 Belt Boulevard .........    2006/   NA      58,450       $ 36        100.0%      3,075,000     $ 53
2600 Lowery Street .........    2005/   NA      51,250       $ 40        100.0%      2,975,000     $ 58
595 Alfred Thun Road .......    2005/   NA      51,250       $ 39        100.0%      2,900,000     $ 57
134 Wescott Drive ..........    2005/   NA      63,600       $ 31        100.0%      2,860,000     $ 45
85 Industrial Way ..........    2005/   NA      53,650       $ 35        100.0%      2,750,000     $ 51
6828 Bankhead Highway ......    2005/   NA      40,650       $ 46        100.0%      2,700,000     $ 66
1380 Franklin Street .......    1968/ 2005      76,560       $ 18        100.0%      2,000,000     $ 26
                                              ---------                           ------------
TOTAL/WEIGHTED AVERAGE                        3,458,528      $ 43        100.0%   $218,880,000     $ 63
                                              =========                           ============
----------------------------------------------------------------------------------------------------------

                                      D-75

--------------------------------------------------------------------------------
                            84 LUMBER INDUSTRIAL POOL
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------
                                                        % OF NET        BASE      ANNUAL BASE
TENANT                           NET RENTABLE AREA   RENTABLE AREA    RENT PSF        RENT       OCCUPANCY   LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

84 Lumber Company ..............     3,458,528            100%         $ 5.18     $17,910,142     100.0%       April 2027
                                     ---------            ---          ------     -----------     -----
TOTAL/WEIGHTED AVERAGE .........     3,458,528            100%         $ 5.18     $17,910,142     100.0%
                                     =========            ===          ======     ===========     =====
-----------------------------------------------------------------------------------------------------------------------------

                                      D-76

                                                                        ANNEX D
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-77

--------------------------------------------------------------------------------
                                FORT 1 PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $64,800,000
PERCENTAGE OF CUT-OFF DATE POOL                                            1.8%
BALANCE NUMBER OF MORTGAGE LOANS                                              5
LOAN PURPOSE                                                        Acquisition
SPONSOR                                     Cole Credit Property Trust II, Inc.
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.550%
MATURITY DATE                                                   August 11, 2017
AMORTIZATION TYPE                                             Interest-Only ARD
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          120 / IO
LOCKBOX*                                                              Springing

UP-FRONT RESERVES                              None

ONGOING ANNUAL RESERVES
  TAX / INSURANCE                         Springing
  EDS LEASE TERMINATION
    ESCROW                                Springing

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $64,800,000
CUT-OFF DATE BALANCE/SF                                                     $48
CUT-OFF DATE LTV                                                          75.0%
MATURITY DATE LTV                                                         75.0%
UW DSCR ON NCF                                                            1.50x
--------------------------------------------------------------------------------

*     A lockbox will be required upon certain conditions as specified in the related Mortgage Loan documents.

                          [PHOTO OF FORT 1 PORTFOLIO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                5
LOCATION                                                                Various
PROPERTY TYPE                                                           Various
SIZE (SF)                                                             1,345,131
OCCUPANCY AS OF JUNE 2007                                                100.0%
YEAR BUILT / YEAR RENOVATED                                        Various / NA
APPRAISED VALUE                                                     $86,400,000
PROPERTY MANAGEMENT                                                Self-Managed
UW ECONOMIC OCCUPANCY                                                     95.9%
UW REVENUES                                                          $7,583,351
UW TOTAL EXPENSES                                                    $2,033,574
UW NET OPERATING INCOME (NOI)                                        $5,549,777
UW NET CASH FLOW (NCF)                                               $5,384,045
--------------------------------------------------------------------------------

                                      D-78

--------------------------------------------------------------------------------
                                FORT 1 PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                   PORTFOLIO SUMMARY
----------------------------------------------------------------------------------------
                                                          ALLOCATED
                                                           CUT-OFF                NET
                                     PROPERTY               DATE        YEAR    RENTABLE
       PROPERTY NAME                   TYPE                BALANCE     BUILT   AREA (SF)
----------------------------------------------------------------------------------------

Circuit City Distribution
  Center -- Groveland, FL   Industrial -- Distribution   $20,250,000    1999     706,560
EDS Building -- West              Industrial --
  Valley, UT                 Warehouse / Distribution     18,000,000    1993     406,101
Lowe's Home
  Improvement Store --
  Cincinnati, OH             Retail -- Single Tenant      13,800,000    1998     129,044
Kohl's -- Lake Zurich, IL    Retail -- Single Tenant       9,075,000    2000      88,306
Walgreens -- Fort Worth,
  TX                         Retail -- Single Tenant       3,675,000    1999      15,120
                                                         -----------           ---------
TOTAL / AVERAGE                                          $64,800,000           1,345,131
                                                         ===========           =========
----------------------------------------------------------------------------------------

                            CUT-OFF
                             DATE                                 UNDERWRITTEN                APPRAISED
                            BALANCE                UNDERWRITTEN     NET CASH     APPRAISED      VALUE
      PROPERTY NAME         PER SF    OCCUPANCY     OCCUPANCY        FLOW          VALUE       PER SF
-------------------------------------------------------------------------------------------------------

Circuit City Distribution
  Center -- Groveland, FL    $ 29       100%           95.0%      $1,605,015    $27,000,000     $ 38
EDS Building -- West
  Valley, UT                 $ 44       100%           95.0%       1,499,890     24,000,000     $ 59
Lowe's Home
  Improvement Store --
  Cincinnati, OH             $107       100%          100.0%       1,196,733     18,400,000     $143
Kohl's -- Lake Zurich, IL    $103       100%          100.0%         782,157     12,100,000     $137
Walgreens -- Fort Worth,
  TX                         $243       100%          100.0%         300,250      4,900,000     $324
                                                                  ----------   -----------
TOTAL / AVERAGE              $ 48       100%           95.9%      $5,384,045    $86,400,000     $ 64
                                                                  ==========    ===========
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     PORTFOLIO TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------

                                                                       % OF NET               ANNUAL        % OF
                                          RATINGS*       NET RENTABLE  RENTABLE     BASE       BASE     TOTAL ANNUAL     LEASE
TENANT                                FITCH/MOODY'S/S&P   AREA (SF)      AREA     RENT PSF     RENT      BASE RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Circuit City Stores, Inc. ........       NR/NR/NR          706,560      52.5%    $  2.59   $1,830,075      31.2%      August 2021
 EDS Information Services, L.L.C. .     BBB-/Ba1/BBB-       406,101       30.2    $  4.17    1,692,689       28.9       July 2016
 Lowe's Home Center, Inc. .........       A+/A1/A+          129,044        9.6    $  9.51    1,227,509       21.0     February 2019
 Kohl's Department Stores, Inc. ...        A/A3/A-           88,306        6.6    $  9.07      800,902       13.7      August 2020
 Walgreen Co. .....................       NR/Aa3/A+          15,120        1.1    $ 20.23      305,842        5.2     November 2059
                                                          ---------     -----               ---------      -----
 TOTAL MAJOR TENANTS ..............                       1,345,131     100.0%    $  4.35   $5,857,017     100.0%
NON-MAJOR TENANTS .................                               0        0.0    $  0.00            0        0.0
                                                          ---------     -----               ---------      -----
OCCUPIED TOTAL ....................                       1,345,131     100.0%    $  4.35   $5,857,017     100.0%

VACANT SPACE ......................                               0        0.0              ==========     =====
                                                          ---------     -----
PROPERTY TOTAL ....................                       1,345,131     100.0%
                                                          =========     =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF     % OF BASE      CUMULATIVE % OF BASE
   YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*         EXPIRING*        RENT EXPIRING*      RENT EXPIRING*
----------------------------------------------------------------------------------------------------------------------------------

   2016           1            $  4.17        406,101       30.2%              30.2%             28.9%                28.9%
   2017           0            $  0.00              0        0.0%              30.2%              0.0%                28.9%
   2018           0            $  0.00              0        0.0%              30.2%              0.0%                28.9%
   2019           1            $  9.51        129,044        9.6%              39.8%             21.0%                49.9%
   2020           1            $  9.07         88,306        6.6%              46.3%             13.7%                63.5%
   2021           1            $  2.59        706,560       52.5%              98.9%             31.2%                94.8%
   2059           1            $ 20.23         15,120        1.1%             100.0%              5.2%               100.0%
Thereafter        0            $  0.00              0        0.0%             100.0%              0.0%               100.0%
  Vacant          0                 NA              0        0.0%             100.0%              0.0%               100.0%
----------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-79

--------------------------------------------------------------------------------
                                EXCHANGE BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     Nomura
CUT-OFF DATE BALANCE                                                $62,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.7%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                              Exchange Building VAF, LLC
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.615%
MATURITY DATE                                                      May 11, 2014
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                         84
ORIGINAL TERM / AMORTIZATION                                            84 / IO
REMAINING TERM / AMORTIZATION                                           81 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TI / LC                                $2,800,000
  INTEREST RESERVE(1)                    $1,000,000
  BASE BUILDING RESERVE                  $2,000,000

ONGOING ANNUAL RESERVES
  TAX / INSURANCE                         Springing
  TI / LC(2)                                    Yes
  REPLACEMENT(3)                          Springing

ADDITIONAL FINANCING(4)                                                    None

CUT-OFF DATE BALANCE                                                $62,500,000
CUT-OFF DATE BALANCE/SF                                                    $203
CUT-OFF DATE LTV                                                          77.5%
MATURITY DATE LTV                                                         77.5%
UW DSCR ON NCF                                                            1.32x
--------------------------------------------------------------------------------

(1)   At origination, $1,000,000 was escrowed to fund an Interest Reserve to be held by the mortgagee. The borrower will not be able to draw down on said funds until October 1, 2007 ("Drawdown Date"). At the Drawdown Date, funds will be disbursed to borrower upon request to be applied toward the monthly debt service payment based on the following conditions: (i) no event of default, and (ii) on a monthly basis borrower may draw the difference between the actual property cashflows and the monthly debt service in an amount not to exceed $100,000, Once the Underwritten Net
      Cashflow supports a 1.10x DSC ratio based on the actual loan constant
      (exclusive of the Interest Reserve), any remaining funds in the Interest
      Reserve will be released to borrower.

(2)   At origination, $2,800,000 was escrowed to fund a TI / LC Reserve to be held by the mortgagee. If the TI / LC Reserve falls under $1,000,000 and an event of default exists, the Borrower shall pay to the mortgagee annual deposits to the TI / LC Reserve in an amount equal to approximately
      $295,820 up to a cap of $1,500,000.

(3)   Upon an event of default, the borrower shall pay to the mortgagee annual deposits into the Replacement Reserve in favor of the mortgagee in the amount equal to approximately $128,333.

(4)   Future mezzanine debt is permitted subject to: (i) combined LTV ratio shall not exceed 77.5%, (ii) aggregate DSC ratio shall not be less than
      1.15x, (iii) an intercreditor agreement acceptable to the mortgagee, and
      (iv) other conditions as specified in the related Mortgage Loan documents.

                          [PHOTO OF EXCHANGE BUILDING]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                            Seattle, WA
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                               308,129
OCCUPANCY AS OF MARCH 31, 2007                                            95.5%
YEAR BUILT / YEAR RENOVATED                                         1929 / 2001
APPRAISED VALUE                                                     $80,600,000
PROPERTY MANAGEMENT                                      Ashforth Pacific, Inc.
UW ECONOMIC OCCUPANCY                                                     95.0%
UW REVENUES                                                          $7,459,382
UW TOTAL EXPENSES                                                    $2,459,684
UW NET OPERATING INCOME (NOI)                                        $4,999,697
UW NET CASH FLOW (NCF)                                               $4,704,417
--------------------------------------------------------------------------------

                                      D-80

--------------------------------------------------------------------------------
                                EXCHANGE BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                                       % OF NET
                                       RATINGS(1)       NET RENTABLE   RENTABLE
TENANT                              FITCH/MOODY'S/S&P    AREA (SF)       AREA
--------------------------------------------------------------------------------

MAJOR TENANTS
  King County(2) .................     AAA/Aaa/AAA         114,072        37.0%
  aQuantive, Inc.(3) .............      NR/NR/NR            76,088        24.7
  PAR3 Communications, Inc .......      NR/NR/NR            38,115        12.4
                                                           -------       -----
  TOTAL MAJOR TENANTS ............                         228,275        74.1%

NON-MAJOR TENANTS ................                          65,890        21.4
                                                           -------       -----
OCCUPIED TOTAL ...................                         294,165        95.5%

VACANT SPACE .....................                          13,964         4.5
                                                           -------       -----
PROPERTY TOTAL ...................                         308,129       100.0%
                                                           =======       =====
--------------------------------------------------------------------------------

                                                                   % OF TOTAL
                                    BASE RENT                      ANNUAL BASE
TENANT                                 PSF      ANNUAL BASE RENT      RENT       LEASE EXPIRATION
--------------------------------------------------------------------------------------------------

MAJOR TENANTS
  King County(2) .................   $ 30.90      $ 3,524,710         47.2%       September 2007
  aQuantive, Inc.(3) .............   $ 23.02        1,751,639         23.5        September 2012
  PAR3 Communications, Inc .......   $ 23.15          882,482         11.8      Multiple Spaces(4)
                                                  -----------         -----
  TOTAL MAJOR TENANTS ............   $ 26.98      $ 6,158,830         82.5%

NON-MAJOR TENANTS ................   $ 19.85        1,308,029         17.5
                                                  -----------        -----
OCCUPIED TOTAL ...................   $ 25.38      $ 7,466,860        100.0%
                                                  ===========        =====
VACANT SPACE .....................

PROPERTY TOTAL ...................
--------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)   Borrower is in discussion with various tenants to lease the majority of the King County space at rents ranging from $31.00 to $36.00 per square foot.

(3)   aQuantive, Inc. is being acquired by Microsoft Corporation.

(4)   Under the terms of multiple leases, approximately 30,712 square feet expire in June 2013 and approximately 7,403 square feet expire in December
      2007.

----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
   YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*         EXPIRING*          EXPIRING*         RENT EXPIRING*
----------------------------------------------------------------------------------------------------------------------------------

   2007          12            $ 30.56        122,343       39.7%              39.7%             50.1%                50.1%
   2008           1            $ 26.87            434        0.1%              39.8%              0.2%                50.2%
   2009           0            $  0.00              0        0.0%              39.8%              0.0%                50.2%
   2010           3            $ 21.63         18,395        6.0%              45.8%              5.3%                55.6%
   2011          10            $ 24.39         29,305        9.5%              55.3%              9.6%                65.1%
   2012           6            $ 23.02         76,088       24.7%              80.0%             23.5%                88.6%
   2013          10            $ 22.47         30,712       10.0%              90.0%              9.2%                97.8%
   2014           0            $  0.00              0        0.0%              90.0%              0.0%                97.8%
   2015           2            $  9.62         16,888        5.5%              95.5%              2.2%               100.0%
   2016           0            $  0.00              0        0.0%              95.5%              0.0%               100.0%
   2017           0            $  0.00              0        0.0%              95.5%              0.0%               100.0%
Thereafter        0            $  0.00              0        0.0%              95.5%              0.0%               100.0%
  Vacant          0                 NA         13,964        4.5%             100.0%              0.0%               100.0%
----------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-81

--------------------------------------------------------------------------------
                            NORDIC COLD STORAGE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                       BCRE
CUT-OFF DATE BALANCE(1)                                             $55,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.5%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR(2)                                        Corporate Property Associates
                                                         16-Global Incorporated
TYPE OF SECURITY                                                            Fee
PARTIAL RELEASE / SUBSTITION(3)                                             Yes
MORTGAGE RATE                                                            5.980%
MATURITY DATE                                                     March 1, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         115 / 360
LOCKBOX                                                                    Hard

UP-FRONT RESERVES                         None

ONGOING ANNUAL RESERVES
  TAX / INSURANCE(4)                      Springing
  REPLACEMENT(5)                          Springing
  TI / LC(5)                              Springing

ADDITIONAL FINANCING                      B-Note                    $10,000,000

                                        TRUST ASSET               MORTGAGE LOAN
                                        -----------               -------------
CUT-OFF DATE BALANCE                    $55,500,000                $65,500,000
CUT-OFF DATE BALANCE / SF                   $42                        $50
CUT-OFF DATE LTV                           62.9%                      74.2%
MATURITY DATE LTV                          58.8%                      69.4%
UW DSCR ON NCF                             1.45x                      1.23x
--------------------------------------------------------------------------------

(1)   The total balance of the Nordic Cold Storage Pool loan is $65,500,000 as of the Cut-Off Date ("Whole Loan") and consists of a senior A Note with a
      Cut-Off Date Balance of $55,500,000 and a subordinate B Note with a
      Cut-Off Date Balance of $10,000,000. Unless otherwise specified, all DSC ratio, LTV ratio and other calculations with respect to the Nordic Cold
      Storage Loan are based on the A Note and exclude the B Note.

(2)   Affiliates of the sponsor are subjects of an SEC investigation. For more information, see "Risk Factors--Litigation May Have Adverse Effect on
      Borrowers" in the prospectus supplement.

(3)   The Nordic Cold Storage Pool Loan allows for release of a Mortgaged
      Property through partial defeasance after expiration of a lock-out period, subject to certain conditions including, but not limited to: (i) a portion of the Mortgage Loan is defeased in the amount of 120% of the allocated loan amount, (ii) a minimum DSC ratio of 1.25x, and (iii) a maximum LTV ratio of 80%. The borrower will also have the one time ability during the loan term to substitute one Mortgaged Property subject to certain conditions including, but not limited to: (i) a minimum DSC ratio of 1.25x and (ii) a maximum LTV ratio of 75% on the remaining collateral. In addition, the borrower is permitted to release a portion of the Rockmart parcel comprising vacant land as to which no value was attributed.

(4)   Monthly tax and insurance reserves will be waived so long as the current tenant (or a replacement tenant) is required to pay the real estate taxes and insurance premiums directly pursuant to its lease.

(5)   Ongoing replacement reserves of $327,780 per annum, and TI / LC reserves of $130,653 per annum, will be required upon so long as the current tenant
      (or a replacement tenant) is responsible for replacements or tenant improvements, as applicable, under its lease.

                       [PHOTO OF NORDIC COLD STORAGE POOL]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                3
LOCATION                                     Doraville, Atlanta, Rockmart in GA
PROPERTY TYPE                                                        Industrial
SIZE (SF)                                                             1,306,533
OCCUPANCY AS OF AUGUST 1, 2007                                           100.0%
YEAR BUILT / YEAR RENOVATED                                   Various / Various
APPRAISED VALUE                                                     $88,300,000
PROPERTY MANAGEMENT                                               Owner-Managed
UW ECONOMIC OCCUPANCY                                                     95.0%
UW REVENUES                                                          $6,983,570
UW TOTAL EXPENSES                                                      $740,576
UW NET OPERATING INCOME (NOI)                                        $6,242,994
UW NET CASH FLOW (NCF)                                               $5,776,465
--------------------------------------------------------------------------------

                                      D-82

--------------------------------------------------------------------------------
                            NORDIC COLD STORAGE POOL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                         POOL SUMMARY
------------------------------------------------------------------------------------------------------------------------------
                                                                                  ALLOCATED
                                             ALLOCATED                              LOAN
                                            CUT-OFF DATE                  NET      A-NOTE                            APPRAISED
                                               A-NOTE     YEAR BUILT/  RENTABLE    BALANCE               APPRAISED     VALUE
PROPERTY NAME                  LOCATION       BALANCE      RENOVATED     AREA      PER SF    OCCUPANCY     VALUE      PER SF
------------------------------------------------------------------------------------------------------------------------------

4300 Pleasantdale Road ....  Doraville, GA  $29,995,420   1962 / 2004    853,577    $35       100.0%    $47,700,000     $ 56
1802 Rome Highway .........   Rockmart, GA   20,174,885   1991 / 2002    280,800    $72       100.0%     32,100,000     $114
3485 Empire Boulevard .....   Atlanta, GA     5,329,695   1959 / 2001    172,156    $31       100.0%      8,500,000     $ 49
                                            -----------                ---------                        -----------
TOTAL/WEIGHTED AVERAGE ....                  55,500,000                1,306,533    $42       100.0%     88,300,000     $ 68
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                           TENANT SUMMARY
----------------------------------------------------------------------------------------------------
                                NET      % OF NET
                             RENTABLE    RENTABLE    BASE      ANNUAL
TENANT                         AREA        AREA    RENT PSF  BASE RENT   OCCUPANCY  LEASE EXPIRATION
----------------------------------------------------------------------------------------------------

Nordic Cold Storage LLC      1,306,533     100%     $ 4.79   $6,258,293     100.0%    February 2027
----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE       1,306,533     100%     $ 4.79   $6,258,293     100.0%
----------------------------------------------------------------------------------------------------

                                      D-83

--------------------------------------------------------------------------------
                                79 MADISON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $55,000,000
PERCENTAGE OF CUT-OFF DATE POOL                                            1.5%
BALANCE NUMBER OF MORTGAGE LOANS                                              1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                          Kenneth Carmel
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            6.250%
MATURITY DATE                                                     July 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          119 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX / INSURANCE                               Yes

ONGOING ANNUAL RESERVES
  TAX / INSURANCE                               Yes
  REPLACEMENT(1)                            $35,065

ADDITIONAL FINANCING(2)                                                    None

CUT-OFF DATE BALANCE                                                $55,000,000
CUT-OFF DATE BALANCE/SF                                                    $220
CUT-OFF DATE LTV                                                          54.8%
MATURITY DATE LTV                                                         54.8%
UW DSCR ON NCF                                                            1.47x
--------------------------------------------------------------------------------

(1)   Deposits to the replacement reserve are required to maintain a balance of
      $105,194 throughout the term of the Mortgage Loan.

(2)   Future mezzanine debt is permitted subject to certain conditions including an aggregate DSC ratio of no less than 1.20x, an aggregate LTV ratio of no more than 80.0% and certain other conditions as specified in the related
      Mortgage Loan documents.

                          [PHOTO OF 79 MADISON AVENUE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                                      Office - CBD
SIZE (SF)                                                               250,463
OCCUPANCY AS OF JULY 1, 2007                                             100.0%
YEAR BUILT / YEAR RENOVATED                                         1925 / 2005
APPRAISED VALUE                                                    $100,300,000
PROPERTY MANAGEMENT                       Williams U.S.A. Realty Services, Inc.
UW ECONOMIC OCCUPANCY                                                     97.0%
UW REVENUES                                                         $10,022,231
UW TOTAL EXPENSES                                                    $4,740,506
UW NET OPERATING INCOME (NOI)                                        $5,281,725
UW NET CASH FLOW (NCF)                                               $5,056,228
--------------------------------------------------------------------------------

                                      D-84

--------------------------------------------------------------------------------
                                79 MADISON AVENUE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
----------------------------------------------------------------------------------------------------------------------------------
                                                              NET      % OF NET                          % OF TOTAL
                                            RATINGS         RENTABLE   RENTABLE     BASE      ANNUAL       ANNUAL        LEASE
TENANT                                 FITCH/MOODY'S/S&P   AREA (SF)     AREA     RENT PSF  BASE RENT    BASE RENT    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
Manning Salvage & Lee Inc. ..........      NR/NR/NR          88,446       35.3%   $ 36.14   $3,196,311       37.3%     March 2013
F. Schumacher & Co. .................      NR/NR/NR          70,865       28.3    $ 26.50    1,877,923       21.9      April 2010
Ted Moudis Associates Inc. ..........      NR/NR/NR          32,000       12.8    $ 31.70    1,014,320       11.8      July 2016
Morris Visitor Publications .........      NR/NR/NR          16,000        6.4    $ 33.83      541,200        6.3    December 2016
Wind-Up Entertainment Inc. ..........      NR/NR/NR          16,000        6.4    $ 36.90      590,400        6.9       May 2017
Prana Restaurant LLC ................      NR/NR/NR          14,935        6.0    $ 44.83      669,500        7.8     January 2022
                                                            -------      -----              ----------      -----
 TOTAL MAJOR TENANTS ................                       238,246       95.1%   $ 33.12   $7,889,654       92.1%

NON-MAJOR TENANTS ...................                        12,217        4.9    $ 55.67      680,131        7.9
                                                            -------      -----              ----------      -----
OCCUPIED TOTAL ......................                       250,463      100.0%   $ 34.22   $8,569,785      100.0%
                                                                                            ==========      =====
VACANT SPACE ........................                             0        0.0
                                                            -------      -----
PROPERTY TOTAL ......................                       250,463      100.0%
                                                            =======      =====
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                     LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------
                          WA BASE               % OF     CUMULATIVE    % OF       CUMULATIVE
             # OF LEASES  RENT/SF   TOTAL SF  TOTAL SF    % OF SF    BASE RENT    % OF BASE
   YEAR       EXPIRING    EXPIRING  EXPIRING  EXPIRING*  EXPIRING*   EXPIRING*  RENT EXPIRING*
----------------------------------------------------------------------------------------------

   2007           4        $ 73.24     4,619     1.8%       1.8%        3.9%         3.9%
   2008           0        $  0.00         0     0.0%       1.8%        0.0%         3.9%
   2009           0        $  0.00         0     0.0%       1.8%        0.0%         3.9%
   2010           1        $ 26.50    70,865    28.3%      30.1%       21.9%        25.9%
   2011           0        $  0.00         0     0.0%      30.1%        0.0%        25.9%
   2012           0        $  0.00         0     0.0%      30.1%        0.0%        25.9%
   2013           3        $ 36.14    88,446    35.3%      65.5%       37.3%        63.2%
   2014           1        $ 75.50       737     0.3%      65.7%        0.6%        63.8%
   2015           0        $  0.00         0     0.0%      65.7%        0.0%        63.8%
   2016           2        $ 32.41    48,000    19.2%      84.9%       18.2%        82.0%
   2017           1        $ 36.90    16,000     6.4%      91.3%        6.9%        88.8%
Thereafter        2        $ 43.85    21,796     8.7%     100.0%       11.2%       100.0%
  Vacant          0             NA         0     0.0%     100.0%        0.0%       100.0%
----------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-85

--------------------------------------------------------------------------------
                           SAN PALACIO APARTMENT HOMES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $45,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.2%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                         La Terraza, LLC
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.730%
MATURITY DATE                                                     June 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          118 / IO
LOCKBOX                                                                    None

UP-FRONT RESERVES
 TAX                                            Yes

ONGOING ANNUAL RESERVES
 TAX                                            Yes
 INSURANCE                                Springing

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $45,000,000
CUT-OFF DATE BALANCE/UNIT                                              $127,841
CUT-OFF DATE LTV                                                          77.6%
MATURITY DATE LTV                                                         77.6%
UW DSCR ON NCF                                                            1.21x
--------------------------------------------------------------------------------

                     [PHOTO OF SAN PALACIO APARTMENT HOMES]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           Chandler, AZ
PROPERTY TYPE                                        Multifamily - Conventional
SIZE (UNITS)                                                                352
OCCUPANCY AS OF JULY 20, 2007                                             93.8%
YEAR BUILT / YEAR RENOVATED                                           2005 / NA
APPRAISED VALUE                                                     $58,000,000
PROPERTY MANAGEMENT                              Mark - Taylor Residential Inc.
UW ECONOMIC OCCUPANCY                                                     95.0%
UW REVENUES                                                          $4,438,253
UW TOTAL EXPENSES                                                    $1,244,524
UW NET OPERATING INCOME (NOI)                                        $3,193,729
UW NET CASH FLOW (NCF)                                               $3,123,329
--------------------------------------------------------------------------------

                                      D-86

--------------------------------------------------------------------------------
                           SAN PALACIO APARTMENT HOMES
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                             UNIT MIX
----------------------------------------------------------------------------------------------------------------------------------
UNIT MIX                           NO. OF UNITS   APPROXIMATE UNIT SIZE (SF)   APPROXIMATE NRA (SF)   % OF NRA      MARKET RENT
----------------------------------------------------------------------------------------------------------------------------------

1 BR/ 1 BA ......................       64                    689                     44,096            13.5%               $850
1 BR/ 1 BA ......................       64                    708                     45,312            13.9                $875
2 BR/ 2 BA ......................       44                  1,001                     44,044            13.5              $1,045
2 BR/ 2 BA ......................       44                  1,020                     44,880            13.7              $1,055
2 BR/ 2 BA ......................       44                  1,019                     44,836            13.7              $1,060
2 BR/ 2 BA ......................       44                  1,038                     45,672            14.0              $1,050
3 BR/ 2 BA ......................       24                  1,190                     28,560             8.7              $1,410
3 BR/ 2 BA ......................       24                  1,209                     29,016             8.9              $1,410
                                       ---                                           -------           -----
 TOTAL/WEIGHTED AVERAGE .........      352                    927                    326,416           100.0%    $ 1,032/$1.11/SF
                                       ===                                           =======           =====
----------------------------------------------------------------------------------------------------------------------------------

                                      D-87

--------------------------------------------------------------------------------
                                  560 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $40,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.1%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                           Jeffrey Gural
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.910%
MATURITY DATE                                                     June 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          118 / IO
LOCKBOX                                                                    None

UP-FRONT RESERVES
  TAX                                           Yes

ONGOING ANNUAL RESERVES
  TAX                                           Yes
  INSURANCE                               Springing

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $40,000,000
CUT-OFF DATE BALANCE/SF                                                    $310
CUT-OFF DATE LTV                                                          41.8%
MATURITY DATE LTV                                                         41.8%
UW DSCR ON NCF*                                                           1.87x
--------------------------------------------------------------------------------

*     The UW NCF, yielding the 1.87x DSC ratio, was based upon the rent that
      Dean & Deluca will begin paying October 1, 2008. Based upon a newly executed lease, Dean & Deluca occupies approximately 10,310 square feet of ground floor retail space at a current base rent of $59.46 per square foot; however, the base rent under the lease increases to $242.48 per square foot as of October 1, 2008. Based upon the current Dean & Deluca rent, the "as-is" DSC ratio for the Mortgage Loan is 1.23x.

                             [PHOTO OF 560 BROADWAY]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                               128,956
OCCUPANCY AS OF MAY 15, 2007                                             100.0%
YEAR BUILT / YEAR RENOVATED                                         1890 / 1985
APPRAISED VALUE                                                     $95,600,000
PROPERTY MANAGEMENT                          Newmark & Company Real Estate Inc.
UW ECONOMIC OCCUPANCY                                                     96.0%
UW REVENUES                                                          $7,187,779
UW TOTAL EXPENSES                                                    $2,615,367
UW NET OPERATING INCOME (NOI)                                        $4,572,411
UW NET CASH FLOW (NCF)*                                              $4,423,986
--------------------------------------------------------------------------------

                                      D-88

--------------------------------------------------------------------------------
                                  560 BROADWAY
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                  TENANT SUMMARY
----------------------------------------------------------------------------------
                                                                          % OF NET
                                            RATINGS        NET RENTABLE   RENTABLE
TENANT                                 FITCH/MOODY'S/S&P     AREA (SF)      AREA
----------------------------------------------------------------------------------

MAJOR TENANTS
Dean & Deluca New York .............       NR/NR/NR           12,560         9.7%
Devachan Salon and Spa, Inc. .......       NR/NR/NR            9,250         7.2
Ann Taylor Retail Inc. .............       NR/NR/NR            7,000         5.4
Zorbit, Inc. .......................       NR/NR/NR            6,100         4.7
The Huffingtonpost.com .............       NR/NR/NR            5,950         4.6
                                                             -------       -----
 TOTAL MAJOR TENANTS ...............                          40,860        31.7%

NON-MAJOR TENANTS ..................                          88,096        68.3
                                                             -------       -----
OCCUPIED TOTAL .....................                         128,956       100.0%

VACANT SPACE .......................                               0         0.0
                                                             -------       -----
PROPERTY TOTAL .....................                         128,956       100.0%
                                                             =======       =====
----------------------------------------------------------------------------------

                                                     ANNUAL          % OF
                                         BASE         BASE       TOTAL ANNUAL         LEASE
TENANT                                 RENT PSF       RENT        BASE RENT         EXPIRATION
--------------------------------------------------------------------------------------------------

MAJOR TENANTS
Dean & Deluca New York .............   $ 204.55    $2,569,167         39.4%     Multiple Spaces(1)
Devachan Salon and Spa, Inc. .......   $  12.20       112,892          1.7      Multiple Spaces(2)
Ann Taylor Retail Inc. .............   $  60.66       424,613          6.5        January 2015
Zorbit, Inc. .......................   $  39.95       243,695          3.7        October 2011
The Huffingtonpost.com .............   $  42.35       252,000          3.9      Multiple Spaces(3)
                                                   ----------        -----
 TOTAL MAJOR TENANTS ...............   $  88.16    $3,602,367         55.2%

NON-MAJOR TENANTS ..................   $  33.20     2,924,347         44.8
                                                   ----------        -----
OCCUPIED TOTAL .....................   $  50.61    $6,526,714        100.0%
                                                   ==========        =====
VACANT SPACE .......................

PROPERTY TOTAL .....................
--------------------------------------------------------------------------------------------------

(1)   Under the terms of multiple leases, approximately 2,250 square feet of office space, at a rental rate of $30.74 per square foot, expire in
      September 2008, and approximately 10,310 square feet of ground floor retail space expire in September 2023. The current rental rate for approximately 10,310 square foot retail space is $59.46 per square foot, with a contractual rent step as of October 1, 2008 to $242.48 per square foot. The base rent per square foot of $204.55 shown above, is equal to the weighted average for the current office rent and the retail rent payable as of October 1, 2008.

(2)   Under the terms of multiple leases, approximately 1,250 square feet expire on a month-to-month basis and approximately 8,000 square feet expire in
      January 2015.

(3)   Under the terms of multiple leases, approximately 2,450 square feet expire in January 2012 and approximately 3,500 square feet expire in May 2014.

------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                                                                                               CUMULATIVE % OF
                 # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF   % OF BASE RENT      BASE RENT
      YEAR         EXPIRING        EXPIRING      EXPIRING     EXPIRING*       SF EXPIRING*       EXPIRING*        EXPIRING*
------------------------------------------------------------------------------------------------------------------------------

     2007             7           $  33.40        18,049        14.0%            14.0%             9.2%              9.2%
     2008             8           $  32.68        15,766        12.2%            26.2%             7.9%             17.1%
     2009             5           $  36.67        10,480         8.1%            34.3%             5.9%             23.0%
     2010             7           $  31.54        24,530        19.0%            53.4%            11.9%             34.9%
     2011             5           $  35.09        13,921        10.8%            64.2%             7.5%             42.4%
     2012             4           $  35.73         8,800         6.8%            71.0%             4.8%             47.2%
     2013             1           $  31.46         1,825         1.4%            72.4%             0.9%             48.1%
     2014             2           $  37.39         6,275         4.9%            77.3%             3.6%             51.6%
     2015             2           $  33.91        15,000        11.6%            88.9%             7.8%             59.4%
     2016             1           $  36.77         4,000         3.1%            92.0%             2.3%             61.7%
     2017             0           $   0.00             0         0.0%            92.0%             0.0%             61.7%
  Thereafter          1           $ 242.48        10,310         8.0%           100.0%            38.3%            100.0%
    Vacant            0                 NA             0         0.0%           100.0%             0.0%            100.0%
------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-89

--------------------------------------------------------------------------------
                          VILLAGE SHOPPES AT CREEKSIDE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $39,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.1%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                           Carlton Cabot
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.720%
MATURITY DATE                                                     July 11, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         119 / 360
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                 Yes
  TI / LC                                $1,125,000
  REPLACEMENT                               $75,000

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                 Yes
  REPLACEMENT                               $21,272
  TI / LC(1)                              Springing

ADDITIONAL FINANCING(2)                                                    None

CUT-OFF DATE BALANCE                                                $39,500,000
CUT-OFF DATE BALANCE/SF                                                    $186
CUT-OFF DATE LTV                                                          77.3%
MATURITY DATE LTV                                                         72.0%
UW DSCR ON NCF                                                            1.26x
--------------------------------------------------------------------------------

(1)   In the event the TI/LC Reserve balance is less than $700,000, the borrower is required to make deposits at an annual rate of $85,088, until $700,000 is achieved.

(2)   Future mezzanine debt, secured by interests in the Master Tenant (as defined in the related Mortgage Loan documents), is permitted, subject to certain conditions including but not limited to: (i) an aggregate debt service coverage ratio of no less than 1.25x, (ii) the aggregate loan-to-value ratio shall not exceed 80.0% and (iii) certain other conditions as specified in the related Mortgage Loan Documents.

                     [PHOTO OF VILLAGE SHOPPES AT CREEKSIDE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                      Lawrenceville, GA
PROPERTY TYPE                                                 Retail - Anchored
SIZE (SF)                                                               212,722
OCCUPANCY AS OF MAY 14, 2007                                              99.2%
YEAR BUILT / YEAR RENOVATED                                           2006 / NA
APPRAISED VALUE                                                     $51,100,000
PROPERTY MANAGEMENT                           Jones Lang Lasalle Americas, Inc.
UW ECONOMIC OCCUPANCY                                                     95.0%
UW REVENUES                                                          $4,650,090
UW TOTAL EXPENSES                                                    $1,110,013
UW NET OPERATING INCOME (NOI)                                        $3,540,077
UW NET CASH FLOW (NCF)                                               $3,480,262
--------------------------------------------------------------------------------

                                      D-90

--------------------------------------------------------------------------------
                          VILLAGE SHOPPES AT CREEKSIDE
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                   RATINGS*                     % OF NET                ANNUAL         % OF
                                    FITCH/       NET RENTABLE   RENTABLE     BASE        BASE      TOTAL ANNUAL       LEASE
TENANT                           MOODY'S/S&P      AREA (SF)       AREA     RENT PSF      RENT       BASE RENT      EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
Gold's Gym ..................      NR/NR/NR         30,000        14.1%    $  7.50    $  225,000        5.9%        July 2017
Staples .....................   BBB+/Baa1/BBB+      20,350         9.6     $ 12.50       254,375        6.7       December 2021
Grand Harbour Import ........      NR/NR/NR         15,000         7.1     $  9.75       146,250        3.9       December 2013
Concentra ...................      NR/NR/NR         10,982         5.2     $  8.24        90,492        2.4         June 2017
Process Institute ...........      NR/NR/NR          9,500         4.5     $ 14.75       140,125        3.7       January 2017
                                                   -------       -----                ----------      -----
 TOTAL MAJOR TENANTS ........                       85,832        40.3%    $  9.98    $  856,242       22.6%

NON-MAJOR TENANTS ...........                      125,090        58.8     $ 23.41     2,928,750       77.4
                                                   -------       -----                ----------      -----
OCCUPIED TOTAL ..............                      210,922        99.2%    $ 17.94    $3,784,992      100.0%
                                                                                      ==========      =====
VACANT SPACE ................                        1,800         0.8
                                                   -------       -----
PROPERTY TOTAL ..............                      212,722       100.0%
                                                   =======       =====
-------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                                                                                               CUMULATIVE % OF
                 # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF   % OF BASE RENT      BASE RENT
      YEAR         EXPIRING        EXPIRING      EXPIRING     EXPIRING*       SF EXPIRING*       EXPIRING*        EXPIRING*
------------------------------------------------------------------------------------------------------------------------------

     2011             1           $ 24.00           1,500        0.7%             0.7%             1.0%              1.0%
     2012            44           $ 22.52         107,499       50.5%            51.2%            64.0%             64.9%
     2013             1           $  9.75          15,000        7.1%            58.3%             3.9%             68.8%
     2014             1           $ 23.00           5,350        2.5%            60.8%             3.3%             72.0%
     2015             0           $  0.00               0        0.0%            60.8%             0.0%             72.0%
     2016             1           $ 30.00           2,400        1.1%            61.9%             1.9%             73.9%
     2017             4           $  9.35          51,682       24.3%            86.2%            12.8%             86.7%
  Thereafter          3           $ 18.30          27,491       12.9%            99.2%            13.3%            100.0%
    Vacant            0                NA           1,800        0.8%           100.0%             0.0%            100.0%
------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-91

--------------------------------------------------------------------------------
                                THE LION BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $33,600,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    0.9%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
                                                      BlackRock Realty and Core
SPONSOR                                                         Plus Properties
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.794%
MATURITY DATE                                                     June 11, 2012
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                            60 / IO
REMAINING TERM / AMORTIZATION                                           58 / IO
LOCKBOX                                                                    None

UP-FRONT RESERVES                              None

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                           Springing

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $33,600,000
CUT-OFF DATE BALANCE/SF                                                    $230
CUT-OFF DATE LTV                                                          54.2%
MATURITY DATE LTV                                                         54.2%
UW DSCR ON NCF                                                            1.31x
--------------------------------------------------------------------------------

                          [PHOTO OF THE LION BUILDING]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                         Washington, DC
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                               146,298
OCCUPANCY AS OF MAY 31, 2007                                              99.8%
YEAR BUILT / YEAR RENOVATED                                         1984 / 2004
APPRAISED VALUE                                                     $62,000,000
PROPERTY MANAGEMENT                                     Core Plus Services, LLC
UW ECONOMIC OCCUPANCY                                                     94.0%
UW REVENUES                                                          $5,393,226
UW TOTAL EXPENSES                                                    $2,340,776
UW NET OPERATING INCOME (NOI)                                        $3,052,450
UW NET CASH FLOW (NCF)                                               $2,553,255
--------------------------------------------------------------------------------

                                      D-92

--------------------------------------------------------------------------------
                                THE LION BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                    TENANT SUMMARY
--------------------------------------------------------------------------------------
                                                                             % OF NET
                                              RATINGS         NET RENTABLE   RENTABLE
TENANT                                   FITCH/MOODY'S/S&P      AREA (SF)      AREA
--------------------------------------------------------------------------------------

MAJOR TENANTS
Bonner Kiernan Trebach ...............        NR/NR/NR            28,697        19.6%
Interface Video Systems, Inc. ........        NR/NR/NR            26,117        17.9
Embassy of the Socialist Republic of
  Vietnam ............................        NR/NR/NR            13,014         8.9
College Entrance Examination .........        NR/NR/NR            12,613         8.6
Rader Fishman & Grauer ...............        NR/NR/NR            11,584         7.9
Center For Individual Rights .........        NR/NR/NR             6,766         4.6
                                                                 -------       -----
 TOTAL MAJOR TENANTS .................                            98,791        67.5%

NON-MAJOR TENANTS ....................                            47,193        32.3
                                                                 -------       -----
OCCUPIED TOTAL .......................                           145,984        99.8%

VACANT SPACE .........................                               314         0.2
                                                                 -------       -----
PROPERTY TOTAL .......................                           146,298       100.0%
                                                                 =======       =====
--------------------------------------------------------------------------------------

                                                                   % OF TOTAL
                                         BASE RENT      ANNUAL     ANNUAL BASE       LEASE
TENANT                                      PSF       BASE RENT       RENT        EXPIRATION
----------------------------------------------------------------------------------------------

MAJOR TENANTS
Bonner Kiernan Trebach ...............    $ 38.43     $1,102,826       22.1%      March 2016
Interface Video Systems, Inc. ........    $ 26.96        704,114       14.1      December 2010
Embassy of the Socialist Republic of
  Vietnam ............................    $ 36.02        468,812        9.4       August 2008
College Entrance Examination .........    $ 38.21        481,925        9.7      October 2013
Rader Fishman & Grauer ...............    $ 36.54        423,276        8.5       August 2008
Center For Individual Rights .........    $ 36.00        243,576        4.9      October 2016
                                                      ----------      -----
 TOTAL MAJOR TENANTS .................    $ 34.66     $3,424,529       68.6%

NON-MAJOR TENANTS ....................    $ 33.22      1,567,978       31.4
                                                      ----------      -----
OCCUPIED TOTAL .......................    $ 34.20     $4,992,508      100.0%
                                                      ==========      =====
VACANT SPACE .........................

PROPERTY TOTAL .......................
-----------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                                                                                               CUMULATIVE % OF
                 # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF   % OF BASE RENT      BASE RENT
      YEAR         EXPIRING        EXPIRING      EXPIRING     EXPIRING*       SF EXPIRING*       EXPIRING*        EXPIRING*
------------------------------------------------------------------------------------------------------------------------------

     2007             4           $ 30.47          5,238         3.6%             3.6%             3.2%              3.2%
     2008             9           $ 35.17         32,466        22.2%            25.8%            22.9%             26.1%
     2009             6           $ 35.23         18,317        12.5%            38.3%            12.9%             39.0%
     2010             9           $ 28.63         37,438        25.6%            63.9%            21.5%             60.5%
     2011             0           $  0.00              0         0.0%            63.9%             0.0%             60.5%
     2012             0           $  0.00              0         0.0%            63.9%             0.0%             60.5%
     2013             2           $ 38.21         12,613         8.6%            72.5%             9.7%             70.1%
     2014             0           $  0.00              0         0.0%            72.5%             0.0%             70.1%
     2015             0           $  0.00              0         0.0%            72.5%             0.0%             70.1%
     2016             6           $ 37.38         39,912        27.3%            99.8%            29.9%            100.0%
     2017             0           $  0.00              0         0.0%            99.8%             0.0%            100.0%
  Thereafter          0           $  0.00              0         0.0%            99.8%             0.0%            100.0%
    Vacant            0                NA            314         0.2%           100.0%             0.0%            100.0%
------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-93

--------------------------------------------------------------------------------
                           HIGH BLUFF RIDGE AT DEL MAR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $32,900,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    0.9%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                                PRISA II
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.510%
MATURITY DATE                                                     July 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          119 / IO
SHADOW RATING (MOODY'S / S&P)*                                           Baa3/A
LOCKBOX                                                                    None

UP-FRONT RESERVES                              None

ONGOING ANNUAL RESERVES
  TAX / INSURANCE                         Springing

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $32,900,000
CUT-OFF DATE BALANCE / SF                                                  $209
CUT-OFF DATE LTV                                                          39.2%
MATURITY DATE LTV                                                         39.2%
UW DSCR ON NCF                                                            2.25x
--------------------------------------------------------------------------------

*     Moody's and S&P have confirmed that the High Bluff Ridge at Del Mar Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

                     [PHOTO OF HIGH BLUFF RIDGE AT DEL MAR]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                          San Diego, CA
PROPERTY TYPE                                                Office -- Suburban
SIZE (SF)                                                               157,567
OCCUPANCY AS OF MAY 23, 2007                                              97.4%
YEAR BUILT / YEAR RENOVATED                                           2005 / NA
APPRAISED VALUE                                                     $83,900,000
PROPERTY MANAGEMENT                      Brandywine Operating Partnership, L.P.
UW ECONOMIC OCCUPANCY                                                     95.0%
UW REVENUES                                                         $ 6,333,522
UW TOTAL EXPENSES                                                   $ 2,033,055
UW NET OPERATING INCOME (NOI)                                       $ 4,300,468
UW NET CASH FLOW (NCF)                                              $ 4,072,412
--------------------------------------------------------------------------------

                                      D-94

--------------------------------------------------------------------------------
                           HIGH BLUFF RIDGE AT DEL MAR
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                                 TENANT SUMMARY
---------------------------------------------------------------------------------
                                            RATINGS*                     % OF NET
                                         FITCH/MOODY'S/   NET RENTABLE   RENTABLE
TENANT                                        S&P          AREA (SF)       AREA
---------------------------------------------------------------------------------

MAJOR TENANTS
Morrison & Foerster ..................      NR/NR/NR         80,005        50.8%
Cadence Pharmaceuticals Inc. .........      NR/NR/NR         23,494        14.9
Bernstein Litowitz Berger ............      NR/NR/NR         21,888        13.9
Domain Associates, LLC ...............      NR/NR/NR          7,962         5.1
Charles Schwab & Co. Inc. ............      A/A2/A--          6,185         3.9
                                                            -------       -----
 TOTAL MAJOR TENANTS .................                      139,534        88.6%

NON-MAJOR TENANTS ....................                       13,893         8.8
                                                            -------       -----
OCCUPIED TOTAL .......................                      153,427        97.4%

VACANT SPACE .........................                        4,140         2.6
                                                            -------       -----
PROPERTY TOTAL .......................                      157,567       100.0%
                                                            =======       =====
---------------------------------------------------------------------------------

                                                                   % OF TOTAL
                                         BASE RENT     ANNUAL      ANNUAL BASE       LEASE
TENANT                                      PSF       BASE RENT       RENT         EXPIRATION
-----------------------------------------------------------------------------------------------

MAJOR TENANTS
Morrison & Foerster ..................    $ 35.40    $2,832,177       47.9%      November 2015
Cadence Pharmaceuticals Inc. .........    $ 43.80     1,029,037       17.4       September 2012
Bernstein Litowitz Berger ............    $ 39.00       853,632       14.4       December 2015
Domain Associates, LLC ...............    $ 42.84       341,092        5.8       December 2015
Charles Schwab & Co. Inc. ............    $ 42.02       259,894        4.4          May 2016
                                                     ----------      -----
 TOTAL MAJOR TENANTS .................    $ 38.10    $5,315,832       89.9%

NON-MAJOR TENANTS ....................    $ 43.15       599,474       10.1
                                                     ----------      -----
OCCUPIED TOTAL .......................    $ 38.55    $5,915,306      100.0%
                                                     ==========      =====
VACANT SPACE .........................

PROPERTY TOTAL .......................
-----------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                                                                                               CUMULATIVE % OF
                 # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF   % OF BASE RENT      BASE RENT
      YEAR         EXPIRING       EXPIRING       EXPIRING     EXPIRING*       SF EXPIRING*       EXPIRING*        EXPIRING*
------------------------------------------------------------------------------------------------------------------------------

     2007             0           $  0.00               0        0.0%             0.0%             0.0%              0.0%
     2008             0           $  0.00               0        0.0%             0.0%             0.0%              0.0%
     2009             3           $ 40.96           7,083        4.5%             4.5%             4.9%              4.9%
     2010             1           $ 46.20           2,441        1.5%             6.0%             1.9%              6.8%
     2011             1           $ 45.00           4,369        2.8%             8.8%             3.3%             10.1%
     2012             1           $ 43.80          23,494       14.9%            23.7%            17.4%             27.5%
     2013             0           $  0.00               0        0.0%            23.7%             0.0%             27.5%
     2014             0           $  0.00               0        0.0%            23.7%             0.0%             27.5%
     2015             3           $ 36.66         109,855       69.7%            93.4%            68.1%             95.6%
     2016             1           $ 42.02           6,185        3.9%            97.4%             4.4%            100.0%
     2017             0           $  0.00               0        0.0%            97.4%             0.0%            100.0%
  Thereafter          0           $  0.00               0        0.0%            97.4%             0.0%            100.0%
    Vacant            0                NA           4,140        2.6%           100.0%             0.0%            100.0%
------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-95

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o     GENERAL. For a detailed presentation of certain characteristics of the
      Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A-1 to the Prospectus Supplement. See Annex A-2
      to the Prospectus Supplement for certain information regarding multifamily
      Mortgaged Properties. See Annex A-3 to the Prospectus Supplement for
      certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the Prospectus
      Supplement for certain information relating to the commercial tenants at the Mortgaged Properties. See Annex A-5 to the Prospectus Supplement for
      certain information relating to cross-collateralized and cross-defaulted
      Mortgage Loans. See Annex A-6 to the Prospectus Supplement for certain information relating to the 9720 & 9730 Cypresswood Drive Mortgage Loan.

------------------------------------------------------------------------------------------------------------------------
                                           SIGNIFICANT SPONSOR CONCENTRATION
------------------------------------------------------------------------------------------------------------------------
                                     # OF                                    % OF CUT-   WEIGHTED   WEIGHTED   WEIGHTED
                                    LOANS/                     AGGREGATE     OFF DATE     AVERAGE   AVERAGE     AVERAGE
                                   MORTGAGED                  CUT-OFF DATE     POOL       CUT-OFF   UW DSCR    MORTGAGE
             SPONSOR              PROPERTIES    LOAN NUMBER     BALANCE       BALANCE    DATE LTV    ON NCF      RATE
------------------------------------------------------------------------------------------------------------------------

Simon Property Group Inc.             3/3        6, 5, 3      $629,294,118     17.5%       79.7%      1.20x      5.862%
George Gellert; Jared Kushner         1/1           1         $285,500,000      7.9%       60.8%      1.46x      6.353%
ING Clarion Partners                 1/46           2         $283,850,000      7.9%       63.8%      2.14x      5.663%
Ashford Hospitality Trust, Inc.       1/3           4         $260,980,000      7.2%       78.5%      1.43x      5.952%
The Moinan Group                      1/1           10        $ 84,000,000      2.3%       71.2%      1.35x      5.670%
Spirit Finance Corporation           1/54           11        $ 75,008,971      2.1%       68.5%      1.57x      6.172%
------------------------------------------------------------------------------------------------------------------------

o     CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS. Six (6) groups of
      Mortgage Loans, representing approximately 3.6% of the Cut-Off Date Pool
      Balance, are cross-collateralized and/or cross-defaulted with one or more
      Mortgage Loans in the Mortgage Pool as indicated in Annex A-5 to the
      Prospectus Supplement. As of the Closing Date, no Mortgage Loan (other than the Co-Lender Loans described on the next page) will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the
      case may be, will determine whether to enforce the cross-default and/or cross-collateralization rights upon a Mortgage Loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other
      Mortgage Loans are subject to cross-collateralization or cross-default provisions.

o     DSC RATIO AND LTV RATIO ADJUSTMENTS. The DSC Ratio at certain of the
      Mortgaged Properties have been adjusted to take into account certain letters of credit, holdbacks and cash escrows retained at origination or to determine the LTV Ratios on an "as-stabilized" basis assuming certain assumptions come to pass. The DSC Ratio of certain Mortgaged Properties have been calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. The table below identifies
      Mortgage Loans where the unaudited adjustments are reflected in the DSC
      Ratio and LTV Ratios, as applicable. See "RISK FACTORS--Risks Relating to
      Net Cash Flow" and "--Inspections and Appraisals May Not Accurately
      Reflect Value or Condition of Mortgaged Property" in the Prospectus
      Supplement.

-----------------------------------------------------------------------------------------------------------------------------------
                                                    ADJUSTED LTV OR DSC RATIOS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    % OF CUT-OFF
                       MORTGAGE LOAN                          # OF LOANS              LOAN NUMBERS               DATE POOL BALANCE
-----------------------------------------------------------------------------------------------------------------------------------

LTV ratio is based on the "as-stabilized" appraised value         9        2, 37, 60, 67, 71, 82, 95, 134, 137           9.9%
Adjustment to LTV ratio based on certain escrows, holdbacks
  or letters of credit                                            3                     7, 65, 87                        4.2%
Adjustment to DSC ratio based on certain escrows, holdbacks
  or letters of credit                                            4                  65, 87, 101, 153                    0.7%
-----------------------------------------------------------------------------------------------------------------------------------

                                      D-96

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o     SUBORDINATE FINANCING

--------------------------------------------------------------------------------------------------------------------------
                                              EXISTING SUBORDINATE FINANCING
--------------------------------------------------------------------------------------------------------------------------
                                                             # OF                                        % OF CUT-OFF DATE
                                                            LOANS              LOAN NUMBERS                 POOL BALANCE
--------------------------------------------------------------------------------------------------------------------------

Secured by Mortgaged Property(1)                              4               7, 42, 47, 162                    4.6%
Mezzanine Debt Secured by Ownership Interests in Borrower     7          1, 8, 22, 27, 28, 55, 131             13.0%
--------------------------------------------------------------------------------------------------------------------------

(1)   Excludes Subordinate Companion Loans shown in the table "Subordinate
      Companion Loans" below.

------------------------------------------------------------------------------------------------------------------------------------
                                                    FUTURE SUBORDINATE FINANCING
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           % OF
                                                            # OF                                                       CUT-OFF DATE
                                                           LOANS                      LOAN NUMBERS                     POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Secured by Ownership Interests in Borrower                  30    1, 2, 3, 5, 6, 7, 8, 11, 12, 14, 17, 25, 26, 28, 36,
Secured by Mortgaged Property                                1            40, 51, 61, 62, 81, 84, 93, 114, 117,
Unsecured Debt                                               4                122, 130, 138, 141, 156, 160                51.2%
Secured by Mortgaged Property and Ownership Interests in                                   82                              0.2%
  Borrower                                                   1                      58, 69, 154, 164                       0.7%

                                                                                            152                            0.1%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                 SUBORDINATE COMPANION LOANS
------------------------------------------------------------------------------------------------------------------------------
                                                                                     CUT-OFF
                                                                                   SUBORDINATE
                                     LOAN     CUT-OFF DATE OF    % CUT-OFF DATE   COMPANION LOAN
           MORTGAGE LOAN            NUMBER   PRINCIPAL BALANCE    POOL BALANCE       BALANCE            PRIMARY SERVICER
------------------------------------------------------------------------------------------------------------------------------

Sawgrass Mills                         3       $265,294,118            7.4%         $30,000,000    Midland Loan Services, L.P.
Central / Eastern Industrial Pool      9         89,000,000            2.5          $19,000,000           Wachovia Bank
The Renaissance                       10         84,000,000            2.3          $ 9,000,000           Wachovia Bank
Nordic Cold Storage Pool              13         55,500,000            1.5          $10,000,000           Wachovia Bank
4929 Wilshire                         20         31,316,000            0.9          $ 4,000,000           Wachovia Bank
Deerwood MHP I                        49         14,413,500            0.4          $ 1,601,500           Wachovia Bank
Deerwood MHP II                       50         14,413,500            0.4          $ 1,601,500           Wachovia Bank
                                               ------------           ----
                                               $553,937,118           15.4%
                                               ============           ====
------------------------------------------------------------------------------------------------------------------------------

See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional
Risks" and "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in the Prospectus
Supplement.

                                      D-97

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                     PARI PASSU LOANS
---------------------------------------------------------------------------------------------------------------------------
                                                                                           CUT-OFF DATE
                                                                                 % OF       PARI PASSU
                              LOAN     CUT-OFF DATE OF        % CUT-OFF       PARI PASSU     COMPANION       CONTROLLING
                             NUMBER   PRINCIPAL BALANCE   DATE POOL BALANCE      DEBT      LOAN BALANCE      TRANSACTION
---------------------------------------------------------------------------------------------------------------------------

666 Fifth Avenue               1        $  285,500,000            7.9%            24%      $929,500,000     GECMC 2007-C1
ING Hospitality Pool           2           283,850,000            7.9             50%      $283,850,000    WBCMT 2007-C32
Sawgrass Mills                 3           265,294,118            7.4             32%      $554,705,882   JPMCC 2007 LDP-12
Potomac Mills                  6           164,000,000            4.6             40%      $246,000,000    LBUBS 2007 C-6
84 Lumber Industrial Pool     11            75,008,971            2.1             50%      $ 75,008,971    WBCMT 2007-C33
                                        --------------           ----
                                        $1,073,653,089           29.8%
                                        ==============           ====
---------------------------------------------------------------------------------------------------------------------------

See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in the Prospectus
Supplement.

--------------------------------------------------------------------------------
                OPEN PERIODS GREATER THAN OR EQUAL TO SIX PERIODS
--------------------------------------------------------------------------------
                             # OF             LOAN               % OF CUT-OFF
                            LOANS            NUMBERS          DATE POOL BALANCE
--------------------------------------------------------------------------------
Open for six periods        4            2, 44, 58, 76                8.9%
Open for seven periods      6        1, 3, 13, 19, 84, 97            18.1
Open for ten periods        2                5, 6                    10.1
Open for twelve periods     1                 164                     0.0
Open for thirteen periods   1                 141                     0.1
                                                                     ----
                                                                     37.2%
                                                                     ====
--------------------------------------------------------------------------------

                                      D-98

ANNEX E

LOAN GROUP 1
SHORT-TERM COLLATERAL SUMMARY

Class	Property Name	Cut-Off Date Balance	Balloon Balance*	Property Type	Weighted Average Remaining Term	Weighted Average Remaining IO Term	Weighted Average Cut-Off Date LTV	Weighted Average DSC Ratio
Class A-1
	Class A-1 Total Balloon Payment		$0
	Class A-1 Amortization		14,392,000
	Total Class A-1 Certificate Balance		$14,392,000
Class A-2
	Loudon Gateway IV	$17,300,000	17,300,000	Office	55	55	73.0%	1.32x
	Rampart Business Plaza and Storage Center	$2,760,000	2,760,000	Mixed Use	56	56	58.1%	1.79x
	ING Hospitality Pool	$283,850,000	283,850,000	Hospitality	58	58	63.8%	2.14x
	The Lion Building	$33,600,000	33,600,000	Office	58	58	54.2%	1.31x
	Marguerite Plaza	$9,400,000	9,400,000	Retail	58	58	73.4%	1.28x
	Westward Shores	$6,989,351	6,616,439	Mobile Home Park	58	0	54.4%	1.27x
	Extra Space Storage Pico Rivera II	$4,000,000	4,000,000	Self Storage	58	58	72.2%	1.38x
	Cameron Court Plaza	$15,800,000	15,454,957	Office	59	35	69.9%	1.13x
	246 Fifth Avenue	$14,500,000	14,500,000	Office	59	59	72.5%	1.06x
	Fulton At Boundary Shopping Center	$1,250,000	1,250,000	Retail	59	59	40.2%	2.14x
	Class A-2 Total Balloon Payment		$388,731,395		58	56	64.0%	1.90x
	Class A-2 Amortization		3,340,605
	Total Class A-2 Certificate Balance		$392,072,000
Class A-3
	Exchange Building	$62,500,000	$62,500,000	Office	81	81	77.5%	1.32x
	Sawgrass Mills	$265,294,118	265,294,118	Retail	83	83	80.0%	1.20x

	Class A-3 Total Balloon Payment		$327,794,118		83	83	79.5%	1.22x
	Class A-3 Amortization		882
	Total Class A-3 Certificate Balance		$327,795,000
Class A-PB
	Strategic Resource Company Headquarters Building	$6,050,000	$5,752,558	Office	63	11	75.6%	1.18x
	Class A-PB Total Balloon Payment		$5,752,558
	Class A-PB Amortization		61,888,442
	Total Class A-PB Certificate Balance		$67,641,000

*	The information presented above is intended to depict the assumed effect of the repayment of certain Mortgage Loans on certain classes of the Certificates. As of the Cut-Off Date, the balloon balances, total balloon payments and remaining class amortization were calculated assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ in the Prospectus Supplement.

E-1

ANNEX F

CLASS A-PB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Date	Balance ($)
0	22-Aug-07	67,641,000.00
1	15-Sep-07	67,641,000.00
2	15-Oct-07	67,641,000.00
3	15-Nov-07	67,641,000.00
4	15-Dec-07	67,641,000.00
5	15-Jan-08	67,641,000.00
6	15-Feb-08	67,641,000.00
7	15-Mar-08	67,641,000.00
8	15-Apr-08	67,641,000.00
9	15-May-08	67,641,000.00
10	15-Jun-08	67,641,000.00
11	15-Jul-08	67,641,000.00
12	15-Aug-08	67,641,000.00
13	15-Sep-08	67,641,000.00
14	15-Oct-08	67,641,000.00
15	15-Nov-08	67,641,000.00
16	15-Dec-08	67,641,000.00
17	15-Jan-09	67,641,000.00
18	15-Feb-09	67,641,000.00
19	15-Mar-09	67,641,000.00
20	15-Apr-09	67,641,000.00
21	15-May-09	67,641,000.00
22	15-Jun-09	67,641,000.00
23	15-Jul-09	67,641,000.00
24	15-Aug-09	67,641,000.00
25	15-Sep-09	67,641,000.00
26	15-Oct-09	67,641,000.00
27	15-Nov-09	67,641,000.00
28	15-Dec-09	67,641,000.00
29	15-Jan-10	67,641,000.00
30	15-Feb-10	67,641,000.00
31	15-Mar-10	67,641,000.00
32	15-Apr-10	67,641,000.00
33	15-May-10	67,641,000.00
34	15-Jun-10	67,641,000.00
35	15-Jul-10	67,641,000.00
36	15-Aug-10	67,641,000.00
37	15-Sep-10	67,641,000.00
38	15-Oct-10	67,641,000.00
39	15-Nov-10	67,641,000.00
40	15-Dec-10	67,641,000.00
41	15-Jan-11	67,641,000.00
42	15-Feb-11	67,641,000.00
43	15-Mar-11	67,641,000.00
44	15-Apr-11	67,641,000.00
45	15-May-11	67,641,000.00
46	15-Jun-11	67,641,000.00
47	15-Jul-11	67,641,000.00
48	15-Aug-11	67,641,000.00
49	15-Sep-11	67,641,000.00
50	15-Oct-11	67,641,000.00
51	15-Nov-11	67,641,000.00
52	15-Dec-11	67,641,000.00
53	15-Jan-12	67,641,000.00
54	15-Feb-12	67,641,000.00
55	15-Mar-12	67,641,000.00
56	15-Apr-12	67,641,000.00
57	15-May-12	67,641,000.00
58	15-Jun-12	67,641,000.00
59	15-Jul-12	67,640,465.03
60	15-Aug-12	66,744,404.75
61	15-Sep-12	65,831,683.68
62	15-Oct-12	64,751,971.55
63	15-Nov-12	58,076,266.47
64	15-Dec-12	56,993,483.46
65	15-Jan-13	56,065,875.07
66	15-Feb-13	55,133,414.64
67	15-Mar-13	53,715,049.17
68	15-Apr-13	52,770,294.24
69	15-May-13	51,656,847.44
70	15-Jun-13	50,698,137.04
71	15-Jul-13	49,574,201.24
72	15-Aug-13	48,604,598.28
73	15-Sep-13	47,629,923.71
74	15-Oct-13	46,490,456.19
75	15-Nov-13	45,504,723.99
76	15-Dec-13	44,354,498.40
77	15-Jan-14	43,357,594.23
78	15-Feb-14	42,355,475.34
79	15-Mar-14	40,871,692.03
80	15-Apr-14	39,856,572.01
81	15-May-14	38,677,754.83
82	15-Jun-14	37,651,158.94
83	15-Jul-14	36,462,059.17
84	15-Aug-14	35,423,868.76
85	15-Sep-14	34,380,247.23
86	15-Oct-14	33,173,700.65
87	15-Nov-14	32,118,308.51
88	15-Dec-14	30,900,310.18
89	15-Jan-15	29,833,025.71
90	15-Feb-15	28,760,157.61
91	15-Mar-15	27,212,116.85
92	15-Apr-15	26,125,539.93
93	15-May-15	24,877,201.72
94	15-Jun-15	23,778,409.95
95	15-Jul-15	22,518,187.80
96	15-Aug-15	21,391,300.89
97	15-Sep-15	20,258,523.45
98	15-Oct-15	18,961,973.82
99	15-Nov-15	17,816,498.70
100	15-Dec-15	16,507,595.42
101	15-Jan-16	15,349,291.40
102	15-Feb-16	14,184,932.28
103	15-Mar-16	12,700,826.89
104	15-Apr-16	11,522,625.17
105	15-May-16	10,181,882.05
106	15-Jun-16	8,990,513.22
107	15-Jul-16	7,636,959.74
108	15-Aug-16	6,432,287.72
109	15-Sep-16	5,221,317.70
110	15-Oct-16	3,848,694.07
111	15-Nov-16	2,624,218.27
112	15-Dec-16	1,238,454.79
113	15-Jan-17	333.63
114	15-Feb-17	0.00

F-1

PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wachovia Commercial Mortgage Securities, Inc.

Depositor

Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption ‘‘RISK FACTORS’’ on page 14 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

October 19, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

Some capitalized terms used in this prospectus are defined under the caption ‘‘Index of Principal Definitions’’ beginning on page 134 in this prospectus.

In this prospectus, the terms ‘‘depositor’’, ‘‘we’’, ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

The depositor filed a registration statement (the ‘‘Registration Statement’’) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

•	mortgage assets;

•	certificate accounts;

•	forms of credit support;

•	cash flow agreements; and

•	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

•	multifamily and commercial mortgage loans, including participations therein;

•	commercial mortgage-backed securities, including participations therein;

•	direct obligations of the United States or other government agencies; and

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

•	residential properties consisting of five or more rental or cooperatively owned dwelling units;

•	shopping centers;

•	retail buildings or centers;

•	hotels, motels and other hospitality properties;

•	office buildings;

•	nursing homes, assisted living facilities and similar properties;

•	hospitals or other health-care related facilities;

•	industrial properties;

•	owner-occupied commercial properties;

•	warehouse, mini-warehouse, cold storage, or self-storage facilities;

•	recreational vehicle and mobile home parks;

•	manufactured housing communities;

•	parking lots;

•	commercial properties occupied by one or more tenants;

•	entertainment or sports arenas;

•	restaurants;

•	marinas;

•	mixed use properties;

•	movie theaters;

•	amusement and theme parks;

•	destination resorts, golf courses and similar properties;

•	educational centers;

•	casinos;

•	bank branches; and

•	unimproved land,

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

•	is fixed over its term;

•	adjusts from time to time;

•	is partially fixed and partially floating;

•	is floating based on one or more formulae or indices;

•	may be converted from a floating to a fixed interest rate;

•	may be converted from a fixed to a floating interest rate; or

•	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

•	scheduled payments to maturity;

•	payments that adjust from time to time;

•	negative amortization or accelerated amortization;

•	full amortization or require a balloon payment due on its stated maturity date;

•	prohibitions on prepayment;

•	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

•	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

•	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

•	all mortgage loans will have original terms to maturity of not more than 40 years;

•	all mortgage loans will have individual principal balances at origination of not less than $100,000;

•	all mortgage loans will have been originated by persons other than the depositor; and

•	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Certificate Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

•	subordination of one or more classes of certificates;

•	over collateralization;

•	letters of credit;

•	insurance policies;

•	bonds;

•	repurchase obligations;

•	guarantees;

•	reserve funds; and/or

•	a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

•	guaranteed investment contracts;

•	interest rate swap or exchange contracts;

•	interest rate cap or floor agreements;

•	currency exchange agreements; and/or

•	yield supplement agreements.

Pre-Funding Account; Capitalized Interest Account	A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

•	provide for the accrual of interest thereon based on fixed, variable or floating rates;

•	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

•	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

•	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	‘‘regular interests’’ or ‘‘residual interests’’ in a trust fund treated as a ‘‘real estate mortgage investment conduit’’ under the Internal Revenue Code of 1986, as amended;

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

•	any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use ‘‘plan assets’’ of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment	The accompanying prospectus supplement will specify whether the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘Legal Investment’’ herein.

Rating	At the date of issuance, as to each series, each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under ‘‘RISK FACTORS’’, summarize the material risks relating to your certificates.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

•	a secondary market for your certificates may not develop;

•	interest rate fluctuations;

•	the absence of redemption rights; and

•	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

•	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

•	then-current interest rates being charged on similar mortgage loans; and

•	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

•	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

•	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed	Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•	there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

•	certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

•	the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans will be made;

•	the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

•	the likelihood of early optional termination of the related trust fund;

•	the possibility that prepayments on the related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

•	the possibility that an investor that purchases an offered certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Book-Entry Registration	Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable	A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

•	economic conditions generally and in the area of the project;

•	the age, quality, functionality and design of the project;

•	the degree to which the project competes with other projects in the area;

•	changes or continued weakness in specific industry segments;

•	increases in operating costs;

•	the willingness and ability of the owner to provide capable property management and maintenance;

•	the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	the location of a mortgaged property;

•	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

•	an increase in vacancy rates;

•	perceptions regarding the safety, convenience and attractiveness of such properties;

•	vulnerability to litigation by tenants and patrons; and

•	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	the property’s ‘‘operating leverage’’ (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

•	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	The mortgage loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See ‘‘—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflict in Iraq and elsewhere may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending	Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

•	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

•	in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties	Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

•	construction of additional housing units;

•	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

•	the location of the property (for example, a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities that the property provides;

•	the property’s reputation;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

•	the presence of competing properties;

•	state or local regulations;

•	adverse local or national economic conditions;

•	local military base closings;

•	developments at local colleges and universities;

•	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

•	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•	the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

The multifamily projects market is characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage Loans Secured by Retail Properties	Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement. Significant factors determining the value of retail properties are:

•	the quality of the tenants; and

•	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

•	catalogue retailers;

•	home shopping networks;

•	the internet;

•	telemarketing; and

•	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Hospitality Properties	Hospitality properties are affected by various factors, including:

•	location;

•	quality;

•	management ability;

•	amenities;

•	franchise affiliation (or lack thereof);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

•	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See ‘‘—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ above.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Special Risks of Mortgage Loans Secured by Office Properties	Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

•	the quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location; and

•	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property’s:

•	age;

•	condition;

•	design (e.g., floor sizes and layout);

•	access to transportation; and

•	ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities	Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	Mortgage loans secured by warehouse and storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ‘‘—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

•	Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

•	Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

•	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

•	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of health care-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government ‘‘fraud and abuse’’ laws also apply to health care-related facilities. ‘‘Fraud and abuse’’ laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create ‘‘safe harbors’’ under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

•	the number of competing facilities in the local market;

•	the facility’s age and appearance;

•	the reputation and management of the facility;

•	the types of services the facility provides; and

•	where applicable, the quality of care and the cost of that care.

The inability of a health care-related mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties	Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

•	operating the property;

•	providing building services;

•	responding to changes in the local market; and

•	planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses	From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

•	its ability to fully refinance the loan; or

•	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the value of the related mortgaged property;

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition and operating history of the borrower and the related mortgaged property;

•	tax laws;

•	rent control laws (with respect to certain residential properties);

•	Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	If and to the extent specified in the accompanying prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the Mortgage May Be Limited by Law	Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered ‘‘delinquent’’ if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus supplement, and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition —Environmental Assessments’’ in this prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in this prospectus and ‘‘RISK FACTORS—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

One Action Jurisdiction May Limit the Ability of the Special Servicer to Foreclose on a Mortgaged Property	Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

We Have Not Reunderwritten Any of the Mortgage Loans	We have not reunderwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Representations and Warranties; Repurchases and Substitutions’’ in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates— Taxation of Owners of REMIC Regular Certificates’’ and ‘‘—Taxation of Owners of REMIC Residual Certificates’’ in this prospectus.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

•	war;

•	terrorism;

•	revolution;

•	governmental actions;

•	floods, and other water-related causes;

•	earth movement (including earthquakes, landslides and mud flows);

•	wet or dry rot;

•	vermin;

•	domestic animals;

•	sink holes or similarly occurring soil conditions; and

•	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either—

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in this prospectus.

Bankruptcy Proceedings Entail Certain Risks	Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use	Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be ‘‘legal non conforming’’ uses. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non conforming’’ use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the mortgagee as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the mortgagee is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the mortgagee’s ability to collect the rents may be adversely affected. See ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES—Leases and Rents’’ in this prospectus.

Inspections of the Mortgaged Properties Were Limited	The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns	From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘—Mortgage Loans—Leases’’, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.    The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower’s leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.    To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Leases and Rents’’ in this prospectus. Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include ‘‘bond-type’’ or ‘‘credit-type’’ leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A ‘‘bond-type’’ lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A ‘‘credit-type’’ lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the accompanying prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the accompanying prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the accompanying prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluc tuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the accompanying prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See ‘‘—Leases’’ above.

While the duration of leases and the existence of any ‘‘net of expense’’ provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘RISK FACTORS—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans’’ and ‘‘—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service

Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the accompanying prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements’’ above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See ‘‘RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates’’ and ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See ‘‘RISK FACTORS—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment’’ in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See ‘‘RISK FACTORS—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Servicing Compensation and Payment of Expenses’’ in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or (ii) taking advantage of the initial ‘‘teaser rate’’ (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.

The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, ‘‘call risk,’’ and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, ‘‘extension risk’’, that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.    Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.    In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently dis tributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. As specifically set forth in the accompanying prospectus supplement, ‘‘excess funds’’ generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, may be a sponsor. Wachovia is a national bank and acquires and originates mortgage loans for public and private securitizations. Wachovia may also act as a mortgage loan seller and may act as the servicer and/or the provider of any cashflow agreements with respect to the offered certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC and of the depositor. Wachovia is a wholly owned subsidiary of Wachovia Corporation, whose principal offices are located in Charlotte, North Carolina. Wachovia is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of Wachovia Corporation, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by Wachovia Corporation, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Wachovia Shareholder Services—NC1153, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28262-8522.

THE DEPOSITOR

Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. As provided in the accompanying prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the accompanying prospectus supplement, at the location specified in the accompanying prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See ‘‘RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ and ‘‘—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other per son required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under ‘‘YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments’’, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the certificate balance of that class. See ‘‘RISK FACTORS—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ and ‘‘YIELD CONSIDERATIONS’’ in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under ‘‘—General’’ above. To that extent, the descriptions set forth under ‘‘—Distributions of Interest on the Certificates’’ and ‘‘—Distributions of Principal of the Certificates’’ above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)    the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

(ii)    the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

(iii)    the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

(iv)    the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)    the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

(vi)    the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)    the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

(viii)    with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)    with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)    the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

(xi)    the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

(xii)    the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

(xiii)    the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

(xiv)    if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Amendment’’ in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Events of Default’’, ‘‘—Rights upon Event of Default’’ and ‘‘—Resignation and Removal of the Trustee’’ in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’), and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (‘‘Clearstream’’) or Euroclear Bank S.A./N.V., as operator (the ‘‘Euroclear Operator’’) of the Euroclear System (the ‘‘Euroclear System’’) (in Europe) if they are participants of such respective system (‘‘Participants’’), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the ‘‘Depositaries’’) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settle ment processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer and the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the

Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term ‘‘certificate’’ refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the accompanying prospectus supplement.

Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

General.    The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

(i)    all payments on account of principal, including principal prepayments, on the mortgage loans;

(ii)    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)    all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus;

(v)    any advances made as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ in this prospectus;

(vi)    any amounts paid under any cash flow agreement, as described under ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’ in this prospectus;

(vii)    all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under ‘‘—Assignment of Mortgage Assets; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’ above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under ‘‘—Realization upon Defaulted Mortgage Loans’’ below; and all liquidation proceeds resulting from any mortgage asset purchased as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus;

(viii)    any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under ‘‘—Servicing Compensation and Payment of Expenses’’ below;

(ix)    to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under ‘‘—Hazard Insurance Policies’’ below;

(xi)    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(xii)    any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

(i)    to make distributions to the certificateholders on each distribution date;

(ii)    to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)    to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)    to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)    if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below;

(vii)    to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Master Servicer and the Depositor’’ below;

(viii)    if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Trustee’’ below;

(x)    to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in this prospectus;

(xiii)    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)    to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)    to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)    to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)    to clear and terminate the certificate account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.    The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.    A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See ‘‘—Certificate Account’’ above and ‘‘—Servicing Compensation and Payment of Expenses’’ below.

Special Servicers.    If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)    either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See ‘‘YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments’’ in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)    a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)    a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)    the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)    a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions and maintain a minimum consolidated net worth, including its direct or indirect parents, of $15,000,000.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See ‘‘RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates’’ in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB. See ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Enhancement Provider’’ in the accompanying prospectus supplement.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that dis tributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ in this prospectus. For purposes of the following discussion, ‘‘mortgage loan’’ includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as ‘‘mortgages’’ in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See ‘‘—Environmental Considerations’’ below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See ‘‘—Bankruptcy Laws’’ below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by ‘‘blanket mortgages’’ on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See ‘‘—Foreclosure—Cooperative Loans’’ below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or an ‘‘optional’’ advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption.’’ The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.    A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

Cross-Collateralization.    Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a foreclosure sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate. This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See ‘‘—Leases and Rents’’ above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.    Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien.’’

CERCLA.    The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (‘‘CERCLA’’), imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator,’’ however, is a lender that, ‘‘without participating in the management’’ of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (‘‘RCRA’’), if they are deemed to be the ‘‘owners’’ or ‘‘operators’’ of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the ‘‘Lender Liability Act’’) seeks to clarify the actions a lender may take without incurring liability as an ‘‘owner’’ or ‘‘operator’’ of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute ‘‘participation in management.’’ However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on ‘‘owners or operators’’ but do not incorporate the secured creditor exemption.

Certain Other State Laws.    Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization upon Defaulted Mortgage Loans’’ in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the ‘‘Garn Act’’), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that ‘‘due-on-sale’’ clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the ‘‘Relief Act’’), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the ‘‘ADA’’), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Federal Income Tax Consequences for REMIC Certificates

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See ‘‘STATE AND OTHER TAX CONSEQUENCES’’ in this prospectus. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit (‘‘REMIC’’) under sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The accompanying prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in each REMIC. For purposes of this tax discussion, references to a ‘‘certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the accompanying prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’ in this prospectus.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the ‘‘OID Regulations’’), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the ‘‘REMIC Regulations’’). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of ‘‘regular interests’’ (‘‘REMIC Regular Certificates’’) or ‘‘residual interests’’ (‘‘REMIC Residual Certificates’’) under the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates.    In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be ‘‘qualified mortgages’’ within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The accompanying prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

For purposes of determining whether the REMIC Certificates are ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, ‘‘loans secured by an interest in real property’’ under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with ‘‘original issue discount’’ within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than ‘‘qualified stated interest.’’ ‘‘Qualified stated interest’’ includes interest payable unconditionally at least annually at a single fixed rate, at a ‘‘qualified floating rate,’’ or at an ‘‘objective rate,’’ or a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’ or one ‘‘qualified inverse floating rates,’’ or a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered ‘‘qualified stated interest’’. However, unless disclosed otherwise in the accompanying prospectus supplement, the trust fund intends to treat stated interest as ‘‘qualified stated interest’’ for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as ‘‘qualified stated interest’’ under the Code.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the accompanying prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the ‘‘IRS’’).

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each ‘‘accrual period,’’ that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its ‘‘adjusted issue price,’’ in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

Market Discount.    A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘—Premium’’ below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount’’ above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

•	on the basis of a constant yield method;

•	in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

•	in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See ‘‘—Market Discount’’ above. The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

Realized Losses.    Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder’s certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be ‘‘events which have occurred before the close of the accrued period’’ that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

Sales of REMIC Regular Certificates.    If a REMIC Regular Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the ‘‘applicable Federal rate’’ determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described under ‘‘—Market Discount’’ and ‘‘—Premium’’ above.

REMIC Regular Certificates will be ‘‘evidences of indebtedness’’ within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer’s return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Foreign Investors in REMIC Regular Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the accompanying prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, ‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

•	an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

•	a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

•	to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a ‘‘United States shareholder’’ within the meaning of section 951(b) of the Code.

If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

Taxation of Owners of REMIC Residual Certificates

General.    As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless the accompanying prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions,’’ residual interests without ‘‘significant value’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders’ after-tax rate of return.

On May 11, 2004 the Treasury Department published final Treasury regulations (the ‘‘Inducement Fee Regulations’’) under sections 446(b), 860C, and 863(a) of the Code relating to the proper method of accounting for, and source of income from, fees (‘‘inducement fees’’) received by taxpayers to induce the acquisition of ‘‘noneconomic’’ REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the ‘‘General Rule’’) which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate ‘‘over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest.’’

Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual Certificates constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

Under one safe harbor method of accounting set forth in the Inducement Fee Regulations (the ‘‘Book Method’’), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

Under the second safe harbor accounting method (the ‘‘Modified REMIC Regulatory Method’’), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC’s remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the accompanying prospectus supplement will be determined in the manner described under ‘‘—Taxation of Owners of REMIC Regular Certificates— Original Issue Discount’’ above. If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC’s interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC’s basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described under ‘‘—Taxation of Owners of REMIC Regular Certificate—Original Issue Discount’’ above, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders’ initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ‘‘—Sales of REMIC Residual Certificates’’ below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see ‘‘—General’’ above.

Excess Inclusions.    Any ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

•	the sum of the ‘‘daily accruals’’ for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization; and

•	will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, ‘‘—Foreign Investors in REMIC Residual Certificates’’ below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual

Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Noneconomic REMIC Residual Certificates.    Under the REMIC regulations, transfers of ‘‘noneconomic’’ REMIC Residual Certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax’’. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such ‘‘noneconomic’’ REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the ‘‘applicable Federal rate’’ on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer. Either:

(a)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)    the present value of any consideration given the transferee to acquire the interest;

(ii)    the present value of the expected future distributions on the interest; and

(iii)    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(b)    the following requirements are satisfied:

(i)    the transferee is a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)    the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)    the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Residual Certificates’’ below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain ‘‘pass-through entity,’’ an amount equal to these fees and expenses will be added to the certificateholder’s gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual’s adjusted gross income over such amount; and

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a ‘‘pass-through entity,’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder’s gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

Sales of REMIC Residual Certificates.    If a REMIC Residual Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under ‘‘—Basis Rules, Net Losses and Distributions’’ above. In addition to reporting the taxable income of the REMIC, a REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a ‘‘conversion transaction’’ as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a REMIC Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a ‘‘disqualified organization,’’ a tax would be imposed in an amount equal to the product of:

•	the present value discounted using the ‘‘applicable Federal rate’’ of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a ‘‘pass-through entity’’ includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder’s social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

For these purposes, a ‘‘disqualified organization’’ generally means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

•	any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

•	any organization described in section 1381(a)(2)(C) of the Code.

For these purposes, a ‘‘pass-through entity’’ means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

Foreign Investors in REMIC Residual Certificates.    The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee’s income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

(1)    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2)    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the REMIC Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The accompanying prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions’’. In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan;

•	the receipt of income from a source other than a mortgage loan or certain other permitted investments;

•	the receipt of compensation for services; or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize ‘‘net income from foreclosure property’’ subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, ‘‘net income from foreclosure property’’ or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person’s obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the ‘‘wash sale’’ rules of section 1091 of the Code.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the ‘‘tax matters person’’ with respect to the REMIC in all respects.

As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the accompanying prospectus supplement.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the ‘‘backup withholding tax’’ at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

General

Classification of Grantor Trust Funds.    With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a ‘‘grantor trust fractional interest certificate.’’ A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a ‘‘grantor trust strip certificate.’’ A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates.    Except as discussed in the accompanying prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

•	assets described in section 7701(a)(19)(C) of the Code;

•	‘‘obligation[s] which...[are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Code; and

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code.

In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.    Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer’s deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions’’ above.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the ‘‘stripped bond’’ rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain ‘‘safe harbors.’’ The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the ‘‘safe harbors’’ and, accordingly, may not constitute reasonable servicing compensation. The accompanying prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding ‘‘safe harbor’’ rules apply.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with ‘‘original issue discount’’ within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See ‘‘—Market Discount’’ below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report ‘‘qualified stated interest’’ from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder’s method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than ‘‘qualified stated interest,’’ and the certificate’s share of reasonable servicing and other expenses. See ‘‘—If Stripped Bond Rules Do Not Apply’’ below for a definition of ‘‘qualified stated interest.’’ In general, the amount of such income that accrues in any month would equal the product of such holder’s adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see ‘‘—Sales of Grantor Trust Certificates’’ below) and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder’s share of any reasonable servicing fees and other expenses.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in ‘‘—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount.’’

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder’s normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than ‘‘qualified stated interest.’’ ‘‘Qualified stated interest’’ generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a ‘‘qualified floating rate’’ or at an ‘‘objective rate.’’ In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any ‘‘points’’ paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

In the case of mortgage loans bearing adjustable or variable interest rates, the accompanying prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the accompanying prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate’s daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate’s allocable portion of the aggregate ‘‘adjusted issue prices’’ of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See ‘‘—Grantor Trust Reporting’’ below.

Market Discount.    If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a ‘‘market discount.’’ If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium’’ above. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—If Stripped Bond Rules Do Not Apply’’ above. Further, under the rules described in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The ‘‘stripped coupon’’ rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described in ‘‘—If Stripped Bond Rules Apply’’ above, no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ‘‘—Possible Application of Contingent Payment Rules’’ below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder’s adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ‘‘—If Stripped Bond Rules Apply’’ above.

As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

Possible Application of Contingent Payment Rules.    The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer’s return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    As may be provided in the accompanying prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee’s or servicer’s information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which established a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and placed the responsibility of reporting on the person in the ownership chain who holds an interest for the beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee, and (iii) a broker holding an interest for a customer in street name. The Trustee will calculate and provide information to the IRS and to requesting persons with respect to the Trust Fund in accordance with these new regulations beginning with the 2007 calendar year. The Trustee, or applicable middleman, will file information returns with the IRS and will provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Foreign Investors in REMIC Regular Certificates’’ above applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the accompanying prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder’s trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as ‘‘Plans’’), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (‘‘Parties-in-Interest’’) who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations.    A Plan’s investment in offered certificates may cause the trust assets to be deemed ‘‘plan assets’’ of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the ‘‘DOL’’) and Section 3(42) of ERISA provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (defined generally as employee benefit plans subject to Part 4 of the Title I of ERISA, plans to which Code Section 4975 applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not ‘‘significant.’’ For this purpose, in general, equity participation in a trust fund will be ‘‘significant’’ on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan ‘‘fiduciary’’ with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

Wachovia Corporation (‘‘Wachovia’’) has received from the DOL an individual prohibited transaction exemption (the ‘‘Exemption’’), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, ‘‘ERISA CONSIDERATIONS’’, the term ‘‘underwriter’’ includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See ‘‘METHOD OF DISTRIBUTION’’ in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (‘‘Standard & Poor’s’’), Moody’s Investors Service, Inc. (‘‘Moody’s’’), or Fitch, Inc. (‘‘Fitch’’).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The ‘‘Restricted Group’’ consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor’s, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a ‘‘Party in Interest’’ under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a ‘‘Pooling and Servicing Agreement’’ as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the ‘‘Class Exemption’’), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor’s, Moody’s, or Fitch. In addition to the foregoing

Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). Generally, the only classes of offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the ‘‘OCC’’) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (the ‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The Office of Thrift Supervision (the ‘‘OTS’’) has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities’’ and Thrift Bulletin 73a (December 18, 2001) ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

This prospectus and any prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affili ate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

INDEX OF PRINCIPAL DEFINITIONS

‘‘Accrual Certificates’’ means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

‘‘Accrued Certificate Interest’’ means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions of Interest on the Certificates’’ in this prospectus.

‘‘Available Distribution Amount’’ means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

‘‘Cut-Off Date’’ means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

‘‘Debt Service Coverage Ratio’’ means, with respect to a mortgage loan at any given time and as more fully set forth in the accompanying prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

‘‘DTC’’ means The Depository Trust Company.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Farmer Mac’’ or ‘‘FAMC’’ means the Federal Agricultural Mortgage Corporation.

‘‘Loan-to-Value Ratio’’ means, as more fully set forth in the accompanying prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

‘‘Net Operating Income’’ means, as more fully set forth in the accompanying prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

‘‘REMIC’’ means a ‘‘real estate mortgage investment conduit’’ under the Code.

‘‘REMIC Certificate’’ means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

‘‘REO Property’’ means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Standard Prepayment Assumption’’ or ‘‘SPA’’ means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

‘‘Stripped Interest Certificates’’ means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

‘‘Stripped Principal Certificates’’ means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

The file ‘‘WBCMT 2007-C33 Prospectus Supplement Annexes A1-6.xls’’, which is a Microsoft Excel*, Version 5.0 spreadsheet, provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in the Prospectus Supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the ‘‘WBCMT 2007-C33 Prospectus Supplement Annexes A1-6.xls’’ file. Also included on the CD-ROM is an electronic copy of Annex B.

To open the file, insert the CD-ROM into your CD-ROM drive. Copy the file ‘‘WBCMT 2007-C33 Prospectus Supplement Annexes A1-6.xls’’ to your hard drive or network drive. Open the file ‘‘WBCMT 2007-C33 Prospectus Supplement Annexes A1-6.xls’’ as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled ‘‘Disclaimer’’, ‘‘A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties’’ or ‘‘A-2 Certain Information Regarding Multifamily Mortgaged Properties’’ or ‘‘A-3 Reserve Account Information’’ or ‘‘A-4 Commercial Tenant Schedule’’ or ‘‘A-5 Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed and Portfolios)’’ or ‘‘A-6 Debt Service Payment Schedule for the 9720 & 9730 Cypresswood Drive Loan’’, respectively.

*	Microsoft Excel is a registered trademark of Microsoft Corporation.

Until November 8, 2007, all dealers that effect transactions in the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Supplement

Summary of Prospectus Supplement	S-7
Overview of the Certificates	S-8
The Parties	S-10
Important Dates and Periods	S-16
The Certificates	S-17
The Mortgage Loans	S-39
Risk Factors	S-55
Description of the Mortgage Pool	S-88
Servicing of the Mortgage Loans	S-156
Description of the Certificates	S-188
Yield and Maturity Considerations	S-224
Material Federal Income Tax Consequences	S-236
Use of Proceeds	S-238
ERISA Considerations	S-238
Legal Investment	S-241
Method of Distribution	S-241
Certain Relationships Among Parties	S-241
Legal Matters	S-243
Ratings	S-244
Index of Defined Terms	S-246
Prospectus
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
WHERE YOU CAN FIND MORE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	14
DESCRIPTION OF THE TRUST FUNDS	50
YIELD CONSIDERATIONS	56
THE SPONSOR	61
THE DEPOSITOR	61
USE OF PROCEEDS	61
DESCRIPTION OF THE CERTIFICATES	62
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	70
DESCRIPTION OF CREDIT SUPPORT	84
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	86
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	101
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	127
LEGAL INVESTMENT	130
METHOD OF DISTRIBUTION	132
LEGAL MATTERS	133
FINANCIAL INFORMATION	133
RATINGS	133
INDEX OF PRINCIPAL DEFINITIONS	134

$3,300,446,000
(Approximate)
(Offered Certificates)

Wachovia Commercial
Mortgage Securities, Inc.
(Depositor)

Wachovia Bank Commercial
Mortgage Trust

Commercial Mortgage
Pass-Through
Certificates Series 2007-C33

PROSPECTUS SUPPLEMENT

Wachovia Securities

Barclays Capital

August 10, 2007

$3,300,446,000 (Approximate)
Wachovia Bank Commercial Mortgage Trust
Commercial Mortgage Pass-Through Certificates Series 2007-C33